As filed with the Securities and Exchange Commission on April 24, 2026

Registration No. 333-294283

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Rhinebeck Bancorp, Inc. and

Rhinebeck Bank 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	83-2117268
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2 Jefferson Plaza

Poughkeepsie, New York 12601

(845) 454-8555
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Matthew J. Smith

President and Chief Executive Officer

Two Jefferson Plaza

Poughkeepsie, New York 12601

(845) 454-8555
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott A. Brown Elizabeth A. Cook Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Daniel C. McKay II Jennifer Durham King Vedder Price P.C. 222 North LaSalle Street Chicago, IL 60601 (312) 609-7500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

RHINEBECK BANK 401(k) PLAN

Offering of Participation Interests in up to 3,298,199 Shares of

Rhinebeck Bancorp, Inc. Common Stock

Rhinebeck Bancorp, Inc., a Maryland corporation that we refer to as “Rhinebeck Bancorp” throughout this prospectus supplement, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Rhinebeck Bancorp, MHC, a New York mutual holding company, from the mutual holding company structure to a fully public stock holding company structure. The shares being offered represent the ownership interest of Rhinebeck Bancorp, MHC in Rhinebeck Bancorp. Rhinebeck Bancorp’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “RBKB.” Upon the completion of the conversion and stock offering, we expect the shares of Rhinebeck Bancorp common stock will continue to trade on the Nasdaq Capital Market under the symbol “RBKB.”

In connection with the offering, Rhinebeck Bank, the wholly owned subsidiary of Rhinebeck Bancorp, is allowing participants in the Rhinebeck Bank 401(k) Plan, as adopted by Rhinebeck Bank (the “401(k) Plan”), to invest a portion of their account balances in Rhinebeck Bancorp common stock. This prospectus supplement relates to the elections by 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their account balances in the 401(k) Plan in Rhinebeck Bancorp common stock at the time of the offering. Based upon the value of the 401(k) Plan assets as of December 31, 2025, the trustee of the 401(k) Plan could purchase up to 3,298,199 shares of Rhinebeck Bancorp common stock at the purchase price of $10.00 per share.

Before you consider investing, you should read the prospectus of Rhinebeck Bancorp, dated ___________, which accompanies this prospectus supplement. It contains detailed information regarding the stock offering of Rhinebeck Bancorp common stock and the financial condition, results of operations and business of Rhinebeck Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 17 of the accompanying prospectus and “Notice of Your Rights Concerning Employer Securities” in this prospectus supplement.

The interests in the 401(k) Plan and the offering of the shares of Rhinebeck Bancorp common stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services, the Securities and Exchange Commission, the Federal Deposit Insurance Corporation nor any other federal or state securities regulator. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus supplement may be used only in connection with offers and sales by Rhinebeck Bancorp of participation interests in shares of Rhinebeck Bancorp common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to re-offer or resell participation interests or shares of Rhinebeck Bancorp common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Rhinebeck Bancorp, Rhinebeck Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Rhinebeck Bancorp common stock or participation interests representing an ownership interest in Rhinebeck Bancorp common stock shall under any circumstances imply that there has been no change in the affairs of Rhinebeck Bancorp, Rhinebeck Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is ___________.

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page 17 of the attached prospectus, you should also consider the following:

If you elect to purchase Rhinebeck Bancorp common stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase Rhinebeck Bancorp common stock using your 401(k) Plan account balance, the 401(k) Plan trustee will sell the designated amount within your 401(k) Plan account among your investment fund balances (other than the existing Rhinebeck Bancorp, Inc. Stock Fund). If the stock offering is oversubscribed (i.e., there are more orders for Rhinebeck Bancorp common stock than shares available for sale in the stock offering), and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase Rhinebeck Bancorp common stock, the funds that cannot be invested in Rhinebeck Bancorp common stock, and any interest earned on such funds, will be reinvested in your existing investment funds of the 401(k) Plan (other than the existing Rhinebeck Bancorp, Inc. Stock Fund), according to your then existing investment election (i.e., in proportion to your investment direction for future contributions). During the period from when the 401(k) Plan trustee sells a percentage of each of your investment funds until reinvestment of some or all of those funds back into your investment funds as a result of an oversubscription, you will bear the risk of price changes in the investment funds. It is possible that during this period some or all of the investment funds may have increased in value more than the amount of any interest you may have earned on the reinvested funds before reinvestment. See “The Offering – Purchases in the Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered	Rhinebeck Bank is offering participants in the 401(k) Plan the opportunity to purchase participation interests in shares of common stock of Rhinebeck Bancorp through the 401(k) Plan. A “participant interest” represents your indirect ownership of a share of Rhinebeck Bancorp common stock and is equivalent to one share of Rhinebeck Bancorp common stock. At the stock offering purchase price of $10.00 per share and allowing participants to use all or a portion of their account balances, the 401(k) Plan may acquire up to 3,298,199 shares of Rhinebeck Bancorp common stock in the stock offering, based on the approximate fair market value of the 401(k) Plan’s assets as of December 31, 2025.

Only employees of Rhinebeck Bank may become participants in the 401(k) Plan and only participants may purchase shares of Rhinebeck Bancorp common stock through the 401(k) Plan. Your investment in shares of Rhinebeck Bancorp common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information with regard to the consolidated financial condition, results of operations and business of Rhinebeck Bancorp and Rhinebeck Bank is contained in the accompanying prospectus. The address of the corporate office of Rhinebeck Bancorp and Rhinebeck Bank is 2 Jefferson Plaza, Poughkeepsie, New York 12601. The telephone number at this address is (845) 454-8555.

Any questions about purchasing Rhinebeck Bancorp stock in the offering through the 401(k) Plan or about this prospectus supplement should be addressed to Jeanine Borko, Senior Vice President, Human Resources, Rhinebeck Bank, 2 Jefferson Plaza, Poughkeepsie, New York, 12601, telephone number: (845) 790-1561; email: jborko@RhinebeckBank.com.

Direct all questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the stock offering outside the 401(k) Plan to the Stock Information Center at (___) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed on weekends and bank holidays.

Election to Purchase Rhinebeck Bancorp, Inc. Common Stock	In connection with the stock offering, you may elect to designate all or a portion of your 401(k) Plan account balance percent (reduced by the amount of any participant loans you have outstanding) to a money market fund called “Stock Purchase Fund,” which will be used to purchase common stock of Rhinebeck Bancorp issued in the stock offering at $10 per share. In making this determination, you should carefully consider the information set forth on page S-__ of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.” The trustee of the Rhinebeck Bancorp, Inc. Stock Fund will purchase common stock of Rhinebeck Bancorp at $10.00 per share to be held as stock in accordance with your directions. However, your elections are subject to the purchase priorities and purchase limitations, as described below.

Purchase Priorities	All 401(k) Plan participants are eligible to elect to subscribe for Rhinebeck Bancorp common stock in the stock offering. However, such directions are subject to the purchase priorities and purchase limitations in the Plan of Conversion and Reorganization of Rhinebeck Bancorp, MHC, which provides for a subscription offering and a community offering, as described below.

In the offering, the purchase priorities are as follows and apply in the case more shares are ordered than are available for sale (an “oversubscription”):

Subscription offering:

(1)       First, to depositors at Rhinebeck Bank with aggregate balances of at least $100 or more at the close of business on December 31, 2024.

(2)       Second, to the tax-qualified plans of Rhinebeck Bank, including the employee stock ownership plan and the 401(k) Plan.

(3)       Third, to depositors of Rhinebeck Bank with aggregate balances of at least $100 or more on deposit at the close of business on _______________.

(4)       Fourth, to depositors of Rhinebeck Bank with aggregate balances of at least $100 at the close of business on ____________.

If there are shares remaining after all of the orders in the subscription offering have been filled, shares will be offered in a community offering with a preference to natural persons (including trusts of natural persons) residing in the New York counties of Albany, Dutchess, Orange and Ulster, and then to Rhinebeck Bancorp’s public stockholders at the close of business on ______________.

If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase Rhinebeck Bancorp common stock in the subscription offering in the highest category and you may use funds in the 401(k) Plan to pay for the Rhinebeck Bancorp common stock.

If you fall into purchase priority (1), (3), or (4), you will separately receive offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside of the 401(k) Plan, you must complete and submit the original Stock Order Form and payment, before the Subscription Offering deadline.

In addition to, or instead of, placing an order outside of the 401(k) Plan through a Stock Order Form, as a 401(k) Plan participant, you may place an order for the purchase of Rhinebeck Bancorp common stock through the 401(k) Plan in the manner described below under “The Offering — How to Order Stock in the Offering.”

Purchases in the Offering and Oversubscriptions	The trustee of the 401(k) Plan will purchase Rhinebeck Bancorp common stock in accordance with your election. Once you make your election, the amount that you elect to transfer from your existing investment options (other than the amount invested in the existing Rhinebeck Bancorp, Inc. Stock Fund) for the purchase of Rhinebeck Bancorp common stock in connection with the stock offering will be removed from your existing investment options (other than the amount invested in the existing Rhinebeck Bancorp, Inc. Stock Fund) and transferred to the Stock Purchase Fund, which will be invested in a money market fund during the stock offering period, pending the formal closing of the stock offering, several weeks later. Following the formal closing of the stock offering, your purchased shares of Rhinebeck Bancorp common stock in the stock offering will be reflected in the new Rhinebeck Bancorp, Inc. Stock Fund, which will also then include converted shares of common stock of Rhinebeck Bancorp currently held in the existing Rhinebeck Bancorp, Inc. Stock Fund. Your ownership interest in the new Rhinebeck Bancorp, Inc. Stock Fund will initially be based on the number of shares of Rhinebeck Bancorp common stock that you purchased through the 401(k) Plan in the stock offering, plus the converted shares of common stock of Rhinebeck Bancorp from the existing Rhinebeck Bancorp, Inc. Stock Fund.

After the end of the stock offering period, we will determine whether all or any portion of your order may be filled (based on your purchase priority as described above and whether the stock offering is oversubscribed). The amount that can be used toward your order will be applied to the purchase of participation interests and will be denominated in shares of Rhinebeck Bancorp common stock in the 401(k) Plan.

If the stock offering is oversubscribed (i.e., there are more orders for Rhinebeck Bancorp common stock than shares available for sale in the stock offering), and the trustee of the 401(k) Plan is unable to use the full amount allocated by you to purchase shares of Rhinebeck Bancorp common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be transferred from the Stock Purchase Fund and reinvested in the existing investment funds of the 401(k) Plan (other than the existing Rhinebeck Bancorp, Inc. Stock Fund) in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription.

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Composition of Rhinebeck Bancorp, Inc. Stock Fund	At the conclusion of the offering, once the eligible assets in the Stock Purchase Fund have been used to purchase Rhinebeck Bancorp common stock, the shares of Rhinebeck Bancorp common stock will be transferred to the 401(k) Plan and held in the Rhinebeck Bancorp, Inc. Stock Fund. The Rhinebeck Bancorp, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by 401(k) Plan participants in the stock offering through the 401(k) Plan. The Rhinebeck Bancorp, Inc. Stock Fund will consist solely of shares of Rhinebeck Bancorp common stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price).

Your interests in the Rhinebeck Bancorp, Inc. Stock Fund will be referred to as participation interests and will be denominated in shares of Rhinebeck Bancorp common stock.

Following the closing of the stock offering, each day the aggregate value of the Rhinebeck Bancorp, Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of shares held in the fund by all participants as of the previous day’s end. The change in share value reflects the day’s change in Rhinebeck Bancorp common stock price, and the value of each participation interest should be the same as one share of Rhinebeck Bancorp common stock.

Investment in Rhinebeck Bancorp common stock involves risks common to investment in shares of common stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the enclosed prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The portion of your 401(k) Plan account invested in the Rhinebeck Bancorp, Inc. Stock Fund will be reported to you on your regular 401(k) Plan participant statements. You can also go online at any time to www.principal.com or call (800) 547-7754 (toll-free) to review your account balances.

Value of the 401(k) Plan Assets	As of December 31, 2025, the market value of the assets of the 401(k) Plan attributable to active and former employees of Rhinebeck Bank was approximately $32,981,983.96. The 401(k) Plan administrator informed each participant of the value of his or her account balance under the 401(k) Plan as of December 31, 2025, however participants can also go online and look at their account balances at any time.

Election to Purchase Stock in the Offering	If you wish to use your account balance in the 401(k) Plan (reduced by any participant loans you have outstanding) to purchase Rhinebeck Bancorp common stock issued in the offering, you can follow the steps below on this page S-4 under “The Offering — How to Order Stock in the Offering.” In making this determination, you should carefully consider the information set forth on page S-17 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.”

How to Order Stock in the Offering	You can elect to transfer all or a portion of your current 401(k) Plan account balance (reduced by the value of any participant loans you have outstanding) to the Stock Purchase Fund by following the procedures described below. Please note the following conditions concerning this election:

•	Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

•	Your election, plus any order you placed outside the 401(k) Plan, is subject to an individual maximum purchase limitation of 60,000 shares (which equates to $600,000) or 120,000 shares ($1,200,000) if you purchase in concert with an associate or a group of persons acting in concert (as more fully described in the prospectus).

•	The election period for 401(k) Plan purchases (the “Plan Purchase Period”) closes at 2:00 p.m., Eastern time, ____________ __, 2026.

•	Your election to purchase Rhinebeck Bancorp common stock in the offering through the 401(k) Plan will be accepted by Principal Financial Group, the third-party plan administrator. After your election is accepted by Principal Financial Group, it will be rounded down to the closest dollar amount divisible by $10.00 and will be used by the trustee to purchase shares of Rhinebeck Bancorp common stock in the stock offering. The difference will remain in the Stock Purchase Fund until the offering closes and the shares are acquired by the 401(k) Plan.

•	At the formal close of the stock offering, which will occur several weeks later, the shares purchased in the Stock Purchase Fund based on your election will be transferred to the Rhinebeck Bancorp, Inc. Stock Fund and any remaining funds from your account will be transferred out of the Stock Purchase Fund for investment in the other funds under the 401(k) Plan, based on your election currently on file for future contributions.

•	Following the completion of the stock offering, your purchased shares of Rhinebeck Bancorp common stock will be reflected in your 401(k) Plan account through the Rhinebeck Bancorp, Inc., Stock Fund.

Follow these steps to elect to use all or part of your account balance in the 401(k) Plan to purchase shares in the stock offering:

•	Go to www.principal.com and click Log in. Enter your Username and Password. If you haven’t established your Username and Password, click Create an Account and follow the prompts.

•	On your Personal Summary Page, choose the line for the Rhinebeck Bank 401(k) Plan and click on “View Details” for your 401(k) Plan account.

•	When you reach “Your Account Overview,” click on “Investments” across the top navigation of the screen, and then click on “Change Investments.”

•	When you reach the “Change Investments” screen, click on the box titled Build your own investment mix. Then select the option to Apply changes to my current account balance only and click Continue.

•	Click on “Advanced Transfer Options” and choose “Dollars”. Then enter the amount you would like to transfer in dollars, “From” each investment. When you have completed transferring “From” each investment, choose “Continue.”

•	Enter the dollars you will be transferring into the Stock Purchase Fund. The Stock Purchase Fund is a money market investment that will hold the funds until the stock offering is concluded. All of the funds that you transferred “From” other investments must be transferred to another investment.

•	When you have completed the “To” portion of the transaction, click “Continue.” You will be taken to a confirmation page. Please review your transaction for accuracy. If you need to make changes, click on Back to make changes. If the information is correct, click on the box, “Submit Request” to authorize Principal Financial Group to process the request. You will receive a communication in your Message Center confirming your transaction.

•	After you complete your online election, you must also complete the Stock Information Form and return it to Jeanine Borko, Senior Vice President, Human Resources, Rhinebeck Bank, 2 Jefferson Plaza, Poughkeepsie, New York, 12601 by hand delivery, or by e-mail to jborko@RhinebeckBank.com, no later than 2:00 p.m., Eastern time, on ________________, 2026.

Order Deadline	You must make your election online at www.principal.com and return your Stock Information Form to Jeanine Borko, Senior Vice President, Human Resources, by hand delivery or by e-mail to jborko@RhinebeckBank.com; no later than 2:00 p.m., Eastern time, on ________________, 2026.

IF YOU FAIL TO BOTH MAKE YOUR ONLINE STOCK PURCHASE ELECTION AND RETURN YOUR 401(K) PLAN STOCK INFORMATION FORM BY 2:00 P.M. EASTERN TIME ON ____________________, 2026, YOUR ELECTION WILL NOT BE PROCESSED AND YOUR ORDER WILL BE VOID.

Irrevocability of Transfer Direction	You may not revoke your election to transfer all or a portion of your account to the Stock Purchase Fund once it has made. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of Rhinebeck Bancorp common stock in the offering among all of the other investment funds on a daily basis.

Future Direction to Purchase and Sell Rhinebeck Bancorp Common Stock	You will be able to purchase Rhinebeck Bancorp common stock after the completion of the stock offering through the 401(k) Plan by vesting your future contributions through the Rhinebeck Bancorp, Inc. Stock Fund, provided that no more than 25% of your future contribution (both employer and employee) may be invested in the Rhinebeck Bancorp, Inc. Stock Fund. Additionally, after the completion of the stock offering, you will be able to transfer no more than 50% of your account balance to the Rhinebeck Bancorp, Inc. Stock Fund. If the portion of your account balance invested in the Rhinebeck Bancorp, Inc. Stock Fund exceeds 50% after the completion of the stock offering, you will not be able to invest or contribute add funds into the Rhinebeck Bancorp, Inc. Stock Fund until the percentage invested falls below 50%.

After the completion of the stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of Rhinebeck Bancorp common stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. In addition, a brokerage commission of $0.05 per share of stock purchased will be charged.

After the completion of the stock offering, you will have the opportunity to direct the 401(k) Plan trustee to sell any shares that you purchased in the stock offering. Special restrictions may apply to transfers directed to and from the Rhinebeck Bancorp, Inc. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Rhinebeck Bancorp.

Voting Rights of Common Stock	You may direct the 401(k) Plan trustee as to how to vote your shares of Rhinebeck Bancorp common stock held in the Rhinebeck Bancorp, Inc. Stock Fund. If the trustee does not receive your voting instructions, the trustee will be directed by Rhinebeck to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Rhinebeck Bancorp common stock held by the 401(k) Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(k) PLAN

Introduction

Rhinebeck Bank originally adopted the 401(k) Plan in 2018. The 401(k) Plan was last restated effective April 1, 1993. The 401(k) Plan is a single-employer tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Rhinebeck Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Rhinebeck Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator c/o Rhinebeck Bank, Attn: Rhinebeck Bank, Senior Vice President, Human Resources, 2 Jefferson Plaza, Poughkeepsie, New York, 12601, telephone number: (845) 790-1561. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

Rhinebeck Bank employees generally become eligible to enter the 401(k) Plan on the first day of the first payroll period after both attaining age 21 and completing 90 days of service; provided, however, that the following classes of employees are not eligible to participant in the 401(k) Plan: (i) an employee who is included in a unit of employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining; (ii) any leased employee; (iii) an independent contractor who is later determined by the Internal Revenue Service to be an employee; and (iv) an employee who is employed as Summer Tellers, Summer UB’s and interns.

Once an eligible employee has satisfied the eligibility conditions, the employee will become a participant and will be eligible to make employee salary deferrals, including after-tax Roth 401(k) deferrals, and to receive employer matching contributions. A participant must have one year of service to be eligible for the employer matching contributions. An eligible employee may also roll over contributions from another eligible plan.

As of December 31, 2025, there were approximately 243 active and former employees with account balances in the 401(k) Plan.

Contributions under the 401(k) Plan

Pre-Tax Elective Deferrals. 401(k) Plan participants are permitted to defer on a pre-tax basis up to 100% of their Plan Compensation (defined below), subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on their behalf. Pre-tax deferrals are subject to certain limitations imposed by the Code, and for 2026, the elective deferral limit is $24,500, however, if a 401(k) Plan participant becomes age 50 during the plan year, he or she may defer an additional amount as a “catch-up” contribution (“catch up contributions” are discussed further below). For 2026, the limit on catch-up contributions is $8,000. Participants who are ages 60 to 63 by the end of the calendar year can contribute up to $11,250 rather than the standard $8,000 catch-up limit. For employees with $150,000 or more in Social Security wages, “catch-up” contributions must be made as Roth contribution. The limit on the regular elective deferral and “catch-up” contribution are subject to change on an annual basis. The “Plan Compensation” means the participant’s annual compensation based on the participant’s wages reported on Form W-2, including any pre-tax deferrals, for the applicable year, provided that the amount taken into account under the 401(k) Plan for each participant is limited by the Code, and for 2026 the limit is $360,000 (this limit may change on an annual basis). Canceling or changing the contribution percentage can be accomplished either over the telephone or over the internet at any time.

The 401(k) Plan includes an automatic salary deferral feature. If a 401(k) Plan participant meets the eligibility requirements but does not make a deferral election, 6% of the participant’s Plan Compensation will be automatically deferred as a pre-tax deferral. The automatic deferral amount will increase on May 1 each year by 1% of Plan Compensation up to a maximum of 10% of Plan Compensation unless you designate otherwise under a salary deferral election. 401(k) Plan participants can complete a salary deferral agreement to elect an alternate deferral amount or to elect not to make elective deferrals to the 401(k) Plan.

Roth Elective Deferrals. 401(k) Plan participants may elect to designate all or a portion of their deferrals as Roth elective deferrals. Roth elective deferrals do not reduce total taxable income or current taxes. Because taxes are paid on Roth elective deferrals when they are made, these contributions will not be taxed later when received as a benefit and distributed as a qualified distribution. A distribution will be a qualified distribution if (i) the distribution is made on or after attaining age 59 1⁄2, on or after the date of death, or as a result of becoming disabled as defined by the Code; or (ii) the distribution is made after the end of the 5-taxable-year period beginning with the first taxable year in which the Roth elective deferral contribution is made to the 401(k) Plan.

Catch-up Contributions. If a participant has made the maximum amount of elective deferrals allowed by the 401(k) Plan or other legal limits and has attained at least age 50 (or will reach age 50 prior to the end of the tax year, which is December 31), that participant is also eligible to make an additional catch-up contribution. In 2025, the maximum catch-up contribution is generally $8,000, provided, that participants ages 60 to 63 as of the end of the year are eligible to make a maximum catch-up contribution of $11,250. A participant may authorize Rhinebeck Bank to withhold a specified dollar amount of your Plan Compensation for this purpose.

Matching Contributions. Rhinebeck Bank makes the following contributions: (1) a safe harbor non-elective contribution equal to 3% of each participant’s eligible compensation and (2) a matching contribution equal to 50% of the amount of the participant’s elective deferrals made during the payroll period that do not exceed 6% of the participant’s eligible compensation for the payroll period.

Profit Sharing Contributions. Rhinebeck Bank may, in its discretion, make profit sharing contributions to the accounts of eligible participants from time to time on a nondiscriminatory basis. The amount of any profit-sharing contributions, if made, will be determined in the sole discretion of Rhinebeck Bank.

Rollover Contributions. The 401(k) Plan may accept a rollover contribution from another tax-qualified plan or eligible individual retirement account made on behalf of an eligible employee. Any rollover contributions will be held in a rollover account for a participant. A participant will be 100% vested in his or her rollover contributions.

Limitations on Contributions

Contribution Limits. For the tax year beginning January 1, 2026, the amount of a participant’s elective deferrals may not exceed $24,500 per calendar year (not including “catch-up” contributions). Contributions in excess of this limit are known as excess deferrals. If a participant defers amounts in excess of this limitation, his or her gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by the participant in the tax year in which the contribution is made.

The total amount of contributions that a participant makes, and any contribution Rhinebeck Bank makes to the participant’s account (combined with the amounts allocated to the participants account in the Rhinebeck Bank Employee Stock Ownership Plan) in one year is limited to the lesser of 100% of the participant’s Plan Compensation or $72,000 (for 2026), not including catch-up contributions.

Rollovers. Participants may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which the participant will have a nonforfeitable vested interest.

Benefits under the 401(k) Plan

Vesting. At all times, 401(k) Plan participants have a fully vested, nonforfeitable interest in their elective deferrals, including Roth elective deferrals, catch-up contributions, if any, and rollover contributions.

Employer profit sharing and matching contributions allocated to participants’ accounts will vest, ratably, based on the following years of service:

Vesting Schedule
Profit Sharing Contributions and Matching Contributions

Period of Service	Vested Percentage
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years or more	100%

A participant will become 100% vested in his or her employer contributions made to the 401(k) Plan upon the earlier of: (1) attainment of the normal retirement age (the older of age 65 or your age on the date five years after the participant’s earliest entry date into the 401(k) Plan); (2) attainment of the early retirement date (age 60 with 5 years of service); (3) disability; or (4) death.

Distribution at Termination of Employment. 401(k) Plan participants will be entitled to receive a distribution of the vested amounts in their account when their employment terminates for any reason. The 401(k) Plan will make involuntary cash-out distributions of vested account balances in accordance with the 401(k) Plan. If the participant is not a 5% or more owner of his or her employer, the required benefit commencement date is the April 1st following the close of the year in which the later occurs: the participant attains age 73 or terminates employment.

Distribution after Death of Participant. In the event of death, the value of the participant’s entire account will be payable to the participant’s beneficiary in accordance with the 401(k) Plan.

Form of Distribution. A participant’s benefit under the 401(k) Plan will be paid in a lump sum.

The 401(k) Plan allows participants to obtain loans from their accounts.

Investment of Contributions and Account Balances

All amounts credited to a participant’s accounts under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”), which is administered by the trustee of the 401(k) Plan. Before the effective date of the stock offering, participants were provided the opportunity to direct the investments of their accounts into one or more of the investment options described below:

Investment Fund	Asset Class/Investment Fund Type
DFA US Large Cap Value I Fund	Large U.S. Equity
Vanguard 500 Index Admiral Fund	Large U.S. Equity
Vanguard Growth Index Admiral Fund	Large U.S. Equity
Vanguard Selected Value Investor Fund	Small/Mid U.S. Equity
Eaton Vance Atlanta Capital SMID Cap R6 Fund	Small/Mid U.S. Equity
MidCap S&P 400 Index Separate Account-Z	Small/Mid U.S. Equity
Allspring Special Small Cap Value R6 Fund	Small/Mid U.S. Equity
SmallCap S&P 600 Index Separate Account-Z	Small/Mid U.S. Equity
Janus Henderson Triton N Fund	Small/Mid U.S. Equity
Cohen & Steers Real Estate Securities Z Fund	Small/Mid U.S. Equity
American Funds New World R6 Fund	Global/International Equity
DFA International Value I Fund	Global/International Equity
DFA International Core Equity 2 I Fund	Global/International Equity
Fidelity Advisor International Growth Z Fund	Global/International Equity
Principal LifeTime Hybrid Income CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2015 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2020 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2025 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2030 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2035 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2040 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2045 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2050 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2055 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2060 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2065 CIT Z	Balanced/Asset Allocation
Principal LifeTime Hybrid 2070 CIT Z	Balanced/Asset Allocation
PIMCO Income Institutional Fund	Fixed Income
American Funds American High-Income Trust R6 Fund	Fixed Income
John Hancock Bond R6 Fund	Fixed Income
Victory Government Securities R6 Fund	Fixed Income
Rhinebeck Bancorp Common Stock	Employer Security
Principal Fixed Income Guaranteed Option	Short-Term Fixed Income

Performance History

The following table provides performance data with respect to the investment funds in the 401(k) Plan:

	Average Annual Total Return (as of December 31, 2025)
Investment Option Name	1-Year	3-Year	5-Year	10-Year	Incept Date
DFA US Large Cap Value I Fund	16.36%	13.51%	12.03%	10.64%	2/1993
Vanguard 500 Index Admiral Fund	17.83%	22.96%	14.38%	14.78%	11/2000
Vanguard Growth Index Admiral Fund	19.43%	32.48%	14.62%	17.44%	11/2000
Vanguard Selected Value Investor Fund	10.98%	14.24%	12.01%	10.43%	2/1996
Eaton Vance Atlanta Capital SMID Cap R6 Fund	(5.58)%	6.99%	6.45%	10.43%	7/2014
MidCap S&P 400 Index Separate Account-Z	7.44%	12.49%	9.05%	10.64%	8/1999
Allspring Special Small Cap Value R6 Fund	(2.70)%	7.44%	6.59%	8.44%	10/2014
SmallCap S&P 600 Index Separate Account-Z	6.11%	10.19%	7.22%	9.75%	8/1999
Janus Henderson Triton N Fund	9.80%	11.68%	2.68%	9.70%	5/2012
Cohen & Steers Real Estate Securities Z Fund	4.41%	8.08%	5.78%	6.74%	10/2014
American Funds New World R6 Fund	28.60%	16.90%	5.62%	9.92%	5/2009
DFA International Value I Fund	45.21%	22.27%	15.93%	10.33%	2/1994
DFA International Core Equity 2 I Fund	36.15%	18.49%	10.38%	9.12%	9/2005
Fidelity Advisor International Growth Z Fund	18.06%	14.49%	5.93%	8.84%	8/2013
Principal LifeTime Hybrid Income CIT Z	11.33%	9.82%	3.85%	5.00%	7/2009
Principal LifeTime Hybrid 2015 CIT Z	11.32%	9.98%	4.39%	6.14%	7/2009
Principal LifeTime Hybrid 2020 CIT Z	12.17%	10.92%	5.09%	6.92%	7/2009
Principal LifeTime Hybrid 2025 CIT Z	13.18%	11.92%	5.82%	7.68%	7/2009
Principal LifeTime Hybrid 2030 CIT Z	14.47%	13.30%	6.55%	8.39%	7/2009
Principal LifeTime Hybrid 2035 CIT Z	15.67%	14.62%	7.47%	9.14%	7/2009
Principal LifeTime Hybrid 2040 CIT Z	17.27%	16.34%	8.55%	9.89%	7/2009
Principal LifeTime Hybrid 2045 CIT Z	18.56%	17.61%	9.38%	10.45%	7/2009
Principal LifeTime Hybrid 2050 CIT Z	19.64%	18.60%	10.01%	10.91%	7/2009
Principal LifeTime Hybrid 2055 CIT Z	19.92%	18.70%	10.18%	11.04%	7/2009
Principal LifeTime Hybrid 2060 CIT Z	19.87%	18.67%	10.24%	11.12%	1/2014
Principal LifeTime Hybrid 2065 CIT Z	19.89%	18.66%	10.27%	—	1/2018
Principal LifeTime Hybrid 2070 CIT Z	19.74%	—	—	—	6/2023
PIMCO Income Institutional Fund	11.04%	8.57%	3.89%	5.09%	3/2007
American Funds American High-Income Trust R6 Fund	8.65%	10.32%	5.88%	7.04%	5/2009
John Hancock Bond R6 Fund	7.77%	5.61%	0.15%	2.92%	8/2011
Victory Government Securities R6 Fund	7.48%	4.72%	0.98%	1.97%	12/2016
Rhinebeck Bancorp Common Stock	24.30%	9.68%	7.05%	—	11/2018

Description of the Investment Funds

Investors should carefully consider a mutual fund’s investment objectives, risks, charges, and expenses before investing. A prospectus, or summary prospectus if available, containing this and other information can be obtained by contacting the 401(k) Plan administrator. Read the prospectus carefully before investing.

The following is a description of each of the funds:

DFA US Large Cap Value I Fund. The investment seeks long-term capital appreciation. The fund is a Feeder Portfolio and pursues its objective by investing substantially all of its assets in its corresponding master fund, the U.S. Large Cap Value Series (the "U.S. Large Cap Value Series") of the DFA Investment Trust Company (the "Trust"), which has the same investment objective and policies as the U.S. Large Cap Value Portfolio. As a non-fundamental policy, under normal circumstances, the U.S. Large Cap Value Series will invest at least 80% of its net assets in securities of large cap U.S. companies.

Vanguard 500 Index Admiral Fund. The investment seeks to track the performance of the Standard & Poor's 500 Index that measures the investment return of large-capitalization stocks. The fund employs an indexing investment approach designed to track the performance of the Standard & Poor's 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index. The fund is non-diversified.

Vanguard Growth Index Admiral Fund. The investment seeks to track the performance of the CRSP US Large Cap Growth Index that measures the investment return of large-capitalization growth stocks. The fund employs an indexing investment approach designed to track the performance of the index, a broadly diversified index predominantly made up of growth stocks of large U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Vanguard Selected Value Investor Fund. The investment seeks long-term capital appreciation and income. The fund invests mainly in the stocks of mid-size U.S. companies, choosing stocks considered by an advisor to be undervalued. Undervalued stocks are generally those that are out of favor with investors and are trading at prices that the advisor believes are below average in relation to measures such as earnings and book value. These stocks often have above-average dividend yields. It uses multiple investment advisors.

Eaton Vance Atlanta Capital SMID Cap R6 Fund. The investment seeks long-term capital growth. Under normal circumstances, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in small- to mid-cap stocks (the "80% Policy"). The portfolio managers generally consider small- to mid-cap companies to be those companies having market capitalizations within the range of companies comprising the Russell 2500(TM) Index.

MidCap S&P 400 Index Separate Account. The investment option normally invests the majority of assets in common stocks of companies that compose the S&P MidCap 400 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P MidCap 400 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P MidCap 400 Index.

Allspring Special Small Cap Value R6 Fund. The investment seeks long-term capital appreciation. Under normal circumstances, the fund invests: at least 80% of the fund's net assets in equity securities of small-capitalization companies. It invests principally in equity securities of small-capitalization companies, which the managers define as companies with market capitalizations within the range of the Russell 2000(R) Index at the time of purchase.

SmallCap S&P 600 Index Separate Account. The investment seeks long-term growth of capital and normally invests the majority of assets in common stocks of companies that compose the S&P SmallCap 600 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 600 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 600 Index.

Janus Henderson Triton N Fund. The investment seeks long-term growth of capital. The fund pursues its investment objective by investing at least 50% of its equity assets in small- and medium-sized companies. It may also invest in larger companies with strong growth potential. Small- and medium-sized companies are defined by the portfolio managers as those companies whose market capitalization falls within the range of companies in the Russell 2500(R) Growth Index at the time of initial purchase. The fund may also invest in foreign securities, which may include investments in emerging markets.

Cohen & Steers Real Estate Securities Z Fund. The investment seeks total return through investment in real estate securities. The fund invests at least 80% of its total assets in income-producing common stocks and other equity securities issued by real estate companies, such as real estate investment trusts ("REITs"). It may invest up to 20% of its total assets in securities of foreign issuers (including emerging market issuers) which meet the same criteria for investment as domestic companies, including investments in such companies in the form of American Depositary Receipts ("ADRs"), Global Depositary Receipts ("GDRs") and European Depositary Receipts ("EDRs"). The fund is non-diversified.

American Funds New World R6 Fund. The investment seeks long-term capital appreciation. The fund invests primarily in common stocks of companies with significant exposure to developing countries. The securities markets of these countries may be referred to as emerging markets or frontier markets. Under normal market conditions, the fund invests at least 35% of its assets in equity and debt securities of issuers domiciled in qualified developing countries.

DFA International Value I Fund. The investment seeks long-term capital appreciation. The Portfolio is a feeder portfolio and pursues its objective by investing substantially all of its assets in its corresponding master fund, the DFA International Value Series (the "DFA International Value Series" or the "Series") of the DFA Investment Trust Company (the "Trust"), which has the same investment objective and policies as the portfolio. The advisor intends to purchase securities of large companies associated with developed market countries that the advisor has designated as approved markets.

DFA International Core Equity 2 I Fund. The investment seeks long-term capital appreciation. The fund purchases a broad and diverse group of securities of non-U.S. companies in developed markets. As a non-fundamental policy, under normal circumstances, it will invest at least 80% of its net assets in equity securities. The fund may lend its portfolio securities to generate additional income.

Fidelity Advisor International Growth Z Fund. The investment seeks long-term growth of capital. The fund invests primarily in non-U.S. securities, including securities of issuers located in emerging markets. It invests primarily in common stocks. The fund invests in companies that Fidelity Management & Research Company LLC (FMR) believes have above-average growth potential (stocks of these companies are often called "growth" stocks). The advisor allocates investments across countries and regions. The advisor uses fundamental analysis of factors such as each issuer's financial condition and industry position, as well as market and economic conditions, to select investments.

Principal LifeTime Hybrid Income CIT. The investment option seeks current income and, as a secondary objective, capital appreciation. To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on investors who have reached their investment time horizon.

Principal LifeTime Hybrid CIT – Target Date Fund. The investment option seeks a total return consisting of long-term growth of capital and current income. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

PIMCO Income Institutional Fund. The investment seeks to maximize current income; long-term capital appreciation is a secondary objective. The fund invests at least 65% of its total assets in a multi-sector portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. It may invest up to 50% of its total assets in high yield securities rated below investment grade by Moody’s, S&P or Fitch, or if unrated, as determined by PIMCO.

American Funds American High-Income Trust R6 Fund. The investment seeks to provide a high level of current income; the secondary investment objective is capital appreciation. The fund invests primarily in higher yielding and generally lower quality debt securities (rated Ba1 / BB+ or below by Nationally Recognized Statistical Rating Organizations or unrated but determined by the fund’s investment adviser to be of equivalent quality), including corporate loan obligations. It may also invest a portion of its assets in securities tied economically to countries outside the United States.

John Hancock Bond R6 Fund. The investment seeks a high level of current income consistent with prudent investment risk. The fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in a diversified portfolio of bonds. The advisor contemplates that at least 75% of its net assets will be in investment-grade debt securities and cash and cash equivalents. It will not invest more than 10% of its total assets in securities denominated in foreign currencies. Under normal market conditions, the advisor does not anticipate investing more than 25% of its total assets in U.S. dollar-denominated foreign securities.

Victory Government Securities R6 Fund. The investment seeks a high level of current income consistent with preservation of principal. The fund normally invests at least 80% of its assets in government securities, U.S. Treasury bills, notes, and bonds; Treasury Inflation Protected Securities (TIPS); mortgage-backed securities (MBS) backed by the Government National Mortgage Association, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation; U.S. government agency collateralized mortgage obligations; securities issued by U.S. government agencies and instrumentalities; and repurchase agreements collateralized by such investments.

Rhinebeck Bancorp, Inc. Stock Fund (Existing Employer Stock Fund). The Rhinebeck Bancorp, Inc. Stock Fund consists primarily of common stock of Rhinebeck Bancorp. This fund was made available to 401(k) Plan participants in connection with the mutual holding company reorganization and minority stock offering completed in 2019. Participants were allowed the opportunity to invest up to 50% of their 401(k) Plan account balances in the Rhinebeck Bancorp, Inc. Stock Fund. Investments in the Rhinebeck Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock of Rhinebeck Bancorp. Shares of Rhinebeck Bancorp that were held in the Rhinebeck Bancorp, Inc. Stock Fund before the conversion and offering will be converted into new shares of common stock of Rhinebeck Bancorp, in accordance with the exchange ratio. As soon as practicable after the closing of the stock offering, the current Rhinebeck Bancorp, Inc. Stock Fund will be merged into the new Rhinebeck Bancorp, Inc. Stock Fund.

Rhinebeck Bancorp, Inc. Stock Fund (New Employer Stock Fund)

In connection with the conversion, 401(k) Plan participants may, in the manner described earlier, elect to direct the trustee to invest all or a portion of their 401(k) Plan accounts (other than amounts invested in the existing Rhinebeck Bancorp, Inc. Stock Fund) in Rhinebeck Bancorp common stock in the offering. Shares of Rhinebeck Bancorp common stock purchased in the offering with 401(k) Plan funds will be held within the 401(k) Plan by the Rhinebeck Bancorp, Inc. Stock Fund. The Rhinebeck Bancorp, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by participants through the 401(k) Plan.

Performance of the Rhinebeck Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition of Rhinebeck Bancorp, Inc., Rhinebeck Bank and market conditions for shares of Rhinebeck Bancorp, Inc. common stock generally.

Investments in the Rhinebeck Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock of Rhinebeck Bancorp. In making a decision to invest all or a part of your account balance in the Rhinebeck Bancorp, Inc. Stock Fund, you should carefully consider the information set forth on page S-17 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.”

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund or other investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

For a discussion of material risks you should consider, see “Risk Factors” of this prospectus supplement, “Risk Factors” beginning on page 17 of the attached prospectus, and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

Before directing retirement funds to a separate account, investors should carefully consider the investment objectives, risks, charges, and expenses of the separate account as well as their individual risk tolerance, time horizon and goals. For additional information, contact the 401(k) Plan administrator.

Administration of the 401(k) Plan

The Trustee and Custodian. The custodian of the 401(k) Plan is Principal Trust Company. Principal Trust Company also serves as trustee for all the investment funds under the 401(k) Plan.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator. The address of the 401(k) Plan administrator is Rhinebeck Bank, 2 Jefferson Plaza, Poughkeepsie, New York 12601. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to 401(k) Plan Participants. The 401(k) Plan administrator will furnish a statement to 401(k) Plan participants at least quarterly showing the balance in their accounts as of the end of that period, the amount of contributions allocated to their accounts for that period, and any adjustments to their accounts to reflect earnings or losses (if any). In addition, participants can go online to principal.com or call 800-547-7754 at any time to review their account balances.

Amendment and Termination

Rhinebeck Bank intends to continue the 401(k) Plan indefinitely. Nevertheless, Rhinebeck Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, participants will have a fully vested interest in their accounts. Rhinebeck Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Rhinebeck Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit each participant would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)     the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)     participants pay no current income tax on elective deferrals, other than Roth deferrals, contributed by the employer on their behalf (Roth deferrals are taxed in the year deferred);

(3)     earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments; and

(4).    Amounts distributed from the 401(k) Plan are generally taxed at ordinary income tax rates at the time of distribution.

Roth deferrals and earnings on Roth deferrals that are distributed in a qualifying distribution receive special tax treatment (see the discussion on Roth deferrals under the section on “Description of the 401(k) Plan—Contributions Under the 401(k) Plan”). In addition, special tax treatment is afforded to shares of common stock of Rhinebeck Bancorp distributed in a lump sum distribution after termination of employment. (See the discussion below under “Federal Income Tax Consequences—Rhinebeck Bancorp Common Stock Included in Lump-Sum Distribution.”)

Rhinebeck Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1⁄2, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by Rhinebeck Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit-sharing plans maintained by Rhinebeck Bank, which is included in the distribution.

Rhinebeck Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Rhinebeck Bancorp common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Rhinebeck Bancorp common stock, that is, the excess of the value of Rhinebeck Bancorp common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Rhinebeck Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Rhinebeck Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Rhinebeck Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Rhinebeck Bancorp common stock. Any gain on a subsequent sale or other taxable disposition of Rhinebeck Bancorp common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. 401(k) Plan participants may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Because you may in the future have investments in Rhinebeck Bancorp, Inc. Stock Fund under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in the Rhinebeck Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan Administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of the Rhinebeck Bancorp, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Rhinebeck Bancorp common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Rhinebeck Bank, the 401(k) Plan Administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you are entitled to invest your account balance in the 401(k) Plan in Rhinebeck Bancorp common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on (i) officers, (ii) directors, and (iii) persons beneficially owning more than 10% of public companies such as Rhinebeck Bancorp Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Rhinebeck Bancorp the individual must fill out a Form 3 reporting initial beneficial ownership and file it with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Rhinebeck Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Rhinebeck Bancorp, Inc. Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Rhinebeck Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Rhinebeck Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Rhinebeck Bancorp’s common stock resulting from non-exempt purchases and sales of Rhinebeck Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases within the Rhinebeck Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information representing the assets available for the 401(k) Plan benefits and the change in net assets for 401(k) Plan benefits is available upon written request to the 401(k) Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to Rhinebeck Bancorp in connection with Rhinebeck Bancorp’s stock offering.

PROSPECTUS

(Holding company for Rhinebeck Bank)

Up to 8,912,500 Shares of Common Stock

Rhinebeck Bancorp, Inc., a Maryland corporation that we refer to as “Rhinebeck Bancorp” throughout this prospectus, is offering shares of common stock for sale on a best-efforts basis in connection with the conversion of Rhinebeck Bancorp, MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the majority ownership interest in Rhinebeck Bancorp currently owned by Rhinebeck Bancorp, MHC. Rhinebeck Bancorp’s common stock currently trades on the Nasdaq Capital Market under the symbol “RBKB.” Upon completion of the conversion, we expect the shares of Rhinebeck Bancorp common stock will continue to trade on the Nasdaq Capital Market under the symbol “RBKB.”

The shares of common stock are first being offered for sale in a subscription offering to eligible depositors of Rhinebeck Bank, a New York-chartered savings bank, and to tax-qualified employee benefit plans of Rhinebeck Bank. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to residents of the communities served by Rhinebeck Bank and then to Rhinebeck Bancorp’s existing public stockholders at the close of business on [stockholder voting record date]. Any shares of common stock not purchased in the subscription or community offerings may be offered for sale to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated community offering. The syndicated community offering may commence during or after the community offering (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated community offering, if utilized. We must sell a minimum of 6,587,500 shares to complete the offering.

In addition to the shares we are selling in the offering, the shares of common stock of Rhinebeck Bancorp currently owned by public stockholders will be exchanged for shares of common stock of Rhinebeck Bancorp based on an exchange ratio that will result in existing public stockholders owning approximately the same percentage of common stock of Rhinebeck Bancorp as they owned immediately before the completion of the conversion. We expect to issue up to 6,725,738 shares in the exchange.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 60,000 shares ($600,000) of common stock, and no person, together with an associate or group of persons acting in concert, may purchase more than 120,000 shares ($1,200,000) of common stock in all categories of the offering combined.

The subscription offering will expire at 2:00 p.m., Eastern time, on [expiration date]. If held, the community offering may begin concurrently with, during or after the subscription offering. We may extend the expiration date of the subscription and/or community offerings without notice to you until [extension date], or longer if the Board of Governors of the Federal Reserve System, which we refer to as the “Federal Reserve Board” and the New York State Department of Financial Services, which we refer to as the “NYSDFS,” approve a later date. No single extension may exceed 90 days and the offering must be completed by [final extension date]. Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond [extension date], or the number of shares of common stock to be sold is increased to more than 8,912,500 shares or decreased to less than 6,587,500 shares. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 8,912,500 shares or decreased to less than 6,587,500 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at Rhinebeck Bank and will earn interest at [rate]% per annum until completion or termination of the offering.

Keefe, Bruyette & Woods, Inc. is assisting us in selling the shares on a best-efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated community offering. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock that are sold in the offering.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Midpoint	Maximum
Number of shares	6,587,500	7,750,000	8,912,500
Gross offering proceeds	$65,875,000	$77,500,000	$89,125,000
Estimated offering expenses, excluding marketing agent fees and expenses (1)	$2,055,000	$2,055,000	$2,055,000
Estimated marketing agent fees and expenses (1)(2)	$868,750	$980,350	$1,091,950
Estimated net proceeds	$62,951,250	$74,464,650	$85,978,050
Estimated net proceeds per share	$9.56	$9.61	$9.65

(1)	See “The Conversion and Offering—Plan of Distribution; Marketing Agent and Underwriter Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for this offering and the compensation to be received by Keefe, Bruyette & Woods, Inc. and the other broker-dealers that may participate in the syndicated community offering. For purposes of the fee estimate, assumes that all of the shares are sold in the subscription offering.
(2)	Includes records agent fees and expenses payable to Keefe, Bruyette & Woods, Inc. See “The Conversion and Offering—Records Management Services.”

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 17.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services, the Federal Deposit Insurance Corporation, nor any state securities regulator or commissioner has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, contact the Stock Information Center at [SIC #].

The date of this prospectus is [prospectus date].

Rhinebeck Bank

★ CORPORATE OFFICE
2 Jefferson Plaza
Poughkeepsie, NY

● BRANCH LOCATIONS

Rhinebeck
6414 Montgomery Street
Rhinebeck

Hyde Park
1075 Violet Avenue
Hyde Park

Red Hook
7350 South Broadway
Red Hook

South Road
1898 South Road
Poughkeepsie

Arlington
708 Dutchess Turnpike
Poughkeepsie

Mid Hudson Center
3432 North Road
Poughkeepsie

Kingston
27 Main Street
Kingston

East Fishkill
2523 Route 52
Hopewell Junction

Newburgh
456 Broadway
Newburgh

Warwick
62 Main Street #1
Warwick

Fishkill
1022 Main Street
Fishkill

Goshen
252 Main Street
Goshen

■ REPRESENTATIVE OFFICES

Rhinebeck Asset Management
2 Jefferson Plaza
Poughkeepsie

Albany
100 Great Oaks Blvd
Suite 118A
Albany

20
88
ALBANY
20
90
NEW YORK
9W
9
Red Hook
ULSTER
Kingston
DUTCHESS
Rhinebeck
44
Hyde Park
87
Poughkeepsie
Hopewell
Junction
Fishkill
209
84
Newburgh
84
Goshen
9W
ORANGE
Warwick
87

NEW YORK
Albany

i

SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Rhinebeck Bancorp common stock for new shares of Rhinebeck Bancorp common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the related notes, and the section entitled “Risk Factors.”

Our Organizational Structure and the Proposed Conversion and Offering

Since 2019, we have operated in a two-tier mutual holding company structure. Rhinebeck Bancorp is a Maryland corporation that is a publicly traded stock holding company and the parent company of Rhinebeck Bank. At December 31, 2025, Rhinebeck Bancorp had consolidated assets of $1.30 billion, deposits of $1.10 billion and stockholders’ equity of $136.9 million. Rhinebeck Bancorp’s parent company is Rhinebeck Bancorp, MHC, a New York-chartered mutual holding company that was formed in 2004. At December 31, 2025, Rhinebeck Bancorp had 11,141,033 shares of common stock outstanding, of which 6,345,975 shares, or 57.0%, were owned by Rhinebeck Bancorp, MHC and the remaining 4,795,058 shares were held by the public.

Pursuant to the terms of the amended and restated plan of conversion and reorganization, which we refer to as the “plan of conversion” throughout this prospectus. we are converting from the mutual holding company corporate structure to the stock holding company corporate structure. Upon completion of the conversion, Rhinebeck Bancorp, MHC will cease to exist. The conversion will be accomplished by the conversion of Rhinebeck Bancorp, MHC from a New York mutual holding company to a Delaware stock corporation, immediately followed by the merger of the Delaware stock corporation with and into Rhinebeck Bancorp, with Rhinebeck Bancorp surviving the merger. The shares of Rhinebeck Bancorp common stock being offered for sale represent the majority ownership interest in Rhinebeck Bancorp currently owned by Rhinebeck Bancorp, MHC. Public stockholders of Rhinebeck Bancorp will receive new shares of common stock of Rhinebeck Bancorp in exchange for their current shares of Rhinebeck Bancorp at an exchange ratio intended to preserve approximately the same aggregate ownership interest in Rhinebeck Bancorp as public stockholders currently have in Rhinebeck Bancorp, adjusted downward to reflect certain assets held by Rhinebeck Bancorp, MHC and without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. The shares of Rhinebeck Bancorp common stock owned by Rhinebeck Bancorp, MHC will be canceled.

The following diagram shows our current organizational structure, reflecting ownership percentages at December 31, 2025:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of Rhinebeck Bancorp held as follows:

Our Business

Rhinebeck Bank is a New York-chartered savings bank headquartered in Poughkeepsie, New York. Founded in 1860, we conduct our business from our corporate office, 12 full-service banking offices and two representative offices, which are located in Albany, Dutchess, Orange and Ulster Counties, New York. Our primary market area includes the communities in which we maintain our banking office locations and their contiguous counties, which are located in the Hudson Valley region of New York.

Our primary business activity is gathering deposits from the general public and using those funds, together with borrowings, to originate commercial real estate loans (which includes multi-family real estate loans and commercial construction loans), commercial business loans and indirect automobile loans (automobile loans referred to us by automobile dealerships), and to purchase one- to four-family residential real estate loans and investment securities. We offer a variety of deposit accounts, including savings accounts, certificates of deposit, money market accounts, commercial and personal checking accounts and individual retirement accounts. We also borrow funds, primarily from the Federal Home Loan Bank (“FHLB”) of New York, to fund our operations as necessary. Financial services, including investment advisory and financial product sales, are offered through a division of Rhinebeck Bank doing business as “Rhinebeck Asset Management.”

Our corporate offices are located at 2 Jefferson Plaza, Poughkeepsie, New York 12601. Our telephone number at this address is (845) 454-8555. Our website address is www.rhinebeckbank.com. Information on this website is not and should not be considered a part of this prospectus.

Business Strategy

In October 2025, Matthew J. Smith was appointed President and Chief Executive Officer of Rhinebeck Bank and its holding companies, Rhinebeck Bancorp and Rhinebeck Bancorp, MHC, to lead Rhinebeck Bank into its next phase of growth and innovation. Mr. Smith’s executive leadership experience includes overseeing community bank operations, spearheading the implementation of digital banking and banking-as-a-service programs and integrating acquired financial institutions. As we realign our strategies for growth, we intend to continue to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service.

Our current business strategy includes the following key components, which are designed to improve earnings by expanding net interest margin, increasing non-interest income and improving efficiency:

•	Emphasize relationship-based commercial lending. Following the completion of our holding company reorganization and minority stock issuance in 2019, we began our expansion as a commercial lender. Our commercial real estate loan portfolio (which includes multi-family real estate and commercial construction loans) and commercial business loan portfolio have grown from $223.0 million and $83.2 million, or 32.9% and 12.2% of our total loan portfolio, respectively, at December 31, 2019 to $534.7 million and $91.5 million, or 55.8% and 9.5% of our total loan portfolio, respectively, at December 31, 2025. We believe that commercial real estate and commercial business lending offer opportunities to invest in our community, increase the overall yield earned on our loan portfolio and manage interest rate risk. We intend to continue to increase originations of these types of loans in our primary market area and may consider hiring additional lenders as well as originating loans secured by properties located in areas that are contiguous to our current market area.

Increasing our commercial real estate loans and commercial business loans involves risk, as described in “Risk Factors—Risks Related to Our Lending Activities—Our emphasis on commercial real estate and commercial business lending involves risks that could adversely affect our financial condition and results of operations” and “—Our non-owner occupied commercial real estate loans may expose us to increased credit risk.”

•	Grow and enhance our low-cost deposit base. Deposits are our primary source of funds for lending and investment. Core deposits, which we define as all non-time deposits, are a lower-cost and more stable source of funds than time deposits. We are making a concerted effort to increase these lower-cost transaction deposit accounts following a period of relatively higher interest rates during which customers migrated to higher-cost time deposits. As of December 31, 2025, core deposits totaled $720.4 million, or 65.6% of total deposits. We plan to continue to market our core transaction accounts, emphasizing our high-quality service and competitive pricing of these products.

We are also developing a full suite of treasury management services for business customers to encourage commercial borrowers to maintain deposit accounts with us and to generate recurring fee income. We view treasury management as a core strategic capability that will support both deposit growth and non-interest income diversification. We may also enter into strategic partnerships, including banking-as-a-service partnerships, to facilitate new account openings and provide a low-cost method to attract and retain core deposits.

•	Invest in technology to improve efficiency and support scalable growth. We emphasize disciplined expense management to support sustainable profitability and operating leverage. We are investing in updated technology and digital capabilities to improve efficiency, enhance customer experience, and support scalable growth. We currently offer the convenience of certain technology-based products, such as mobile deposit capture, bill pay, card valet, and internet and mobile banking. The capital raised in this offering may be used to support additional initiatives, which include enhanced digital account opening, improved self-service capabilities, automation of manual workflows, and selective use of advanced analytics to support operational efficiency and decision-making, including potential applications of artificial intelligence products. Management will monitor efficiency metrics relative to our peer institutions and aims to adjust our resource allocation to maintain competitiveness while preserving service quality.

•	Increase household penetration and non-interest income through private banking services. We are focused on meeting the entire financial needs of our customer base by offering a full complement of banking solutions. Our customer relationships provide opportunities for cross-selling products to existing customers to deepen our “share of wallet.” Further, we plan to explore establishing a private banking offering, designed as a relationship-led, advice-driven financial services model for mass-affluent and emerging-affluent individuals, business owners, professionals, and families whose needs exceed traditional retail banking but who are underserved or excluded by the high minimums and rigid structures of larger regional and national banks. Our existing wealth management business will serve as a natural complement to private banking offerings and provide an opportunity for household-level relationship expansion among both bank customers and wealth management clientele.

•	Continue to originate consumer and provide residential real estate loans through third party partnerships as a complementary offering to support deposit and multi-product relationships. Although we intend to emphasize commercial lending, our retail banking franchise serves as a primary engine for core deposit growth and long-term relationship expansion. Accordingly, we will continue to offer historic retail lending products with a focus on the acquisition, retention and optimization of stable, low-cost deposits, rather than transaction-driven consumer lending growth. Consumer lending products will be positioned as complementary offerings designed to support broader relationships.

•	Manage credit risk to maintain a low level of non-performing assets. We believe that credit risk management is foundational to our strategy. We maintain a comprehensive enterprise risk management framework designed to identify, measure, monitor, and control risks across all business activities. Risk governance is supported by board oversight, management committees, documented risk appetite parameters, and independent testing and assurance functions. Policies, procedures, and internal controls are reviewed and enhanced as our business model evolves to ensure continued compliance with regulatory requirements and safe and sound operations. We have established an experienced credit team and implemented well-defined policies, a thorough and efficient loan underwriting process, and active credit monitoring. We emphasize conservative underwriting standards, and management believes that maintaining strong governance and control discipline enables us to pursue growth opportunities responsibly while protecting customers, shareholders, and the communities we serve. Our nonperforming assets were $3.7 million, or 0.28% of total assets, as of December 31, 2025. We intend to continue to support our investment in our commercial credit department as we grow our commercial loan portfolio.

•	Expand our market area through organic growth, while also considering opportunistic acquisitions. We believe opportunities exist to both increase our market share in our historical markets and to continue our growth in contiguous or other counties with desirable characteristics. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the offering will enable us to increase our lending and investment capacity. We may also consider establishing de novo branches. In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. These opportunities may include strategic acquisitions of other financial institutions, financial services companies, branch offices or lines of business, or lift-outs of lending or deposit-gathering teams from other financial institutions, although we have no current plans or understandings regarding any acquisitions.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to:

•	Support our planned growth and strengthen our regulatory capital position. A strong capital position is essential to achieving the long-term objectives of growing Rhinebeck Bank and building stockholder value. Although Rhinebeck Bank exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the offering will significantly strengthen our capital position and enable us to support our planned growth and expansion through larger loans-to-one borrower and credit concentration limits. We also intend to deploy funds raised toward growth initiatives, including increased lending and investments in technology and personnel.

•	Improve the liquidity of our common stock. We expect that the greater number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market for Rhinebeck Bancorp common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our ability to pay dividends to our public stockholders. Current regulations of the Federal Reserve Board prohibit the ability of Rhinebeck Bancorp, MHC to waive the receipt of dividends declared by Rhinebeck Bancorp. Accordingly, because any dividends declared and paid by Rhinebeck Bancorp would have to be paid to Rhinebeck Bancorp, MHC along with all other stockholders, the amount of dividends available for all other stockholders would have been less than if Rhinebeck Bancorp, MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of Rhinebeck Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and offering. See “Our Dividend Policy.”

•	Improve our flexibility to access the capital markets. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or financial service companies, branches, loan or deposit portfolios, or team lift-outs, as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger or acquisition transactions. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of our stock for three years following completion of the conversion without regulatory approval.

Terms of the Offering

We are offering for sale between 6,587,500 and 8,912,500 shares of common stock, to eligible depositors of Rhinebeck Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in Albany, Dutchess, Orange and Ulster Counties, New York and then to Rhinebeck Bancorp’s public stockholders at the close of business on [stockholder voting record date]. If necessary, we will also offer for sale shares to the general public in a syndicated community offering. Unless the number of shares of common stock to be offered is increased to more than 8,912,500 shares or decreased to fewer than 6,587,500 shares, or the subscription and community offerings are extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond to the notice of extension, your order will be cancelled and we will promptly return your funds with interest at [rate]% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 8,912,500 shares or decreased to less than 6,587,500 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at [rate]% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated community offering, if utilized.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, a community offering or a syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc., which we refer to as “KBW,” our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Rhinebeck Bancorp for new shares of Rhinebeck Bancorp are based on an independent appraisal of the estimated market value of Rhinebeck Bancorp, assuming the offering has been completed. RP Financial, LC. (“RP Financial”), our independent appraiser, has estimated that, as of February 2, 2026, the fully converted market value was $136.0 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $115.6 million and a maximum of $156.4 million. Based on this valuation range from the appraisal, the 57.0% ownership interest of Rhinebeck Bancorp, MHC in Rhinebeck Bancorp as of December 31, 2025 being sold in the offering, certain assets held by Rhinebeck Bancorp, MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by Rhinebeck Bancorp ranges from 6,587,500 shares to 8,912,500 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 1.0367 new shares at the minimum of the offering range to 1.4026 new shares at the maximum of the offering range, and will generally preserve the percentage ownership of public stockholders in Rhinebeck Bancorp immediately before the completion of the conversion. RP Financial will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $115.6 million or above $156.4 million, then, after consulting with the Federal Reserve Board and the NYSDFS, we may: terminate the offering and promptly return all funds with interest; set a new offering range and provide all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board, the NYSDFS and the Securities and Exchange Commission.

The appraisal is based in part on Rhinebeck Bancorp’s financial condition and results of operations, the pro forma effect of the additional capital raised in the offering, and an analysis of a peer group of twelve publicly traded bank holding companies that RP Financial considers comparable to Rhinebeck Bancorp consistent with regulatory guidelines applicable to the independent valuation. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Assets are as of December 31, 2025.

Company Name	Ticker Symbol	Headquarters	Total Assets
			(In millions)
Affinity Bancshares, Inc.	AFBI	Covington, GA	$882
BV Financial, Inc.	BVFL	Baltimore, MD	912
ECB Bancorp, Inc.	ECBK	Everett, MA	1,606
FS Bancorp, Inc.	FSBW	Mountlake Terrace, WA	3,197
Magyar Bancorp, Inc.	MGYR	New Brunswick, NJ	1,045
Northeast Community Bancorp, Inc.	NECB	White Plains, NY	2,064
Provident Financial Holdings, Inc.	PROV	Riverside, CA	1,228
Riverview Bancorp, Inc.	RVSB	Vancouver, WA	1,512
SR Bancorp, Inc.	SRBK	Bound Brook, NJ	1,143
Timberland Bancorp, Inc.	TSBK	Hoquiam, WA	2,006
Waterstone Financial, Inc.	WSBF	Wauwatosa, WI	2,260
Western New England Bancorp, Inc.	WNEB	Westfield, MA	2,736

Four measures that some investors use to analyze whether a stock might be a good investment are the ratios of the offering price to the issuer’s “book value” and “tangible book value” and the ratios of the offering price to the issuer’s earnings and “core earnings.” RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. For purposes of the appraisal, core earnings is defined as net earnings after taxes, excluding the after-tax portion of income from non-recurring items.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Rhinebeck Bancorp with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made a slight downward adjustment for profitability, growth and viability of earnings and a slight upward adjustment for financial condition and made no adjustments for asset growth, dividends, liquidity of the shares, marketing of the issue, management and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Rhinebeck Bancorp’s less favorable efficiency ratio and lower pro forma core earnings as a percent of equity relative to the comparable peer group measures. The upward adjustment for financial condition took into consideration Rhinebeck Bancorp’s stronger pro forma capital position, stronger liquidity and more favorable funding composition relative to the comparable peer group measures.

The following table presents a summary of selected pricing ratios for Rhinebeck Bancorp (on a pro forma basis) as of and for the twelve months ended December 31, 2025, and for the peer group companies based on earnings and other information as of and for the twelve months ended December 31, 2025 or the most recent quarter available, with stock prices as of February 2, 2026, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 29.7% on a price-to-book value basis, a discount of 33.3% on a price-to-tangible book value basis, and a discount of 21.5% on a price-to-earnings basis.

	Price-to-earnings multiple(1)		Price-to-book value ratio	Price-to-tangible book value ratio
Rhinebeck Bancorp (on a pro forma basis, assuming completion of the conversion and offering)
Minimum	10.66	x	59.38%	60.10%
Midpoint	12.40	x	66.27%	67.02%
Maximum	14.10	x	72.46%	73.26%

Valuation of peer group companies, all of which are fully converted (on a historical basis):
Average	15.79	x	94.26%	100.44%
Median	14.46	x	95.80%	98.30%

(1)	Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings for the twelve months ended December 31, 2025. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

Effect of Rhinebeck Bancorp, MHC’s Assets on Minority Stock Ownership

Public stockholders of Rhinebeck Bancorp will receive new shares of common stock of Rhinebeck Bancorp in exchange for their current shares of common stock of Rhinebeck Bancorp pursuant to an exchange ratio that is designed to provide public stockholders with approximately the same ownership percentage of the common stock of Rhinebeck Bancorp after the conversion as their ownership percentage immediately before the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by Rhinebeck Bancorp, MHC (other than shares of common stock of Rhinebeck Bancorp) at the completion of the conversion, which net assets consisted primarily of cash totaling $99,000 as of December 31, 2025.

The Exchange of Existing Shares of Rhinebeck Bancorp Common Stock

If you are a stockholder of Rhinebeck Bancorp immediately before the completion of the conversion and offering, your shares will be exchanged for new shares of common stock of Rhinebeck Bancorp. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Rhinebeck Bancorp common stock owned by public stockholders immediately before the completion of the conversion and offering. The following table shows how the exchange ratio will adjust, based on the appraised value of Rhinebeck Bancorp as of February 2, 2026, assuming immediately before the completion of the conversion and offering public stockholders of Rhinebeck Bancorp owned 43.0% of Rhinebeck Bancorp common stock and Rhinebeck Bancorp, MHC had assets (excluding its shares of Rhinebeck Bancorp common stock) of $99,000. The table also shows the number of shares of Rhinebeck Bancorp common stock a hypothetical owner of Rhinebeck Bancorp common stock would receive in exchange for 100 shares of Rhinebeck Bancorp common stock owned at the completion of the conversion and offering, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		New Shares of Rhinebeck Bancorp to be Issued for Current Shares of Rhinebeck Bancorp		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Whole Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price(1)	Share(2)	Shares(3)
Minimum	6,587,500	57.0%	4,971,197	43.0%	11,558,697	1.0367	$10.37	$17.25	103
Midpoint	7,750,000	57.0%	5,848,467	43.0%	13,598,467	1.2197	12.20	18.20	121
Maximum	8,912,500	57.0%	6,725,738	43.0%	15,638,238	1.4026	14.03	19.15	140

(1)	Represents the value of new shares of Rhinebeck Bancorp common stock to be received in the conversion by a holder of one current share of Rhinebeck Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At December 31, 2025, Rhinebeck Bancorp’s tangible book value per share was $12.07. Tangible book value per share is a financial measure determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). See page 33 for additional information on this non-GAAP financial measure.
(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of Rhinebeck Bancorp common stock will be issued to any public stockholder of Rhinebeck Bancorp. For each fractional share that otherwise would be issued, Rhinebeck Bancorp will pay cash equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Rhinebeck Bancorp common stock will convert into and become options to purchase shares of Rhinebeck Bancorp common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will be unaffected by the conversion. At December 31, 2025, there were 258,830 outstanding options to purchase shares of Rhinebeck Bancorp common stock, all of which have vested. The outstanding options will be converted into options to purchase 268,329 shares of common stock at the minimum of the offering range and 363,034 shares of common stock at the maximum of the offering range. Because applicable regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist to do so, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 2.3%.

Intended Use of the Proceeds from the Offering

We intend to (1) contribute at least 50% of the net proceeds from the offering to Rhinebeck Bank, (2) fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the offering and (3) retain the remainder of the net proceeds from the offering at Rhinebeck Bancorp. Therefore, assuming we sell 7,750,000 shares of common stock in the offering at the midpoint of the offering range, and we have net proceeds of $74.5 million, we intend (1) to contribute $37.2 million to Rhinebeck Bank, (2) loan $3.1 million to our employee stock ownership plan to fund its purchase of shares of common stock and (3) retain the remaining $34.1 million of the net proceeds at Rhinebeck Bancorp.

Rhinebeck Bancorp may use the funds it retains for investment in securities, to repurchase shares of common stock (subject to compliance with regulatory requirements), to pay cash dividends (if declared by our board of directors), to acquire other financial institutions, and for other general corporate purposes. Rhinebeck Bank may use the net proceeds it receives to support increased lending, develop new products and services, invest in technology and grow by acquiring other financial institutions, branch offices, lines of business, or lending and deposit-gathering teams, to invest in securities or for other general corporate purposes. We do not currently have any agreements or understandings regarding any acquisition.

See “How We Intend to Use the Proceeds from the Offering” for additional information.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock for sale in a subscription offering in the following descending order of priority:

(1)	To depositors with accounts at Rhinebeck Bank with aggregate balances of at least $100 at the close of business on December 31, 2024.

(2)	To our tax-qualified employee benefit plans (including Rhinebeck Bank’s employee stock ownership plan and 401(k) plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 4% of the shares of common stock sold in the offering.

(3)	To depositors with accounts at Rhinebeck Bank with aggregate balances of at least $100 at the close of business on [SERD].

(4)	To depositors of Rhinebeck Bank with aggregate balances of at least $100 at the close of business on [VRD].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Albany, Dutchess, Orange and Ulster Counties, New York and then to Rhinebeck Bancorp’s public stockholders at the close of business on [stockholder voting record date]. The community offering, if any, may occur concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering in a syndicated community offering. KBW will act as sole manager for the syndicated community offering. We have the right to accept or reject, in whole or in part, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fill your order, either fully or partially. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 60,000 shares ($600,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 120,000 shares ($1,200,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house or who is a director, trustee or officer of Rhinebeck Bank, Rhinebeck Bancorp or Rhinebeck Bancorp, MHC;

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same residence or mailing address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 120,000 shares ($1,200,000).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Rhinebeck Bancorp other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually or together with persons described above, plus any shares you and they receive in exchange for existing shares of Rhinebeck Bancorp common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock of Rhinebeck Bancorp to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection before acquiring 10% or more of Rhinebeck Bancorp’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(1)	personal check, bank check or money order, from the purchaser, made payable directly to Rhinebeck Bancorp, Inc.;

(2)	authorizing us to withdraw available funds (without any early withdrawal penalty) from your Rhinebeck Bank deposit account(s), other than checking accounts or individual retirement accounts (“IRAs”); or

(3)	cash.

Cash will only be accepted at Rhinebeck Bank’s branch office located at 3432 North Road, Poughkeepsie, New York and will be converted to a bank check. Please do not submit cash by mail. You may not use any type of third-party check to pay for shares of common stock.  Wire transfers will not be accepted. Applicable regulations prohibit Rhinebeck Bank from lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not submit a Rhinebeck Bank line of credit check. You may not designate withdrawal from a Rhinebeck Bank account with check-writing privileges; rather, submit a check. If you request a withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from the specified account(s). You may not authorize withdrawal from a Rhinebeck Bank individual retirement account. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Rhinebeck Bancorp, Inc. or authorization to withdraw funds from one or more of your Rhinebeck Bank deposit accounts, provided that the stock order form is received (not postmarked) before 2:00 p.m., Eastern time, on [expiration date], which is the expiration of the subscription offering period. Your completed and signed stock order form and payment may be submitted to us by paying for overnight delivery to the address listed on the stock order form or by regular mail using the stock order reply envelope provided. You may also hand deliver stock order forms to Rhinebeck Bank’s branch office located at 3432 North Road, Poughkeepsie, New York. Hand delivery of stock order forms will be accepted only at this location. We will not accept stock order forms at other offices of Rhinebeck Bank. Do not mail stock order forms to any of Rhinebeck Bank’s offices.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA or other retirement account. If you wish to use some or all of the funds in your Rhinebeck Bank IRA or other retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at Rhinebeck Bank or elsewhere. Whether you may use such funds to purchase shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the offering.

Market for Common Stock

Existing publicly held shares of Rhinebeck Bancorp’s common stock are traded on the Nasdaq Capital Market under the symbol “RBKB.” Upon completion of the conversion and offering, the shares of common stock of Rhinebeck Bancorp will continue to trade on the Nasdaq Capital Market under the symbol “RBKB.” KBW has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Payment of Dividends

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. For information regarding our proposed dividend policy, see “Our Dividend Policy.”

Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 92,500 shares of common stock in the offering, representing 1.40% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion and offering, our directors and executive officers, together with their associates, are expected to beneficially own 449,920 shares of common stock, or 3.83% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own in Rhinebeck Bancorp that will be exchanged for new shares of Rhinebeck Bancorp.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders to purchase shares of common stock in the subscription and community offerings is 2:00 p.m., Eastern time, on [expiration date], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred their subscription rights. We will not accept your order if we have reason to believe you are attempting to sell or transfer your subscription rights to other individuals. On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion is approved by at least 75% of the votes cast by eligible depositors of Rhinebeck Bank (i.e., depositors as of the close of business on [VRD]) at a special meeting of depositors held to vote on the plan of conversion;

•	The plan of conversion is approved by a majority of the total votes eligible to be cast by eligible depositors of Rhinebeck Bank (i.e., depositors as of the close of business on [VRD]) at the special meeting;

•	The plan of conversion is approved by Rhinebeck Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Rhinebeck Bancorp as of the close of business on [VRD], including shares held by Rhinebeck Bancorp, MHC;

•	The plan of conversion is approved by Rhinebeck Bancorp stockholders holding at least a majority of the outstanding shares of common stock of Rhinebeck Bancorp as of the close of business on [VRD], excluding shares held by Rhinebeck Bancorp, MHC;

•	We sell at least the minimum number of shares of common stock offered in the offering; and

•	We receive all required regulatory approvals to complete the conversion and offering.

Rhinebeck Bancorp, MHC intends to vote its shares in favor of the plan of conversion. At the close of business on [VRD], Rhinebeck Bancorp, MHC owned 6,345,975 shares, or approximately 57.0%, of the outstanding shares of common stock of Rhinebeck Bancorp. At the close of business on [VRD], the directors and executive officers of Rhinebeck Bancorp and their affiliates owned _______ shares of Rhinebeck Bancorp (excluding exercisable options), or ___% of the outstanding shares of common stock and ___% of the outstanding shares of common stock excluding shares held by Rhinebeck Bancorp, MHC. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 6,587,500 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(1)	increase the purchase and ownership limitations; and/or

(2)	seek regulatory approval to extend the offering beyond [extension date], as long as we resolicit subscribers who previously submitted subscriptions in the offering; and/or

(3)	increase the shares purchased by the employee stock ownership plan.

If we extend the offering past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited under such circumstances on the stock order form will be, and in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $115.6 million or above $156.4 million (the minimum and maximum pro forma market value, respectively, based on the appraised value of Rhinebeck Bancorp as of February 2, 2026), then, after consulting with the Federal Reserve Board and the NYSDFS, we may:

•	terminate the offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board, the NYSDFS and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at [rate]% per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time before the special meeting of depositors of Rhinebeck Bank and the special meeting of stockholders of Rhinebeck Bancorp that have been called to vote on the conversion and offering, and at any time after depositor and stockholder approvals with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at [rate]% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan operated for the benefit of Rhinebeck Bank’s employees, to purchase up to 4% of the shares of common stock we sell in the offering. However, if market conditions warrant, in the judgment of its trustee, the employee stock ownership plan’s subscription order may not be filled and the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the NYSDFS.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required before implementation. We have not determined whether we will adopt the plans before or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months of the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (1) up to 4% of the shares of common stock sold in the offering for awards of restricted stock or restricted stock units to employees and directors, at no cost to the recipients, and (2) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that will be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Benefits to be Considered Following Completion of the Conversion—Stock-Based Benefit Plans.” Upon the effective date of the new stock-based benefit plan, no further awards will be eligible to be granted under our existing stock-based plans.

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that would be available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the offering for restricted stock awards or restricted stock units and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting from Issuance of Shares for Stock-Based Benefit Plans		Value of Grants (In Thousands)(1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering			At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	263,500	356,500	4.0%	—	%(2)	$2,635	$3,565
Restricted stock awards	263,500	356,500	4.0	2.23		2,635	3,565
Stock options	658,750	891,250	10.0	5.39		2,213	2,995
Total	1,185,750	1,604,250	18.0%	7.39	%(2)	$7,483	$10,125

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.36 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option life of six years; no dividend yield; a risk-free rate of return of 3.84%; and expected volatility of 25.40%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2020 Equity Incentive Plan or 2025 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as applicable regulations do not permit us to repurchase our shares during the first year following the completion of the offering, except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.

Tax Consequences

Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of Wolf & Company, P.C. regarding the material New York tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income tax law to Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank, persons eligible to subscribe in the subscription offering, or existing stockholders of Rhinebeck Bancorp (except as to cash paid in lieu of fractional shares). Existing stockholders of Rhinebeck Bancorp who receive cash in lieu of fractional shares of Rhinebeck Bancorp will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Effect on Voting Rights of Depositors

Depositors of Rhinebeck Bank have voting rights in Rhinebeck Bancorp, MHC as to certain limited matters requiring a vote of depositors. Upon completion of the conversion and offering, depositors will no longer have voting rights. All voting rights in Rhinebeck Bank will remain vested in Rhinebeck Bancorp as the sole stockholder of Rhinebeck Bank. The public stockholders of Rhinebeck Bancorp will possess exclusive voting rights with respect to Rhinebeck Bancorp common stock.

Risk Factors

An investment in Rhinebeck Bancorp common stock is subject to risk, including risks related to our business and this offering. Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at [SIC #]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, except on bank holidays.

RISK FACTORS

You should carefully consider the following risk factors in evaluating an investment in the shares of common stock. Any of the following risks could have a material adverse effect on our business, operating results and financial condition and could cause the trading price of our common stock to decline, which could cause you to lose all or part of your investment. In addition to these risks and the other risks and uncertainties described elsewhere in this prospectus, there may be additional risks and uncertainties that are not currently known to us or that we currently deem to be immaterial that could materially and adversely affect our business, financial condition or results of operations.

Risks Related to Our Lending Activities

Our emphasis on commercial real estate and commercial business lending involves risks that could adversely affect our financial condition and results of operations.

We emphasize the origination of commercial real estate and commercial business loans, and the offering will allow us to increase our commercial lending activities and loans-to-one borrower limit. At December 31, 2025, our commercial real estate (which includes multi-family real estate loans and commercial construction loans) and commercial business loans totaled $626.3 million, or 65.4% of our loan portfolio. While these types of loans are potentially more profitable than residential mortgage loans due primarily to bearing generally higher interest rates and larger balances, they present greater risk due to greater dependency on the successful operation of the properties, and are generally more sensitive to regional and local economic conditions, making future losses more difficult to predict. These loans also generally have relatively large balances to single borrowers or related groups of borrowers. Also, many of our borrowers have more than one of these types of loans outstanding. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a residential mortgage loan. These loans also expose us to greater credit risk than loans secured by residential real estate because the collateral securing these loans typically cannot be liquidated as easily as residential real estate. If we foreclose on these loans, our holding period for the collateral typically is longer than for a single or multi-family residential property because there are fewer potential purchasers of the collateral. In addition, changes in consumer preferences about where they work, live, shop and eat can also impact commercial real estate, which could result in declines in occupancy and declines in property values. If loans that are collateralized by commercial real estate become troubled and the value of the real estate has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for credit losses and adversely affect our operating results and financial condition. Accordingly, any charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loans.

Our automobile loan portfolio exposes us to increased credit risks.

At December 31, 2025, $213.8 million, or 22.3% of our total loan portfolio and 16.4% of our total assets, consisted of indirect automobile loans and $4.6 million, or 0.5% of our total loan portfolio, consisted of automobile loans that we also originated directly. Automobile loans are inherently risky as they are secured by assets that may be difficult to locate, have high loan-to-value ratios, and can depreciate rapidly. In some cases, repossessed collateral for a defaulted automobile loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency may not warrant further collection efforts against the borrower. Automobile loan collections depend on the borrower’s continuing financial stability, and therefore, are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy. Furthermore, our consumer lending activities are subject to numerous consumer protection laws and regulations, and the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans. Additional risk elements associated with indirect lending include the limited personal contact with the borrower as a result of indirect lending through non-bank channels, namely automobile dealers, and reliance on automobile dealers to comply with fair lending practices. We also rely on dealerships to ensure our security interest in the financed vehicles is perfected.

Our allowance for credit losses may not be sufficient to cover actual loan losses.

We maintain an allowance for credit losses, which is established through a provision for credit losses that represents management’s best estimate of the lifetime expected losses on loans. We make various assumptions and judgments about the collectability of loans in our portfolio, including the creditworthiness of borrowers, the strength of the economy and the value of the real estate, automobiles and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for credit losses, we rely on our historic loss experience and our evaluation of economic conditions and other qualitative factors. If our assumptions prove to be incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, and adjustments may be necessary.

The allowance for credit losses is dependent on various factors, including credit quality, macroeconomic forecasts and conditions, composition of our loans and securities portfolios, and other management judgements. There can be no assurance that our allowance for credit losses will be adequate to cover actual losses. In addition, federal and state regulators periodically review our allowance for credit losses and may require us to increase our provision for credit losses or recognize further loan charge-offs. Significant additions to the allowance could materially decrease our net income.

Our non-owner occupied commercial real estate loans may expose us to increased credit risk.

At December 31, 2025, $261.6 million, or 27.3% of our total loan portfolio and 48.9% of our commercial real estate loan portfolio, consisted of loans secured by non-owner occupied commercial real estate loans. Loans secured by non-owner occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties may be below that of owner occupied properties due to lenient property maintenance standards that negatively impact the value of the collateral properties.

We are subject to environmental liability risk associated with lending activities.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If so, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Further if we are the owner or former owner of a contaminated site, we may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or regulations or more stringent interpretations or enforcement policies with respect to existing laws or regulations may increase our exposure to environmental liability. Although we have policies and procedures to perform an environmental review before initiating any foreclosure on nonresidential real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to Economic Conditions

Our business may be adversely affected by downturns in the local economy.

Substantially all of our loans are to businesses and individuals in the Hudson Valley region of New York. A decline in local economic conditions may have a greater effect on our earnings and capital than on larger financial institutions whose operations and real estate loans are geographically diverse. Many of the loans in our portfolio are secured by real estate. Deterioration in the real estate markets where collateral for a mortgage loan is located could negatively affect the borrower's ability to repay the loan and the value of the collateral securing the loan. Real estate values are affected by various other factors, including changes in general or regional economic conditions, government regulations or policies and natural disasters. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values, our financial condition and profitability could be adversely affected.  Recessionary conditions or adverse economic conditions in our local market areas may reduce our rate of growth, affect our customers' ability to repay loans and adversely impact our business, financial condition, and results of operations.

A decline in economic conditions could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could have an adverse effect on our results of operations.

General business, political and economic conditions, including inflation, unemployment, money supply fluctuations, the imposition of tariffs or other domestic or international governmental policies and the shape of the interest rate curve may adversely affect our profitability. Negative changes in these general business and economic conditions could have the following consequences, any of which could have a materially adverse impact on our business, financial condition and results of operations:

•	loan delinquencies, problem assets and foreclosures may increase;

•	our allowance for credit losses may increase;

•	demand for our products and services may decline possibly resulting in a decrease in our total loans, total deposits, or assets;

•	inflation may accelerate, which may increase our operating costs and also may increase real estate costs and lower customer buying power, thereby reducing loan demand;

•	the value of our securities portfolio may decrease;

•	collateral for loans may decline in value, thereby reducing customers’ borrowing power, and reducing the value of assets and collateral associated with existing loans;

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; and

•	the amount of our low-cost or non-interest bearing deposits may decrease and the composition of our deposits may be adversely affected.

Inflation can have an adverse impact on our business and on our customers.

Inflation risk is the risk that the value of assets or income from investments may decline as inflation reduces the purchasing power of money. Although inflation moderated during 2024 and 2025, price levels remained elevated as of December 31, 2025, and interest rates remained higher than historical norms. Elevated inflation and interest rates have adversely affected, and may continue to adversely affect, the fair value of our investment securities, particularly longer-duration, fixed-rate securities, and have increased our non-interest expenses. In addition, inflation and higher costs of living and doing business may adversely affect our customers’ financial condition and their ability to repay loans. A deterioration in economic conditions in the United States or our primary market areas could result in increased loan delinquencies and non-performing assets, declines in collateral values, and reduced demand for our products and services, which could materially and adversely affect our business, financial condition, and results of operations.

Changes to trade policies and tariffs can have an adverse impact on our business and our customers.

Changes in trade policies, including the imposition of tariffs or the escalation of a trade war, could negatively impact the economic conditions in the markets we serve. Our customers – particularly local businesses engaged in agriculture, manufacturing, and retail – may face higher costs for imported goods and materials, reduced export demand, and supply chain disruptions due to increased tariffs. These challenges could lead to lower revenues, reduced profitability, and potential layoffs, all of which may impair our customers’ ability to meet their financial obligations. Furthermore, prolonged trade tensions and economic uncertainty could lead to market volatility, declining asset values, and weakened consumer confidence. If our customers experience financial stress, we could see an increase in loan delinquencies and credit losses, negatively affecting our asset quality and overall financial performance. Additionally, any decline in local economic activity could reduce loan demand, deposit growth, and fee income, which are critical to our long-term success. While we actively monitor economic and policy developments, we cannot predict the outcome of trade negotiations or the full impact of tariffs and trade restrictions on our business, customers, and the broader economy. Any adverse effects from tariffs or a trade war could materially and negatively impact our financial condition, results of operations, and future growth prospects.

Interruption of our customers' supply chains could negatively impact their business and operations and impact their ability to repay their loans.

Any material interruption in our customers’ supply chains, such as a material interruption of the resources required to conduct their business resulting from interruptions in service by third-party providers, trade restrictions, such as increased tariffs or quotas, embargoes or customs restrictions, social or labor unrest, natural disasters, epidemics or pandemics or political disputes and military conflicts, that cause a material disruption in our customers' supply chains, could have a negative impact on their business and ability to repay their borrowings with us. In the event of disruptions in our customers' supply chains, the labor and materials they rely on in the ordinary course of business may not be available at reasonable rates or at all. Additionally, changes in distribution of federal funds or freezing of federal funds, including reductions in federal workforce causing unemployment, could have an adverse effect on the ability of consumers and businesses to pay debts and/or affect the demand for loans and deposits.

Risks Related to Interest Rates

Changes in interest rates may reduce our profits.

Our profitability, like that of most financial institutions, depends to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.

Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to reinvest such loan or securities prepayments into lower-yielding assets, which may also negatively impact our income. Changes in market interest rates may also affect the demand for our products and services and competition for deposits. Conversely, if interest rates rise, and the interest rates on our deposits increase faster than the interest rates we receive on our loans and investments, our interest rate spread would decrease, which would have a negative effect on our net interest income and profitability. Furthermore, increases in interest rates may adversely affect the ability of borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase.

Changes in interest rates also affect the value of our interest-earning assets and, in particular, our investment securities portfolio. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Generally, the fair value of fixed-rate securities fluctuates inversely with changes in interest rates. Stockholders’ equity, specifically accumulated other comprehensive income (loss), is increased or decreased by the amount of change in the estimated fair value of our securities available for sale, net of deferred income taxes. Increases in interest rates generally decrease the fair value of securities available for sale, which adversely impacts stockholders’ equity. On December 31, 2025, we recorded an accumulated other comprehensive loss, net of tax, of $6.3 million related to net changes in the fair value of our available-for-sale investment securities portfolio.

Any substantial or unexpected change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in interest rates also may negatively impact our ability to originate real estate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which may ultimately affect our earnings.

Risks Related to Our Funding and Liquidity

Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our net interest margin and profitability.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also receive funds from loan repayments, investment maturities and income on other interest-earning assets. While we emphasize generating transaction accounts, we cannot guarantee if and when this will occur. Further, the considerable competition for deposits in our market area also has made, and may continue to make, it difficult for us to obtain reasonably priced deposits. Moreover, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. If we are not able to increase our lower-cost transactional deposits at a level necessary to fund our asset growth or deposit outflows, we may be forced seek other sources of funds, including certificates of deposit, FHLB advances, brokered deposits and lines of credit to meet the borrowing and deposit withdrawal requirements of our customers, which may be more expensive and have an adverse effect on our net interest margin and profitability.

A lack of liquidity could adversely affect our financial condition and results of operations and result in regulatory limits being placed on us.

Liquidity is essential to our business. We rely on our ability to generate deposits and effectively manage the repayment and maturity schedules of our loans to ensure that we have adequate liquidity to fund our operations. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our most important source of funds is deposits. Deposit balances can decrease when customers perceive alternative investments as providing a better risk/return tradeoff, which are strongly influenced by such external factors as the direction and level of interest rates, local and national economic conditions and the availability and attractiveness of alternative investments. Further, the demand for deposits may be reduced due to a variety of factors such as negative trends in the banking sector, the level of and/or composition of our uninsured deposits, demographic patterns, changes in customer preferences, reductions in consumers’ disposable income, the monetary policy of the Federal Reserve Board or regulatory actions that decrease customer access to particular products. If customers move money out of deposits, we may lose a relatively low-cost source of funds, increasing our funding costs and reducing our net interest income and net income. Any changes made to the rates offered on deposits to remain competitive with other financial institutions may also adversely affect profitability and liquidity. Depending on the capitalization and regulatory treatment of depository institutions, including whether an institution is subject to a supervisory prompt corrective action directive, certain additional regulatory restrictions and prohibitions may apply, including restrictions on interest rates paid on deposits and on the acceptance of brokered deposits. Significant deposit withdrawals could materially reduce our liquidity, and, in such an event, we may be required to replace such deposits with higher-costing borrowings.

Other primary sources of funds consist of cash flows from operations and sales of investment securities and borrowings from the FHLB of New York and the Federal Reserve Board. We also may borrow funds from third-party lenders, such as other financial institutions. Our access to funding sources in amounts adequate to finance or capitalize our activities, or on terms that are acceptable to us, could be impaired by factors that affect us directly or the financial services industry or economy in general, such as disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry. Our liquidity is also affected by a decrease in the sale of mortgage loans as a result of our decision to retain more mortgage loans in the portfolio, higher market interest rates negatively impacting originations, a downturn in our markets or by one or more adverse regulatory actions against us. A lack of liquidity could also attract increased regulatory scrutiny and potential restraints imposed on us by regulators.

Any decline in available funding could adversely impact our ability to originate loans, invest in securities, meet our expenses or fulfill obligations such as repaying our borrowings or meeting deposit withdrawal demands, any of which could have a material adverse impact on our liquidity, business, financial condition and results of operations.

Risk Related to Our Business Strategy

Our long-term business strategy involves organic growth, and our financial condition and results of operations may be adversely affected if we fail to grow or fail to manage our growth effectively.

After experiencing a decline in total assets, including the intentional decrease in automobile loans and a planned securities portfolio repositioning in 2024, our balance sheet stabilized in 2025 and total assets increased by $46.0 million, or 3.7%, from $1.26 billion at December 31, 2024 to $1.30 billion at December 31, 2025. We expect to continue pursuing sustainable organic growth in total assets and deposits going forward, accompanied by a corresponding increase in the scale and complexity of our operations. Achieving our organic growth objectives will depend on several factors, including our ability to attract new customers from competing financial institutions, retain and recruit experienced bankers, identify and pursue attractive lending and deposit-gathering opportunities, and compete effectively within our market area. In addition, we plan to expand our lending beyond our current market areas, which could result in additional risk related to those new market areas. We may enter into strategic partnerships with third parties to expand our product offerings, facilitate deposit account openings and grow core deposits.

Although we believe we have the management depth, infrastructure, and systems necessary to support our planned growth, we may not be able to secure appropriate growth opportunities or successfully execute our strategy. If we are unable to identify or implement third party partnerships, we may not fully achieve our growth objectives. Further, to the extent such third party arrangements result in new products, we may be need to hire personnel or rely on the expertise of such third parties. If we fail to grow as expected, or if we are unable to manage growth effectively, we may not be able to execute our business plan, which could adversely affect our financial condition and results of operations. If appropriate opportunities present themselves, we may engage in other business growth initiatives or undertakings. We may not successfully identify appropriate opportunities, may not be able to negotiate or finance such activities and such activities, if undertaken, may not be successful.

Our inability to tailor our retail delivery model to respond to consumer preferences in banking may negatively affect earnings.

Our branch network continues to be a very significant source of new business generation, however, consumers continue to migrate much of their routine banking to self-service channels. In recognition of this shift in consumer patterns, we regularly review our branch network, which can result in branch consolidation accompanied by the enhancement of our capabilities to serve its customers through alternate delivery channels. In that regard, we expect to devote substantial time and resources to improving our digital products and services. The success of these initiatives will depend on, among other things, whether our upgraded technology and digital solutions are received favorably by our customers and employees and improves their experiences and interactions with us. If we are unable to fully implement the digital offerings or successfully achieve these objectives with customers, the anticipated benefits of these initiatives may not be realized fully, or at all, or may take longer to realize than expected or we may experience significant customer attrition.

We may pursue acquisitions of other financial institutions, branch offices, lines of business, or lift-outs of lending or deposit gathering teams from other financial institutions.

We will evaluate merger and acquisition opportunities of other financial institutions, branch offices, lines of business, or lift-outs of lending and deposit-gathering teams from other financial institutions. As a result, negotiations may take place and future mergers or acquisitions, with consideration consisting of cash and/or equity securities, may occur. We would seek merger and acquisition opportunities that offer us the potential to expand our market footprint or improve profitability through economies of scale or expanded services. Increased expenses associated with acquiring other institutions, branches, lines of business or teams may have an adverse effect on our financial results and may involve various other risks commonly associated with acquisitions, including, among other things: payment of a premium over book and market values that may dilute our tangible book value and earnings per share in the short- and long-term; potential exposure to unknown or contingent liabilities and potential asset quality problems of acquired assets; potential volatility in reported income associated with goodwill impairment losses; difficulty and expense of integrating acquired operations or personnel; inability to realize expected revenue increases, cost savings, increases in geographic or product presence, or other projected benefits of the acquisition; potential disruption to our business and diversion of our management’s time and attention; the possible loss of key employees and customers of acquired businesses; and potential changes in banking or tax laws or regulations that may affect the target company or business.

Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

We are subject to extensive regulation, supervision and examination by our banking regulators. Such regulation and supervision govern the activities in which a financial institution and its holding company may engage and are intended primarily for the protection of insurance funds and our depositors and borrowers rather than for the protection of our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the ability to impose restrictions on our operations, classify our assets and determine the level of our allowance for credit losses. These regulations, along with the currently existing tax, accounting, securities, deposit insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations, executive orders, legislation or supervisory action, may have a material impact on our operations. Further, compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.

The fiscal, monetary and regulatory policies of the federal government and its agencies could have an adverse effect on our results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit environment. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. Government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. The Federal Reserve Board’s policies determine in large part the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect our net interest margin. Its policies can also adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans. The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the overall economy and the operating results of financial institutions in the past and are expected to continue to do so in the future.

Additionally, Congress and the administration through executive orders controls fiscal policy through decisions on taxation and expenditures. Depending on industries and markets involved, changes to tax law and increased or reduced public expenditures could affect us directly or the business operations of our customers.

Changes in Federal Reserve Board and other governmental policies, fiscal policy, and our regulatory environment generally are beyond our control, and we are unable to predict what changes may occur or the manner in which any future changes may affect our business, financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers that open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or establishing new branches. While we have developed policies and procedures designed to assist in compliance with these laws and regulations, these policies and procedures may not be effective in preventing violations of these laws and regulations.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and bank regulators, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

We are subject to stringent capital requirements, which may adversely impact our return on equity, or constrain us from paying dividends or repurchasing shares.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, and define what constitutes “capital” for calculating these ratios. The regulations establish a “capital conservation buffer” of 2.5%, which, when added to the minimum capital ratios, result in the following minimum ratios: (1) a common equity Tier 1 capital ratio of 7.0%, (2) a Tier 1 to risk-based assets capital ratio of 8.5%, and (3) a total capital ratio of 10.5%. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations establish a maximum percentage of eligible retained income that can be utilized for such actions.

The application of stringent capital requirements could, among other things, require us to maintain higher capital levels resulting in lower returns on equity, raise capital and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of additional liquidity requirements could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares.

Risks Related to Our Business and Operations

Strong competition within our market area may reduce our profits and slow growth.

We face strong competition in making loans and attracting deposits. Price competition for loans and deposits sometimes requires us to charge lower interest rates on our loans and pay higher interest rates on our deposits, which may reduce our net interest income. Many of the institutions with which we compete have substantially greater resources, lending limits and efficiencies of scale than we have, and may offer services that we do not provide. Our competitors often aggressively price loan and deposit products when they enter into new lines of business or new market areas. If we are unable to effectively compete in our market area, our profitability would be negatively affected. The greater resources and broader offering of deposit and loan products of some of our competitors may also limit our ability to increase our interest-earning assets. Competition also makes it more difficult and costly to attract and retain qualified employees. For more information about our market area and the competition we face, see “Business of Rhinebeck Bank— Market Area” and “— Competition.”

Our cost of operations is high relative to our assets. Our failure to maintain or reduce our operating expenses may reduce our profits.

Our non-interest expenses totaled $39.0 million and $36.8 million for the years ended December 31, 2025 and 2024, respectively. Although we have achieved certain efficiencies, our efficiency ratio, comparative to peers, remains high. Our efficiency ratio totaled 73.12% and 128.34% for the years ended December 31, 2025 and 2024, respectively. Our business strategy includes growth, expansion of our market area, and improvements in technology and product offerings, which are intended to produce efficiencies and long-term cost savings but may increase our expenses in the short-term. Failure to control or maintain our expenses may reduce future profits.

Our success depends on hiring and retaining certain key personnel.

Our performance largely depends on the talents and efforts of highly skilled individuals who comprise our senior management team and top-producing lenders. We rely on key personnel to manage and operate our business, including major revenue generating functions such as loan and deposit generation and our wealth management business. The loss of key staff may adversely affect our ability to maintain and manage these functions effectively, which could negatively affect our income. In addition, loss of key personnel could result in increased recruiting and hiring expenses, which would reduce our net income. Further, competition for qualified employees and personnel in the banking industry is intense. The process of recruiting personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing the periodic reports we file under the Securities Exchange Act of 1934, including our consolidated financial statements, we are required to make estimates and assumptions as of specified dates. These estimates and assumptions are based on our best estimates and experience at such times and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for credit losses, the determination of our deferred income taxes and our determination of goodwill impairment.

We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.

As a bank, we are susceptible to fraudulent activity against us or our clients, which may result in financial losses or increased costs to us or our clients, disclosure or misuse of our information or our client information, misappropriation of assets, privacy breaches against our clients, litigation or damage to our reputation. We are most subject to fraud and compliance risk in connection with the origination of loans, ACH transactions, wire transactions, ATM transactions, checking transactions, and debit cards that we have issued to our customers and through our online banking portals. We maintain a system of internal controls and insurance coverage to mitigate against such risks, including data processing system failures and errors, and customer fraud. If our internal controls fail to prevent or detect any such occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Our risk management framework is designed to minimize risk and loss. We seek to identify, measure, monitor, report and control our exposure to risk, including strategic, market, liquidity, compliance and operational risks. While we use broad and diversified risk monitoring and mitigation techniques, these techniques are inherently limited because they cannot anticipate the existence or future development of unanticipated or unknown risks. Recent economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased our level of risk. We could suffer losses if we fail to properly anticipate and manage these risks.

We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for integrity, reliability, customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents, errors in the use of artificial intelligence and questionable or fraudulent activities of our customers. In addition, third parties with whom we have relationships may take actions over which we have limited control that could negatively impact perceptions about us or the financial services industry. The proliferation of social media may increase the likelihood that negative information about us, whether or not accurate, could impact the our reputation and business. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our business and operating results.

Risks Related to Our Wealth Management Business

Our wealth management business is subject to risks associated with the industry and strong competition for clients.

At December 31, 2025, our wealth management division, Rhinebeck Asset Management, had approximately $243.0 million in assets under management. Rhinebeck Asset Management’s operations may present risks not borne by institutions that focus exclusively on other traditional retail and commercial banking products. For example, the investment advisory industry and Rhinebeck Asset Management’s results of operations are subject to fluctuations in the stock market that may have a significant adverse effect on transaction fees, client activity and client investment portfolio gains and losses. Significant fluctuations in interest rates and securities prices may affect the value of the assets managed by Rhinebeck Asset Management and may also influence financial advisor and investor decisions regarding whether to invest in, or maintain an investment in, one or more of our wealth management solutions. The clients of Rhinebeck Asset Management are generally free to change financial advisors or withdraw the funds they have invested at any time. Significant changes in investing patterns or large-scale withdrawal of investment funds could have an adverse effect on this line of business. In addition, new or modified regulations may adversely affect our wealth management services.

Due to strong competition, our wealth management business may not be able to retain existing clients or attract new clients. Competition is strong because there are numerous well-established and successful investment management and wealth advisory firms including commercial banks and trust companies, investment advisory firms, mutual fund companies, stock brokerage firms, and other financial companies. Many of our competitors have greater resources than we have. Our ability to successfully attract and retain wealth management clients is dependent upon our ability to compete with competitors’ investment products, level of investment performance, client services, and marketing and distribution capabilities. If we are not successful, our results of operations and financial condition may be negatively impacted. In addition, our wealth management operations are dependent on a small number of established financial advisors and other service providers, whose departure could result in the loss of a significant number of client accounts.

Risks Related to Privacy, Security and Technology

Regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and adversely affect our business opportunities.

We are subject to various privacy, information security and data protection laws, such as the Gramm-Leach-Bliley Act, which, among other things, requires privacy disclosures, and maintenance of a robust security program, which are subject to change and that could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of consumer or employee information, and some of our current or planned business activities, including our expansion of digital and online offerings. New laws or changes to existing laws may increase our costs of compliance, could reduce income from certain business initiatives and could restrict our ability to provide certain products and services, which could have a material adverse effect on our business, financial conditions or results of operations. Our regulators also hold us responsible for privacy and data protection obligations performed by our third-party service providers while providing services to us. Our failure to comply with privacy, data protection and information security laws could result in potentially significant regulatory or governmental investigations or actions, litigation, fines, sanctions and damage to our reputation, which could have a material adverse effect on our business, financial condition or results of operations.

Systems failures or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

Our operations depend upon our ability to protect our computer systems and network infrastructure against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our reputation, financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, continue to implement security technology and establish operational procedures designed to prevent such damage, our security measures may not be successful. In addition, advances in computer capabilities or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material impact on our operations or a material adverse effect on our financial condition and results of operations.

It is possible that we could incur significant costs associated with a breach of our computer systems. While we have cyber liability insurance, there are limitations on coverage. Furthermore, cyber incidents carry a great risk of injury to our reputation. Finally, depending on the type of incident, banking regulators can impose restrictions on our business and consumer laws may require reimbursement of customer losses.

Our risk and exposure to cyber-attacks or other information security breaches remains heightened because of, among other things, the evolving nature of these threats, our plans to continue to enhance our internet banking and mobile banking channel strategies, our expanded geographic footprint and that a portion of our employee base works remotely. There continues to be a rise in security breaches and cyber-attacks within the financial services industry, especially in the commercial banking sector. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities.

Disruptions or failures in the physical infrastructure or operating systems that support our businesses, customers or third parties, or cyber-attacks or security breaches of the networks, systems or devices that our customers or third parties use to access our products and services could result in customer attrition, financial losses, the inability of our customers or vendors to transact business with us, violations of applicable privacy and other laws, regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could materially adversely affect our results of operations or financial condition.

While our board of directors takes an active role in cybersecurity risk tolerance, we rely to a large degree on management and outside consultants in overseeing cybersecurity risk management.

Our board of directors takes an active role in our cybersecurity risk management and all members receive cybersecurity training annually. The Board reviews the annual risk assessments and approves information technology policies, which include cybersecurity. Furthermore, our Audit Committee is responsible for reviewing all audit findings related to information technology general controls, internal and external vulnerability, and penetration testing. The Board receives an annual information security report from our virtual Chief Information Security Officer and Chief Technology Officer as it relates to cybersecurity and related issues. We also engage outside consultants to support our cybersecurity efforts. Our directors do not have significant experience in cybersecurity risk management outside of Rhinebeck Bank and therefore, the Board’s ability to fulfill its oversight function remains dependent on the input it receives from management and outside consultants.

Technological changes may adversely impact our business.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new, technology-driven products and services, which increases efficiency and enables financial institutions to better serve customers and reduce costs. Our future success depends, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. As part of our business strategy, we intend to make significant investments in technology to modernize and improve our product offerings. We may not be able to effectively implement new, technology-driven products and services, to recoup the costs associated with such improvements, or be successful in marketing these products and services to our customers, which failure could have a material adverse effect on our business, financial condition or results of operations.

Implementation of new technology may also heighten our cyber and data security risks. Artificial intelligence (“AI”) and machine learning applications are a recent example of an emerging technology providing significant value to operations and service that also present additional risks for consideration. AI models may rely on complex algorithms and vast datasets. Errors, biases, or generating false information in these models, or unexpected system failures, could lead to flawed decisions, financial losses, compliance failures, or degraded customer experiences, impacting profitability and client retention. AI systems also may process sensitive customer data, and security breaches or unauthorized access to these systems could result in data theft, loss of intellectual property, and significant penalties and damages to customer trust. In addition to risks associated with direct adoption of AI applications by us, we face the risk of associates utilizing unauthorized publicly sourced AI tools to complete business functions. Unauthorized use of AI tools could lead to the unintended exposure of confidential data, use of inaccurate results, and a number of other risks. Additionally, third-party service providers are quickly embedding AI capabilities in their technology to provide more robust and efficient services. Some embedded AI capabilities could risk the exposure of confidential company data if being used in a multi-tenant environment or being used to train AI systems.

Risks Relating to the Offering and Ownership of Our Common Stock

The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in laws and regulations, investor perceptions of Rhinebeck Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to contribute between $31.5 million and $43.0 million of the net proceeds of the offering (i.e., at least 50% of the net proceeds from the offering) to Rhinebeck Bank. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, which may include repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. Rhinebeck Bank may use the net proceeds it receives to support increased lending, develop new products and services, invest in technology and grow by acquiring other financial institutions, branch offices, lines of business, or lending and deposit-gathering teams, or for other general corporate purposes. However, except for funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as acquiring other financial institutions and branch offices, may require the approval of the NYSDFS, the FDIC or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we currently sponsor and the new plan we intend to adopt. Our return on average equity was 7.77% for the year ended December 31, 2025, with total stockholders’ equity of $136.9 million at December 31, 2025. Our pro forma consolidated stockholders’ equity as of December 31, 2025, assuming completion of the offering, is estimated to be between $194.6 million at the minimum of the offering range and $215.8 million at the maximum of the offering range. Until we can increase our income and leverage the capital raised in the offering, our return on equity may be low, which may reduce the market price of our shares of common stock.

We may not pay any dividends on our common stock.

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, general economic conditions, our business strategy, and other factors the board of directors deems relevant. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Our common stock is not heavily traded, and the stock price may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market (ticker symbol “RBKB”), but the volume of shares traded is relatively low. Although we anticipate that the conversion and offering will improve the liquidity of our common stock, there is no guarantee that we will achieve that result. Prices on stock that is not heavily traded, such as our common stock, can be more volatile than heavily traded stock. Factors such as our financial results, the introduction of new products and services by us or our competitors, publicity regarding the banking industry, and various other factors affecting the banking industry may have a significant impact on the market price of the shares of our common stock. Management also cannot predict the extent to which an active public market for our common stock will develop or be sustained in the future. Accordingly, stockholders may not be able to sell their shares of our common stock at the volumes, prices, or times that they desire.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the awards granted to participants. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may adopt plans that allow for greater amounts of awards and options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $1.5 million ($1.3 million after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest.

We intend to adopt one or more new stock-based benefit plans following the conversion. Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. Stockholders would experience a 5.4% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the offering, and all such stock options are exercised, and a 2.2% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the offering. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.

Rhinebeck Bancorp’s Articles of Incorporation and Bylaws and Maryland law may discourage a corporate takeover.

Rhinebeck Bancorp’s articles of incorporation and bylaws contain certain provisions designed to enhance the ability of Rhinebeck Bancorp’s board of directors to deal with attempts to acquire control of Rhinebeck Bancorp, including a classified board, the ability to classify and reclassify unissued shares of stock of any class or series of stock by setting, fixing, eliminating, or altering in any one or more respects the preferences, rights, voting powers, restrictions and qualifications of, dividends on, and redemption, conversion, exchange, and other rights of, such securities and a requirement for any stockholder who desires to nominate a director to abide by strict notice requirements.

Maryland law also contains anti-takeover provisions that apply to Rhinebeck Bancorp. The Maryland Business Combination Act generally prohibits, subject to certain limited exceptions, corporations from being involved in any “business combination” (defined in the Act) with any “interested shareholder” for a period of five years following the most recent date on which the interested shareholder became an interested shareholder. The Maryland Control Share Acquisition Act applies to acquisitions of “control shares,” which, subject to certain exceptions, are shares the acquisition of which entitle the holder, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of a corporation in the election of directors. Control shares have limited voting rights.

Although these provisions do not preclude a takeover, they may have the effect of discouraging, delaying or deferring a tender offer or takeover attempt that a stockholder might consider in their best interest, including those attempts that might result in a premium over the market price for the common stock. Such provisions will also render the removal of Rhinebeck Bancorp’s board of directors and of management more difficult and, therefore, may serve to perpetuate current management. These provisions could potentially adversely affect the market prices of Rhinebeck Bancorp’s securities.

You may not revoke your decision to purchase Rhinebeck Bancorp common stock in the subscription offering or any community offering after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription offering and in any community offering will be held by us until the completion or termination of the conversion and offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription offering and in any community offering are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 8,912,500 shares or decreased to less than 6,587,500 shares.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations generally restrict us from repurchasing our shares of common stock during the first year following the offering. Additionally, pursuant to New York regulations, we must receive NYSDFS approval to repurchase more than 5% of our outstanding common stock in any 12-month period during the second and third years following conversion. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock during the first year following the offering may negatively affect our stock price.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected historical financial and other data for Rhinebeck Bancorp at December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024, which is derived from the audited financial statements included elsewhere in this prospectus. The following information is only a summary and should be read in conjunction with the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this prospectus.

	At December 31,
	2025	2024
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,301,766	$1,255,765
Cash and cash equivalents	101,986	37,484
Securities available-for-sale	162,203	159,947
Loans receivable, net	953,385	971,779
Bank owned life insurance	30,996	30,193
Goodwill and other intangibles	2,341	2,401

Total liabilities	1,164,914	1,133,932
Deposits	1,097,340	1,020,783
Federal Home Loan Bank advances	25,153	69,773
Subordinated debt	5,155	5,155

Total stockholders’ equity	136,852	121,833

	For the Year Ended December 31,
	2025	2024
	(In thousands, except per share data)
Selected Operating Data:
Interest and dividend income	$68,873	$63,222
Interest expense	22,480	25,527
Net interest income	46,393	37,695
Provision for credit losses	1,659	2,800
Net interest income after provision for credit losses	44,734	34,895
Non-interest income (loss)	6,971	(8,984)
Non-interest expense	39,020	36,848
Income (loss) before income tax expense	12,685	(10,937)
Income tax expense (benefit)	2,640	(2,317)
Net income (loss)	$10,045	$(8,620)
Earnings (loss) per share (diluted)	$0.92	$(0.80)

	At or For the Year Ended December 31,
	2025	2024
Performance Ratios:
Return (loss) on average assets(1)	0.78%	(0.67)%
Return (loss) on average equity(2)	7.77%	(7.31)%
Interest rate spread(3)	3.23%	2.44%
Net interest margin(4)	3.89%	3.17%
Efficiency ratio(5)	73.12%	128.34%
Average interest-earning assets to average interest-bearing liabilities	134.72%	133.68%
Total loans to total assets	73.61%	77.64%
Equity to assets(6)	10.09%	9.23%

Capital Ratios(7):
Tier 1 capital (to adjusted total assets)	10.62%	10.07%
Tier I capital (to risk-weighted assets)	13.57%	11.81%
Total capital (to risk-weighted assets)	14.40%	12.63%
Common equity Tier 1 capital (to risk-weighted assets)	13.57%	11.81%

Asset Quality Ratios:
Allowance for credit losses as a percent of total loans	0.87%	0.88%
Allowance for credit losses as a percent of non-performing loans	225.76%	206.56%
Net charge-offs to average outstanding loans	0.20%	0.24%
Non-performing loans as a percent of total loans	0.39%	0.42%
Non-performing assets as a percent of total assets	0.28%	0.33%

Other Data:
Book value per common share	$12.28	$10.98
Tangible book value per common share(8)	$12.07	$10.76
Number of offices(9)	15	16

(1)	Represents net income divided by average total assets.
(2)	Represents net income divided by average equity.
(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.
(5)	Represents non-interest expense divided by the sum of net interest income and non-interest income. Efficiency ratio for the year ended December 31, 2024 reflects a $16.0 million loss associated with our balance sheet restructuring.
(6)	Represents average equity divided by average total assets.
(7)	Capital ratios are for Rhinebeck Bank only. Rhinebeck Bancorp is not subject to the minimum consolidated capital requirements as a small bank holding company with assets less than $3.0 billion.
(8)	Tangible book value per common share is a financial measure determined by methods other than in accordance with GAAP. Management believes that this non-GAAP financial measure may provide useful supplemental information for evaluating Rhinebeck Bancorp’s operations and performance. Tangible book value is calculated by subtracting goodwill (which was $2.2 million at each of December 31, 2025 and 2024) and intangible assets ($106,000 and $166,000 as of December 31, 2025 and 2024, respectively) from total stockholders’ equity, and dividing the difference by total common shares outstanding as of period-end.
(9)	Includes our corporate office, 12 branch offices and two representative offices at December 31, 2025.

RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data for Rhinebeck Bancorp at the dates and for the periods indicated. The following is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at December 31, 2025 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the results for the year ending December 31, 2026 or any other period.

	At March 31, 2026	At December 31, 2025
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,284,867	$1,301,766
Cash and cash equivalents	112,904	101,986
Securities available-for-sale	156,160	162,203
Loans receivable, net	936,751	953,385
Bank owned life insurance	31,193	30,996
Goodwill and other intangibles	2,334	2,341

Total liabilities	1,146,225	1,164,914
Deposits	1,103,492	1,097,340
Federal Home Loan Bank advances	5,153	25,153
Subordinated debt	5,155	5,155

Total stockholders’ equity	138,642	136,852

	For the Three Months Ended March 31,
	2026	2025
	(In thousands, except per share data)
Selected Operating Data:
Interest and dividend income	$16,611	$16,638
Interest expense	5,417	5,601
Net interest income	11,194	11,037
Provision for credit losses	71	353
Net interest income after provision for credit losses	11,123	10,684
Non-interest income	1,466	1,751
Non-interest expense	9,738	9,508
Income before income tax expense	2,851	2,927
Income tax expense	635	639
Net income	$2,216	$2,288
Earnings per share (diluted)	$0.20	$0.21

	At or For the Three Months Ended March 31,
	2026	2025
Performance Ratios:
Return on average assets(1)	0.70%	0.73%
Return on average equity(2)	6.50%	7.49%
Interest rate spread(3)	3.15%	3.13%
Net interest margin(4)	3.77%	3.79%
Efficiency ratio(5)	76.92%	74.35%
Average interest-earning assets to average interest-bearing liabilities	133.88%	134.00%
Total loans to total assets	0.73%	0.78%
Equity to assets(6)	10.69%	9.77%

Capital Ratios(7):
Tier 1 capital (to adjusted total assets)	10.94%	10.17%
Tier 1 capital (to risk-weighted assets)	14.15%	12.10%
Total capital (to risk-weighted assets)	14.95%	12.91%
Common equity Tier 1 capital (to risk-weighted assets)	14.15%	12.10%

Asset Quality Ratios:
Allowance for credit losses as a percent of total loans	0.84%	0.86%
Allowance for credit losses as a percent of non-performing loans	227.65%	239.35%
Net charge-offs to average outstanding loans	0.23%	0.21%
Non-performing loans as a percent of total loans	0.37%	0.36%
Non-performing assets as a percent of total assets	0.27%	0.28%

Other Data:
Book value per common share	$12.43	$11.35
Tangible book value per common share(8)	$12.22	$11.14
Number of offices(9)	15	16

(1)	Represents net income divided by average total assets.
(2)	Represents net income divided by average equity.
(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.
(5)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(6)	Represents average equity divided by average total assets.
(7)	Capital ratios are for Rhinebeck Bank only. Rhinebeck Bancorp is not subject to the minimum consolidated capital requirements as a small bank holding company with assets less than $3.0 billion.
(8)	Tangible book value per common share is a financial measure determined by methods other than in accordance with GAAP. Management believes that this non-GAAP financial measure may provide useful supplemental information for evaluating Rhinebeck Bancorp’s operations and performance. Tangible book value is calculated by subtracting goodwill (which was $2.2 million at March 31, 2026 and 2025) and intangible assets ($99,000 and $146,000 as of March 31, 2026 and 2025, respectively) from total stockholders’ equity, and dividing the difference by total common shares outstanding as of period-end.
(9)	Includes our corporate office, 12 branch offices and two representative offices at March 31, 2026.

Comparison of Financial Condition at March 31, 2026 and December 31, 2025

Total Assets. Total assets decreased by $16.9 million, or 1.3%, to $1.28 billion as of March 31, 2026, due primarily to a decrease in loans receivable which decreased by $16.6 million, or 1.7%, to $936.8 million, a decrease in available for sale securities which declined by $6.0 million, or 3.7%, and a decrease in other assets of $3.7 million. This decrease was partially offset by an increase in cash and cash equivalents of $10.9 million, or 10.7%.

Cash and Cash Equivalents. Cash and cash equivalents increased $10.9 million, or 10.7%, to $112.9 million at March 31, 2026 from $102.0 million at December 31, 2025, primarily due to a $9.0 million, or 10.8%, increase in federal funds sold, as well as increases in deposits held at the FHLB, FRB and other interest-bearing depository accounts. The increase was primarily driven by deposit growth and proceeds from the decrease in available for sale securities.

Investment Securities Available for Sale. Available for sale securities declined $6.0 million, or 3.7%, to $156.2 million at March 31, 2026 from $162.2 million at December 31, 2025, primarily due to $6.6 million in paydowns, calls, and maturities and a $507,000 increase in unrealized losses, partially offset by $992,000 in purchases.

Net Loans. Net loans receivable decreased $16.6 million, or 1.7%, to $936.8 million at March 31, 2026, compared to $953.4 million at December 31, 2025 reflecting a $17.7 million reduction in indirect automobile loans in line with a strategic decision to reduce this concentration in the portfolio. At March 31, 2026, indirect automobile loans were 15.3% of assets, compared to 16.4% at December 31, 2025. Non-accrual loans decreased by $235,000, or 6.4%, from $3.7 million at December 31, 2025 to $3.5 million at March 31, 2026.

Total Liabilities. Total liabilities decreased $18.7 million, or 1.6%, to $1.15 billion at March 31, 2026. The decrease was primarily driven by a decrease in FHLB advances of $20.0 million, or 79.5%, and a decrease in accrued expenses and other liabilities of $3.3 million, or 12.0%, largely due to a decline in the fair value of the interest rate swaps, partially offset by a $6.2 million increase in total deposits.

Deposits. Deposits increased $6.2 million, or 0.6%, to $1.10 billion at March 31, 2026. Interest-bearing deposits increased $7.8 million, or 0.9%, while non-interest-bearing deposits decreased $1.6 million, or 0.7%. These increases were partially offset by a decrease in money market accounts of $7.7 million.

Mortgagors’ Escrow Accounts. Mortgagors’ escrow accounts decreased $1.5 million, or 16.1%, to $7.9 million at March 31, 2026, from $9.4 million at December 31, 2025, primarily due to the timing of property tax and insurance disbursements.

Advances from the Federal Home Loan Bank. FHLB advances declined $20.0 million, or 79.5%, to $5.2 million at March 31, 2026 from $25.2 million at December 31, 2025. The reduction reflects the Company’s use of excess liquidity from the maturity of securities and increased deposits to pay down borrowings.

Stockholders’ Equity. Stockholders’ equity increased $1.8 million, or 1.3%, to $138.6 million at March 31, 2026 from $136.9 million at December 31, 2025. The increase was primarily due to $2.2 million in net income, partially offset by a $400,000 increase in accumulated other comprehensive loss. The Company’s book value per share was $12.43 at March 31, 2026, compared to $12.28 at December 31, 2025. The ratio of stockholders’ equity to total assets increased to 10.79% from 10.51% over the same period. Unearned common stock held by the Bank’s employee stock ownership plan was $2.8 million at March 31, 2026 and December 31, 2025.

Comparison of Results of Operations for the Three Months Ended March 31, 2026 and 2025

Net Income. Net income for the first quarter of 2026 was $2.2 million, compared to $2.3 million for the first quarter of 2025. Diluted earnings per share were $0.20 for the first quarter of 2026, compared to $0.21 for the same quarter of 2025. Interest and dividend income decreased $27,000, or 0.2%, while interest expense decreased $184,000, or 3.3%. The provision for credit losses decreased $282,000, or 79.9%. Non-interest income decreased $285,00, or 16.3%, and non-interest expense increased $230,000, or 2.4%. The provision for income taxes decreased $4,000 between the comparable quarters.

Net Interest Income. Net interest income increased $157,000, or 1.4%, to $11.2 million for the three months ended March 31, 2026 compared to 2025. The increase was primarily due to lower costs on interest-bearing liabilities, partially offset by lower yields on interest-earning assets due to the lower interest rate environment. The net interest margin decreased by two basis points to 3.77% and the interest rate spread improved two basis points from 3.13% for the three months ended March 31, 2025 to 3.15% for the three months ended March 31, 2026, reflecting slightly better pricing on assets versus liabilities. The ratio of average interest-earning assets to average interest-bearing liabilities declined 12 basis points to 133.88%, while the net interest margin declined by two basis points to 3.77% compared to the same quarter in 2025.

Interest Income. Interest income decreased $27,000, or 0.2%, to $16.6 million for the three months ended March 31, 2026. The decrease was primarily due to lower yields on loans and interest bearing depository accounts. The average yield on interest-earning assets decreased by 12 basis points to 5.59%, due to the lower interest rate environment, while the average balance of interest-earning assets increased by $22.6 million, or 1.9%, to $1.20 billion. The average yield on loans decreased 2 basis points, to 6.12%, and the average yield on available for sale securities increased 21 basis points, to 3.46%. The increase in the average balance of interest earning assets was primarily due to an increase in the average balance of interest bearing depository accounts and federal funds sold, which increased $63.2 million, or 222.4%, and was partially offset by a decrease of $42.0 million in the average balance of loans, when comparing the three months ended March 31, 2026 with the comparable period in 2025.

Interest Expense. Interest expense decreased $184,000, or 3.3%, to $5.4 million for the three months ended March 31, 2026, compared to $5.6 million for the same quarter in 2025. The average cost of interest-bearing liabilities declined by 14 basis points, to 2.44%, due to the lower interest rate environment reflecting lower funding costs and a favorable shift in the funding mix with an increase in deposits and a decrease in borrowings. The average balance of total interest-bearing liabilities increased $17.7 million, or 2.0%, to $899.8 million, primarily due to a $69.1 million increase in the average balance of deposits partially offset by a $51.2 million decline in the average balance of Federal Home Loan Bank advances, which decreased from $75.0 million to $23.8 million. The average cost of these advances also declined by 127 basis points, from 4.07% to 2.80% for the first quarter of 2025 and 2026, respectively.

Provision for Credit Losses. The provision for credit losses decreased by $282,000, or 79.9%, from $353,000 for the quarter ended March 31, 2025 to $71,000 for the current quarter. The decrease in the provision was primarily due to lower loan balances. Net charge-offs increased by $38,000, from $510,000 for the first quarter of 2025 to $548,000 for the first quarter of 2026. The increase was primarily due to increased net charge-offs of $176,000 in indirect automobile loans and $44,000 in consumer loans, substantially offset by decreased net charge-offs of $183,000 in commercial loans.

Non-Interest Income. Non-interest income totaled $1.5 million for the three months ended March 31, 2026, a decrease of $285,000, or 16.3%, from the comparable period in 2025, due primarily to a decrease of $232,000, or 55.8%, in other non-interest income investment as swap fee income decreased. Investment advisory fee income decreased $33,000, net gain on sale of loans decreased $28,000 and service charges on deposit accounts also decreased by $9,000. These decreases were only slightly offset by a $10,000 increase in the cash surrender value of life insurance and a $7,000 gain on the disposal of premises and equipment.

Non-Interest Expense. For the first quarter of 2026, non-interest expense totaled $9.7 million, an increase of $230,000, or 2.4%, compared to the same period in 2025. This increase was primarily driven by higher salaries and benefits expense of $399,000, reflecting increased compensation and medical insurance costs, as well as higher occupancy costs of $152,000 due to increased repair expenses and a rise in data processing costs of $84,000. These increases were partially offset by declines in professional fees of $84,000, FDIC insurance expense of $78,000, marketing expenses of $55,000, and amortization of intangible assets of $13,000.

Income Taxes. The provision for income taxes decreased $4,000 to $635,000 for the three months ended March 31, 2026, compared to $639,000 for the same period in 2025. The decreased income tax provision corresponds to pre-tax income during the quarter compared to the first quarter of 2025. The effective tax rate was 22.27% for the three months ended March 31, 2026 as compared to 21.83% for the three months ended March 31, 2025.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” "intend," “predict,” “forecast,” “improve,” “continue,” “will,” “would,” “should,” “could,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies, and financial condition and results of operation;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward looking statements, by their nature, are subject to risks and uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market area, including potential recessionary conditions or slowed economic growth;

•	changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio;

•	changes in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of and methodology for calculating the allowance for credit losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement our business strategies;

•	our ability to manage or reduce expenses;

•	competition among depository and other financial institutions;

•	inflation and changes in market interest rates that affect our margins and yields, the fair value of financial instruments or reduce our volume of loan originations, the level of defaults, losses and prepayments on loans we have made and make whether held in portfolio or sold in the secondary market;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, Federal Deposit Insurance Corporation assessments and capital requirements;

•	changes in the monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the imposition of tariffs or other domestic or international governmental policies and any retaliatory responses;

•	the impact of any potential federal government shutdown;

•	negative financial impact from unfavorable regulatory penalties and/or settlements;

•	our ability to manage market risk, credit risk, operational risk and reputation risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities or systems we may acquire, as well as new personnel or customers, and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	the current or anticipated impact of military conflict, terrorism or other geopolitical events;

•	a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;

•	system failures or cybersecurity threats against our informational technology and those of our third-party providers and vendors;

•	the failure to maintain current technologies and to successfully implement future information technology enhancements;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to attract or retain key employees;

•	our compensation expense associated with equity allocated or awarded to our employees;

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own; and

•	political instability or civil unrest, acts of war or terrorism, or public health emergencies.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 17. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $63.0 million and $86.0 million. We must sell a minimum of 6,587,500 shares to complete the offering.

We intend to use the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of:
	6,587,500 Shares		7,750,000 Shares		8,912,500 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$65,875		$77,500		$89,125
Less: offering expenses	$2,924		$3,035		$3,147
Net offering proceeds	$62,951	100.0%	$74,465	100.0%	$85,978	100.0%

Distribution of net proceeds:
To Rhinebeck Bank	$31,476	50.0%	$37,232	50.0%	$42,989	50.0%
To fund loan to employee stock ownership plan	$2,635	4.2%	$3,100	4.2%	$3,565	4.1%
Retained by Rhinebeck Bancorp	$28,840	45.8%	$34,133	45.8%	$39,424	45.9%

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Rhinebeck Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all the shares offered were not sold in the subscription offering and instead a portion of the shares were sold in a and community or syndicated community offering.

Rhinebeck Bancorp may initially place the proceeds it retains from the offering in an interest-bearing account at Rhinebeck Bank. Rhinebeck Bancorp may also use the proceeds it retains from the offering:

•	to invest in securities;

•	to repurchase its outstanding shares of its common stock;

•	to pay cash dividends to stockholders;

•	to finance the potential acquisition of financial institutions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current applicable regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans. Additionally, pursuant to New York regulations, we must receive NYSDFS approval to repurchase more than 5% of our outstanding common stock in any 12-month period during the second and third years following conversion.

Rhinebeck Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to enhance existing products and services and support growth and the development of new products and services;

•	to invest in technology;

•	to expand its banking franchise by acquiring other financial institutions, financial services companies, branch offices, lines of business or lending or deposit-gathering teams as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds may be placed as deposits with the Federal Reserve. Rhinebeck Bank may also invest in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness and availability of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to acquire other financial institutions.

We expect our return on equity may be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Risks Relating to the Offering and Ownership of Our Common Stock—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance” and “—Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.”

OUR DIVIDEND POLICY

Following completion of the conversion and offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Rhinebeck Bancorp will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Rhinebeck Bancorp in connection with the conversion and offering. The source of dividends will depend on the net proceeds retained by Rhinebeck Bancorp and earnings thereon, and dividends from Rhinebeck Bank. In addition, Rhinebeck Bancorp will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

The Federal Reserve Board has issued a policy statement providing that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition. Regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

After the completion of the conversion, Rhinebeck Bank will not be permitted to pay dividends on its capital stock owned by Rhinebeck Bancorp, its sole stockholder, if Rhinebeck Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Rhinebeck Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. The Federal Deposit Insurance Corporation (the “FDIC”) has the authority to prohibit Rhinebeck Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of Rhinebeck Bank. Under New York banking law, Rhinebeck Bank may declare and pay dividends from its net profits, unless there is an impairment of capital. Additionally, the approval of the NYSDFS is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years. The term “net profits” is generally defined to mean earnings from current operations, subject to certain adjustments provided for under applicable law.

Any payment of dividends by Rhinebeck Bank to Rhinebeck Bancorp that would be deemed to be drawn from Rhinebeck Bank’s bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by Rhinebeck Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Rhinebeck Bank does not intend to make any distribution that would create such a federal tax liability.

We intend to file a consolidated federal tax return with Rhinebeck Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Rhinebeck Bancorp’s common stock is currently listed on the Nasdaq Capital Market under the symbol “RBKB.” Upon completion of the conversion and offering, we expect the shares of common stock of Rhinebeck Bancorp will continue to trade on the Nasdaq Capital Market under the symbol “RBKB.” To list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of [VRD], Rhinebeck Bancorp had ___ registered market makers in its common stock.

As of the close of business on [VRD], there were _________ shares of common stock outstanding, including _________ publicly held shares (shares held by stockholders other than Rhinebeck Bancorp, MHC), and approximately _____ stockholders of record.

On February 9, 2026, the business day immediately preceding the public announcement of the conversion, and on [VRD], the closing prices of Rhinebeck Bancorp common stock as reported on the Nasdaq Stock Market were $12.15 per share and $_____ per share, respectively. On the effective date of the conversion, all publicly held shares of Rhinebeck Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of new shares of Rhinebeck Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Rhinebeck Bancorp common stock will be converted into options to purchase a number of new shares of Rhinebeck Bancorp common stock determined pursuant to the exchange ratio, with the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2025, Rhinebeck Bank was in compliance with applicable regulatory capital requirements and was considered “well capitalized.”

The table below sets forth the historical equity capital and regulatory capital of Rhinebeck Bank at December 31, 2025, and the pro forma equity capital and regulatory capital of Rhinebeck Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes that Rhinebeck Bank receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Rhinebeck Bank Historical at		Rhinebeck Bank Pro Forma at December 31, 2025 Based Upon the Sale in the Offering of:
	December 31, 2025		6,587,500 Shares		7,750,000 Shares		8,912,500 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$133,851	10.28%	$160,057	12.01%	$164,883	12.32%	$169,710	12.62%

Tier 1 leverage capital(1)(2)	$139,166	10.62%	$165,372	12.32%	$170,198	12.63%	$175,025	12.93%
Tier 1 leverage requirement	65,529	5.00	67,103	5.00	67,391	5.00	67,679	5.00
Excess	$73,637	5.62%	$98,269	7.32%	$102,807	7.63%	$107,346	7.93%

Tier 1 risk-based capital	$139,166	13.57%	$165,372	16.03%	$170,198	16.48%	$175,025	16.93%
Tier 1 risk-based requirement	82,039	8.00	82,543	8.00	82,635	8.00	82,727	8.00
Excess	$57,127	5.57%	$82,829	8.03%	$87,563	8.48%	$92,298	8.93%

Total risk-based capital	$147,671	14.40%	$173,877	16.85%	$178,703	17.30%	$183,530	17.75%
Total risk-based requirement	102,549	10.00	103,178	10.00	103,293	10.00	103,408	10.00
Excess	$45,122	4.40%	$70,699	6.85%	$75,410	7.30%	$80,122	7.75%

Common equity Tier 1 (1)(2)	$139,166	13.57%	$165,372	16.03%	$170,198	16.48%	$175,025	16.93%
Common equity Tier 1 requirement	66,657	6.50	67,066	6.50	67,141	6.50	67,216	6.50
Excess	$72,509	7.07%	$98,306	9.53%	$103,057	9.98%	$107,809	10.43%
Reconciliation of capital infused into Rhinebeck Bank:
Net proceeds			$31,476		$37,232		$42,989
Less: Common stock acquired by stock-based benefit plans			(2,635)		(3,100)		(3,565)
Less: Common stock acquired by employee stock ownership plan			(2,635)		(3,100)		(3,565)
Pro forma increase			$26,206		$31,032		$35,859

(1)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Rhinebeck Bancorp at December 31, 2025 and the pro forma consolidated capitalization of Rhinebeck Bancorp after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Rhinebeck Bancorp Historical at	Rhinebeck Bancorp Pro Forma at December 31, 2025 Based upon the Sale in the Offering at $10.00 per share of:
	December 31, 2025	6,587,500 Shares	7,750,000 Shares	8,912,500 Shares
	(Dollars in thousands)
Deposits(1)	$1,097,340	$1,097,340	$1,097,340	$1,097,340
Borrowed funds	30,308	30,308	30,308	30,308
Total deposits and borrowed funds	$1,127,648	$1,127,648	$1,127,648	$1,127,648

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized(2)	—	—	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized at December 31, 2025 and 35,000,000 shares authorized on a pro forma basis); shares to be issued as reflected(2)(3)	112	116	136	156
Additional paid-in capital(2)	45,710	108,657	120,151	131,644
Rhinebeck Bancorp, MHC capital contribution	—	99	99	99
Retained earnings(4)	101,797	101,797	101,797	101,797
Accumulated other comprehensive loss	(6,255)	(6,255)	(6,255)	(6,255)
Defined benefit pension plan, net of taxes	(1,675)	(1,675)	(1,675)	(1,675)
Common stock to be acquired by stock-based benefit plans(5)	—	(2,635)	(3,100)	(3,565)
Common stock held by employee stock ownership plan(6)	(2,837)	(5,472)	(5,937)	(6,402)
Total stockholders’ equity	$136,582	$194,632	$205,216	$215,799

Pro Forma Shares Outstanding:
Shares offered for sale	—	6,587,500	7,750,000	8,912,500
Exchange shares issued	—	4,971,197	5,848,467	6,725,738
Total shares outstanding	11,141,033	11,558,697	13,598,467	15,638,238

Total stockholders’ equity as a percentage of total assets	10.51%	14.32%	14.98%	15.63%
Tangible equity as a percentage of tangible assets	10.35%	14.17%	14.83%	15.49%

(1)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(2)	Rhinebeck Bancorp currently has 25,000,000 authorized shares of common stock, $0.01 par value per share, and 5,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Rhinebeck Bancorp common stock to be outstanding. On a pro forma basis, Rhinebeck Bancorp expects to have 35,000,000 authorized shares of common stock, $0.01 par value per share, and 5,000,000 authorized shares of preferred stock, $0.01 par value per share.
(3)	No effect has been given to the issuance of additional shares of Rhinebeck Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Rhinebeck Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(4)	The retained earnings of Rhinebeck Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”
(5)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by Rhinebeck Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the offering. Rhinebeck Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations.
(6)	Assumes that 4% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Rhinebeck Bancorp. The loan will be repaid principally from Rhinebeck Bank’s contributions to the employee stock ownership plan. Since Rhinebeck Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Rhinebeck Bancorp’s consolidated financial statements. Accordingly, the shares of common stock acquired by the employee stock ownership plan are shown in this table as a reduction of total stockholders’ equity. Implementation of such plans will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Rhinebeck Bancorp and pro forma data of Rhinebeck Bancorp at and for three months ended December 31, 2025 and at and for the year ended December 31, 2025. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds are based upon the following assumptions:

(1)	all of the shares of common stock will be sold in the subscription and community offerings;

(2)	our employee stock ownership plan will purchase 4% of the shares of common stock sold in the offering with a loan from Rhinebeck Bancorp. The existing loan obligation of our employee stock ownership plan, equal to $3.3 million as of December 31, 2025, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest) over 20 years. Interest income that we earn on the loan will offset the interest paid by Rhinebeck Bank. The effect on earnings for the employee stock ownership plan is the cost of amortizing the loan over 20 years, net of historical expense for the period;

(3)	we will pay KBW a fee of 1.0% with respect to shares sold in the subscription offering and 1.5% with respect to shares sold in the community offering (no fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, officers and directors, and their immediate families, and no fee will be paid with respect to exchange shares); and

(4)	total expenses of the offering, other than the fees and commissions to be paid to KBW, will be $2.1 million.

The expenses of the offering may vary from those estimated, and the fees paid to KBW may vary from the amounts estimated if the amount of shares of Rhinebeck Bancorp common stock sold varies from the amounts assumed above or if any shares are sold in a syndicated community offering and/or firm commitment underwritten offering.

We calculated pro forma consolidated net income for the three months ended December 31, 2025 and the fiscal year ended December 31, 2025 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 3.73% (2.87% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note at December 31, 2025, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will reserve for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the offering at the same price for which they were sold in the offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the offering. We have assumed that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.36 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 25.40% for the shares of common stock, a dividend yield of 0%, an expected option life of six years and a risk-free interest rate of 3.84%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than 12 months following the completion of the offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the offering to Rhinebeck Bank, and we will retain the remainder of the net proceeds from the offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan. We will retain the rest of the proceeds for future use.

The pro forma data does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the offering;

•	our results of operations after the offering; or

•	changes in the market price of the shares of common stock after the offering.

The following pro forma data may not be representative of the financial effects of the offering at the date on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Rhinebeck Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”

At or for the Year Ended December 31, 2025 Based upon the Sale at $10.00 Per Share of:
6,587,500 Shares	7,750,000 Shares	8,912,500 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$65,875	$77,500	$89,125
Market value of shares issued in the exchange	49,712	58,485	67,257
Pro forma market capitalization	$115,587	$135,985	$156,382

Gross proceeds of offering	$65,875	$77,500	$89,125
Expenses	2,924	3,035	3,147
Estimated net proceeds	62,951	74,465	85,978
Common stock purchased by employee stock ownership plan	(2,635)	(3,100)	(3,565)
Common stock purchased by stock-based benefit plans	(2,635)	(3,100)	(3,565)
Estimated net proceeds, as adjusted	$57,681	$68,265	$78,848

For the Year Ended December 31, 2025
Consolidated net earnings:
Historical	$10,045	$10,045	$10,045
Income on adjusted net proceeds	1,657	1,961	2,265
Income on Rhinebeck Bancorp, MHC asset contribution	3	3	3
Employee stock ownership plan(1)	(28)	(65)	(103)
Stock awards(2)	(406)	(477)	(549)
Stock options(3)	(417)	(491)	(564)
Pro forma net income	$10,854	$10,976	$11,097

Earnings per share(4):
Historical	$0.91	$0.79	$0.68
Income on adjusted net proceeds	0.15	0.15	0.15
Income on Rhinebeck Bancorp, MHC asset contribution	—	—	—
Employee stock ownership plan(1)	—	(0.01)	(0.01)
Stock awards(2)	(0.04)	(0.04)	(0.04)
Stock options(3)	(0.04)	(0.04)	(0.04)
Pro forma earnings per share(4)	$0.98	$0.85	$0.74

Offering price to pro forma net earnings per share	10.20	x	11.76	x	13.51	x
Number of shares used in earnings per share calculations	11,028,980	12,975,271	14,921,563

At December 31, 2025
Stockholders’ equity:
Historical	$136,852	$136,852	$136,852
Estimated net proceeds	62,951	74,465	85,978
Rhinebeck Bancorp, MHC capital contribution	99	99	99
Common stock acquired by employee stock ownership plan(1)	(2,635)	(3,100)	(3,565)
Common stock acquired by stock-based benefit plans(2)	(2,635)	(3,100)	(3,565)
Pro forma stockholders’ equity(5)	194,632	205,216	215,799
Intangible assets	(2,341)	(2,341)	(2,341)
Pro forma tangible stockholders’ equity(5)	$192,291	$202,875	$213,458

Stockholders’ equity per share(6):
Historical	$11.84	$10.06	$8.75
Estimated net proceeds	5.45	5.48	5.50
Rhinebeck Bancorp, MHC capital contribution	0.01	0.01	0.01
Common stock acquired by employee stock ownership plan(1)	(0.23)	(0.23)	(0.23)
Common stock acquired by stock-based benefit plans(2)	(0.23)	(0.23)	(0.23)
Pro forma stockholders’ equity per share(5)(6)	16.84	15.09	13.80
Intangible assets	(0.20)	(0.17)	(0.15)
Pro forma tangible stockholders’ equity per share(5)(6)	$16.64	$14.92	$13.65

Offering price as percentage of pro forma stockholders’ equity per share	59.38%	66.27%	72.46%
Offering price as percentage of pro forma tangible stockholders’ equity per share	60.10%	67.02%	73.26%
Number of shares outstanding for pro forma book value per share calculations	11,558,697	13,598,467	15,638,238

(footnotes continue on following page)

(continued from previous page)

(1)	Assumes that 4% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Rhinebeck Bancorp, and the outstanding loan with respect to existing shares of Rhinebeck Bancorp held by the employee stock ownership plan will be refinanced and consolidated with the new loan. Rhinebeck Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Rhinebeck Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Rhinebeck Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 23.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 27,880, 32,800 and 37,720 shares were committed to be released during the year ended December 31, 2025 at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(2)	Assumes that one or more stock-based benefit plans reserve an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Rhinebeck Bancorp or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Rhinebeck Bancorp. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2025, and (iii) the plan expense reflects an effective combined federal and state tax rate of 23.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2%.

(3)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were both $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.36 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period using an effective combined federal and state tax rate of 23.0% and that 25.0% of the option expense is taxable. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.4%.

(4)	Per share figures include publicly held shares of Rhinebeck Bancorp common stock that will be issued in exchange for new shares of Rhinebeck Bancorp common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 1, above. The number of shares of common stock actually sold and exchange shares may be more or less than the assumed amounts.

(5)	The retained earnings of Rhinebeck Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”

(6)	Per share figures include publicly held shares of Rhinebeck Bancorp common stock that will be issued in exchange for new shares of Rhinebeck Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.0367, 1.2197 and 1.4026 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects information contained in our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Rhinebeck Bancorp provided in this prospectus.

Overview

Net Interest Income. Our primary source of income is net interest income. Net interest income is the difference between interest income, which is the income we earn on our loans and investments, and interest expense, which is the interest we pay on our deposits and borrowings.

Provision for Credit Losses on Loans. The allowance for credit losses is a valuation allowance for the estimated lifetime credit losses. The allowance for credit losses is increased through charges to the provision for credit losses. Loans are charged against the allowance when management believes that the collectability of the principal loan amount is not probable. Recoveries on loans previously charged-off, if any, are credited to the allowance for credit losses when realized.

Non-interest Income. Our primary sources of non-interest income are service charges on deposit accounts, investment advisory income, net gains in the cash surrender value of bank owned life insurance and other income.

Non-interest Expenses. Our non-interest expenses consist of salaries and employee benefits, net occupancy and equipment, data processing, professional fees, marketing expenses, premium payments we make to the FDIC for insurance of our deposits and other general and administrative expenses.

Income Tax Expense. Our income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and the tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amounts expected to be realized.

Business Strategy

In October 2025, Matthew J. Smith was appointed President and Chief Executive Officer of Rhinebeck Bank and its holding companies, Rhinebeck Bancorp and Rhinebeck Bancorp, MHC, to lead Rhinebeck Bank into its next phase of growth and innovation. Mr. Smith’s executive leadership experience includes overseeing community bank operations, spearheading the implementation of digital banking and banking-as-a-service programs and integrating acquired financial institutions. As we realign our strategies for growth, we intend to continue to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service.

Our current business strategy includes the following key components, which are designed to improve earnings by expanding our net interest margin, increasing non-interest income and improving efficiency:

•	Emphasize relationship-based commercial lending. Following the completion of our holding company reorganization and minority stock issuance in 2019, we began our expansion as a commercial lender. Our commercial real estate loan portfolio (which includes multi-family real estate and commercial construction loans) and commercial business loan portfolio have grown from $223.0 million and $83.2 million, or 32.9% and 12.2% of our total loan portfolio, respectively, at December 31, 2019 to $534.7 million and $91.5 million, or 55.8% and 9.5% of our total loan portfolio, respectively, at December 31, 2025. We believe that commercial real estate and commercial business lending offer opportunities to invest in our community, increase the overall yield earned on our loan portfolio and manage interest rate risk. We intend to continue to increase originations of these types of loans in our primary market area and may consider hiring additional lenders as well as originating loans secured by properties located in areas that are contiguous to our current market area.

Increasing our commercial real estate loans and commercial business loans involves risk, as described in “Risk Factors—Risks Related to Our Lending Activities—Our emphasis on commercial real estate and commercial business lending involves risks that could adversely affect our financial condition and results of operations” and “—Our non-owner occupied commercial real estate loans may expose us to increased credit risk.”

•	Grow and enhance our low-cost deposit base. Deposits are our primary source of funds for lending and investment. Core deposits, which we define as all non-time deposits, are a lower-cost and more stable source of funds than time deposits. We are making a concerted effort to increase these lower-cost transaction deposit accounts following a period of relatively higher interest rates during which customers migrated to higher-cost time deposits. As of December 31, 2025, core deposits totaled $720.4 million, or 65.6% of total deposits. We plan to continue to market our core transaction accounts, emphasizing our high-quality service and competitive pricing of these products.

We are also developing a full suite of treasury management services for business customers to encourage commercial borrowers to maintain deposit accounts with us and to generate recurring fee income. We view treasury management as a core strategic capability that will support both deposit growth and non-interest income diversification. We may also enter into strategic partnerships, including banking-as-a-service partnerships, to facilitate new account openings and provide a low-cost method to attract and retain core deposits.

•	Invest in technology to improve efficiency and support scalable growth. We emphasize disciplined expense management to support sustainable profitability and operating leverage. We are investing in updated technology and digital capabilities to improve efficiency, enhance customer experience, and support scalable growth. We currently offer the convenience of certain technology-based products, such as mobile deposit capture, bill pay, card valet, and internet and mobile banking. The capital raised in this offering may be used to support additional initiatives, which include enhanced digital account opening, improved self-service capabilities, automation of manual workflows, and selective use of advanced analytics to support operational efficiency and decision-making, including potential applications of artificial intelligence products. Management will monitor efficiency metrics relative to our peer institutions and aims to adjust our resource allocation to maintain competitiveness while preserving service quality.

•	Increase household penetration and non-interest income through private banking services. We are focused on meeting the entire financial needs of our customer base by offering a full complement of banking solutions. Our customer relationships provide opportunities for cross-selling products to existing customers to deepen our “share of wallet.” Further, we plan to explore establishing a private banking offering, designed as a relationship-led, advice-driven financial services model for mass-affluent and emerging-affluent individuals, business owners, professionals, and families whose needs exceed traditional retail banking but who are underserved or excluded by the high minimums and rigid structures of larger regional and national banks. Our existing wealth management business will serve as a natural complement to private banking offerings and provide an opportunity for household-level relationship expansion among both bank customers and wealth management clientele.

•	Continue to originate consumer loans and provide residential real estate loans through third party partnerships as a complementary offering to support deposit and multi-product relationships. Although we intend to emphasize commercial lending, our retail banking franchise serves as a primary engine for core deposit growth and long-term relationship expansion. Accordingly, we will continue to offer historic retail lending products with a focus on the acquisition, retention and optimization of stable, low-cost deposits, rather than transaction-driven consumer lending growth. Consumer lending products will be positioned as complementary offerings designed to support broader relationships.

•	Manage credit risk to maintain a low level of non-performing assets. We believe that credit risk management is foundational to our strategy. We maintain a comprehensive enterprise risk management framework designed to identify, measure, monitor, and control risks across all business activities. Risk governance is supported by board oversight, management committees, documented risk appetite parameters, and independent testing and assurance functions. Policies, procedures, and internal controls are reviewed and enhanced as our business model evolves to ensure continued compliance with regulatory requirements and safe and sound operations. We have established an experienced credit team and implemented well-defined policies, a thorough and efficient loan underwriting process, and active credit monitoring. We emphasize conservative underwriting standards, and management believes that maintaining strong governance and control discipline enables us to pursue growth opportunities responsibly while protecting customers, shareholders, and the communities we serve. Our nonperforming assets were $3.7 million, or 0.28% of total assets, as of December 31, 2025. We intend to continue to support our investment in our commercial credit department as we grow our commercial loan portfolio.

•	Expand our market area through organic growth, while also considering opportunistic acquisitions. We believe opportunities exist to both increase our market share in our historical markets and to continue our growth in contiguous or other counties with desirable characteristics. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the offering will enable us to increase our lending and investment capacity. We may also consider establishing de novo branches. In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. These opportunities may include strategic acquisitions of other financial institutions, financial services companies, branch offices or lines of business, or lift-outs of lending or deposit-gathering teams from other financial institutions, although we have no current plans or understandings regarding any acquisitions.

Critical Accounting Estimates

Our most significant accounting policies are described in Note 1 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this prospectus.  Certain of these accounting policies require management to use significant judgment and estimates, which can have a material impact on the carrying value of certain assets and liabilities, and we consider these policies to be our critical accounting estimates.  The judgment and assumptions made are based upon historical experience, future forecasts, or other factors that management believes to be reasonable under the circumstances.  Because of the nature of the judgment and assumptions, actual results could differ from estimates, which could have a material effect on our financial condition and results of operations.

The following accounting policy materially affects our reported earnings and financial condition and requires significant judgments and estimates.

Allowance for Credit Losses. The allowance for credit losses is an estimate of current expected credit losses considering available information relevant to assessing collectability of cash flows over the contractual term of the financial assets necessary to cover lifetime expected credit losses inherent in financial assets at the balance sheet date. The methodology for determining the allowance for credit losses is considered a critical accounting policy by management because of the high degree of judgment involved, the subjectivity of the assumptions used, and the potential for changes in the forecasted economic environment that could result in changes to the amount of the recorded allowance for credit losses. The loan portfolio also represents the largest asset type on Rhinebeck Bancorp’s consolidated statements of financial condition.

Our methodology for estimating lifetime expected credit losses for our loan portfolio includes the following key components:

•	Segmentation of loans into pools that share common risk characteristics;

•	An economic forecast based on the relation of losses with key economic variables for each portfolio segment;

•	Reversion period to historical loss experience using a straight-line method;

•	Inclusion of qualitative adjustments to consider factors that have not been accounted for, may be changing, or are, by evidence, expected to change;

•	Discounted cash flow methodologies to measure credit impairment on each of our loan portfolio segments;

•	Evaluation of credit losses for loans that do not share similar risk characteristics are estimated on an individual basis. The lifetime losses for individually measured loans are estimated based on one of several methods, including the estimated fair value of the underlying collateral, observable market value of similar debt or the present value of expected cash flows; and

•	The estimation methodologies for credit losses on unfunded lending-related commitments are similar to the process for estimating credit losses for loans, although with the addition of a probability of draw estimate that is applied to each loan portfolio segment.

Our allowance for credit losses for loans totaled $8.4 million and $8.5 million as of December 31, 2025 and December 31, 2024, respectively. The $186,000 decrease in our allowance for credit losses for loans was primarily driven by a decrease in our collectively evaluated loans, partially offset by an increase in the allowance for credit losses on individually analyzed loans.

The quantitative component of our allowance for credit losses on collectively evaluated loans, which is largely based on a selection of various economic forecasts, decreased by $181,000 as of December 31, 2025, when compared to December 31, 2024. The decrease was primarily attributable to decreased loan balances of indirect automobile loans, partially offset by an update to our loss driver analysis that had an unfavorable impact on the commercial real estate loan probability of default and loss given default factors in the current expected credit losses model.

The qualitative component of our allowance for credit losses (“ACL”), which is largely based on management’s judgment of qualitative loss factors, decreased during 2025 to account for decreased delinquency and lower net charge-offs. A more conservative underwriting approach on our automobile loan portfolio has decreased delinquency rates, and this combined with a simultaneous increase in collateral values, has resulted in decreases to forecasted net charge-offs. Moderate qualitative adjustments were made to account for both of these risks. We also retained moderated qualitative adjustments related to economic conditions as inflationary pressures and higher interest rates continue to have an adverse effect on both consumers and businesses.

The following table shows the change in the ACL for collectively evaluated loans:

	December 31, 2025	December 31, 2024	Increase/(Decrease)
	(In thousands)
Commercial real estate:
Construction	$—	$—	$—
Non-residential	$3,142	$2,675	$467
Multifamily	$490	$313	$177
Commercial and industrial	$580	$664	$(84)
Residential real estate	$740	$575	$165
Consumer:
Indirect automobile	$2,824	$3,994	$(1,170)
Home equity	$90	$84	$6
Other consumer	$66	$75	$(9)
Total	$7,932	$8,380	$(448)

Our allowance for credit losses for collectively evaluated loans totaled $7.9 million as of December 31, 2025, which included $2.8 million of allowance related to indirect automobile loans. In comparison, our allowance related to indirect automobile loans totaled nearly $4.0 million as of December 31, 2024, a reduction of nearly $1.2 million. The allowance amount attributed to qualitative adjustments at year end for indirect automobile loans was $1.3 million, a decrease of approximately $410,000 from December 31, 2024. As previously mentioned, actual as well as forecasted decreases in delinquencies and net charge-offs for automobile loans drove management’s decrease in qualitative loss factors.

Our allowance for credit losses for individually analyzed loans is determined using the fair value of the collateral, less estimated selling costs, as applicable. As of December 31, 2025, our allowance for credit losses on individually analyzed loans increased $262,000 from December 31, 2024. This increase was primarily due to an increase of individually analyzed commercial and indirect automobile loans.

As noted above, we consider a number of variables in our evaluation of the adequacy of the allowance for credit losses. The most significant variables are portfolio growth and any changing historical loss trends within the specific business segments. As of December 31, 2025, $191,000 of the decrease in our allowance for credit losses reflected the reduction in indirect automobile loan originations. Based on our model, if all segments of the portfolio grew by an additional 5% on a year-over-year basis, our allowance for credit losses as of December 31, 2025 would have increased by $395,000 to $8.7 million, holding all other variables constant. Conversely, if all segment balances of our loan portfolio had fallen by 5% during the year ended December 31, 2025, our allowance for credit losses would have decreased by $395,000 to $8.0 million, holding all other variables constant.

The above hypothetical sensitivity calculation reflect the sensitivity of the allowance but lacks other qualitative adjustments that are part of the quarterly reserving process. As such, this does not necessarily reflect the nature and extent of future changes in the allowance for reasons including increases or decreases in qualitative adjustments, changes in the risk profile of the portfolio, changes in the macroeconomic scenario and/or the range of scenarios under management consideration.

Comparison of Financial Condition at December 31, 2025 and December 31, 2024

Total Assets.  Total assets were $1.30 billion at December 31, 2025, representing an increase of $46.0 million, or 3.7%, compared to $1.26 billion at December 31, 2024. The increase was primarily due to increases in cash and cash equivalents of $64.5 million, or 172.1%, available for sale securities of $2.3 million, or 1.4%, and other assets of $2.1 million, or 9.0%. The increase in total assets was partially offset by decreases in net loans of $18.4 million, or 1.9%, deferred tax assets of $3.2 million, or 39.1%, and FHLB stock of $2.0 million, or 50.6%.

Cash and Cash Equivalents.  Cash and cash equivalents increased by $64.5 million, or 172.1%, to $102.0 million as of December 31, 2025, compared to $37.5 million as of December 31, 2024. This increase was primarily driven by increases in interest-earning deposits and cash inflows from loan maturities during the year, offset by a decrease in FHLB advances.

Investment Securities Available for Sale.  Investment securities available for sale increased $2.3 million, or 1.4%, to $162.2 million at December 31, 2025 from $159.9 million at December 31, 2024. The increase was due to $49.0 million in purchases and a $5.3 million reduction in unrealized losses, partially offset by $52.2 million in paydowns, calls, and maturities. The $5.3 million reduction in unrealized losses was primarily due to the balance sheet restructuring in 2024 in which we sold lower-yielding securities and reinvested the proceeds in higher-yielding securities with a shorter duration.

Net Loans.  Net loans receivable were $953.4 million at December 31, 2025, a decrease of $18.4 million, or 1.9%, as compared to $971.8 million at December 31, 2024. The decrease was primarily due to a decrease in indirect automobile loans of $81.9 million, or 27.7%, reflecting a strategic decision to decrease that loan portfolio as a percentage of the balance sheet. At December 31, 2025, indirect automobile loans were 16.4% of assets, compared to 23.5% at December 31, 2024. Partially offsetting the decrease in automobile loans were increases in commercial real estate loans of $52.1 million, or 10.8%, and residential real estate loans of $13.4 million, or 15.5%. The increase in commercial real estate loans was primarily due to the closing of four loans totaling $43.3 million secured by a two- to four-family unit, a retail shopping center, a medical building and an auto dealership. The increase in residential real estate loans reflected the strategic decision to hold new production in our portfolio instead of selling these loans.

Allowance for Credit Losses. During the year, the allowance for credit losses decreased $186,000, or 2.2%, reflecting a decrease of expected losses in our loan portfolio due to the decrease in loans, particularly automobile loans that carry a higher general reserve, partially offset by an increase in the allowance for credit losses on individually analyzed loans primarily due to the increase in commercial and industrial loans. Non-accrual loans decreased $434,000, or 10.5%, to $3.7 million at December 31, 2025 from $4.1 million at December 31, 2024. We had no other real estate owned as of December 31, 2025 or 2024. Past due loans decreased $2.2 million, or 13.0%, between December 31, 2024 and December 31, 2025, finishing at $14.5 million, or 1.52%, of total loans, down from $16.7 million, or 1.71%, of total loans at year-end 2024. The decrease was most notable in indirect automobile loans, reflecting the positive impact of more conservative underwriting standards. Our allowance for credit losses was 0.87% of total loans and 225.76% of non-performing loans at December 31, 2025 as compared to 0.88% of total loans and 206.56% of non-performing loans at December 31, 2024.

Federal Home Loan Bank Stock. FHLB stock decreased $2.0 million, or 50.6%, to $2.0 million at December 31, 2025, from $4.0 million at December 31, 2024, primarily due to a reduction in the shares required to support borrowing activity as advances from the FHLB decreased.

Deferred Tax Assets. Deferred tax assets decreased $3.2 million, or 39.1%, to $4.9 million at December 31, 2025, primarily due to a decrease in the unrealized loss on available for sale securities resulting from the balance sheet restructuring in 2024. The unrealized loss on available for sale securities, net of taxes, was $6.3 million at December 31, 2025 as compared to $10.5 million at December 31, 2024.

Total Liabilities.  Total liabilities increased $31.0 million, or 2.7%, to $1.16 billion at December 31, 2025 from $1.13 billion at December 31, 2024 primarily due to an increase in deposits of $76.6 million, partially offset by a decrease in advances from the FHLB of $44.6 million, or 64.0%.

Deposits.  Deposits increased $76.6 million, or 7.5%, to $1.10 billion at December 31, 2025 from $1.02 billion at December 31, 2024. Interest bearing accounts increased $87.4 million, or 11.2%, to $870.1 million while non-interest bearing balances decreased $10.9 million, or 4.6%, finishing the year at $227.3 million. The increase in interest bearing accounts represented an increase in money market deposits of $53.4 million, or 28.3%, and time deposits of $39.3 million, or 11.6%, which was offset by a decrease in savings accounts of $5.4 million, or 4.1%. The growth in money market accounts and time deposits were primarily due to depositors seeking higher interest rates, which contributed to the decrease in non-interest bearing and lower interest-bearing deposits.

We participate in reciprocal deposit programs, obtained through the Certificate Deposit Account Registry Service (CDARS) and IntraFi Cash Service (ICS) networks, that provide access to FDIC-insured deposit products in aggregate amounts exceeding the current limits for depositors. This allows us to maintain deposits that might otherwise be uninsured. Our reciprocal deposits obtained through the CDARS and ICS networks totaled $21.9 million and $13.8 million, respectively, at December 31, 2025. At December 31, 2024, we had reciprocal deposits obtained through CDARS and ICS networks of $25.4 million and $13.5 million, respectively. We had no brokered deposits at December 31, 2025 and 2024.

Borrowed Funds.  Advances from the FHLB decreased $44.6 million, or 64.0%, from $69.8 million at December 31, 2024 to $25.2 million at December 31, 2025 primarily due to increased cash balances and deposit growth, which were used to reduce outstanding borrowings.

Stockholders’ Equity. Stockholders' equity increased $15.0 million, or 12.3%, to $136.9 million at December 31, 2025. The increase was primarily due to net income of $10.0 million and a decrease in accumulated other comprehensive loss of $5.0 reflecting the results of the balance sheet restructuring. Our ratio of average equity to average assets was 10.09% for the year ended December 31, 2025 and 9.23% for the year ended December 31, 2024.

Average Balance Sheets

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. The yields set forth below include the effect of deferred fees and discounts and premiums that are amortized or accreted to interest income. Loan balances include loans held for sale. Deferred loan fees included in interest income totaled $218,000 and $60,000 for the years ended December 31, 2025 and 2024, respectively.

	At December	For the Year Ended December 31,
	31, 2025	2025			2024
	Weighted Average	Average	Interest and		Average	Interest and
	Yield/Rate	Balance	Dividends	Yield/Cost	Balance	Dividends	Yield/Cost
		(Dollars in thousands)
Assets:
Interest-bearing depository accounts	3.64%	$59,805	$2,606	4.36%	$21,042	$1,113	5.29%
Loans(1)	6.24%	980,540	61,157	6.24%	987,212	57,835	5.86%
Available-for-sale securities	3.26%	150,063	4,872	3.25%	177,214	3,799	2.14%
Other interest-earning assets	7.49%	2,784	238	8.55%	4,689	475	10.13%
Total interest-earning assets	5.66%	1,193,192	68,873	5.77%	1,190,157	63,222	5.31%
Non-interest-earning assets		88,381			88,221
Total assets		$1,281,573			$1,278,378
Liabilities and equity:
NOW accounts	0.35%	$120,816	$245	0.20%	$124,061	$175	0.14%
Money market accounts	2.59%	222,719	5,828	2.62%	187,615	4,971	2.65%
Savings accounts	0.47%	132,153	520	0.39%	141,189	511	0.36%
Certificates of deposit	3.76%	355,027	13,814	3.89%	339,133	15,528	4.58%
Total interest-bearing deposits	2.47%	830,715	20,407	2.46%	791,998	21,185	2.67%
Escrow accounts	1.13%	9,705	110	1.13%	9,210	108	1.17%
Federal Home Loan Bank advances	4.03%	40,117	1,616	4.03%	82,915	3,787	4.57%
Subordinated debt	6.14%	5,155	347	6.73%	5,155	390	7.57%
Other interest-bearing liabilities	—%	—	—	—%	1,043	57	5.47%
Total other interest-bearing liabilities	3.62%	54,977	2,073	3.77%	98,323	4,342	4.42%
Total interest-bearing liabilities	2.52%	885,692	22,480	2.54%	890,321	25,527	2.87%
Non-interest-bearing deposits		236,431			242,603
Other non-interest-bearing liabilities		30,127			27,515
Total liabilities		1,152,250			1,160,439
Total stockholders’ equity		129,323			117,939
Total liabilities and stockholders’ equity		$1,281,573			$1,278,378
Net interest income			$46,393			$37,695
Interest rate spread	3.14%			3.23%			2.44%
Net interest margin(2)				3.89%			3.17%
Average interest-earning assets to average interest-bearing liabilities				134.72%			133.68%

(1)	Non-accruing loans are included in the outstanding loan balance.

(2)	Represents the difference between interest earned and interest paid, divided by average total interest earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. We do not have any excludable out-of-period items or adjustments.

	Year Ended December 31, 2025
	Compared to Year Ended
	December 31, 2024
	Increase (Decrease)
	Due to
	Volume	Rate	Net
	(In thousands)
Interest income:
Interest bearing depository accounts	$1,721	$(228)	$1,493
Loans receivable	(393)	3,715	3,322
Available for sale securities	(651)	1,723	1,072
Other interest-earning assets	(171)	(65)	(236)
Total interest-earning assets	506	5,145	5,651
Interest expense:
Deposits	1,004	(1,782)	(778)
Escrow accounts	5	(4)	1
Federal Home Loan Bank advances	(1,767)	(404)	(2,171)
Subordinated debt	—	(43)	(43)
Other interest-bearing liabilities	(28)	(28)	(56)
Total interest-bearing liabilities	(786)	(2,261)	(3,047)
Net increase in net interest income	$1,292	$7,406	$8,698

Comparison of Operating Results for the Years Ended December 31, 2025 and 2024

Net Income.  Net income for the year ended December 31, 2025 was $10.0 million, compared to net loss of $8.6 million for the year ended December 31, 2024, an increase of $18.7 million. Diluted earnings per share was $0.92 for the year ended December 31, 2025, compared to diluted loss per share of $0.80 for the year ended December 31, 2024. The increase in net income for the year ended December 31, 2025 was primarily due to a balance sheet restructuring in 2024, which resulted in a $16.0 million loss on sale of securities. Net income was also impacted by an increase in net interest income, a decrease in the provision for credit losses and an increase in non-interest expense. Interest and dividend income increased $5.7 million, or 8.9%, interest expense decreased $3.0 million, or 11.9%, and the provision for credit losses decreased $1.1 million, or 40.8%. Non-interest income increased $16.0 million, reflecting the loss on securities in 2024, while non-interest expenses increased $2.2 million, or 5.9%, as compared to 2024. Taxes increased by $5.0 million due to the 2025 net income, in contrast to the net loss in 2024.

Net Interest Income.  Net interest income increased $8.7 million, or 23.1%, to $46.4 million for the year ended December 31, 2025, as compared to $37.7 million for the year ended December 31, 2024. The increase was primarily driven by higher yields on interest-earning asset balances, lower costs on interest-bearing liability balances, an increase in the average balance of cash and cash equivalents and a decrease in the average balance of FHLB advances. The yield on interest earning assets increased 46 basis points to 5.77% in 2025 from 5.31% in 2024, primarily due to the balance sheet restructuring and a higher percentage of commercial real estate loans. The costs of interest bearing liabilities decreased 33 basis points to 2.54% in 2025 from 2.87% in 2024 driven by competitive market forces, a declining interest rate environment and a decrease in FHLB advances. The interest rate spread increased by 79 basis points to 3.23%. The net interest margin was 3.89% for the year ended December 31, 2025 and 3.17% for the year ended December 31, 2024. The ratio of average interest-earning assets to average interest-bearing liabilities increased 0.8% to 134.72%.

Interest Income.  Interest income increased $5.7 million, or 8.9%, to $68.9 million for 2025 from $63.2 million for 2024. The increase resulted primarily from increased asset yields and an increase in the average balance of cash and cash equivalents. The average yield on loans increased to 6.24% for 2025 from 5.86% in 2024. The average yield on investment securities increased to 3.25% for 2025 from 2.14% for 2024. The average yield on interest-bearing depository accounts decreased to 4.36% for 2025 from 5.29% for 2024. Average interest earning assets increased $3.0 million from $1.190 billion for the year ended December 31, 2024 to $1.193 billion for the year ended December 31, 2025. The increase in average interest earning assets during 2025 compared to 2024 included an increase in interest-bearing depository accounts of $38.8 million, partially offset by decreases of $27.2 million and $6.7 million in available for sale securities and average loan balances, respectively.

Interest Expense.  Interest expense decreased $3.0 million, or 11.9%, to $22.5 million for 2025 from $25.5 million for 2024. This was primarily due to a 33 basis point decrease in the overall cost of interest bearing liabilities to 2.54% for 2025 from 2.87% for 2024 along with a decrease in average interest bearing liability balances of $4.6 million, or 0.5%, year over year. The average balance of FHLB advances decreased $42.8 million, while the cost decreased 54 basis points. The average balance of the total interest-bearing deposits increased by $38.7 million (primarily in money market accounts and certificates of deposit), while the cost decreased 21 basis points.

Provision for Credit Losses.  We record a provision for credit losses, which is recognized in earnings. Under the CECL model, we are required to make assumptions of credit quality, macroeconomic factors and conditions, and loan composition. The calculation is inherently subjective due to the use of estimates that are susceptible to significant revision as more information becomes available or as future events occur. Although we believe that we use the best information available to establish the allowance for credit losses, based on industry standards and historical experience, future additions to the allowance may be necessary, as a result of changes in economic conditions and other factors. In addition, the FDIC and NYSDFS, as an integral part of their examination process, will periodically review our allowance for credit losses. These agencies may require us to recognize adjustments to the allowance, based on their judgments about information available to them at the time of their examination.

We recorded a provision for credit losses of $1.7 million for the year ended December 31, 2025, a decrease of $1.1 million, or 40.8%, as compared to $2.8 million for the year ended December 31, 2024. Of this decrease, $1.1 million is related to the provision for credit losses on loans, while the provision for credit losses on unfunded commitments decreased $78,000. The decrease to the provision was primarily attributable to lower net charge-offs and updates to assumptions on prepayments and other qualitative and quantitative components in our expected credit loss analysis.

Net charge-offs decreased $462,000, or 19.3%, to $1.9 million for the year ended December 31, 2025 as compared to $2.4 million for the year ended December 31, 2024. The decrease was primarily due to decreased net charge-offs on indirect automobile and commercial loans, partially offset by increased net charge-offs on commercial real estate loans. The percentage of overdue account balances to total loans decreased to 1.52% at December 31, 2025 from 1.71% at December 31, 2024, while non-performing assets decreased $434,000, or 10.5%, to $3.7 million at December 31, 2025.

Non-Interest Income. Non-interest income totaled $7.0 million for the year ended December 31, 2025, compared to a net loss of $9.0 million for 2024, representing an increase of $16.0 million. The net loss in 2024 was primarily attributable to a $16.0 million loss on the sale of investment securities in connection with our 2024 balance sheet restructuring. Excluding this loss, non-interest income would have decreased by $86,000, from $7.1 million for the year ended December 31, 2024, to $7.0 million for the year ended December 31, 2025. The decrease in non-interest income reflected a $413,000 decrease in income related to life insurance proceeds recognized during the fourth quarter of 2024, a $22,000 decrease in investment advisory income and an $18,000 decrease on service charges on deposit accounts. These decreases were largely offset by a $223,000, or 18.4%, increase in other non-interest income, primarily due to higher swap income, and a $92,000 increase in gain on the sales of loans.

Non-Interest Expense. For the year ended December 31, 2025, non-interest expense totaled $39.0 million, representing an increase of $2.2 million, or 5.9%, compared to $36.8 million in 2024. The increase was driven primarily by higher compensation and operating costs across several categories. Salaries and employee benefits rose $1.2 million, or 6.1%, largely reflecting higher incentive-based compensation, production commissions, and annual merit increases implemented to attract and retain talent. Other non-interest expense increased $629,000, or 9.7%, primarily due to higher retail banking and administrative costs. Marketing expense increased $271,000, or 46.1%, data processing expense rose $145,000, or 7.1%, and occupancy expense increased $91,000, or 2.1%, reflecting higher facilities-related costs. These increases were partially offset by decreases in professional fees of $123,000, or 6.4%, and FDIC deposit insurance and other insurance costs of $63,000, or 5.7%.

Income Taxes.  Income tax provision increased by $5.0 million to an expense of $2.6 million for the year ended December 31, 2025 as compared to a benefit of $2.3 million for the year ended December 31, 2024, primarily due to pre-tax net income recorded in 2025 as compared to a pre-tax net loss recorded in 2024. Our effective tax rate for the year ended December 31, 2025 was 20.81% compared to 21.18% in 2024. The statutory tax rate was impacted by the benefits derived mainly from tax-exempt bond income and income received on the bank owned life insurance to arrive at the effective tax rate.

Management of Market Risk

General.  The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage our exposure to changes in market interest rates. Accordingly, the board of directors maintains a management-level Asset/Liability Management Committee (the “ALCO”), which takes initial responsibility for reviewing the asset/liability management process and related procedures, establishing and monitoring reporting systems and ascertaining that established asset/liability strategies are being maintained. On at least a quarterly basis, the ALCO reviews and reports asset/liability management outcomes with the board of directors. This committee also implements any changes in strategies and reviews the performance of any specific asset/liability management actions that have been implemented.

We try to manage our interest rate risk to minimize the exposure of our earnings and capital to changes in market interest rates. We have implemented the following strategies to manage our interest rate risk: originating loans with adjustable interest rates, holding more residential mortgage loans in our portfolio, promoting core deposit products and managing the interest rates and maturities of funding sources, as favorably as possible. By following these strategies, we believe that we can be better positioned to react to changes in market interest rates.

Net Economic Value Simulation.  We analyze our sensitivity to changes in interest rates through a net economic value of equity (“EVE”) model. EVE represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities adjusted for the value of off-balance sheet contracts. The EVE ratio represents the dollar amount of our EVE divided by the present value of our total assets for a given interest rate scenario. EVE attempts to quantify our economic value using a discounted cash flow methodology while the EVE ratio reflects that value as a form of capital ratio. We estimate what our EVE would be at a specific date. We then calculate what the EVE would be at the same date throughout a series of interest rate scenarios representing immediate and permanent, parallel shifts in the yield curve. We currently calculate EVE under the assumptions that interest rates increase 100 to 400 basis points from current market rates and that interest rates decrease from 100 to 400 basis points from current market rates.

The following table presents the estimated changes in our EVE that would result from changes in market interest rates at December 31, 2025. All estimated changes presented in the table are within the policy limits approved by our board of directors.

				Net Economic Value as a
	Net Economic Value			Percentage of Assets
Basis Point Change in Interest Rates	Dollar Amount	Dollar Change	Percent Change	EVE Ratio	Percent Change
	(Dollars in thousands)
400	$192,105	$6,666	3.6%	15.87%	10.6%
300	191,657	6,218	3.4%	15.59%	8.7%
200	190,620	5,181	2.8%	15.25%	6.3%
100	188,716	3,277	1.8%	14.85%	3.5%
0	185,439	—	—%	14.34%	—%
(100)	179,879	(5,560)	(3.0)%	13.69%	(4.6)%
(200)	169,813	(15,626)	(8.4)%	12.71%	(11.4)%
(300)	154,136	(31,303)	(16.9)%	11.36%	(20.8)%
(400)	136,930	(48,509)	(26.2)%	9.88%	(31.1)%

The table above shows that in the event of an instantaneous 200 basis point increase in interest rates, our EVE would increase by 2.8%, and in the event of an instantaneous 200 basis point decrease in interest rates, our EVE would decrease by 8.4%. Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. The table above assumes that the composition of our interest-sensitive assets and liabilities existing at the date indicated remains constant uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our EVE and will differ from actual results.

Liquidity Management

We maintain liquid assets at levels we consider adequate to meet both our short and long-term liquidity needs. We adjust our liquidity levels to fund deposit outflows, repay our borrowings and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations, as well as access to FHLB advances and other borrowings. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows, loan sales and prepayments are greatly influenced by market interest rates, economic conditions, interest rate risk management and rates offered by our competition. We set the interest rates on our deposits in an attempt to maintain a desired level of total deposits.

As reported in our consolidated statements of cash flows, our cash flows are classified for financial reporting purposes as operating, investing, or financing activities. Net cash provided by operating activities was $11.7 million and $8.5 million for the years ended December 31, 2025 and 2024, respectively. These amounts differ from net income due to certain non-cash items and changes in operating assets and liabilities that did not affect net income during the respective periods. Net cash provided by investing activities was $21.2 million in 2025 compared to $74.7 million in 2024. Investing cash flows primarily reflect activity in the securities portfolio and changes in loan balances. The $16.7 million decrease in loans was a significant contributor to cash provided by investing activities in 2025, while higher securities maturities, calls and purchases drove investing cash flows in 2024. Deposit and borrowing activity continues to comprise the majority of our financing cash flows. Net cash provided by financing activities was $31.6 million in 2025, compared to net cash used of $67.9 million in 2024, primarily reflecting deposit growth partially offset by reductions in short-term borrowings.

At December 31, 2025, we had the following main sources of availability of liquid funds and borrowings:

Total
(In thousands)
Available liquid funds:
Cash and cash equivalents	$101,986
Unencumbered securities	59,424
Availability of borrowings:
Zions Bank line of credit	10,000
Pacific Coast Bankers Bank line of credit	50,000
FHLB secured line of credit	337,158
FRB secured line of credit	155,646
Total available sources of funds	$714,214

Rhinebeck Bank has access to a preapproved secured line of credit with the FHLB. At December 31, 2025, Rhinebeck Bank had pledged $514.8 million of assets to the FHLB, which resulted in a secured line of credit of $362.3 million. At December 31, 2025, Rhinebeck Bank had borrowed $25.2 million under this line, with remaining secured borrowing capacity of $337.2 million.

The following table summarizes our main contractual obligations and other commitments to make future payments as of December 31, 2025. The amount of the obligations presented in the table reflect principal amounts only and exclude the amount of interest we are obligated to pay. Also excluded from the table are a number of obligations to be settled in cash. These excluded items are reflected in our consolidated balance sheet and include deposits with no stated maturity, trade payables, and accrued interest payable.

	December 31, 2025
	Total	One Year or Less	After One but within Five Years	After 5 Years
	(In thousands)
Payments Due:
Federal Home Loan Bank advances	$25,153	$1,614	$23,539	$—
Operating lease agreements	8,739	692	2,550	5,497
Subordinated debt	5,155	—	—	5,155
Time deposits with stated maturity dates	376,940	335,787	41,153	—
Total contractual obligations	$415,987	$338,093	$67,242	$10,652

Off-Balance Sheet Arrangements.  In the normal course of operations, we engage in a variety of financial transactions that, in accordance with GAAP are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments, letters of credit and unused lines of credit, see Note 11 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this prospectus. For 2025, we did not engage in any off-balance-sheet transactions other than loan origination commitments and standby letters of credit in the normal course of our lending activities.

Recent Accounting Pronouncements

Please refer to Note 1 to the Audited Consolidated Financial Statements for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The financial statements and related data presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF RHINEBECK BANCORP

Rhinebeck Bancorp, a Maryland corporation, was formed in August 2018. On January 16, 2019, Rhinebeck Bancorp completed its initial public stock offering and became the holding company for Rhinebeck Bank when it completed its reorganization into the two-tier mutual holding company form of organization. Rhinebeck Bancorp is regulated by the Federal Reserve Board and the NYSDFS, and its common stock is quoted on the Nasdaq Capital Market under the symbol “RBKB.” Rhinebeck Bancorp conducts its operations primarily through its wholly owned subsidiary, Rhinebeck Bank. Rhinebeck Bancorp manages its operations as one unit, and thus does not have separate operating segments. The consolidated financial results contained in this prospectus reflect the consolidated accounts of Rhinebeck Bancorp and Rhinebeck Bank.

At December 31, 2025, Rhinebeck Bancorp had consolidated total assets of $1.30 billion, total deposits of $1.10 billion and stockholders’ equity of $136.9 million. Rhinebeck Bancorp’s corporate offices are located at 2 Jefferson Plaza, Poughkeepsie, New York 12601. The telephone number at this address is (845) 454-8555. Our website address is www.rhinebeckbank.com. Information on this website is not and should not be considered a part of this prospectus.

Upon completion of the conversion, Rhinebeck Bancorp will continue to be the holding company of Rhinebeck Bank and will succeed to all of the business and operations of Rhinebeck Bancorp, MHC, which will cease to exist upon completion of the conversion.

As part of the conversion, Rhinebeck Bancorp will receive the cash held by Rhinebeck Bancorp, MHC and the net proceeds it retains from the offering. A portion of the net proceeds will be used to fund a loan to the Rhinebeck Bank Employee Stock Ownership Plan (or the “ESOP”). Rhinebeck Bancorp intends to use the support staff and offices of Rhinebeck Bank and will pay Rhinebeck Bank for these services. If Rhinebeck Bancorp expands or changes its business in the future, it may hire its own employees.

Rhinebeck Bancorp intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds from the Offering.” In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

BUSINESS OF RHINEBECK BANK

Rhinebeck Bank

Rhinebeck Bank is a New York-chartered stock savings bank that was organized in 1860. We provide a full range of banking and financial services to consumer and commercial customers through our 12 branches located in Dutchess, Orange and Ulster Counties. We also maintain a representative office in Albany County to originate indirect automobile and commercial loans and a representative office in Dutchess County for financial services. Financial services, including investment advisory and financial product sales, are offered through a division of Rhinebeck Bank doing business as Rhinebeck Asset Management. Our primary business activity is accepting deposits from the general public and using those funds together with borrowings, primarily to originate commercial real estate loans (which includes multi-family real estate loans and commercial construction loans), commercial business loans and indirect automobile loans (automobile loans referred to us by automobile dealerships) and to purchase one- to four-family residential real estate loans and investment securities.

We offer a variety of deposit accounts, including savings accounts, certificates of deposit, money market accounts, commercial and personal checking accounts and individual retirement accounts.  We also offer alternative delivery channels, including ATMs, online banking and bill pay, mobile banking with mobile deposit and bill pay, Automated Clearing House origination, remote deposit capture and telephone banking.

We are subject to regulation and examination by the NYSDFS and by the FDIC.

Market Area

Our primary market area encompasses Dutchess, Orange, Ulster and Albany Counties (and their contiguous counties), which are located in the Hudson Valley region of New York. Our retail banking offices (and the representative offices noted above) are located in these four counties and serve the surrounding areas. The Hudson Valley region has a diversified economy and representative industries include education, health, government, leisure and hospitality and professional business services. We view Orange and Albany Counties, which have larger populations than Dutchess and Ulster Counties, as primary areas for growth.

Based on published statistics, the U.S. unemployment rate was 4.4% as of December 31, 2025, while the New York State unemployment rate was 4.6%. The four counties in our primary market area each had a lower unemployment rate than New York State (Dutchess County, 3.2%, Orange County, 3.6%, Ulster County, 3.5% and Albany County, 3.3%). According to the New York State Department of Labor, for the twelve-month period ended December 31, 2025, the Hudson Valley’s private sector job growth increased by 0.2%. Based on published statistics, median household income for 2024 (the latest date for which information was available) was $99,478 in Dutchess County, $97,178 in Orange County, $86,271 in Ulster County and $85,333 in Albany County, compared to $80,734 in the U.S. and $85,974 in New York State. Based on published statistics, the July 2024 estimated population was 299,963 in Dutchess County, 411,767 in Orange County, 182,977 in Ulster County and 319,964 in Albany County.

Competition

We face significant competition for deposits and loans. Our most direct competition for deposits has historically come from the numerous financial institutions operating in our market area (including other community and commercial banks, credit unions and financial technology companies), many of which are significantly larger than we are and have greater resources. We also face competition for investors’ funds from other sources such as brokerage firms, money market funds and mutual funds, as well as securities, such as Treasury bills, offered by the Federal Government. Based on FDIC data, at June 30, 2025 (the latest date for which information is available), we had 10.44% of the FDIC-insured deposit market share in Dutchess County, which was fourth among the 15 institutions with offices in the county, 1.59% of the FDIC-insured deposit market share in Ulster County, which was 12th among the 18 institutions with offices in the county, and 1.28% of the FDIC-insured deposit market share in Orange County, which was 14th among the 22 institutions with offices in the county. In all three counties, New York City money center banks or large regional banks have a significant presence.

We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the internet and made it possible for non-depository institutions, including financial technology companies, to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our growth in the future.

We seek to meet this competition with convenient branch locations and online offerings, emphasizing personalized banking and the advantage of local decision-making in our banking businesses. Specifically, we promote and maintain relationships and build customer loyalty within local communities by focusing our marketing and community involvement on the specific needs of individual neighborhoods. We do not rely on any individual, group, or entity for a material portion of our deposits.

Lending Activities

Loans are our primary interest-earning asset. At December 31, 2025, net loans represented 73.2% of our total assets. Our allowance for credit losses, which primarily includes an allowance for credit losses on loans, is accounted for under the current expected credit loss (“CECL”) model.

Loan Portfolio Composition. The following table sets forth the composition of the loan portfolio at the dates indicated.

	At December 31,
	2025		2024
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial Real Estate Loans:
Non-residential	$417,808	43.61%	$350,962	36.00%
Multi-family	107,938	11.26%	105,030	10.77%
Construction(1)	8,982	0.94%	26,611	2.73%
Total	534,728	55.81%	482,603	49.50%
Commercial Loans	91,526	9.55%	91,517	9.39%
Residential Real Estate Loans(2)	100,086	10.45%	86,651	8.89%
Consumer Loans:
Indirect automobile	213,802	22.31%	295,669	30.33%
Home equity	12,290	1.28%	11,656	1.19%
Other consumer	5,733	0.60%	6,830	0.70%
Total	231,825	24.19%	314,155	32.22%
Total loans receivable, gross	958,165	100.00%	974,926	100.00%
Dealer reserve	3,573		5,392
Allowance for credit losses	(8,353)		(8,539)
Loans receivable, net	$953,385		$971,779

(1)	Represents the amounts distributed as of the dates indicated.

(2)	Includes residential construction loans totaling $2.7 million and $711,000 at December 31, 2025 and 2024, respectively.

Loan Portfolio Maturities.  The following table sets forth certain information regarding the dollar amount of loans that will mature in the given period. The table does not include any estimate of prepayments that significantly shorten the average loan life and may cause actual repayment experience to differ from that shown below. Demand loans, which are loans having no stated repayment schedule or no stated maturity, are reported as due in one year or less.

	At December 31, 2025
	Commercial Real Estate Loans					Consumer Loans
	Construction	Non- Residential	Multi-family	Commercial	Residential Real Estate	Indirect Automobile	Home Equity	Other Consumer	Total
	Loans	Loans	Loans	Loans	Loans	Loans	Loans	Loans	Loans
	(In thousands)
Amounts due in:
One year or less	$8,207	$1,695	$—	$32,777	$152	$6,198	$—	$595	$49,624
More than one year through five years	775	89,403	21,888	49,002	485	164,037	174	4,606	330,370
More than five years through 15 years	—	226,131	62,606	9,063	9,020	43,567	3,827	532	354,746
More than 15 years	—	100,579	23,444	684	90,429	—	8,289	—	223,425
Total	$8,982	$417,808	$107,938	$91,526	$100,086	$213,802	$12,290	$5,733	$958,165

The following table sets forth the mix of fixed- and adjustable-rate loans at December 31, 2025 that are due after December 31, 2026, based on their contractual terms to maturity.

		Floating or
	Fixed	Adjustable
	Rates	Rates	Total
	(In thousands)
Commercial real estate loans:
Non-residential	$12,856	$403,257	$416,113
Multi-family	1,473	106,465	107,938
Construction	—	775	775
Commercial loans	43,291	15,458	58,749
Residential real estate loans	61,167	38,767	99,934
Consumer loans:
Indirect automobile	207,604	—	207,604
Home equity	1,063	11,227	12,290
Other consumer	5,138	—	5,138
Total	$332,592	$575,949	$908,541

Non-Residential Commercial Real Estate Loans. At December 31, 2025, non-residential commercial real estate loans were $417.8 million, or 43.6%, of our total loan portfolio. Our commercial real estate loans are generally secured by properties used for business purposes, such as office buildings, industrial facilities and retail facilities. At December 31, 2025, $156.2 million of our commercial real estate portfolio was owner-occupied real estate and $261.6 million was secured by income producing, non-owner occupied real estate. At December 31, 2025, substantially all of our commercial real estate loans were secured by properties located in our market area. However, occasionally we will originate commercial real estate loans on properties located outside our market area based on an established relationship with a strong borrower. As of December 31, 2025, we had four loans located outside of New York totaling $17.0 million.

We originate a variety of commercial real estate loans with terms and amortization periods generally up to 25 years, for large newly constructed commercial developments, including retail plazas, and up to 20 years for almost all other commercial properties. The interest rate on commercial real estate loans is generally adjustable and based on a margin over an index, typically The Wall Street Journal Prime Rate or the Federal Home Loan Bank of New York Amortizing Advance Rate. Commercial real estate loans are generally originated in amounts up to 75% of the appraised value or the purchase price of the property securing the loan, whichever is lower. We selectively offer interest rate swaps for both commercial and multi-family real estate loans. See Note 12 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this prospectus for additional information.

In underwriting commercial real estate loans, we consider a number of factors, including the projected net cash flows to the loan’s debt service requirement (generally requiring a minimum of 1.20x), the age and condition of the collateral, the financial resources and income level of the borrower and the borrower’s experience in owning or managing similar properties. Where appropriate, we also require corporate guarantees and/or personal guarantees. We monitor borrowers’ and guarantors’ financial information on an ongoing basis by requiring periodic financial statement updates.

The following table provides information with respect to our non-residential commercial real estate loans by type at December 31, 2025.

	December 31, 2025
	Number of Loans	Owner occupied	Non-owner occupied	Balance	Percent
	(Dollars in thousands)
Commercial real estate loans:
Residential investment properties	62	$1,302	$26,236	$27,538	6.59%
Mixed use	90	22,553	46,880	69,433	16.62%
Auto dealer/car sales	11	38,222	—	38,222	9.15%
Office	45	9,964	23,997	33,961	8.13%
Retail	29	12,138	74,296	86,434	20.69%
Industrial/manufacturing/warehouse	34	25,306	9,087	34,393	8.23%
Hotel/motel/inn	9	7,174	44,425	51,599	12.35%
Restaurant	22	14,642	2,881	17,523	4.19%
Mobile home/park	4	—	3,744	3,744	0.90%
Self-storage facility	6	293	11,342	11,635	2.78%
Other commercial real estate	37	24,631	18,695	43,326	10.37%
Total commercial real estate loans	349	$156,225	$261,583	$417,808	100.00%

At December 31, 2025, our largest commercial real estate loan had an outstanding balance of $16.4 million and was secured by a shopping center located in Clifton Park, New York. At December 31, 2025, this loan was performing according to its original terms.

Multi-Family Real Estate Loans. At December 31, 2025, multi-family real estate loans totaled $107.9 million, or 11.3%, of our total loan portfolio. Our multi-family real estate loans are generally secured by multi-unit rental properties, consisting of five to 100 rental units, in our market area.

We originate multi-family real estate loans with terms and amortization periods of up to 30 years. The interest rates on our multi-family real estate loans are generally adjustable based on a margin over an index. Multi-family real estate loans are generally originated in amounts up to 75% of the appraised value or the purchase price of the property securing the loan, whichever is lower.

In underwriting multi-family real estate loans, we consider a number of factors including the projected net cash flows to the loan’s debt service requirement (generally requiring a minimum of 1.20x), the age and condition of the collateral, the financial resources and income level of the borrower, and the borrower’s experience in owning or managing similar properties. Where appropriate, we also require corporate guarantees or personal guarantees. We monitor borrowers’ and guarantors’ financial information on an ongoing basis by requiring periodic financial statement updates.

At December 31, 2025, our largest multi-family real estate loan had an outstanding balance of $13.9 million and was secured by an apartment complex located in Poughkeepsie, New York. At December 31, 2025, this loan was performing according to its original terms.

Commercial Construction and Land Development Loans. We originate loans to finance the construction of commercial properties, multi-family projects (including one- to four-family non-owner occupied residential properties) and professional complexes, or to acquire land for development for these purposes. We also originate rehabilitation loans, enabling the borrower to partially or totally refurbish an existing structure, which are structured as a construction loan and monitored in the same manner. At December 31, 2025, commercial construction and land development loans totaled $9.0 million, or 0.9% of our total loan portfolio. All these loans are secured by properties located in our primary market area. We also had undrawn amounts on the commercial construction loans totaling $3.1 million at December 31, 2025.

Our commercial construction and land development loans are generally structured as two-year interest-only balloon loans. The interest rate is generally a variable rate based on an index rate, typically The Wall Street Journal Prime Rate plus a margin. We generally offer commercial construction loans with a loan-to-value ratio of up to 75% of the appraised value on a completed basis or the cost of completion, whichever is less. We offer financing to purchase land for development with a maximum loan-to-value ratio of 50%.

Before making a commitment to fund a commercial construction loan, we generally require an appraisal of the property by an independent licensed appraiser. The construction phase is carefully monitored to minimize our risk. All construction projects must be completed in accordance with approved plans and approved by the municipality in which they are located. Loan proceeds are disbursed periodically in increments as construction progresses and as inspections by our approved inspectors warrant.

At December 31, 2025, our largest commercial construction and land development loan was a mixed use building project located in Poughkeepsie, New York, and had an outstanding balance of $3.7 million with a $2.3 million remaining available balance. At December 31, 2025, this loan was performing according to its original terms.

Commercial Business Loans. We originate commercial business loans and lines of credit to a variety of small- and medium-sized businesses in our market area. Our commercial business borrowers include professional organizations, family-owned businesses, and not-for-profit organizations. These loans are generally secured by business assets and we may require support of this collateral with liens on real property. At December 31, 2025, commercial business loans were $91.5 million, or 9.6% of our total loan portfolio. We encourage our commercial business borrowers to maintain their primary deposit accounts with us, many of which are non-interest-bearing, which improves our overall interest rate spread and profitability.

Our commercial business loans include term loans and revolving lines of credit. Commercial loans and lines of credit are made with either variable or fixed rates of interest. Variable interest rates are based on a margin over an index we select, typically The Wall Street Journal Prime Rate. Commercial business loans typically have shorter terms to maturity and higher interest rates than commercial real estate loans, but may involve more credit risk because of the type of collateral and our reliance primarily on the success of a borrower’s business for the repayment of the loan.

When making commercial business loans, we consider the financial history of the borrower, our lending experience with the borrower, the debt service capabilities and global cash flows of the borrower and other guarantors, and the value of the collateral, such as accounts receivable, inventory and equipment. Depending on the collateral used to secure the loans, commercial business loans are made in amounts up to 90% of the value of the collateral securing the loan. We require commercial business loans extended to closely held businesses to be guaranteed by the principals, as well as other appropriate guarantors, when personal assets are in joint names or a principal’s net worth is not sufficient to support the loan.

Commercial business loans include participations we purchase from a single, board-approved third party in leveraged lending transactions. Leveraged lending transactions are generally used to support a merger- or acquisition-related transaction, to back a recapitalization of a company’s balance sheet or to refinance debt. When considering a participation in the leveraged lending market, we will participate only in first lien senior secured term loans and lines of credit that are more closely aligned to middle market transactions. To further minimize risk, based on our current capital levels and loan portfolio, we have limited the total amount of leveraged loans to $1.5 million with a single obligor while maintaining that the total of all leveraged loans cannot exceed more than 15% of our risk-based capital. We also monitor industry and customer concentrations. As of December 31, 2025, our leverage loans amounted to $1.8 million, all of which were performing in compliance with their contractual terms.

At December 31, 2025, our largest commercial business loan had an outstanding balance of $5.6 million and was secured by equipment. At December 31, 2025, this loan was performing according to its original terms.

Indirect Automobile Loans. We have provided indirect financing of automobile purchases since 1999. At December 31, 2025, indirect automobile loans totaled $213.8 million, or 22.3% of our total loan portfolio. While we still plan to originate indirect automobile loans, over the past four years and for the foreseeable future we have actively decreased our indirect automobile portfolio by decreasing loan originations through increased pricing and more selective underwriting criteria. We plan to continue this strategy to further reduce exposure while focusing on higher-yielding opportunities within our portfolio. We acquire our indirect automobile loans from 51 automobile dealerships located in the Hudson Valley region and 28 dealers located in the Albany area, under an arrangement where the dealer receives a flat fee for referring the loan to us. As of December 31, 2025, 42.7% of the aggregate principal balance of our indirect automobile loan portfolio was for the purchase of new vehicles and 57.3%, was for used vehicles. The weighted average original term to maturity of our indirect automobile loan portfolio at December 31, 2025 was six years.

Each dealer that originates automobile loans makes representations and warranties with respect to our security interests in the related financed vehicles in a separate dealer agreement with us. These representations and warranties do not relate to the creditworthiness of the borrowers or the collectability of the loan. The dealers are also responsible for ensuring that our security interest in the financed vehicles is perfected. Each automobile loan requires the borrower to keep the financed vehicle fully insured against loss or damage by fire, theft and collision. The dealer agreements require the dealers to represent that adequate physical damage insurance (collision and comprehensive) was in effect at the time the related loan was originated and financed by us. In addition, we have the right to “force place” insurance coverage (supplemental insurance taken out by Rhinebeck Bank) if the required physical damage insurance on an automobile is not maintained by the borrower. Nevertheless, there can be no assurance that each borrower will maintain physical damage insurance for a financed vehicle during the entire term of an automobile loan. Vendors Single Interest Insurance, which is included on every automobile loan originated, protects us against losses for physical damage to repossessed automobiles.

Each dealer submits loan applications directly to us, and the borrower’s creditworthiness is the most important criterion we use in determining whether to approve the loan. Each credit application generally requires that the borrower provide current information regarding their employment history, indebtedness, and other factors that bear on creditworthiness. We also obtain a credit report from a major credit reporting agency summarizing the borrower’s credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments.

Each borrower’s credit score is the principal factor we use in determining the appropriate interest rate on a loan. Our underwriting procedures evaluate the credit information relative to the value of the vehicle to be financed. Our underwriters may also verify a borrower’s employment income and/or residency and, where appropriate, verify a borrower’s payment history directly with the borrower’s creditors. Based on these procedures, a credit decision is considered. We generally follow the same underwriting guidelines in originating direct (non-dealer) automobile loans.

We generally finance up to the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts (amounts in addition to the sales price are collectively referred to as the “additional vehicle costs”). In addition, we also may finance the negative equity related to vehicles traded in with a prior financing. Accordingly, the amount we finance may exceed, depending on the borrower’s credit score, in the case of new vehicles, the aggregate of the dealer’s invoice price of the financed vehicle and the additional vehicle costs, or in the case of a used vehicle, the aggregate of the vehicle’s value and the additional vehicle costs. The maximum amount that can be borrowed for an automobile loan by borrowers with our lowest risk rating generally may not exceed 135% of the full sales price of a new vehicle, or the vehicle’s “wholesale” value in the case of a used vehicle. The vehicle’s value is determined by using one of the standard reference sources for dealers of used cars. We regularly review the quality of the loans we purchase from the dealers and periodically conduct quality control audits to ensure compliance with our established policies and procedures.

At December 31, 2025, our automobile loans to borrowers with credit scores of 639 or less at origination (the level at which a consumer’s credit rating is considered subprime) totaled $16.4 million, or 7.7% of our total indirect automobile loan portfolio. We typically do not originate these types of loans with loan-to-value ratios greater than 100% of the sales price of the automobile or debt-to-income ratios greater than 40%.

Residential Mortgage and Residential Construction Loans. Our one- to four-family residential loan portfolio consists of mortgage loans that enable borrowers to purchase or refinance existing homes, primarily owner-occupied primary residences. At December 31, 2025, one- to four-family residential real estate loans totaled $100.1 million, representing 10.5% of total loans, and consisted of $61.2 million of fixed-rate loans and $38.8 million of adjustable-rate loans. The majority of these loans are secured by properties located within our primary market area. Loans secured by properties located outside of our normal lending area may be considered on a case-by-case basis, primarily for established customers with a relationship of at least one year, provided the property is located in New York State.

Historically, we originated fixed-rate and adjustable-rate residential mortgage loans with maturities of up to 30 years. These loans were generally underwritten in accordance with Freddie Mac guidelines and, when conforming to such standards, were referred to as “conforming loans.” Loans originated for sale to approved investors or secondary market participants were underwritten in accordance with their specific requirements. We originated both conforming and, to a lesser extent, non-conforming “jumbo” loans, which were generally underwritten using standards similar to those applied to conforming loans.

Historically, we sold a significant portion of our fixed-rate residential mortgage originations to manage interest rate risk and generate fee income. Most such loans were sold to Freddie Mac on a servicing-retained basis, while certain State of New York Mortgage Agency loans were sold on a servicing-released basis. In more recent years, we have retained a greater volume of high-quality fixed-rate residential mortgages with maturities of up to 30 years. During the years ended December 31, 2025 and 2024, we sold $7.6 million and $7.8 million, respectively, of fixed-rate residential mortgage loans. At December 31, 2025 and 2024, we serviced $250.3 million and $266.5 million of one- to four-family residential mortgage loans for others and recognized loan servicing fee income of $657,000 and $684,000 during the years ended December 31, 2025 and 2024, respectively.

However, in response to evolving industry dynamics, including increased competition from non-bank lenders and the growing use of digital and online mortgage origination platforms, in the fourth quarter of 2025, we discontinued originating residential mortgage loans directly. Instead, we entered into a strategic correspondent lending relationship with a third-party non-bank mortgage lender, pursuant to which customers seeking residential mortgage financing are referred to such third party for loan origination. Following origination, we will purchase and service loans for customers who objectively select our loan products offered through such third party. Neither Rhinebeck Bank nor such third party receives any referral fees in connection with the correspondent lending relationship. All loans purchased from such third party are secured by first lien mortgages on residential real estate, comply with our underwriting standards, and are transferred to us with full ownership and servicing rights.

Under this relationship, we generally purchase residential mortgage loans with loan-to-value ratios of up to 80% of the appraised value of the property. Conforming loans with loan-to-value ratios of up to 97% are permitted when supported by private mortgage insurance. Mortgage insurance is required for loans with loan-to-value ratios greater than 80%, with coverage levels varying based on loan characteristics. Mortgage insurance is obtained only from insurers approved by Freddie Mac or Fannie Mae.

We will not purchase “interest only” mortgage loans on one- to four-family residential properties or loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. Additionally, we will not purchase “subprime loans” (loans that are made with low down-payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (defined as loans having less than full documentation).

We also previously originated loans to finance the construction of one- to four-family residential properties. We also originated rehabilitation loans that enabled borrowers to partially or totally refurbish existing structures. These rehabilitation loans were structured as construction loans and monitored in the same manner. As of December 31, 2025, we no longer offer construction or rehabilitation loan products. At December 31, 2025, residential construction loans totaled $2.7 million, or 2.7% of our residential mortgage loan portfolio. Most of these loans are secured by properties located in our primary market area. Upon satisfactory completion of construction, these loans are being converted to permanent mortgage financing or sold into the secondary market, consistent with the original loan terms.

Consumer Loans. We offer consumer loans to customers residing in our primary market area. Our consumer loans consist primarily of indirect automobile loans as discussed above. Other consumer loans consist mostly of home equity loans, lines of credit and direct automobile loans. At December 31, 2025, $12.3 million of our consumer loans were home equity loans and lines of credit, and $4.6 million of our consumer loans were direct automobile loans.

Home equity loans and lines of credit are multi-purpose loans used to finance various home or personal needs, where a one- to four-family primary or secondary residence serves as collateral. We generally originate home equity loans and lines of credit of up to $150,000, with a maximum loan-to-value ratio of 80% (including any first lien position) and terms of up to 20 years. Home equity lines of credit have adjustable rates of interest that are based on the prime interest rate published in The Wall Street Journal, plus a margin, and reset monthly. Home equity lines of credit are secured by residential real estate in a first or second lien position.

The procedures for underwriting consumer loans include assessing the applicant’s payment history on other indebtedness, the applicant’s ability to meet existing obligations and payments on the proposed loan, and the loan-to-value ratio. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

Loan Underwriting Risks

Commercial and Multi-Family Real Estate Loans. Loans secured by commercial and multi-family real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in commercial and multi-family real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of a project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. If we foreclose on a commercial or multi-family real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Direct costs may be required to rehabilitate or prepare the property to be marketed. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial or multi-family real estate loans can be unpredictable and substantial.

To monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide financial statements on the business operations underlying the commercial and multi-family real estate loans on an ongoing basis. In reaching a decision whether to make a commercial or multi-family real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income and profitability of the property, the borrower’s expertise, credit history and the value of the underlying property. We generally require properties securing these real estate loans to have debt service coverage ratios (the ratio of earnings before interest, taxes, depreciation, and amortization before debt service to debt service) of at least 1.20x. We obtain an environmental report on all commercial real estate properties. We obtain an environmental Phase 1 report for all loans over $1.0 million or when hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials. We will also obtain a Phase 1 report if the initial environmental reports indicate that there may be an environmental issue on a property. We require indemnification from our commercial real estate borrowers and/or guarantors for potential exposure to environmental issues.

Our Credit Administration Department is responsible for monitoring industry concentrations among commercial real estate borrowers and for reporting the industries represented by commercial real estate borrowers to senior management on at least an annual basis.

Commercial Business Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans have higher risk because they are made typically on the basis of the borrower’s ability to repay a loan from the cash flows of the borrower’s business and the collateral securing these loans may fluctuate in value. Our commercial business loans are underwritten and evaluated primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral consists of accounts receivable, inventory or equipment, or real estate. Commercial business loans to closely held businesses are also required to be personally guaranteed by the principal(s), as well as by other appropriate guarantors when personal assets are in joint names or if the principal’s net worth is insufficient by itself to support the loan. The availability of funds to repay commercial business loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Our Credit Administration Department is responsible for monitoring industry concentrations among commercial borrowers and for reporting the industries represented by commercial borrowers to senior management on at least an annual basis.

Adjustable-Rate Loans. Rising interest rates may require adjustable-rate loan borrowers to make higher monthly payments that could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate loans make our assets more responsive to changes in market interest rates, the extent of this interest rate sensitivity may be somewhat limited by the annual and lifetime interest rate adjustment limits on residential mortgage loans.

Construction Loans. Construction lending involves additional risks when compared to permanent lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction timing and costs, as well as the market value of the completed project and the effects of governmental regulation on real property, it is relatively difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the lender or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss.

Our ability to originate construction loans is dependent on the strength of the housing and commercial markets in our region. We focus our loan underwriting on the borrower’s financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations. Before making a commitment to fund a construction loan, we generally require an appraisal of the property by an independent licensed appraiser. The construction phase is carefully monitored to minimize our risk. All construction projects must be completed in accordance with approved plans and approved by the municipality in which they are located. Loan proceeds are disbursed periodically in increments as construction progresses and as inspections by our approved inspectors warrant.

Indirect Automobile and Other Consumer Loans. Indirect automobile and other consumer loans entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as motor vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and any small remaining deficiency often does not warrant further substantial collection efforts against a borrower. Indirect automobile and consumer loan collections depend on a borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount we can recover on such loans.

Additional risk elements associated with indirect lending include the limited personal contact with the borrower as a result of indirect lending through non-bank channels, namely automobile dealers.

Loan Originations, Purchases and Sales. Loan originations come from a variety of sources. The primary sources of loan originations are current customers, business development by our relationship managers, walk-in traffic, automobile dealerships, referrals from customers, and brokers.

From time to time, we may originate a commercial real estate loan or commercial business loan that exceeds our internal lending or concentration limits and sell a portion of such loan to another financial institution. The financial institution is typically a community bank located in New York State and its lending team is known by our commercial lenders. This allows us to meet the needs of our customers and comply with our internal lending limits. In certain instances, including our leveraged lending transactions, we may purchase participation interests in loans where we are not the lead lender. In both of these circumstances, we follow our customary loan underwriting and approval policies. We have strong relationships with other community banks in our primary market area that may desire to purchase participations, and we may increase our sales of participations in the future, if deemed appropriate. At December 31, 2025, our sold participations in commercial real estate loans totaled $52.2 million, all of which were collateralized by properties or business assets within our primary market area. At December 31, 2025, our purchased participations where we are not the lead lender in commercial real estate and commercial business loans totaled $34.8 million and $12,000, respectively. Our purchased loan participations are collateralized by properties or business assets within or contiguous to our primary market area and governed by a loan participation agreement.

Additionally, we have a strategic correspondent lending relationship with a third-party non-bank mortgage lender, pursuant to which customers seeking residential mortgage financing are referred to such third party for loan origination. Following origination, we purchase and service loans for customers who select our loan products offered through such third party. Neither Rhinebeck Bank nor such third party receives any referral fees in connection with the correspondent lending relationship. All loans purchased from such third party are secured by first lien mortgages on residential real estate, comply with our underwriting standards, and are transferred to us with full ownership and servicing rights.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our board of directors and management. The board of directors has granted loan approval authority to certain officers up to prescribed limits, depending on the officer’s experience and the type of loan. Our policies also limit the aggregate loans to one entity that an individual officer may approve, up to prescribed limits, depending on the officer’s experience. Loan officers are not allowed to approve loans they have originated.

Loans in excess of individual officers’ lending limits require approval of our Credit Committee, which is comprised of our President and Chief Executive Officer (the “CEO”), Chief Credit Officer, Chief Lending Officer, Senior Vice President-Commercial Lending Team Leader, Vice President-Credit Administration, and other lending officers appointed from time to time. The Credit Committee can approve individual loans of up to prescribed limits, depending on the type of loan. Officers that sit on the Credit Committee must abstain from voting on loans they have originated.

Loans in excess of the Credit Committee’s loan approval authority require the approval of the board of directors. Loans in excess of our internal loans-to-one borrower limitation and certain loans that involve policy exceptions also must be approved by the board of directors.

Loans-to-One Borrower. Under New York banking law, our total loans or extensions of credit to a single borrower or group of related borrowers (“loans-to-one borrower”) cannot exceed, with specified exceptions, 15% of our capital stock, surplus fund and undivided profits. We may lend additional amounts up to 10% of our capital stock, surplus and undivided profits if the loans or extensions of credit are fully secured by real estate or other readily marketable collateral.

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Pursuant to our internal policies, our internal loans-to-one borrower limitation is limited to 80% of the amount equal to 25% of our capital stock, surplus fund and undivided profits, of which no more than 7.5% can be lent on an unsecured basis. This general standard is further restricted as follows:

•	Commercial or Multi-Family Real Estate Loans: We will not lend more than 80% of the amount equal to 15% of our capital stock, surplus fund and undivided profits to any one project or property. We may selectively consider exceptions to this limitation for loans to any one project/property, but in no event will we make a commercial or multi-family real estate loan in excess of 80% of the amount equal to 17.5% of our capital stock, surplus fund and undivided profits.

•	Commercial Business Loans: We will not lend more than 80% of the amount equal to 15% of our capital stock, surplus fund and undivided profits, with only 5% of this limit lent on an unsecured basis under normal policy. Our board of directors may make exceptions of up to 10% of this limit for unsecured credit to borrowers with very strong credit profiles.

At December 31, 2025, our regulatory limit on loans-to-one borrower and our internal loans-to-one borrower limit were $37.5 million and $30.0 million, respectively. We currently have one borrower exceeding the internal limit by approximately $600,000; however, we expect to bring this exposure within established limits by reducing availability on existing credit and increasing capital through future earnings and the offering. The dollar value of our loans-to-one borrower limitation will increase following the completion of the offering due to the additional capital we will receive.

At December 31, 2025, our largest lending relationship consisted of 37 loans aggregating $30.6 million, which consisted of $29.1 million secured by multiple commercial real estate properties and $1.5 million secured by equipment, inventory and receivables. At December 31, 2025, each loan in this relationship was performing according to its original repayment terms.

Non-Performing Loans and Problem Assets

Performance of the loan portfolio is reviewed on a regular basis by management. A number of factors regarding the borrower and loan, such as overall financial strength, collateral values and repayment ability, are considered in deciding what actions should be taken when determining the collectability of interest for accrual purposes.

When a loan is classified as non-accrual, the accrual of interest on such a loan is discontinued. A loan is typically classified as non-accrual when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about the further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on non-accrual status, unpaid accrued interest is fully reversed. Interest payments received on non-accrual loans are applied against principal.

Loans are usually restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

We use the accrual method of accounting for all performing loans. The accrual of interest income is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. When a loan is placed on non-accrual status, unpaid interest previously credited to income is reversed. Interest received on non-accrual loans is applied against principal. Generally, loans are restored to accrual status when the obligation is brought current in accordance with the contractual terms for a reasonable period of time and ultimate collectability of total contractual principal and interest is no longer in doubt.

In our collection efforts, we will first attempt to cure any delinquent loan. If a real estate secured loan is placed on non-accrual status, it could be subject to transfer to other real estate owned (“OREO”) (comprised of properties acquired by or in lieu of foreclosure), of which our credit administration department will pursue the sale of the real estate. Prior to this transfer, the loan balance will be adjusted, if necessary, to reflect its current market value less estimated costs to sell. Write downs of OREO that occur after the initial transfer from the loan portfolio and costs of holding the property are recorded within other operating expenses, except for significant improvements, which are capitalized to the extent that the carrying value does not exceed estimated net realizable value.

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Fair values for determining the value of collateral are estimated from various sources, such as real estate appraisals, financial statements and from any other reliable sources of available verifiable information. For loans individually evaluated, collateral value is reduced for the estimated costs to sell. Reductions of collateral value are based on historical loss experience, current market data, and any other verifiable source of reliable information specific to the collateral.

This analysis is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available.

Non-Performing Loans.  At December 31, 2025, $3.7 million, or 0.4% of our total loans, were non-performing loans, which included $1.7 million of commercial real estate loans, $1.3 million of residential real estate loans, $740,000 of indirect automobile loans, $22,000 of commercial loans and $15,000 of other consumer loans.

Other Real Estate Owned.  Other real estate owned represents property acquired through foreclosure in partial or full satisfaction of loans. We had no other real estate owned at December 31, 2025 or 2024.

Asset Quality.  The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. We did not have any accruing loans past due 90 days or more at the dates presented.

	At December 31,
	2025	2024
	(Dollars in thousands)
Non-accrual loans:
Commercial real estate loans:
Non-residential	$1,668	$1,869
Commercial loans	22	319
Residential real estate loans	1,255	1,182
Consumer loans:
Indirect automobile	740	590
Home equity	—	174
Other consumer	15	—
Total	$3,700	$4,134

Real estate owned	—	—

Total non-performing assets	$3,700	$4,134

Total non-performing loans to total loans	0.39%	0.42%
Total non-performing loans to total assets	0.28%	0.33%
Total non-performing assets to total assets	0.28%	0.33%

Classified Assets.  Banking regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality should be classified as “Substandard,” “Doubtful” or “Loss” assets. An asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all of the weaknesses inherent in those classified Substandard, with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute non-performing assets.

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The following table sets forth our amounts of classified assets and assets designated as Special Mention as of December 31, 2025 and 2024:

	At December 31,
	2025	2024
	(Dollars in thousands)
Substandard	$6,470	$8,852
Doubtful	—	159
Loss	—	—
Total classified assets	$6,470	$9,011
Special mention	$23,626	$10,750

At December 31, 2025, we classified $6.5 million of loans as Substandard, Doubtful or Non-performing, of which $4.4 million were commercial real estate loans, $1.3 million were residential loans, $61,000 were commercial and industrial loans, $740,000 were indirect automobile loans, and $15,000 were other consumer loans. At December 31, 2024, we classified $9.0 million of loans as Substandard, Doubtful or Non-performing, of which $6.8 million were commercial real estate loans, $1.2 million were residential loans, $300,000 were commercial and industrial loans, $590,000 were indirect automobile loans, and $174,000 were home equity loans.

Allowance for Credit Losses

The allowance for credit losses is an estimate at the balance sheet date of current expected credit losses based on available information relevant to assessing collectability of cash flows over the contractual term of the financial assets. Our methodology to estimate the allowance for credit losses has two components: (i) a collective reserve for estimated lifetime expected credit losses for pools of loans that share common risk characteristics and (ii) an individual reserve for loans that do not share common risk characteristics. The measurement of expected credit losses is applicable to loans receivable and investment securities measured at amortized cost. It also applies to off-balance sheet credit exposures such as loan commitments and unused lines of credit. Loan losses are charged against the allowance for credit losses when we believe the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance for credit losses. The allowance is established through a provision for credit losses that is charged against income. The expected credit loss for unfunded loan commitments is reported on the consolidated statement of financial condition in other liabilities. For more information on the allowance for credit losses methodology, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Allowance for Credit Losses.”

Although we believe that we have established the allowance at appropriate levels, future additions may be necessary if economic or other conditions in the future differ from the current environment. In addition, the FDIC and the NYSDFS, as an integral part of their examination processes, periodically review our allowance for credit losses. The banking regulators may require that we recognize additions to the allowance based on their analysis and review of information available to them at the time of their examination.

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The following table sets forth activity in our allowance for credit losses on loans for the periods indicated.

	Year Ended December 31,
	2025	2024
	(Dollars in thousands)
Allowance for credit losses at beginning of period	$8,539	$8,124
Provision for loan losses	1,750	2,813
Charge-offs:
Commercial real estate loans:
Non-residential	(629)	(291)
Commercial loans	(335)	(608)
Consumer loans:
Indirect automobile	(2,632)	(3,626)
Other consumer	(90)	(201)
Total charge-offs	(3,686)	(4,726)
Recoveries:
Commercial loans	4	2
Consumer loans:
Indirect automobile	1,702	2,233
Other consumer	44	93
Total recoveries	1,750	2,328
Net charge-offs	(1,936)	(2,398)
Allowance for credit losses at end of period	$8,353	$8,539
Allowance for credit losses to non-performing loans at end of period	225.76%	206.56%
Allowance for credit losses to total loans outstanding at end of period	0.87%	0.88%
Non-performing loans to total loans	0.39%	0.42%
Net charge-offs to average loans outstanding during period	0.20%	0.24%

During the year, our allowance for credit losses on loans decreased by $186,000, or 2.2%, primarily due to updates in prepayment assumptions and adjustments to qualitative and quantitative factors. These updates were made to reflect fewer delinquencies and decreased charge-offs in our expected credit loss analysis.

The following table sets forth the ratios of net charge-offs to average loans by loan category.

	Year Ended December 31,
	2025	2024
Net charge-offs to average loans outstanding:
Commercial real estate loans:
Non-residential	(0.16)%	(0.09)%
Commercial loans	(0.36)%	(0.68)%
Consumer loans:
Indirect automobile	(0.36)%	(0.40)%
Other consumer	(0.66)%	(1.30)%

Net charge-offs decreased $462,000, or 19.3%, to $1.9 million for the year ended December 31, 2025, compared to $2.4 million for the year ended December 31, 2024. The decline was primarily driven by lower net charge-offs in the indirect automobile, commercial, and other consumer loan portfolios, partially offset by higher net charge-offs in commercial real estate loans. Indirect automobile net charge-offs declined modestly as a percentage of average loans, reflecting lower charge-offs that were generally consistent with the reduction in average loan balances. Net charge-offs in the commercial loan portfolio declined as a percentage of average loans, primarily due to a large $524,000 commercial loan charge-off that occurred in 2024. Other consumer loans also experienced a decline in net charge-offs as a percentage of average loans, reflecting improved credit performance compared to the prior year.

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Allocation of Allowance for Credit Losses.  The following table sets forth the allowance for credit losses allocated by loan category, the allocation of the allowance for credit losses by loan segment and the percent of loan balances by category at the dates indicated. The allowance for credit losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31,
	2025			2024
		Percent of	Percent of		Percent of	Percent of
		Allowance	Loans in		Allowance	Loans in
		to Total	Category to		to Total	Category to
	Amount	Allowance	Total Loans	Amount	Allowance	Total Loans
	(Dollars in thousands)
Commercial real estate loans:
Non-residential	$3,142	37.61%	43.61%	$2,675	31.33%	36.00%
Multi-family	490	5.87	11.26	313	3.67	10.77
Construction	—	—	0.94	—	—	2.73
Commercial loans	762	9.12	9.55	684	8.01	9.39
Residential real estate loans	739	8.85	10.45	575	6.73	8.89
Consumer loans:
Indirect automobile	3,050	36.51	22.31	4,133	48.40	30.33
Home equity	90	1.08	1.28	84	0.98	1.19
Other consumer	80	0.96	0.60	75	0.88	0.70
Total allowance	$8,353	100.00%	100.00%	$8,539	100.00%	100.00%

Investment Activities

We have legal authority to invest in various types of investment securities and liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises, residential mortgage-backed securities, municipal securities, deposits at the FHLB of New York, certificates of deposit of federally insured institutions, investment grade corporate bonds, equity securities and Small Business Investment Companies. At December 31, 2025, our investment portfolio had a fair value of $162.2 million and consisted primarily of U.S. Government securities, U.S. Government agency securities, including residential and collateralized mortgage-backed securities, municipal securities and corporate bonds in the form of subordinated bank debt.

Our investment objectives are to maximize portfolio yield over the long term and manage our risk profile in a manner consistent with liquidity needs, pledging requirements, asset/liability strategies and safety and soundness concerns. Our board of directors has overall responsibility for the investment portfolio, including reviewing and evaluating our investment policy on an annual basis. The Investment Committee of the board of directors, consisting of three directors, meets at least three times annually to review our portfolio’s performance, quality and composition, and provides reports to the full board of directors at the next monthly meeting of the full board following the meeting of the Investment Committee. The Investment Committee also reviews and discusses policy changes prior to their presentation to the full board. Management has the overall responsibility for implementing the investment policy and supervising our investment activities and performance. Management is also responsible for providing regular reports to the Investment Committee. The President and CEO is responsible for the overall supervision of the investment activity. The Chief Financial Officer is responsible for the implementation of our investment policy and strategy. The Controller is responsible for the accounting and reporting requirements of the policy.

There are no limits on security purchases or sales executed for cash management or the liquidity needs of Rhinebeck Bank. Transactions require the approval of both the President and CEO and the Chief Financial Officer and must be reported to the Investment Committee, which reports them to the board of directors.

Our policy is that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent. Securities that are available-for-sale or held for trading are reported at fair value, while securities held to maturity are reported at amortized cost. Currently, all securities we hold are classified as available-for-sale.

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Federal Home Loan Bank Securities.  In addition, we hold FHLB common stock to qualify for membership in the FHLB system and to be eligible to borrow funds under the FHLB advance program. There is no market for the FHLB common stock.

The aggregate fair value of our FHLB common stock as of December 31, 2025 was $2.0 million based on its par value. No unrealized gains or losses have been recorded because we have determined that the par value of the common stock represents its fair value. We owned shares of FHLB common stock at December 31, 2025 equal to what we were required to own to maintain our membership in the FHLB system and was necessary to support the balance of our advances. We are required to purchase stock as our outstanding advances increase and sell stock as the size of borrowings decrease. Our stock position is reviewed and adjusted weekly by the FHLB.

Evaluation of Securities Portfolio.   We evaluate securities in an unrealized loss position for impairment related to credit losses on at least a quarterly basis. Securities in unrealized loss positions are first assessed as to whether we intend to sell, or if it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. If one of the criteria is met, the security’s amortized cost basis is written down to fair value through current earnings. For securities that do not meet these criteria, we evaluate whether the decline in fair value resulted from credit losses or other factors. If this assessment indicates that a credit loss exists, we compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis for the security, a credit loss exists and an allowance for credit losses is recorded, limited to the amount that the fair value of the security is less than its amortized cost basis. No allowance for credit losses for available-for-sale securities was recorded as of December 31, 2025.

Portfolio Maturities and Yields.  The following table sets forth the stated maturities and weighted average yields of investment securities at December 31, 2025. Weighted average yields are calculated by dividing the income by amortized cost. No tax equivalent adjustments were made in calculating the weighted average yield. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. Weighted average yield calculations on investment securities available for sale do not give effect to changes in fair value that are reflected as a component of equity.

			More than One Year		More than Five Years
	One Year or Less		to Five Years		to Ten Years		More than Ten Years		Total
		Weighted		Weighted		Weighted		Weighted			Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Fair	Average
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Value	Yield
	(Dollars in thousands)
Securities available-for-sale:
U.S. Treasury securities	$2,007	3.72%	$33,685	3.68%	$—	—%	$—	—%	$35,692	$35,828	3.68%
Mortgage-backed securities – residential	7	3.43%	2,008	2.70%	5,250	2.67%	88,522	2.94%	95,787	88,980	2.92%
U.S. government agency securities	11,932	2.15%	6,609	3.14%	—	—%	—	—%	18,541	18,352	2.50%
Municipal securities	—	—%	1,622	1.91%	583	2.10%	—	—%	2,205	2,082	1.96%
Corporate bonds	—	—%	3,509	7.04%	13,800	4.69%	—	—%	17,309	16,589	5.17%
Other	—	—%	587	4.92%	—	—%	—	—%	587	372	4.92%
Total	$13,946	2.38%	$48,020	3.77%	$19,633	4.07%	$88,522	2.94%	$170,121	$162,203	3.26%

Sources of Funds

General.  Deposits have traditionally been our primary source of funds for our lending and investment activities. We also use borrowings, primarily FHLB advances, and may use brokered certificates of deposit, depending on market conditions, to supplement cash flows as needed. In addition, funds are derived from scheduled loan and investment payments, investment maturities, loan sales, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments, investment maturities and income on earning assets are relatively stable sources of funds, deposit inflows and outflows, loan prepayments and loan sales can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

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Deposit Accounts.  The substantial majority of our deposits are from depositors who reside in our primary market area. At December 31, 2025, our deposits totaled $1.10 billion. Brokered deposits are obtained when needed to build liquidity at favorable rates. We had no brokered deposits at December 31, 2025 or 2024.

In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, effects on profitability, and customer preferences and concerns. We generally review our deposit pricing on a monthly basis and continually review our deposit mix. Our deposit pricing strategy has generally been to offer competitive rates, while generally not providing the highest rates in the market, and to periodically offer special rates to attract deposits of a specific type or term.

The following table sets forth the distribution of average deposit accounts, by account type, at the dates indicated.

	For the Years Ended December 31,
	2025			2024
	Average		Average	Average		Average
	Balance	Percent	Rate Paid	Balance	Percent	Rate Paid
	(Dollars in thousands)
Non-interest-bearing demand accounts	$236,431	22.16%	—%	$242,603	23.45%	—%
Interest-bearing demand accounts	120,816	11.32%	0.20%	124,061	11.99%	0.14%
Money market accounts	222,719	20.87%	2.62%	187,615	18.13%	2.65%
Savings accounts	132,153	12.38%	0.39%	141,189	13.65%	0.36%
Certificates of deposit	355,027	33.27%	3.89%	339,133	32.78%	4.58%
Total	$1,067,146	100.00%	1.91%	$1,034,601	100.00%	2.05%

As of December 31, 2025 and 2024, approximately $310.0 million and $278.3 million, respectively, of our deposit portfolio was uninsured. The uninsured amounts are estimates based on the methodologies and assumptions used for regulatory reporting requirements, which includes affiliate deposits and collateralized deposits.

The following table summarizes total uninsured deposits based on the same methodologies and assumptions used for Rhinebeck Bank’s regulatory reporting:

	Years Ended December 31,
	2025	2024
	(Dollars in thousands)
Uninsured deposits, per regulatory requirements	$310,010	$278,329
Less affiliate deposits	(7,939)	(8,728)
Collateralized deposits	—	—
Uninsured deposits, after exclusions	$302,071	$269,601

Available liquidity(1)	$714,214	$613,696
Uninsured deposits coverage	236.4%	227.6%
Uninsured deposits after exclusions as a percent of total deposits	27.5%	26.4%

(1)	Includes cash and cash equivalents, unencumbered securities, lines of credit and remaining borrowing capacity from the FHLB and Federal Reserve Board.

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As of December 31, 2025, the aggregate amount of certificates of deposits in denominations greater than $250,000 was $99.7 million. In addition, as of December 31, 2025, the portion of certificates of deposit in excess of the FDIC insurance limit of $250,000 was $45.9 million. The following table sets forth the maturity of those certificates as of December 31, 2025.

Maturity Period	Amount
(In thousands)
Three months or less	$8,008
Over three through six months	12,775
Over six through twelve months	19,901
Over twelve months	5,225
Total	$45,909

At December 31, 2025, $335.8 million of our certificates of deposit will mature during 2026. We monitor activity on these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a significant portion of these accounts upon maturity. However, if a substantial portion of these deposits is not retained, we may utilize FHLB advances, brokered deposits or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Borrowings.  We primarily borrow from the Federal Home Loan Bank of New York to supplement our supply of investable funds. The FHLB functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the FHLB and are authorized to apply for advances or loans on the security of such stock and first mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the United States), provided we meet certain creditworthiness standards. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the total amount of advances are based either on a fixed percentage of an institution’s net worth or on the FHLB’s assessment of the institution’s creditworthiness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity Management” and Note 7 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this prospectus for further discussion of borrowings.

Rhinebeck Asset Management

Rhinebeck Asset Management, a division of Rhinebeck Bank, offers access to brokerage and retirement and financial planning services and life insurance and investment products to individuals and businesses throughout Rhinebeck Bank’s market area. Non-FDIC insured products include stocks, bonds, exchange-traded funds, mutual funds and professionally managed money advisory services. Investment and insurance products and services are offered through Osaic Institutions, Inc., a registered broker-dealer and investment advisor. Rhinebeck Asset Management receives both commissions and fees based on individual investments and/or advisory services purchased by clients. At December 31, 2025, Rhinebeck Asset Management had approximately $243.0 million in assets under management. We recorded non-interest income of $1.5 million for the division in 2025.

Subsidiaries

In addition to Rhinebeck Bank, we have one other wholly-owned subsidiary, RSB Capital Trust I (the “Trust”). In 2005, the Trust issued $5.0 million of pooled trust preferred securities in a private placement and issued 155 shares of common stock at $1,000 par value per share to Rhinebeck Bancorp, MHC. The Trust has no independent assets or operations and was formed to issue trust preferred securities and invest the proceeds in an equivalent amount of junior subordinated debentures issued by Rhinebeck Bancorp, MHC. All of the cash proceeds from the issuance of the junior subordinated debentures by Rhinebeck Bancorp, MHC were contributed as capital to Rhinebeck Bank. In connection with our reorganization in January 2019, all of the common stock of the Trust and the corresponding subordinated debentures issued by Rhinebeck Bancorp, MHC to the Trust were transferred to Rhinebeck Bancorp, Inc. At that time, the Trust became wholly-owned by, and the debt became an obligation of, Rhinebeck Bancorp, Inc. The trust preferred securities mature 30 years from the date of issuance and bear interest at a rate equal to the three-month CME term Secured Overnight Financing Rate plus 2% and a relative spread adjustment of 0.26%. The interest rate on these securities at December 31, 2025 was 6.14%.

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Personnel and Human Capital Resources

Our success is dependent on a workforce that embrace and are dedicated to our mission and culture. Our culture is grounded in a set of core values – “ICARE,” which stands for “Integrity, Community, Accountability, Respect, and Empathy.” To continue to deliver on our mission and maintain our culture, it is crucial that we attract and retain talent who desire and have the experience to provide creative and innovative financial solutions and options for the diverse communities we serve. Through our hiring and retention programs we aim to create an inclusive workforce with diversified backgrounds and experiences. We strive to maintain a safe and healthy workplace, with opportunities for our employees to grow and develop in their careers, supported by advantageous compensation, benefits, health, and welfare programs.

As part of our compensation philosophy, we offer market competitive total rewards programs for our employees to attract and retain superior talent. These programs include annual bonus opportunities, an Employee Stock Ownership Plan, an equity incentive plan, a matched 401(k) Plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, family care resources, flexible work schedules, adoption assistance, education reimbursement program, and employee assistance programs.

We encourage and support the growth and development of our employees and, wherever possible, seek to fill positions by promotion and transfer from within the organization. Additionally, all our employees are expected to display and encourage honest, ethical, and respectful conduct in the workplace. Our employees must adhere to our Code of Business Conduct and Ethics that sets standards for appropriate behavior and includes periodic training on preventing, identifying, reporting, and stopping discrimination of any kind.

Continual learning and career development is advanced through ongoing performance and development conversations with employees, internally developed training programs, customized corporate training engagements and educational reimbursement programs. Reimbursement is available to employees enrolled in pre-approved degree or certification programs at accredited institutions that teach skills or knowledge relevant to our business, in compliance with Section 127 of the Internal Revenue Code, and for seminars, conferences, and other training events employees attend in connection with their job duties.

Employee retention helps us operate efficiently and achieve our business objectives. We believe our commitment to demonstrating our core values, actively prioritizing concern for our employees’ well-being, supporting our employees’ career goals, offering competitive wages and providing valuable fringe benefits aids in retention of our top-performing employees.

As of December 31, 2025, we had 158 full-time employees and seven part-time employees. Approximately 44% of our employees are employed at our banking center and loan production offices, and another 56% are employed at our corporate headquarters. We believe our relationship with our employees to be generally good. None of our employees are represented by a collective bargaining agreement.

As of December 31, 2025, approximately 57% of our current workforce was female and 43% male. Our average tenure is seven years and six months.

The safety, health and wellness of our employees is a top priority. We promote the health and wellness of our employees by strongly encouraging work-life balance, offering flexible work schedules, allowing remote work options, keeping the employee portion of health care premiums to a minimum and sponsoring various wellness programs.

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Properties

At December 31, 2025, we conducted business through 12 retail banking offices located in Rhinebeck, Fishkill, Goshen, Hopewell Junction, Hyde Park, Kingston, Newburgh, Poughkeepsie (three branch offices), Red Hook and Warwick, one representative office in Albany to originate commercial and indirect automobile loans, and one representative office in Poughkeepsie for financial services. We own six and lease nine properties, and own three other buildings situated on land controlled under long-term leases. At December 31, 2025, the net book value of our land, buildings, furniture, fixtures and equipment was $13.6 million.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. At December 31, 2025, we were not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

SUPERVISION AND REGULATION

General

As a New York-chartered savings bank, Rhinebeck Bank is subject to comprehensive regulation by the NYSDFS, as its chartering agency, and by the FDIC, as its primary federal regulator and its deposit insurer. Rhinebeck Bank is a member of the FHLB of New York and its deposits are insured up to applicable limits by the FDIC. Rhinebeck Bank is required to file reports with, and is periodically examined by, the FDIC and the NYSDFS concerning its activities and financial condition and must obtain regulatory approvals before entering into certain transactions, including mergers with or acquisitions of other financial institutions. This regulatory structure is intended primarily for the protection of the Deposit Insurance Fund (“DIF”) and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classifying of assets and establishing an adequate allowance for credit losses for regulatory purposes.

As a bank holding company, Rhinebeck Bancorp is required to comply with the rules and regulations of the Federal Reserve Board and the NYSDFS. Rhinebeck Bancorp is required to file certain reports with the Federal Reserve Board and is subject to examination by and the enforcement authority of the Federal Reserve Board and the NYSDFS. Rhinebeck Bancorp is also subject to the rules and regulations of the SEC under the federal securities laws.

Set forth below is a brief description of material regulatory requirements that are applicable to Rhinebeck Bancorp and Rhinebeck Bank. The description is limited to certain material aspects of certain statutes and regulations that are addressed, and is not intended to be a complete list or description of such statutes and regulations and their effects on Rhinebeck Bancorp and Rhinebeck Bank.

New York Banking Regulation

Supervision and Enforcement Authority.  Rhinebeck Bank, as a New York savings bank, is regulated and supervised by the NYSDFS. The NYSDFS is required to regularly examine each state-chartered bank. The approval of the NYSDFS is required to establish or close branches, to merge with another bank, to issue stock and to undertake many other activities. Any New York savings bank that does not operate according to the regulations, policies and directives of the NYSDFS may be subject to enforcement action for non-compliance, including seizure of the property and business of the savings bank and suspension or revocation of its charter. NYSDFS may take a variety of enforcement actions to address non-compliance with applicable law or engagement in prohibited practices.

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The powers that New York-chartered savings banks can exercise under these laws include the following:

Lending Activities.  A New York-chartered savings bank may make a wide variety of mortgage loans including fixed-rate loans, adjustable-rate loans, participation loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans that may be made according to applicable regulations. Commercial loans may be made to corporations and other commercial enterprises with or without security. Consumer and personal loans may also be made with or without security.

Investment Activities.  In general, Rhinebeck Bank may invest in certain types of debt securities (including certain corporate debt securities, and obligations of federal, state, and local governments and agencies thereof), certain types of corporate equity securities, and certain other assets. However, this investment authority is subject to restrictions under federal law. See “— Federal Bank Regulation — Investment Activities” for such federal restrictions.

Dividends.  Under New York banking law, Rhinebeck Bank may declare and pay dividends from its net profits, unless there is an impairment of capital. Additionally, the approval of the NYSDFS is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years. The term “net profits” is generally defined to mean earnings from current operations, subject to certain adjustments provided for under applicable law.

Loans to Directors and Executive Officers.   Under applicable NYSDFS regulations (which are substantially similar to applicable federal banking regulations), Rhinebeck Bank generally may not make a loan or other extension of credit to any of its executive officers or directors unless the loan or other extension of credit (1) is made on terms, including interest rate and collateral, that are not more favorable to the executive officer or director than those customarily offered by Rhinebeck Bank to persons who are not executive officers or directors and who are not employed by Rhinebeck Bank, and (2) does not involve more than the normal risk of repayment or present other unfavorable features. Depending on the size of the loan or other extension of credit, prior approval of Rhinebeck Bank’s board of directors (with the interested party, if a director, abstaining from participating directly or indirectly in the voting) may be required.

Federal Banking Regulation

Supervision and Enforcement Authority.   Rhinebeck Bank is subject to extensive regulation, examination and supervision by the FDIC as its primary federal regulator and the insurer of its deposits.

Rhinebeck Bank must file reports with the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the FDIC to evaluate Rhinebeck Bank’s safety and soundness and compliance with various regulatory requirements.

The regulatory structure also gives the FDIC extensive discretion in connection with its supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for credit losses for regulatory purposes. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices. The FDIC may also appoint itself as conservator or receiver for an insured bank under specified circumstances, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; (4) insufficient capital; or (5) the incurrence of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Capital Requirements.  Under FDIC regulations, Rhinebeck Bank is subject to a comprehensive capital framework for U.S. banking organizations that was effective January 2015 (the Basel III capital rules), subject to phase-in periods for certain components and other provisions.

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The capital standards require the maintenance of common equity Tier 1 capital, Tier 1 capital and total capital to risk-weighted assets of at least 4.5%, 6% and 8%, respectively, and a leverage ratio of at least 4% Tier 1 capital.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

Regulatory relief legislation enacted in May 2018 required the federal banking agencies, including the FDIC, to establish for institutions with assets of less than $10 billion an elective “community bank leverage ratio” (the ratio of a bank’s tangible equity capital to average total consolidated assets) of between 8 to 10%. A “qualifying community bank” with capital exceeding the specified requirement that opts into the alternative framework is considered compliant with all applicable regulatory capital and leverage requirements and deemed “well capitalized” for prompt corrective action purposes, discussed below. A final rule was issued in November 2019 establishing the community bank leverage ratio at 9% Tier 1 capital to average total consolidated assets. The community bank leverage ratio option became effective January 1, 2020. In November 2025, the federal banking agencies issued a proposed rule to lower the community bank leverage ratio to 8%. Management has chosen not to utilize the community bank leverage ratio.

At December 31, 2025, Rhinebeck Bank exceeded all of its capital requirements.

The FDIC also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

Standards for Safety and Soundness.  As required by statute, the federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities.  All state-chartered savings banks insured by the FDIC are generally limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. For example, state-chartered banks may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq Global Market and to invest in the shares of an investment company registered under the Investment Company Act of 1940. The maximum permissible investment is 100% of Tier 1 capital, as specified by the FDIC’s regulations, or the maximum amount permitted by New York law, whichever is less.

In addition, the FDIC is authorized to permit state-chartered banks and savings banks to engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if they meet all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the DIF. The FDIC has adopted procedures for institutions seeking approval to engage in such activities or investments. In addition, a state nonmember bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if the bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Prompt Corrective Regulatory Action.  Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, federal law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

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The FDIC has adopted regulations to implement the prompt corrective action legislation. An institution is considered “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater, and a common equity Tier 1 capital ratio of 6.5% or greater. An institution is considered “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater, and a common equity Tier 1 capital ratio of 4.5% or greater. An institution is considered “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0%, or a common equity Tier 1 capital ratio of less than 4.5%. An institution is considered “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0%, or a common equity Tier 1 capital ratio of less than 3.0%. An institution is considered “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. At December 31, 2025, Rhinebeck Bank was classified as a “well capitalized” institution.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, interest rates paid on deposits, payment of dividends, and acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the institution’s holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable capital restoration plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates. Transactions between banks and their affiliates are governed by federal law. Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W, as made applicable to Rhinebeck Bank by the Federal Deposit Insurance Act, limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of the bank’s capital stock and surplus, and with all transactions with all affiliates to an amount equal to 20.0% of the bank’s capital stock and surplus. The term “covered transaction” includes making loans to, purchasing assets from, and issuing guarantees to, an affiliate, and other similar transactions. Loans or other extensions of credit by a bank to an affiliate are required to be collateralized according to the requirements set forth in Section 23A of the Federal Reserve Act and Regulation W. Section 23B of the Federal Reserve Act and Regulation W apply to “covered transactions” as well as to certain other transactions with affiliates, including a bank’s provision of services and selling of assets to affiliates, and require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate.

Loans to Insiders. Sections 22(h) and (g) of the Federal Reserve Act and the Federal Reserve Board’s Regulation O, as made applicable to Rhinebeck Bank by the Federal Deposit Insurance Act and FDIC regulation, place restrictions on loans to a bank’s and its affiliates’ insiders, i.e., executive officers, directors and principal stockholders, and those persons’ related interests. Under Section 22(h) of the Federal Reserve Act and Regulation O, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and their related interests, together with all other outstanding loans to such persons and their related interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other unaffiliated persons, and also requires prior approval by a majority of the board of directors for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and unimpaired surplus. Section 22(g) of the Federal Reserve Act and Regulation O place additional restrictions on loans to executive officers.

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Insurance of Accounts and Regulation by the Federal Deposit Insurance Corporation. Deposit accounts in Rhinebeck Bank are insured by the FDIC’s DIF, generally up to a maximum of $250,000 per separately insured depositor per account ownership category.

The FDIC imposes an assessment for deposit insurance on all depository institutions. Under the FDIC’s risk-based assessment system, insured institutions deemed less risky of failure pay lower assessments. Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets are based on a formula using financial data and supervisory ratings, and currently range from 2.5 to 32 basis points of each institution’s total assets less tangible capital.

The FDIC may adjust its risk-based assessment system in the future, except that no adjustment can be made without notice and comment rulemaking. No institution may pay a dividend if in default of the federal deposit insurance assessment.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or condition imposed by the FDIC. Rhinebeck Bank does not believe that it is taking or is subject to any action, condition or violation that could lead to termination of its deposit insurance.

The Bank Secrecy Act and the USA PATRIOT Act. Rhinebeck Bank must comply with the anti-money laundering and countering the financing of terrorism provisions of the Bank Secrecy Act (the “BSA”) as amended by the USA PATRIOT Act of 2001, and implementing regulations issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury and the FDIC. Together, the BSA and the USA PATRIOT Act require Rhinebeck Bank to implement a compliance program to detect and prevent money laundering, terrorist financing, and illicit crime, to establish a customer identification program and other internal controls, conduct customer due diligence, administer training, maintain specified records, and report suspicious activity, among other things. The USA PATRIOT Act of 2001 gave the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA PATRIOT Act also required the federal banking agencies to take into consideration the effectiveness of controls designed to combat money laundering activities in determining whether to approve a merger or other acquisition application. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with the BSA, USA PATRIOT Act, and other anti-money laundering and anti-terrorist financing statutes and their implementing regulations.

Regulation of Brokered Deposits. Section 29 of the Federal Deposit Insurance Act establishes, among other things, a general prohibition on the acceptance by any insured depository institution that is not well capitalized of any deposit obtained, directly or indirectly, by or through any deposit broker. This statutory prohibition is further implemented through the regulations of the FDIC and, historically, numerous published and unpublished FDIC staff interpretations of the statute and the FDIC’s regulation.

On December 15, 2020, the FDIC adopted a final rule substantially amending its brokered deposits regulation. The final rule sought to clarify and modernize the FDIC’s existing regulatory framework for brokered deposits. Notable aspects of the rule include: (1) the establishment of bright-line standards for determining whether an entity meets the statutory definition of deposit broker; (2) the identification of a number of business relationships in which the agent or nominee of the depositor is not deemed to be a “deposit broker” because the primary purpose of the agent or nominee is not the placement of funds with depository institutions; (3) the establishment of a more transparent application process for entities that seek to rely upon a “primary purpose” exception, but do not qualify as one of the enumerated business relationships to which the exception is deemed to apply; and (4) the clarification that third parties that have an exclusive deposit-placement arrangement with only one bank is not considered a deposit broker.

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The final rule took effect on April 1, 2021; however, full compliance with the final rule was not required until January 1, 2022. Under the amended brokered deposits regulation, the range of activities viewed as deposit brokerage has been modified, which could have an impact on Rhinebeck Bank’s deposit premiums, capital and liquidity risk management planning and regulatory monitoring and reporting obligations.

FDIC Improvement Act (“FDICIA”).  Under FDICIA, banks that meet certain asset thresholds are subject to more vigorous audit requirements. Part 363 of the FDIC’s regulations, which implement FDICIA, requires an internal control over financial reporting integrated audit by independent auditors for banks that meet the requisite asset thresholds. Rhinebeck Bank complied with all applicable Part 363 requirements in 2024 and 2025. In November 2025, the FDIC issued a final rule that modified certain of the asset thresholds in Part 363. Effective January 1, 2026, the thresholds to trigger Part 363’s requirement for a management report that includes an assessment of the effectiveness of internal controls over financial reporting, and for an independent public accountant’s attestation report on those controls, increased from $1 billion to $5 billion. Further, the threshold to trigger Part 363’s requirement to have an independent audit committee increased from $1 billion to $5 billion.

Privacy Regulations.  Cybersecurity is a focus of federal and state regulators. The federal banking agencies have adopted regulations for consumer privacy protection that require financial institutions to adopt procedures to protect customers and their “non-public personal information.” Federal law and regulations generally require that Rhinebeck Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and, subject to certain exceptions, annually thereafter. In addition, Rhinebeck Bank is required to provide its customers with the ability to “opt-out” of having their non-public personal information shared with unaffiliated third parties and to not disclose account numbers or access codes to non-affiliated third parties for marketing purposes.

Effective March 1, 2017, NYSDFS regulations required financial institutions including Rhinebeck Bank, to, among other things: (i) establish and maintain a cybersecurity program designed to ensure the confidentiality, integrity and availability of their information systems; (ii) implement and maintain a written cybersecurity policy setting forth policies and procedures for the protection of their information systems and non-public information; and (iii) designate a Chief Information Security Officer. In November 2023, NYSDFS amended these regulations to include heightened governance requirements and to expand the breadth and depth of required policies and procedures, among other things.

Community Reinvestment Act.   Under the Community Reinvestment Act (“CRA”), as implemented by the FDIC, a state nonmember bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of each state nonmember bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution, including applications to establish branches and acquire other financial institutions. The CRA and the implementing regulations currently utilized by the FDIC require the FDIC to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Rhinebeck Bank’s latest FDIC CRA rating was “Satisfactory.”

New York has its own statutory counterpart to the CRA, which is applicable to Rhinebeck Bank. New York law requires the NYSDFS to consider a bank’s record of performance under New York law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Rhinebeck Bank’s most recent rating under New York’s community reinvestment law was “Satisfactory.”

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Consumer Protection and Fair Lending Regulations.  Rhinebeck Bank is subject to a variety of federal and New York statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of enforcement actions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations. New York’s Attorney General and NYSDFS have vigorously enforced fair lending and other consumer protection laws. Federal laws also prohibit unfair, deceptive or abusive acts practices against consumers, which can be enforced against Rhinebeck Bank by the FDIC and state Attorneys General.

Holding Company Regulation

Federal Holding Company Regulation.   Rhinebeck Bancorp is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, and is subject to its regulations, examinations, supervision and reporting requirements applicable to bank holding companies. In addition, the Federal Reserve Board has enforcement authority over Rhinebeck Bancorp and its non-savings bank subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings bank.

A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (1) making or servicing loans; (2) performing certain data processing services; (3) providing discount brokerage services; (4) acting as fiduciary, investment or financial advisor; (5) leasing personal or real property; (6) making investments in corporations or projects designed primarily to promote community welfare; and (7) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies. A bank holding company that meets certain specified criteria may elect to be regulated as a “financial holding company” and thereby engage in a broader array of nonbank financial activities than those generally permitted for bank holding companies. Rhinebeck Bancorp has not elected financial holding company status.

Capital.  Federal law required the Federal Reserve Board to establish for all bank holding companies minimum consolidated capital requirements that are as stringent as those required for the insured depository subsidiaries. Pursuant to recent federal regulatory relief legislation, bank holding companies with less than $3.0 billion in consolidated assets, including Rhinebeck Bancorp, are not subject to the holding company capital requirements unless otherwise advised by the Federal Reserve Board.

Dividends and Stock Repurchases.  A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the holding company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

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The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity, and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Additionally, under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. Federal Reserve Board supervisory guidance indicates that bank holding companies should provide prior notice of proposed dividends or stock repurchases under certain specified circumstances. The purpose of such notice is to provide the Federal Reserve Board with an opportunity for supervisory review of, and possible objection to, the proposal. These regulatory policies could affect the ability of Rhinebeck Bancorp, Inc. to pay dividends, engage in stock repurchases, or otherwise engage in capital distributions.

Acquisition.  The Change in Bank Control Act and its implementing regulations provide that no person or entity may acquire control of a bank holding company, such as Rhinebeck Bancorp, without the prior non-objection or approval of the Federal Reserve Board. Control, as defined under the Change in Bank Control Act and its implementing regulations, means the power, directly or indirectly, to direct the management or policies of the company or the ownership, control, or power to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as is the case with Rhinebeck Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Separately, any company that acquires control of a bank holding company, as “control” is defined in the federal Bank Holding Company Act and the Federal Reserve Board’s regulations, must receive the prior approval of the Federal Reserve Board and becomes a “bank holding company” subject to examination and regulation by the Federal Reserve Board.

New York Holding Company Regulation.   Rhinebeck Bancorp is also subject to regulation under New York banking law. Among other requirements, Rhinebeck Bancorp must receive the approval of the NYSDFS before acquiring 10% or more of the voting stock of another banking institution, or to otherwise acquire a banking institution by merger or purchase.

Federal Securities Laws

Rhinebeck Bancorp’s common stock was registered with the Securities and Exchange Commission after its offering. Rhinebeck Bancorp is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. Rhinebeck Bancorp has policies, procedures and systems designed to comply with this Act and its implementing regulations, and we review and document such policies, procedures and systems to ensure continued compliance with this Act and its implementing regulations.

TAXATION

Federal Taxation

General.  Rhinebeck Bancorp and Rhinebeck Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Rhinebeck Bancorp and Rhinebeck Bank.

Method of Accounting. For federal income tax purposes, Rhinebeck Bancorp currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns.

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Net Operating Loss Carryovers.  Generally, a financial institution may carry forward net operating losses indefinitely and are subject to a limitation of 80% of taxable income. See Note 8 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this prospectus for additional information.

Capital Loss Carryovers.  Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any un-deducted loss remaining after the five-year carryover period is not deductible. At December 31, 2025, Rhinebeck Bank had no capital loss carryovers.

Corporate Dividends.  We may generally exclude from our income 100% of dividends received from Rhinebeck Bank as a member of the same affiliated group of corporations. As of December 31, 2025, no dividends had been paid by Rhinebeck Bank.

Audit of Tax Returns.  Rhinebeck Bank’s federal income tax returns have not been audited in the most recent three-year period.

State Taxation

New York State Taxation. Rhinebeck Bancorp and Rhinebeck Bank report income on a combined fiscal year basis to New York State. The statutory tax rate is currently 6.5% for general business taxpayers, and 7.25% for general business taxpayers with a business income base of more than $5.0 million. An alternative tax of 0.1875% on apportioned capital is imposed to the extent that it exceeds the tax on apportioned income. The New York State alternative tax is capped at $5 million for a tax year and is not applicable for tax years beginning January 1, 2027. Thrift institutions that maintain a qualified residential loan portfolio are entitled to a specially computed modification that reduces the income taxable to New York State; this is the case for Rhinebeck Bank.

Maryland State Taxation. As a Maryland business corporation, Rhinebeck Bancorp is required to file an annual report with and pay franchise taxes to the State of Maryland.

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MANAGEMENT

Our Directors and Executive Officers

Our board of directors is comprised of nine members. Directors of Rhinebeck Bancorp serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The executive officers of Rhinebeck Bancorp are elected annually by the board of directors. The following table sets forth certain information about our directors and executive officers at December 31, 2025:

Name	Position(s) Held With Rhinebeck Bancorp and/or Rhinebeck Bank	Age	Director Since(1)	Current Term Expires
Directors:
Donald E. Beeler, Jr.	Director	65	2019	2028
Christopher W. Chestney	Director	61	2015	2027
Freddimir Garcia	Director	38	2017	2028
Steven Howell	Director	65	2020	2026
William C. Irwin	Chairman of the Board	67	1996	2026
Shannon Martin LaFrance	Director	59	2007	2027
Sharon McGinnis	Director	56	2025	2026
Nancy K. Patzwahl	Director	59	2025	2027
Matthew J. Smith	President, Chief Executive Officer and Director	42	2025	2026

Executive Officers Who are Not Directors:
Jamie Bloom	Chief Operating Officer	59	N/A	N/A
Philip Bronzi	First Senior Vice President, Commercial Market President and Head of Sales Innovation	50	N/A	N/A
James McCardle	Chief Credit and Risk Officer	60	N/A	N/A
Kevin Nihill	Chief Financial Officer and Treasurer	50	N/A	N/A
Michael Vitale	Executive Vice President, Head of Commercial Banking	40	N/A	N/A

(1)	Includes prior service with Rhinebeck Bank.

Directors

Donald E. Beeler, Jr. is the founder and Chief Executive Officer of TDR Technology Solutions Inc., which is headquartered in Orange County, New York and specializes in voice security and bomb threat remediation. He has been the recipient of numerous industry awards, including being named as one of Ethisphere’s “World’s Most Ethical Companies.” He holds patents in over 21 technologies, including in the areas of real-time backup and disaster recovery. Mr. Beeler taught marketing as an adjunct professor at the University of Pennsylvania Wharton School of Business in Philadelphia. Mr. Beeler currently serves on the RoboCall task forces shaken/stir committee and previously served on the Congressional Homeland Security Advisory Committee for Cybersecurity. He previously served as Chairman of the Board of Orange Regional Medical Center and Chairman of Garnet Medical, in addition to being a past Board Member of the Monroe Woodbury Central School District. His commitment to the community and proven leadership skills are valuable resources to Rhinebeck Bancorp.

Christopher W. Chestney is a funeral director for Dapson-Chestney Funeral Home, Inc., located in Rhinebeck, New York, and Peck & Peck Funeral Homes, Inc., located in Pine Plains and Copake, New York. Mr. Chestney’s business experience gives us valuable insight into the local community.

Freddimir Garcia has served as Chief of Staff at RUPCO, Inc. since the fall of 2025. Mr. Garcia’s professional career began and continues in the Hudson Valley, where he previously served in leadership positions at the Hudson Gateway Association of REALTORS, Westchester Medical Center Health Network, and Marist University. Through his work and service on several nonprofit boards, Mr. Garcia’s extensive community involvement provides us with valuable insight into the needs of the local community.

Steven E. Howell is a certified public accountant and, since 2023, has been a director with RBT CPAs, LLP, the largest CPA firm in the New York Hudson Valley. Prior, he was a partner in the firm since 1987. Mr. Howell served as a director of Hometown Bank, Hometown Bancorp MHC and Hometown Bancorp, Walden New York, from 2008 and as Chairman of the Board from 2012 until their acquisition by Wallkill Valley Federal Savings and Loan Association in 2017. He is active in numerous civic groups including the Past Chairman of the Orange County United Way. Mr. Howell’s experience qualifies him as an “audit committee financial expert” under the rules and regulations of the SEC. He works extensively with companies within the region in which we conduct business. As a former principal of a certified public accounting firm, Mr. Howell provides the board of directors with critical experience regarding accounting and financial matters, as well as governance experience.

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William C. Irwin is a principal for Schectman Pharmacy Brokers, a business specializing in the sale of independent pharmacies and drug stores concentrated in the New York tri-state area. Mr. Irwin was the owner of Molloy Pharmacy in Hyde Park and President of Molloy’s Medical Arts Pharmacy in Poughkeepsie for over 30 years and most recently was the Chief Operating Officer for DocFinancial. Mr. Irwin has also served as President of Northern Dutchess Hospital Board, served on the Hyde Park Chamber of Commerce Economic Development Committee and served on the McKesson Corporation National Independent Advisory Board. He is a retired member and previous President of the Hudson Valley Pharmacists Society and serves as a volunteer for the Dutchess County Medical Reserve Corps and other local volunteer organizations. Mr. Irwin’s experience as a small business owner brings valuable business ownership and leadership skills to the board of directors along with extensive insight into the customers who live in our market area and economic developments affecting our market area.

Shannon Martin LaFrance is a practicing lawyer and owner of law firms in Florida and New York. Her practice includes civil litigation and administrative law with a focus on land use, municipal and environmental matters, in addition to dependency and family law. Additionally, Ms. LaFrance has served as a hearing officer for the Hillsborough Environmental Protection Commission since her appointment in 2019, and previously served as town attorney and a zoning board of appeals and planning board attorney from 1994 through 2012 for the towns of Dover, Rosendale and Marbletown, New York. Ms. LaFrance was a Dutchess County Legislator from 2002 through 2007 for Fishkill, New York and served as Chair of the Legislature’s Environment Committee as well as the Groundwater Protection Subcommittee. Ms. LaFrance also served as the Legislature’s liaison to the Dutchess County Water and Wastewater Authority prior to her election. Ms. LaFrance’s general legal knowledge as well as her expertise in land, municipal and environmental issues are significant resources for the board of directors.

Sharon McGinnis has served as Chief Human Resources Officer at Central Hudson Gas and Electric Corporation since 2025. Ms. McGinnis joined Central Hudson Gas and Electric Corporation in 2009 and has also held the positions of Senior Vice President of Human Resources and Vice President of Human Resources & Safety. Prior to that, she held the positions of Vice President of Human Resources at Dow Jones Local Media Group in Campbell Hall, New York, where she served from 2001 to 2009, and Assistant Vice President of Human Resources at Frontier Insurance Group in Rock Hill, New York, from 1999 to 2001. She also has served as a board member of United Way of the Dutchess & Orange Region since 2016, a member of the Fortis Executive DEI Council since 2022, and a founding member of the Fortis Women Executive Leadership Council since 2017. Ms. McGinnis was a member of the Compensation and Benefits Committee of the Hudson Valley Credit Union from 2016 to 2021. Ms. McGinnis’s extensive experience in human resources and corporate governance are significant resources for the board of directors.

Nancy K. Patzwahl is a certified public accountant and has been a principal at UHY Advisors Northeast, Inc., providing personal, corporate and partnership tax services, since 2020. From 1997 through 2019, she was a partner and shareholder at Pattison, Koskey, Howe & Bucci, CPAs P.C. Previously, she worked as a senior manager at KPMG Peat Marwick. She has served as treasurer and trustee of Home for the Aged in Hudson, New York, since 2019. Since 2014, she has served as treasurer and trustee of Rheinstrom Hill Community Foundation in Hudson, New York and is currently its president and treasurer. Ms. Patzwahl previously served as a director of the National Union Bank of Kinderhook, where she was a member of the Audit Committee, from 2014 until its sale to Community Bank, N.A. in 2019. Ms. Patzwahl’s experience as a certified public accountant and bank director provide the board of directors with critical experience regarding accounting and financial matters, as well as governance experience. Ms. Patzwahl’s experience qualifies her as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission.

Matthew J. Smith was appointed President and Chief Executive Officer of Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank in October 2025 and also serves on their boards of trustees/directors. Mr. Smith has served in senior leadership roles in the financial services industry for more than a decade. Most recently, from November 2024 to October 2025, he served as Senior Executive Vice President and Chief Operating Officer of Columbia Financial, Inc. and Columbia Bank. From February 2022 to November 2024, Mr. Smith served as Chief Digital Banking Officer and Head of Enterprise Product, Marketing and Transformation at Webster Bank, following Webster Bank’s acquisition of Sterling National Bank. Prior to that, he served as Head of Digital Banking and Banking-as-a-Service at Sterling National Bank from January 2020 to February 2022 and as Chief Product and Marketing Strategy Officer of Sterling National Bank from October 2017 to January 2020.

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Executive Officers Who Are Not Directors

Jamie J. Bloom is the Chief Operating Officer at Rhinebeck Bank. She has over 30 years of financial services experience. She began her banking career at Rhinebeck Bank in 1994 as the Vice President of Sales.

Philip Bronzi joined Rhinebeck Bank in 2012 as the Vice President of Lending. He became the Senior Vice President of Lending in 2018, Chief Lending Officer in 2021, and was named First Senior Vice President, Commercial Market President and Head of Sales Innovation in April 2026. His career spans over 20 years in commercial lending with various banks in the Hudson Valley.

Kevin Nihill became the Chief Financial Officer of Rhinebeck Bank in July 2024. Prior to joining Rhinebeck Bank, Mr. Nihill served as Executive Vice President and Chief Financial Officer of St. Mary’s Bank, Manchester, New Hampshire beginning in 2021. Prior to joining St. Mary’s Bank, Mr. Nihill served as Senior Vice President, Treasurer of Berkshire Bank, Pittsfield, Massachusetts. Mr. Nihill is a Chartered Financial Analyst.

James T. McCardle III joined Rhinebeck Bank in 2001 and was appointed Chief Credit and Risk Officer in January 2026, having served as our Chief Credit Officer since 2018. Prior, Mr. McCardle was our Chief Lending Officer for seven years and held various titles since joining Rhinebeck Bank including Vice President, Commercial Lending, Senior Vice President, Commercial Lending, and Senior Vice President and Senior Lending Officer.

Michael Vitale joined Rhinebeck Bank in April 2026 as Executive Vice President, Head of Commercial Banking. Prior to joining Rhinebeck Bank, he served as Senior Managing Director at Webster Bank from February 2022 to April 2026 and as Senior Managing Director at Sterling National Bank from November 2016 to February 2022. Mr. Vitale also previously held positions at The Westchester Bank and JPMorgan Chase, building extensive experience in commercial lending, relationship management, and credit analysis.

Board Independence

Our board of directors currently consists of nine members, all of whom are considered independent under the listing standards of the Nasdaq Stock Market, except for Matthew J. Smith, who serves as our President and Chief Executive Officer. In determining the independence of directors, the board of directors has considered transactions, relationships and other arrangements between Rhinebeck Bancorp and its directors that are not required to be reported under “—Transactions With Certain Related Persons,” including business services performed by Director Christopher Chestney’s brother-in-law.

Committees of the Board of Directors

The following table identifies Rhinebeck Bancorp’s standing committees and their members as of the date of this proxy statement. All members of each committee are independent in accordance with the listing requirements of the SEC and the Nasdaq Stock Market. Each committee operates under a written charter that is approved by the board of directors that governs its composition, responsibilities and operation.

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Donald E. Beeler Jr.	X	X
Christopher W. Chestney	X		X*
Freddimir Garcia		X*	X
Steven E. Howell	X*	X
William C. Irwin**			X
Shannon Martin LaFrance	X		X
Sharon McGinnis		X	X
Nancy K. Patzwahl	X
Matthew J. Smith

*	Chairperson of the committee.

**	Chairman of the board.

Transactions with Certain Related Persons

Federal securities laws generally prohibit publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Rhinebeck Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

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At December 31, 2025, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Rhinebeck Bancorp or Rhinebeck Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2025, and were made in compliance with federal banking regulations.

Executive Compensation

Summary Compensation Table. The following information is furnished for each of the individuals who served as our principal executive officer during 2025 and our two next most highly compensated officers for the year ended December 31, 2025. These individuals are sometimes referred to in this proxy statement as the “named executive officers” or the “NEOs.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation(4)	Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Matthew J. Smith	2025	$105,374	$100,000	$—	$—	$—	$7	$205,381
President and Chief Executive Officer(1)

Michael J. Quinn	2025	$565,008	$—	$—	$159,332	$58,401	$52,335	$835,076
Former President and Chief Executive Officer(2)	2024	565,008	—	—	22,600	55,936	45,076	688,620
	2023	543,277	—	—	21,731	53,575	42,621	661,204

Jamie J. Bloom	2025	403,741	—	—	139,194	—	34,216	577,151
Chief Operating Officer	2024	391,981	—	—	11,759	—	27,975	431,715
	2023	376,905	—	—	11,307	—	23,856	412,068

Kevin Nihill	2025	370,800	—	—	127,837	—	18,135	516,772
Chief Financial Officer(3)	2024	173,207	100,000	119,100	—	—	3,462	395,769

(1)	Mr. Smith was appointed the President and Chief Executive Officer of Rhinebeck Bancorp and Rhinebeck Bank on October 20, 2025.

(2)	Mr. Quinn retired from serving as President and Chief Executive Officer of Rhinebeck Bancorp and Rhinebeck Bank on October 20, 2025 and continued to serve as Interim Executive Advisor through December 31, 2025.

(3)	Mr. Nihill was appointed as the Chief Financial Officer of Rhinebeck Bancorp and Rhinebeck Bank on June 18, 2024.

(4)	Payments were earned pursuant to the Rhinebeck Bank Executive Short-Term Incentive and Retention Plan, which includes any deferred bonus credited to the Rhinebeck Bank Executive Long-Term Incentive and Retention Plan.

(5)	Consists of the following payments for 2025:

Officer	Perquisites		ESOP and 401(k) Plan Match	Split Dollar(c)	Total
Matthew J. Smith	$—	(a)	$—	$7	$7
Michael J. Quinn	16,417	(b)	33,909	2,009	52,335
Jamie J. Bloom	—	(a)	33,380	836	34,216
Kevin Nihill	—	(a)	17,928	207	18,135

(a)	Did not exceed $10,000.

(b)	Includes the value of the executive’s club membership dues and the reimbursement of the cost of use of an automobile.

(c)	Represents the taxable income associated with the named executive officer’s split dollar life insurance benefit as described below.

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2025 for our named executive officers. Neither Mr. Smith nor Mr. Quinn had any equity awards outstanding at December 31, 2025.

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		Outstanding Equity Awards at Fiscal Year End December 31, 2025
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Option exercise price	Option expiration date	Number of shares of stock that have not vested		Market value of shares of stock that have not vested
Jamie J. Bloom	8/25/2020	28,000	—	6.57	8/25/2030	—		—

Kevin Nihill	7/9/2024	—	—	—	—	10,000	(1)	120,200	(2)

(1)	Restricted stock awards vest in three approximately equal installments, beginning on July 9, 2025, the first anniversary of the date of grant.

(2)	Based on the closing stock price of $12.02 on December 31, 2025.

Employment Agreements

Matthew J. Smith. Rhinebeck Bancorp and Rhinebeck Bank maintain an employment agreement with Mr. Smith, which became effective on October 20, 2025. The agreement provides for an initial term ending on December 31, 2026. Beginning on January 1, 2026, the term will automatically renew for additional one-year periods unless either party gives notice of non-renewal at least 60 days before the renewal date.  The Boards of Directors of Rhinebeck Bank and Rhinebeck Bancorp must conduct or review a performance evaluation of Mr. Smith at least annually before the time that the notice of non-renewal would be required to be given. The agreement specifies Mr. Smith’s base salary of $525,000, which will be reviewed at least annually, and may be increased in the discretion of the board of directors but not decreased (other than as part of a general reduction in base salary that affects all senior executives in substantially the same proportion). In connection with entering into the agreement, Mr. Smith received a one-time sign-on bonus of $100,000, which is subject to repayment if his employment terminates before the first anniversary of his employment other than due to death, disability, termination without cause or resignation for good reason.

In addition, the agreement provides that Mr. Smith is eligible to participate in the short-term and long-term incentive compensation programs of Rhinebeck Bank and Rhinebeck Bancorp. Beginning in 2026, his target bonus opportunity under the Executive Management (C-Level) Incentive Compensation Program may range from 25% to 50% of base salary, as determined annually by the Compensation Committee. Mr. Smith is also eligible to receive equity awards under the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan with a target value ranging from 25% to 50% of base salary, subject to performance and vesting requirements.

Mr. Smith is entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Rhinebeck Bank and to reimbursement of reasonable travel and other business expenses incurred in the performance of his duties. Mr. Smith is provided the use of Rhinebeck Bank-owned automobile in accordance with the terms of the agreement.

Rhinebeck Bank may terminate Mr. Smith’s employment or Mr. Smith may resign at any time with or without “good reason” (as defined in the agreement). In the event of Mr. Smith’s termination of employment without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination event”), subject to Mr. Smith signing and not revoking a release of claims, Rhinebeck Bank would provide continued base salary payments for 12 months. In addition, provided that Mr. Smith timely elected continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Rhinebeck Bank would pay Mr. Smith’s COBRA premiums for up to 12 months. Mr. Smith would also be entitled to receive any earned but unpaid annual incentive compensation for the immediately preceding performance year, payable at the time such awards are paid to other executives.

In the event of Mr. Smith’s qualifying termination event on or within two years after a change in control of Rhinebeck Bancorp or Rhinebeck Bank, Mr. Smith would be entitled (in lieu of the payments described in the preceding paragraph) to a lump sum severance payment equal to two times his base salary. Mr. Smith would also be entitled to receive any earned but unpaid incentive compensation for the preceding performance year and a prorated annual incentive award for the year of termination based on his target bonus opportunity. In addition, provided that Mr. Smith timely elected continuation coverage under COBRA, Rhinebeck Back would pay Mr. Smith’s COBRA premiums for up to 18 months following termination.

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The employment agreement would immediately terminate upon Mr. Smith’s death or disability. In the event of disability, Rhinebeck Bank would provide continued base salary payments for up to 12 months, reduced by the amount of any disability insurance benefits payable under Rhinebeck Bank’s disability insurance program.

The agreement further provides that upon termination of employment (other than in connection with a change in control), Mr. Smith will be subject to one-year non-competition and non-solicitation restrictions, as well as customary confidentiality provisions.

Jamie J. Bloom. Rhinebeck Bank maintains an employment agreement with Ms. Bloom the terms of which expire on December 31, 2026 and will not be renewed. The agreement specifies Ms. Bloom’s base salary. In addition to the base salary, Ms. Bloom is eligible to participate in the short-term and long-term incentive compensation programs of Rhinebeck Bank and Rhinebeck Bancorp. The agreement specifies the target bonus opportunity under the Rhinebeck Bank Executive Short-Term Incentive and Retention Plan (the “STIP”), which is 20% of base salary for Ms. Bloom. Ms. Bloom is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Rhinebeck Bank and to reimbursement of reasonable travel and other business expenses incurred in the performance of her duties with Rhinebeck Bank, including appropriate memberships. Ms. Bloom is entitled to be reimbursed for use of an automobile, up to a dollar amount that is mutually agreeable to Rhinebeck Bank and Ms. Bloom.

Rhinebeck Bank may terminate Ms. Bloom’s employment or Ms. Bloom may resign at any time with or without “good reason” (as defined in the agreement). In the event of Ms. Bloom’s termination without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination event”), Rhinebeck Bank would pay a monthly severance payment equal to the sum of Ms. Bloom’s base salary and average annual cash incentive compensation awarded under the STIP (or any other comparable cash incentive plan), which would include any portion of the award that is tax-deferred and payable pursuant to the Rhinebeck Executive Long-Term Incentive and Retention Plan (the “LTIP”), for the three most recent annual performance periods immediately before Ms. Bloom’s date of termination, divided by 12. Such monthly severance payment would be paid for 24 months to Ms. Bloom. In addition, Ms. Bloom would receive non-taxable medical and dental insurance coverage under Rhinebeck Bank’s group health plan at the same cost-sharing arrangement in effect as of the date of termination for the earlier of 24 months, or, until the date Ms. Bloom receives substantially comparable coverage from another employer. Ms. Bloom would also be reimbursed for the reasonable cost of outplacement services, up to $5,000. “Good reason” for purposes of the agreement means: a material reduction in base salary and/or incentive compensation opportunities; a material reduction in authority, duties or responsibilities associated with Ms. Bloom’s position with Rhinebeck Bank; a relocation of Ms. Bloom’s principal place of employment by more than 35 miles from Rhinebeck Bank’s main office; or a material breach of the agreement by Rhinebeck Bank.

In the event of Ms. Bloom’s qualifying termination event on or within two years after a change in control of Rhinebeck Bancorp or Rhinebeck Bank, Ms. Bloom would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two times the sum of Ms. Bloom’s (1) annual base salary and (2) average bonus awarded under the STIP (or any other comparable cash incentive plan), which would include any portion of the award that is tax-deferred and payable pursuant to the LTIP, for the three most recent annual performance periods immediately prior to the change in control. Such payment will be payable in a lump sum within 30 days following Ms. Bloom’s date of termination.

In addition, Rhinebeck Bank (or its successor) will continue to provide Ms. Bloom with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to Ms. Bloom immediately before her date of termination at no cost to Ms. Bloom. Such continued coverage will cease upon the earlier of: (1) two years after the date of termination; (2) the date on which Ms. Bloom becomes a full-time employee of another employer and receives comparable health and welfare benefits; or (3) Ms. Bloom’s death.

The agreement would immediately terminate upon Ms. Bloom’s death or disability. In the event of death, Rhinebeck Bank has no obligation to pay any additional severance benefits under the agreement. In the event of Ms. Bloom’s disability, Rhinebeck Bank would provide continued base salary payments to Ms. Bloom for 24 months, provided that such payment would be reduced by the amount of any disability insurance benefits payable to Ms. Bloom during such period under Rhinebeck Bank’s disability insurance plan or program.

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The agreement further provide that upon termination of employment (other than a termination in connection with a change in control), Ms. Bloom will be required to adhere to one-year non-competition and non-solicitation restrictions.

Retirement Separation Agreement. In connection with his retirement, Mr. Quinn, Rhinebeck Bancorp and Rhinebeck Bank entered into a Retirement Separation Agreement (the “Retirement Agreement”), dated effective as of March 21, 2025, which superseded and replaced Mr. Quinn’s employment agreement with Rhinebeck Bank. Under the Retirement Agreement, Mr. Quinn agreed to continue to serve as President and Chief Executive Officer of Rhinebeck Bancorp, Rhinebeck Bank, and Rhinebeck Bancorp, MHC and as a director on the boards of directors/trustees of the Rhinebeck Bancorp, Rhinebeck Bank, and Rhinebeck Bancorp, MHC through December 31, 2025, or such earlier time as mutually agreed among the parties. Pursuant to the Retirement Agreement, (1) Mr. Quinn received his regular base salary through December 31, 2025, paid in accordance with Rhinebeck Bank’s regularly scheduled payroll, (2) Mr. Quinn received his bonus earned for 2025 determined in accordance with Rhinebeck Bank’s Short-Term Incentive and Retention Plan, paid in accordance with Rhinebeck Bank’s regular practice but no later than March 15, 2026, and (3) Rhinebeck Bank will pay the applicable COBRA premiums until Mr. Quinn becomes eligible for Medicare or until Mr. Quinn attains age 65, whichever date is earlier. In addition, Rhinebeck Bank will continue to provide Mr. Quinn with a golf club, country club, and gym membership and use of a company car at the same level currently provided by Rhinebeck Bank through his retirement date. The payments and benefits provided under the Retirement Agreement were subject to and contingent on Mr. Quinn signing and not revoking a general release of claims against Rhinebeck Bank and Rhinebeck Bancorp and Mr. Quinn’s agreement to, and continued compliance with, one-year non-competition and non-solicitation covenants, and non-disparagement, cooperation, and non-disclosure provisions.

Change in Control Agreement. Rhinebeck Bank maintains a change in control agreement with Mr. Nihill. The current term of the agreement is through December 31, 2027. On each January 1, the term will automatically extend for an additional year so that the remaining term will be two years from the prior renewal date, unless either party provides written notice of non-renewal at least 90 days before the renewal date. If, during the term of the agreement, Mr. Nihill’s employment is terminated by Rhinebeck Bank without cause other than due to death or disability or Mr. Nihill voluntarily resigns for good reason (as defined in the agreement) on or following a change in control of Rhinebeck Bank and/or the Rhinebeck Bancorp, Rhinebeck Bank will make a payment to Mr. Nihill equal to two times the sum of the his annual base salary and the average annual cash incentive compensation awarded over the three most recent annual performance periods before the change in control, payable in a cash lump sum within 30 days of Mr. Nihill’s termination of employment. In addition, Rhinebeck Bank will reimburse Mr. Nihill for the cost of continuing medical and dental insurance coverage for a period of up to 18 months. Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Sections 280G and 4999 of the Internal Revenue Code.

Executive Short-Term Incentive and Retention Plan. Rhinebeck Bank adopted the STIP for its executive officers, including the named executive officers. Mr. Smith was not a participant in the STIP in 2025. The STIP is designed to: (1) support a culture change to pay-for-performance; (2) focus the executive team on annual goals to meet long-term goals; (3) reward executives for their contributions; and (4) align compensation with the goals of the organization and marketplace practices. The plan provides annual incentive awards to participants based on bank-wide, department and/or individual performance goals as established annually by the Compensation Committee, with input from the Chief Executive Officer, which is determined by using performance history, peer data, market data and the Compensation Committee’s judgment based on previous experience and projected market conditions.

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The NEOs can achieve annual incentive awards based on a percentage of salary, depending on whether the performance goals are achieved at minimum, target or maximum levels, and each goal is weighted between bank-level goals and individual goals. The annual performance period under the STIP is measured over a calendar year (the “plan year”). For the 2025 plan year, the performance goals established were based on Rhinebeck Bank’s business plan. Furthermore, any annual incentive award payable under the STIP was contingent upon Rhinebeck Bank achieving NEO’s annual incentive award opportunities for the 2025 plan year, as a percentage of base salary, were as follows:

Officer	Minimum	Maximum
Michael J. Quinn	0%	60%
Jamie J. Bloom	0%	50%
Kevin Nihill	0%	50%

Unless otherwise deferred as described below, the executive’s annual incentive award is payable in a cash lump sum as soon as practicable following the completion of the plan year, provided, however, that such payment will be made no later than two and one-half months following the end of the plan year.

The STIP provides that the Compensation Committee may elect for a percentage of the executive’s annual incentive award to be deferred and paid on a later date (the “deferred bonus”), provided that such election is made prior to the applicable plan year associated with the annual incentive award. Any deferred bonus amount would be credited to an incentive benefit account established for the executive under the LTIP, and the time and manner of payment of the deferred bonus would be determined in accordance with the LTIP. For 2025, 40% of the annual incentive awards payable to Mr. Quinn and Ms. Bloom was designated as a deferred bonus and was credited to their incentive benefit accounts. Based on the foregoing, Mr. Quinn and Ms. Bloom earned the following annual incentive awards under the STIP for 2025:

Officer	Annual Incentive Award Paid Immediately	Deferred Bonus Credited to LTIP	Total Annual Incentive Award Earned
Michael J. Quinn	$95,599	$63,733	$159,332
Jamie J. Bloom	83,516	55,678	139,194
Kevin Nihill	76,702	51,135	127,837

Executive Long-Term Incentive and Retention Plan. Rhinebeck Bank adopted the LTIP as a companion benefit plan with the STIP. Any executive participating in the STIP who receives a deferred bonus is a participant in the LTIP. Rhinebeck Bank maintains an incentive benefit account, which is a bookkeeping account established on behalf of each participant in the LTIP. Each participant’s deferred bonus payable pursuant to the STIP is credited to his or her incentive benefit account as of the date on which the participant’s annual incentive award is payable under the STIP. As of the last day of each plan year, Rhinebeck Bank will credit to each participant’s incentive benefit account interest earned on the account balance, based on a percentage equal to Rhinebeck Bancorp’s return on equity (on a consolidated basis) for its fiscal year immediately preceding the applicable plan year.

The participant will vest in each deferred bonus credited to his or her incentive benefit account at a rate of 20% per year for each year of service with Rhinebeck Bank, commencing on January 1st of the year immediately following the plan year. Notwithstanding the foregoing, the participant becomes 100% vested in the deferred bonus upon the earlier of: (1) the participant’s death, disability or involuntary termination without “cause;” (2) the participant’s attainment of either age 65 or age 55 with 15 years of service while employed with Rhinebeck Bank; or (3) a change in control of Rhinebeck Bancorp or Rhinebeck Bank.

Upon the participant’s termination of employment for any reason other than for cause, the vested portion of the participant’s incentive benefit account balance would be payable in a cash lump sum within 30 days following the participant’s date of termination.

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Split Dollar Insurance Plan. Rhinebeck Bank maintains the Rhinebeck Bank Split Dollar Insurance Plan. Employees selected by the board of directors of Rhinebeck Bank are eligible to participate in the plan. Each named executive officer is participating in the plan. The plan provides that each participant is entitled to share in the proceeds under a life insurance policy owned by Rhinebeck Bank if a participant dies while employed with Rhinebeck Bank. The death benefit payable to the participant’s designated beneficiary is equal to the lesser of: (1) two times executive’s base salary less any benefits paid to the participant pursuant to Rhinebeck Bank’s group life insurance plan; or (2) the net death proceeds, which is the total death proceeds of the participant’s life insurance policy under the plan minus the greater of: (x) the cash surrender value or (y) aggregate premiums paid with respect to the policy. Upon the participant’s termination of employment, the participant’s designated beneficiary will not be entitled to any death benefit under the plan.

2025 Equity Plan. On May 21, 2025, Rhinebeck Bancorp’s stockholders approved the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan (the “2025 Equity Plan”), which became effective after receiving approval from the Board of Governors of the Federal Reserve System on December 3, 2025. The 2025 Equity Plan provides for the grant of stock-based awards to our directors and employees. The 2025 Equity Plan authorizes the issuance participants of up to 600,000 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. All grants will be subject to conditions established by the board of directors that are set forth in the applicable award agreement, including vesting conditions. The exercise price of stock options granted under the 2025 Equity Plan may not be less than the fair market value on the date the stock option is granted. At the completion of the conversion and offering, all outstanding awards and all shares remaining available for grant under the 2025 Equity Plan will be adjusted to reflect the exchange ratio utilized in connection with the conversion and offering. As of April 20, 2026, no restricted stock awards or stock options have been granted under the 2025 Equity Plan. If Rhinebeck Bancorp adopts a new equity plan following the completion of the conversion and offering, the new equity plan would provide that no further grants of equity awards will be made under the 2025 Equity Plan as of the effective date of the new plan, and any shares remaining available for grant under the 2025 Equity Plan would be rolled into and made available for grant under the new plan.

2020 Equity Plan. On May 26, 2020, Rhinebeck Bancorp’s stockholders approved the Rhinebeck Bancorp, Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”), which provided for the grant of stock-based awards to our directors and employees. The 2020 Equity Plan authorized the issuance of up to 763,743 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of Rhinebeck Bancorp common stock that were eligible to be issued under the 2020 Equity Plan pursuant to the exercise of stock options is 545,531, and the maximum number of shares of Rhinebeck Bancorp common stock that were eligible to be issued as restricted stock awards or restricted stock units is 218,212. Since the effective date of the 2025 Equity Plan, no further grants of equity awards are permitted under the 2020 Equity Plan.

Employee Stock Ownership Plan. The ESOP is a tax-qualified plan that covers substantially all employees who have at least one year of service with Rhinebeck Bank and have attained age 21. Rhinebeck Bancorp loaned the ESOP trust sufficient funds to purchase 436,425 shares in connection with Rhinebeck Bancorp’s initial public offering. At the completion of the conversion and offering, the existing shares held in the ESOP will be adjusted to reflect the exchange ratio utilized in connection with the conversion and offering.

Although contributions to the ESOP are discretionary, Rhinebeck Bank intends to contribute enough money each year to make the required principal and interest payments on the loan from Rhinebeck Bancorp. The original loan was for a term of 20 years and calls for annual payments of principal and interest. The ESOP has pledged the shares it purchases as collateral for the loan and holds them in a suspense account. Shares are released from collateral as payments on the loan are made.

Assuming the ESOP repays its loan as scheduled over a 20-year term, as expected, 1/20th of the shares are released annually. Although the repayment period of the loan is scheduled over a 20-year term, Rhinebeck Bank may prepay a portion of the principal which would trigger the release of additional shares. The ESOP allocates the shares released each year among the accounts of participants in proportion to their compensation for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account and allocated shares for which no voting instructions are received will be voted in a way that mirrors the votes which participants cast.

In connection with the conversion and offering, we expect: (i) the ESOP to purchase up to 4% of the shares of common stock we sell in the offering, and (ii) the existing loan obligation of the ESOP will be combined with a new ESOP loan so that there is only one ESOP loan after the conversion and offering. The new ESOP loan will be repaid in substantially equal payments of principal and interest for up to 20 years. The new ESOP loan will have a fixed interest rate equal to the prime rate, as published in The Wall Street Journal, as of the close of the conversion and offering. If the ESOP’s subscription order will not be filled, and if market conditions warrant, in the judgment of its trustees, the ESOP may elect to purchase shares in the open market following the completion of the conversion and offering, subject to the approval of the Federal Reserve Board.

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401(k) Plan. The Rhinebeck Bank tax-qualified 401(k) plan is maintained for employees who are employed on the first payroll date following the date the employee has both attained age 21 and completed 90 days of service. Eligible employees may make pre-tax and Roth contributions to the 401(k) Plan in the form of salary deferrals of up to 100% of their total annual compensation subject to certain IRS limitations. Rhinebeck Bank has established an employer stock fund in the 401(k) Plan so that participants can acquire an interest in the common stock of Rhinebeck Bancorp through their accounts in the 401(k) Plan.

In connection with the conversion and offering, participants in the 401(k) plan will have the opportunity to purchase common stock of Rhinebeck Bancorp in the offering through their accounts in the 401(k) plan, and following, the conversion and offering, participants will have the ability to elect to invest a portion of the 401(k) account balances in Rhinebeck Bancorp common stock.

Directors’ Compensation. The following table provides the compensation received by the individuals who served as non-employee directors during the year ended December 31, 2025. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

	Fees Earned or Paid in Cash	Option Awards(1)	Total
Donald E. Beeler Jr.	$69,500	$-	$69,500
Christopher W. Chestney	71,375	-	71,375
Freddimir Garcia	70,250	-	70,250
Steven Howell	77,250	-	77,250
William C. Irwin	88,125	-	88,125
Shannon Martin LaFrance	72,183	-	72,183
Suzanne Rhulen Loughlin(2)	66,750	-	66,750
Sharon McGinnis(3)	48,938	-	48,938
Nancy Patzwahl(3)	50,250	-	50,250

(1)	As of December 31, 2025, each of the directors had 16,365 stock options outstanding, except for Mr. Irwin who had 10,910 stock options outstanding and Ms. McGinnis and Ms. Patzwahl who had no options outstanding.

(2)	Effective on December 17, 2025, Ms. Loughlin resigned from the board of trustees of Rhinebeck Bancorp, MHC and the board of directors of Rhinebeck Bancorp. Ms. Loughlin remains a director of Rhinebeck Bank.

(3)	Each was appointed to the Board on April 15, 2025.

Director Fees. Directors earn an annual retainer of $60,000. The chairman receives an additional retainer of $20,000 per year; the audit committee chairman receives an annual retainer of $8,000 per year; the compensation committee and loan review committee chairs each receive an additional retainer of $5,000; the governance and nominating committee chairman receives an additional retainer of $4,000; and the investment committee chairman receives an additional retainer of $2,000. Each member of the audit committee receives an additional retainer of $4,000; each member of the compensation committee and each member of the loan review committee receives an additional retainer of $3,000; each member of the governance and nominating committee receives an additional retainer of $2,250; and each member of the investment committee receives an additional retainer of $1,500.

Each person who will also serve as a director of Rhinebeck Bancorp or as a trustee of Rhinebeck Bancorp, MHC also serves as a director of Rhinebeck Bank and earns director fees only in his or her capacity as a board or committee member of Rhinebeck Bank.

Deferred Compensation Plan for Fees of Directors. Rhinebeck Bank maintains the Rhinebeck Savings Bank Deferred Compensation Plan for Fees of Directors. Each member of the board of directors of Rhinebeck Bank is eligible to participate in the plan and has the right to elect to defer the receipt of all or any part of the director fees earned, which are credited to a bookkeeping account established on behalf of each participant. Compensation credited to the participant’s bookkeeping account, including any interest earned thereon (which is credited on the last day of each plan year at rate determined by a resolution of the board of directors, which for 2025 was 3.62%) is payable upon the earlier of the participant’s death or separation from service from the board. Such deferred compensation will be payable in a lump sum, unless the participant has elected to be paid in monthly installments over a period of up to five years. As of December 31, 2025, there were four directors participating in the plan.

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Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards (including restricted stock units). The stock-based benefit plans will not be adopted sooner than six months after the offering, and, if adopted within 12 months after the offering, stockholders must approve the plans by a majority of the votes eligible to be cast. If the stock-based benefit plans are adopted more than 12 months after the offering, stockholders must approve the plans by a majority of votes cast on the proposal. Also, if adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the offering.

The following additional restrictions would apply to our stock-based benefit plans if we adopt such plans within 12 months after the offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Rhinebeck Bancorp or Rhinebeck Bank; and

•	our executive officers or directors must exercise or forfeit their options if Rhinebeck Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or after 12 months after the completion of the conversion.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of Rhinebeck Bancorp’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

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Share Price	263,500 Shares Awarded at Minimum of Offering Range	310,000 Shares Awarded at Midpoint of Offering Range	356,500 Shares Awarded at Maximum of Offering Range
$8.00	$2,108,000	$2,480,000	$2,852,000
10.00	2,635,000	3,100,000	3,565,000
12.00	3,162,000	3,720,000	4,278,000
14.00	3,689,000	4,340,000	4,991,000

The grant-date fair value of the options granted under the new stock-based benefit plans will be based in part on the price of shares of common stock of Rhinebeck Bancorp at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	658,750 Options at Minimum of Offering Range	775,000 Options at Midpoint of Offering Range	891,250 Options at Maximum of Offering Range
$8.00	$2.69	$1,772,038	$2,084,750	$2,397,463
10.00	3.36	2,213,400	2,604,000	2,994,600
12.00	4.03	2,654,763	3,123,250	3,591,738
14.00	4.70	3,096,125	3,642,500	4,188,875

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 17.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Rhinebeck Bancorp held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of April 20, 2026. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which he has, or shares, directly or indirectly, voting or investment power or as to which they have the right to acquire beneficial ownership at any time within 60 days after April 20, 2026.

	Number of Shares(1)		Percent Outstanding(2)
5% Beneficial Owners:
Rhinebeck Bancorp, MHC	6,345,975		56.9%
2 Jefferson Plaza Poughkeepsie, New York 12601

M3 Partners, LP (3)	1,053,369		9.4%
2070 E 2100 S, Suite 250 Salt Lake City, UT 84109

Directors:
Donald E. Beeler, Jr.	17,952	(4)	*
Christopher W. Chestney	39,876	(5)	*
Freddimir Garcia	19,539	(4)	*
Steven Howell	26,365	(4)	*
William C. Irwin	38,573	(6)	*
Shannon Martin LaFrance	38,093	(4)	*
Sharon McGinnis	—		*
Nancy K. Patzwahl	—		*
Matthew J. Smith	105		*

Executive Officers Who Are Not Directors:
Jamie J. Bloom	33,444	(7)	*
Kevin Nihill	15,532	(8)	*
All directors and executive officers as a group (16 persons)	344,772	(9)	3.0%

*	Less than 1%.

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Rhinebeck Bancorp common stock if they have or share voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from April 20, 2026. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Rhinebeck Bancorp common stock.

(2)	Based on a total of 11,152,973 shares of common stock outstanding as of April 20, 2026.

(3)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024.

(4)	Includes 16,365 shares issuable pursuant to vested stock options.

(5)	Includes 16,365 shares issuable pursuant to vested stock options, 1,000 shares held by his spouse and 1,000 shares held by each of his two children.

(6)	Includes 10,910 shares issuable pursuant to vested stock options. Director Irwin has pledged 20,183 shares as collateral for a loan.

(7)	Includes 28,000 shares issuable pursuant to vested stock options and 3,357 shares held in the ESOP.

(8)	Includes 10,000 shares of unvested restricted stock.
(9)	Includes 174,102 shares issuable pursuant to vested stock options and 13,105 shares held in the ESOP.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of Rhinebeck Bancorp’s directors and executive officers, and for all of these individuals as a group, the following information:

(1)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Rhinebeck Bancorp common stock at [VRD], as set forth in “Beneficial Ownership of Common Stock;”

(2)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(3)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.” Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

		Proposed Purchases of Stock in the Offering(2)		Total Common Stock to be Held at Minimum of Offering Range(1)(3)
Name of Beneficial Owner	Number of Exchange Shares to Be Held(1)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Donald E. Beeler, Jr.	18,610	500	$5,000	19,110	*
Christopher W. Chestney	41,339	5,000	50,000	46,339	*
Freddimir Garcia	20,256	500	5,000	20,756	*
Steven Howell	27,332	15,000	150,000	42,332	*
William C. Irwin	39,988	10,000	100,000	49,988	*
Shannon Martin LaFrance	39,491	3,000	30,000	42,491	*
Sharon McGinnis	—	1,000	10,000	1,000	*
Nancy K. Patzwahl	—	10,000	100,000	10,000	*
Matthew J. Smith	108	12,500	125,000	12,500	*
Jamie J. Bloom	34,672	1,000	10,000	35,672	*
Kevin Nihill	16,102	10,000	100,000	26,102	*
All officers and directors as a group (16 persons)	357,420	92,500	$925,000	449,920	3.83%

*	Less than 1%.

(1)	Based on information presented under “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 1.0367 at the minimum of the offering range.

(2)	Includes proposed subscriptions, if any, by associates.

(3)	Assuming an exchange ratio of 1.4026 at the maximum of the offering range, directors and executive officers would beneficially own 575,529 shares, or 3.62% of our outstanding shares of common stock.

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THE CONVERSION AND OFFERING

The board of trustees of Rhinebeck Bancorp, MHC and the board of directors of Rhinebeck Bancorp have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of Rhinebeck Bancorp and depositors of Rhinebeck Bank. Special meetings of stockholders and depositors have been called for this purpose. We have filed applications with the Federal Reserve Board and the NYSDFS with respect to the conversion and offering. We have also requested the approval of the NYSDFS to amend and restate Rhinebeck Bank’s organization certificate to establish a liquidation account. Any approval by the Federal Reserve Board or the NYSDFS does not constitute a recommendation or endorsement of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Rhinebeck Bancorp, MHC will convert from a New York mutual holding company to a Delaware stock corporation, immediately followed by the merger of the Delaware stock corporation with and into Rhinebeck Bancorp. As a result, Rhinebeck Bancorp, MHC will cease to exist. As part of the conversion, the 57.0% ownership interest of Rhinebeck Bancorp, MHC in Rhinebeck Bancorp as of December 31, 2025 will be offered for sale in the offering. When the conversion is completed, Rhinebeck Bancorp will continue to own all of the outstanding common stock of Rhinebeck Bank and public stockholders will own all of the outstanding common stock of Rhinebeck Bancorp. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion, at the completion of the conversion and offering, each share of Rhinebeck Bancorp common stock owned by persons other than Rhinebeck Bancorp, MHC will be converted automatically into the right to receive new shares of Rhinebeck Bancorp common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Rhinebeck Bancorp for new shares of Rhinebeck Bancorp the public stockholders will own the same aggregate percentage of shares of common stock of Rhinebeck Bancorp that they owned immediately before the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain assets held by Rhinebeck Bancorp, MHC.

We intend to retain between $28.8 million and $39.4 million of the net proceeds of the offering and to contribute between $31.5 million and $43.0 million of the net proceeds to Rhinebeck Bank. The conversion will be consummated only upon the sale of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders, and other qualifying depositors as of the close of business on [VRD]. In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference first given to natural persons (including trusts of natural persons) residing in the New York Counties of Albany, Dutchess, Orange and Ulster, and then to Rhinebeck Bancorp’s public stockholders at the close of business on [VRD].

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the Federal Reserve Board and the NYSDFS. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which KBW will be sole manager. See “—Syndicated Community Offering.” If for any reason we cannot effect a syndicated community offering of shares of common stock not subscribed for in the subscription offering or purchased in the community offering, or if there are an insignificant number of shares remaining unsold after such offerings, we will consider a firm commitment underwritten offering, if feasible. The Federal Reserve Board and Financial Industry Regulatory Authority, Inc. (“FINRA”) must approve any such arrangement.

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We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Rhinebeck Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each office of Rhinebeck Bank. The plan of conversion is also filed as an exhibit to Rhinebeck Bancorp, MHC’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to:

•	Support our planned growth and strengthen our regulatory capital position. A strong capital position is essential to achieving the long-term objectives of growing Rhinebeck Bank and building stockholder value. Although Rhinebeck Bank exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the offering will significantly strengthen our capital position and enable us to support our planned growth and expansion through larger loans-to-one borrower and credit concentration limits. We also intend to deploy funds raised toward growth initiatives, including increased lending and investments in technology and personnel.

•	Improve the liquidity of our common stock. We expect that the greater number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market for Rhinebeck Bancorp common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our ability to pay dividends to our public stockholders. Current regulations of the Federal Reserve Board prohibit the ability of Rhinebeck Bancorp, MHC to waive the receipt of dividends declared by Rhinebeck Bancorp. Accordingly, because any dividends declared and paid by Rhinebeck Bancorp would have to be paid to Rhinebeck Bancorp, MHC along with all other stockholders, the amount of dividends available for all other stockholders would have been less than if Rhinebeck Bancorp, MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of Rhinebeck Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and offering. See “Our Dividend Policy.”

•	Improve our flexibility to access the capital markets. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

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•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or financial service companies, branches, loan or deposit portfolios, or team lift-outs, as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger or acquisition transactions. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of our stock for three years following completion of the conversion without regulatory approval.

Approvals Required

The affirmative vote of (i) 75% of the votes cast by the depositors of Rhinebeck Bankand (ii) a majority of the total votes eligible to be cast by the depositors of Rhinebeck Bank are required to approve the plan of conversion. Rhinebeck Bancorp, MHC has scheduled a special meeting of depositors for [special meeting date], and intends to send a proxy statement to the depositors of Rhinebeck Bank eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, depositors will also be approving the merger of Rhinebeck Bancorp, MHC, immediately following its conversion into a Delaware stock corporation, with and into Rhinebeck Bancorp. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Rhinebeck Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Rhinebeck Bancorp held by the public stockholders of Rhinebeck Bancorp (i.e., all stockholders other than Rhinebeck Bancorp, MHC) are also required to approve the plan of conversion. Rhinebeck Bancorp has scheduled a special meeting of stockholders for [special meeting date], and intends to send a proxy statement to the stockholders of Rhinebeck Bancorp eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, the public stockholders will also be approving the merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp as well as the amendment to the articles of incorporation of Rhinebeck Bancorp to include a liquidation account. We have filed applications with the Federal Reserve Board and the NYSDFS with respect to the conversion and offering. The NYSDFS must also approve Rhinebeck Bank amending and restating its organization certificate to establish a liquidation account.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Rhinebeck Bancorp common stock will be converted automatically into the right to receive a number of new shares of Rhinebeck Bancorp common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in Rhinebeck Bancorp after the conversion and offering as they held in Rhinebeck Bancorp immediately before the conversion and offering, exclusive of their purchase of any additional shares of common stock in the offering, and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by Rhinebeck Bancorp, MHC. The exchange ratio will not depend on the market value of Rhinebeck Bancorp common stock. The exchange ratio will be based on the percentage of Rhinebeck Bancorp common stock held by public stockholders, the independent valuation of Rhinebeck Bancorp prepared by RP Financial, and the number of shares of common stock sold in the offering. The exchange ratio is expected to range from approximately 1.0367 shares for each publicly held share of Rhinebeck Bancorp at the minimum of the offering range to 1.4026 shares for each publicly held share of Rhinebeck Bancorp at the maximum of the offering range.

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The following table shows how the exchange ratio will adjust, based on the appraised value of Rhinebeck Bancorp as of February 2, 2026, assuming immediately before the completion of the conversion public stockholders of Rhinebeck Bancorp own 43.0% of the outstanding shares of Rhinebeck Bancorp common stock and Rhinebeck Bancorp, MHC has cash of $99,000. The table also shows how many new shares of Rhinebeck Bancorp a hypothetical current owner of Rhinebeck Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		New Shares of Rhinebeck Bancorp to be Issued for Current Shares of Rhinebeck Bancorp		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Whole Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price(1)	Share(2)	Shares(3)
Minimum	6,587,500	57.0%	4,971,197	43.0%	11,558,697	1.0367	$10.37	$17.25	103
Midpoint	7,750,000	57.0%	5,848,467	43.0%	13,598,467	1.2197	12.20	18.20	121
Maximum	8,912,500	57.0%	6,725,738	43.0%	15,638,238	1.4026	14.03	19.15	140

(1)	Represents the value of new shares of Rhinebeck Bancorp common stock to be received in the conversion by a holder of one current share of Rhinebeck Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At December 31, 2025, Rhinebeck Bancorp’s tangible book value per share was $12.07.

(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Rhinebeck Bancorp common stock that are outstanding immediately before the completion of the conversion will be converted into options to purchase new shares of Rhinebeck Bancorp common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion

Continuity. The conversion will not affect the normal business of Rhinebeck Bank of accepting deposits and making loans. Rhinebeck Bank will continue to be regulated by the NYSDFS and the FDIC. After the conversion, Rhinebeck Bank will continue to offer existing services to depositors, borrowers and other customers. The directors of Rhinebeck Bank serving at the time of the conversion will continue to be the directors of Rhinebeck Bank upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Rhinebeck Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates and other evidences of their accounts.

Effect on Loans. No loan outstanding from Rhinebeck Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.

Effect on Voting Rights of Depositors. Depositors of Rhinebeck Bank have certain limited voting rights in Rhinebeck Bancorp, MHC as to any matters requiring a vote of depositors, including the vote on the plan of conversion. Upon completion of the conversion, depositors will no longer have voting rights. All voting rights in Rhinebeck Bank will be vested in Rhinebeck Bancorp as the sole stockholder of Rhinebeck Bank. The stockholders of Rhinebeck Bancorp will possess exclusive voting rights with respect to Rhinebeck Bancorp common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the New York income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Rhinebeck Bank, the public stockholders of Rhinebeck Bancorp (except for cash paid in lieu of fractional shares), eligible account holders, supplemental eligible account holders, or other depositors. See “—Material Income Tax Consequences.”

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Effect on Liquidation Rights. Each depositor in Rhinebeck Bank has both a deposit account in Rhinebeck Bank and a pro rata ownership interest in the net worth of Rhinebeck Bancorp, MHC based upon the deposit balance in their account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Rhinebeck Bancorp, MHC and Rhinebeck Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account prior to the completion of the offering receives a pro rata ownership interest in Rhinebeck Bancorp, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes their account receives a portion or all of the balance in the deposit account but nothing for their ownership interest in the net worth of Rhinebeck Bancorp, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Rhinebeck Bancorp, MHC and Rhinebeck Bank are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Rhinebeck Bancorp, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders (as such terms are defined below) will receive an interest in liquidation accounts maintained by Rhinebeck Bancorp and Rhinebeck Bank in an aggregate amount equal to (1) Rhinebeck Bancorp, MHC’s ownership interest in Rhinebeck Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (2) the value of the net assets of Rhinebeck Bancorp, MHC as of the date of the latest statement of financial condition of Rhinebeck Bancorp, MHC before the consummation of the conversion (excluding its ownership of Rhinebeck Bancorp). Rhinebeck Bancorp and Rhinebeck Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Rhinebeck Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Rhinebeck Bank a liquidation interest in the residual net worth, if any, of Rhinebeck Bancorp or Rhinebeck Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Rhinebeck Bancorp and Rhinebeck Bank or (b) Rhinebeck Bank. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one valuation update, RP Financial will receive a fee of $137,500, as well as payment for reimbursable expenses. We have agreed to indemnify RP Financial and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to RP Financial by us or by an intentional omission by us to state a material fact in the information provided, except where RP Financial has been negligent or at fault.

The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including the consolidated financial statements of Rhinebeck Bancorp. RP Financial also considered the following factors, among others:

•	the present results and financial condition of Rhinebeck Bancorp and the projected results and financial condition of Rhinebeck Bancorp;

•	the economic and demographic conditions in Rhinebeck Bancorp’s existing market area;

•	certain historical, financial and other information relating to Rhinebeck Bancorp;

•	a comparative evaluation of the operating and financial characteristics of Rhinebeck Bancorp with those of other publicly traded savings institutions;

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•	the effect of the conversion and offering on Rhinebeck Bancorp’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Rhinebeck Bancorp; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded bank holding companies that RP Financial considered comparable to Rhinebeck Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on a securities exchange (such as the Nasdaq Stock Market). The peer group companies selected for Rhinebeck Bancorp also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, RP Financial limited the peer group to fully converted thrifts with assets between $750 million and $3.2 billion, tangible equity-to-assets ratios of greater than 8.0% and positive reported and/or core earnings.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (1) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (2) the pro forma price-to-earnings approach applied to reported and core earnings; and (3) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive core earnings.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Rhinebeck Bancorp with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made a slight downward adjustment for profitability, growth and viability of earnings and a slight upward adjustment for financial condition and made no adjustments for asset growth, dividends, liquidity of the shares, marketing of the issue, management and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Rhinebeck Bancorp’s less favorable efficiency ratio and lower pro forma core earnings as a percent of equity relative to the comparable peer group measures. The upward adjustment for financial condition took into consideration Rhinebeck Bancorp’s stronger pro forma capital position, stronger liquidity and more favorable funding composition relative to the comparable peer group measures.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Rhinebeck Bancorp after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 2.87% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of February 2, 2026, the estimated pro forma market value of Rhinebeck Bancorp was $136.0 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $115.6 million and a maximum of $156.4 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the adjusted percentage of Rhinebeck Bancorp common stock owned by Rhinebeck Bancorp, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the adjusted percentage of Rhinebeck Bancorp common stock owned by Rhinebeck Bancorp, MHC, certain assets held by Rhinebeck Bancorp, MHC and the $10.00 price per share, the minimum of the offering range is 6,587,500 shares, the midpoint of the offering range is 7,750,000 shares and the maximum of the offering range is 8,912,500 shares.

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The board of directors of Rhinebeck Bancorp reviewed the independent valuation and, in particular, considered the following:

•	Rhinebeck Bancorp’s financial condition and results of operations;

•	a comparison of financial performance ratios of Rhinebeck Bancorp to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Rhinebeck Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board and the NYSDFS, as a result of subsequent developments in the financial condition of Rhinebeck Bancorp or Rhinebeck Bank or market conditions generally. If the independent valuation is updated to amend the pro forma market value of Rhinebeck Bancorp to less than $115.6 million or more than $156.4 million, the appraisal will be filed with the Securities and Exchange Commission by means of a post-effective amendment to Rhinebeck Bancorp’s registration statement.

The following table presents a summary of selected pricing ratios for Rhinebeck Bancorp (on a pro forma basis) at and for the twelve months ended December 31, 2025, and for the peer group companies based on earnings and other information at and for the twelve months ended December 31, 2025 or most recent quarter available, with stock prices at February 2, 2026, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 29.7% on a price-to-book value basis, a discount of 33.3% on a price-to-tangible book value basis and a discount of 21.5% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Rhinebeck Bancorp’s common stock. The closing price of the common stock was $12.15 per share on February 9, 2026, the last trading day immediately preceding the announcement of the conversion, and $11.93 per share on February 2, 2026, the effective date of the appraisal.

	Price-to-earnings multiple(1)		Price-to-book value ratio	Price-to-tangible book value ratio
Rhinebeck Bancorp (on a pro forma basis, assuming completion of the conversion)
Minimum	10.66	x	59.38%	60.10%
Midpoint	12.40	x	66.27%	67.02%
Maximum	14.10	x	72.46%	73.26%

Valuation of peer group companies, all of which are fully converted (on a historical basis):
Average	15.79	x	94.26%	100.44%
Median	14.46	x	95.80%	98.30%

(1)	Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

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The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Rhinebeck Bank as a going concern and should not be considered as an indication of the liquidation value of Rhinebeck Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $156.4 million and a corresponding increase in the offering range to more than 8,912,500 shares, or a decrease in the minimum of the valuation range to less than $115.6 million and a corresponding decrease in the offering range to fewer than 6,587,500 shares, then we will promptly return, with interest at [rate]% per annum, all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board and the NYSDFS, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board and the NYSDFS to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 60 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the date on which the NYSDFS approved the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Rhinebeck Bancorp’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Rhinebeck Bancorp’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Rhinebeck Bank with aggregate deposit account balances of $100 or more (a “Qualifying Deposit”) at the close of business on December 31, 2024 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $600,000 (60,000 shares) of our common stock, 0.10% of the total number of shares of common stock sold in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares or the number of shares for which they subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of their Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

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To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on their stock order form all deposit accounts in which they have an ownership interest at the close of business on December 31, 2024. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Rhinebeck Bancorp or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding December 31, 2024.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including Rhinebeck Bank’s employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 4% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustee, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion and offering, subject to the approval of the Federal Reserve Board and the NYSDFS.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of Rhinebeck Bank with a Qualifying Deposit at the close of business on [SERD], who is not an Eligible Account Holder (a “Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $600,000 (60,000 shares) of common stock, 0.10% of the total number of shares of common stock sold in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares of common stock or the number of shares for which they subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of their Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which they have an ownership interest at the close of business on [SERD]. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Depositors. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, each depositor of Rhinebeck Bank with a Qualifying Deposit at the close of business on [VRD] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (collectively, “Other Depositors”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $600,000 (60,000 shares) of common stock or 0.10% of the total number of shares of common stock sold in the offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Depositor to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares of common stock or the number of shares for which they subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Depositor bears to the total amount of the subscriptions of all Other Depositors whose subscriptions remain unsatisfied.

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To ensure proper allocation of common stock, each Other Depositor must list on the stock order form all deposit accounts in which they have an ownership interest at the close of business on [VRD].

Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern time, on [expiration date], unless extended by us for up to 45 days, or for such additional periods with the approval of the Federal Reserve Board and the NYSDFS, if necessary. Subscription rights will expire whether or not each account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 6,587,500 shares have not been sold in the offering by [extension date] and the Federal Reserve Board and the NYSDFS have not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at [rate]% per annum, for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board and the NYSDFS grants an extension beyond [extension date], we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Depositors, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:

(1)	Natural persons (including trusts of natural persons) residing in the New York Counties of Albany, Dutchess, Orange and Ulster;

(2)	Rhinebeck Bancorp’s public stockholders at the close of business on [VRD]; and

(3)	Other members of the general public.

Subscribers in the community offering may purchase up to $600,000 (60,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons first residing in the New York Counties of Albany, Dutchess, Orange and Ulster and then to Rhinebeck Bancorp’s public stockholders at the close of business on [VRD], we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will first be allocated among natural persons (including trusts of natural persons) residing in those counties and then those certain stockholders noted above whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

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The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which case we will resolicit purchasers.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated community offering is held, KBW will serve as sole manager. In such capacity, KBW may form a syndicate of other brokers-dealers who are member firms of the FINRA. Neither KBW nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, KBW has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to Rhinebeck Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Rhinebeck Bank or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Securities Exchange Act of 1934, as amended, and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve Board and the NYSDFS, if necessary.

If for any reason we cannot effect a syndicated community offering of shares of common stock not subscribed for in the subscription offering or purchased in the community offering, or if there are an insignificant number of shares remaining unsold after such offerings, we will consider a firm commitment underwritten offering, if feasible. The Federal Reserve Board and FINRA must approve any such arrangement.

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Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(1)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(2)	Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than $600,000 (60,000 shares) of common stock;

(3)	Tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering;

(4)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $1,200,000 (120,000 shares) of common stock in all categories of the offering combined;

(5)	The number of shares of common stock that an existing Rhinebeck Bancorp public stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and their associates will receive in exchange for existing Rhinebeck Bancorp common stock, may not exceed 9.9% of the shares of common stock of Rhinebeck Bancorp to be issued and outstanding at the completion of the conversion and offering; and

(6)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Rhinebeck Bank and their associates, in the aggregate, when combined with shares of common stock of Rhinebeck Bancorp issued in exchange for existing shares of Rhinebeck Bancorp, may not exceed 25% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, following receipt of any required regulatory approval and without further approval of depositors of Rhinebeck Bank and stockholders of Rhinebeck Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable revised limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(1)	any corporation or organization (other than Rhinebeck Bank, Rhinebeck Bancorp or Rhinebeck Bancorp, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial equity holder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either has the same home as the person or who is a director, trustee or officer of Rhinebeck Bank, Rhinebeck Bancorp or Rhinebeck Bancorp, MHC.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

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(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to Rhinebeck Bancorp or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Rhinebeck Bancorp or Rhinebeck Bank and except as described below. Any purchases made by any associate of Rhinebeck Bancorp or Rhinebeck Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under FINRA guidelines, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Rhinebeck Bancorp.”

Plan of Distribution; Marketing Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained KBW, which is a broker-dealer registered with FINRA. KBW will assist us on a best-efforts basis in the subscription and community offerings by providing the following services:

•	advising us on the financial and securities market implications of the plan of conversion;

•	assisting us in structuring and marketing the offering;

•	serving as sole bookrunning manager for the offering;

•	reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be the responsibility of us and our legal counsel);

•	assisting us in scheduling and preparing meetings with potential investors and broker-dealers, if necessary;

•	assisting us in analyzing proposals from outside vendors in connection with the offering;

•	assisting us in the drafting and distribution of press releases as required or appropriate in connection with the offering; and

•	meeting with our board of directors and providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

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For its services as financial advisor and marketing agent, KBW will receive (i) a non-refundable management fee of $50,000, which we have already paid, and (ii) a success fee of 1.0% of the common stock sold in the subscription offering and 1.5% of any common stock sold in the community offering, in each case excluding shares purchased by our officers or directors or members of their immediate family. The success fee will be reduced by the management fee. In connection with the subscription offering, if, as a result of any resolicitation of subscribers undertaken by Rhinebeck Bancorp, KBW reasonably determines that it is required or requested to provide significant services, KBW will be entitled to additional compensation for such services, which additional compensation will not exceed $50,000.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay a fee of 6.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to KBW and any other broker-dealers included in the syndicated community offering. Any such offering will be on a best efforts basis. All fees payable with respect to a syndicated community offering will be in addition to fees payable with respect to the subscription and community offerings.

Expenses. KBW also will be reimbursed for reasonable out-of-pocket expenses up to a maximum of $150,000 for legal fees and expenses (which may be increased by $30,000 in the event of resolicitation of subscribers) and $35,000 for all other out-of-pocket expenses (which may be increased by $20,000 in the event of resolicitation of subscribers). If the plan of conversion is terminated or if KBW’s engagement is terminated in accordance with the provisions of the agency agreement, KBW will receive reimbursement of its reasonable out-of-pocket expenses. KBW shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination.

Records Management Services

We have also engaged KBW to act as our records agent in connection with the offering. In this role, KBW will assist us in the offering as follows:

•	creating a master file of Rhinebeck Bank account holders as of key record dates;

•	assisting the financial printer in connection with labelling the offering materials for mailing;

•	providing support for any follow-up mailings to depositors;

•	establishing, managing and supervising the Stock Information Center and providing software for its operation;

•	assisting in educating Rhinebeck Bank personnel regarding the conversion and offering;

•	processing stock orders and producing daily reports and analysis for us;

•	assisting our transfer agent with the generation and mailing of stock ownership statements following the completion of the conversion and offering; and

•	performing interest calculations and, if necessary, refund calculations and providing a file to our transfer agent to generate interest and refund checks.

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KBW will receive fees of $45,000 for these services, of which $20,000 has been paid as of the date of this prospectus. The remaining balance will be paid upon the closing of the conversion and offering. These fees can be increased by up to $15,000 if there are material changes in regulations or the plan of conversion, or there are delays requiring duplicate or replacement processing due to changes in key record dates. KBW will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $15,000, for its services as records agent.

Indemnity

We have agreed to indemnify KBW against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of KBW’s engagement with respect to the conversion and offering.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Rhinebeck Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of KBW. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Eastern time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board and the NYSDFS if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Federal Reserve Board’s and the NYSDFS’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at [rate]% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at [rate]% per annum, for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

To ensure each purchaser receives a prospectus at least 48 hours before the [expiration date] expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at [rate]% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 2:00 p.m., Eastern time, on [expiration date]. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.

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Submitting Your Stock Order Form and Payment. Your completed and signed original stock order form and payment may be submitted to us by:

(1)	paying for overnight delivery to the address indicated on the stock order form;

(2)	hand delivery to Rhinebeck Bank’s branch office at 3432 North Road, Poughkeepsie, New York; or

(3)	regular mail using the stock order reply envelope provided.

Hand delivery of stock order forms will be accepted only at this location. We will not accept stock order forms at any other Rhinebeck Bank office. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, except on bank holidays. Do not mail stock order forms to any of Rhinebeck Bank’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Rhinebeck Bank, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(1)	personal check, bank check or money order, from the purchaser, made payable to Rhinebeck Bancorp, Inc.;

(2)	authorization of withdrawal of available funds (without any early withdrawal penalty) from your Rhinebeck Bank deposit account(s), other than checking accounts or IRAs; or

(3)	cash – cash will only be accepted at Rhinebeck Bank’s branch office located at 3432 North Road, Poughkeepsie, New York and will be converted to a bank check. Please do not remit cash by mail.

Appropriate means for designating withdrawals from deposit account(s) at Rhinebeck Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current statement savings rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s) at the time the stock order form is received. Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Rhinebeck Bank and will earn interest at [rate]% per annum from the date payment is processed until the offering is completed or terminated.

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You may not remit any type of third-party checks (including those payable to you and endorsed over to Rhinebeck Bancorp) or a Rhinebeck Bank line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Rhinebeck Bank. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Rhinebeck Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and will immediately withdraw the amount from the specified account(s). If permitted by the Federal Reserve Board and the NYSDFS, in the event we resolicit persons who subscribed for the maximum purchase amount, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not otherwise be accepted, except as described below.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date]. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at [rate]% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Rhinebeck Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion and offering. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or Rhinebeck Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your IRA at Rhinebeck Bank or other retirement account to purchase shares of common stock in the offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Rhinebeck Bank’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Rhinebeck Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. You may select the custodian of your choice. You may, but are under no obligation to, select KBW or its affiliated broker dealer, Stifel, Nicolaus & Company, Incorporated, as your IRA custodian. If you do purchase shares of Rhinebeck Bancorp common stock using funds from a KBW or Stifel, Nicolaus & Company, Incorporated IRA, you acknowledge that KBW or Stifel, Nicolaus & Company, Incorporated, as applicable, did not recommend or give you advice regarding such purchase. Other than the standard account fees and compensation associated with all IRAs, KBW or Stifel, Nicolaus & Company, Incorporated does not receive additional fees or compensation as a result of the purchase of Rhinebeck Bancorp common stock through a KBW or Stifel, Nicolaus & Company, Incorporated IRA or other retirement account. There will be no early withdrawal interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Rhinebeck Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the [expiration date] offering deadline. Processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

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Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of their purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.

In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(1)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(2)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(3)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for their account. On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation. Each person exercising subscription rights will be required to certify that they are purchasing shares solely for their own account and that they have no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

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We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at [SIC #]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, except on bank holidays.

Liquidation Rights

Liquidation Before the Conversion. In the unlikely event that Rhinebeck Bancorp, MHC is liquidated before the conversion, all claims of creditors of Rhinebeck Bancorp, MHC would be paid first. Thereafter, if there were any assets of Rhinebeck Bancorp, MHC remaining, these assets would first be distributed to depositors of Rhinebeck Bank pro rata based on the value of their accounts at Rhinebeck Bank.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by Rhinebeck Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (1) Rhinebeck Bancorp, MHC’s ownership interest in Rhinebeck Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (2) the value of the net assets of Rhinebeck Bancorp, MHC as of the date of the latest statement of financial condition of Rhinebeck Bancorp, MHC before the consummation of the conversion (excluding its ownership of Rhinebeck Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in Rhinebeck Bank to support the Rhinebeck Bancorp liquidation account if Rhinebeck Bancorp does not have sufficient assets to fund its obligations under the Rhinebeck Bancorp liquidation account.

In the unlikely event that Rhinebeck Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Rhinebeck Bancorp, a depositor’s claim would be solely for the principal amount of their deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Rhinebeck Bank or Rhinebeck Bancorp above that amount.

The liquidation account established by Rhinebeck Bancorp is intended to provide qualifying depositors of Rhinebeck Bank with a liquidation interest (exchanged for the liquidation interests such persons had in Rhinebeck Bancorp, MHC) after the conversion in the event of a complete liquidation of Rhinebeck Bancorp and Rhinebeck Bank or a liquidation solely of Rhinebeck Bank. Specifically, in the unlikely event that either (1) Rhinebeck Bank or (2) Rhinebeck Bancorp and Rhinebeck Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to Eligible Account Holders and Supplemental Eligible Account Holders of their interests in the liquidation account maintained by Rhinebeck Bancorp. Also, in a complete liquidation of both entities, or of Rhinebeck Bank only, when Rhinebeck Bancorp has insufficient assets (other than the stock of Rhinebeck Bank) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders, and Rhinebeck Bank has positive net worth, then Rhinebeck Bank shall immediately make a distribution to fund Rhinebeck Bancorp’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Rhinebeck Bancorp as adjusted periodically pursuant to the plan of conversion and federal regulations. If Rhinebeck Bancorp is completely liquidated or sold apart from a sale or liquidation of Rhinebeck Bank, then the Rhinebeck Bancorp liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Rhinebeck Bank liquidation account, subject to the same rights and terms as the Rhinebeck Bancorp liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, Rhinebeck Bancorp will transfer, or, upon the prior written approval of the Federal Reserve Board, may transfer the liquidation account and the depositors’ interests in such account to Rhinebeck Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Rhinebeck Bank.

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Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another FDIC insured depository institution or depository institution holding company in which Rhinebeck Bancorp or Rhinebeck Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $100 or more held in Rhinebeck Bank as of the close of business on December 31, 2024 or [SERD], respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on December 31, 2024 or [SERD], respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Rhinebeck Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account at the close of business on December 31, 2024 or [SERD], or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account will be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Rhinebeck Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and Other Depositors. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of a disagreement, there can be no assurance that Rhinebeck Bancorp or Rhinebeck Bank would prevail in a judicial proceeding.

Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

(1)	The merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

(2)	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Rhinebeck Bancorp, MHC for liquidation interests in Rhinebeck Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

(3)	None of Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Rhinebeck Bancorp, MHC to Rhinebeck Bancorp and the assumption by Rhinebeck Bancorp of Rhinebeck Bancorp, MHC’s liabilities, if any, in constructive exchange for liquidation interests in Rhinebeck Bancorp.

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(4)	The basis of the assets of Rhinebeck Bancorp, MHC and the holding period of the assets to be received by Rhinebeck Bancorp will be the same as the basis and holding period of such assets in Rhinebeck Bancorp, MHC immediately before the exchange.

(5)	Each stockholder’s aggregate basis in shares of Rhinebeck Bancorp common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Rhinebeck Bancorp common stock surrendered in the exchange.

(6)	Each stockholder’s holding period in its Rhinebeck Bancorp common stock received in the exchange will include the period during which the Rhinebeck Bancorp common stock surrendered was held, provided that the Rhinebeck Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

(7)	Except with respect to cash received in lieu of fractional shares, current stockholders of Rhinebeck Bancorp will not recognize any gain or loss upon their exchange of Rhinebeck Bancorp common stock for new Rhinebeck Bancorp common stock.

(8)	Cash received by any current stockholder of Rhinebeck Bancorp in lieu of a fractional share interest in new shares of Rhinebeck Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Rhinebeck Bancorp common stock, which the stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

(9)	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Rhinebeck Bancorp common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Rhinebeck Bancorp common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

(10)	It is more likely than not that at the effective date of the conversion the fair market value of the benefit provided by the liquidation account of Rhinebeck Bank supporting the payment of the Rhinebeck Bancorp liquidation account in the event either Rhinebeck Bank (or Rhinebeck Bancorp and Rhinebeck Bank) were to liquidate after the conversion (including a liquidation of Rhinebeck Bank or Rhinebeck Bank and Rhinebeck Bancorp following a purchase and assumption transaction with a credit union) when Rhinebeck Bancorp lacks sufficient net assets to pay the liquidation account distribution due is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Rhinebeck Bank liquidation account as of the effective date of the conversion.

(11)	It is more likely than not that the basis of the shares of Rhinebeck Bancorp common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Rhinebeck Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

(12)	No gain or loss will be recognized by Rhinebeck Bancorp on the receipt of money in exchange for Rhinebeck Bancorp common stock sold in the offering.

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We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Rhinebeck Bank, persons receiving subscription rights, and stockholders of Rhinebeck Bancorp. With respect to items 9 and 11 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Luse Gorman, PC further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. Luse Gorman, PC also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion as to item 10 above is based on the position that: (1) no holder of an interest in a liquidation account has ever received any payment attributable to liquidation of a solvent bank and/or holding company (other than as set forth below); (2) the interests in the liquidation accounts are not transferable; (3) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Rhinebeck Bank are reduced; (4) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets by a credit union; and (5) the Rhinebeck Bank liquidation account payment obligation arises only if Rhinebeck Bancorp lacks sufficient assets to fund the liquidation account or if Rhinebeck Bank (or Rhinebeck Bank and Rhinebeck Bancorp) enters into a transaction to transfer Rhinebeck Bank’s assets and liabilities to a credit union.

In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the Rhinebeck Bank liquidation account supporting the payment of the liquidation account if (1) Rhinebeck Bancorp lacks sufficient net assets or (2) Rhinebeck Bank (or Rhinebeck Bank and Rhinebeck Bancorp) enters into a transaction to transfer Rhinebeck Bank’s assets and liabilities to a credit union, does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Rhinebeck Bank liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and offering, but those rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Wolf & Company, P.C. that the New York income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director, trustee or certain officers of Rhinebeck Bank, Rhinebeck Bancorp or Rhinebeck Bancorp, MHC generally may not be sold for a period of one year following the closing of the conversion, except if the individual dies or is judicially declared incompetent. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Rhinebeck Bancorp also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.

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Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board and the NYSDFS. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any stock option or restricted stock plans.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR STOCKHOLDERS OF
RHINEBECK BANCORP

General. Except as noted below, the rights of stockholders of Rhinebeck Bancorp will not change as a result of the consummation of the conversion. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Rhinebeck Bancorp’s articles of incorporation and bylaws.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Rhinebeck Bancorp, MHC is required to own not less than a majority of the outstanding shares of Rhinebeck Bancorp common stock. Rhinebeck Bancorp, MHC will no longer exist following consummation of the conversion.

Liquidation Account. Upon the completion of the conversion and offering, Rhinebeck Bancorp and Rhinebeck Bank must establish liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Rhinebeck Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Rhinebeck Bank a liquidation interest in the residual net worth, if any, of Rhinebeck Bancorp or Rhinebeck Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Rhinebeck Bancorp and Rhinebeck Bank or (b) Rhinebeck Bank. See “The Conversion and Offering—Liquidation Rights.”

The payment of dividends by Rhinebeck Bancorp is subject to restrictions on payments of dividends that would reduce Rhinebeck Bancorp’s assets below the then-adjusted balance of its liquidation account. Additionally, in the unlikely event of liquidation, dissolution or winding up of Rhinebeck Bancorp, the holders of its common stock would only be entitled to receive remaining assets of Rhinebeck Bancorp available for distribution after payment or provision for payment of all its debts and liabilities, including payments with respect to the liquidation account.

RESTRICTIONS ON ACQUISITION OF RHINEBECK BANCORP

Although the board of directors of Rhinebeck Bancorp is unaware of any effort that might be made to obtain control of Rhinebeck Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Rhinebeck Bancorp’s articles of incorporation to protect the interests of Rhinebeck Bancorp and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Rhinebeck Bancorp or its stockholders.

The following discussion is a general summary of the material provisions of Maryland law, Rhinebeck Bancorp’s articles of incorporation and bylaws, Rhinebeck Bank’s organization certificate and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. Rhinebeck Bancorp’s articles of incorporation and bylaws are included as part of Rhinebeck Bancorp, MHC’s application for conversion filed with the Federal Reserve Board and Rhinebeck Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

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Maryland Law and Articles of Incorporation and Bylaws of Rhinebeck Bancorp

Maryland law, as well as Rhinebeck Bancorp’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions also render the removal of the board of directors or management of Rhinebeck Bancorp more difficult.

Directors. The board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of Rhinebeck Bank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the chairperson of the board of directors or a majority of the total number of directors that Rhinebeck Bancorp would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit without prior board approval. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above), voting together as a single class.

Forum Selection for Certain Stockholder Lawsuits. The Articles of Incorporation of Rhinebeck Bancorp provide that, unless Rhinebeck Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Rhinebeck Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Rhinebeck Bancorp to Rhinebeck Bancorp or Rhinebeck Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the state of Maryland, this provision would apply to a claim made under the U.S. federal securities laws where there is exclusive federal jurisdiction for such a claim.

Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Rhinebeck Bancorp shall be deemed to have notice of and consented to the exclusive forum provisions of the articles of incorporation. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

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Authorized but Unissued Shares. Rhinebeck Bancorp has authorized but unissued shares of common and preferred stock. The articles of incorporation currently authorize 25,000,000 shares of common stock and 5,000,000 shares of serial preferred stock. Following the conversion, Rhinebeck Bancorp expects to have 35,000,000 authorized shares of common stock, $0.01 par value per share, and 5,000,000 authorized shares of serial preferred stock, $0.01 par value per share. Rhinebeck Bancorp is authorized to issue preferred stock from time to time in one or more series, subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Rhinebeck Bancorp would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Rhinebeck Bancorp has the authority to issue. If there is a proposed merger, tender offer or other attempt to gain control of Rhinebeck Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Rhinebeck Bancorp.

Amendments to Articles of Incorporation and Bylaws. Any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock,  or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

•	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

•	The management of Rhinebeck Bancorp by the board of directors and division of the board of directors into three staggered classes;

•	The ability of the board of directors to fill vacancies on the board;

•	The prohibition of cumulative voting;

•	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

•	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Rhinebeck Bancorp;

•	The authority of the board of directors to provide for the issuance of preferred stock;

•	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

•	The number of stockholders constituting a quorum or required for stockholder consent;

•	The provision regarding stockholder proposals and nominations;

•	The indemnification of current and former directors and officers, as well as employees and other agents, by Rhinebeck Bancorp;

•	The limitation of liability of officers and directors to Rhinebeck Bancorp for money damages; and

•	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (1) through (13) of this list and the provisions related to amendment of the articles of incorporation and bylaws.

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The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Rhinebeck Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above).

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Rhinebeck Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Rhinebeck Bancorp’s voting stock after the date on which Rhinebeck Bancorp had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Rhinebeck Bancorp at any time after the date on which Rhinebeck Bancorp had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Rhinebeck Bancorp. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Rhinebeck Bancorp and an interested stockholder generally must be recommended by the board of directors of Rhinebeck Bancorp and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Rhinebeck Bancorp, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Rhinebeck Bancorp other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Rhinebeck Bancorp’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Mergers, Consolidations and Sales of Assets. As a result of an election made in Rhinebeck Bancorp’s articles of incorporation, a merger or consolidation of Rhinebeck Bancorp requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of Rhinebeck Bancorp.

Under Maryland law, a sale of all or substantially all of Rhinebeck Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of Rhinebeck Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

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Evaluation of Offers. The articles of incorporation of Rhinebeck Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Rhinebeck Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Rhinebeck Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Rhinebeck Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Rhinebeck Bancorp and its subsidiaries and on the communities in which Rhinebeck Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Rhinebeck Bancorp;

•	whether a more favorable price could be obtained for Rhinebeck Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Rhinebeck Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of Rhinebeck Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Rhinebeck Bancorp to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Purpose and Anti-Takeover Effects of Rhinebeck Bancorp’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the offering. We believe these provisions are in the best interests of Rhinebeck Bancorp and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Rhinebeck Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Rhinebeck Bancorp and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Rhinebeck Bancorp and that is in the best interests of all our stockholders.

132

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Rhinebeck Bancorp’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. We believe, however, that the potential benefits outweigh the possible disadvantages.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

New York State Conversion Regulations

NYSDFS regulations provide that, before the completion of the conversion, no person shall make any offer, or any announcement of an offer, to purchase or acquire Rhinebeck Bancorp stock in excess of the maximum purchase limitations contained in the plan of reorganization. The NYSDFS has defined “person” to include any corporation, partnership, trust, unincorporated association, any other entity or natural person.

Change in Control Law and Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as is the case with Rhinebeck Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

133

In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

DESCRIPTION OF CAPITAL STOCK OF RHINEBECK BANCORP

General

Rhinebeck Bancorp is authorized to issue 25,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Following the conversion, Rhinebeck Bancorp expects have 35,000,000 authorized shares of common stock, $0.01 par value per share, and 5,000,000 authorized shares of preferred stock, $0.01 par value per share. Rhinebeck Bancorp currently expects to issue in the offering and exchange up to 15,638,238 shares of common stock. Rhinebeck Bancorp will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Rhinebeck Bancorp may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if Rhinebeck Bancorp’s assets are less than the amount necessary to satisfy the requirement set forth above, Rhinebeck Bancorp may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by Rhinebeck Bancorp is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce Rhinebeck Bancorp’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of Rhinebeck Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Rhinebeck Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of Rhinebeck Bancorp have exclusive voting rights in Rhinebeck Bancorp. They elect Rhinebeck Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock is entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Rhinebeck Bancorp’s common stock, however, is not entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Rhinebeck Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a New York-chartered stock savings bank, corporate powers and control of Rhinebeck Bank following the conversion will be, as they are now, vested in its board of directors, who elect the officers of Rhinebeck Bank and who fill any vacancies on the board of directors. Voting rights of Rhinebeck Bank will be, as they are now, vested exclusively in the owners of the shares of capital stock of Rhinebeck Bank, which will be Rhinebeck Bancorp, and voted at the direction of Rhinebeck Bancorp’s board of directors. Consequently, the holders of the common stock of Rhinebeck Bancorp will not have direct control of Rhinebeck Bank.

134

Liquidation. In the unlikely event of any liquidation, dissolution or winding up of Rhinebeck Bank, Rhinebeck Bancorp, as the holder of 100% of Rhinebeck Bank’s capital stock, would be entitled to receive all assets of Rhinebeck Bank available for distribution, after payment or provision for payment of all debts and liabilities of Rhinebeck Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the unlikely event of liquidation, dissolution or winding up of Rhinebeck Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Rhinebeck Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Rhinebeck Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of Rhinebeck Bancorp’s authorized shares of preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Rhinebeck Bancorp has no present plans to issue preferred stock.

TRANSFER AGENT

The transfer agent and registrar for Rhinebeck Bancorp’s common stock is Continental Stock Transfer & Trust Company, New York, New York.

EXPERTS

The financial statements of Rhinebeck Bancorp as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report thereon and included in this prospectus and registration statement in reliance upon such report of such firm as experts in accounting and auditing.

RP Financial has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of Rhinebeck Bancorp upon completion of the conversion and offering and of its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Rhinebeck Bancorp, Rhinebeck Bancorp, MHC and Rhinebeck Bank, has issued to Rhinebeck Bancorp its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion. Wolf & Company, P.C., Boston, Massachusetts, has provided an opinion to us regarding the New York income tax consequences of the conversion. Certain legal matters will be passed upon for KBW and, in the event of a syndicated community offering, for any other co-managers, by Vedder Price P.C.

135

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Rhinebeck Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge through the Securities and Exchange Commission’s website (www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Rhinebeck Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Rhinebeck Bancorp, MHC has filed an application for conversion with the NYSDFS. The conversion application may be inspected, without charge, at the offices of the NYSDFS, One State Street, New York, New York. Rhinebeck Bancorp, MHC has also filed an application for conversion with the Federal Reserve Bank of New York. To obtain a copy of the application filed with the Federal Reserve Bank of New York, you may contact Mr. Keith Goodwin, Head of Bank Applications of the Federal Reserve Bank of New York, at (212) 720-5225. The plan of conversion is available for inspection, upon request, at each of Rhinebeck Bank’s offices.

Rhinebeck Bancorp’s common stock is registered under Section 12 of the Securities Exchange Act of 1934 and Rhinebeck Bancorp and the holders of its common stock are subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, interim, annual and quarterly reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Rhinebeck Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the completion of the offering.

136

Rhinebeck Bancorp, Inc. and Subsidiary

Table of Contents

December 31, 2025 and 2024

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors

Rhinebeck Bancorp, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition of Rhinebeck Bancorp, Inc. and subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

F-2

Allowance for Credit Losses – Loans Evaluated on a Pooled Basis

Critical Audit Matter Description

As described in Notes 1 and 3 to the financial statements, the Company has recorded an allowance for credit losses (ACL) for its loan portfolio in the amount of $8.4 million as of December 31, 2025, representing management’s estimate of credit losses over the remaining expected life of the Company’s loan portfolio as of that date. Management determined the amounts, and corresponding provision for credit loss expense for the year, pursuant to the application of Accounting Standards Codification Topic 326, Financial Instruments – Credit Losses.

The Company incorporates the use of third-party software to arrive at an expected life-of-loan loss amount based on a discounted cash flow estimate at the loan level. The amount and timing of cash flows is determined using assumptions for probability of default and loss given default (PD/LGD); expected term; and forecasted economic factors. The results of these calculations are then qualitatively adjusted by management based on pool-specific attributes. We determined that performing procedures relating to these components of the Company’s methodology is a critical audit matter.

The principal considerations for our determination are (i) the application of significant judgment and estimation on the part of management, which in turn led to a high degree of auditor judgment and subjectivity in performing procedures and evaluating audit evidence obtained, and (ii) significant audit effort was necessary in evaluating management’s methodology, significant assumptions and calculations.

How the Critical Audit Matter Was Addressed in the Audit

Addressing the above matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements.  These procedures included, among others, the following:

•	Evaluating the segmentation of loans into pools with similar risk characteristics.

•	Testing assumptions used in the calculation of discounted cash flows, including prepayment speeds and expected loan terms.

•	Testing management’s process for determining the qualitative reserve components.

•	Testing the completeness and accuracy of data used in the model.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 13, 2026

F-3

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

(In thousands, except share and per share data)

	December 31,
	2025	2024
Assets
Cash and due from banks	$16,918	$18,561
Federal funds sold	83,157	18,309
Interest-bearing depository accounts	1,911	614
Total cash and cash equivalents	101,986	37,484

Available-for-sale securities (at fair value)	162,203	159,947
Loans receivable (net of allowance for credit losses of $8,353 and $8,539, respectively)	953,385	971,779
Federal Home Loan Bank stock	1,957	3,960
Accrued interest receivable	4,882	4,435
Cash surrender value of life insurance	30,996	30,193
Deferred tax assets (net of valuation allowance of $809 and $1,336, respectively)	4,941	8,114
Premises and equipment, net	13,621	14,105
Goodwill	2,235	2,235
Intangible assets, net	106	166
Other assets	25,454	23,347
Total assets	$1,301,766	$1,255,765
Liabilities and Stockholders’ Equity
Liabilities
Deposits
Non-interest bearing	$227,272	$238,126
Interest bearing	870,068	782,657
Total deposits	1,097,340	1,020,783

Mortgagors’ escrow accounts	9,399	9,425
Advances from the Federal Home Loan Bank	25,153	69,773
Subordinated debt	5,155	5,155
Accrued expenses and other liabilities	27,867	28,796
Total liabilities	1,164,914	1,133,932

Stockholders’ Equity
Preferred stock (par value $0.01 per share; 5,000,000 authorized, no shares issued)	—	—
Common stock (par value $0.01; authorized 25,000,000; issued and outstanding 11,141,033 and 11,094,828 at December 31,2025 and 2024, respectively)	112	111
Additional paid-in capital	45,710	45,946
Unearned common stock held by the employee stock ownership plan	(2,837)	(3,055)
Retained earnings	101,797	91,766
Accumulated other comprehensive loss:
Net unrealized loss on available-for-sale securities, net of taxes	(6,255)	(10,480)
Defined benefit pension plan, net of taxes	(1,675)	(2,455)
Total accumulated other comprehensive loss	(7,930)	(12,935)
Total stockholders’ equity	136,852	121,833
Total liabilities and stockholders’ equity	$1,301,766	$1,255,765

See accompanying notes to consolidated financial statements

F-4

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

(In thousands, except share and per share data)

	Years Ended December 31,
	2025	2024
Interest and Dividend Income
Interest and fees on loans	$61,157	$57,835
Interest and dividends on securities	5,110	4,274
Other interest income	2,606	1,113
Total interest and dividend income	68,873	63,222
Interest Expense
Interest expense on deposits	20,517	21,294
Interest expense on borrowings	1,963	4,233
Total interest expense	22,480	25,527
Net interest income	46,393	37,695
Provision for Credit Losses	1,659	2,800
Net interest income after provision for credit losses	44,734	34,895
Non-interest Income (Loss)
Service charges on deposit accounts	2,984	3,002
Net realized loss on sales of securities	—	(16,041)
Net gain on sales of loans	252	160
Increase in cash surrender value of life insurance	780	751
Net gain from sale of other real estate owned	—	4
Net gain (loss) on disposal of premises and equipment	9	(18)
Gain on life insurance	—	413
Investment advisory income	1,510	1,532
Other	1,436	1,213
Total non-interest income (loss)	6,971	(8,984)
Non-interest Expense
Salaries and employee benefits	21,614	20,372
Occupancy	4,357	4,266
Data processing	2,186	2,041
Professional fees	1,807	1,930
Marketing	859	588
FDIC deposit insurance and other insurance	1,042	1,105
Amortization of intangible assets	60	80
Other	7,095	6,466
Total non-interest expense	39,020	36,848
Net income (loss) before income taxes	12,685	(10,937)
Net Provision (Benefit) for Income Taxes	2,640	(2,317)
Net income (loss)	$10,045	$(8,620)

Earnings (loss) per common share:
Basic	$0.93	$(0.80)
Diluted	$0.92	$(0.80)

Weighted average shares outstanding, basic	10,806,021	10,757,750
Weighted average shares outstanding, diluted	10,957,428	10,757,750

See accompanying notes to consolidated financial statements

F-5

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Years Ended December 31,
	2025	2024
Net Income (Loss)	$10,045	$(8,620)
Other Comprehensive Income
Unrealized holding gains arising during the period	5,348	3,702
Reclassification adjustment for (gains) or losses included in net realized gains or losses on sales of securities on the consolidated statements of income	—	16,041
Net unrealized gains on available for sale securities	5,348	19,743
Tax effect	(1,123)	(4,146)
Unrealized gains on available for sale securities, net of tax	4,225	15,597
Defined benefit pension plan:
Actuarial gains arising during the period	840	925
Reclassification adjustment for amortization of net actuarial loss	147	298
Total	987	1,223
Tax effect	(207)	(257)
Defined benefit pension plan gains, net of tax	780	966
Other comprehensive income:	5,005	16,563
Total Comprehensive Income	$15,050	$7,943

See accompanying notes to consolidated financial statements

F-6

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

(Dollars in thousands)

			Unearned		Accumulated
		Additional	Common		Other
	Common	Paid-in	Stock Held	Retained	Comprehensive
	Stock	Capital	by the ESOP	Earnings	Loss	Total
Balance at December 31, 2023	$111	$45,959	$(3,273)	$100,386	$(29,498)	$113,685

Net loss	—	—	—	(8,620)	—	(8,620)
Other comprehensive income	—	—	—	—	16,563	16,563
ESOP shares committed to be allocated	—	(32)	218	—	—	186
Share-based compensation expense	—	19	—	—	—	19

Balance at December 31, 2024	$111	$45,946	$(3,055)	$91,766	$(12,935)	$121,833

Net income	—	—	—	10,045	—	10,045
Other comprehensive income	—	—	—	—	5,005	5,005
ESOP shares committed to be allocated	—	25	218	—	—	243
Share-based compensation expense	—	39	—	—	—	39
Exercise of options (154,100 shares)	1	(1)	—	—	—	—
Share redemption for tax withholding (99,787 shares)	—	(218)	—	—	—	(218)
Repurchase of common stock (8,108 shares)	—	(81)	—	(14)	—	(95)

Balance at December 31, 2025	$112	$45,710	$(2,837)	$101,797	$(7,930)	$136,852

See accompanying notes to consolidated financial statements

F-7

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(Dollars in thousands, except share and per share data)

	Years Ended December 31,
	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$10,045	$(8,620)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and accretion of premiums and discounts on investments, net	(158)	45
Net realized loss on sales of securities	—	16,041
Net realized gain on sale of other real estate owned	—	(4)
Provision for credit losses	1,659	2,800
Loans originated for sale	(7,562)	(6,757)
Proceeds from sale of loans	7,814	7,825
Net gain on sale of loans	(252)	(160)
Amortization of intangible assets	60	80
Depreciation and amortization	1,298	1,343
Net (gain) loss from disposal of premises and equipment	(9)	18
Deferred income tax expense (benefit)	1,842	(2,581)
Increase in cash surrender value of insurance	(780)	(751)
Gain on life insurance	—	(413)
Net (increase) decrease in accrued interest receivable	(447)	181
Expense of earned ESOP shares	243	186
Share-based compensation expense	39	19
Net increase in other assets	(2,107)	(4,280)
Net increase in accrued expenses and other liabilities	58	3,498
Net cash provided by operating activities	11,743	8,470
Cash Flows from Investing Activities
Proceeds from sales and calls of securities	500	74,987
Proceeds from maturities and principal repayments of securities	51,744	32,137
Purchases of securities	(48,994)	(71,429)
Net purchases of FHLB Stock	2,003	2,554
Net decrease in loans	16,736	33,364
Purchases of bank owned life insurance	(23)	(23)
Purchases of bank premises and equipment	(850)	(791)
Proceeds from disposal of premises and equipment	45	2,892
Net proceeds from life insurance	—	1,025
Proceeds from sale of other real estate owned	—	29
Net cash provided by investing activities	21,161	74,745
Cash Flows from Financing Activities
Net increase (decrease) in demand deposits, NOW, money market and savings accounts	37,256	(29,313)
Net increase in time deposits	39,301	19,593
Net (decrease) increase in mortgagors’ escrow accounts	(26)	151
Net decrease in short-term debt	(44,836)	(33,550)
Net increase (decrease) in long-term debt	216	(24,741)
Share redemption for tax withholding	(218)	—
Stock repurchase	(95)	—
Net cash provided by (used in) financing activities	31,598	(67,860)
Net increase in cash and cash equivalents	64,502	15,355
Cash and Cash Equivalents
Beginning balance	37,484	22,129
Ending balance	$101,986	$37,484
Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$22,349	$26,078
Income taxes	$603	$874

See accompanying notes to consolidated financial statements

F-8

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

1.    Nature of Business and Significant Accounting Policies

The consolidated financial statements include accounts of Rhinebeck Bancorp, Inc. (the “Company”), a stock holding company, and its wholly-owned subsidiary, Rhinebeck Bank (the “Bank”), a New York chartered stock savings bank and its wholly-owned subsidiaries. The primary purpose of the Company is to act as a holding company for the Bank. The Bank provides a full range of banking and financial services to consumer and commercial customers through its thirteen branches and two representative offices located in Dutchess, Ulster, Orange, and Albany counties. Certain financial services including investment advisory and financial product sales are offered through a division of the Bank doing business as Rhinebeck Asset Management (“RAM”).

A description of the Company’s significant accounting policies are presented below.

Basis of Financial Statements Presentation

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and general practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, as of the date of the consolidated statements of financial condition and reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses on loans.

The Company has evaluated subsequent events for potential recognition and/or disclosure through the date these financial statements were issued.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with customers located in the New York State counties of Dutchess, Ulster, Orange, and Albany. The Company does not have any significant concentrations to any one industry or customer. Although the Company has a diversified loan portfolio, the ability of its customers to repay their loans is substantially dependent on the economic conditions in the market areas in which the Company operates.

Cash and Cash Equivalents

Cash and due from banks and federal funds sold are recognized as cash equivalents in the consolidated statements of financial condition and cash flows. Federal funds sold generally mature in one day. The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

F-9

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Investment in Debt Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and are recorded at amortized cost. “Trading” securities, if any, are carried at fair value, with unrealized gains and losses recognized in earnings. Securities not classified as held to maturity or trading are classified as “available for sale” and are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive loss, net of taxes. Purchase discounts are recognized in interest income using the interest method over the contractual terms of the security. Purchase premiums are recognized in interest income using the interest method to the instrument’s earliest call date. Realized gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company evaluates securities in an unrealized loss position for impairment related to credit losses on at least a quarterly basis. Securities in unrealized loss positions are first assessed as to whether we intend to sell, or if it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. If one of the criteria is met, the security’s amortized cost basis is written down to fair value through current earnings. For securities that do not meet these criteria, the Company evaluates whether the decline in fair value resulted from credit losses or other factors. If this assessment indicates that a credit loss exists, we compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis for the security, a credit loss exists and an allowance for credit losses is recorded, limited to the amount that the fair value of the security is less than its amortized cost basis.

Investment in FHLB Stock

The Company is required to maintain an investment in FHLB capital stock, as collateral, in an amount equal to a certain percentage of its outstanding debt. FHLB stock is considered restricted stock and is carried at cost.

Loans Receivable

Loans that the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for unearned income, including any allowance for credit losses and any unamortized deferred fees or costs.

Interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and amortized using the interest method over the respective term of the loan.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due. Consumer, automobile and installment loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on non-accrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued, but not collected, for loans that are placed on non-accrual status or charged off, is reversed against interest income. The interest on these loans is not recognized until the loan returns to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

F-10

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Allowance for Credit Losses

The Allowance for Credit Losses (“ACL”) on loans is management’s estimate of expected credit losses over the expected life of the loans at the reporting date. The ACL on loans is increased through a provision for credit losses recognized in the consolidated statements of income and by recoveries of amounts previously charged off. The ACL on loans is reduced by charge-offs on loans. Loan charge-offs are recognized when management believes the collectability of the principal balance outstanding is unlikely. Full or partial charge-offs on loans are generally recognized when the collateral or future cash flows are deemed to be insufficient to support the carrying value of the loan.

The level of the ACL for loans is based on management’s ongoing review of relevant information, from internal and external sources, relating to past events, current conditions and reasonable and supportable economic forecasts. Historical credit loss experience provides the basis for the calculation of loss given default and the estimation of expected credit losses. As discussed further below, adjustments to historical information are made for differences in specific risk characteristics, such as differences in underwriting standards, portfolio mix, delinquency levels, or terms, as well as for changes in economic conditions, that may not be reflected in historical loss rates.

Management estimates the ACL for loans using both quantitative and qualitative factors. The methodology for evaluating quantitative factors consists of two basic components. The first component involves pooling loans into portfolio segments for loans that share similar risk characteristics. Pooled loan portfolio segments include commercial construction, commercial real estate, multi-family, commercial and industrial, residential real estate (including homeowner construction), home equity, indirect automobile and other consumer loans. The second component involves individually analyzed loans that do not share similar risk characteristics with loans that are pooled into portfolio segments or are determined for foreclosure.

Loans not included in the pooled loans and that are on a non-accrual status are individually analyzed loans for which the ACL is measured using a discounted cash flow (“DCF”) methodology based upon the loan’s contractual effective interest rate, or, if the loan is collateral-dependent, at the fair value of the collateral. Factors management considers when measuring the extent of expected credit loss include payment status, collateral value, borrower financial condition, guarantor support and the probability of collecting scheduled principal and interest payments when due. For collateral-dependent loans for which repayment is to be provided substantially through the sale of the collateral, management adjusts the fair value for estimated costs to sell. Management may also adjust appraised values to reflect estimated market value declines or apply other discounts to appraised values for unobservable factors resulting from its knowledge of circumstances associated with the collateral.

For pooled loans, the Company utilizes a DCF methodology to estimate credit losses over the expected life of the loans. The life of the loan excludes expected extensions, renewals and modifications. Management utilizes the national unemployment rate as an econometric factor with a one-year forecast period and one-year straight-line reversion period to the historical mean of its macroeconomic assumption in order to estimate the probability of default for each loan portfolio segment. The DCF methodology combines the probability of default, the loss given default, maturity date and prepayment speeds to estimate a reserve for each loan. The sum of all the loan level reserves is aggregated for each portfolio segment and a loss rate factor is derived.

Because the methodology is based upon historical experience and trends, current economic data, reasonable and supportable economic forecasts, as well as management’s judgment, factors may arise that result in different estimations. Deteriorating conditions or assumptions could lead to further increases in the ACL on loans. In addition, various regulatory agencies periodically review the ACL on loans. Such agencies may require additions to the allowance based on their judgments about information available to them at the time of their examination. The ACL on loans is an estimate, and ultimate losses may vary from management’s estimate.

F-11

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The Company made an accounting policy election to exclude accrued interest from the amortized cost basis of loans. In addition, the Company elected not to measure an allowance for credit losses for accrued interest receivable, because a timely write-off policy exists. The policy generally requires loans to be placed on non-accrual status when principal or interest is 90 days or more past due unless the loan is well-secured and in the process of collection. When a loan is placed on non-accrual status, accrued interest is reversed against interest income.

The ACL for unfunded commitments is management’s estimate of expected credit losses over the expected contractual term (or life) in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Company. For each portfolio, estimated loss rates and funding factors are applied to the corresponding balance of unfunded commitments. For each portfolio, the estimated loss rates applied to unfunded commitments are the same quantitative and qualitative loss rates applied to the corresponding on-balance sheet amounts in determining the ACL on loans. The estimated funding factor applied to unfunded commitments represents the likelihood that the funding will occur and is based upon the Company’s average historical utilization rate for each portfolio.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Commercial non-residential real estate. Loans in this segment are primarily income-producing properties throughout the Hudson Valley. We evaluate the qualifications, income level and financial condition of the borrower, including cash flows, credit history, management expertise, as well as the value and condition of the property securing the loan. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, can have an effect on the credit quality in this segment. Management periodically obtains rent rolls and continually monitors the cash flows of these loans.

Multi-family. This segment consists of real estate loans secured by properties of five or more rental units within our market area. We consider a number of factors in originating multi-family loans. We evaluate the qualifications, income level and financial condition of the borrower, including cash flows, credit history, management expertise, as well as the value and condition of the property securing the loan. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy due to increased vacancy rates or diminished cash flows, which in turn, would have an effect on the credit quality of this segment. Management obtains financial information and continually monitors the cash flows of these loans.

Construction and land development. Loans in this segment primarily include real estate development loans for which payment is derived from sale of the property or long-term financing at completion. Credit risk is affected by cost overruns, completion delays, time to sell at an adequate price, inaccurate estimates of the value of the completed project and market conditions.

Residential real estate. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment. Generally we will originate loans with a loan-to-value ratio of up to 80% of the appraised value. Loans with loan-to-value ratios greater than 80% require the purchase of private mortgage insurance.

Commercial. Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

F-12

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Indirect Automobile. All loans in this segment are secured by motor vehicles, which can depreciate rapidly. Loan collectability is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates, will have an effect on the credit quality of this segment.

Home Equity Loans and Lines of Credit. All loans in this segment are typically collateralized by a subordinate lien position on owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality of this segment.

Consumer. Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

Derivative Financial Instruments

Derivative financial instruments are recognized as assets and liabilities on the consolidated statements of financial condition and measured at fair value.

Loan Level Interest Rate Swaps — The Company enters into interest rate swaps with commercial loan customers to synthetically convert the customer’s loan from a variable rate to a fixed rate. These swaps are matched in offsetting terms to swaps that the Company enters into with an outside third party. The swaps are reported at fair value in other assets and other liabilities. The Company’s swaps qualify as derivatives, but are not designated as hedging instruments, thus any net gain or loss resulting from changes in the fair value is recognized in other non-interest income.

Loans Held for Sale

Loans held for sale are those mortgage loans the Company has the intent to sell in the foreseeable future and are carried at the lower of aggregate cost or market value, with valuation changes recorded in non-interest income. Gains and losses on sales of loans are recognized at the trade dates and are determined by the difference between the sales proceeds and the carrying value of the loans.

Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Company.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company — put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the transferor does not maintain effective control over the transferred assets through either (a) an agreement that both entitles and obligates the transferor to repurchase or redeem the assets before maturity or (b) the ability to unilaterally cause the holder to return specific assets, other than through a clean-up call.

During the normal course of business, the Company may transfer a portion of a financial asset, for example, a participation loan or the government guaranteed portion of a loan. In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

F-13

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Servicing

Servicing assets are recognized as separate assets developed through the sale of residential mortgages. Servicing rights are initially recorded at fair value with the income statement effect recorded in gain or loss on sales of loans. Fair value is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. Capitalized servicing rights are reported in other assets and are amortized into non-interest income in proportion to and over the period of the estimated future net servicing income of the underlying financial assets.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant risk characteristics, such as interest rates and terms. Impairment is recognized through a valuation allowance and charged to non-interest income, to the extent that fair value is less than the capitalized amount. If the Company later determines that all or a portion of the impairment no longer exists, a reduction of the allowance may be recorded as an increase to income.

Revenue Recognition

The Company recognizes revenue from contracts with customers when it satisfies its performance obligations pursuant to the guidance in Accounting Standards Codification (“ASC”) Topic 606, Revenue Recognition (Topic 606). The majority of the Company’s revenue-generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as loans, derivatives and investment securities, and revenue related to mortgage servicing activities, as these activities are subject to other GAAP. For those that are subject to Revenue Recognition (Topic 606), the Company generally fully satisfies its performance obligations as services are rendered and the transaction prices are typically fixed; charged either on a periodic basis or based on activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying Topic 606 that significantly affects the determination of the amount and timing of revenue from contracts with customers. The main types of revenue contracts included in non-interest income within the consolidated statements of income are as follows:

•	Fees for services to customers include service charges on deposits which are included in non-interest income in the consolidated statements of income and consist of transaction-based fees: stop payment fees, Automated Clearing House (ACH) fees, account maintenance fees, wire fees, official check fees and overdraft services fees for various retail and business checking customers. These fees are earned on the day of the transaction or within the month of the service. Service charges on deposits are withdrawn directly from the customer’s account balance. ATM and debit card fees are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Sales of checks to depositors earn fees as a contractual discount to the retail price of the sale from a third-party provider. These fees earned are remitted by the third-party to the Company quarterly.

•	The Company earns interchange fee income from credit/debit cardholder transactions conducted through MasterCard payment networks. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized monthly, concurrently with the transaction processing services provided to the cardholder within the month.

•	The Company records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed; at such time, the OREO asset is derecognized and the gain or loss on the sale is recorded. Rental income received from leased OREO property is recognized during the month it is earned.

F-14

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

•	Retail brokerage fee income is accrued monthly to properly record the revenues in the month they are earned. Advisory fees are collected in advance on a quarterly basis. These advisory fees are recorded in the first month of the quarter for which the service is being performed. Investments into mutual funds and annuities generate fees that are recorded as revenue at the time of the initial sale. In subsequent years the mutual funds and variable annuities generate recurring fees (referred to as 12B-1 fees) that are paid in advance on the anniversary of the original transaction. Fees that are transaction based are recognized at the point in time that the transaction is executed (i.e., trade date). Life insurance products are sold on a commission basis that generates a fee that is recorded as revenue within the month of the approved transaction.

Other income includes rental income, mortgage origination and service fees and late fees on serviced mortgages. All items are recorded as revenue within the month that the service is provided.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in operations. Costs relating to the development and improvement of the property are capitalized, subject to the resulting limit of fair value of the collateral. Gains or losses from disposal are recorded when control of the property transfers to the buyer.

Premises and Equipment

Premises and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is charged to operations using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the improvements’ estimated economic lives or the related lease terms. Gains and losses on dispositions are recognized upon realization. Maintenance and repairs are expensed as incurred and improvements are capitalized. Rent expense is charged to operations over the expected lease term using the straight-line method.

Bank-Owned Life Insurance

The Company purchased bank owned life insurance (“BOLI”) on a chosen group of employees. The Company is the owner and sole beneficiary of the policies. Earnings from BOLI are recognized as part of non-interest income. BOLI is carried at cash surrender value. Death benefit proceeds received in excess of the policies cash surrender values are recognized in income upon receipt. The Company does not intend to surrender these policies and, accordingly, no deferred taxes have been provided.

Goodwill and Amortizable Intangible Assets

The excess of the purchase price of an acquisition over the net fair value of the identifiable tangible and intangible assets and liabilities is assigned to goodwill. Goodwill is not amortizable, but is subject to at least an annual assessment, or more frequently in the presence of certain circumstances, for impairment.

F-15

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Other intangible assets are stated at cost, less accumulated amortization and consist of purchased customer accounts and core deposit intangibles. Purchased customer accounts primarily consist of records and files that contain information about investment holdings. Core deposit intangibles represent the estimated fair value of acquired customer deposit relationships. The value of these assets are amortized over their estimated lives of 13 years. In the presence of certain circumstances, intangible assets may be assessed for impairment. Impairment exists when the carrying value exceeds its fair value. In such circumstances a charge for the relevant impairment is recognized and the net book value is reduced to the appropriate value.

Employee Benefit Plans

The Bank maintains the Rhinebeck Bank 401(k) Plan (the “401(k) Plan”) for substantially all of its employees, a defined benefit pension plan (frozen as of June 30, 2012), as well as Supplemental Executive Retirement Plans (the “SERPs”), all of which are tax qualified under the Internal Revenue Code.

Employee 401(k) plan expense is the amount of matching contributions. Pension expense is the net of service and interest cost, return on plan assets and amortization of gains and losses not immediately recognized. SERP expense is the net of interest cost and service cost, which allocates the benefits over years of service.

We account for benefits under the defined benefit plan in accordance with ASC Topic 715 “Pension and Other Postretirement Benefits.” The guidance requires an employer to: (1) recognize in its statement of financial condition the over funded or underfunded status of a defined benefit postretirement plan measured as the difference between the fair value of plan assets and the benefit obligation; (2) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year (with limited exceptions); and (3) recognize as a component of other comprehensive income, net of tax, the actuarial gains and losses and the prior service costs and credits that arise during the period.

The Bank maintains an employee stock ownership plan (the “ESOP”) for the benefit of employees who meet certain eligibility requirements. Compensation expense for the ESOP is recorded at an amount equal to the shares allocated by the ESOP annually multiplied by the average fair market value of the shares during the period. The Company recognizes compensation expense ratably over the year based upon the Company’s estimate of the number of shares expected to be allocated by the ESOP. Unearned compensation applicable to the ESOP is reflected as a reduction of stockholders’ equity in the consolidated statements of financial condition. The difference between the average fair market value and the cost of the shares allocated by the ESOP is recorded as an adjustment to additional paid-in capital.

The Company maintains equity incentive plans to grant stock options or restricted stock. The Company has recorded stock-based employee compensation cost using the fair value method as allowed under generally accepted accounting principles. Management estimated the fair values of all option grants using the Black-Scholes option-pricing model. Management estimated the expected life of the options using the simplified method as allowed under generally accepted accounting principles. The risk-free rate was determined utilizing the treasury yield for the expected life of the option contract.

F-16

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Income Taxes

The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or some portion of the deferred tax assets will not be realized.

Income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the relative federal or state tax law to the taxable income determined. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases at the currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. Deferred income tax expense or benefit results from changes in deferred tax assets (“DTAs”) and liabilities between periods. DTAs are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. As of December 31, 2025 and 2024, the Company has no unrecognized tax benefits and does not anticipate any significant changes to uncertain tax positions over the next 12 months.

When tax returns are filed, it is highly expected that most positions taken would be sustained upon examination by the taxing authorities, while others may be subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company had no liabilities for uncertain tax positions at December 31, 2025 or 2024.

Interest and penalties associated with unrecognized tax benefits, if any, would be classified in other non-interest expense in the consolidated statements of income.

F-17

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Operating Segments

The Company operates as a single business segment, with financial performance reviewed on an aggregate basis by the chief operating decision maker (CODM). The Company’s sole operating segment, Banking Operations, consists of raising funds through deposits and borrowings, providing lending products, making investments and providing financial advisory services to customers. Loan offerings include real estate, commercial, and consumer loans to a diverse customer base.

Accounting standards require disclosure of reportable segments that meet certain financial thresholds, including information about products and services, geographic areas, and major customers. However, as the Company operates entirely within a single banking segment, the financial statements presented reflect the combined results of all operations within that segment. The Company has no foreign operations or customers.

Earnings Per Share (“EPS”)

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted earnings per share is computed in a manner similar to that of basic earnings per share except that the weighted-average number of common shares outstanding is increased to include the number of incremental common shares that would have been outstanding under the treasury stock method if all potentially dilutive common shares (such as stock options) issued became vested during the period.  Unallocated common shares held by the ESOP are not included in the weighted-average number of common shares outstanding for either the basic or diluted EPS calculations.

Comprehensive Income

GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities and the net actuarial gain (loss) of the defined benefit pension plan, are reported as a separate component of the stockholders’ equity section of the consolidated statements of financial condition, such items, along with net income, are components of comprehensive income.

Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in certain instances, there are no quoted market prices for certain assets or liabilities. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the asset or liability.

Fair value measurements focus on exit prices in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.

F-18

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The Company’s fair value measurements are classified into a fair value hierarchy based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The three categories within the hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets and liabilities.

Level 2	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active; and model-based valuation techniques for which all significant inputs are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Reclassifications

Certain amounts in the prior year consolidated financial statements may be reclassified as required to conform to the current year’s presentation. These reclassifications have no effect on our previously reported net income or shareholders’ equity.

Recent Accounting Pronouncements

Adoption of New Accounting Standards in 2025

Effective January 1, 2025, the Company adopted Accounting Standards Update (“ASU”) ASU 2023-09, “Income Taxes (Topic 740), Improvements to Income Tax Disclosures.” The ASU enhances income tax disclosures by requiring greater disaggregation within the effective tax rate reconciliation and in disclosures of income taxes paid. The guidance is to be applied prospectively, with an option for retrospective application. As a Maryland business corporation, Rhinebeck Bancorp is required to file an annual report with and pay franchise taxes to the State of Maryland. Because the Company is subject only to federal and New York State income taxes, the adoption of ASU 2023-09 did not have a material impact on the Company’s consolidated financial statements.

F-19

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Recent Accounting Standards

In October 2023, the FASB issued ASU 2023-06, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification. In annual periods, this requires disclosure of an entity’s accounting policy related to where in the statement of cash flows the entity presents cash flows associated with derivative instruments and the related gains and losses. This also requires disclosure of the methods used in the diluted earnings per share computation for each dilutive security and clarifies that certain disclosures should be made during interim periods. The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure requirement from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. The Company is evaluating the impact of this ASU but does not expect it to have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures,” which requires disaggregated disclosure of income statement expenses for public business entities. The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the financial statements. The ASU requires new financial statement disclosures in tabular format, disaggregating information about prescribed categories underlying any relevant income statement expense captions. The guidance will be effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. Upon adoption, ASU 2024-03 may be applied prospectively or retrospectively. The Company is evaluating the impact of this ASU but does not expect it to have a material impact on the Company’s consolidated financial statements.

In November 2025, the FASB issued ASU 2025-08, “Financial Instruments—Credit Losses (Topic 326): Purchased Loans,” which amends the accounting for acquired loans by introducing a category of purchased seasoned loans and expanding the use of the gross-up approach, requiring qualifying acquired loans to be recorded at purchase price plus an allowance for expected credit losses rather than recognizing a Day-1 provision through earnings. ASU 2025-08 is effective for annual reporting periods beginning after December 15, 2026, including interim periods within those annual periods, and is to be applied prospectively, with early adoption permitted. The Company is evaluating the impact of this ASU but does not expect it to have a material impact on the Company’s consolidated financial statements.

In November 2025, the FASB issued ASU 2025-09, “Derivatives and Hedging (Topic 815): Hedge Accounting Improvements,” which updates the hedge accounting guidance to improve alignment between hedge accounting and an entity’s risk management activities and to clarify and simplify the application of certain hedge accounting requirements. ASU 2025-09 is effective for annual reporting periods beginning after December 15, 2026, including interim periods within those annual reporting periods, with early adoption permitted. The Company is evaluating the impact of this ASU but does not expect it to have a material impact on the Company’s consolidated financial statements.

F-20

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

2.	Available for Sale Securities

The amortized cost, gross unrealized gains and losses and fair values of available for sale securities are as follows:

	December 31, 2025
		Gross	Gross
		Unrealized	Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. Treasury securities	$35,692	$147	$(11)	$35,828
U.S. government agency mortgage-backed securities–residential	95,787	80	(6,887)	88,980
U.S. government agency securities	18,541	9	(198)	18,352
Municipal securities(1)	2,205	—	(123)	2,082
Corporate bonds	17,309	38	(758)	16,589
Other	587	—	(215)	372
Total	$170,121	$274	$(8,192)	$162,203

	December 31, 2024
		Gross	Gross
		Unrealized	Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. Treasury securities	$29,841	$6	$(154)	$29,693
U.S. government agency mortgage-backed securities–residential	103,948	—	(10,456)	93,492
U.S. government agency securities	22,010	—	(844)	21,166
Municipal securities(1)	2,717	—	(224)	2,493
Corporate bonds	14,054	—	(1,471)	12,583
Other	642	—	(122)	520
Total	$173,212	$6	$(13,271)	$159,947

(1)    The issuers of municipal securities are all within New York State.

The following tables present the fair value and unrealized losses of the Company’s available for sale securities with gross unrealized losses aggregated by the length of time the individual securities have been in a continuous unrealized loss position:

	December 31, 2025
	Less Than 12 Months		12 Months or Longer		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
U.S. Treasury securities	$12,909	$(11)	$—	$—	$12,909	$(11)
U.S. government agency mortgage-backed securities-residential	9,846	(24)	64,740	(6,863)	74,586	(6,887)
U.S. government agency securities	—	—	11,803	(198)	11,803	(198)
Municipal securities	—	—	1,997	(123)	1,997	(123)
Corporate bonds	1,235	(14)	12,570	(744)	13,805	(758)
Other	352	(215)	—	—	352	(215)
Total	$24,342	$(264)	$91,110	$(7,928)	$115,452	$(8,192)

F-21

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

	December 31, 2024
	Less Than 12 Months		12 Months or Longer		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
U.S. Treasury securities	$9,957	$(22)	$4,866	$(132)	$14,823	$(154)
U.S. government agency mortgage-backed securities-residential	44,577	(1,074)	48,915	(9,382)	93,492	(10,456)
U.S. government agency securities	—	—	21,166	(844)	21,166	(844)
Municipal securities	—	—	2,493	(224)	2,493	(224)
Corporate bonds	—	—	12,583	(1,471)	12,583	(1,471)
Other	—	—	497	(122)	497	(122)
Total	$54,534	$(1,096)	$90,520	$(12,175)	$145,054	$(13,271)

At December 31, 2025 and 2024, the Company had 162 and 172 individual available-for-sale securities with unrealized losses totaling $8,192 and $13,271, respectively, with an aggregate depreciation of 4.82% and 7.66%, respectively, from the Company’s amortized cost.

Unrealized losses on asset backed securities, state and municipal securities, and corporate bonds have not been recognized into income because the issuers are of high credit quality and we do not intend to sell and it is likely that we will not be required to sell the securities prior to their anticipated recovery. The decline in fair value is largely due to changes in interest rates and other market conditions. The issuers continue to make timely principal and interest payments on the securities. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income, net of applicable taxes. No allowance for credit losses for available-for-sale securities was recorded for the year ended December 31, 2025.

Treasury securities, federal agency obligations, residential mortgage backed pass-through securities and commercial mortgage backed pass-through securities are issued by U.S. Government agencies and U.S. Government sponsored enterprises. Although a government guarantee exists on these investments, these entities are not legally backed by the full faith and credit of the federal government. Nonetheless, at this time we do not foresee any set of circumstances in which the government would not fund its commitments on these investments.

The Company elected not to measure an allowance for credit losses for accrued interest receivable, because a timely write-off policy exists. A security is placed on non-accrual status at the time any principal or interest payments become more than 90 days delinquent or if full collection of interest or principal becomes uncertain. Accrued interest for a security placed on non-accrual status is reversed against interest income. There were no securities on non-accrual status, and therefore there was no accrued interest related to securities reversed against interest income, for the years ended December 31, 2025 or 2024. Total accrued interest receivable on available for sale securities totaled $714 and $498 at December 31, 2025 and 2024, respectively, and was reported in accrued interest receivable on the consolidated statements of financial condition.

F-22

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The amortized cost and fair value of available for sale debt securities at December 31, 2025 and 2024, by contractual maturities, are presented below. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or repaid without any penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary:

	December 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Maturity:
Within 1 year	$13,939	$13,850	$34,394	$34,056
After 1 but within 5 years	45,425	45,358	20,901	20,113
After 5 but within 10 years	14,383	13,643	13,327	11,766
After 10 years	—	—	—	—
Total Maturities	73,747	72,851	68,622	65,935
Mortgage-backed securities	95,787	88,980	103,948	93,492
Other	587	372	642	520
Total	$170,121	$162,203	$173,212	$159,947

At December 31, 2025 and 2024, available for sale securities with a carrying value of $106,500 and $101,395, respectively, were pledged to secure Federal Home Loan Bank of New York borrowings. In addition, $978 and $937 of available for sale securities, respectively, were pledged to secure borrowings at the Federal Reserve Bank of New York (“FRBNY”).

Proceeds from the sale of available for sale securities aggregated $0 and $74,987 for the years ended December 31, 2025 and 2024, respectively. There were no gross gains during the periods ended December 31, 2025 and December 31, 2024. During the years ended December 31, 2025 and 2024, there were gross losses of $0 and $16,041, respectively, realized on the sales of securities.

F-23

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

3.	Loans and Allowance for credit losses

A summary of the Company’s loan portfolio is as follows:

	At December 31,
	2025	2024
Commercial real estate loans:
Non-residential	$417,808	$350,962
Multi-family	107,938	105,030
Construction	8,982	26,611
Commercial and industrial loans	91,526	91,517
Residential real estate loans	100,086	86,651
Consumer loans:
Indirect automobile	213,802	295,669
Home equity	12,290	11,656
Other consumer	5,733	6,830
Total gross loans	958,165	974,926
Dealer reserves	3,573	5,392
Allowance for credit losses	(8,353)	(8,539)
Total net loans	$953,385	$971,779

There were no unpaid principal balances of loans held for sale, included in the residential real estate category above, at either December 31, 2025 or 2024.

F-24

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

On an annual basis, or more often if needed, the Company reviews the ratings on all commercial real estate, multifamily, construction and commercial loans. To assist in the review process, the Company engages an independent third party to review a significant portion of loans within these segments. Consumer and residential loans are rated as performing or non-performing based on payment status in accordance with regulatory retail credit guidance. Management uses the results of these reviews as part of its annual review process. In addition, management utilizes delinquency reports, the watch list and other loan reports to monitor credit quality of other loan segments.

Credit Quality Indicators. The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on all loans at origination and is updated on a quarterly basis for loans risk rated Watch, Special Mention, Substandard, or Doubtful.

The Company uses the following definitions for risk ratings:

Watch – Loans classified as watch exhibit weaknesses that require more than usual monitoring. Issues may include deteriorating financial condition, payments made after due date but within 30 days, adverse industry conditions or management problems.

Special Mention – Loans classified as special mention exhibit signs of further deterioration but still generally make payments within 30 days. This is a transitional rating and loans should typically not be rated Special Mention for more than 12 months.

Substandard – Loans classified as substandard possess weaknesses that jeopardize the ultimate collection of the principal and interest outstanding. These loans exhibit continued financial losses, ongoing delinquency, overall poor financial condition, and/or insufficient collateral. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – Loans classified as non-performing have all the weaknesses of substandard loans, and have deteriorated to the level that there is a high probability of substantial loss.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered Pass rated loans.

F-25

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following table presents the credit risk profile of the Company’s loan portfolio (excluding loans in process and deferred loan fees) based on rating category, as well as gross write-offs for the year ended December 31, 2025, and by fiscal year of origination as of December 31, 2025.

							Revolving
	Loans by Origination Year						Loans
	2025	2024	2023	2022	2021	Prior	Amortized Cost	Total
Commercial construction
Pass	$2,037	$-	$-	$-	$-	$-	$-	$2,037
Watch	775	6,170	-	-	-	-	-	6,945
Total commercial construction	2,812	6,170	-	-	-	-	-	8,982

Commercial non-residential
Pass	$63,489	$44,835	$36,178	$34,652	$25,438	$74,392	$-	$278,984
Watch	16,602	11,894	10,164	23,344	3,343	46,157	-	111,504
Special mention	-	-	22,921	-	-	-	-	22,921
Substandard	-	-	-	2,315	-	2,084	-	4,399
Total commercial non-residential	80,091	56,729	69,263	60,311	28,781	122,633	-	417,808
Current-period gross write-offs	-	-	-	629	-	-	-	629

Multifamily
Pass	$10,986	$738	$590	$18,086	$27,949	$7,063	$-	$65,412
Watch	996	5,627	10,210	10,756	5,514	9,423	-	42,526
Total multifamily	11,982	6,365	10,800	28,842	33,463	16,486	-	107,938

Residential
Performing	$21,114	$14,402	$25,795	$20,184	$1,720	$15,616	$-	$98,831
Non-performing	-	-	-	292	-	963	-	1,255
Total residential	21,114	14,402	25,795	20,476	1,720	16,579	-	100,086

Commercial and industrial
Pass	$8,011	$6,937	$6,533	$14,284	$5,559	$512	$18,818	$60,654
Watch	6,305	3,014	783	4,689	190	939	14,186	30,106
Special mention	-	-	-	455	-	-	250	705
Substandard	-	-	-	-	22	-	39	61
Total commercial and industrial	14,316	9,951	7,316	19,428	5,771	1,451	33,293	91,526
Current-period gross write-offs		11	151	8	-	165	-	335

Indirect automobile
Performing	$44,776	$38,583	$47,088	$58,044	$19,391	$5,180	$-	$213,062
Non-performing	41	104	120	320	87	68	-	740
Total indirect automobile	44,817	38,687	47,208	58,364	19,478	5,248	-	213,802
Current-period gross write-offs	86	428	500	1,026	463	129	-	2,632

Home equity
Performing	$680	$206	$-	$-	$-	$3,213	$8,191	$12,290
Total home equity	680	206	-	-	-	3,213	8,191	12,290

Other consumer
Performing	$1,987	$1,483	$975	$907	$139	$7	$220	$5,718
Non-performing	-	5	10	-	-	-	-	15
Total other consumer	1,987	1,488	985	907	139	7	220	5,733
Current-period gross write-offs	33	18	15	24	-	-	-	90

Total Loans
Pass/performing	$153,080	$107,184	$117,159	$146,157	$80,196	$105,983	$27,229	$736,988
Watch	24,678	26,705	21,157	38,789	9,047	56,519	14,186	191,081
Special mention	0	-	22,921	455	0	0	250	23,626
Substandard	-	-	-	2,315	22	2,084	39	4,460
Non-performing	41	109	130	612	87	1,031	-	2,010
Total Loans	$177,799	$133,998	$161,367	$188,328	$89,352	$165,617	$41,704	$958,165
Total Current-period gross write-offs	$119	$457	$666	$1,687	$463	$294	$-	$3,686

F-26

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following table presents the credit risk profile of the Company’s loan portfolio (excluding loans in process and deferred loan fees) based on rating category, as well as gross write-offs for the year ended December 31, 2024, and by fiscal year of origination as of December 31, 2024.

							Revolving
	Loans by Origination Year						Loans
	2024	2023	2022	2021	2020	Prior	Amortized Cost	Total
Commercial construction
Watch	$6,509	$17,261	$2,841	$-	$-	$-	$-	$26,611
Total commercial construction	6,509	17,261	2,841	-	-	-	-	26,611

Commercial non-residential
Pass	$46,429	$36,900	$47,082	$27,329	$16,104	$69,260	$-	$243,104
Watch	8,515	14,336	16,201	7,341	10,952	33,799	-	91,144
Special mention	-	-	3,009	873	322	5,745	-	9,949
Substandard	-	-	2,834	-	-	3,931	-	6,765
Total commercial non-residential	54,944	51,236	69,126	35,543	27,378	112,735	-	350,962
Current-period gross write-offs	-	-	-	-	-	291	-	291

Multifamily
Pass	$-	$1,398	$18,410	$28,939	$2,034	$5,296	$-	$56,077
Watch	5,673	10,235	11,027	11,863	-	10,155	-	48,953
Total multifamily	5,673	11,633	29,437	40,802	2,034	15,451	-	105,030

Residential
Performing	$15,456	$26,755	$23,922	$2,032	$2,638	$14,666	$-	$85,469
Non-performing	-	-	-	-	-	1,182	-	1,182
Total residential	15,456	26,755	23,922	2,032	2,638	15,848	-	86,651

Commercial and industrial
Pass	$13,386	$9,810	$19,044	$7,944	$650	$957	$17,303	$69,094
Watch	3,269	745	5,667	191	365	1,081	10,004	21,322
Special mention	-	-	506	191	98	6	-	801
Substandard	-	-	-	-	-	103	38	141
Doubtful	-	-	-	-	-	159	-	159
Total commercial and industrial	16,655	10,555	25,217	8,326	1,113	2,306	27,345	91,517
Current-period gross write-offs	-	40	-	7	-	561	-	608

Indirect automobile
Performing	$54,048	$72,083	$104,879	$42,286	$15,440	$6,343	$-	$295,079
Non-performing	46	78	182	187	62	35	-	590
Total indirect automobile	54,094	72,161	105,061	42,473	15,502	6,378	-	295,669
Current-period gross write-offs	171	812	1,533	665	256	189	-	3,626

Home equity
Performing	$341	$-	$-	$-	$-	$3,684	$7,457	$11,482
Non-performing	-	-	-	-	-	174	-	174
Total home equity	341	-	-	-	-	3,858	7,457	11,656

Other consumer
Performing	$2,581	$1,703	$1,829	$400	$89	$11	$217	$6,830
Total other consumer	2,581	1,703	1,829	400	89	11	217	6,830
Current-period gross write-offs	12	82	73	6	24	4	-	201

Total Loans
Pass/performing	$132,241	$148,649	$215,166	$108,930	$36,955	$100,217	$24,977	$767,135
Watch	23,966	42,577	35,736	19,395	11,317	45,035	10,004	188,030
Special mention	0	-	3,515	1,064	420	5,751	-	10,750
Substandard	-	-	2,834	-	0	4,034	38	6,906
Doubtful	-	-	-	-	-	159	-	159
Non-performing	46	78	182	187	62	1,391	-	1,946
Total Loans	$156,253	$191,304	$257,433	$129,576	$48,754	$156,587	$35,019	$974,926
Total Current-period gross write-offs	$183	$934	$1,606	$678	$280	$1,045	$-	$4,726

F-27

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due. The past due status of all classes of loans is determined based on contractual due dates for loan payments.

The following tables present the classes of the loan portfolio summarized by the aging categories of performing loans and non-accrual loans:

	December 31, 2025
				Greater Than
		30-59 Days	60-89 Days	90 Days Past	Total Loans
	Current	Past Due	Past Due	Due	Receivable	Non-accrual
Commercial real estate:
Construction	$8,982	$—	$—	$—	$8,982	$—
Non-residential	415,286	837	17	1,668	417,808	1,668
Multifamily	107,938	—	—	—	107,938	—
Commercial and industrial	91,241	263	—	22	91,526	22
Residential real estate	98,355	1,157	184	390	100,086	1,255
Consumer:
Indirect automobile	204,192	7,831	1,072	707	213,802	740
Home equity	12,075	170	45	—	12,290	—
Other consumer	5,561	134	23	15	5,733	15
Total	$943,630	$10,392	$1,341	$2,802	$958,165	$3,700

	December 31, 2024
				Greater Than
		30-59 Days	60-89 Days	90 Days Past	Total Loans
	Current	Past Due	Past Due	Due	Receivable	Non-accrual
Commercial real estate:
Construction	$26,611	$—	$—	$—	$26,611	$—
Non-residential	348,220	873	—	1,869	350,962	1,869
Multifamily	105,008	22	—	—	105,030	—
Commercial and industrial	91,090	57	159	211	91,517	319
Residential real estate	85,961	604	—	86	86,651	1,182
Consumer:
Indirect automobile	283,458	10,062	1,593	556	295,669	590
Home equity	11,173	153	156	174	11,656	174
Other consumer	6,689	121	20	—	6,830	—
Total	$958,210	$11,892	$1,928	$2,896	$974,926	$4,134

All of our non-accrual loans are individually analyzed. The Company had one individually analyzed home equity loan of $98 that was accruing interest at December 31, 2025.

F-28

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following table presents the Company’s amortized cost basis of non-accrual loans for which there is no related ACL:

	December 31, 2025	December 31, 2024
Commercial real estate:
Non-residential	$1,668	$1,869
Multifamily	—	—
Commercial and industrial	22	299
Residential real estate	1,255	1,182
Consumer:
Indirect automobile	110	131
Home equity	—	174
Total	$3,055	$3,655

The following table presents the Company’s amortized cost basis of only those non-accrual loans with a related ACL:

	December 31, 2025		December 31, 2024
	Non-accrual loans	Related ACL	Non-accrual loans	Related ACL
Commercial and industrial	$—	$—	$20	$20
Consumer:
Indirect automobile	630	226	459	139
Other consumer	15	14	—	—
Total	$645	$240	$479	$159

For the year ended December 31, 2025, $117 in accrued interest was reversed for non-accrual loans. Total accrued interest receivable associated with loans totaled $4,168 and $3,937, at December 31, 2025 and December 31, 2024, respectively, and is reported in accrued interest receivable on the consolidated statements of financial condition.

The Company has transferred a portion of its originated commercial real estate loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company’s accompanying statements of financial condition. The Company and participating lenders share ratably in any gains or losses that may result from a borrower’s lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments to participating lenders and disburses required escrow funds to relevant parties. At December 31, 2025 and 2024, the Company was servicing loans for participants aggregating $52,240 and $54,390, respectively.

The Company services certain loans that it has sold to third parties. The aggregate balances of loans serviced for others were $250,311 and $266,547 as of December 31, 2025 and 2024, respectively. Included in these loans serviced for others are loans serviced for the Federal Home Loan Mortgage Corporation with a recourse provision whereby the Company is obligated to bear all costs when a default, including foreclosure, occurs. At December 31, 2025 and 2024, the maximum contingent liability associated with loans sold with recourse was $473 and $805, respectively, which is not recorded in the consolidated financial statements. Losses are borne in priority order by the borrower, private mortgage insurance and the Company. The Company has never repurchased any loans or incurred any losses under these recourse provisions.

The balance of capitalized servicing rights, included in other assets at December 31, 2025 and 2024 were $1,262 and $1,592, respectively. Fair value exceeds carrying value. No impairment charges related to servicing rights were recognized during the years ended December 31, 2025 or 2024.

F-29

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Residential mortgage and consumer loans secured by residential real estate properties for which formal foreclosure proceedings are in process totaled $0 and $37 at December 31, 2025 and 2024, respectively.

In the normal course of business, the Company grants loans to officers, directors and other related parties. Balances and activity of such loans during the years presented were not material.

Activity in the Company’s ACL for loans for the year ended December 31, 2025 is summarized in the table below.

	December 31, 2025
	Balance at			Provision for	Balance at
	beginning of			(reversal of)	end of
	period	Charge-offs	Recoveries	credit losses	period
Commercial real estate:
Non-residential	$2,675	$(629)	$—	$1,096	$3,142
Multifamily	313	—	—	177	490
Commercial and industrial	684	(335)	4	409	762
Residential real estate	575	—	—	164	739
Consumer:
Indirect automobile	4,133	(2,632)	1,702	(153)	3,050
Home equity	84	—	—	6	90
Other consumer	75	(90)	44	51	80
Total	$8,539	$(3,686)	$1,750	$1,750	$8,353

Activity in the Company’s allowance for loan losses for the year ended December 31, 2024 is summarized in the table below.

	December 31, 2024
	Balance at			Provision for	Balance at
	beginning of			(reversal of)	end of
	period	Charge-offs	Recoveries	credit losses	period
Commercial real estate:
Non-residential	$2,329	$(291)	$—	$637	$2,675
Multifamily	387	—	—	(74)	313
Commercial and industrial	606	(608)	2	684	684
Residential real estate	346	—	—	229	575
Consumer:
Indirect automobile	4,348	(3,626)	2,233	1,178	4,133
Home equity	49	—	—	35	84
Other consumer	59	(201)	93	124	75
Total	$8,124	$(4,726)	$2,328	$2,813	$8,539

The Company’s allowance for credit losses for loans totaled $8,353 and $8,539 as of December 31, 2025 and December 31, 2024, respectively. The $186 decrease in our allowance for credit losses for loans was primarily driven by a decrease in our collectively evaluated loans due to the decrease in loans, partially offset by an increase in the allowance for credit losses on individually analyzed loans primarily due to the increase in commercial and industrial loans.

F-30

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Activity in the Company’s ACL for unfunded commitments for the years ended December 31, 2025 and 2024 is summarized in the tables below and included in accrued expenses and other liabilities.

	Commercial		Commercial
Allowance for credit losses:	Real Estate	Residential	and Industrial	Indirect	Consumer	Totals
Balance at December 31, 2023	$172	$—	$72	$—	$13	$257
(Reversal of) provision for credit losses	(53)	1	32	—	7	(13)
Balance at December 31, 2024	$119	$1	$104	$—	$20	$244
(Reversal of) provision for credit losses	(100)	2	8	—	(1)	(91)
Balance at December 31, 2025	$19	$3	$112	$—	$19	$153

The following table summarizes the provision for credit losses for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Provision for credit losses - loans	$1,750	$2,813
(Reversal of) provision for credit losses - unfunded commitments	(91)	(13)
Provision for credit losses	$1,659	$2,800

The Company had no loans identified as collateral dependent as of December 31, 2025 or 2024.

There were no loans modified for borrowers experiencing financial difficulty during the years ended December 31, 2025 or 2024.

F-31

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

4.     Goodwill and Intangible Assets

The changes in the carrying value of goodwill are as follows:

	Year Ended
	December 31,
	2025	2024
Beginning balance	$2,235	$2,235
Activity during the period	—	—

Ending balance	$2,235	$2,235

The Company performs its annual goodwill impairment test during the fourth quarter. The results of the Company’s impairment test indicated that the reporting unit’s fair value was greater than its carrying value and therefore no impairment of goodwill existed at either December 31, 2025 or 2024.

The carrying value of the customer list and core deposit intangibles are:

	Years Ended
	December 31,
	2025	2024
Beginning balance	$166	$246
Amortization	(60)	(80)

Ending balance	$106	$166

Core deposit intangibles represent the estimated fair value of acquired customer deposit relationships on the date of acquisition and are amortized over their estimated useful lives. Purchased customer accounts primarily consist of records and files that contain information about investment holdings. The values assigned to customer lists and core deposit intangibles is based upon the application of the income approach. At December 31, 2025, based upon a review of the intangibles, the Company determined that the fair value of the amortizable intangible assets exceeded their carrying values.

As of December 31, 2025, the future amortization expense for amortizable intangible assets for the respective years is as follows:

2026	$29
2027	21
2028	16
2029	13
2030	11
Thereafter	16
Total	$106

F-32

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

5.	Premises and Equipment

Premises and equipment are summarized as follows:

	December 31,
	2025	2024
Land	$2,025	$2,025
Buildings and improvements	26,515	26,377
Furniture, fixtures and equipment	15,392	14,929
Construction in process	354	141
Total	44,286	43,472
Less accumulated depreciation	(30,665)	(29,367)
Net	$13,621	$14,105

Depreciation expense totaled $1,298 and $1,343 for the years ended December 31, 2025 and 2024, respectively.

F-33

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

6.	Deposits

Deposits balances are summarized as follows:

	December 31,	December 31,
	2025	2024
Non-interest bearing demand deposits	$227,272	$238,126
Interest bearing accounts:
NOW(1)	123,576	123,466
Savings	127,219	132,648
Money market	242,333	188,904
Time certificates of deposit	376,940	337,639
Total interest bearing accounts	870,068	782,657
Total deposits	$1,097,340	$1,020,783

(1)	Negotiable order of withdrawal

The Company has established a relationship to participate in a reciprocal deposit program with other financial institutions. The reciprocal deposit program provides access to FDIC-insured deposit products in aggregate amounts exceeding the current limits for depositors. At December 31, 2025 and 2024, total reciprocal deposits were $35,638 and $38,909, respectively. Included in time certificates of deposit at December 31, 2025 and 2024 were reciprocal deposits totaling $21,854 and $25,427, respectively, with original maturities of one to three years. Reciprocal deposits included in money market accounts totaled $13,784 and $13,482 at December 31, 2025 and 2024, respectively.

The Company did not have any brokered deposits at December 31, 2025 or 2024. Time certificates of deposit in denominations of $250 or greater were $99,659 and $95,591 as of December 31, 2025 and 2024, respectively.

Contractual maturities of time certificates of deposit at December 31, 2025 are summarized below:

December 31,
2025
Within 1 year	$335,787
1 – 2 years	37,124
2 – 3 years	1,622
3 – 4 years	1,507
4 – 5 years	900
Total	$376,940

F-34

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

7.	Debt and FHLB Stock

FHLB Borrowings and Stock

The Company is a member of the FHLB. At December 31, 2025 and 2024, the Company had access to a preapproved secured line of credit with the FHLB of $650,791 and $627,265, respectively. Borrowings under this line require collateralization through the pledge of specific loans and securities. At December 31, 2025, the Bank had pledged $514,823 of assets to the FHLB, which resulted in a secured line of credit of $362,311. At December 31, 2024, the Bank had pledged $447,534 of assets to the FHLB, which resulted in a secured line of credit of credit of $306,410. The Company had no outstanding overnight line of credit balances with the FHLB at either December 31, 2025 or 2024. These borrowings would mature the following business day. At December 31, 2025, the Company had borrowings in the amount of $25,153. The outstanding principal amounts and the related terms and rates at December 31, 2025 were as follows:

Term	Principal	Maturity	Rate	Due in one year	Long term
Fixed medium-term	$1,233	September 21, 2026	5.20%	$1,233	$—
Fixed medium-term	381	November 9, 2026	5.04%	381	—
Fixed medium-term	969	May 3, 2027	4.99%	—	969
Fixed medium-term	740	June 21, 2027	4.73%	—	740
Fixed medium-term	20,000	May 2, 2028	3.88%	—	20,000
Fixed medium-term	1,830	June 27, 2028	3.91%	—	1,830
Total	$25,153	Weighted Average Rate	4.03%	$1,614	$23,539

The Company is required to maintain an investment in capital stock of the FHLB, as collateral, in an amount equal to a certain percentage of its outstanding debt. FHLB stock is considered restricted stock and is carried at cost. The Company evaluates for impairment based on the ultimate recovery ability of the cost. No impairment was recognized at either December 31, 2025 or 2024.

Subordinated Debt

In addition to the Bank, the Company has one other wholly-owned subsidiary, RSB Capital Trust I (the “Trust”). In 2005, the Trust issued $5,000 of pooled trust preferred securities in a private placement and issued 155 shares of common stock at $1 par value per share, now owned by the Company. The Trust, which has no independent assets or operations, was formed in 2005 for the sole purpose of issuing trust preferred securities and investing the proceeds thereof in an equivalent amount of junior subordinated debentures. The proceeds from the issuance of the trust preferred securities were down-streamed to the Bank and are currently considered Tier 1 capital for purposes of determining the Bank’s capital ratios. The duration of the Trust is 30 years.

The subordinated debt securities of $5,155 are unsecured obligations of the Company and are subordinate and junior in right of payment to all present and future senior indebtedness of the Company. The Company has entered into a guarantee, which together with its obligations under the subordinated debt securities and the declaration of trust governing the Trust, including its obligations to pay costs, expenses, debts and liabilities, other than trust securities, provides a full and unconditional guarantee of amounts on the capital securities. The subordinated debentures, which bear interest at three-month Secured Overnight Financing Rate (“SOFR”) plus 2% and a relative spread adjustment of 0.26% was 6.14% and 7.78% at December 31, 2025 and 2024, respectively. The subordinated debentures mature on May 23, 2035.

F-35

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Other Borrowings

The Bank has an unsecured, uncommitted $10,000 line of credit with Zions Bank. There were no advances outstanding under this line of credit at December 31, 2025 or 2024.

The Bank also has an unsecured, uncommitted $50,000 line of credit with Pacific Community Bankers Bank. There were no advances outstanding under this line of credit at December 31, 2025 or 2024.

Additionally, at December 31, 2025 and 2024, the Bank had available funds of $155,646 and $215,572, respectively, under the Federal Reserve Bank's discount window. There were no advances outstanding under this line of credit at December 31, 2025 or 2024.

F-36

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

8.	Income Taxes

The components of the provision for income taxes are as follows:

	Years Ended December 31,
	2025	2024
Current expense:
Federal	$433	$(1)
State	365	265
Total current expense	798	264
Deferred expense:
Federal	1,842	(2,581)
State	527	(738)
Change in valuation allowance	(527)	738
Total deferred expense	1,842	(2,581)
Total provision for income taxes	$2,640	$(2,317)

The following is a reconciliation between the expected federal statutory income tax rate of 21% and the Company’s actual income tax expense and rate:

	Years ended December 31,
	2025		2024
Provision (benefit) at U.S. federal statutory tax rate	$2,664	21.00%	$(2,297)	21.00%
State and local income taxes, net of federal income tax effect(1)	799	6.30%	(523)	4.78%
Changes in valuation allowances	(527)	(4.15)%	737	(6.74)%
Nontaxable or nondeductible Items
Tax exempt income	(165)	(1.30)%	(248)	2.27%
Equity based	(163)	(1.28)%	—	0.00%
Other	32	0.25%	12	(0.11)%
Effective income tax and rate	$2,640	20.81%	$(2,317)	21.18%

(1)	State taxes in New York made up the majority (greater than 50 percent) of the tax effect in this category

Provision for income taxes directly reflects the expected tax associated with the pre-tax income generated for the given year and certain regulatory requirements.  The statutory tax rate is impacted by the benefits derived mainly from tax-exempt bond income and income received on the bank owned life insurance to arrive at the effective tax rate.

The following table presents cash paid for federal and state income taxes for the years ended December 31, 2025 and 2024.

	Years Ended December 31,
	2025	2024
Cash paid for federal income taxes	$257	$599
Cash paid for New York State income taxes	346	275
Total cash paid for income taxes	$603	$874

F-37

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The tax effects of temporary differences that give rise to significant components of the deferred tax assets and deferred tax liabilities at December 31, 2025 and 2024 are presented below:

	December 31,
	2025	2024
Deferred tax assets:
Allowance for credit losses	$2,296	$2,371
Deferred expenses	27	21
Deferred compensation	1,860	1,773
Unrecognized pension liability	446	653
Postretirement liability	1,057	1,032
Deferred loan fees	5	—
Unrealized loss on securities	1,663	2,786
Federal tax net operating loss carryforward	354	2,538
Other	670	889
Gross deferred tax assets	8,378	12,063
Deferred tax liabilities:
Prepaid expenses	(623)	(578)
Prepaid pension	(1,165)	(1,180)
Deferred loan fees	—	(51)
Depreciation and amortization	(482)	(374)
Mortgage servicing rights	(341)	(430)
Other	(17)	—
Gross deferred tax liabilities	(2,628)	(2,613)
Net deferred tax asset	5,750	9,450
Deferred tax valuation allowance	(809)	(1,336)
Deferred tax assets, net of allowance	$4,941	$8,114

As of December 31, 2025, the Company has a federal net operating loss (“NOL”) carryforward of $1,311, which carries forward indefinitely under current tax regulations. This NOL resulted in a deferred tax asset of $354, representing a temporary difference in the Company’s financial statements. The realization of this deferred tax asset depends on the Company’s ability to generate sufficient future taxable income.

New York State (“NYS”) tax law provides for a permanent deduction of income from “qualified” loans for community banks. Accordingly, the Company has generally incurred NYS taxable losses and incurred minimal NYS income tax liability. As the Company has not established a history of strong NYS taxable income, the Company has established a full valuation allowance against the NYS deferred tax asset. Based on management’s assessment of projected earnings and other relevant factors, the Company has recorded a deferred tax valuation allowance of $809 as of December 31, 2025, compared to $1,336 of December 31, 2024. The decrease in the valuation allowance reflects management’s evaluation of the likelihood of utilizing certain deferred tax assets in future periods.

Retained earnings at December 31, 2025 and 2024 include a contingency reserve for loan losses of $1,534, which represents the tax reserve balance existing at December 31, 1987 and is maintained in accordance with provisions of the Internal Revenue Code applicable to mutual savings banks. Amounts transferred to the reserve have been claimed as deductions from taxable income and, if the reserve is used for purposes other than to absorb losses on loans, a federal income tax liability could be incurred. It is not anticipated that the Company will incur a federal income tax liability relating to this reserve balance and accordingly, deferred income taxes of $414 at December 31, 2025 and December 31, 2024 have not been recognized.

F-38

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The Company’s income tax returns are subject to review and examination by federal and state taxing authorities. The Company is currently open to audit under the applicable statutes of limitations by the Internal Revenue Service for the years ended December 31, 2022 through 2025. The years open to examination by state taxing authorities vary by jurisdiction; no years prior to 2022 are open.

As of December 31, 2025, the Company has no unrecognized tax benefits.

9.	Employee Benefits

Employee Stock Ownership Plan

On January 1, 2019, the Bank established an ESOP to provide eligible employees the opportunity to own Company stock. The plan is a tax-qualified retirement plan for the benefit of Bank employees. On January 16, 2019, the Company granted a loan to the ESOP to purchase 436,425 shares of the Company’s common stock at a price of $10.00 per share. The loan is payable annually over 20 years at a rate per annum equal to the Prime Rate, reset annually on January 1st (7.50% at January 1, 2025 and 6.75% at January 1, 2026). Loan payments are principally funded by cash contributions from the Bank. The loan is secured by the shares purchased, which are held in a suspense account for allocation among participants as the loan is repaid. The balance of the ESOP loan was $3,335 and $3,484 at December 31, 2025 and 2024, respectively. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The number of shares committed to be released annually is 21,821 through 2039.

Shares held by the ESOP include the following:

	December 31,	December 31,
	2025	2024
Allocated	130,926	109,105
Committed to be allocated	21,821	21,821
Unallocated	283,678	305,499
Paid out to participants	(28,945)	(23,622)
Total shares	407,480	412,803

The fair value of unallocated shares was $3,410 and $2,954 at December 31, 2025 and 2024, respectively.

Total compensation expense recognized in connection with the ESOP for the years ended December 31, 2025 and 2024 was $243 and $186, respectively.

Share-Based Compensation Plan

On May 26, 2020, stockholders of the Company approved the 2020 Equity Incentive Plan (the “EIP”).  The EIP authorizes the issuance to participants of up to 763,743 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units.  Of this number, the maximum number of shares of Rhinebeck Bancorp common stock that may be issued under the EIP pursuant to the exercise of stock options is 545,531 shares, and the maximum number of shares of Rhinebeck Bancorp common stock that may be issued as restricted stock awards or restricted stock units is 218,212 shares. These amounts represented 4.90% and 1.96%, respectively, of the number of shares of common stock issued in the stock offering of Rhinebeck Bancorp, including the shares issued to Rhinebeck Bancorp, MHC.

On May 21, 2025, stockholders of the Company approved the 2025 Equity Incentive Plan (the “2025 EIP”).  The 2025 EIP authorizes the issuance to participants of up to 600,000 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. As of December 31, 2025, there have been no awards issued under this plan

F-39

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Pursuant to terms of the EIP, on August 25, 2020, the Board of Directors granted restricted stock and stock options to employees and directors. All of the awards granted vest annually over a three-year period from the date of the grant and the term of each option is ten years. As of December 31, 2025, there were 105,146 stock options and 34,778 restricted stock awards that remain available for future grants.

The fair value of each option granted under the EIP is estimated on the date of grant using the Black-Scholes Option-Pricing Model. The expected term of the options is estimated using the simplified method, which assumes an expected term equal to the midpoint between the vesting date and the contractual expiration date. The dividend yield assumption is based on the Company’s expectation that it will not pay dividends. The expected volatility is based on the historical volatility of a peer group of comparable SEC-reporting bank holding companies. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the date of grant. The Company has elected to recognize forfeitures as they occur.

A summary of options under the EIP as of December 31, 2025 is presented below:

		Weighted -	Weighted-Average
	Number of	Average	Remaining Contractual
	Shares	Exercise Price	Term (in Years)
Options outstanding at beginning of year	412,930	$6.62	5.23
Exercised	(154,100)	6.70	-
Options outstanding at December 31, 2025	258,830	$6.57	4.15
Options exercisable at December 31, 2025	258,830	$6.57	4.15

The aggregate intrinsic value of the options outstanding and exercisable, which fluctuates based on changes in the fair market value of the Company’s stock, at December 31, 2025, was $1,411. The aggregate intrinsic value of the options exercised during 2025 was $908. The aggregate intrinsic value represents the total pre-tax intrinsic value (i.e., the difference between the Company’s closing stock price on the last trading day of period and the weighted-average exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2025.

As of December 31, 2025, there was no unrecognized compensation cost related to the nonvested stock options granted under the EIP, as all options were fully vested at December 31, 2025.

The following table summarizes the Company’s restricted stock activity for the year ended December 31, 2025:

		Weighted-Average
	Number	Grant Date
	of Shares	Fair Value per Share
Non-vested restricted stock at beginning of year	15,000	$7.94
Vested	(5,000)	7.94
Non-vested restricted stock at December 31, 2025	10,000	$7.94

As of December 31, 2025, there was $60 of unrecognized compensation cost related to the non-vested restricted stock awards granted under the EIP. The cost is expected to be recognized over the remaining period of 1.52 years.

The aggregate fair value of restricted stock awards that vested during the year ended December 31, 2025 was $60.

F-40

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

For the years ended December 31, 2025 and 2024, share-based compensation expense under the plan was $40 and $19, respectively.

Pension Plan

The Bank maintains a non-contributory defined benefit pension plan covering substantially all of its employees 21 years of age or older who have completed at least one year of service. The Bank’s defined benefit plan was frozen as of June 30, 2012.

The following table sets forth the plan’s funded status and amounts recognized in the Company’s consolidated statements of financial condition:

	December 31,
	2025	2024
Projected and accumulated benefit obligation	$(16,707)	$(16,652)
Plan assets at fair value	18,902	17,916
Funded status included in accrued expenses and other liabilities	$2,195	$1,264

The following table details the plan’s funded status:

	2025	2024
Change in benefit projected obligation:
Projected benefit obligation at beginning of year	$16,652	$17,868
Service cost	-	-
Interest cost	890	853
Actuarial loss (gain)	20	(1,301)
Benefits paid	(855)	(768)
Projected benefit obligation at end of year	16,707	16,652
Change in plan assets:
Fair value of plan assets at beginning of year	17,916	18,062
Actual return on plan assets	1,841	622
Contributions	-	-
Benefits paid	(855)	(768)
Fair value of plan assets at end of year	18,902	17,916
Funded status	$2,195	$1,264

In 2025, the net actuarial loss in the projected benefit obligation resulted primarily from a decrease in the discount rate. The gain on plan assets during the fiscal year ended December 31, 2025 of $1,841 was due to favorable asset market performance.

The weighted-average assumptions used by the Company to determine the pension benefit obligation consisted of the following:

	Years ended December 31,
	2025	2024
Discount rate	5.45%	5.50%
Rate of compensation increase	N/A	N/A

F-41

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Amounts recognized in accumulated other comprehensive loss consisted of the following:

	Years ended December 31,
	2025	2024
Net actuarial loss	$2,121	$3,108

The net periodic pension cost and amounts recognized in other comprehensive income are as follows:

	Years ended December 31,
	2025	2024
Interest cost	$890	$853
Expected return on plan assets	(981)	(998)
Amortization of unrecognized loss	147	298
Net periodic cost	$56	$153

Weighted-average assumptions used by the Company to determine the net periodic pension cost consisted of the following:

	Years ended December 31,
	2025	2024
Discount rate	5.50%	4.90%
Expected long-term return on plan assets	6.00%	6.00%
Rate of compensation increase	N/A	N/A

The expected long-term return on plan assets assumption was developed as a weighted average rate based on the target asset allocation of the plan and the Long-Term Capital Market Assumptions for the corresponding fiscal year end. Plan assets are invested in pooled separate accounts consisting of underlying investments in eight diversified investment funds.

As of December 31, 2025 and 2024, the investment funds included five equity funds and three bond funds. Each fund has its own investment objectives, investment strategies and risks, as detailed in the Plan’s investment policy statement. The Company determines the appropriate strategic asset allocation versus plan liabilities, as governed by the investment policy statement.

The assets of the plan are invested under the supervision of the Company’s investment committee in accordance with the investment policy statement. The investment options of the plan are chosen in a manner consistent with generally accepted standards of fiduciary responsibility. The investment performance of the Company’s individual investment managers, with the assistance of the Company’s investment consultant, is monitored on a quarterly basis and is reviewed at least annually relative to the objectives and guidelines as stated in the Company’s investment policy statement.

F-42

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The fair value of the Company’s pension plan assets, by fair value hierarchy, are as follows:

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Investment in separate accounts
Fixed income	$12,732	$—	$—	$12,732
Equity	6,170	—	—	6,170
Total assets at fair value	$18,902	$—	$—	$18,902

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Investment in separate accounts
Fixed income	$12,489	$—	$—	$12,489
Equity	5,427	—	—	5,427
Total assets at fair value	$17,916	$—	$—	$17,916

The pooled separate accounts are valued at the net asset per unit based on either the observable net asset value of the underlying investment or the net asset value of the underlying pool of securities. Net asset value is based on the value of the underlying assets owned by the fund, minus its liabilities and then divided by the number of shares outstanding.

As of December 31, 2025, the following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Fiscal Year Ending	Pension Benefits
2026	$930
2027	1,000
2028	1,050
2029	1,130
2030	1,180
2031 – 2035	6,100

The Company made no contributions to the plan in either 2025 or 2024.

Defined Contribution Plan

The Company sponsors a 401(k) defined contribution plan. Participants are permitted, in accordance with the provisions of Section 401(k) of the Internal Revenue Code, to contribute up to 25% of their earnings (as defined) into the plan with the Company matching up to 6%, subject to Internal Revenue Service limitations. The Company’s contributions charged to operations amounted to $1,155 and $1,056 for the years ended December 31, 2025 and 2024, respectively.

Bank Owned Life Insurance

The Company has an investment in and is the beneficiary of life insurance policies on the lives of certain officers and directors. The purpose of these life insurance policies is to provide income through the appreciation in cash surrender value of the policies, which is expected to offset the cost of the deferred compensation plans. These policies had aggregate cash surrender values of $30,996 and $30,193 at December 31, 2025 and 2024, respectively. Net earnings on these policies aggregated $780 and $751 for the years ended December 31, 2025 and 2024, respectively, which are included in non-interest income in the consolidated statements of income.

F-43

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Deferred Compensation Arrangements

Directors’ Plan, (formerly the “Trustees Plan”)

The Company’s 1991 Plan (the “Directors’ Plan”) covers directors who elect to defer fees earned. Under the terms of the Directors’ Plan, each participant may elect to defer all or part of their annual director’s fees. Upon resignation, retirement, or death, the participants’ total deferred compensation, including earnings thereon, will be paid. At December 31, 2025 and 2024, $3,429 and $3,804, respectively, are included in accrued expenses and other liabilities, which represents cumulative amounts deferred and earnings thereon. Total expense related to the Directors’ Plan years ended December 31, 2025 and 2024 were $358 and $255, respectively, which are included in non-interest expense in the consolidated statements of income.

Executive Long-Term Incentive and Retention Plan

The Company maintains an Executive Long-Term Incentive and Retention Plan (the “Executive Plan”). Participation in the Executive Plan is limited to officers of the Company designated as participants by the Board of Directors and who filed a properly completed and executed participation agreement in accordance with the terms of the Executive Plan. Under the Executive Plan, the Board of Directors may grant annual cash incentive awards equal to a percentage of a participant’s base salary at the rate in effect on the last day of the Plan year, as determined by the Board of Directors based on the attainment of criteria established annually by the Board of Directors. Incentive awards under the Executive Plan are credited to the participant’s incentive benefit account as of the last day of the Executive Plan year to which the award relates and earn interest at a rate determined annually by the Board of Directors. Participants vest in their benefit accounts in accordance with the vesting schedule approved by the Board of Directors, which ranges from one to five years of service. At December 31, 2025 and 2024, $1,630 and $1,653, respectively, is included in accrued expenses and other liabilities, which represents the cumulative amounts deferred and earnings thereon. The Company recognized expenses of $1,205 and $238 for the years ended December 31, 2025 and 2024, respectively, related to this plan and which are included in salaries and employee benefits expense in the consolidated statements of income.

Group Term Replacement Plan

Under the terms of the “Group Term Replacement Plan,” the Company provides postretirement life insurance benefits to certain officers. The liability related to these postretirement benefits is being accrued over the individual participants’ service period and aggregated $1,761 and $1,711 at December 31, 2025 and 2024, respectively. The Company recognized expenses of $50 and $69 for the years ended December 31, 2025 and 2024, respectively, related to this plan which are included in salaries and employee benefits expense in the consolidated statements of income.

Other Director and Officer Postretirement Benefits

The Company has individual fee continuation agreements with certain directors and a supplemental retirement agreement with an executive officer which provide for fixed postretirement benefits to be paid to the directors and the officer, or their beneficiaries, for periods ranging from 15 to 20 years. In addition, the Company has agreements with certain directors which provide for certain postretirement life insurance benefits. The liability related to these postretirement benefits is being accrued over the individual participants’ service period and aggregated $2,154 and $2,113, respectively, at December 31, 2025 and 2024. The Company recognized expenses of $155 and $86 for the years ended December 31, 2025 and 2024, respectively, related to these benefits which are included in other non-interest expenses in the consolidated statements of income.

F-44

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

10.	Leases

As of December 31, 2025, the Company leases real estate for seven branch offices and two administrative offices under various lease agreements. All of our leases are classified as operating leases.

The Bank closed its Middletown branch, effective January 27, 2026, as part of its ongoing strategy to enhance operational efficiency and position the Bank for long-term growth.

The calculated amount of the right-of-use (“ROU”) assets and lease liabilities are impacted by the length of the lease term and the discount rate used to present value the minimum lease payments. The Company’s leases have maturities which range from 2024 to 2048, some of which include lessee options to extend the lease term. If the Company considers the exercising of a renewal option to be reasonably certain, the Company will include the extended term in the calculation of the ROU asset and lease liability. The weighted average remaining life of the lease terms for these leases was 15.2 and 15.7 years as of December 31, 2025 and 2024, respectively. As most of our leases do not provide an implicit rate, the Company used its incremental borrowing rate, which is the rate of interest to borrow on a collateralized basis for a similar term, at the lease commencement date. The Company calculated a weighted average discount rate of 4.12% and 3.91% in determining the lease liability as of December 31, 2025 and 2024, respectively.

For the years ended December 31, 2025 and 2024, total operating lease costs were $797 and $782, respectively, and were included in occupancy and other expense. The ROU asset, included in other assets, was $6,045 and $7,307 as of December 31, 2025 and 2024, respectively. The corresponding lease liability, included in accrued expenses and other liabilities was $6,144 and $7,386 as of December 31, 2025 and 2024, respectively.

Future minimum payments for operating leases with initial terms of one year or more as of December 31, 2025 were as follows:

Years ending December 31:
2026	$692
2027	644
2028	648
2029	654
2030	604
Thereafter	5,497
Total future minimum lease payments	8,739
Amounts representing interest	(2,595)
Present Value of Net Future Minimum Lease Payments	$6,144

F-45

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

11.	Commitments and Contingencies

Legal Matters

The Company is involved in various legal proceedings which have arisen in the normal course of business. Management believes that resolution of these matters will not have a material effect on the Company’s financial condition or results of operations.

Employment Agreements

The Company has entered into employment agreements with certain officers. The agreements provide for base salaries and incentive compensation based on performance criteria outlined in the agreements. The agreements also provide for insurance, various other benefits and addresses other contractual issues, such as a change of control.

Financial Instruments with Off-Balance-Sheet Risk

In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include standby letters of credit and commitments to extend credit, which include new loan commitments and undisbursed portions of construction loans and other lines of credit. These financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The contractual amounts of commitments to extend credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer defaults and the value of any existing collateral become worthless. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Financial instruments whose contract amounts represent off-balance sheet credit risk are as follows:

	Years ended December 31,
	2025	2024
Commitments to extend credit summarized as follows:
Future loan commitments	$1,688	$5,556
Undisbursed construction loans	3,946	23,617
Undisbursed home equity lines of credit	9,735	10,357
Undisbursed commercial and other line of credit	74,207	79,107
Standby letters of credit	5,014	3,022
Credit card lines	10,697	2,701
Loans sold with recourse	473	805
Total	$105,760	$125,165

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Since these commitments could expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include residential and commercial property, deposits and securities.

F-46

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

12.   Derivatives

Interest Rate Swaps

The Company enters into interest rate swaps that allow commercial loan customers to effectively convert a variable-rate loan agreement to a fixed-rate loan agreement. Under these agreements, the Company simultaneously enters into a variable-rate loan and interest rate swap agreements with a customer. The Company then enters into a corresponding and offsetting swap agreement with a third party to hedge its exposure created by the customer agreements. The interest rate swaps with both the customers and third parties are not designated as hedges under FASB ASC Topic 815, Derivatives and Hedging, and are marked to market through earnings. The fair values of the swaps are recorded as both an asset and a liability, in other assets and other liabilities, respectively, in equal offsetting amounts for these transactions.  Accrued interest receivable and payable of $115 and $152 related to these swaps is recorded in other assets and other liabilities as of December 31, 2025 and 2024, respectively.

Summary information regarding these derivatives is presented below:

	December 31,
	2025	2024
Notational amount	$240,092	$151,867
Fair value	$7,204	$6,458
Weighted average pay rates	5.77%	5.48%
Weighted average receive rates	6.03%	6.67%
Weighted average maturity (in years)	5.41	7.45

Number of Contracts	42	24

As of December 31, 2024, there were three contracted forward rate swaps with a notional value of $19,161 and a fair value of $285 with effective dates at various points in 2025. These forward swaps had a fixed weighted average pay rate of 6.28% and the related weighted average adjustable receive rates were determined at the time the forward swaps became effective. There were no contracted forward rate swaps at December 31, 2025.

F-47

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

13.   Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the tables below) of total, common equity Tier 1 and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2025 and 2024, that the Bank met all capital adequacy requirements to which they are subject.

The most recent notification from the FDIC categorized the Bank as “well capitalized” under the regulatory framework. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, common equity Tier 1, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since then, which management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios were:

					To be Well Capitalized under
			For Capital Adequacy		Prompt Corrective Action
	Actual		Purposes		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	December 31, 2025
Rhinebeck Bank
Total capital (to risk-weighted assets)	$147,671	14.40%	$82,039	8.00%	$102,549	10.00%
Tier 1 capital (to risk-weighted assets)	139,166	13.57%	61,529	6.00%	82,039	8.00%
Common equity tier one capital (to risk weighted assets)	139,166	13.57%	46,147	4.50%	66,657	6.50%
Tier 1 capital (to average assets)	139,166	10.62%	52,423	4.00%	65,529	5.00%

	December 31, 2024
Rhinebeck Bank
Total capital (to risk-weighted assets)	$135,450	12.63%	$85,821	8.00%	$107,276	10.00%
Tier 1 capital (to risk-weighted assets)	126,668	11.81%	64,366	6.00%	85,821	8.00%
Common equity tier one capital (to risk weighted assets)	126,668	11.81%	48,274	4.50%	69,729	6.50%
Tier 1 capital (to average assets)	126,668	10.07%	50,292	4.00%	62,865	5.00%

F-48

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

14.    Fair Value

As described in Note 1, the Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. A description of the valuation methodologies used for assets and liabilities recorded at fair value and for estimating fair value for financial and non-financial instruments not recorded at fair value, is set forth below.

Cash and Cash Equivalents

The carrying amount is a reasonable estimate of fair value.

Available for Sale Securities

Where quoted prices are available in an active market for identical securities, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include marketable equity securities and U.S. Treasury obligations. If quoted prices are not available, then fair values are estimated by using pricing models (i.e., matrix pricing) or quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy. Examples of such instruments include government agency bonds, mortgage-backed securities and municipal bonds. Level 3 securities include securities for which significant unobservable inputs are utilized. Available for sale securities are recorded at fair value on a recurring basis.

FHLB Stock

The carrying value of FHLB stock approximates fair value based on the redemption provisions of the FHLB.

Loans

Loans receivable are carried at cost. For variable rate loans which reprice frequently carrying values are a reasonable estimate of fair values, adjusted for credit losses inherent in the portfolios. The fair value of fixed rate loans is estimated by discounting the future cash flows using the year end rates, estimated using local market data, at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, adjusted for credit losses inherent in the portfolios. The Company does not record loans at fair value on a recurring basis. However, from time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.

Other Real Estate Owned

Other real estate owned represents real estate acquired through foreclosure and is carried at the lower of cost or fair value less estimated selling costs. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. These assets are included as Level 3 fair values, based upon the lowest level of input that is utilized in the fair value measurements.

Accrued Interest

The carrying amounts of accrued interest approximate fair value.

F-49

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Mortgage Servicing Rights

The fair value of mortgage servicing rights is based on a valuation model that calculates the present value of estimated future net servicing income. Mortgage servicing rights are carried at the lower of amortized cost or estimated fair value and are included in other assets on the consolidated statements of financial condition.

Deposits

Deposit liabilities are carried at cost. The fair value of NOW, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of time certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities estimated using local market data to a schedule of aggregated expected maturities on such deposits.

Mortgagors’ escrow account

The carrying amount is a reasonable estimate of fair value.

Advances from the FHLB

The fair value of the advances is estimated using a discounted cash flow calculation that applies current FHLB interest rates for advances of similar maturity to a schedule of maturities of such advances.

Subordinated Debt

Based on the floating rate characteristic of these instruments, the carrying value is considered to approximate fair value.

Off-Balance-Sheet Instruments

Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. Such amounts are not significant.

Loan Level Interest Rate Swaps

The fair value is based on settlement values adjusted for credit risks associated with the counterparties and the Company and observable market interest rate curves.

F-50

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following tables detail the assets that are carried at fair value on a recurring basis as of the periods shown and indicate the fair value hierarchy of the valuation techniques utilized by the Company to determine the fair value:

		Quoted Prices in
		Active Markets	Significant	Significant
		for Identical	Observable	Unobservable
	Balance	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)
	December 31, 2025
Assets:
U.S. Treasury securities	$35,828	$35,828	$—	$—
U.S. government agency mortgage-backed securities-residential	88,980	—	88,980	—
U.S. government agency securities	18,352	—	18,352	—
Municipal securities	2,082	—	1,997	85
Corporate bonds	16,589	—	16,589	—
Other	372	—	372	—
Total available for sale securities	162,203	35,828	126,290	85
Loan level interest rate swaps	7,204	—	7,204	—
Total assets	$169,407	$35,828	$133,494	$85
Liabilities:
Loan level interest rate swaps	$7,204	$—	$7,204	$—
Total liabilities	$7,204	$—	$7,204	$—

	December 31, 2024
Assets:
U.S. Treasury securities	$29,693	$29,693	$—	$—
U.S. government agency mortgage-backed securities – residential	93,492	—	93,492	—
U.S. government agency securities	21,166	—	21,166	—
Municipal securities	2,493	—	2,393	100
Corporate bonds	12,583	—	12,583	—
Other	520	—	520	—
Total available for sale securities	159,947	29,693	130,154	100
Loan level interest rate swaps	6,743	—	6,743	—
Total assets	$166,690	$29,693	$136,897	$100
Liabilities:
Loan level interest rate swaps	$6,743	$—	$6,743	$—
Total liabilities	$6,743	$—	$6,743	$—

F-51

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following tables detail the assets carried at fair value and measured at fair value on a nonrecurring basis as of December 31, 2025 and 2024 and indicate the fair value hierarchy of the valuation techniques utilized by the Company to determine the fair value:

		Quoted Prices in
		Active Markets	Significant	Significant
		for Identical	Observable	Unobservable
	Balance	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)
	December 31, 2025
Individually analyzed loans, with specific reserves	$405	$—	$—	$405
Total	$405	$—	$—	$405

	December 31, 2024
Individually analyzed loans, with specific reserves	$320	$—	$—	$320
Total	$320	$—	$—	$320

The Company may record adjustments to the carrying value of loans based on fair value measurements, either as specific reserves or as partial charge-offs of the uncollectible portions of these loans. For collateral dependent loans, fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. The fair value of these individually analyzed loans is based on the fair value of the collateral. Loans with specific reserves that were determined to be collateral dependent are categorized as Level 3 due to ongoing real estate market conditions resulting in inactive market data, which in turn required the use of unobservable inputs and assumptions in fair value measurements. Individually analyzed loans evaluated under the discounted cash flow method are excluded from the table above. The discounted cash flow method as prescribed by ASC 310 is not a fair value measurement since the discount rate utilized is the loan’s effective interest rate which is not a market rate. There were no changes in valuation techniques used during the year ended December 31, 2025.

Appraisals for collateral-dependent impaired loans are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value is compared with independent data sources such as recent market data or industry-wide statistics.

Loans that were individually analyzed using the fair value of the collateral had recorded investments of $645 and $479 with valuation allowances of $240 and $159 resulting in fair values of $405 and $320 at December 31, 2025 and 2024, respectively. The valuation allowance represents specific allocations to the allowance for credit losses.

F-52

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value:

	Quantitative Information About Level 3 Fair Value Measurements
	Fair Value	Valuation		Unobservable		Range
	Estimate	Techniques		Input		(Weighted Average)
	December 31, 2025
Individually analyzed loans, with specific reserves	$405	Appraisal of collateral	(1)	Liquidation expenses	(3)	0% to 8%
				Appraisal adjustments	(2)	0% to 20%

	December 31, 2024
Individually analyzed loans, with specific reserves	$320	Appraisal of collateral	(1)	Liquidation expenses	(3)	0% to 8%
				Appraisal adjustments	(2)	0% to 20%

(1)	Fair value is generally through independent appraisals of the underlying collateral that generally include various level 3 inputs which are not identifiable.

(2)	Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraised value.

(3)	Estimated costs to sell.

The Company discloses fair value information about financial instruments, whether or not recognized in the statements of financial condition, for which it is practicable to estimate that value. Certain financial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The estimated fair value amounts for 2025 and 2024 have been measured as of their respective reporting dates and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than amounts reported at each year-end.

The fair value estimates presented and discussed are based on pertinent information available to management as of the dates specified. The estimated fair value amounts are based on the exit price notion set forth by ASC 820. Although management is not aware of any factors that would significantly affect the estimated fair values, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since the balance sheet dates. Therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The information presented should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only required for a limited portion of the Company’s assets and liabilities. Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful.

F-53

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

As of the following dates, the carrying value and fair values of the Company’s financial instruments were:

		Fair Value Measurements at
		December 31, 2025 Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Financial Assets:
Cash and cash equivalents	$101,986	$101,986	$—	$—	$101,986
Available for sale securities	162,203	35,828	126,290	85	162,203
Loan level interest rate swaps	7,204	—	7,204	—	7,204
FHLB stock	1,957	—	1,957	—	1,957
Loans, net	953,385	—	—	944,816	944,816
Accrued interest receivable	4,882	—	4,882	—	4,882
Mortgage servicing rights	1,262	—	—	3,926	3,926
Financial Liabilities:
Deposits	$1,097,340	$—	$1,053,275	$—	$1,053,275
Mortgagors' escrow accounts	9,399	—	9,399	—	9,399
FHLB advances	25,153	—	26,982	—	26,982
Subordinated debt	5,155	—	5,155	—	5,155
Loan level interest rate swaps	7,204	—	7,204	—	7,204
Accrued interest payable	918	—	918	—	918

		Fair Value Measurements at
		December 31, 2024 Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Financial Assets:
Cash and cash equivalents	$37,484	$37,484	$—	$—	$37,484
Available for sale securities	159,947	29,693	130,154	100	159,947
Loan level interest rate swaps	6,743	—	6,743	—	6,743
FHLB stock	3,960	—	3,960	—	3,960
Loans, net	971,779	—	—	955,123	955,123
Accrued interest receivable	4,435	—	4,435	—	4,435
Mortgage servicing rights	1,592	—	—	4,370	4,370
Financial Liabilities:
Deposits	$1,020,783	$—	$968,878	$—	$968,878
Mortgagors' escrow accounts	9,425	—	9,425	—	9,425
FHLB advances	69,773	—	69,071	—	69,071
Subordinated debt	5,155	—	5,155	—	5,155
Loan level interest rate swaps	6,743	—	6,743	—	6,743
Accrued interest payable	943	—	943	—	943

F-54

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

15.   Accumulated Other Comprehensive Loss

The activity in accumulated other comprehensive loss for the years ended December 31, 2025 and 2024, is as follows:

	Accumulated Other Comprehensive Loss(1)
		Unrealized (losses)
		gains on
	Defined Benefit	available for sale
	Pension Plan	securities	Total
Balance at December 31, 2024	$(2,455)	$(10,480)	$(12,935)
Other comprehensive gain before reclassifications	664	4,225	4,889
Amounts reclassified from accumulated other comprehensive loss	116	—	116
Period change	780	4,225	5,005
Balance at December 31, 2025	$(1,675)	$(6,255)	$(7,930)

Balance at December 31, 2023	$(3,421)	$(26,077)	$(29,498)
Other comprehensive gain before reclassifications	730	2,924	3,654
Amounts reclassified from accumulated other comprehensive loss	236	12,673	12,909
Period change	966	15,597	16,563
Balance at December 31, 2024	$(2,455)	$(10,480)	$(12,935)

(1)	All amounts are net of tax. Related income tax expense or benefit is calculated using an income tax rate of 21.0%.

Details about accumulated other comprehensive loss components are as follows:

	Amount Reclassified from
	Accumulated Other Comprehensive
	Income for the Year Ended		Affected Line Item in the Consolidated
	December 31,		Statement of Income
	2025	2024
Securities available for sale(1):
Net securities losses reclassified into earnings	$—	$(16,041)	Net realized loss on sales of securities
Related income tax expense	—	3,368	Provision for income taxes
Net effect on accumulated other comprehensive loss for the period	—	(12,673)
Defined benefit pension plan(2):
Amortization of net loss and prior service costs	(147)	(298)	Other non-interest expense
Related income tax expense	31	62	Provision for income taxes
Net effect on accumulated other comprehensive gain or loss for the period	(116)	(236)
Total reclassifications for the period	$(116)	$(12,909)

(1)	For additional details related to unrealized gains and losses on securities and related amounts reclassified from accumulated other comprehensive loss see Note 2, “Available for Sale Securities.”

(2)	Included in the computation of net periodic pension cost. See Note 9, “Employee Benefits” for additional details.

F-55

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

16.   Segment Reporting

The Company is a bank holding company, whose principal activity is the ownership and management of its wholly-owned subsidiary, Rhinebeck Bank. As a community-focused financial institution, the Company’s operations primarily involve offering loans and deposit products and providing financial advisory services to customers. Since management evaluates performance and makes strategic decisions based on a single, integrated banking operation, the Company is considered to have one reportable segment for financial reporting purposes.

Management makes operating decisions and assesses performance based on an ongoing review of these banking operations, The accounting policies of the banking operations segment are the same as those described in the summary of significant accounting policies. The Company's reportable segment is determined by the Chief Executive Officer, who serves as the chief operating decision maker (“CODM”). The CODM assesses the Company's products and services, which primarily consist of banking operations, and evaluates performance based on financial data provided.

Interest income from loans and other earning assets, and income from fee-based businesses provide banking operation revenue. Interest expense on deposits and other sources of funding, provisions for credit losses, and operating expenses, primarily salaries and employee benefits, occupancy, furniture and equipment, and data processing and communications, provide the significant expenses of banking operations. The Company currently operates as a single-segment and all operations are domestic

F-56

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

In thousands, except share and per share data)

17.   Earnings Per Share

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed in a manner similar to that of basic earnings per share except that the weighted-average number of common shares outstanding is increased to include the number of incremental shares (computed using the treasury method) that would have been outstanding if all potentially dilutive common stock equivalents (such as options) were issued during the period. Unearned ESOP shares are not deemed outstanding for earnings per share calculations.

	Year Ended December 31,
	2025	2024
Net income (loss) applicable to common stock	$10,045	$(8,620)

Average number of common shares outstanding	11,100,624	11,074,170
Less: Average unearned ESOP shares	294,603	316,420
Average number of common shares outstanding used to calculate basic earnings per common share	10,806,021	10,757,750
Additional common stock equivalents (nonvested stock) used to calculate diluted earnings per share	5,423	—
Additional common stock equivalents (stock options) used to calculate diluted earnings per share	145,984	—
Weighted-average common shares and common stock equivalents used to calculate diluted earnings per share	10,957,428	10,757,750

Earnings (loss) per common share:
Basic	$0.93	$(0.80)
Diluted (1)	$0.92	$(0.80)

(1)    Because the Company was in a net loss position for the year ended December 31, 2024, diluted net loss per share is the same as basic net loss per share, as the inclusion of potentially dilutive common shares would have been anti-dilutive. The weighted average anti-dilutive common shares not included in the calculation of diluted earnings per share were 97,954.

18.   Subsequent Events

On February 10, 2026, Rhinebeck Bancorp, MHC adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which Rhinebeck Bancorp, MHC will undertake a “second-step” conversion and the Bank, the Company’s wholly owned subsidiary, will reorganize from the two-tier mutual holding company structure to the fully-public stock holding company structure. Pursuant to the Plan, (i) the shares of the Company’s common stock held by persons other than Rhinebeck Bancorp, MHC will be converted into new shares of the Company’s common stock based on an exchange ratio designed to preserve the percentage ownership interests of such persons (excluding shares of Company common stock purchased in the stock offering described below and cash received in lieu of issuance of fractional shares of Company common stock, and as adjusted to reflect certain assets held by Rhinebeck Bancorp, MHC), and the shares held by Rhinebeck Bancorp, MHC will be canceled, and (ii) the Company will offer and sell shares of common stock, representing the ownership interest of Rhinebeck Bancorp, MHC in the Company, in a subscription offering and, if necessary, in a community offering and a syndicated community offering and/or firm commitment underwritten offering. The number and price of shares of Company common stock to be sold in the offering and the exchange ratio will be based on the Company’s pro forma market value on a fully converted basis, as determined by an independent appraisal. The Plan is subject to regulatory approval as well as approval by the depositors of the Bank and by the Company’s stockholders.

F-57

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Rhinebeck Bancorp, Inc. or Rhinebeck Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Rhinebeck Bancorp, Inc. or Rhinebeck Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 8,912,500 Shares

Rhinebeck Bancorp, Inc.

(Holding Company for Rhinebeck Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

[prospectus date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until [expiration date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Dear Fellow Stockholder:

Rhinebeck Bancorp, Inc. (“Rhinebeck Bancorp”), a Maryland corporation and the bank holding company of Rhinebeck Bank, is soliciting stockholder votes regarding the mutual-to-stock conversion of Rhinebeck Bancorp, MHC. Pursuant to an Amended and Restated Plan of Conversion and Reorganization (the “Plan of Conversion”), we will convert from a partially public company to a fully public company and also sell a minimum of 6,587,500 shares of our common stock.

The Proxy Vote

We must receive the approval of our stockholders before we can proceed with the transactions contemplated by the Plan of Conversion. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please vote the enclosed proxy card today. Alternatively, you may vote by telephone or the Internet as described on the proxy card. Our board of directors urges you to vote “FOR” approval of the Plan of Conversion and “FOR” approval to adjourn the special meeting if necessary to solicit additional votes to approve the Plan of Conversion.

The Exchange

Upon the completion of the conversion, your shares of Rhinebeck Bancorp common stock will be exchanged for new shares of Rhinebeck Bancorp common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our transfer agent will send a transmittal form to each stockholder of Rhinebeck Bancorp who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Do not deliver your certificate(s) before you receive the transmittal form. Shares of Rhinebeck Bancorp that are held in “street name” (e.g., in a brokerage account) and shares that are held in “book entry form” (i.e., electronically with the transfer agent) will be converted automatically at the completion of the conversion — no action or documentation will be required of you.

The Stock Offering

We are offering for sale shares of common stock of Rhinebeck Bancorp at a price of $10.00 per share. The shares are first being offered in a subscription offering to eligible depositors of Rhinebeck Bank. Rhinebeck Bancorp public stockholders do not have priority rights to purchase shares in the subscription offering unless they are also eligible depositors of Rhinebeck Bank. However, if we do not sell sufficient shares in the subscription offering to complete the offering, shares would be available for sale in a community offering to Rhinebeck Bancorp public stockholders and others not eligible to subscribe for shares in the subscription offering. We must sell a minimum of 6,587,500 shares to complete the offering. If you are interested in subscribing for shares of our common stock, contact our Stock Information Center at [SIC #] to receive a stock order form and a prospectus. The stock offering period is expected to expire on [expiration date].

If you have any questions, please refer to the Questions and Answers section in this document.

Thank you for your support as a stockholder of Rhinebeck Bancorp.

Sincerely,

Matthew J. Smith
President and Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS AND PROXY STATEMENT OF RHINEBECK BANCORP, INC.

Rhinebeck Bancorp, Inc., which we refer to as “Rhinebeck Bancorp” in this document, is offering shares of common stock for sale on a best-efforts basis in connection with the conversion of Rhinebeck Bancorp, MHC from the mutual holding company to a fully public stock holding company corporate structure. Currently, Rhinebeck Bank is a wholly owned subsidiary of Rhinebeck Bancorp, a Maryland corporation.  Rhinebeck Bancorp, MHC, a New York mutual holding company, owns 57.0% of Rhinebeck Bancorp’s common stock. The remaining 43.0% of Rhinebeck Bancorp’s common stock is owned by public stockholders. As a result of the conversion, Rhinebeck Bancorp, MHC will convert its charter from a New York mutual holding company to a Delaware stock corporation and merge with and into Rhinebeck Bancorp. Each share of Rhinebeck Bancorp common stock owned by the public will be exchanged for between 1.0367 and 1.4026 new shares of common stock of Rhinebeck Bancorp, so that immediately after the conversion Rhinebeck Bancorp’s public stockholders will own approximately the same percentage of Rhinebeck Bancorp common stock as they owned of Rhinebeck Bancorp’s common stock immediately before the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and reflecting certain assets held by Rhinebeck Bancorp, MHC. The actual number of shares that you will receive will depend on the percentage of Rhinebeck Bancorp common stock held by the public at the completion of the conversion, certain assets held by Rhinebeck Bancorp, MHC, the final independent appraisal of Rhinebeck Bancorp and the number of shares of Rhinebeck Bancorp common stock sold in the offering described in the following paragraph. It will not depend on the market price of Rhinebeck Bancorp common stock. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. The initial value of the Rhinebeck Bancorp common stock you receive in the share exchange may be less than the market value of the Rhinebeck Bancorp common stock you currently own, depending on the results of the offering. See “Risk Factors — Risks Related to the Exchange — The market value of Rhinebeck Bancorp common stock received in the share exchange may be less than the market value of Rhinebeck Bancorp common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 8,912,500 shares of common stock of Rhinebeck Bancorp, representing the ownership interest of Rhinebeck Bancorp, MHC in Rhinebeck Bancorp as well as certain assets held by Rhinebeck Bancorp, MHC. We are offering these shares of common stock to eligible depositors of Rhinebeck Bank, to Rhinebeck Bank’s tax qualified benefit plans and, if necessary, to the public, including Rhinebeck Bancorp stockholders, at a price of $10.00 per share. The conversion of Rhinebeck Bancorp, MHC and the offering and exchange of common stock by Rhinebeck Bancorp is referred to herein as the “conversion and offering.” When the conversion and offering are completed, Rhinebeck Bank will continue to be a wholly owned subsidiary of Rhinebeck Bancorp, and 100% of the common stock of Rhinebeck Bancorp will be owned by public stockholders. As a result of the conversion and offering, Rhinebeck Bancorp, MHC will merge with and into Rhinebeck Bancorp and cease to exist.

At the effective time of the conversion, and as a result of the merger if Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp, Rhinebeck Bancorp’s articles of incorporation will be amended to establish a liquidation account and to increase the number of authorized shares of common stock of Rhinebeck Bancorp. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization – Liquidation Rights.”

Rhinebeck Bancorp’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “RBKB.” We expect the shares of Rhinebeck Bancorp common stock will continue to trade on the Nasdaq Capital Market under the symbol “RBKB” after the conversion.

The conversion and offering cannot be completed unless the stockholders of Rhinebeck Bancorp approve the Plan of Conversion. Rhinebeck Bancorp is holding a special meeting of stockholders at Rhinebeck Bank’s corporate office, 2 Jefferson Plaza, Poughkeepsie, New York on [Meeting Date] at [Meeting Time], Eastern time, to consider and vote upon the Plan of Conversion. We must obtain the affirmative vote of (1) two-thirds of the total number of votes entitled to be cast at the special meeting by Rhinebeck Bancorp stockholders, including votes representing the shares held by Rhinebeck Bancorp, MHC; and (2) a majority of the total number of votes entitled to be cast at the special meeting by Rhinebeck Bancorp stockholders other than Rhinebeck Bancorp, MHC. Rhinebeck Bancorp’s board of directors [unanimously] recommends that stockholders vote “FOR” approval of the Plan of Conversion.

This document serves as the proxy statement for the special meeting of stockholders of Rhinebeck Bancorp and the prospectus for the shares of Rhinebeck Bancorp common stock to be issued in exchange for shares of Rhinebeck Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission, the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by Rhinebeck Bancorp of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Stockholders of Rhinebeck Bancorp are not required to participate in the offering.

This proxy statement/prospectus contains information that you should consider in evaluating the Plan of Conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page [#] for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, read this proxy statement/prospectus, including the Questions and Answers section, beginning on page 1. Questions about voting on the Plan of Conversion may be directed to Keefe, Bruyette & Woods, Inc., Monday through Friday from [___a.m. to ___p.m.], Eastern time. Banks and brokers can call [phone], and all others can call [phone] (toll-free).

The date of this proxy statement/prospectus is [date], and it is first being mailed to stockholders of Rhinebeck Bancorp on or about [date].

RHINEBECK BANCORP, INC.

2 Jefferson Plaza

Poughkeepsie, New York 12601

(845) 454-8555

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On [Meeting Date] at [Meeting Time], Eastern time, Rhinebeck Bancorp, Inc. (“Rhinebeck Bancorp”) will hold a special meeting of stockholders at Rhinebeck Bank’s corporate office, 2 Jefferson Plaza, Poughkeepsie, New York.

At the meeting, stockholders will consider and act on the following:

1.	The approval of the Amended and Restated Plan of Conversion and Reorganization (the “Plan of Conversion”), whereby Rhinebeck Bancorp, MHC will convert from the mutual holding company to the stock holding company structure, including the merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp and amendments to Rhinebeck Bancorp’s articles of incorporation as a result of the conversion, as more fully described in the attached proxy statement/prospectus; and

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion.

The board of directors has fixed the close of business on [Voting Record Date], as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Rhinebeck Bancorp at the above address, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the Plan of Conversion and Reorganization. To assure timely receipt of these materials, Rhinebeck Bancorp must receive the written request by __________.

Please complete, sign and date the enclosed proxy card, which is solicited by the board of directors, and mail it in the enclosed envelope today. Alternatively, you may vote by telephone or Internet as described on the proxy card. Your proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Megan Bourgoin
Corporate Secretary

Rhinebeck, New York

[Mail Date]

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF RHINEBECK BANCORP, INC.

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion and offering. We have filed applications with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the New York State Department of Financial Services (the “NYSDFS”) with respect to the conversion and offering. Federal Reserve Board and NYSDFS approvals do not constitute a recommendation or endorsement of the Amended and Restated Plan of Conversion and Reorganization (the “Plan of Conversion”). We have also requested the approval of the NYSDFS to amend and restate Rhinebeck Bank’s articles of incorporation to establish a liquidation account. Consummation of the conversion is also subject to approval of the Plan of Conversion by Rhinebeck Bancorp’s stockholders, the approval of the Plan of Conversion by Rhinebeck Bank’s depositors, and to the satisfaction of certain other conditions.

Q.            WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Rhinebeck Bancorp stockholders as of the close of business on [Voting Record Date] are being asked to vote on the Plan of Conversion pursuant to which Rhinebeck Bancorp, MHC will convert from the mutual to the stock form of organization, which includes the merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp and the adoption of amendments to Rhinebeck Bancorp’s articles of incorporation as a result of the conversion, as more fully described in the attached proxy statement/prospectus. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization – Liquidation Rights.” As part of the conversion, Rhinebeck Bancorp is offering its common stock to eligible depositors of Rhinebeck Bank, to Rhinebeck Bank’s tax qualified benefit plans and to the public. The shares offered represent Rhinebeck Bancorp, MHC’s current ownership interest in Rhinebeck Bancorp, adjusted for certain assets held by Rhinebeck Bancorp, MHC. Your vote is very important. Without sufficient votes “FOR” approval of the Plan of Conversion, we cannot implement the Plan of Conversion and complete the offering.

In addition, Rhinebeck Bancorp stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.            The primary reasons for the conversion and offering are to:

•	support our planned growth and strengthen our regulatory capital position;

•	improve the liquidity of our common stock;

•	facilitate our stock holding company’s ability to pay dividends to our public stockholders;

•	improve our flexibility to access the capital markets; and

•	facilitate future mergers and acquisitions.

We will use the capital raised in the stock offering to support our planned growth, which includes increased lending and investments in technology and personnel. Additionally, as a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since Rhinebeck Bancorp, MHC is required to own a majority of Rhinebeck Bancorp’s outstanding shares of common stock. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition. See “Proposal 1 − Approval of the Plan of Conversion and Reorganization − Reasons for the Conversion and Stock Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

1

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING RHINEBECK BANCORP SHARES?

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Stockholders,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 1.0367 shares of Rhinebeck common stock if we close at the minimum of the offering range and 1.4026 shares of Rhinebeck common stock if we close at the maximum of the offering range (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Rhinebeck Bancorp common stock, and the exchange ratio is 1.4026 (at the maximum of the offering range), after the conversion you will receive 140 shares of Rhinebeck Bancorp common stock and $2.60 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the offering.

If you own shares of Rhinebeck Bancorp common stock in a brokerage account in “street name” or electronically with our transfer agent in “book entry” form, your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of Rhinebeck Bancorp stock certificates, after the completion of the conversion and offering, our transfer agent will mail to you a transmittal form with instructions to surrender your stock certificates. A statement reflecting your ownership of shares of common stock of Rhinebeck Bancorp and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing Rhinebeck Bancorp stock certificate(s). All shares of Rhinebeck Bancorp common stock will be issued in book-entry form, meaning that Rhinebeck Bancorp will not issue stock certificates. Do not submit your stock certificate(s) until you receive a transmittal form.

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK BEFORE COMPLETION OF THE CONVERSION?

A.	The shares will be based on a price of $10.00 per share because that is the price at which Rhinebeck Bancorp will sell shares in its offering. The amount of common stock Rhinebeck Bancorp will issue at $10.00 per share in the offering and the exchange ratio are based on an independent appraisal of the estimated market value of Rhinebeck Bancorp by RP Financial, LC. (“RP Financial”), an appraisal firm experienced in the appraisal of financial institutions. RP Financial has estimated that, as of February 2, 2026, this market value was $136.0 million. Based on federal regulations, the market value forms the midpoint of a range with a minimum of $115.6 million and a maximum of $156.4 million. Based on this valuation and the valuation range, the number of shares of common stock of Rhinebeck Bancorp that existing public stockholders of Rhinebeck Bancorp will receive in exchange for their shares of Rhinebeck Bancorp common stock is expected to range from 4,971,197 to 6,725,738, with a midpoint of 5,848,467 (a value of approximately $49.7 million to $67.3 million, with a midpoint of $58.5 million, based on a price of $10.00 per share). The number of shares received by the existing public stockholders of Rhinebeck Bancorp is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and as adjusted to reflect certain assets held by Rhinebeck Bancorp, MHC). The independent appraisal is based in part on Rhinebeck Bancorp’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of twelve publicly traded holding companies that RP Financial considered comparable to Rhinebeck Bancorp.

2

Q.	Does the exchange ratio depend on the TRADING price of RHINEBECK BANCORP common stock?

A.	No. The exchange ratio will not be based on the trading price of Rhinebeck Bancorp common stock. Instead, the exchange ratio will be based on the appraised value of Rhinebeck Bancorp. The purpose of the exchange ratio is to maintain the ownership percentage of public stockholders of Rhinebeck Bancorp (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and any adjustment to reflect certain assets held by Rhinebeck Bancorp, MHC). Therefore, changes in the trading price of Rhinebeck Bancorp common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATE(S) NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our transfer agent after the completion of the conversion and offering. If your shares are held in “street name” (e.g., in a brokerage account) or electronically with our transfer agent in “book entry” form, in either case rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark, sign and date each proxy card enclosed, and return the card(s) to us in the enclosed proxy reply envelope. Alternatively, you may vote by telephone or Internet by following the instructions on the proxy card. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY!

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the approval of the Plan of Conversion. Without sufficient votes “FOR” approval of the Plan of Conversion, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the Plan of Conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at [SIC #], Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, except for bank holidays.

3

Eligible depositors of Rhinebeck Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described in this document. If orders for Rhinebeck Bancorp common stock in a community offering exceed the number of shares available for sale, shares will be allocated (to the extent shares remain available) as follows: first, to cover orders of natural persons (including trusts of natural persons) residing in Albany, Dutchess, Orange and Ulster Counties, New York, then to existing stockholders of Rhinebeck Bancorp at the close of business on [Voting Record Date], and then to the general public.

Stockholders of Rhinebeck Bancorp are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and their associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Rhinebeck Bancorp common stock, may not exceed 9.9% of the total shares of common stock of Rhinebeck Bancorp to be issued and outstanding after the completion of the conversion and offering.

Properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 2:00 p.m., Eastern time, on [expiration date].

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT RHINEBECK BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors of Rhinebeck Bank will no longer have voting rights in Rhinebeck Bancorp, MHC as to matters currently requiring their vote. Rhinebeck Bancorp, MHC will cease to exist after the conversion and offering. Only stockholders of Rhinebeck Bancorp will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to Laurel Hill Advisory Group, LLC, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern time. Banks and brokers may call __________, and all others may call __________ (toll-free).  Questions about the stock offering may be directed to our Stock Information Center at [SIC #], Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, except for bank holidays.

4

SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and offering, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. Rhinebeck Bancorp will hold its special meeting of stockholders at Rhinebeck Bank’s corporate office, 2 Jefferson Plaza, Poughkeepsie, New York on [Meeting Date] at [Meeting Time], Eastern time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of the Plan of Conversion, whereby: (a) Rhinebeck Bancorp, MHC will convert from the mutual holding company to the stock holding company form of organization, effected by the conversion of its charter from a New York mutual holding company to a Delaware stock corporation; immediately after which, the converted Delaware stock corporation will merge into Rhinebeck Bancorp, and Rhinebeck Bancorp’s articles of incorporation will be amended as described in this proxy statement/prospectus; (b) the outstanding shares of Rhinebeck Bancorp, other than those held by Rhinebeck Bancorp, MHC, will be converted into new shares of common stock of Rhinebeck Bancorp; and (c) Rhinebeck Bancorp will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated offering and/or firm commitment underwritten offering. A vote to approve the Plan of Conversion includes a vote to approve the merger of Rhinebeck Bancorp, MHC into Rhinebeck Bancorp and the amendments to the articles of incorporation of Rhinebeck Bancorp; and

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion.

Vote Required for Approval of Proposals by the Stockholders of Rhinebeck Bancorp

Proposal 1: Approval of the Plan of Conversion. We must obtain the affirmative vote of (1) two-thirds of the total number of votes entitled to be cast at the special meeting by Rhinebeck Bancorp stockholders, including shares owned by Rhinebeck Bancorp, MHC, and (2) a majority of the total number of votes entitled to be cast at the special meeting by Rhinebeck Bancorp stockholders other than Rhinebeck Bancorp, MHC.

Proposal 1 must also be approved by the depositors of Rhinebeck Bank at a special meeting called for that purpose. Depositors will receive separate proxy materials.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Rhinebeck Bancorp stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Plan of Conversion.

Other Matters. As this is a special meeting, no matters may be presented at the meeting other than matters that have been brought before the meeting pursuant to Rhinebeck Bancorp’s Notice of Special Meeting of Stockholders.

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Rhinebeck Bancorp in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by Rhinebeck Bancorp, MHC

Rhinebeck Bancorp, MHC, our majority stockholder, will vote all its shares of common stock in favor of the matters set forth above. If Rhinebeck Bancorp, MHC votes all its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of [Voting Record Date], the directors and executive officers of Rhinebeck Bancorp beneficially owned _________ shares, or approximately ____% of the outstanding shares of Rhinebeck Bancorp common stock, and Rhinebeck Bancorp, MHC owned 6,345,975 shares, or approximately [57.0]% of the outstanding shares of Rhinebeck Bancorp common stock.

Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion, which includes approval of the merger of Rhinebeck Bancorp, MHC into Rhinebeck Bancorp and approval of the amendments to Rhinebeck Bancorp’s articles of incorporation, and “FOR” approval of the adjournment of the special meeting, if necessary.

Our Business

Rhinebeck Bank is a New York-chartered savings bank headquartered in Poughkeepsie, New York. Founded in 1860, we conduct our business from our corporate office, 12 full-service banking offices and two representative offices, which are located in Albany, Dutchess, Orange and Ulster Counties, New York. Our primary market area includes the communities in which we maintain our banking office locations and their contiguous counties, which are located in the Hudson Valley region of New York.

Our primary business activity is gathering deposits from the general public and using those funds, together with borrowings, to originate commercial real estate loans (which includes multi-family real estate loans and commercial construction loans), commercial business loans and indirect automobile loans (automobile loans referred to us by automobile dealerships), and to purchase one- to four-family residential real estate loans and investment securities. We offer a variety of deposit accounts, including savings accounts, certificates of deposit, money market accounts, commercial and personal checking accounts and individual retirement accounts. We also borrow funds, primarily from the Federal Home Loan Bank (“FHLB”) of New York, to fund our operations as necessary. Financial services, including investment advisory and financial product sales, are offered through a division of Rhinebeck Bank doing business as “Rhinebeck Asset Management.”

Our corporate offices are located at 2 Jefferson Plaza, Poughkeepsie, New York 12601. Our telephone number at this address is (845) 454-8555. Our website address is www.rhinebeckbank.com. Information on this website is not and should not be considered a part of this proxy statement/prospectus.

Plan of Conversion and Reorganization

The board of trustees of Rhinebeck Bancorp, MHC and the boards of directors of Rhinebeck Bancorp and Rhinebeck Bank have adopted the Plan of Conversion, pursuant to which Rhinebeck Bank will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Rhinebeck Bancorp will receive new shares in Rhinebeck Bancorp in exchange for their existing shares of Rhinebeck Bancorp common stock based on an exchange ratio. See “—The Exchange of Existing Shares of Rhinebeck Bancorp Common Stock.” The conversion to a stock holding company structure also includes the offering by Rhinebeck Bancorp of shares of its common stock to eligible depositors of Rhinebeck Bank and to the public, including Rhinebeck Bancorp stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering, or potentially a firm commitment underwritten offering. Following the conversion and offering, Rhinebeck Bancorp, MHC will no longer exist, and Rhinebeck Bancorp will continue to be the parent company of Rhinebeck Bank.

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The conversion and offering cannot be completed unless the stockholders of Rhinebeck Bancorp approve the Plan of Conversion. Rhinebeck Bancorp’s stockholders will vote on the Plan of Conversion at Rhinebeck Bancorp’s special meeting. This document is the proxy statement used by Rhinebeck Bancorp’s board of directors to solicit proxies for the special meeting. It is also the prospectus of Rhinebeck Bancorp regarding the shares of Rhinebeck Bancorp common stock to be issued to Rhinebeck Bancorp’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by Rhinebeck Bancorp of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure

Since 2019, we have operated in a two-tier mutual holding company structure. Rhinebeck Bancorp is a Maryland corporation that is a publicly traded stock holding company and the parent company of Rhinebeck Bank. At December 31, 2025, Rhinebeck Bancorp had consolidated assets of $1.30 billion, deposits of $1.10 billion and stockholders’ equity of $136.9 million. Rhinebeck Bancorp’s parent company is Rhinebeck Bancorp, MHC, a New York-chartered mutual holding company that was formed in 2004. At December 31, 2025, Rhinebeck Bancorp had 11,141,033 shares of common stock outstanding, of which 6,345,975 shares, or 57.0%, were owned by Rhinebeck Bancorp, MHC and the remaining 4,795,058 shares were held by the public.

Pursuant to the terms of the amended and restated plan of conversion and reorganization, which we refer to as the “plan of conversion” throughout this proxy statement/prospectus, we are converting from the mutual holding company corporate structure to the stock holding company corporate structure. Upon completion of the conversion, Rhinebeck Bancorp, MHC will cease to exist. The conversion will be accomplished by the conversion of Rhinebeck Bancorp, MHC from a New York mutual holding company to a Delaware stock corporation, immediately followed by the merger of the Delaware stock corporation with and into Rhinebeck Bancorp, with Rhinebeck Bancorp surviving the merger. The shares of Rhinebeck Bancorp common stock being offered for sale represent the majority ownership interest in Rhinebeck Bancorp currently owned by Rhinebeck Bancorp, MHC. Public stockholders of Rhinebeck Bancorp will receive new shares of common stock of Rhinebeck Bancorp in exchange for their current shares of Rhinebeck Bancorp at an exchange ratio intended to preserve approximately the same aggregate ownership interest in Rhinebeck Bancorp as public stockholders currently have in Rhinebeck Bancorp, adjusted downward to reflect certain assets held by Rhinebeck Bancorp, MHC and without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. The shares of Rhinebeck Bancorp common stock owned by Rhinebeck Bancorp, MHC will be canceled.

The following diagram shows our current organizational structure, reflecting ownership percentages at December 31, 2025:

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After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of Rhinebeck Bancorp held as follows:

Business Strategy

In October 2025, Matthew J. Smith was appointed President and Chief Executive Officer of Rhinebeck Bank and its holding companies, Rhinebeck Bancorp and Rhinebeck Bancorp, MHC, to lead Rhinebeck Bank into its next phase of growth and innovation. Mr. Smith’s executive leadership experience includes overseeing community bank operations, spearheading the implementation of digital banking and banking-as-a-service programs and integrating acquired financial institutions. As we realign our strategies for growth, we intend to continue to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service.

Our current business strategy includes the following key components, which are designed to improve earnings by expanding net interest margin, increasing non-interest income and improving efficiency:

•	Emphasize relationship-based commercial lending. Following the completion of our holding company reorganization and minority stock issuance in 2019, we began our expansion as a commercial lender. Our commercial real estate loan portfolio (which includes multi-family real estate and commercial construction loans) and commercial business loan portfolio have grown from $223.0 million and $83.2 million, or 32.9% and 12.2% of our total loan portfolio, respectively, at December 31, 2019 to $534.7 million and $91.5 million, or 55.8% and 9.5% of our total loan portfolio, respectively, at December 31, 2025. We believe that commercial real estate and commercial business lending offer opportunities to invest in our community, increase the overall yield earned on our loan portfolio and manage interest rate risk. We intend to continue to increase originations of these types of loans in our primary market area and may consider hiring additional lenders as well as originating loans secured by properties located in areas that are contiguous to our current market area.

Increasing our commercial real estate loans and commercial business loans involves risk, as described in “Risk Factors—Risks Related to Our Lending Activities—Our emphasis on commercial real estate and commercial business lending involves risks that could adversely affect our financial condition and results of operations” and “—Our non-owner occupied commercial real estate loans may expose us to increased credit risk.”

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•	Grow and enhance our low-cost deposit base. Deposits are our primary source of funds for lending and investment. Core deposits, which we define as all non-time deposits, are a lower-cost and more stable source of funds than time deposits. We are making a concerted effort to increase these lower-cost transaction deposit accounts following a period of relatively higher interest rates during which customers migrated to higher-cost time deposits. As of December 31, 2025, core deposits totaled $720.4 million, or 65.6% of total deposits. We plan to continue to market our core transaction accounts, emphasizing our high-quality service and competitive pricing of these products.

We are also developing a full suite of treasury management services for business customers to encourage commercial borrowers to maintain deposit accounts with us and to generate recurring fee income. We view treasury management as a core strategic capability that will support both deposit growth and non-interest income diversification. We may also enter into strategic partnerships, including banking-as-a-service partnerships, to facilitate new account openings and provide a low-cost method to attract and retain core deposits.

•	Invest in technology to improve efficiency and support scalable growth. We emphasize disciplined expense management to support sustainable profitability and operating leverage. We are investing in updated technology and digital capabilities to improve efficiency, enhance customer experience, and support scalable growth. We currently offer the convenience of certain technology-based products, such as mobile deposit capture, bill pay, card valet, and internet and mobile banking. The capital raised in this offering may be used to support additional initiatives, which include enhanced digital account opening, improved self-service capabilities, automation of manual workflows, and selective use of advanced analytics to support operational efficiency and decision-making, including potential applications of artificial intelligence products. Management will monitor efficiency metrics relative to our peer institutions and aims to adjust our resource allocation to maintain competitiveness while preserving service quality.

•	Increase household penetration and non-interest income through private banking services. We are focused on meeting the entire financial needs of our customer base by offering a full complement of banking solutions. Our customer relationships provide opportunities for cross-selling products to existing customers to deepen our “share of wallet.” Further, we plan to explore establishing a private banking offering, designed as a relationship-led, advice-driven financial services model for mass-affluent and emerging-affluent individuals, business owners, professionals, and families whose needs exceed traditional retail banking but who are underserved or excluded by the high minimums and rigid structures of larger regional and national banks. Our existing wealth management business will serve as a natural complement to private banking offerings and provide an opportunity for household-level relationship expansion among both bank customers and wealth management clientele.

•	Continue to originate consumer and provide residential real estate loans through third party partnerships as a complementary offering to support deposit and multi-product relationships. Although we intend to emphasize commercial lending, our retail banking franchise serves as a primary engine for core deposit growth and long-term relationship expansion. Accordingly, we will continue to offer historic retail lending products with a focus on the acquisition, retention and optimization of stable, low-cost deposits, rather than transaction-driven consumer lending growth. Consumer lending products will be positioned as complementary offerings designed to support broader relationships.

•	Manage credit risk to maintain a low level of non-performing assets. We believe that credit risk management is foundational to our strategy. We maintain a comprehensive enterprise risk management framework designed to identify, measure, monitor, and control risks across all business activities. Risk governance is supported by board oversight, management committees, documented risk appetite parameters, and independent testing and assurance functions. Policies, procedures, and internal controls are reviewed and enhanced as our business model evolves to ensure continued compliance with regulatory requirements and safe and sound operations. We have established an experienced credit team and implemented well-defined policies, a thorough and efficient loan underwriting process, and active credit monitoring. We emphasize conservative underwriting standards, and management believes that maintaining strong governance and control discipline enables us to pursue growth opportunities responsibly while protecting customers, shareholders, and the communities we serve. Our nonperforming assets were $3.7 million, or 0.28% of total assets, as of December 31, 2025. We intend to continue to support our investment in our commercial credit department as we grow our commercial loan portfolio.

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•	Expand our market area through organic growth, while also considering opportunistic acquisitions. We believe opportunities exist to both increase our market share in our historical markets and to continue our growth in contiguous or other counties with desirable characteristics. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the offering will enable us to increase our lending and investment capacity. We may also consider establishing de novo branches. In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. These opportunities may include strategic acquisitions of other financial institutions, financial services companies, branch offices or lines of business, or lift-outs of lending or deposit-gathering teams from other financial institutions, although we have no current plans or understandings regarding any acquisitions.

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to:

•	Support our planned growth and strengthen our regulatory capital position. A strong capital position is essential to achieving the long-term objectives of growing Rhinebeck Bank and building stockholder value. Although Rhinebeck Bank exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the offering will significantly strengthen our capital position and enable us to support our planned growth and expansion through larger loans-to-one borrower and credit concentration limits. We also intend to deploy funds raised toward growth initiatives, including increased lending and investments in technology and personnel.

•	Improve the liquidity of our common stock. We expect that the greater number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market for Rhinebeck Bancorp common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our ability to pay dividends to our public stockholders. Current regulations of the Federal Reserve Board prohibit the ability of Rhinebeck Bancorp, MHC to waive the receipt of dividends declared by Rhinebeck Bancorp. Accordingly, because any dividends declared and paid by Rhinebeck Bancorp would have to be paid to Rhinebeck Bancorp, MHC along with all other stockholders, the amount of dividends available for all other stockholders would have been less than if Rhinebeck Bancorp, MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of Rhinebeck Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and offering. See “Our Dividend Policy.”

•	Improve our flexibility to access the capital markets. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

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•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or financial service companies, branches, loan or deposit portfolios, or team lift-outs, as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger or acquisition transactions. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of our stock for three years following completion of the conversion without regulatory approval.

See “Proposal 1 — Approval of the Plan of Conversion and Reorganization” for a more complete discussion of our reasons for conducting the conversion and offering.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion is approved by at least 75% of the votes cast by eligible depositors of Rhinebeck Bank (i.e., depositors as of the close of business on [VRD]) at a special meeting of depositors held to vote on the plan of conversion;

•	The plan of conversion is approved by a majority of the total votes eligible to be cast by eligible depositors of Rhinebeck Bank (i.e., depositors as of the close of business on [VRD]) at the special meeting;

•	The plan of conversion is approved by Rhinebeck Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Rhinebeck Bancorp as of the close of business on [VRD], including shares held by Rhinebeck Bancorp, MHC;

•	The plan of conversion is approved by Rhinebeck Bancorp stockholders holding at least a majority of the outstanding shares of common stock of Rhinebeck Bancorp as of the close of business on [VRD], excluding shares held by Rhinebeck Bancorp, MHC;

•	We sell at least the minimum number of shares of common stock offered in the offering; and

•	We receive all required regulatory approvals to complete the conversion and offering.

Rhinebeck Bancorp, MHC intends to vote its shares in favor of the plan of conversion. At the close of business on [VRD], Rhinebeck Bancorp, MHC owned 6,345,975 shares, or approximately 57.0%, of the outstanding shares of common stock of Rhinebeck Bancorp. At the close of business on [VRD], the directors and executive officers of Rhinebeck Bancorp and their affiliates owned _______ shares of Rhinebeck Bancorp (excluding exercisable options), or ___% of the outstanding shares of common stock and ___% of the outstanding shares of common stock excluding shares held by Rhinebeck Bancorp, MHC. They intend to vote those shares in favor of the plan of conversion.

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Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 6,587,500 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(1)	increase the purchase and ownership limitations; and/or

(2)	seek regulatory approval to extend the offering beyond [extension date], as long as we resolicit subscribers who previously submitted subscriptions in the offering; and/or

(3)	increase the shares purchased by the employee stock ownership plan.

If we extend the offering past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited under such circumstances on the stock order form will be, and in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

The Exchange of Existing Shares of Rhinebeck Bancorp Common Stock

If you are a stockholder of Rhinebeck Bancorp immediately before the completion of the conversion and offering, your shares will be exchanged for new shares of common stock of Rhinebeck Bancorp. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Rhinebeck Bancorp common stock owned by public stockholders immediately before the completion of the conversion and offering. The following table shows how the exchange ratio will adjust, based on the appraised value of Rhinebeck Bancorp as of February 2, 2026, assuming immediately before the completion of the conversion and offering public stockholders of Rhinebeck Bancorp owned 43.0% of Rhinebeck Bancorp common stock and Rhinebeck Bancorp, MHC had assets (excluding its shares of Rhinebeck Bancorp common stock) of $99,000. The table also shows the number of shares of Rhinebeck Bancorp common stock a hypothetical owner of Rhinebeck Bancorp common stock would receive in exchange for 100 shares of Rhinebeck Bancorp common stock owned at the completion of the conversion and offering, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		New Shares of Rhinebeck Bancorp to be Issued for Current Shares of Rhinebeck Bancorp		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Whole Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price(1)	Share(2)	Shares(3)
Minimum	6,587,500	57.0%	4,971,197	43.0%	11,558,697	1.0367	$10.37	$17.25	103
Midpoint	7,750,000	57.0%	5,848,467	43.0%	13,598,467	1.2197	12.20	18.20	121
Maximum	8,912,500	57.0%	6,725,738	43.0%	15,638,238	1.4026	14.03	19.15	140

(1)	Represents the value of new shares of Rhinebeck Bancorp common stock to be received in the conversion by a holder of one current share of Rhinebeck Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At December 31, 2025, Rhinebeck Bancorp’s tangible book value per share was $12.07. Tangible book value per share is a financial measure determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). See page 33 for additional information on this non-GAAP financial measure.

(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of Rhinebeck Bancorp common stock will be issued to any public stockholder of Rhinebeck Bancorp. For each fractional share that otherwise would be issued, Rhinebeck Bancorp will pay cash equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

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Outstanding options to purchase shares of Rhinebeck Bancorp common stock will convert into and become options to purchase shares of Rhinebeck Bancorp common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will be unaffected by the conversion. At December 31, 2025, there were 258,830 outstanding options to purchase shares of Rhinebeck Bancorp common stock, all of which have vested. The outstanding options will be converted into options to purchase 268,329 shares of common stock at the minimum of the offering range and 363,034 shares of common stock at the maximum of the offering range. Because applicable regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist to do so, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 2.3%.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Rhinebeck Bancorp for new shares of Rhinebeck Bancorp are based on an independent appraisal of the estimated market value of Rhinebeck Bancorp, assuming the offering has been completed. RP Financial, LC. (“RP Financial”), our independent appraiser, has estimated that, as of February 2, 2026, the fully converted market value was $136.0 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $115.6 million and a maximum of $156.4 million. Based on this valuation range from the appraisal, the 57.0% ownership interest of Rhinebeck Bancorp, MHC in Rhinebeck Bancorp as of December 31, 2025 being sold in the offering, certain assets held by Rhinebeck Bancorp, MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by Rhinebeck Bancorp ranges from 6,587,500 shares to 8,912,500 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 1.0367 new shares at the minimum of the offering range to 1.4026 new shares at the maximum of the offering range, and will generally preserve the percentage ownership of public stockholders in Rhinebeck Bancorp immediately before the completion of the conversion. RP Financial will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $115.6 million or above $156.4 million, then, after consulting with the Federal Reserve Board and the NYSDFS, we may: terminate the offering and promptly return all funds with interest; set a new offering range and provide all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board, the NYSDFS and the Securities and Exchange Commission.

The appraisal is based in part on Rhinebeck Bancorp’s financial condition and results of operations, the pro forma effect of the additional capital raised in the offering, and an analysis of a peer group of twelve publicly traded bank holding companies that RP Financial considers comparable to Rhinebeck Bancorp consistent with regulatory guidelines applicable to the independent valuation. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Assets are as of December 31, 2025.

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Company Name	Ticker Symbol	Headquarters	Total Assets
			(In millions)
Affinity Bancshares, Inc.	AFBI	Covington, GA	$882
BV Financial, Inc.	BVFL	Baltimore, MD	912
ECB Bancorp, Inc.	ECBK	Everett, MA	1,606
FS Bancorp, Inc.	FSBW	Mountlake Terrace, WA	3,197
Magyar Bancorp, Inc.	MGYR	New Brunswick, NJ	1,045
Northeast Community Bancorp, Inc.	NECB	White Plains, NY	2,064
Provident Financial Holdings, Inc.	PROV	Riverside, CA	1,228
Riverview Bancorp, Inc.	RVSB	Vancouver, WA	1,512
SR Bancorp, Inc.	SRBK	Bound Brook, NJ	1,143
Timberland Bancorp, Inc.	TSBK	Hoquiam, WA	2,006
Waterstone Financial, Inc.	WSBF	Wauwatosa, WI	2,260
Western New England Bancorp, Inc.	WNEB	Westfield, MA	2,736

Four measures that some investors use to analyze whether a stock might be a good investment are the ratios of the offering price to the issuer’s “book value” and “tangible book value” and the ratios of the offering price to the issuer’s earnings and “core earnings.” RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. For purposes of the appraisal, core earnings is defined as net earnings after taxes, excluding the after-tax portion of income from non-recurring items.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Rhinebeck Bancorp with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made a slight downward adjustment for profitability, growth and viability of earnings and a slight upward adjustment for financial condition and made no adjustments for asset growth, dividends, liquidity of the shares, marketing of the issue, management and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Rhinebeck Bancorp’s less favorable efficiency ratio and lower pro forma core earnings as a percent of equity relative to the comparable peer group measures. The upward adjustment for financial condition took into consideration Rhinebeck Bancorp’s stronger pro forma capital position, stronger liquidity and more favorable funding composition relative to the comparable peer group measures.

The following table presents a summary of selected pricing ratios for Rhinebeck Bancorp (on a pro forma basis) as of and for the twelve months ended December 31, 2025, and for the peer group companies based on earnings and other information as of and for the twelve months ended December 31, 2025 or the most recent quarter available, with stock prices as of February 2, 2026, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 29.7% on a price-to-book value basis, a discount of 33.3% on a price-to-tangible book value basis, and a discount of 21.5% on a price-to-earnings basis.

	Price-to-earnings multiple(1)		Price-to-book value ratio	Price-to-tangible book value ratio
Rhinebeck Bancorp (on a pro forma basis, assuming completion of the conversion and offering)
Minimum	10.66	x	59.38%	60.10%
Midpoint	12.40	x	66.27%	67.02%
Maximum	14.10	x	72.46%	73.26%

Valuation of peer group companies, all of which are fully converted (on a historical basis):
Average	15.79	x	94.26%	100.44%
Median	14.46	x	95.80%	98.30%

(1)	Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings for the twelve months ended December 31, 2025. These ratios are different than those presented in “Pro Forma Data.”

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The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

See “Proposal 1— Approval of the Plan of Conversion and Reorganization — Stock Pricing and Number of Shares to be Issued.”

How We Intend to Use the Proceeds from the Offering

We intend to (1) contribute at least 50% of the net proceeds from the offering to Rhinebeck Bank, (2) fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the offering and (3) retain the remainder of the net proceeds from the offering at Rhinebeck Bancorp. Therefore, assuming we sell 7,750,000 shares of common stock in the offering at the midpoint of the offering range, and we have net proceeds of $74.5 million, we intend (1) to contribute $37.2 million to Rhinebeck Bank, (2) loan $3.1 million to our employee stock ownership plan to fund its purchase of shares of common stock and (3) retain the remaining $34.1 million of the net proceeds at Rhinebeck Bancorp.

Rhinebeck Bancorp may use the funds it retains for investment in securities, to repurchase shares of common stock (subject to compliance with regulatory requirements), to pay cash dividends (if declared by our board of directors), to acquire other financial institutions, and for other general corporate purposes. Rhinebeck Bank may use the net proceeds it receives to support increased lending, develop new products and services, invest in technology and grow by acquiring other financial institutions, branch offices, lines of business, or lending and deposit-gathering teams, to invest in securities or for other general corporate purposes. We do not currently have any agreements or understandings regarding any acquisition.

See “How We Intend to Use the Proceeds from the Offering” for additional information.

Our Dividend Policy

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

For information regarding our proposed dividend policy, see “Our Dividend Policy.”

Purchases and Ownership by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 92,500 shares of common stock in the offering, representing 1.40% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion and offering, our directors and executive officers, together with their associates, are expected to beneficially own 449,920 shares of common stock, or 3.83% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own in Rhinebeck Bancorp that will be exchanged for new shares of Rhinebeck Bancorp.

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See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan operated for the benefit of Rhinebeck Bank’s employees, to purchase up to 4% of the shares of common stock we sell in the offering. However, if market conditions warrant, in the judgment of its trustee, the employee stock ownership plan’s subscription order may not be filled and the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the NYSDFS.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required before implementation. We have not determined whether we will adopt the plans before or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months of the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (1) up to 4% of the shares of common stock sold in the offering for awards of restricted stock or restricted stock units to employees and directors, at no cost to the recipients, and (2) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that will be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Benefits to be Considered Following Completion of the Conversion—Stock-Based Benefit Plans.” Upon the effective date of the new stock-based benefit plan, no further awards will be eligible to be granted under our existing stock-based plans.

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that would be available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the offering for restricted stock awards or restricted stock units and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting from Issuance of Shares for Stock-Based Benefit Plans		Value of Grants (In Thousands)(1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering			At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	263,500	356,500	4.0%	—	%(2)	$2,635	$3,565
Restricted stock awards	263,500	356,500	4.0	2.23		2,635	3,565
Stock options	658,750	891,250	10.0	5.39		2,213	2,995
Total	1,185,750	1,604,250	18.0%	7.39	%(2)	$7,483	$10,125

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.36 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option life of six years; no dividend yield; a risk-free rate of return of 3.84%; and expected volatility of 25.40%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

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We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2020 Equity Incentive Plan or 2025 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as applicable regulations do not permit us to repurchase our shares during the first year following the completion of the offering, except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.

Market for Common Stock

Existing publicly held shares of Rhinebeck Bancorp’s common stock are traded on the Nasdaq Capital Market under the symbol “RBKB.” Upon completion of the conversion and offering, the shares of common stock of Rhinebeck Bancorp will continue to trade on the Nasdaq Capital Market under the symbol “RBKB.” KBW has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Tax Consequences

Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of Wolf & Company, P.C. regarding the material New York tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income tax law to Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank, persons eligible to subscribe in the subscription offering, or existing stockholders of Rhinebeck Bancorp (except as to cash paid in lieu of fractional shares). Existing stockholders of Rhinebeck Bancorp who receive cash in lieu of fractional shares of Rhinebeck Bancorp will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Dissenters’ Rights

Stockholders of Rhinebeck Bancorp do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning Rhinebeck Bancorp’s Common Stock

An investment in Rhinebeck Bancorp common stock is subject to risk, including risks related to our business and this offering. Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.

Before you vote on the conversion, you should read the “Risk Factors” section beginning on page 18 of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion.

Risks Related to Our Lending Activities

Our emphasis on commercial real estate and commercial business lending involves risks that could adversely affect our financial condition and results of operations.

We emphasize the origination of commercial real estate and commercial business loans, and the offering will allow us to increase our commercial lending activities and loans-to-one borrower limit. At December 31, 2025, our commercial real estate (which includes multi-family real estate loans and commercial construction loans) and commercial business loans totaled $626.3 million, or 65.4% of our loan portfolio. While these types of loans are potentially more profitable than residential mortgage loans due primarily to bearing generally higher interest rates and larger balances, they present greater risk due to greater dependency on the successful operation of the properties, and are generally more sensitive to regional and local economic conditions, making future losses more difficult to predict. These loans also generally have relatively large balances to single borrowers or related groups of borrowers. Also, many of our borrowers have more than one of these types of loans outstanding. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a residential mortgage loan. These loans also expose us to greater credit risk than loans secured by residential real estate because the collateral securing these loans typically cannot be liquidated as easily as residential real estate. If we foreclose on these loans, our holding period for the collateral typically is longer than for a single or multi-family residential property because there are fewer potential purchasers of the collateral. In addition, changes in consumer preferences about where they work, live, shop and eat can also impact commercial real estate, which could result in declines in occupancy and declines in property values. If loans that are collateralized by commercial real estate become troubled and the value of the real estate has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for credit losses and adversely affect our operating results and financial condition. Accordingly, any charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loans.

Our automobile loan portfolio exposes us to increased credit risks.

At December 31, 2025, $213.8 million, or 22.3% of our total loan portfolio and 16.4% of our total assets, consisted of indirect automobile loans and $4.6 million, or 0.5% of our total loan portfolio, consisted of automobile loans that we also originated directly. Automobile loans are inherently risky as they are secured by assets that may be difficult to locate, have high loan-to-value ratios, and can depreciate rapidly. In some cases, repossessed collateral for a defaulted automobile loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency may not warrant further collection efforts against the borrower. Automobile loan collections depend on the borrower’s continuing financial stability, and therefore, are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy. Furthermore, our consumer lending activities are subject to numerous consumer protection laws and regulations, and the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans. Additional risk elements associated with indirect lending include the limited personal contact with the borrower as a result of indirect lending through non-bank channels, namely automobile dealers, and reliance on automobile dealers to comply with fair lending practices. We also rely on dealerships to ensure our security interest in the financed vehicles is perfected.

Our allowance for credit losses may not be sufficient to cover actual loan losses.

We maintain an allowance for credit losses, which is established through a provision for credit losses that represents management’s best estimate of the lifetime expected losses on loans. We make various assumptions and judgments about the collectability of loans in our portfolio, including the creditworthiness of borrowers, the strength of the economy and the value of the real estate, automobiles and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for credit losses, we rely on our historic loss experience and our evaluation of economic conditions and other qualitative factors. If our assumptions prove to be incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, and adjustments may be necessary.

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The allowance for credit losses is dependent on various factors, including credit quality, macroeconomic forecasts and conditions, composition of our loans and securities portfolios, and other management judgements. There can be no assurance that our allowance for credit losses will be adequate to cover actual losses. In addition, federal and state regulators periodically review our allowance for credit losses and may require us to increase our provision for credit losses or recognize further loan charge-offs. Significant additions to the allowance could materially decrease our net income.

Our non-owner occupied commercial real estate loans may expose us to increased credit risk.

At December 31, 2025, $261.6 million, or 27.3% of our total loan portfolio and 48.9% of our commercial real estate loan portfolio, consisted of loans secured by non-owner occupied commercial real estate loans. Loans secured by non-owner occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties may be below that of owner occupied properties due to lenient property maintenance standards that negatively impact the value of the collateral properties.

We are subject to environmental liability risk associated with lending activities.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If so, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Further if we are the owner or former owner of a contaminated site, we may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or regulations or more stringent interpretations or enforcement policies with respect to existing laws or regulations may increase our exposure to environmental liability. Although we have policies and procedures to perform an environmental review before initiating any foreclosure on nonresidential real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to Economic Conditions

Our business may be adversely affected by downturns in the local economy.

Substantially all of our loans are to businesses and individuals in the Hudson Valley region of New York. A decline in local economic conditions may have a greater effect on our earnings and capital than on larger financial institutions whose operations and real estate loans are geographically diverse. Many of the loans in our portfolio are secured by real estate. Deterioration in the real estate markets where collateral for a mortgage loan is located could negatively affect the borrower's ability to repay the loan and the value of the collateral securing the loan. Real estate values are affected by various other factors, including changes in general or regional economic conditions, government regulations or policies and natural disasters. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values, our financial condition and profitability could be adversely affected.  Recessionary conditions or adverse economic conditions in our local market areas may reduce our rate of growth, affect our customers' ability to repay loans and adversely impact our business, financial condition, and results of operations.

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A decline in economic conditions could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could have an adverse effect on our results of operations.

General business, political and economic conditions, including inflation, unemployment, money supply fluctuations, the imposition of tariffs or other domestic or international governmental policies and the shape of the interest rate curve may adversely affect our profitability. Negative changes in these general business and economic conditions could have the following consequences, any of which could have a materially adverse impact on our business, financial condition and results of operations:

•	loan delinquencies, problem assets and foreclosures may increase;

•	our allowance for credit losses may increase;

•	demand for our products and services may decline possibly resulting in a decrease in our total loans, total deposits, or assets;

•	inflation may accelerate, which may increase our operating costs and also may increase real estate costs and lower customer buying power, thereby reducing loan demand;

•	the value of our securities portfolio may decrease;

•	collateral for loans may decline in value, thereby reducing customers’ borrowing power, and reducing the value of assets and collateral associated with existing loans;

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; and

•	the amount of our low-cost or non-interest bearing deposits may decrease and the composition of our deposits may be adversely affected.

Inflation can have an adverse impact on our business and on our customers.

Inflation risk is the risk that the value of assets or income from investments may decline as inflation reduces the purchasing power of money. Although inflation moderated during 2024 and 2025, price levels remained elevated as of December 31, 2025, and interest rates remained higher than historical norms. Elevated inflation and interest rates have adversely affected, and may continue to adversely affect, the fair value of our investment securities, particularly longer-duration, fixed-rate securities, and have increased our non-interest expenses. In addition, inflation and higher costs of living and doing business may adversely affect our customers’ financial condition and their ability to repay loans. A deterioration in economic conditions in the United States or our primary market areas could result in increased loan delinquencies and non-performing assets, declines in collateral values, and reduced demand for our products and services, which could materially and adversely affect our business, financial condition, and results of operations.

Changes to trade policies and tariffs can have an adverse impact on our business and our customers.

Changes in trade policies, including the imposition of tariffs or the escalation of a trade war, could negatively impact the economic conditions in the markets we serve. Our customers – particularly local businesses engaged in agriculture, manufacturing, and retail – may face higher costs for imported goods and materials, reduced export demand, and supply chain disruptions due to increased tariffs. These challenges could lead to lower revenues, reduced profitability, and potential layoffs, all of which may impair our customers’ ability to meet their financial obligations. Furthermore, prolonged trade tensions and economic uncertainty could lead to market volatility, declining asset values, and weakened consumer confidence. If our customers experience financial stress, we could see an increase in loan delinquencies and credit losses, negatively affecting our asset quality and overall financial performance. Additionally, any decline in local economic activity could reduce loan demand, deposit growth, and fee income, which are critical to our long-term success. While we actively monitor economic and policy developments, we cannot predict the outcome of trade negotiations or the full impact of tariffs and trade restrictions on our business, customers, and the broader economy. Any adverse effects from tariffs or a trade war could materially and negatively impact our financial condition, results of operations, and future growth prospects.

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Interruption of our customers' supply chains could negatively impact their business and operations and impact their ability to repay their loans.

Any material interruption in our customers’ supply chains, such as a material interruption of the resources required to conduct their business resulting from interruptions in service by third-party providers, trade restrictions, such as increased tariffs or quotas, embargoes or customs restrictions, social or labor unrest, natural disasters, epidemics or pandemics or political disputes and military conflicts, that cause a material disruption in our customers' supply chains, could have a negative impact on their business and ability to repay their borrowings with us. In the event of disruptions in our customers' supply chains, the labor and materials they rely on in the ordinary course of business may not be available at reasonable rates or at all. Additionally, changes in distribution of federal funds or freezing of federal funds, including reductions in federal workforce causing unemployment, could have an adverse effect on the ability of consumers and businesses to pay debts and/or affect the demand for loans and deposits.

Risks Related to Interest Rates

Changes in interest rates may reduce our profits.

Our profitability, like that of most financial institutions, depends to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.

Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to reinvest such loan or securities prepayments into lower-yielding assets, which may also negatively impact our income. Changes in market interest rates may also affect the demand for our products and services and competition for deposits. Conversely, if interest rates rise, and the interest rates on our deposits increase faster than the interest rates we receive on our loans and investments, our interest rate spread would decrease, which would have a negative effect on our net interest income and profitability. Furthermore, increases in interest rates may adversely affect the ability of borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase.

Changes in interest rates also affect the value of our interest-earning assets and, in particular, our investment securities portfolio. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Generally, the fair value of fixed-rate securities fluctuates inversely with changes in interest rates. Stockholders’ equity, specifically accumulated other comprehensive income (loss), is increased or decreased by the amount of change in the estimated fair value of our securities available for sale, net of deferred income taxes. Increases in interest rates generally decrease the fair value of securities available for sale, which adversely impacts stockholders’ equity. On December 31, 2025, we recorded an accumulated other comprehensive loss, net of tax, of $6.3 million related to net changes in the fair value of our available-for-sale investment securities portfolio.

Any substantial or unexpected change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in interest rates also may negatively impact our ability to originate real estate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which may ultimately affect our earnings.

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Risks Related to Our Funding and Liquidity

Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our net interest margin and profitability.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also receive funds from loan repayments, investment maturities and income on other interest-earning assets. While we emphasize generating transaction accounts, we cannot guarantee if and when this will occur. Further, the considerable competition for deposits in our market area also has made, and may continue to make, it difficult for us to obtain reasonably priced deposits. Moreover, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. If we are not able to increase our lower-cost transactional deposits at a level necessary to fund our asset growth or deposit outflows, we may be forced seek other sources of funds, including certificates of deposit, FHLB advances, brokered deposits and lines of credit to meet the borrowing and deposit withdrawal requirements of our customers, which may be more expensive and have an adverse effect on our net interest margin and profitability.

A lack of liquidity could adversely affect our financial condition and results of operations and result in regulatory limits being placed on us.

Liquidity is essential to our business. We rely on our ability to generate deposits and effectively manage the repayment and maturity schedules of our loans to ensure that we have adequate liquidity to fund our operations. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our most important source of funds is deposits. Deposit balances can decrease when customers perceive alternative investments as providing a better risk/return tradeoff, which are strongly influenced by such external factors as the direction and level of interest rates, local and national economic conditions and the availability and attractiveness of alternative investments. Further, the demand for deposits may be reduced due to a variety of factors such as negative trends in the banking sector, the level of and/or composition of our uninsured deposits, demographic patterns, changes in customer preferences, reductions in consumers’ disposable income, the monetary policy of the Federal Reserve Board or regulatory actions that decrease customer access to particular products. If customers move money out of deposits, we may lose a relatively low-cost source of funds, increasing our funding costs and reducing our net interest income and net income. Any changes made to the rates offered on deposits to remain competitive with other financial institutions may also adversely affect profitability and liquidity. Depending on the capitalization and regulatory treatment of depository institutions, including whether an institution is subject to a supervisory prompt corrective action directive, certain additional regulatory restrictions and prohibitions may apply, including restrictions on interest rates paid on deposits and on the acceptance of brokered deposits. Significant deposit withdrawals could materially reduce our liquidity, and, in such an event, we may be required to replace such deposits with higher-costing borrowings.

Other primary sources of funds consist of cash flows from operations and sales of investment securities and borrowings from the FHLB of New York and the Federal Reserve Board. We also may borrow funds from third-party lenders, such as other financial institutions. Our access to funding sources in amounts adequate to finance or capitalize our activities, or on terms that are acceptable to us, could be impaired by factors that affect us directly or the financial services industry or economy in general, such as disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry. Our liquidity is also affected by a decrease in the sale of mortgage loans as a result of our decision to retain more mortgage loans in the portfolio, higher market interest rates negatively impacting originations, a downturn in our markets or by one or more adverse regulatory actions against us. A lack of liquidity could also attract increased regulatory scrutiny and potential restraints imposed on us by regulators.

Any decline in available funding could adversely impact our ability to originate loans, invest in securities, meet our expenses or fulfill obligations such as repaying our borrowings or meeting deposit withdrawal demands, any of which could have a material adverse impact on our liquidity, business, financial condition and results of operations.

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Risk Related to Our Business Strategy

Our long-term business strategy involves organic growth, and our financial condition and results of operations may be adversely affected if we fail to grow or fail to manage our growth effectively.

After experiencing a decline in total assets, including the intentional decrease in automobile loans and a planned securities portfolio repositioning in 2024, our balance sheet stabilized in 2025 and total assets increased by $46.0 million, or 3.7%, from $1.26 billion at December 31, 2024 to $1.30 billion at December 31, 2025. We expect to continue pursuing sustainable organic growth in total assets and deposits going forward, accompanied by a corresponding increase in the scale and complexity of our operations. Achieving our organic growth objectives will depend on several factors, including our ability to attract new customers from competing financial institutions, retain and recruit experienced bankers, identify and pursue attractive lending and deposit-gathering opportunities, and compete effectively within our market area. In addition, we plan to expand our lending beyond our current market areas, which could result in additional risk related to those new market areas. We may enter into strategic partnerships with third parties to expand our product offerings, facilitate deposit account openings and grow core deposits.

Although we believe we have the management depth, infrastructure, and systems necessary to support our planned growth, we may not be able to secure appropriate growth opportunities or successfully execute our strategy. If we are unable to identify or implement third party partnerships, we may not fully achieve our growth objectives. Further, to the extent such third party arrangements result in new products, we may be need to hire personnel or rely on the expertise of such third parties. If we fail to grow as expected, or if we are unable to manage growth effectively, we may not be able to execute our business plan, which could adversely affect our financial condition and results of operations. If appropriate opportunities present themselves, we may engage in other business growth initiatives or undertakings. We may not successfully identify appropriate opportunities, may not be able to negotiate or finance such activities and such activities, if undertaken, may not be successful.

Our inability to tailor our retail delivery model to respond to consumer preferences in banking may negatively affect earnings.

Our branch network continues to be a very significant source of new business generation, however, consumers continue to migrate much of their routine banking to self-service channels. In recognition of this shift in consumer patterns, we regularly review our branch network, which can result in branch consolidation accompanied by the enhancement of our capabilities to serve its customers through alternate delivery channels. In that regard, we expect to devote substantial time and resources to improving our digital products and services. The success of these initiatives will depend on, among other things, whether our upgraded technology and digital solutions are received favorably by our customers and employees and improves their experiences and interactions with us. If we are unable to fully implement the digital offerings or successfully achieve these objectives with customers, the anticipated benefits of these initiatives may not be realized fully, or at all, or may take longer to realize than expected or we may experience significant customer attrition.

We may pursue acquisitions of other financial institutions, branch offices, lines of business, or lift-outs of lending or deposit gathering teams from other financial institutions.

We will evaluate merger and acquisition opportunities of other financial institutions, branch offices, lines of business, or lift-outs of lending and deposit-gathering teams from other financial institutions. As a result, negotiations may take place and future mergers or acquisitions, with consideration consisting of cash and/or equity securities, may occur. We would seek merger and acquisition opportunities that offer us the potential to expand our market footprint or improve profitability through economies of scale or expanded services. Increased expenses associated with acquiring other institutions, branches, lines of business or teams may have an adverse effect on our financial results and may involve various other risks commonly associated with acquisitions, including, among other things: payment of a premium over book and market values that may dilute our tangible book value and earnings per share in the short- and long-term; potential exposure to unknown or contingent liabilities and potential asset quality problems of acquired assets; potential volatility in reported income associated with goodwill impairment losses; difficulty and expense of integrating acquired operations or personnel; inability to realize expected revenue increases, cost savings, increases in geographic or product presence, or other projected benefits of the acquisition; potential disruption to our business and diversion of our management’s time and attention; the possible loss of key employees and customers of acquired businesses; and potential changes in banking or tax laws or regulations that may affect the target company or business.

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Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

We are subject to extensive regulation, supervision and examination by our banking regulators. Such regulation and supervision govern the activities in which a financial institution and its holding company may engage and are intended primarily for the protection of insurance funds and our depositors and borrowers rather than for the protection of our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the ability to impose restrictions on our operations, classify our assets and determine the level of our allowance for credit losses. These regulations, along with the currently existing tax, accounting, securities, deposit insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations, executive orders, legislation or supervisory action, may have a material impact on our operations. Further, compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.

The fiscal, monetary and regulatory policies of the federal government and its agencies could have an adverse effect on our results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit environment. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. Government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. The Federal Reserve Board’s policies determine in large part the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect our net interest margin. Its policies can also adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans. The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the overall economy and the operating results of financial institutions in the past and are expected to continue to do so in the future.

Additionally, Congress and the administration through executive orders controls fiscal policy through decisions on taxation and expenditures. Depending on industries and markets involved, changes to tax law and increased or reduced public expenditures could affect us directly or the business operations of our customers.

Changes in Federal Reserve Board and other governmental policies, fiscal policy, and our regulatory environment generally are beyond our control, and we are unable to predict what changes may occur or the manner in which any future changes may affect our business, financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers that open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or establishing new branches. While we have developed policies and procedures designed to assist in compliance with these laws and regulations, these policies and procedures may not be effective in preventing violations of these laws and regulations.

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Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and bank regulators, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

We are subject to stringent capital requirements, which may adversely impact our return on equity, or constrain us from paying dividends or repurchasing shares.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, and define what constitutes “capital” for calculating these ratios. The regulations establish a “capital conservation buffer” of 2.5%, which, when added to the minimum capital ratios, result in the following minimum ratios: (1) a common equity Tier 1 capital ratio of 7.0%, (2) a Tier 1 to risk-based assets capital ratio of 8.5%, and (3) a total capital ratio of 10.5%. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations establish a maximum percentage of eligible retained income that can be utilized for such actions.

The application of stringent capital requirements could, among other things, require us to maintain higher capital levels resulting in lower returns on equity, raise capital and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of additional liquidity requirements could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares.

Risks Related to Our Business and Operations

Strong competition within our market area may reduce our profits and slow growth.

We face strong competition in making loans and attracting deposits. Price competition for loans and deposits sometimes requires us to charge lower interest rates on our loans and pay higher interest rates on our deposits, which may reduce our net interest income. Many of the institutions with which we compete have substantially greater resources, lending limits and efficiencies of scale than we have, and may offer services that we do not provide. Our competitors often aggressively price loan and deposit products when they enter into new lines of business or new market areas. If we are unable to effectively compete in our market area, our profitability would be negatively affected. The greater resources and broader offering of deposit and loan products of some of our competitors may also limit our ability to increase our interest-earning assets. Competition also makes it more difficult and costly to attract and retain qualified employees. For more information about our market area and the competition we face, see “Business of Rhinebeck Bank— Market Area” and “— Competition.”

Our cost of operations is high relative to our assets. Our failure to maintain or reduce our operating expenses may reduce our profits.

Our non-interest expenses totaled $39.0 million and $36.8 million for the years ended December 31, 2025 and 2024, respectively. Although we have achieved certain efficiencies, our efficiency ratio, comparative to peers, remains high. Our efficiency ratio totaled 73.12% and 128.34% for the years ended December 31, 2025 and 2024, respectively. Our business strategy includes growth, expansion of our market area, and improvements in technology and product offerings, which are intended to produce efficiencies and long-term cost savings but may increase our expenses in the short-term. Failure to control or maintain our expenses may reduce future profits.

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Our success depends on hiring and retaining certain key personnel.

Our performance largely depends on the talents and efforts of highly skilled individuals who comprise our senior management team and top-producing lenders. We rely on key personnel to manage and operate our business, including major revenue generating functions such as loan and deposit generation and our wealth management business. The loss of key staff may adversely affect our ability to maintain and manage these functions effectively, which could negatively affect our income. In addition, loss of key personnel could result in increased recruiting and hiring expenses, which would reduce our net income. Further, competition for qualified employees and personnel in the banking industry is intense. The process of recruiting personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing the periodic reports we file under the Securities Exchange Act of 1934, including our consolidated financial statements, we are required to make estimates and assumptions as of specified dates. These estimates and assumptions are based on our best estimates and experience at such times and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for credit losses, the determination of our deferred income taxes and our determination of goodwill impairment.

We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.

As a bank, we are susceptible to fraudulent activity against us or our clients, which may result in financial losses or increased costs to us or our clients, disclosure or misuse of our information or our client information, misappropriation of assets, privacy breaches against our clients, litigation or damage to our reputation. We are most subject to fraud and compliance risk in connection with the origination of loans, ACH transactions, wire transactions, ATM transactions, checking transactions, and debit cards that we have issued to our customers and through our online banking portals. We maintain a system of internal controls and insurance coverage to mitigate against such risks, including data processing system failures and errors, and customer fraud. If our internal controls fail to prevent or detect any such occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Our risk management framework is designed to minimize risk and loss. We seek to identify, measure, monitor, report and control our exposure to risk, including strategic, market, liquidity, compliance and operational risks. While we use broad and diversified risk monitoring and mitigation techniques, these techniques are inherently limited because they cannot anticipate the existence or future development of unanticipated or unknown risks. Recent economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased our level of risk. We could suffer losses if we fail to properly anticipate and manage these risks.

We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for integrity, reliability, customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents, errors in the use of artificial intelligence and questionable or fraudulent activities of our customers. In addition, third parties with whom we have relationships may take actions over which we have limited control that could negatively impact perceptions about us or the financial services industry. The proliferation of social media may increase the likelihood that negative information about us, whether or not accurate, could impact the our reputation and business. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our business and operating results.

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Risks Related to Our Wealth Management Business

Our wealth management business is subject to risks associated with the industry and strong competition for clients.

At December 31, 2025, our wealth management division, Rhinebeck Asset Management, had approximately $243.0 million in assets under management. Rhinebeck Asset Management’s operations may present risks not borne by institutions that focus exclusively on other traditional retail and commercial banking products. For example, the investment advisory industry and Rhinebeck Asset Management’s results of operations are subject to fluctuations in the stock market that may have a significant adverse effect on transaction fees, client activity and client investment portfolio gains and losses. Significant fluctuations in interest rates and securities prices may affect the value of the assets managed by Rhinebeck Asset Management and may also influence financial advisor and investor decisions regarding whether to invest in, or maintain an investment in, one or more of our wealth management solutions. The clients of Rhinebeck Asset Management are generally free to change financial advisors or withdraw the funds they have invested at any time. Significant changes in investing patterns or large-scale withdrawal of investment funds could have an adverse effect on this line of business. In addition, new or modified regulations may adversely affect our wealth management services.

Due to strong competition, our wealth management business may not be able to retain existing clients or attract new clients. Competition is strong because there are numerous well-established and successful investment management and wealth advisory firms including commercial banks and trust companies, investment advisory firms, mutual fund companies, stock brokerage firms, and other financial companies. Many of our competitors have greater resources than we have. Our ability to successfully attract and retain wealth management clients is dependent upon our ability to compete with competitors’ investment products, level of investment performance, client services, and marketing and distribution capabilities. If we are not successful, our results of operations and financial condition may be negatively impacted. In addition, our wealth management operations are dependent on a small number of established financial advisors and other service providers, whose departure could result in the loss of a significant number of client accounts.

Risks Related to Privacy, Security and Technology

Regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and adversely affect our business opportunities.

We are subject to various privacy, information security and data protection laws, such as the Gramm-Leach-Bliley Act, which, among other things, requires privacy disclosures, and maintenance of a robust security program, which are subject to change and that could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of consumer or employee information, and some of our current or planned business activities, including our expansion of digital and online offerings. New laws or changes to existing laws may increase our costs of compliance, could reduce income from certain business initiatives and could restrict our ability to provide certain products and services, which could have a material adverse effect on our business, financial conditions or results of operations. Our regulators also hold us responsible for privacy and data protection obligations performed by our third-party service providers while providing services to us. Our failure to comply with privacy, data protection and information security laws could result in potentially significant regulatory or governmental investigations or actions, litigation, fines, sanctions and damage to our reputation, which could have a material adverse effect on our business, financial condition or results of operations.

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Systems failures or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

Our operations depend upon our ability to protect our computer systems and network infrastructure against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our reputation, financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, continue to implement security technology and establish operational procedures designed to prevent such damage, our security measures may not be successful. In addition, advances in computer capabilities or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material impact on our operations or a material adverse effect on our financial condition and results of operations.

It is possible that we could incur significant costs associated with a breach of our computer systems. While we have cyber liability insurance, there are limitations on coverage. Furthermore, cyber incidents carry a great risk of injury to our reputation. Finally, depending on the type of incident, banking regulators can impose restrictions on our business and consumer laws may require reimbursement of customer losses.

Our risk and exposure to cyber-attacks or other information security breaches remains heightened because of, among other things, the evolving nature of these threats, our plans to continue to enhance our internet banking and mobile banking channel strategies, our expanded geographic footprint and that a portion of our employee base works remotely. There continues to be a rise in security breaches and cyber-attacks within the financial services industry, especially in the commercial banking sector. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities.

Disruptions or failures in the physical infrastructure or operating systems that support our businesses, customers or third parties, or cyber-attacks or security breaches of the networks, systems or devices that our customers or third parties use to access our products and services could result in customer attrition, financial losses, the inability of our customers or vendors to transact business with us, violations of applicable privacy and other laws, regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could materially adversely affect our results of operations or financial condition.

While our board of directors takes an active role in cybersecurity risk tolerance, we rely to a large degree on management and outside consultants in overseeing cybersecurity risk management.

Our board of directors takes an active role in our cybersecurity risk management and all members receive cybersecurity training annually. The Board reviews the annual risk assessments and approves information technology policies, which include cybersecurity. Furthermore, our Audit Committee is responsible for reviewing all audit findings related to information technology general controls, internal and external vulnerability, and penetration testing. The Board receives an annual information security report from our virtual Chief Information Security Officer and Chief Technology Officer as it relates to cybersecurity and related issues. We also engage outside consultants to support our cybersecurity efforts. Our directors do not have significant experience in cybersecurity risk management outside of Rhinebeck Bank and therefore, the Board’s ability to fulfill its oversight function remains dependent on the input it receives from management and outside consultants.

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Technological changes may adversely impact our business.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new, technology-driven products and services, which increases efficiency and enables financial institutions to better serve customers and reduce costs. Our future success depends, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. As part of our business strategy, we intend to make significant investments in technology to modernize and improve our product offerings. We may not be able to effectively implement new, technology-driven products and services, to recoup the costs associated with such improvements, or be successful in marketing these products and services to our customers, which failure could have a material adverse effect on our business, financial condition or results of operations.

Implementation of new technology may also heighten our cyber and data security risks. Artificial intelligence (“AI”) and machine learning applications are a recent example of an emerging technology providing significant value to operations and service that also present additional risks for consideration. AI models may rely on complex algorithms and vast datasets. Errors, biases, or generating false information in these models, or unexpected system failures, could lead to flawed decisions, financial losses, compliance failures, or degraded customer experiences, impacting profitability and client retention. AI systems also may process sensitive customer data, and security breaches or unauthorized access to these systems could result in data theft, loss of intellectual property, and significant penalties and damages to customer trust. In addition to risks associated with direct adoption of AI applications by us, we face the risk of associates utilizing unauthorized publicly sourced AI tools to complete business functions. Unauthorized use of AI tools could lead to the unintended exposure of confidential data, use of inaccurate results, and a number of other risks. Additionally, third-party service providers are quickly embedding AI capabilities in their technology to provide more robust and efficient services. Some embedded AI capabilities could risk the exposure of confidential company data if being used in a multi-tenant environment or being used to train AI systems.

Risks Relating to the Offering and Ownership of Our Common Stock

The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in laws and regulations, investor perceptions of Rhinebeck Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to contribute between $31.5 million and $43.0 million of the net proceeds of the offering (i.e., at least 50% of the net proceeds from the offering) to Rhinebeck Bank. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, which may include repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. Rhinebeck Bank may use the net proceeds it receives to support increased lending, develop new products and services, invest in technology and grow by acquiring other financial institutions, branch offices, lines of business, or lending and deposit-gathering teams, or for other general corporate purposes. However, except for funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as acquiring other financial institutions and branch offices, may require the approval of the NYSDFS, the FDIC or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

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Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we currently sponsor and the new plan we intend to adopt. Our return on average equity was 7.77% for the year ended December 31, 2025, with total stockholders’ equity of $136.9 million at December 31, 2025. Our pro forma consolidated stockholders’ equity as of December 31, 2025, assuming completion of the offering, is estimated to be between $194.6 million at the minimum of the offering range and $215.8 million at the maximum of the offering range. Until we can increase our income and leverage the capital raised in the offering, our return on equity may be low, which may reduce the market price of our shares of common stock.

We may not pay any dividends on our common stock.

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, general economic conditions, our business strategy, and other factors the board of directors deems relevant. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Our common stock is not heavily traded, and the stock price may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market (ticker symbol “RBKB”), but the volume of shares traded is relatively low. Although we anticipate that the conversion and offering will improve the liquidity of our common stock, there is no guarantee that we will achieve that result. Prices on stock that is not heavily traded, such as our common stock, can be more volatile than heavily traded stock. Factors such as our financial results, the introduction of new products and services by us or our competitors, publicity regarding the banking industry, and various other factors affecting the banking industry may have a significant impact on the market price of the shares of our common stock. Management also cannot predict the extent to which an active public market for our common stock will develop or be sustained in the future. Accordingly, stockholders may not be able to sell their shares of our common stock at the volumes, prices, or times that they desire.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the awards granted to participants. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may adopt plans that allow for greater amounts of awards and options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

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In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $1.5 million ($1.3 million after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest.

We intend to adopt one or more new stock-based benefit plans following the conversion. Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. Stockholders would experience a 5.4% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the offering, and all such stock options are exercised, and a 2.2% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the offering. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.

Rhinebeck Bancorp’s Articles of Incorporation and Bylaws and Maryland law may discourage a corporate takeover.

Rhinebeck Bancorp’s articles of incorporation and bylaws contain certain provisions designed to enhance the ability of Rhinebeck Bancorp’s board of directors to deal with attempts to acquire control of Rhinebeck Bancorp, including a classified board, the ability to classify and reclassify unissued shares of stock of any class or series of stock by setting, fixing, eliminating, or altering in any one or more respects the preferences, rights, voting powers, restrictions and qualifications of, dividends on, and redemption, conversion, exchange, and other rights of, such securities and a requirement for any stockholder who desires to nominate a director to abide by strict notice requirements.

Maryland law also contains anti-takeover provisions that apply to Rhinebeck Bancorp. The Maryland Business Combination Act generally prohibits, subject to certain limited exceptions, corporations from being involved in any “business combination” (defined in the Act) with any “interested shareholder” for a period of five years following the most recent date on which the interested shareholder became an interested shareholder. The Maryland Control Share Acquisition Act applies to acquisitions of “control shares,” which, subject to certain exceptions, are shares the acquisition of which entitle the holder, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of a corporation in the election of directors. Control shares have limited voting rights.

Although these provisions do not preclude a takeover, they may have the effect of discouraging, delaying or deferring a tender offer or takeover attempt that a stockholder might consider in their best interest, including those attempts that might result in a premium over the market price for the common stock. Such provisions will also render the removal of Rhinebeck Bancorp’s board of directors and of management more difficult and, therefore, may serve to perpetuate current management. These provisions could potentially adversely affect the market prices of Rhinebeck Bancorp’s securities.

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You may not revoke your decision to purchase Rhinebeck Bancorp common stock in the subscription offering or any community offering after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription offering and in any community offering will be held by us until the completion or termination of the conversion and offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription offering and in any community offering are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 8,912,500 shares or decreased to less than 6,587,500 shares.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations generally restrict us from repurchasing our shares of common stock during the first year following the offering. Additionally, pursuant to New York regulations, we must receive NYSDFS approval to repurchase more than 5% of our outstanding common stock in any 12-month period during the second and third years following conversion. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock during the first year following the offering may negatively affect our stock price.

Risks Related to the Exchange

The market value of Rhinebeck Bancorp common stock received in the share exchange may be less than the market value of Rhinebeck Bancorp common stock exchanged.

The number of shares of Rhinebeck Bancorp common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Rhinebeck Bancorp common stock held by the public before the completion of the conversion and offering, the final independent appraisal of Rhinebeck Bancorp common stock prepared by RP Financial and the number of shares of common stock sold in the offering. The exchange ratio will ensure that public stockholders of Rhinebeck Bancorp common stock will own the same percentage of Rhinebeck Bancorp common stock after the conversion and offering as they owned of Rhinebeck Bancorp common stock immediately before completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, any adjustment to reflect certain assets held by Rhinebeck Bancorp, MHC). The exchange ratio will not depend on the market price of Rhinebeck Bancorp common stock.

The exchange ratio ranges from 1.0367 shares of Rhinebeck Bancorp common stock at the minimum of the offering range to 1.4026 shares of Rhinebeck Bancorp common stock at the maximum of the offering range. Shares of Rhinebeck Bancorp common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Rhinebeck Bancorp common stock at the time of the exchange, the initial market value of the Rhinebeck Bancorp common stock that you receive in the share exchange could be less than the market value of the Rhinebeck Bancorp common stock that you currently own. Based on the most recent closing price of Rhinebeck Bancorp common stock before the date of this proxy statement/prospectus, which was $____, the initial value of the Rhinebeck Bancorp common stock you receive in the share exchange would be less than the market value of the Rhinebeck Bancorp common stock you currently own if we closed at the minimum or midpoint of the offering.

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INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Rhinebeck Bancorp of proxies to be voted at the special meeting of stockholders to be held at Rhinebeck Bank’s corporate office, 2 Jefferson Plaza, Poughkeepsie, New York on [Meeting Date], at [Meeting Time], Eastern time, and any adjournment or postponement thereof.

The primary purpose of the special meeting is to consider and vote upon the Plan of Conversion.

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion.

Voting on the Plan of Conversion includes a vote on the conversion of Rhinebeck Bancorp, MHC to a stock holding company as contemplated by the Plan of Conversion, including the merger of Rhinebeck Bancorp, MHC into Rhinebeck Bancorp and the proposed amendments to the articles of incorporation of Rhinebeck Bancorp. Voting in favor of the Plan of Conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Rhinebeck Bank.

Who Can Vote at the Meeting

You are entitled to vote your Rhinebeck Bancorp common stock if our records show that you held your shares as of the close of business on [Voting Record Date]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [Voting Record Date], there were 6,345,975 shares of Rhinebeck Bancorp common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on [Voting Record Date], you may attend the meeting. However, if you hold your shares in street name (i.e., through a bank or broker), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Rhinebeck Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

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Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of (1) two-thirds of the votes entitled to be cast at the special meeting, including shares owned by Rhinebeck Bancorp, MHC, and (2) a majority of the votes entitled to be cast at the special meeting, other than shares held by Rhinebeck Bancorp, MHC.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of a majority of the votes cast by Rhinebeck Bancorp stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Plan of Conversion.

Other Matters. As this is a special meeting, no matters may be presented at the meeting other than matters that have been brought before the meeting pursuant to Rhinebeck Bancorp’s Notice of Special Meeting of Stockholders.

Shares Held by Rhinebeck Bancorp, MHC and Our Officers and Directors

As of [Voting Record Date], Rhinebeck Bancorp, MHC beneficially owned 6,345,975 shares of Rhinebeck Bancorp common stock, or approximately [57.0]% of our outstanding shares. Rhinebeck Bancorp, MHC will vote all its shares in favor of each of the proposals presented.

As of [Voting Record Date], our officers and directors beneficially owned ________ shares of Rhinebeck Bancorp common stock, or approximately ____% of our outstanding shares and ____% of the outstanding shares held by stockholders other than Rhinebeck Bancorp, MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Rhinebeck Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Rhinebeck Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the Plan of Conversion and “FOR” approval of the adjournment of the special meeting, if necessary.

If your Rhinebeck Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Refer to the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Rhinebeck Bancorp in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Rhinebeck Bancorp will pay the costs of soliciting proxies from its stockholders. To the extent necessary to obtain approval of the Plan of Conversion and the other proposals being considered, Laurel Hill Advisory Group, LLC, our proxy solicitor, and directors, officers or employees of Rhinebeck Bancorp and Rhinebeck Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay Laurel Hill Advisory Group, LLC $6,000 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the ESOP or 401(k) Plan

If you participate in the Rhinebeck Bank Employee Stock Ownership Plan (the “ESOP”) or if you invest in the Rhinebeck Bancorp Stock Fund in our 401(k) Plan, you will receive a voting form for each plan that reflects the shares you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of Rhinebeck Bancorp common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All allocated shares for which no timely voting instructions are received and all unallocated shares are voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, a participant may direct the stock fund trustee how to vote the shares in the Rhinebeck Bancorp Stock Fund credited to their account. The stock fund trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions for shares held through the ESOP or 401(k) Plan is ___________.

The board of directors unanimously recommends that you sign, date and mark the enclosed proxy “FOR” approval of each of the above-described proposals, including the adoption of the Plan of Conversion, and return it in the enclosed envelope today. Alternatively, you may vote by telephone or the Internet as described on the proxy card. Voting will not prevent you from voting in person at the special meeting. For information on submitting your proxy, refer to the instructions on the enclosed proxy card.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the Plan of Conversion.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The board of trustees of Rhinebeck Bancorp, MHC and the boards of directors of Rhinebeck Bancorp and Rhinebeck Bank have approved the Plan of Conversion. The Plan of Conversion must also be approved by the depositors of Rhinebeck Bank and the stockholders of Rhinebeck Bancorp, and is subject to the satisfaction of certain other conditions. Special meetings of depositors and stockholders have been called for this purpose. The approval of the Federal Reserve Board and the NYSDFS is required before we can consummate the conversion and stock offering. Any approval by the Federal Reserve Board or the NYSDFS does not constitute a recommendation or endorsement of the plan of reorganization.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Rhinebeck Bancorp, MHC will convert from a New York mutual holding company to a Delaware stock corporation, immediately followed by the merger of the Delaware stock corporation with and into Rhinebeck Bancorp. As a result, Rhinebeck Bancorp, MHC will cease to exist. As part of the conversion, the 57.0% ownership interest of Rhinebeck Bancorp, MHC in Rhinebeck Bancorp as of December 31, 2025 will be offered for sale in the offering. When the conversion is completed, Rhinebeck Bancorp will continue to own all of the outstanding common stock of Rhinebeck Bank and public stockholders will own all of the outstanding common stock of Rhinebeck Bancorp. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this proxy statement/prospectus.

Under the plan of conversion, at the completion of the conversion and offering, each share of Rhinebeck Bancorp common stock owned by persons other than Rhinebeck Bancorp, MHC will be converted automatically into the right to receive new shares of Rhinebeck Bancorp common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Rhinebeck Bancorp for new shares of Rhinebeck Bancorp the public stockholders will own the same aggregate percentage of shares of common stock of Rhinebeck Bancorp that they owned immediately before the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain assets held by Rhinebeck Bancorp, MHC.

We intend to retain between $28.8 million and $39.4 million of the net proceeds of the offering and to contribute between $31.5 million and $43.0 million of the net proceeds to Rhinebeck Bank. The conversion will be consummated only upon the sale of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders, and other qualifying depositors as of the close of business on [VRD]. In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference first given to natural persons (including trusts of natural persons) residing in the New York Counties of Albany, Dutchess, Orange and Ulster, and then to Rhinebeck Bancorp’s public stockholders at the close of business on [VRD].

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the Federal Reserve Board and the NYSDFS. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which KBW will be sole manager. See “—Syndicated Community Offering.” If for any reason we cannot effect a syndicated community offering of shares of common stock not subscribed for in the subscription offering or purchased in the community offering, or if there are an insignificant number of shares remaining unsold after such offerings, we will consider a firm commitment underwritten offering, if feasible. The Federal Reserve Board and Financial Industry Regulatory Authority, Inc. (“FINRA”) must approve any such arrangement.

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We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Rhinebeck Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each office of Rhinebeck Bank. The plan of conversion is also filed as an exhibit to Rhinebeck Bancorp, MHC’s application for conversion, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to:

•	Support our planned growth and strengthen our regulatory capital position. A strong capital position is essential to achieving the long-term objectives of growing Rhinebeck Bank and building stockholder value. Although Rhinebeck Bank exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the offering will significantly strengthen our capital position and enable us to support our planned growth and expansion through larger loans-to-one borrower and credit concentration limits. We also intend to deploy funds raised toward growth initiatives, including increased lending and investments in technology and personnel.

•	Improve the liquidity of our common stock. We expect that the greater number of shares that will be outstanding after completion of the conversion and offering will result in a more liquid and active market for Rhinebeck Bancorp common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our ability to pay dividends to our public stockholders. Current regulations of the Federal Reserve Board prohibit the ability of Rhinebeck Bancorp, MHC to waive the receipt of dividends declared by Rhinebeck Bancorp. Accordingly, because any dividends declared and paid by Rhinebeck Bancorp would have to be paid to Rhinebeck Bancorp, MHC along with all other stockholders, the amount of dividends available for all other stockholders would have been less than if Rhinebeck Bancorp, MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of Rhinebeck Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and offering. See “Our Dividend Policy.”

•	Improve our flexibility to access the capital markets. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

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•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or financial service companies, branches, loan or deposit portfolios, or team lift-outs, as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger or acquisition transactions. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit anyone from acquiring or offering to acquire more than 10% of our stock for three years following completion of the conversion without regulatory approval.

Approvals Required

The affirmative vote of (i) 75% of the votes cast by the depositors of Rhinebeck Bank and (ii) a majority of the total votes eligible to be cast by the depositors of Rhinebeck Bank are required to approve the plan of conversion. Rhinebeck Bancorp, MHC has scheduled a special meeting of depositors for [special meeting date], and intends to send a proxy statement to the depositors of Rhinebeck Bank eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, depositors will also be approving the merger of Rhinebeck Bancorp, MHC, immediately following its conversion into a Delaware stock corporation, with and into Rhinebeck Bancorp. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Rhinebeck Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Rhinebeck Bancorp held by the public stockholders of Rhinebeck Bancorp (i.e., all stockholders other than Rhinebeck Bancorp, MHC) are also required to approve the plan of conversion. Rhinebeck Bancorp has scheduled a special meeting of stockholders for [special meeting date], and intends to send a proxy statement to the stockholders of Rhinebeck Bancorp eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, the public stockholders will also be approving the merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp as well as the amendment to the articles of incorporation of Rhinebeck Bancorp to include a liquidation account. We have filed applications with the Federal Reserve Board and the NYSDFS with respect to the conversion and offering. The NYSDFS must also approve Rhinebeck Bank amending and restating its organization certificate to establish a liquidation account.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Rhinebeck Bancorp common stock will be converted automatically into the right to receive a number of new shares of Rhinebeck Bancorp common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in Rhinebeck Bancorp after the conversion and offering as they held in Rhinebeck Bancorp immediately before the conversion and offering, exclusive of their purchase of any additional shares of common stock in the offering, and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by Rhinebeck Bancorp, MHC. The exchange ratio will not depend on the market value of Rhinebeck Bancorp common stock. The exchange ratio will be based on the percentage of Rhinebeck Bancorp common stock held by public stockholders, the independent valuation of Rhinebeck Bancorp prepared by RP Financial, and the number of shares of common stock sold in the offering. The exchange ratio is expected to range from approximately 1.0367 shares for each publicly held share of Rhinebeck Bancorp at the minimum of the offering range to 1.4026 shares for each publicly held share of Rhinebeck Bancorp at the maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of Rhinebeck Bancorp as of February 2, 2026, assuming immediately before the completion of the conversion public stockholders of Rhinebeck Bancorp own 43.0% of the outstanding shares of Rhinebeck Bancorp common stock and Rhinebeck Bancorp, MHC has cash of $99,000. The table also shows how many new shares of Rhinebeck Bancorp a hypothetical current owner of Rhinebeck Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

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	Shares to be Sold in This Offering		New Shares of Rhinebeck Bancorp to be Issued for Current Shares of Rhinebeck Bancorp		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Whole Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price(1)	Share(2)	Shares(3)
Minimum	6,587,500	57.0%	4,971,197	43.0%	11,558,697	1.0367	$10.37	$17.25	103
Midpoint	7,750,000	57.0%	5,848,467	43.0%	13,598,467	1.2197	12.20	18.20	121
Maximum	8,912,500	57.0%	6,725,738	43.0%	15,638,238	1.4026	14.03	19.15	140

(1)	Represents the value of new shares of Rhinebeck Bancorp common stock to be received in the conversion by a holder of one current share of Rhinebeck Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At December 31, 2025, Rhinebeck Bancorp’s tangible book value per share was $12.07.

(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Rhinebeck Bancorp common stock that are outstanding immediately before the completion of the conversion will be converted into options to purchase new shares of Rhinebeck Bancorp common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion

Continuity. The conversion will not affect the normal business of Rhinebeck Bank of accepting deposits and making loans. Rhinebeck Bank will continue to be regulated by the NYSDFS and the FDIC. After the conversion, Rhinebeck Bank will continue to offer existing services to depositors, borrowers and other customers. The directors of Rhinebeck Bank serving at the time of the conversion will continue to be the directors of Rhinebeck Bank upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Rhinebeck Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates and other evidences of their accounts.

Effect on Loans. No loan outstanding from Rhinebeck Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.

Effect on Voting Rights of Depositors. Depositors of Rhinebeck Bank have certain limited voting rights in Rhinebeck Bancorp, MHC as to any matters requiring a vote of depositors, including the vote on the plan of conversion. Upon completion of the conversion, depositors will no longer have voting rights. All voting rights in Rhinebeck Bank will be vested in Rhinebeck Bancorp as the sole stockholder of Rhinebeck Bank. The stockholders of Rhinebeck Bancorp will possess exclusive voting rights with respect to Rhinebeck Bancorp common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the New York income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Rhinebeck Bank, the public stockholders of Rhinebeck Bancorp (except for cash paid in lieu of fractional shares), eligible account holders, supplemental eligible account holders, or other depositors. See “—Material Income Tax Consequences.”

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Effect on Liquidation Rights. Each depositor in Rhinebeck Bank has both a deposit account in Rhinebeck Bank and a pro rata ownership interest in the net worth of Rhinebeck Bancorp, MHC based upon the deposit balance in their account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Rhinebeck Bancorp, MHC and Rhinebeck Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account prior to the completion of the offering receives a pro rata ownership interest in Rhinebeck Bancorp, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes their account receives a portion or all of the balance in the deposit account but nothing for their ownership interest in the net worth of Rhinebeck Bancorp, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Rhinebeck Bancorp, MHC and Rhinebeck Bank are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Rhinebeck Bancorp, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders (as such terms are defined below) will receive an interest in liquidation accounts maintained by Rhinebeck Bancorp and Rhinebeck Bank in an aggregate amount equal to (1) Rhinebeck Bancorp, MHC’s ownership interest in Rhinebeck Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this proxy statement/prospectus, plus (2) the value of the net assets of Rhinebeck Bancorp, MHC as of the date of the latest statement of financial condition of Rhinebeck Bancorp, MHC before the consummation of the conversion (excluding its ownership of Rhinebeck Bancorp). Rhinebeck Bancorp and Rhinebeck Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Rhinebeck Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Rhinebeck Bank a liquidation interest in the residual net worth, if any, of Rhinebeck Bancorp or Rhinebeck Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Rhinebeck Bancorp and Rhinebeck Bank or (b) Rhinebeck Bank. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one valuation update, RP Financial will receive a fee of $137,500, as well as payment for reimbursable expenses. We have agreed to indemnify RP Financial and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to RP Financial by us or by an intentional omission by us to state a material fact in the information provided, except where RP Financial has been negligent or at fault.

The independent valuation was prepared by RP Financial in reliance upon the information contained in this proxy statement/prospectus, including the consolidated financial statements of Rhinebeck Bancorp. RP Financial also considered the following factors, among others:

•	the present results and financial condition of Rhinebeck Bancorp and the projected results and financial condition of Rhinebeck Bancorp;

•	the economic and demographic conditions in Rhinebeck Bancorp’s existing market area;

•	certain historical, financial and other information relating to Rhinebeck Bancorp;

•	a comparative evaluation of the operating and financial characteristics of Rhinebeck Bancorp with those of other publicly traded savings institutions;

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•	the effect of the conversion and offering on Rhinebeck Bancorp’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Rhinebeck Bancorp; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded bank holding companies that RP Financial considered comparable to Rhinebeck Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on a securities exchange (such as the Nasdaq Stock Market). The peer group companies selected for Rhinebeck Bancorp also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, RP Financial limited the peer group to fully converted thrifts with assets between $750 million and $3.2 billion, tangible equity-to-assets ratios of greater than 8.0% and positive reported and/or core earnings.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (1) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (2) the pro forma price-to-earnings approach applied to reported and core earnings; and (3) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive core earnings.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Rhinebeck Bancorp with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made a slight downward adjustment for profitability, growth and viability of earnings and a slight upward adjustment for financial condition and made no adjustments for asset growth, dividends, liquidity of the shares, marketing of the issue, management and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Rhinebeck Bancorp’s less favorable efficiency ratio and lower pro forma core earnings as a percent of equity relative to the comparable peer group measures. The upward adjustment for financial condition took into consideration Rhinebeck Bancorp’s stronger pro forma capital position, stronger liquidity and more favorable funding composition relative to the comparable peer group measures.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Rhinebeck Bancorp after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 2.87% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of February 2, 2026, the estimated pro forma market value of Rhinebeck Bancorp was $136.0 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $115.6 million and a maximum of $156.4 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the adjusted percentage of Rhinebeck Bancorp common stock owned by Rhinebeck Bancorp, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the adjusted percentage of Rhinebeck Bancorp common stock owned by Rhinebeck Bancorp, MHC, certain assets held by Rhinebeck Bancorp, MHC and the $10.00 price per share, the minimum of the offering range is 6,587,500 shares, the midpoint of the offering range is 7,750,000 shares and the maximum of the offering range is 8,912,500 shares.

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The board of directors of Rhinebeck Bancorp reviewed the independent valuation and, in particular, considered the following:

•	Rhinebeck Bancorp’s financial condition and results of operations;

•	a comparison of financial performance ratios of Rhinebeck Bancorp to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Rhinebeck Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board and the NYSDFS, as a result of subsequent developments in the financial condition of Rhinebeck Bancorp or Rhinebeck Bank or market conditions generally. If the independent valuation is updated to amend the pro forma market value of Rhinebeck Bancorp to less than $115.6 million or more than $156.4 million, the appraisal will be filed with the Securities and Exchange Commission by means of a post-effective amendment to Rhinebeck Bancorp’s registration statement.

The following table presents a summary of selected pricing ratios for Rhinebeck Bancorp (on a pro forma basis) at and for the twelve months ended December 31, 2025, and for the peer group companies based on earnings and other information at and for the twelve months ended December 31, 2025 or most recent quarter available, with stock prices at February 2, 2026, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 29.7% on a price-to-book value basis, a discount of 33.3% on a price-to-tangible book value basis and a discount of 21.5% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Rhinebeck Bancorp’s common stock. The closing price of the common stock was $12.15 per share on February 9, 2026, the last trading day immediately preceding the announcement of the conversion, and $11.93 per share on February 2, 2026, the effective date of the appraisal.

	Price-to-earnings multiple(1)		Price-to-book value ratio	Price-to-tangible book value ratio
Rhinebeck Bancorp (on a pro forma basis, assuming completion of the conversion)
Minimum	10.66	x	59.38%	60.10%
Midpoint	12.40	x	66.27%	67.02%
Maximum	14.10	x	72.46%	73.26%

Valuation of peer group companies, all of which are fully converted (on a historical basis):
Average	15.79	x	94.26%	100.44%
Median	14.46	x	95.80%	98.30%

(1)	Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

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The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Rhinebeck Bank as a going concern and should not be considered as an indication of the liquidation value of Rhinebeck Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $156.4 million and a corresponding increase in the offering range to more than 8,912,500 shares, or a decrease in the minimum of the valuation range to less than $115.6 million and a corresponding decrease in the offering range to fewer than 6,587,500 shares, then we will promptly return, with interest at [rate]% per annum, all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board and the NYSDFS, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board and the NYSDFS to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 60 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the date on which the NYSDFS approved the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Rhinebeck Bancorp’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Rhinebeck Bancorp’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Rhinebeck Bank with aggregate deposit account balances of $100 or more (a “Qualifying Deposit”) at the close of business on December 31, 2024 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $600,000 (60,000 shares) of our common stock, 0.10% of the total number of shares of common stock sold in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares or the number of shares for which they subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of their Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

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To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on their stock order form all deposit accounts in which they have an ownership interest at the close of business on December 31, 2024. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Rhinebeck Bancorp or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding December 31, 2024.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including Rhinebeck Bank’s employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 4% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustee, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion and offering, subject to the approval of the Federal Reserve Board and the NYSDFS.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of Rhinebeck Bank with a Qualifying Deposit at the close of business on [SERD], who is not an Eligible Account Holder (a “Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $600,000 (60,000 shares) of common stock, 0.10% of the total number of shares of common stock sold in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares of common stock or the number of shares for which they subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of their Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which they have an ownership interest at the close of business on [SERD]. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Depositors. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, each depositor of Rhinebeck Bank with a Qualifying Deposit at the close of business on [VRD] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (collectively, “Other Depositors”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $600,000 (60,000 shares) of common stock or 0.10% of the total number of shares of common stock sold in the offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Depositor to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares of common stock or the number of shares for which they subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Depositor bears to the total amount of the subscriptions of all Other Depositors whose subscriptions remain unsatisfied.

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To ensure proper allocation of common stock, each Other Depositor must list on the stock order form all deposit accounts in which they have an ownership interest at the close of business on [VRD].

Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern time, on [expiration date], unless extended by us for up to 45 days, or for such additional periods with the approval of the Federal Reserve Board and the NYSDFS, if necessary. Subscription rights will expire whether or not each account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 6,587,500 shares have not been sold in the offering by [extension date] and the Federal Reserve Board and the NYSDFS have not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at [rate]% per annum, for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board and the NYSDFS grants an extension beyond [extension date], we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Depositors, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:

(1)	Natural persons (including trusts of natural persons) residing in the New York Counties of Albany, Dutchess, Orange and Ulster;

(2)	Rhinebeck Bancorp’s public stockholders at the close of business on [VRD]; and

(3)	Other members of the general public.

Subscribers in the community offering may purchase up to $600,000 (60,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons first residing in the New York Counties of Albany, Dutchess, Orange and Ulster and then to Rhinebeck Bancorp’s public stockholders at the close of business on [VRD], we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will first be allocated among natural persons (including trusts of natural persons) residing in those counties and then those certain stockholders noted above whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

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The term “residing” or “resident” as used in this proxy statement/prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which case we will resolicit purchasers.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated community offering is held, KBW will serve as sole manager. In such capacity, KBW may form a syndicate of other brokers-dealers who are member firms of the FINRA. Neither KBW nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, KBW has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to Rhinebeck Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Rhinebeck Bank or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Securities Exchange Act of 1934, as amended, and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve Board and the NYSDFS, if necessary.

If for any reason we cannot effect a syndicated community offering of shares of common stock not subscribed for in the subscription offering or purchased in the community offering, or if there are an insignificant number of shares remaining unsold after such offerings, we will consider a firm commitment underwritten offering, if feasible. The Federal Reserve Board and FINRA must approve any such arrangement.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(1)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

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(2)	Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than $600,000 (60,000 shares) of common stock;

(3)	Tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering;

(4)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $1,200,000 (120,000 shares) of common stock in all categories of the offering combined;

(5)	The number of shares of common stock that an existing Rhinebeck Bancorp public stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and their associates will receive in exchange for existing Rhinebeck Bancorp common stock, may not exceed 9.9% of the shares of common stock of Rhinebeck Bancorp to be issued and outstanding at the completion of the conversion and offering; and

(6)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Rhinebeck Bank and their associates, in the aggregate, when combined with shares of common stock of Rhinebeck Bancorp issued in exchange for existing shares of Rhinebeck Bancorp, may not exceed 25% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, following receipt of any required regulatory approval and without further approval of depositors of Rhinebeck Bank and stockholders of Rhinebeck Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable revised limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(1)	any corporation or organization (other than Rhinebeck Bank, Rhinebeck Bancorp or Rhinebeck Bancorp, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial equity holder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either has the same home as the person or who is a director, trustee or officer of Rhinebeck Bank, Rhinebeck Bancorp or Rhinebeck Bancorp, MHC.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

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(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to Rhinebeck Bancorp or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Rhinebeck Bancorp or Rhinebeck Bank and except as described below. Any purchases made by any associate of Rhinebeck Bancorp or Rhinebeck Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under FINRA guidelines, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Rhinebeck Bancorp.”

Plan of Distribution; Marketing Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained KBW, which is a broker-dealer registered with FINRA. KBW will assist us on a best-efforts basis in the subscription and community offerings by providing the following services:

•	advising us on the financial and securities market implications of the plan of conversion;

•	assisting us in structuring and marketing the offering;

•	serving as sole bookrunning manager for the offering;

•	reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be the responsibility of us and our legal counsel);

•	assisting us in scheduling and preparing meetings with potential investors and broker-dealers, if necessary;

•	assisting us in analyzing proposals from outside vendors in connection with the offering;

•	assisting us in the drafting and distribution of press releases as required or appropriate in connection with the offering; and

•	meeting with our board of directors and providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

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For its services as financial advisor and marketing agent, KBW will receive (i) a non-refundable management fee of $50,000, which we have already paid, and (ii) a success fee of 1.0% of the common stock sold in the subscription offering and 1.5% of any common stock sold in the community offering, in each case excluding shares purchased by our officers or directors or members of their immediate family. The success fee will be reduced by the management fee. In connection with the subscription offering, if, as a result of any resolicitation of subscribers undertaken by Rhinebeck Bancorp, KBW reasonably determines that it is required or requested to provide significant services, KBW will be entitled to additional compensation for such services, which additional compensation will not exceed $50,000.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay a fee of 6.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to KBW and any other broker-dealers included in the syndicated community offering. Any such offering will be on a best efforts basis. All fees payable with respect to a syndicated community offering will be in addition to fees payable with respect to the subscription and community offerings.

Expenses. KBW also will be reimbursed for reasonable out-of-pocket expenses up to a maximum of $150,000 for legal fees and expenses (which may be increased by $30,000 in the event of resolicitation of subscribers) and $35,000 for all other out-of-pocket expenses (which may be increased by $20,000 in the event of resolicitation of subscribers). If the plan of conversion is terminated or if KBW’s engagement is terminated in accordance with the provisions of the agency agreement, KBW will receive reimbursement of its reasonable out-of-pocket expenses. KBW shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination.

Records Management Services

We have also engaged KBW to act as our records agent in connection with the offering. In this role, KBW will assist us in the offering as follows:

•	creating a master file of Rhinebeck Bank account holders as of key record dates;

•	assisting the financial printer in connection with labelling the offering materials for mailing;

•	providing support for any follow-up mailings to depositors;

•	establishing, managing and supervising the Stock Information Center and providing software for its operation;

•	assisting in educating Rhinebeck Bank personnel regarding the conversion and offering;

•	processing stock orders and producing daily reports and analysis for us;

•	assisting our transfer agent with the generation and mailing of stock ownership statements following the completion of the conversion and offering; and

•	performing interest calculations and, if necessary, refund calculations and providing a file to our transfer agent to generate interest and refund checks.

KBW will receive fees of $45,000 for these services, of which $20,000 has been paid as of the date of this proxy statement/prospectus. The remaining balance will be paid upon the closing of the conversion and offering. These fees can be increased by up to $15,000 if there are material changes in regulations or the plan of conversion, or there are delays requiring duplicate or replacement processing due to changes in key record dates. KBW will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $15,000, for its services as records agent.

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Indemnity

We have agreed to indemnify KBW against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of KBW’s engagement with respect to the conversion and offering.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Rhinebeck Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of KBW. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Eastern time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board and the NYSDFS if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Federal Reserve Board’s and the NYSDFS’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at [rate]% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at [rate]% per annum, for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

To ensure each purchaser receives a prospectus at least 48 hours before the [expiration date] expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at [rate]% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 2:00 p.m., Eastern time, on [expiration date]. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.

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Submitting Your Stock Order Form and Payment. Your completed and signed original stock order form and payment may be submitted to us by:

(1)	paying for overnight delivery to the address indicated on the stock order form;

(2)	hand delivery to Rhinebeck Bank’s branch office at 3432 North Road, Poughkeepsie, New York; or

(3)	regular mail using the stock order reply envelope provided.

Hand delivery of stock order forms will be accepted only at this location. We will not accept stock order forms at any other Rhinebeck Bank office. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, except on bank holidays. Do not mail stock order forms to any of Rhinebeck Bank’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Rhinebeck Bank, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this proxy statement/prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(1)	personal check, bank check or money order, from the purchaser, made payable to Rhinebeck Bancorp, Inc.;

(2)	authorization of withdrawal of available funds (without any early withdrawal penalty) from your Rhinebeck Bank deposit account(s), other than checking accounts or IRAs; or

(3)	cash – cash will only be accepted at Rhinebeck Bank’s branch office located at 3432 North Road, Poughkeepsie, New York and will be converted to a bank check. Please do not remit cash by mail.

Appropriate means for designating withdrawals from deposit account(s) at Rhinebeck Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current statement savings rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s) at the time the stock order form is received. Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Rhinebeck Bank and will earn interest at [rate]% per annum from the date payment is processed until the offering is completed or terminated.

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You may not remit any type of third-party checks (including those payable to you and endorsed over to Rhinebeck Bancorp) or a Rhinebeck Bank line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Rhinebeck Bank. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Rhinebeck Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and will immediately withdraw the amount from the specified account(s). If permitted by the Federal Reserve Board and the NYSDFS, in the event we resolicit persons who subscribed for the maximum purchase amount, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not otherwise be accepted, except as described below.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date]. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at [rate]% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Rhinebeck Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion and offering. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or Rhinebeck Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your IRA at Rhinebeck Bank or other retirement account to purchase shares of common stock in the offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Rhinebeck Bank’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Rhinebeck Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. You may select the custodian of your choice. You may, but are under no obligation to, select KBW or its affiliated broker dealer, Stifel, Nicolaus & Company, Incorporated, as your IRA custodian. If you do purchase shares of Rhinebeck Bancorp common stock using funds from a KBW or Stifel, Nicolaus & Company, Incorporated IRA, you acknowledge that KBW or Stifel, Nicolaus & Company, Incorporated, as applicable, did not recommend or give you advice regarding such purchase. Other than the standard account fees and compensation associated with all IRAs, KBW or Stifel, Nicolaus & Company, Incorporated does not receive additional fees or compensation as a result of the purchase of Rhinebeck Bancorp common stock through a KBW or Stifel, Nicolaus & Company, Incorporated IRA or other retirement account. There will be no early withdrawal interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Rhinebeck Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the [expiration date] offering deadline. Processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

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Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of their purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.

In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(1)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(2)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(3)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for their account. On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation. Each person exercising subscription rights will be required to certify that they are purchasing shares solely for their own account and that they have no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

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Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at [SIC #]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, except on bank holidays.

Liquidation Rights

Liquidation Before the Conversion. In the unlikely event that Rhinebeck Bancorp, MHC is liquidated before the conversion, all claims of creditors of Rhinebeck Bancorp, MHC would be paid first. Thereafter, if there were any assets of Rhinebeck Bancorp, MHC remaining, these assets would first be distributed to depositors of Rhinebeck Bank pro rata based on the value of their accounts at Rhinebeck Bank.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by Rhinebeck Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (1) Rhinebeck Bancorp, MHC’s ownership interest in Rhinebeck Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this proxy statement/prospectus plus (2) the value of the net assets of Rhinebeck Bancorp, MHC as of the date of the latest statement of financial condition of Rhinebeck Bancorp, MHC before the consummation of the conversion (excluding its ownership of Rhinebeck Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in Rhinebeck Bank to support the Rhinebeck Bancorp liquidation account if Rhinebeck Bancorp does not have sufficient assets to fund its obligations under the Rhinebeck Bancorp liquidation account.

In the unlikely event that Rhinebeck Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Rhinebeck Bancorp, a depositor’s claim would be solely for the principal amount of their deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Rhinebeck Bank or Rhinebeck Bancorp above that amount.

The liquidation account established by Rhinebeck Bancorp is intended to provide qualifying depositors of Rhinebeck Bank with a liquidation interest (exchanged for the liquidation interests such persons had in Rhinebeck Bancorp, MHC) after the conversion in the event of a complete liquidation of Rhinebeck Bancorp and Rhinebeck Bank or a liquidation solely of Rhinebeck Bank. Specifically, in the unlikely event that either (1) Rhinebeck Bank or (2) Rhinebeck Bancorp and Rhinebeck Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to Eligible Account Holders and Supplemental Eligible Account Holders of their interests in the liquidation account maintained by Rhinebeck Bancorp. Also, in a complete liquidation of both entities, or of Rhinebeck Bank only, when Rhinebeck Bancorp has insufficient assets (other than the stock of Rhinebeck Bank) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders, and Rhinebeck Bank has positive net worth, then Rhinebeck Bank shall immediately make a distribution to fund Rhinebeck Bancorp’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Rhinebeck Bancorp as adjusted periodically pursuant to the plan of conversion and federal regulations. If Rhinebeck Bancorp is completely liquidated or sold apart from a sale or liquidation of Rhinebeck Bank, then the Rhinebeck Bancorp liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Rhinebeck Bank liquidation account, subject to the same rights and terms as the Rhinebeck Bancorp liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, Rhinebeck Bancorp will transfer, or, upon the prior written approval of the Federal Reserve Board, may transfer the liquidation account and the depositors’ interests in such account to Rhinebeck Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Rhinebeck Bank.

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Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another FDIC insured depository institution or depository institution holding company in which Rhinebeck Bancorp or Rhinebeck Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $100 or more held in Rhinebeck Bank as of the close of business on December 31, 2024 or [SERD], respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on December 31, 2024 or [SERD], respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Rhinebeck Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account at the close of business on December 31, 2024 or [SERD], or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account will be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Rhinebeck Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and Other Depositors. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of a disagreement, there can be no assurance that Rhinebeck Bancorp or Rhinebeck Bank would prevail in a judicial proceeding.

Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

(1)	The merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

(2)	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Rhinebeck Bancorp, MHC for liquidation interests in Rhinebeck Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

(3)	None of Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Rhinebeck Bancorp, MHC to Rhinebeck Bancorp and the assumption by Rhinebeck Bancorp of Rhinebeck Bancorp, MHC’s liabilities, if any, in constructive exchange for liquidation interests in Rhinebeck Bancorp.

(4)	The basis of the assets of Rhinebeck Bancorp, MHC and the holding period of the assets to be received by Rhinebeck Bancorp will be the same as the basis and holding period of such assets in Rhinebeck Bancorp, MHC immediately before the exchange.

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(5)	Each stockholder’s aggregate basis in shares of Rhinebeck Bancorp common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Rhinebeck Bancorp common stock surrendered in the exchange.

(6)	Each stockholder’s holding period in its Rhinebeck Bancorp common stock received in the exchange will include the period during which the Rhinebeck Bancorp common stock surrendered was held, provided that the Rhinebeck Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

(7)	Except with respect to cash received in lieu of fractional shares, current stockholders of Rhinebeck Bancorp will not recognize any gain or loss upon their exchange of Rhinebeck Bancorp common stock for new Rhinebeck Bancorp common stock.

(8)	Cash received by any current stockholder of Rhinebeck Bancorp in lieu of a fractional share interest in new shares of Rhinebeck Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Rhinebeck Bancorp common stock, which the stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

(9)	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Rhinebeck Bancorp common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Rhinebeck Bancorp common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

(10)	It is more likely than not that at the effective date of the conversion the fair market value of the benefit provided by the liquidation account of Rhinebeck Bank supporting the payment of the Rhinebeck Bancorp liquidation account in the event either Rhinebeck Bank (or Rhinebeck Bancorp and Rhinebeck Bank) were to liquidate after the conversion (including a liquidation of Rhinebeck Bank or Rhinebeck Bank and Rhinebeck Bancorp following a purchase and assumption transaction with a credit union) when Rhinebeck Bancorp lacks sufficient net assets to pay the liquidation account distribution due is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Rhinebeck Bank liquidation account as of the effective date of the conversion.

(11)	It is more likely than not that the basis of the shares of Rhinebeck Bancorp common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Rhinebeck Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

(12)	No gain or loss will be recognized by Rhinebeck Bancorp on the receipt of money in exchange for Rhinebeck Bancorp common stock sold in the offering.

We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Rhinebeck Bank, persons receiving subscription rights, and stockholders of Rhinebeck Bancorp. With respect to items 9 and 11 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Luse Gorman, PC further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. Luse Gorman, PC also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

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The opinion as to item 10 above is based on the position that: (1) no holder of an interest in a liquidation account has ever received any payment attributable to liquidation of a solvent bank and/or holding company (other than as set forth below); (2) the interests in the liquidation accounts are not transferable; (3) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Rhinebeck Bank are reduced; (4) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets by a credit union; and (5) the Rhinebeck Bank liquidation account payment obligation arises only if Rhinebeck Bancorp lacks sufficient assets to fund the liquidation account or if Rhinebeck Bank (or Rhinebeck Bank and Rhinebeck Bancorp) enters into a transaction to transfer Rhinebeck Bank’s assets and liabilities to a credit union.

In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the Rhinebeck Bank liquidation account supporting the payment of the liquidation account if (1) Rhinebeck Bancorp lacks sufficient net assets or (2) Rhinebeck Bank (or Rhinebeck Bank and Rhinebeck Bancorp) enters into a transaction to transfer Rhinebeck Bank’s assets and liabilities to a credit union, does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Rhinebeck Bank liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and offering, but those rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Wolf & Company, P.C. that the New York income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director, trustee or certain officers of Rhinebeck Bank, Rhinebeck Bancorp or Rhinebeck Bancorp, MHC generally may not be sold for a period of one year following the closing of the conversion, except if the individual dies or is judicially declared incompetent. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Rhinebeck Bancorp also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.

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Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board and the NYSDFS. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any stock option or restricted stock plans.

Amendment to Articles of Incorporation

As part of the conversion, the articles of incorporation of Rhinebeck Bancorp will be amended and restated to establish the liquidation account described above under “—Effects of Conversion—Effect on Liquidation Rights.” See also “Comparison of Stockholders’ Rights for Stockholders of Rhinebeck Bancorp Before and After the Conversion—Liquidation Account.” Approval of the Plan of Conversion includes approval of this amendment to Rhinebeck Bancorp’s articles of incorporation. The board of directors also intends to amend the articles of incorporation to increase the number of shares of authorized common stock from 25,000,000 to 35,000,000.

The board of directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Rhinebeck Bancorp common stock into the right to receive shares of Rhinebeck Bancorp common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our transfer agent will send a transmittal form to each public stockholder of Rhinebeck Bancorp who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Rhinebeck Bancorp common stock in exchange for shares of Rhinebeck Bancorp common stock that will be held electronically on the books of our transfer agent in “book entry” form. Rhinebeck Bancorp will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of Rhinebeck Bancorp common stock will be distributed within five business days after the transfer agent receives properly executed transmittal forms, Rhinebeck Bancorp stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) or electronically with our transfer agent in “book entry” form will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of Rhinebeck Bancorp common stock will be issued to any public stockholder of Rhinebeck Bancorp when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the transfer agent of the transmittal forms and the surrendered Rhinebeck Bancorp stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

Do not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive new shares of Rhinebeck Bancorp common stock and will not be paid dividends on those shares of Rhinebeck Bancorp common stock until existing certificates representing existing shares of Rhinebeck Bancorp common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Rhinebeck Bancorp common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Rhinebeck Bancorp common stock into which those shares have been converted by virtue of the conversion.

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If a certificate for Rhinebeck Bancorp common stock has been lost, stolen or destroyed, our transfer agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of Rhinebeck Bancorp common stock that we issue in exchange for existing shares of Rhinebeck Bancorp common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date before the effective date of the conversion that may have been declared by us on or before the effective date, and that remain unpaid at the effective date.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the Plan of Conversion at the time of the special meeting, the proposal may not be approved unless the special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Rhinebeck Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Rhinebeck Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Rhinebeck Bancorp recommends that stockholders vote “FOR” approval of the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 120 days after the original record date or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors unanimously recommends that you vote “FOR” approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected historical financial and other data for Rhinebeck Bancorp at December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024, which is derived from the audited financial statements included elsewhere in this proxy statement/prospectus. The following information is only a summary and should be read in conjunction with the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this proxy statement/prospectus.

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	At December 31,
	2025	2024
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,301,766	$1,255,765
Cash and cash equivalents	101,986	37,484
Securities available-for-sale	162,203	159,947
Loans receivable, net	953,385	971,779
Bank owned life insurance	30,996	30,193
Goodwill and other intangibles	2,341	2,401

Total liabilities	1,164,914	1,133,932
Deposits	1,097,340	1,020,783
Federal Home Loan Bank advances	25,153	69,773
Subordinated debt	5,155	5,155

Total stockholders’ equity	136,852	121,833

	For the Year Ended December 31,
	2025	2024
	(In thousands, except per share data)
Selected Operating Data:
Interest and dividend income	$68,873	$63,222
Interest expense	22,480	25,527
Net interest income	46,393	37,695
Provision for credit losses	1,659	2,800
Net interest income after provision for credit losses	44,734	34,895
Non-interest income (loss)	6,971	(8,984)
Non-interest expense	39,020	36,848
Income (loss) before income tax expense	12,685	(10,937)
Income tax expense (benefit)	2,640	(2,317)
Net income (loss)	$10,045	$(8,620)
Earnings (loss) per share (diluted)	$0.92	$(0.80)

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	At or For the Year Ended December 31,
	2025	2024
Performance Ratios:
Return (loss) on average assets(1)	0.78%	(0.67)%
Return (loss) on average equity(2)	7.77%	(7.31)%
Interest rate spread(3)	3.23%	2.44%
Net interest margin(4)	3.89%	3.17%
Efficiency ratio(5)	73.12%	128.34%
Average interest-earning assets to average interest-bearing liabilities	134.72%	133.68%
Total loans to total assets	73.61%	77.64%
Equity to assets(6)	10.09%	9.23%

Capital Ratios(7):
Tier 1 capital (to adjusted total assets)	10.62%	10.07%
Tier I capital (to risk-weighted assets)	13.57%	11.81%
Total capital (to risk-weighted assets)	14.40%	12.63%
Common equity Tier 1 capital (to risk-weighted assets)	13.57%	11.81%

Asset Quality Ratios:
Allowance for credit losses as a percent of total loans	0.87%	0.88%
Allowance for credit losses as a percent of non-performing loans	225.76%	206.56%
Net charge-offs to average outstanding loans	0.20%	0.24%
Non-performing loans as a percent of total loans	0.39%	0.42%
Non-performing assets as a percent of total assets	0.28%	0.33%

Other Data:
Book value per common share	$12.28	$10.98
Tangible book value per common share(8)	$12.07	$10.76
Number of offices(9)	15	16

(1)	Represents net income divided by average total assets.

(2)	Represents net income divided by average equity.

(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.

(4)	Represents net interest income as a percent of average interest-earning assets.

(5)	Represents non-interest expense divided by the sum of net interest income and non-interest income. Efficiency ratio for the year ended December 31, 2024 reflects a $16.0 million loss associated with our balance sheet restructuring.

(6)	Represents average equity divided by average total assets.

(7)	Capital ratios are for Rhinebeck Bank only. Rhinebeck Bancorp is not subject to the minimum consolidated capital requirements as a small bank holding company with assets less than $3.0 billion.

(8)	Tangible book value per common share is a financial measure determined by methods other than in accordance with GAAP. Management believes that this non-GAAP financial measure may provide useful supplemental information for evaluating Rhinebeck Bancorp’s operations and performance. Tangible book value is calculated by subtracting goodwill (which was $2.2 million at each of December 31, 2025 and 2024) and intangible assets ($106,000 and $166,000 as of December 31, 2025 and 2024, respectively) from total stockholders’ equity, and dividing the difference by total common shares outstanding as of period-end.

(9)	Includes our corporate office, 12 branch offices and two representative offices at December 31, 2025.

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RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data for Rhinebeck Bancorp at the dates and for the periods indicated. The following is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this proxy statement/prospectus, including the consolidated financial statements beginning on page F-1 of this proxy statement/prospectus. The information at December 31, 2025 is derived in part from the audited consolidated financial statements that appear in this proxy statement/prospectus. The information at March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the results for the year ending December 31, 2026 or any other period.

	At March 31, 2026	At December 31, 2025
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,284,867	$1,301,766
Cash and cash equivalents	112,904	101,986
Securities available-for-sale	156,160	162,203
Loans receivable, net	936,751	953,385
Bank owned life insurance	31,193	30,996
Goodwill and other intangibles	2,334	2,341

Total liabilities	1,146,225	1,164,914
Deposits	1,103,492	1,097,340
Federal Home Loan Bank advances	5,153	25,153
Subordinated debt	5,155	5,155

Total stockholders’ equity	138,642	136,852

	For the Three Months Ended March 31,
	2026	2025
	(In thousands, except per share data)
Selected Operating Data:
Interest and dividend income	$16,611	$16,638
Interest expense	5,417	5,601
Net interest income	11,194	11,037
Provision for credit losses	71	353
Net interest income after provision for credit losses	11,123	10,684
Non-interest income	1,466	1,751
Non-interest expense	9,738	9,508
Income before income tax expense	2,851	2,927
Income tax expense	635	639
Net income	$2,216	$2,288
Earnings per share (diluted)	$0.20	$0.21

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	At or For the Three Months Ended March 31,
	2026	2025
Performance Ratios:
Return on average assets(1)	0.70%	0.73%
Return on average equity(2)	6.50%	7.49%
Interest rate spread(3)	3.15%	3.13%
Net interest margin(4)	3.77%	3.79%
Efficiency ratio(5)	76.92%	74.35%
Average interest-earning assets to average interest-bearing liabilities	133.88%	134.00%
Total loans to total assets	0.73%	0.78%
Equity to assets(6)	10.69%	9.77%

Capital Ratios(7):
Tier 1 capital (to adjusted total assets)	10.94%	10.17%
Tier 1 capital (to risk-weighted assets)	14.15%	12.10%
Total capital (to risk-weighted assets)	14.95%	12.91%
Common equity Tier 1 capital (to risk-weighted assets)	14.15%	12.10%

Asset Quality Ratios:
Allowance for credit losses as a percent of total loans	0.84%	0.86%
Allowance for credit losses as a percent of non-performing loans	227.65%	239.35%
Net charge-offs to average outstanding loans	0.23%	0.21%
Non-performing loans as a percent of total loans	0.37%	0.36%
Non-performing assets as a percent of total assets	0.27%	0.28%

Other Data:
Book value per common share	$12.43	$11.35
Tangible book value per common share(8)	$12.22	$11.14
Number of offices(9)	15	16

(1)	Represents net income divided by average total assets.

(2)	Represents net income divided by average equity.

(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.

(4)	Represents net interest income as a percent of average interest-earning assets.

(5)	Represents non-interest expense divided by the sum of net interest income and non-interest income.

(6)	Represents average equity divided by average total assets.

(7)	Capital ratios are for Rhinebeck Bank only. Rhinebeck Bancorp is not subject to the minimum consolidated capital requirements as a small bank holding company with assets less than $3.0 billion.

(8)	Tangible book value per common share is a financial measure determined by methods other than in accordance with GAAP. Management believes that this non-GAAP financial measure may provide useful supplemental information for evaluating Rhinebeck Bancorp’s operations and performance. Tangible book value is calculated by subtracting goodwill (which was $2.2 million at March 31, 2026 and 2025) and intangible assets ($99,000 and $146,000 as of March 31, 2026 and 2025, respectively) from total stockholders’ equity, and dividing the difference by total common shares outstanding as of period-end.

(9)	Includes our corporate office, 12 branch offices and two representative offices at March 31, 2026.

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Comparison of Financial Condition at March 31, 2026 and December 31, 2025

Total Assets. Total assets decreased by $16.9 million, or 1.3%, to $1.28 billion as of March 31, 2026, due primarily to a decrease in loans receivable which decreased by $16.6 million, or 1.7%, to $936.8 million, a decrease in available for sale securities which declined by $6.0 million, or 3.7%, and a decrease in other assets of $3.7 million. This decrease was partially offset by an increase in cash and cash equivalents of $10.9 million, or 10.7%.

Cash and Cash Equivalents. Cash and cash equivalents increased $10.9 million, or 10.7%, to $112.9 million at March 31, 2026 from $102.0 million at December 31, 2025, primarily due to a $9.0 million, or 10.8%, increase in federal funds sold, as well as increases in deposits held at the FHLB, FRB and other interest-bearing depository accounts. The increase was primarily driven by deposit growth and proceeds from the decrease in available for sale securities.

Investment Securities Available for Sale. Available for sale securities declined $6.0 million, or 3.7%, to $156.2 million at March 31, 2026 from $162.2 million at December 31, 2025, primarily due to $6.6 million in paydowns, calls, and maturities and a $507,000 increase in unrealized losses, partially offset by $992,000 in purchases.

Net Loans. Net loans receivable decreased $16.6 million, or 1.7%, to $936.8 million at March 31, 2026, compared to $953.4 million at December 31, 2025 reflecting a $17.7 million reduction in indirect automobile loans in line with a strategic decision to reduce this concentration in the portfolio. At March 31, 2026, indirect automobile loans were 15.3% of assets, compared to 16.4% at December 31, 2025. Non-accrual loans decreased by $235,000, or 6.4%, from $3.7 million at December 31, 2025 to $3.5 million at March 31, 2026.

Total Liabilities. Total liabilities decreased $18.7 million, or 1.6%, to $1.15 billion at March 31, 2026. The decrease was primarily driven by a decrease in FHLB advances of $20.0 million, or 79.5%, and a decrease in accrued expenses and other liabilities of $3.3 million, or 12.0%, largely due to a decline in the fair value of the interest rate swaps, partially offset by a $6.2 million increase in total deposits.

Deposits. Deposits increased $6.2 million, or 0.6%, to $1.10 billion at March 31, 2026. Interest-bearing deposits increased $7.8 million, or 0.9%, while non-interest-bearing deposits decreased $1.6 million, or 0.7%. These increases were partially offset by a decrease in money market accounts of $7.7 million.

Mortgagors’ Escrow Accounts. Mortgagors’ escrow accounts decreased $1.5 million, or 16.1%, to $7.9 million at March 31, 2026, from $9.4 million at December 31, 2025, primarily due to the timing of property tax and insurance disbursements.

Advances from the Federal Home Loan Bank. FHLB advances declined $20.0 million, or 79.5%, to $5.2 million at March 31, 2026 from $25.2 million at December 31, 2025. The reduction reflects the Company’s use of excess liquidity from the maturity of securities and increased deposits to pay down borrowings.

Stockholders’ Equity. Stockholders’ equity increased $1.8 million, or 1.3%, to $138.6 million at March 31, 2026 from $136.9 million at December 31, 2025. The increase was primarily due to $2.2 million in net income, partially offset by a $400,000 increase in accumulated other comprehensive loss. The Company’s book value per share was $12.43 at March 31, 2026, compared to $12.28 at December 31, 2025. The ratio of stockholders’ equity to total assets increased to 10.79% from 10.51% over the same period. Unearned common stock held by the Bank’s employee stock ownership plan was $2.8 million at March 31, 2026 and December 31, 2025.

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Comparison of Results of Operations for the Three Months Ended March 31, 2026 and 2025

Net Income. Net income for the first quarter of 2026 was $2.2 million, compared to $2.3 million for the first quarter of 2025. Diluted earnings per share were $0.20 for the first quarter of 2026, compared to $0.21 for the same quarter of 2025. Interest and dividend income decreased $27,000, or 0.2%, while interest expense decreased $184,000, or 3.3%. The provision for credit losses decreased $282,000, or 79.9%. Non-interest income decreased $285,00, or 16.3%, and non-interest expense increased $230,000, or 2.4%. The provision for income taxes decreased $4,000 between the comparable quarters.

Net Interest Income. Net interest income increased $157,000, or 1.4%, to $11.2 million for the three months ended March 31, 2026 compared to 2025. The increase was primarily due to lower costs on interest-bearing liabilities, partially offset by lower yields on interest-earning assets due to the lower interest rate environment. The net interest margin decreased by two basis points to 3.77% and the interest rate spread improved two basis points from 3.13% for the three months ended March 31, 2025 to 3.15% for the three months ended March 31, 2026, reflecting slightly better pricing on assets versus liabilities. The ratio of average interest-earning assets to average interest-bearing liabilities declined 12 basis points to 133.88%, while the net interest margin declined by two basis points to 3.77% compared to the same quarter in 2025.

Interest Income. Interest income decreased $27,000, or 0.2%, to $16.6 million for the three months ended March 31, 2026. The decrease was primarily due to lower yields on loans and interest bearing depository accounts. The average yield on interest-earning assets decreased by 12 basis points to 5.59%, due to the lower interest rate environment, while the average balance of interest-earning assets increased by $22.6 million, or 1.9%, to $1.20 billion. The average yield on loans decreased 2 basis points, to 6.12%, and the average yield on available for sale securities increased 21 basis points, to 3.46%. The increase in the average balance of interest earning assets was primarily due to an increase in the average balance of interest bearing depository accounts and federal funds sold, which increased $63.2 million, or 222.4%, and was partially offset by a decrease of $42.0 million in the average balance of loans, when comparing the three months ended March 31, 2026 with the comparable period in 2025.

Interest Expense. Interest expense decreased $184,000, or 3.3%, to $5.4 million for the three months ended March 31, 2026, compared to $5.6 million for the same quarter in 2025. The average cost of interest-bearing liabilities declined by 14 basis points, to 2.44%, due to the lower interest rate environment reflecting lower funding costs and a favorable shift in the funding mix with an increase in deposits and a decrease in borrowings. The average balance of total interest-bearing liabilities increased $17.7 million, or 2.0%, to $899.8 million, primarily due to a $69.1 million increase in the average balance of deposits partially offset by a $51.2 million decline in the average balance of Federal Home Loan Bank advances, which decreased from $75.0 million to $23.8 million. The average cost of these advances also declined by 127 basis points, from 4.07% to 2.80% for the first quarter of 2025 and 2026, respectively.

Provision for Credit Losses. The provision for credit losses decreased by $282,000, or 79.9%, from $353,000 for the quarter ended March 31, 2025 to $71,000 for the current quarter. The decrease in the provision was primarily due to lower loan balances. Net charge-offs increased by $38,000, from $510,000 for the first quarter of 2025 to $548,000 for the first quarter of 2026. The increase was primarily due to increased net charge-offs of $176,000 in indirect automobile loans and $44,000 in consumer loans, substantially offset by decreased net charge-offs of $183,000 in commercial loans.

Non-Interest Income. Non-interest income totaled $1.5 million for the three months ended March 31, 2026, a decrease of $285,000, or 16.3%, from the comparable period in 2025, due primarily to a decrease of $232,000, or 55.8%, in other non-interest income investment as swap fee income decreased. Investment advisory fee income decreased $33,000, net gain on sale of loans decreased $28,000 and service charges on deposit accounts also decreased by $9,000. These decreases were only slightly offset by a $10,000 increase in the cash surrender value of life insurance and a $7,000 gain on the disposal of premises and equipment.

Non-Interest Expense. For the first quarter of 2026, non-interest expense totaled $9.7 million, an increase of $230,000, or 2.4%, compared to the same period in 2025. This increase was primarily driven by higher salaries and benefits expense of $399,000, reflecting increased compensation and medical insurance costs, as well as higher occupancy costs of $152,000 due to increased repair expenses and a rise in data processing costs of $84,000. These increases were partially offset by declines in professional fees of $84,000, FDIC insurance expense of $78,000, marketing expenses of $55,000, and amortization of intangible assets of $13,000.

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Income Taxes. The provision for income taxes decreased $4,000 to $635,000 for the three months ended March 31, 2026, compared to $639,000 for the same period in 2025. The decreased income tax provision corresponds to pre-tax income during the quarter compared to the first quarter of 2025. The effective tax rate was 22.27% for the three months ended March 31, 2026 as compared to 21.83% for the three months ended March 31, 2025.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” "intend," “predict,” “forecast,” “improve,” “continue,” “will,” “would,” “should,” “could,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies, and financial condition and results of operation;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward looking statements, by their nature, are subject to risks and uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market area, including potential recessionary conditions or slowed economic growth;

•	changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio;

•	changes in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of and methodology for calculating the allowance for credit losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement our business strategies;

•	our ability to manage or reduce expenses;

•	competition among depository and other financial institutions;

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•	inflation and changes in market interest rates that affect our margins and yields, the fair value of financial instruments or reduce our volume of loan originations, the level of defaults, losses and prepayments on loans we have made and make whether held in portfolio or sold in the secondary market;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, Federal Deposit Insurance Corporation assessments and capital requirements;

•	changes in the monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the imposition of tariffs or other domestic or international governmental policies and any retaliatory responses;

•	the impact of any potential federal government shutdown;

•	negative financial impact from unfavorable regulatory penalties and/or settlements;

•	our ability to manage market risk, credit risk, operational risk and reputation risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities or systems we may acquire, as well as new personnel or customers, and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	the current or anticipated impact of military conflict, terrorism or other geopolitical events;

•	a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;

•	system failures or cybersecurity threats against our informational technology and those of our third-party providers and vendors;

•	the failure to maintain current technologies and to successfully implement future information technology enhancements;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to attract or retain key employees;

•	our compensation expense associated with equity allocated or awarded to our employees;

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own; and

•	political instability or civil unrest, acts of war or terrorism, or public health emergencies.

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Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 17. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $63.0 million and $86.0 million. We must sell a minimum of 6,587,500 shares to complete the offering.

We intend to use the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of:
	6,587,500 Shares		7,750,000 Shares		8,912,500 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$65,875		$77,500		$89,125
Less: offering expenses	$2,924		$3,035		$3,147
Net offering proceeds	$62,951	100.0%	$74,465	100.0%	$85,978	100.0%

Distribution of net proceeds:
To Rhinebeck Bank	$31,476	50.0%	$37,232	50.0%	$42,989	50.0%
To fund loan to employee stock ownership plan	$2,635	4.2%	$3,100	4.2%	$3,565	4.1%
Retained by Rhinebeck Bancorp	$28,840	45.8%	$34,133	45.8%	$39,424	45.9%

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Rhinebeck Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all the shares offered were not sold in the subscription offering and instead a portion of the shares were sold in a and community or syndicated community offering.

Rhinebeck Bancorp may initially place the proceeds it retains from the offering in an interest-bearing account at Rhinebeck Bank. Rhinebeck Bancorp may also use the proceeds it retains from the offering:

•	to invest in securities;

•	to repurchase its outstanding shares of its common stock;

•	to pay cash dividends to stockholders;

•	to finance the potential acquisition of financial institutions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current applicable regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans. Additionally, pursuant to New York regulations, we must receive NYSDFS approval to repurchase more than 5% of our outstanding common stock in any 12-month period during the second and third years following conversion.

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Rhinebeck Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to enhance existing products and services and support growth and the development of new products and services;

•	to invest in technology;

•	to expand its banking franchise by acquiring other financial institutions, financial services companies, branch offices, lines of business or lending or deposit-gathering teams as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds may be placed as deposits with the Federal Reserve. Rhinebeck Bank may also invest in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness and availability of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to acquire other financial institutions.

We expect our return on equity may be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Risks Relating to the Offering and Ownership of Our Common Stock—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance” and “—Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.”

OUR DIVIDEND POLICY

Following completion of the conversion and offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Rhinebeck Bancorp will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Rhinebeck Bancorp in connection with the conversion and offering. The source of dividends will depend on the net proceeds retained by Rhinebeck Bancorp and earnings thereon, and dividends from Rhinebeck Bank. In addition, Rhinebeck Bancorp will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

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The Federal Reserve Board has issued a policy statement providing that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition. Regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

After the completion of the conversion, Rhinebeck Bank will not be permitted to pay dividends on its capital stock owned by Rhinebeck Bancorp, its sole stockholder, if Rhinebeck Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Rhinebeck Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. The Federal Deposit Insurance Corporation (“FDIC”) has the authority to prohibit Rhinebeck Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of Rhinebeck Bank. Under New York banking law, Rhinebeck Bank may declare and pay dividends from its net profits, unless there is an impairment of capital. Additionally, the approval of the NYSDFS is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years. The term “net profits” is generally defined to mean earnings from current operations, subject to certain adjustments provided for under applicable law.

Any payment of dividends by Rhinebeck Bank to Rhinebeck Bancorp that would be deemed to be drawn from Rhinebeck Bank’s bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by Rhinebeck Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Rhinebeck Bank does not intend to make any distribution that would create such a federal tax liability.

We intend to file a consolidated federal tax return with Rhinebeck Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Rhinebeck Bancorp’s common stock is currently listed on the Nasdaq Capital Market under the symbol “RBKB.” Upon completion of the conversion and offering, we expect the shares of common stock of Rhinebeck Bancorp will continue to trade on the Nasdaq Capital Market under the symbol “RBKB.” To list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of [VRD], Rhinebeck Bancorp had ___ registered market makers in its common stock.

As of the close of business on [VRD], there were _________ shares of common stock outstanding, including _________ publicly held shares (shares held by stockholders other than Rhinebeck Bancorp, MHC), and approximately _____ stockholders of record.

On February 9, 2026, the business day immediately preceding the public announcement of the conversion, and on [VRD], the closing prices of Rhinebeck Bancorp common stock as reported on the Nasdaq Stock Market were $12.15 per share and $_____ per share, respectively. On the effective date of the conversion, all publicly held shares of Rhinebeck Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of new shares of Rhinebeck Bancorp common stock determined pursuant to the exchange ratio. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Rhinebeck Bancorp common stock will be converted into options to purchase a number of new shares of Rhinebeck Bancorp common stock determined pursuant to the exchange ratio, with the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

70

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2025, Rhinebeck Bank was in compliance with applicable regulatory capital requirements and was considered “well capitalized.”

The table below sets forth the historical equity capital and regulatory capital of Rhinebeck Bank at December 31, 2025, and the pro forma equity capital and regulatory capital of Rhinebeck Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes that Rhinebeck Bank receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Rhinebeck Bank Historical at		Rhinebeck Bank Pro Forma at December 31, 2025 Based Upon the Sale in the Offering of:
	December 31, 2025		6,587,500 Shares		7,750,000 Shares		8,912,500 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$133,851	10.28%	$160,057	12.01%	$164,883	12.32%	$169,710	12.62%

Tier 1 leverage capital(1)(2)	$139,166	10.62%	$165,372	12.32%	$170,198	12.63%	$175,025	12.93%
Tier 1 leverage requirement	65,529	5.00	67,103	5.00	67,391	5.00	67,679	5.00
Excess	$73,637	5.62%	$98,269	7.32%	$102,807	7.63%	$107,346	7.93%

Tier 1 risk-based capital	$139,166	13.57%	$165,372	16.03%	$170,198	16.48%	$175,025	16.93%
Tier 1 risk-based requirement	82,039	8.00	82,543	8.00	82,635	8.00	82,727	8.00
Excess	$57,127	5.57%	$82,829	8.03%	$87,563	8.48%	$92,298	8.93%

Total risk-based capital	$147,671	14.40%	$173,877	16.85%	$178,703	17.30%	$183,530	17.75%
Total risk-based requirement	102,549	10.00	103,178	10.00	103,293	10.00	103,408	10.00
Excess	$45,122	4.40%	$70,699	6.85%	$75,410	7.30%	$80,122	7.75%

Common equity Tier 1 (1)(2)	$139,166	13.57%	$165,372	16.03%	$170,198	16.48%	$175,025	16.93%
Common equity Tier 1 requirement	66,657	6.50	67,066	6.50	67,141	6.50	67,216	6.50
Excess	$72,509	7.07%	$98,306	9.53%	$103,057	9.98%	$107,809	10.43%
Reconciliation of capital infused into Rhinebeck Bank:
Net proceeds			$31,476		$37,232		$42,989
Less: Common stock acquired by stock-based benefit plans			(2,635)		(3,100)		(3,565)
Less: Common stock acquired by employee stock ownership plan			(2,635)		(3,100)		(3,565)
Pro forma increase			$26,206		$31,032		$35,859

(1)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

71

CAPITALIZATION

The following table presents the historical consolidated capitalization of Rhinebeck Bancorp at December 31, 2025 and the pro forma consolidated capitalization of Rhinebeck Bancorp after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Rhinebeck Bancorp Historical at	Rhinebeck Bancorp Pro Forma at December 31, 2025 Based upon the Sale in the Offering at $10.00 per share of:
	December 31, 2025	6,587,500 Shares	7,750,000 Shares	8,912,500 Shares
	(Dollars in thousands)
Deposits(1)	$1,097,340	$1,097,340	$1,097,340	$1,097,340
Borrowed funds	30,308	30,308	30,308	30,308
Total deposits and borrowed funds	$1,127,648	$1,127,648	$1,127,648	$1,127,648

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized(2)	—	—	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized at December 31, 2025 and 35,000,000 shares authorized on a pro forma basis); shares to be issued as reflected(2)(3)	112	116	136	156
Additional paid-in capital(2)	45,710	108,657	120,151	131,644
Rhinebeck Bancorp, MHC capital contribution	—	99	99	99
Retained earnings(4)	101,797	101,797	101,797	101,797
Accumulated other comprehensive loss	(6,255)	(6,255)	(6,255)	(6,255)
Defined benefit pension plan, net of taxes	(1,675)	(1,675)	(1,675)	(1,675)
Common stock to be acquired by stock-based benefit plans(5)	—	(2,635)	(3,100)	(3,565)
Common stock held by employee stock ownership plan(6)	(2,837)	(5,472)	(5,937)	(6,402)
Total stockholders’ equity	$136,582	$194,632	$205,216	$215,799

Pro Forma Shares Outstanding:
Shares offered for sale	—	6,587,500	7,750,000	8,912,500
Exchange shares issued	—	4,971,197	5,848,467	6,725,738
Total shares outstanding	11,141,033	11,558,697	13,598,467	15,638,238

Total stockholders’ equity as a percentage of total assets	10.51%	14.32%	14.98%	15.63%
Tangible equity as a percentage of tangible assets	10.35%	14.17%	14.83%	15.49%

(1)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(2)	Rhinebeck Bancorp currently has 25,000,000 authorized shares of common stock, $0.01 par value per share, and 5,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Rhinebeck Bancorp common stock to be outstanding. On a pro forma basis, Rhinebeck Bancorp expects to have 35,000,000 authorized shares of common stock, $0.01 par value per share, and 5,000,000 authorized shares of preferred stock, $0.01 par value per share.
(3)	No effect has been given to the issuance of additional shares of Rhinebeck Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Rhinebeck Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(4)	The retained earnings of Rhinebeck Bank will be substantially restricted after the conversion. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”
(5)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by Rhinebeck Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the offering. Rhinebeck Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations.
(6)	Assumes that 4% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Rhinebeck Bancorp. The loan will be repaid principally from Rhinebeck Bank’s contributions to the employee stock ownership plan. Since Rhinebeck Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Rhinebeck Bancorp’s consolidated financial statements. Accordingly, the shares of common stock acquired by the employee stock ownership plan are shown in this table as a reduction of total stockholders’ equity. Implementation of such plans will require stockholder approval.

72

PRO FORMA DATA

The following tables summarize historical data of Rhinebeck Bancorp and pro forma data of Rhinebeck Bancorp at and for three months ended December 31, 2025 and at and for the year ended December 31, 2025. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds are based upon the following assumptions:

(1)	all of the shares of common stock will be sold in the subscription and community offerings;

(2)	our employee stock ownership plan will purchase 4% of the shares of common stock sold in the offering with a loan from Rhinebeck Bancorp. The existing loan obligation of our employee stock ownership plan, equal to $3.3 million as of December 31, 2025, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest) over 20 years. Interest income that we earn on the loan will offset the interest paid by Rhinebeck Bank. The effect on earnings for the employee stock ownership plan is the cost of amortizing the loan over 20 years, net of historical expense for the period;

(3)	we will pay KBW a fee of 1.0% with respect to shares sold in the subscription offering and 1.5% with respect to shares sold in the community offering (no fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, officers and directors, and their immediate families, and no fee will be paid with respect to exchange shares); and

(4)	total expenses of the offering, other than the fees and commissions to be paid to KBW, will be $2.1 million.

The expenses of the offering may vary from those estimated, and the fees paid to KBW may vary from the amounts estimated if the amount of shares of Rhinebeck Bancorp common stock sold varies from the amounts assumed above or if any shares are sold in a syndicated community offering and/or firm commitment underwritten offering.

We calculated pro forma consolidated net income for the three months ended December 31, 2025 and the fiscal year ended December 31, 2025 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 3.73% (2.87% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note at December 31, 2025, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will reserve for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the offering at the same price for which they were sold in the offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the offering. We have assumed that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.36 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 25.40% for the shares of common stock, a dividend yield of 0%, an expected option life of six years and a risk-free interest rate of 3.84%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than 12 months following the completion of the offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the offering to Rhinebeck Bank, and we will retain the remainder of the net proceeds from the offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan. We will retain the rest of the proceeds for future use.

The pro forma data does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the offering;

•	our results of operations after the offering; or

•	changes in the market price of the shares of common stock after the offering.

The following pro forma data may not be representative of the financial effects of the offering at the date on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Rhinebeck Bank, to the tax effect of the recapture of the bad debt reserve. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights.”

At or for the Year Ended December 31, 2025 Based upon the Sale at $10.00 Per Share of:
6,587,500 Shares	7,750,000 Shares	8,912,500 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$65,875	$77,500	$89,125
Market value of shares issued in the exchange	49,712	58,485	67,257
Pro forma market capitalization	$115,587	$135,985	$156,382

Gross proceeds of offering	$65,875	$77,500	$89,125
Expenses	2,924	3,035	3,147
Estimated net proceeds	62,951	74,465	85,978
Common stock purchased by employee stock ownership plan	(2,635)	(3,100)	(3,565)
Common stock purchased by stock-based benefit plans	(2,635)	(3,100)	(3,565)
Estimated net proceeds, as adjusted	$57,681	$68,265	$78,848

For the Year Ended December 31, 2025
Consolidated net earnings:
Historical	$10,045	$10,045	$10,045
Income on adjusted net proceeds	1,657	1,961	2,265
Income on Rhinebeck Bancorp, MHC asset contribution	3	3	3
Employee stock ownership plan(1)	(28)	(65)	(103)
Stock awards(2)	(406)	(477)	(549)
Stock options(3)	(417)	(491)	(564)
Pro forma net income	$10,854	$10,976	$11,097

Earnings per share(4):
Historical	$0.91	$0.79	$0.68
Income on adjusted net proceeds	0.15	0.15	0.15
Income on Rhinebeck Bancorp, MHC asset contribution	—	—	—
Employee stock ownership plan(1)	—	(0.01)	(0.01)
Stock awards(2)	(0.04)	(0.04)	(0.04)
Stock options(3)	(0.04)	(0.04)	(0.04)
Pro forma earnings per share(4)	$0.98	$0.85	$0.74

Offering price to pro forma net earnings per share	10.20	x	11.76	x	13.51	x
Number of shares used in earnings per share calculations	11,028,980	12,975,271	14,921,563

At December 31, 2025
Stockholders’ equity:
Historical	$136,852	$136,852	$136,852
Estimated net proceeds	62,951	74,465	85,978
Rhinebeck Bancorp, MHC capital contribution	99	99	99
Common stock acquired by employee stock ownership plan(1)	(2,635)	(3,100)	(3,565)
Common stock acquired by stock-based benefit plans(2)	(2,635)	(3,100)	(3,565)
Pro forma stockholders’ equity(5)	194,632	205,216	215,799
Intangible assets	(2,341)	(2,341)	(2,341)
Pro forma tangible stockholders’ equity(5)	$192,291	$202,875	$213,458

Stockholders’ equity per share(6):
Historical	$11.84	$10.06	$8.75
Estimated net proceeds	5.45	5.48	5.50
Rhinebeck Bancorp, MHC capital contribution	0.01	0.01	0.01
Common stock acquired by employee stock ownership plan(1)	(0.23)	(0.23)	(0.23)
Common stock acquired by stock-based benefit plans(2)	(0.23)	(0.23)	(0.23)
Pro forma stockholders’ equity per share(5)(6)	16.84	15.09	13.80
Intangible assets	(0.20)	(0.17)	(0.15)
Pro forma tangible stockholders’ equity per share(5)(6)	$16.64	$14.92	$13.65

Offering price as percentage of pro forma stockholders’ equity per share	59.38%	66.27%	72.46%
Offering price as percentage of pro forma tangible stockholders’ equity per share	60.10%	67.02%	73.26%
Number of shares outstanding for pro forma book value per share calculations	11,558,697	13,598,467	15,638,238

(footnotes continue on following page)

(continued from previous page)

(1)	Assumes that 4% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Rhinebeck Bancorp, and the outstanding loan with respect to existing shares of Rhinebeck Bancorp held by the employee stock ownership plan will be refinanced and consolidated with the new loan. Rhinebeck Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Rhinebeck Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Rhinebeck Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 23.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 27,880, 32,800 and 37,720 shares were committed to be released during the year ended December 31, 2025 at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.
(2)	Assumes that one or more stock-based benefit plans reserve an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Rhinebeck Bancorp or through open market purchases. Shares in the stock-based benefit plans are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Rhinebeck Bancorp. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2025, and (iii) the plan expense reflects an effective combined federal and state tax rate of 23.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2%.
(3)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were both $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.36 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period using an effective combined federal and state tax rate of 23.0% and that 25.0% of the option expense is taxable. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.4%.
(4)	Per share figures include publicly held shares of Rhinebeck Bancorp common stock that will be issued in exchange for new shares of Rhinebeck Bancorp common stock in the conversion. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 1, above. The number of shares of common stock actually sold and exchange shares may be more or less than the assumed amounts.
(5)	The retained earnings of Rhinebeck Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”
(6)	Per share figures include publicly held shares of Rhinebeck Bancorp common stock that will be issued in exchange for new shares of Rhinebeck Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.0367, 1.2197 and 1.4026 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects information contained in our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the financial statements, which appear beginning on page F-1 of this proxy statement/prospectus. You should read the information in this section in conjunction with the business and financial information regarding Rhinebeck Bancorp provided in this proxy statement/prospectus.

Overview

Net Interest Income. Our primary source of income is net interest income. Net interest income is the difference between interest income, which is the income we earn on our loans and investments, and interest expense, which is the interest we pay on our deposits and borrowings.

Provision for Credit Losses on Loans. The allowance for credit losses is a valuation allowance for the estimated lifetime credit losses. The allowance for credit losses is increased through charges to the provision for credit losses. Loans are charged against the allowance when management believes that the collectability of the principal loan amount is not probable. Recoveries on loans previously charged-off, if any, are credited to the allowance for credit losses when realized.

Non-interest Income. Our primary sources of non-interest income are service charges on deposit accounts, investment advisory income, net gains in the cash surrender value of bank owned life insurance and other income.

Non-interest Expenses. Our non-interest expenses consist of salaries and employee benefits, net occupancy and equipment, data processing, professional fees, marketing expenses, premium payments we make to the FDIC for insurance of our deposits and other general and administrative expenses.

Income Tax Expense. Our income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and the tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amounts expected to be realized.

Business Strategy

In October 2025, Matthew J. Smith was appointed President and Chief Executive Officer of Rhinebeck Bank and its holding companies, Rhinebeck Bancorp and Rhinebeck Bancorp, MHC, to lead Rhinebeck Bank into its next phase of growth and innovation. Mr. Smith’s executive leadership experience includes overseeing community bank operations, spearheading the implementation of digital banking and banking-as-a-service programs and integrating acquired financial institutions. As we realign our strategies for growth, we intend to continue to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service.

Our current business strategy includes the following key components, which are designed to improve earnings by expanding our net interest margin, increasing non-interest income and improving efficiency:

•	Emphasize relationship-based commercial lending. Following the completion of our holding company reorganization and minority stock issuance in 2019, we began our expansion as a commercial lender. Our commercial real estate loan portfolio (which includes multi-family real estate and commercial construction loans) and commercial business loan portfolio have grown from $223.0 million and $83.2 million, or 32.9% and 12.2% of our total loan portfolio, respectively, at December 31, 2019 to $534.7 million and $91.5 million, or 55.8% and 9.5% of our total loan portfolio, respectively, at December 31, 2025. We believe that commercial real estate and commercial business lending offer opportunities to invest in our community, increase the overall yield earned on our loan portfolio and manage interest rate risk. We intend to continue to increase originations of these types of loans in our primary market area and may consider hiring additional lenders as well as originating loans secured by properties located in areas that are contiguous to our current market area.

Increasing our commercial real estate loans and commercial business loans involves risk, as described in “Risk Factors—Risks Related to Our Lending Activities—Our emphasis on commercial real estate and commercial business lending involves risks that could adversely affect our financial condition and results of operations” and “—Our non-owner occupied commercial real estate loans may expose us to increased credit risk.”

•	Grow and enhance our low-cost deposit base. Deposits are our primary source of funds for lending and investment. Core deposits, which we define as all non-time deposits, are a lower-cost and more stable source of funds than time deposits. We are making a concerted effort to increase these lower-cost transaction deposit accounts following a period of relatively higher interest rates during which customers migrated to higher-cost time deposits. As of December 31, 2025, core deposits totaled $720.4 million, or 65.6% of total deposits. We plan to continue to market our core transaction accounts, emphasizing our high-quality service and competitive pricing of these products.

We are also developing a full suite of treasury management services for business customers to encourage commercial borrowers to maintain deposit accounts with us and to generate recurring fee income. We view treasury management as a core strategic capability that will support both deposit growth and non-interest income diversification. We may also enter into strategic partnerships, including banking-as-a-service partnerships, to facilitate new account openings and provide a low-cost method to attract and retain core deposits.

•	Invest in technology to improve efficiency and support scalable growth. We emphasize disciplined expense management to support sustainable profitability and operating leverage. We are investing in updated technology and digital capabilities to improve efficiency, enhance customer experience, and support scalable growth. We currently offer the convenience of certain technology-based products, such as mobile deposit capture, bill pay, card valet, and internet and mobile banking. The capital raised in this offering may be used to support additional initiatives, which include enhanced digital account opening, improved self-service capabilities, automation of manual workflows, and selective use of advanced analytics to support operational efficiency and decision-making, including potential applications of artificial intelligence products. Management will monitor efficiency metrics relative to our peer institutions and aims to adjust our resource allocation to maintain competitiveness while preserving service quality.

•	Increase household penetration and non-interest income through private banking services. We are focused on meeting the entire financial needs of our customer base by offering a full complement of banking solutions. Our customer relationships provide opportunities for cross-selling products to existing customers to deepen our “share of wallet.” Further, we plan to explore establishing a private banking offering, designed as a relationship-led, advice-driven financial services model for mass-affluent and emerging-affluent individuals, business owners, professionals, and families whose needs exceed traditional retail banking but who are underserved or excluded by the high minimums and rigid structures of larger regional and national banks. Our existing wealth management business will serve as a natural complement to private banking offerings and provide an opportunity for household-level relationship expansion among both bank customers and wealth management clientele.

•	Continue to originate consumer loans and provide residential real estate loans through third party partnerships as a complementary offering to support deposit and multi-product relationships. Although we intend to emphasize commercial lending, our retail banking franchise serves as a primary engine for core deposit growth and long-term relationship expansion. Accordingly, we will continue to offer historic retail lending products with a focus on the acquisition, retention and optimization of stable, low-cost deposits, rather than transaction-driven consumer lending growth. Consumer lending products will be positioned as complementary offerings designed to support broader relationships.

•	Manage credit risk to maintain a low level of non-performing assets. We believe that credit risk management is foundational to our strategy. We maintain a comprehensive enterprise risk management framework designed to identify, measure, monitor, and control risks across all business activities. Risk governance is supported by board oversight, management committees, documented risk appetite parameters, and independent testing and assurance functions. Policies, procedures, and internal controls are reviewed and enhanced as our business model evolves to ensure continued compliance with regulatory requirements and safe and sound operations. We have established an experienced credit team and implemented well-defined policies, a thorough and efficient loan underwriting process, and active credit monitoring. We emphasize conservative underwriting standards, and management believes that maintaining strong governance and control discipline enables us to pursue growth opportunities responsibly while protecting customers, shareholders, and the communities we serve. Our nonperforming assets were $3.7 million, or 0.28% of total assets, as of December 31, 2025. We intend to continue to support our investment in our commercial credit department as we grow our commercial loan portfolio.

•	Expand our market area through organic growth, while also considering opportunistic acquisitions. We believe opportunities exist to both increase our market share in our historical markets and to continue our growth in contiguous or other counties with desirable characteristics. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the offering will enable us to increase our lending and investment capacity. We may also consider establishing de novo branches. In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. These opportunities may include strategic acquisitions of other financial institutions, financial services companies, branch offices or lines of business, or lift-outs of lending or deposit-gathering teams from other financial institutions, although we have no current plans or understandings regarding any acquisitions.

Critical Accounting Estimates

Our most significant accounting policies are described in Note 1 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this proxy statement/prospectus.  Certain of these accounting policies require management to use significant judgment and estimates, which can have a material impact on the carrying value of certain assets and liabilities, and we consider these policies to be our critical accounting estimates.  The judgment and assumptions made are based upon historical experience, future forecasts, or other factors that management believes to be reasonable under the circumstances.  Because of the nature of the judgment and assumptions, actual results could differ from estimates, which could have a material effect on our financial condition and results of operations.

The following accounting policy materially affects our reported earnings and financial condition and requires significant judgments and estimates.

Allowance for Credit Losses. The allowance for credit losses is an estimate of current expected credit losses considering available information relevant to assessing collectability of cash flows over the contractual term of the financial assets necessary to cover lifetime expected credit losses inherent in financial assets at the balance sheet date. The methodology for determining the allowance for credit losses is considered a critical accounting policy by management because of the high degree of judgment involved, the subjectivity of the assumptions used, and the potential for changes in the forecasted economic environment that could result in changes to the amount of the recorded allowance for credit losses. The loan portfolio also represents the largest asset type on Rhinebeck Bancorp’s consolidated statements of financial condition.

Our methodology for estimating lifetime expected credit losses for our loan portfolio includes the following key components:

•	Segmentation of loans into pools that share common risk characteristics;

•	An economic forecast based on the relation of losses with key economic variables for each portfolio segment;

•	Reversion period to historical loss experience using a straight-line method;

•	Inclusion of qualitative adjustments to consider factors that have not been accounted for, may be changing, or are, by evidence, expected to change;

•	Discounted cash flow methodologies to measure credit impairment on each of our loan portfolio segments;

•	Evaluation of credit losses for loans that do not share similar risk characteristics are estimated on an individual basis. The lifetime losses for individually measured loans are estimated based on one of several methods, including the estimated fair value of the underlying collateral, observable market value of similar debt or the present value of expected cash flows; and

•	The estimation methodologies for credit losses on unfunded lending-related commitments are similar to the process for estimating credit losses for loans, although with the addition of a probability of draw estimate that is applied to each loan portfolio segment.

Our allowance for credit losses for loans totaled $8.4 million and $8.5 million as of December 31, 2025 and December 31, 2024, respectively. The $186,000 decrease in our allowance for credit losses for loans was primarily driven by a decrease in our collectively evaluated loans, partially offset by an increase in the allowance for credit losses on individually analyzed loans.

The quantitative component of our allowance for credit losses on collectively evaluated loans, which is largely based on a selection of various economic forecasts, decreased by $181,000 as of December 31, 2025, when compared to December 31, 2024. The decrease was primarily attributable to decreased loan balances of indirect automobile loans, partially offset by an update to our loss driver analysis that had an unfavorable impact on the commercial real estate loan probability of default and loss given default factors in the current expected credit losses model.

The qualitative component of our allowance for credit losses (“ACL”), which is largely based on management’s judgment of qualitative loss factors, decreased during 2025 to account for decreased delinquency and lower net charge-offs. A more conservative underwriting approach on our automobile loan portfolio has decreased delinquency rates, and this combined with a simultaneous increase in collateral values, has resulted in decreases to forecasted net charge-offs. Moderate qualitative adjustments were made to account for both of these risks. We also retained moderated qualitative adjustments related to economic conditions as inflationary pressures and higher interest rates continue to have an adverse effect on both consumers and businesses.

The following table shows the change in the ACL for collectively evaluated loans:

	December 31, 2025	December 31, 2024	Increase/(Decrease)
	(In thousands)
Commercial real estate:
Construction	$—	$—	$—
Non-residential	$3,142	$2,675	$467
Multifamily	$490	$313	$177
Commercial and industrial	$580	$664	$(84)
Residential real estate	$740	$575	$165
Consumer:
Indirect automobile	$2,824	$3,994	$(1,170)
Home equity	$90	$84	$6
Other consumer	$66	$75	$(9)
Total	$7,932	$8,380	$(448)

Our allowance for credit losses for collectively evaluated loans totaled $7.9 million as of December 31, 2025, which included $2.8 million of allowance related to indirect automobile loans. In comparison, our allowance related to indirect automobile loans totaled nearly $4.0 million as of December 31, 2024, a reduction of nearly $1.2 million. The allowance amount attributed to qualitative adjustments at year end for indirect automobile loans was $1.3 million, a decrease of approximately $410,000 from December 31, 2024. As previously mentioned, actual as well as forecasted decreases in delinquencies and net charge-offs for automobile loans drove management’s decrease in qualitative loss factors.

Our allowance for credit losses for individually analyzed loans is determined using the fair value of the collateral, less estimated selling costs, as applicable. As of December 31, 2025, our allowance for credit losses on individually analyzed loans increased $262,000 from December 31, 2024. This increase was primarily due to an increase of individually analyzed commercial and indirect automobile loans.

As noted above, we consider a number of variables in our evaluation of the adequacy of the allowance for credit losses. The most significant variables are portfolio growth and any changing historical loss trends within the specific business segments. As of December 31, 2025, $191,000 of the decrease in our allowance for credit losses reflected the reduction in indirect automobile loan originations. Based on our model, if all segments of the portfolio grew by an additional 5% on a year-over-year basis, our allowance for credit losses as of December 31, 2025 would have increased by $395,000 to $8.7 million, holding all other variables constant. Conversely, if all segment balances of our loan portfolio had fallen by 5% during the year ended December 31, 2025, our allowance for credit losses would have decreased by $395,000 to $8.0 million, holding all other variables constant.

The above hypothetical sensitivity calculation reflect the sensitivity of the allowance but lacks other qualitative adjustments that are part of the quarterly reserving process. As such, this does not necessarily reflect the nature and extent of future changes in the allowance for reasons including increases or decreases in qualitative adjustments, changes in the risk profile of the portfolio, changes in the macroeconomic scenario and/or the range of scenarios under management consideration.

Comparison of Financial Condition at December 31, 2025 and December 31, 2024

Total Assets.  Total assets were $1.30 billion at December 31, 2025, representing an increase of $46.0 million, or 3.7%, compared to $1.26 billion at December 31, 2024. The increase was primarily due to increases in cash and cash equivalents of $64.5 million, or 172.1%, available for sale securities of $2.3 million, or 1.4%, and other assets of $2.1 million, or 9.0%. The increase in total assets was partially offset by decreases in net loans of $18.4 million, or 1.9%, deferred tax assets of $3.2 million, or 39.1%, and FHLB stock of $2.0 million, or 50.6%.

Cash and Cash Equivalents.  Cash and cash equivalents increased by $64.5 million, or 172.1%, to $102.0 million as of December 31, 2025, compared to $37.5 million as of December 31, 2024. This increase was primarily driven by increases in interest-earning deposits and cash inflows from loan maturities during the year, offset by a decrease in FHLB advances.

Investment Securities Available for Sale.  Investment securities available for sale increased $2.3 million, or 1.4%, to $162.2 million at December 31, 2025 from $159.9 million at December 31, 2024. The increase was due to $49.0 million in purchases and a $5.3 million reduction in unrealized losses, partially offset by $52.2 million in paydowns, calls, and maturities. The $5.3 million reduction in unrealized losses was primarily due to the balance sheet restructuring in 2024 in which we sold lower-yielding securities and reinvested the proceeds in higher-yielding securities with a shorter duration.

Net Loans.  Net loans receivable were $953.4 million at December 31, 2025, a decrease of $18.4 million, or 1.9%, as compared to $971.8 million at December 31, 2024. The decrease was primarily due to a decrease in indirect automobile loans of $81.9 million, or 27.7%, reflecting a strategic decision to decrease that loan portfolio as a percentage of the balance sheet. At December 31, 2025, indirect automobile loans were 16.4% of assets, compared to 23.5% at December 31, 2024. Partially offsetting the decrease in automobile loans were increases in commercial real estate loans of $52.1 million, or 10.8%, and residential real estate loans of $13.4 million, or 15.5%. The increase in commercial real estate loans was primarily due to the closing of four loans totaling $43.3 million secured by a two- to four-family unit, a retail shopping center, a medical building and an auto dealership. The increase in residential real estate loans reflected the strategic decision to hold new production in our portfolio instead of selling these loans.

Allowance for Credit Losses. During the year, the allowance for credit losses decreased $186,000, or 2.2%, reflecting a decrease of expected losses in our loan portfolio due to the decrease in loans, particularly automobile loans that carry a higher general reserve, partially offset by an increase in the allowance for credit losses on individually analyzed loans primarily due to the increase in commercial and industrial loans. Non-accrual loans decreased $434,000, or 10.5%, to $3.7 million at December 31, 2025 from $4.1 million at December 31, 2024. We had no other real estate owned as of December 31, 2025 or 2024. Past due loans decreased $2.2 million, or 13.0%, between December 31, 2024 and December 31, 2025, finishing at $14.5 million, or 1.52%, of total loans, down from $16.7 million, or 1.71%, of total loans at year-end 2024. The decrease was most notable in indirect automobile loans, reflecting the positive impact of more conservative underwriting standards. Our allowance for credit losses was 0.87% of total loans and 225.76% of non-performing loans at December 31, 2025 as compared to 0.88% of total loans and 206.56% of non-performing loans at December 31, 2024.

Federal Home Loan Bank Stock. FHLB stock decreased $2.0 million, or 50.6%, to $2.0 million at December 31, 2025, from $4.0 million at December 31, 2024, primarily due to a reduction in the shares required to support borrowing activity as advances from the FHLB decreased.

Deferred Tax Assets. Deferred tax assets decreased $3.2 million, or 39.1%, to $4.9 million at December 31, 2025, primarily due to a decrease in the unrealized loss on available for sale securities resulting from the balance sheet restructuring in 2024. The unrealized loss on available for sale securities, net of taxes, was $6.3 million at December 31, 2025 as compared to $10.5 million at December 31, 2024.

Total Liabilities.  Total liabilities increased $31.0 million, or 2.7%, to $1.16 billion at December 31, 2025 from $1.13 billion at December 31, 2024 primarily due to an increase in deposits of $76.6 million, partially offset by a decrease in advances from the FHLB of $44.6 million, or 64.0%.

Deposits.  Deposits increased $76.6 million, or 7.5%, to $1.10 billion at December 31, 2025 from $1.02 billion at December 31, 2024. Interest bearing accounts increased $87.4 million, or 11.2%, to $870.1 million while non-interest bearing balances decreased $10.9 million, or 4.6%, finishing the year at $227.3 million. The increase in interest bearing accounts represented an increase in money market deposits of $53.4 million, or 28.3%, and time deposits of $39.3 million, or 11.6%, which was offset by a decrease in savings accounts of $5.4 million, or 4.1%. The growth in money market accounts and time deposits were primarily due to depositors seeking higher interest rates, which contributed to the decrease in non-interest bearing and lower interest-bearing deposits.

We participate in reciprocal deposit programs, obtained through the Certificate Deposit Account Registry Service (CDARS) and IntraFi Cash Service (ICS) networks, that provide access to FDIC-insured deposit products in aggregate amounts exceeding the current limits for depositors. This allows us to maintain deposits that might otherwise be uninsured. Our reciprocal deposits obtained through the CDARS and ICS networks totaled $21.9 million and $13.8 million, respectively, at December 31, 2025. At December 31, 2024, we had reciprocal deposits obtained through CDARS and ICS networks of $25.4 million and $13.5 million, respectively. We had no brokered deposits at December 31, 2025 and 2024.

Borrowed Funds.  Advances from the FHLB decreased $44.6 million, or 64.0%, from $69.8 million at December 31, 2024 to $25.2 million at December 31, 2025 primarily due to increased cash balances and deposit growth, which were used to reduce outstanding borrowings.

Stockholders’ Equity. Stockholders' equity increased $15.0 million, or 12.3%, to $136.9 million at December 31, 2025. The increase was primarily due to net income of $10.0 million and a decrease in accumulated other comprehensive loss of $5.0 reflecting the results of the balance sheet restructuring. Our ratio of average equity to average assets was 10.09% for the year ended December 31, 2025 and 9.23% for the year ended December 31, 2024.

Average Balance Sheets

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. The yields set forth below include the effect of deferred fees and discounts and premiums that are amortized or accreted to interest income. Loan balances include loans held for sale. Deferred loan fees included in interest income totaled $218,000 and $60,000 for the years ended December 31, 2025 and 2024, respectively.

	At December	For the Year Ended December 31,
	31, 2025	2025			2024
	Weighted Average	Average	Interest and		Average	Interest and
	Yield/Rate	Balance	Dividends	Yield/Cost	Balance	Dividends	Yield/Cost
		(Dollars in thousands)
Assets:
Interest-bearing depository accounts	3.64%	$59,805	$2,606	4.36%	$21,042	$1,113	5.29%
Loans(1)	6.24%	980,540	61,157	6.24%	987,212	57,835	5.86%
Available-for-sale securities	3.26%	150,063	4,872	3.25%	177,214	3,799	2.14%
Other interest-earning assets	7.49%	2,784	238	8.55%	4,689	475	10.13%
Total interest-earning assets	5.66%	1,193,192	68,873	5.77%	1,190,157	63,222	5.31%
Non-interest-earning assets		88,381			88,221
Total assets		$1,281,573			$1,278,378
Liabilities and equity:
NOW accounts	0.35%	$120,816	$245	0.20%	$124,061	$175	0.14%
Money market accounts	2.59%	222,719	5,828	2.62%	187,615	4,971	2.65%
Savings accounts	0.47%	132,153	520	0.39%	141,189	511	0.36%
Certificates of deposit	3.76%	355,027	13,814	3.89%	339,133	15,528	4.58%
Total interest-bearing deposits	2.47%	830,715	20,407	2.46%	791,998	21,185	2.67%
Escrow accounts	1.13%	9,705	110	1.13%	9,210	108	1.17%
Federal Home Loan Bank advances	4.03%	40,117	1,616	4.03%	82,915	3,787	4.57%
Subordinated debt	6.14%	5,155	347	6.73%	5,155	390	7.57%
Other interest-bearing liabilities	—%	—	—	—%	1,043	57	5.47%
Total other interest-bearing liabilities	3.62%	54,977	2,073	3.77%	98,323	4,342	4.42%
Total interest-bearing liabilities	2.52%	885,692	22,480	2.54%	890,321	25,527	2.87%
Non-interest-bearing deposits		236,431			242,603
Other non-interest-bearing liabilities		30,127			27,515
Total liabilities		1,152,250			1,160,439
Total stockholders’ equity		129,323			117,939
Total liabilities and stockholders’ equity		$1,281,573			$1,278,378
Net interest income			$46,393			$37,695
Interest rate spread	3.14%			3.23%			2.44%
Net interest margin(2)				3.89%			3.17%
Average interest-earning assets to average interest-bearing liabilities				134.72%			133.68%

(1)	Non-accruing loans are included in the outstanding loan balance.
(2)	Represents the difference between interest earned and interest paid, divided by average total interest earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. We do not have any excludable out-of-period items or adjustments.

	Year Ended December 31, 2025
	Compared to Year Ended
	December 31, 2024
	Increase (Decrease)
	Due to
	Volume	Rate	Net
	(In thousands)
Interest income:
Interest bearing depository accounts	$1,721	$(228)	$1,493
Loans receivable	(393)	3,715	3,322
Available for sale securities	(651)	1,723	1,072
Other interest-earning assets	(171)	(65)	(236)
Total interest-earning assets	506	5,145	5,651
Interest expense:
Deposits	1,004	(1,782)	(778)
Escrow accounts	5	(4)	1
Federal Home Loan Bank advances	(1,767)	(404)	(2,171)
Subordinated debt	—	(43)	(43)
Other interest-bearing liabilities	(28)	(28)	(56)
Total interest-bearing liabilities	(786)	(2,261)	(3,047)
Net increase in net interest income	$1,292	$7,406	$8,698

Comparison of Operating Results for the Years Ended December 31, 2025 and 2024

Net Income.  Net income for the year ended December 31, 2025 was $10.0 million, compared to net loss of $8.6 million for the year ended December 31, 2024, an increase of $18.7 million. Diluted earnings per share was $0.92 for the year ended December 31, 2025, compared to diluted loss per share of $0.80 for the year ended December 31, 2024. The increase in net income for the year ended December 31, 2025 was primarily due to a balance sheet restructuring in 2024, which resulted in a $16.0 million loss on sale of securities. Net income was also impacted by an increase in net interest income, a decrease in the provision for credit losses and an increase in non-interest expense. Interest and dividend income increased $5.7 million, or 8.9%, interest expense decreased $3.0 million, or 11.9%, and the provision for credit losses decreased $1.1 million, or 40.8%. Non-interest income increased $16.0 million, reflecting the loss on securities in 2024, while non-interest expenses increased $2.2 million, or 5.9%, as compared to 2024. Taxes increased by $5.0 million due to the 2025 net income, in contrast to the net loss in 2024.

Net Interest Income.  Net interest income increased $8.7 million, or 23.1%, to $46.4 million for the year ended December 31, 2025, as compared to $37.7 million for the year ended December 31, 2024. The increase was primarily driven by higher yields on interest-earning asset balances, lower costs on interest-bearing liability balances, an increase in the average balance of cash and cash equivalents and a decrease in the average balance of FHLB advances. The yield on interest earning assets increased 46 basis points to 5.77% in 2025 from 5.31% in 2024, primarily due to the balance sheet restructuring and a higher percentage of commercial real estate loans. The costs of interest bearing liabilities decreased 33 basis points to 2.54% in 2025 from 2.87% in 2024 driven by competitive market forces, a declining interest rate environment and a decrease in FHLB advances. The interest rate spread increased by 79 basis points to 3.23%. The net interest margin was 3.89% for the year ended December 31, 2025 and 3.17% for the year ended December 31, 2024. The ratio of average interest-earning assets to average interest-bearing liabilities increased 0.8% to 134.72%.

Interest Income.  Interest income increased $5.7 million, or 8.9%, to $68.9 million for 2025 from $63.2 million for 2024. The increase resulted primarily from increased asset yields and an increase in the average balance of cash and cash equivalents. The average yield on loans increased to 6.24% for 2025 from 5.86% in 2024. The average yield on investment securities increased to 3.25% for 2025 from 2.14% for 2024. The average yield on interest-bearing depository accounts decreased to 4.36% for 2025 from 5.29% for 2024. Average interest earning assets increased $3.0 million from $1.190 billion for the year ended December 31, 2024 to $1.193 billion for the year ended December 31, 2025. The increase in average interest earning assets during 2025 compared to 2024 included an increase in interest-bearing depository accounts of $38.8 million, partially offset by decreases of $27.2 million and $6.7 million in available for sale securities and average loan balances, respectively.

Interest Expense.  Interest expense decreased $3.0 million, or 11.9%, to $22.5 million for 2025 from $25.5 million for 2024. This was primarily due to a 33 basis point decrease in the overall cost of interest bearing liabilities to 2.54% for 2025 from 2.87% for 2024 along with a decrease in average interest bearing liability balances of $4.6 million, or 0.5%, year over year. The average balance of FHLB advances decreased $42.8 million, while the cost decreased 54 basis points. The average balance of the total interest-bearing deposits increased by $38.7 million (primarily in money market accounts and certificates of deposit), while the cost decreased 21 basis points.

Provision for Credit Losses.  We record a provision for credit losses, which is recognized in earnings. Under the CECL model, we are required to make assumptions of credit quality, macroeconomic factors and conditions, and loan composition. The calculation is inherently subjective due to the use of estimates that are susceptible to significant revision as more information becomes available or as future events occur. Although we believe that we use the best information available to establish the allowance for credit losses, based on industry standards and historical experience, future additions to the allowance may be necessary, as a result of changes in economic conditions and other factors. In addition, the FDIC and NYSDFS, as an integral part of their examination process, will periodically review our allowance for credit losses. These agencies may require us to recognize adjustments to the allowance, based on their judgments about information available to them at the time of their examination.

We recorded a provision for credit losses of $1.7 million for the year ended December 31, 2025, a decrease of $1.1 million, or 40.8%, as compared to $2.8 million for the year ended December 31, 2024. Of this decrease, $1.1 million is related to the provision for credit losses on loans, while the provision for credit losses on unfunded commitments decreased $78,000. The decrease to the provision was primarily attributable to lower net charge-offs and updates to assumptions on prepayments and other qualitative and quantitative components in our expected credit loss analysis.

Net charge-offs decreased $462,000, or 19.3%, to $1.9 million for the year ended December 31, 2025 as compared to $2.4 million for the year ended December 31, 2024. The decrease was primarily due to decreased net charge-offs on indirect automobile and commercial loans, partially offset by increased net charge-offs on commercial real estate loans. The percentage of overdue account balances to total loans decreased to 1.52% at December 31, 2025 from 1.71% at December 31, 2024, while non-performing assets decreased $434,000, or 10.5%, to $3.7 million at December 31, 2025.

Non-Interest Income. Non-interest income totaled $7.0 million for the year ended December 31, 2025, compared to a net loss of $9.0 million for 2024, representing an increase of $16.0 million. The net loss in 2024 was primarily attributable to a $16.0 million loss on the sale of investment securities in connection with our 2024 balance sheet restructuring. Excluding this loss, non-interest income would have decreased by $86,000, from $7.1 million for the year ended December 31, 2024, to $7.0 million for the year ended December 31, 2025. The decrease in non-interest income reflected a $413,000 decrease in income related to life insurance proceeds recognized during the fourth quarter of 2024, a $22,000 decrease in investment advisory income and an $18,000 decrease on service charges on deposit accounts. These decreases were largely offset by a $223,000, or 18.4%, increase in other non-interest income, primarily due to higher swap income, and a $92,000 increase in gain on the sales of loans.

Non-Interest Expense. For the year ended December 31, 2025, non-interest expense totaled $39.0 million, representing an increase of $2.2 million, or 5.9%, compared to $36.8 million in 2024. The increase was driven primarily by higher compensation and operating costs across several categories. Salaries and employee benefits rose $1.2 million, or 6.1%, largely reflecting higher incentive-based compensation, production commissions, and annual merit increases implemented to attract and retain talent. Other non-interest expense increased $629,000, or 9.7%, primarily due to higher retail banking and administrative costs. Marketing expense increased $271,000, or 46.1%, data processing expense rose $145,000, or 7.1%, and occupancy expense increased $91,000, or 2.1%, reflecting higher facilities-related costs. These increases were partially offset by decreases in professional fees of $123,000, or 6.4%, and FDIC deposit insurance and other insurance costs of $63,000, or 5.7%.

Income Taxes.  Income tax provision increased by $5.0 million to an expense of $2.6 million for the year ended December 31, 2025 as compared to a benefit of $2.3 million for the year ended December 31, 2024, primarily due to pre-tax net income recorded in 2025 as compared to a pre-tax net loss recorded in 2024. Our effective tax rate for the year ended December 31, 2025 was 20.81% compared to 21.18% in 2024. The statutory tax rate was impacted by the benefits derived mainly from tax-exempt bond income and income received on the bank owned life insurance to arrive at the effective tax rate.

Management of Market Risk

General.  The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage our exposure to changes in market interest rates. Accordingly, the board of directors maintains a management-level Asset/Liability Management Committee (the “ALCO”), which takes initial responsibility for reviewing the asset/liability management process and related procedures, establishing and monitoring reporting systems and ascertaining that established asset/liability strategies are being maintained. On at least a quarterly basis, the ALCO reviews and reports asset/liability management outcomes with the board of directors. This committee also implements any changes in strategies and reviews the performance of any specific asset/liability management actions that have been implemented.

We try to manage our interest rate risk to minimize the exposure of our earnings and capital to changes in market interest rates. We have implemented the following strategies to manage our interest rate risk: originating loans with adjustable interest rates, holding more residential mortgage loans in our portfolio, promoting core deposit products and managing the interest rates and maturities of funding sources, as favorably as possible. By following these strategies, we believe that we can be better positioned to react to changes in market interest rates.

Net Economic Value Simulation.  We analyze our sensitivity to changes in interest rates through a net economic value of equity (“EVE”) model. EVE represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities adjusted for the value of off-balance sheet contracts. The EVE ratio represents the dollar amount of our EVE divided by the present value of our total assets for a given interest rate scenario. EVE attempts to quantify our economic value using a discounted cash flow methodology while the EVE ratio reflects that value as a form of capital ratio. We estimate what our EVE would be at a specific date. We then calculate what the EVE would be at the same date throughout a series of interest rate scenarios representing immediate and permanent, parallel shifts in the yield curve. We currently calculate EVE under the assumptions that interest rates increase 100 to 400 basis points from current market rates and that interest rates decrease from 100 to 400 basis points from current market rates.

The following table presents the estimated changes in our EVE that would result from changes in market interest rates at December 31, 2025. All estimated changes presented in the table are within the policy limits approved by our board of directors.

				Net Economic Value as a
	Net Economic Value			Percentage of Assets
Basis Point Change in Interest Rates	Dollar Amount	Dollar Change	Percent Change	EVE Ratio	Percent Change
	(Dollars in thousands)
400	$192,105	$6,666	3.6%	15.87%	10.6%
300	191,657	6,218	3.4%	15.59%	8.7%
200	190,620	5,181	2.8%	15.25%	6.3%
100	188,716	3,277	1.8%	14.85%	3.5%
0	185,439	—	—%	14.34%	—%
(100)	179,879	(5,560)	(3.0)%	13.69%	(4.6)%
(200)	169,813	(15,626)	(8.4)%	12.71%	(11.4)%
(300)	154,136	(31,303)	(16.9)%	11.36%	(20.8)%
(400)	136,930	(48,509)	(26.2)%	9.88%	(31.1)%

The table above shows that in the event of an instantaneous 200 basis point increase in interest rates, our EVE would increase by 2.8%, and in the event of an instantaneous 200 basis point decrease in interest rates, our EVE would decrease by 8.4%. Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. The table above assumes that the composition of our interest-sensitive assets and liabilities existing at the date indicated remains constant uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our EVE and will differ from actual results.

Liquidity Management

We maintain liquid assets at levels we consider adequate to meet both our short and long-term liquidity needs. We adjust our liquidity levels to fund deposit outflows, repay our borrowings and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations, as well as access to FHLB advances and other borrowings. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows, loan sales and prepayments are greatly influenced by market interest rates, economic conditions, interest rate risk management and rates offered by our competition. We set the interest rates on our deposits in an attempt to maintain a desired level of total deposits.

As reported in our consolidated statements of cash flows, our cash flows are classified for financial reporting purposes as operating, investing, or financing activities. Net cash provided by operating activities was $11.7 million and $8.5 million for the years ended December 31, 2025 and 2024, respectively. These amounts differ from net income due to certain non-cash items and changes in operating assets and liabilities that did not affect net income during the respective periods. Net cash provided by investing activities was $21.2 million in 2025 compared to $74.7 million in 2024. Investing cash flows primarily reflect activity in the securities portfolio and changes in loan balances. The $16.7 million decrease in loans was a significant contributor to cash provided by investing activities in 2025, while higher securities maturities, calls and purchases drove investing cash flows in 2024. Deposit and borrowing activity continues to comprise the majority of our financing cash flows. Net cash provided by financing activities was $31.6 million in 2025, compared to net cash used of $67.9 million in 2024, primarily reflecting deposit growth partially offset by reductions in short-term borrowings.

At December 31, 2025, we had the following main sources of availability of liquid funds and borrowings:

Total
(In thousands)
Available liquid funds:
Cash and cash equivalents	$101,986
Unencumbered securities	59,424
Availability of borrowings:
Zions Bank line of credit	10,000
Pacific Coast Bankers Bank line of credit	50,000
FHLB secured line of credit	337,158
FRB secured line of credit	155,646
Total available sources of funds	$714,214

Rhinebeck Bank has access to a preapproved secured line of credit with the FHLB. At December 31, 2025, Rhinebeck Bank had pledged $514.8 million of assets to the FHLB, which resulted in a secured line of credit of $362.3 million. At December 31, 2025, Rhinebeck Bank had borrowed $25.2 million under this line, with remaining secured borrowing capacity of $337.2 million.

The following table summarizes our main contractual obligations and other commitments to make future payments as of December 31, 2025. The amount of the obligations presented in the table reflect principal amounts only and exclude the amount of interest we are obligated to pay. Also excluded from the table are a number of obligations to be settled in cash. These excluded items are reflected in our consolidated balance sheet and include deposits with no stated maturity, trade payables, and accrued interest payable.

	December 31, 2025
	Total	One Year or Less	After One but within Five Years	After 5 Years
	(In thousands)
Payments Due:
Federal Home Loan Bank advances	$25,153	$1,614	$23,539	$—
Operating lease agreements	8,739	692	2,550	5,497
Subordinated debt	5,155	—	—	5,155
Time deposits with stated maturity dates	376,940	335,787	41,153	—
Total contractual obligations	$415,987	$338,093	$67,242	$10,652

Off-Balance Sheet Arrangements.  In the normal course of operations, we engage in a variety of financial transactions that, in accordance with GAAP are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments, letters of credit and unused lines of credit, see Note 11 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this proxy statement/prospectus. For 2025, we did not engage in any off-balance-sheet transactions other than loan origination commitments and standby letters of credit in the normal course of our lending activities.

Recent Accounting Pronouncements

Please refer to Note 1 to the Audited Consolidated Financial Statements for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The financial statements and related data presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF RHINEBECK BANCORP

Rhinebeck Bancorp, a Maryland corporation, was formed in August 2018. On January 16, 2019, Rhinebeck Bancorp completed its initial public stock offering and became the holding company for Rhinebeck Bank when it completed its reorganization into the two-tier mutual holding company form of organization. Rhinebeck Bancorp is regulated by the Federal Reserve Board and the NYSDFS, and its common stock is quoted on the Nasdaq Capital Market under the symbol “RBKB.” Rhinebeck Bancorp conducts its operations primarily through its wholly owned subsidiary, Rhinebeck Bank. Rhinebeck Bancorp manages its operations as one unit, and thus does not have separate operating segments. The consolidated financial results contained in this proxy statement/prospectus reflect the consolidated accounts of Rhinebeck Bancorp and Rhinebeck Bank.

At December 31, 2025, Rhinebeck Bancorp had consolidated total assets of $1.30 billion, total deposits of $1.10 billion and stockholders’ equity of $136.9 million. Rhinebeck Bancorp’s corporate offices are located at 2 Jefferson Plaza, Poughkeepsie, New York 12601. The telephone number at this address is (845) 454-8555. Our website address is www.rhinebeckbank.com. Information on this website is not and should not be considered a part of this proxy statement/prospectus.

Upon completion of the conversion, Rhinebeck Bancorp will continue to be the holding company of Rhinebeck Bank and will succeed to all of the business and operations of Rhinebeck Bancorp, MHC, which will cease to exist upon completion of the conversion.

As part of the conversion, Rhinebeck Bancorp will receive the cash held by Rhinebeck Bancorp, MHC and the net proceeds it retains from the offering. A portion of the net proceeds will be used to fund a loan to the Rhinebeck Bank Employee Stock Ownership Plan (or the “ESOP”). Rhinebeck Bancorp intends to use the support staff and offices of Rhinebeck Bank and will pay Rhinebeck Bank for these services. If Rhinebeck Bancorp expands or changes its business in the future, it may hire its own employees.

Rhinebeck Bancorp intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds from the Offering.” In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

BUSINESS OF RHINEBECK BANK

Rhinebeck Bank

Rhinebeck Bank is a New York-chartered stock savings bank that was organized in 1860. We provide a full range of banking and financial services to consumer and commercial customers through our 12 branches located in Dutchess, Orange and Ulster Counties. We also maintain a representative office in Albany County to originate indirect automobile and commercial loans and a representative office in Dutchess County for financial services. Financial services, including investment advisory and financial product sales, are offered through a division of Rhinebeck Bank doing business as Rhinebeck Asset Management. Our primary business activity is accepting deposits from the general public and using those funds together with borrowings, primarily to originate commercial real estate loans (which includes multi-family real estate loans and commercial construction loans), commercial business loans and indirect automobile loans (automobile loans referred to us by automobile dealerships) and to purchase one- to four-family residential real estate loans and investment securities.

We offer a variety of deposit accounts, including savings accounts, certificates of deposit, money market accounts, commercial and personal checking accounts and individual retirement accounts.  We also offer alternative delivery channels, including ATMs, online banking and bill pay, mobile banking with mobile deposit and bill pay, Automated Clearing House origination, remote deposit capture and telephone banking.

We are subject to regulation and examination by the NYSDFS and by the FDIC.

Market Area

Our primary market area encompasses Dutchess, Orange, Ulster and Albany Counties (and their contiguous counties), which are located in the Hudson Valley region of New York. Our retail banking offices (and the representative offices noted above) are located in these four counties and serve the surrounding areas. The Hudson Valley region has a diversified economy and representative industries include education, health, government, leisure and hospitality and professional business services. We view Orange and Albany Counties, which have larger populations than Dutchess and Ulster Counties, as primary areas for growth.

Based on published statistics, the U.S. unemployment rate was 4.4% as of December 31, 2025, while the New York State unemployment rate was 4.6%. The four counties in our primary market area each had a lower unemployment rate than New York State (Dutchess County, 3.2%, Orange County, 3.6%, Ulster County, 3.5% and Albany County, 3.3%). According to the New York State Department of Labor, for the twelve-month period ended December 31, 2025, the Hudson Valley’s private sector job growth increased by 0.2%. Based on published statistics, median household income for 2024 (the latest date for which information was available) was $99,478 in Dutchess County, $97,178 in Orange County, $86,271 in Ulster County and $85,333 in Albany County, compared to $80,734 in the U.S. and $85,974 in New York State. Based on published statistics, the July 2024 estimated population was 299,963 in Dutchess County, 411,767 in Orange County, 182,977 in Ulster County and 319,964 in Albany County.

Competition

We face significant competition for deposits and loans. Our most direct competition for deposits has historically come from the numerous financial institutions operating in our market area (including other community and commercial banks, credit unions and financial technology companies), many of which are significantly larger than we are and have greater resources. We also face competition for investors’ funds from other sources such as brokerage firms, money market funds and mutual funds, as well as securities, such as Treasury bills, offered by the Federal Government. Based on FDIC data, at June 30, 2025 (the latest date for which information is available), we had 10.44% of the FDIC-insured deposit market share in Dutchess County, which was fourth among the 15 institutions with offices in the county, 1.59% of the FDIC-insured deposit market share in Ulster County, which was 12th among the 18 institutions with offices in the county, and 1.28% of the FDIC-insured deposit market share in Orange County, which was 14th among the 22 institutions with offices in the county. In all three counties, New York City money center banks or large regional banks have a significant presence.

We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the internet and made it possible for non-depository institutions, including financial technology companies, to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our growth in the future.

We seek to meet this competition with convenient branch locations and online offerings, emphasizing personalized banking and the advantage of local decision-making in our banking businesses. Specifically, we promote and maintain relationships and build customer loyalty within local communities by focusing our marketing and community involvement on the specific needs of individual neighborhoods. We do not rely on any individual, group, or entity for a material portion of our deposits.

Lending Activities

Loans are our primary interest-earning asset. At December 31, 2025, net loans represented 73.2% of our total assets. Our allowance for credit losses, which primarily includes an allowance for credit losses on loans, is accounted for under the current expected credit loss (“CECL”) model.

Loan Portfolio Composition. The following table sets forth the composition of the loan portfolio at the dates indicated.

	At December 31,
	2025		2024
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial Real Estate Loans:
Non-residential	$417,808	43.61%	$350,962	36.00%
Multi-family	107,938	11.26%	105,030	10.77%
Construction(1)	8,982	0.94%	26,611	2.73%
Total	534,728	55.81%	482,603	49.50%
Commercial Loans	91,526	9.55%	91,517	9.39%
Residential Real Estate Loans(2)	100,086	10.45%	86,651	8.89%
Consumer Loans:
Indirect automobile	213,802	22.31%	295,669	30.33%
Home equity	12,290	1.28%	11,656	1.19%
Other consumer	5,733	0.60%	6,830	0.70%
Total	231,825	24.19%	314,155	32.22%
Total loans receivable, gross	958,165	100.00%	974,926	100.00%
Dealer reserve	3,573		5,392
Allowance for credit losses	(8,353)		(8,539)
Loans receivable, net	$953,385		$971,779

(1)	Represents the amounts distributed as of the dates indicated.

(2)	Includes residential construction loans totaling $2.7 million and $711,000 at December 31, 2025 and 2024, respectively.

Loan Portfolio Maturities.  The following table sets forth certain information regarding the dollar amount of loans that will mature in the given period. The table does not include any estimate of prepayments that significantly shorten the average loan life and may cause actual repayment experience to differ from that shown below. Demand loans, which are loans having no stated repayment schedule or no stated maturity, are reported as due in one year or less.

	At December 31, 2025
	Commercial Real Estate Loans					Consumer Loans
	Construction	Non- Residential	Multi-family	Commercial	Residential Real Estate	Indirect Automobile	Home Equity	Other Consumer	Total
	Loans	Loans	Loans	Loans	Loans	Loans	Loans	Loans	Loans
	(In thousands)
Amounts due in:
One year or less	$8,207	$1,695	$—	$32,777	$152	$6,198	$—	$595	$49,624
More than one year through five years	775	89,403	21,888	49,002	485	164,037	174	4,606	330,370
More than five years through 15 years	—	226,131	62,606	9,063	9,020	43,567	3,827	532	354,746
More than 15 years	—	100,579	23,444	684	90,429	—	8,289	—	223,425
Total	$8,982	$417,808	$107,938	$91,526	$100,086	$213,802	$12,290	$5,733	$958,165

The following table sets forth the mix of fixed- and adjustable-rate loans at December 31, 2025 that are due after December 31, 2026, based on their contractual terms to maturity.

		Floating or
	Fixed	Adjustable
	Rates	Rates	Total
	(In thousands)
Commercial real estate loans:
Non-residential	$12,856	$403,257	$416,113
Multi-family	1,473	106,465	107,938
Construction	—	775	775
Commercial loans	43,291	15,458	58,749
Residential real estate loans	61,167	38,767	99,934
Consumer loans:
Indirect automobile	207,604	—	207,604
Home equity	1,063	11,227	12,290
Other consumer	5,138	—	5,138
Total	$332,592	$575,949	$908,541

Non-Residential Commercial Real Estate Loans. At December 31, 2025, non-residential commercial real estate loans were $417.8 million, or 43.6%, of our total loan portfolio. Our commercial real estate loans are generally secured by properties used for business purposes, such as office buildings, industrial facilities and retail facilities. At December 31, 2025, $156.2 million of our commercial real estate portfolio was owner-occupied real estate and $261.6 million was secured by income producing, non-owner occupied real estate. At December 31, 2025, substantially all of our commercial real estate loans were secured by properties located in our market area. However, occasionally we will originate commercial real estate loans on properties located outside our market area based on an established relationship with a strong borrower. As of December 31, 2025, we had four loans located outside of New York totaling $17.0 million.

We originate a variety of commercial real estate loans with terms and amortization periods generally up to 25 years, for large newly constructed commercial developments, including retail plazas, and up to 20 years for almost all other commercial properties. The interest rate on commercial real estate loans is generally adjustable and based on a margin over an index, typically The Wall Street Journal Prime Rate or the Federal Home Loan Bank of New York Amortizing Advance Rate. Commercial real estate loans are generally originated in amounts up to 75% of the appraised value or the purchase price of the property securing the loan, whichever is lower. We selectively offer interest rate swaps for both commercial and multi-family real estate loans. See Note 12 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this proxy statement/prospectus for additional information.

In underwriting commercial real estate loans, we consider a number of factors, including the projected net cash flows to the loan’s debt service requirement (generally requiring a minimum of 1.20x), the age and condition of the collateral, the financial resources and income level of the borrower and the borrower’s experience in owning or managing similar properties. Where appropriate, we also require corporate guarantees and/or personal guarantees. We monitor borrowers’ and guarantors’ financial information on an ongoing basis by requiring periodic financial statement updates.

The following table provides information with respect to our non-residential commercial real estate loans by type at December 31, 2025.

	December 31, 2025
	Number of Loans	Owner occupied	Non-owner occupied	Balance	Percent
	(Dollars in thousands)
Commercial real estate loans:
Residential investment properties	62	$1,302	$26,236	$27,538	6.59%
Mixed use	90	22,553	46,880	69,433	16.62%
Auto dealer/car sales	11	38,222	—	38,222	9.15%
Office	45	9,964	23,997	33,961	8.13%
Retail	29	12,138	74,296	86,434	20.69%
Industrial/manufacturing/warehouse	34	25,306	9,087	34,393	8.23%
Hotel/motel/inn	9	7,174	44,425	51,599	12.35%
Restaurant	22	14,642	2,881	17,523	4.19%
Mobile home/park	4	—	3,744	3,744	0.90%
Self-storage facility	6	293	11,342	11,635	2.78%
Other commercial real estate	37	24,631	18,695	43,326	10.37%
Total commercial real estate loans	349	$156,225	$261,583	$417,808	100.00%

At December 31, 2025, our largest commercial real estate loan had an outstanding balance of $16.4 million and was secured by a shopping center located in Clifton Park, New York. At December 31, 2025, this loan was performing according to its original terms.

Multi-Family Real Estate Loans. At December 31, 2025, multi-family real estate loans totaled $107.9 million, or 11.3%, of our total loan portfolio. Our multi-family real estate loans are generally secured by multi-unit rental properties, consisting of five to 100 rental units, in our market area.

We originate multi-family real estate loans with terms and amortization periods of up to 30 years. The interest rates on our multi-family real estate loans are generally adjustable based on a margin over an index. Multi-family real estate loans are generally originated in amounts up to 75% of the appraised value or the purchase price of the property securing the loan, whichever is lower.

In underwriting multi-family real estate loans, we consider a number of factors including the projected net cash flows to the loan’s debt service requirement (generally requiring a minimum of 1.20x), the age and condition of the collateral, the financial resources and income level of the borrower, and the borrower’s experience in owning or managing similar properties. Where appropriate, we also require corporate guarantees or personal guarantees. We monitor borrowers’ and guarantors’ financial information on an ongoing basis by requiring periodic financial statement updates.

At December 31, 2025, our largest multi-family real estate loan had an outstanding balance of $13.9 million and was secured by an apartment complex located in Poughkeepsie, New York. At December 31, 2025, this loan was performing according to its original terms.

Commercial Construction and Land Development Loans. We originate loans to finance the construction of commercial properties, multi-family projects (including one- to four-family non-owner occupied residential properties) and professional complexes, or to acquire land for development for these purposes. We also originate rehabilitation loans, enabling the borrower to partially or totally refurbish an existing structure, which are structured as a construction loan and monitored in the same manner. At December 31, 2025, commercial construction and land development loans totaled $9.0 million, or 0.9% of our total loan portfolio. All these loans are secured by properties located in our primary market area. We also had undrawn amounts on the commercial construction loans totaling $3.1 million at December 31, 2025.

Our commercial construction and land development loans are generally structured as two-year interest-only balloon loans. The interest rate is generally a variable rate based on an index rate, typically The Wall Street Journal Prime Rate plus a margin. We generally offer commercial construction loans with a loan-to-value ratio of up to 75% of the appraised value on a completed basis or the cost of completion, whichever is less. We offer financing to purchase land for development with a maximum loan-to-value ratio of 50%.

Before making a commitment to fund a commercial construction loan, we generally require an appraisal of the property by an independent licensed appraiser. The construction phase is carefully monitored to minimize our risk. All construction projects must be completed in accordance with approved plans and approved by the municipality in which they are located. Loan proceeds are disbursed periodically in increments as construction progresses and as inspections by our approved inspectors warrant.

At December 31, 2025, our largest commercial construction and land development loan was a mixed use building project located in Poughkeepsie, New York, and had an outstanding balance of $3.7 million with a $2.3 million remaining available balance. At December 31, 2025, this loan was performing according to its original terms.

Commercial Business Loans. We originate commercial business loans and lines of credit to a variety of small- and medium-sized businesses in our market area. Our commercial business borrowers include professional organizations, family-owned businesses, and not-for-profit organizations. These loans are generally secured by business assets and we may require support of this collateral with liens on real property. At December 31, 2025, commercial business loans were $91.5 million, or 9.6% of our total loan portfolio. We encourage our commercial business borrowers to maintain their primary deposit accounts with us, many of which are non-interest-bearing, which improves our overall interest rate spread and profitability.

Our commercial business loans include term loans and revolving lines of credit. Commercial loans and lines of credit are made with either variable or fixed rates of interest. Variable interest rates are based on a margin over an index we select, typically The Wall Street Journal Prime Rate. Commercial business loans typically have shorter terms to maturity and higher interest rates than commercial real estate loans, but may involve more credit risk because of the type of collateral and our reliance primarily on the success of a borrower’s business for the repayment of the loan.

When making commercial business loans, we consider the financial history of the borrower, our lending experience with the borrower, the debt service capabilities and global cash flows of the borrower and other guarantors, and the value of the collateral, such as accounts receivable, inventory and equipment. Depending on the collateral used to secure the loans, commercial business loans are made in amounts up to 90% of the value of the collateral securing the loan. We require commercial business loans extended to closely held businesses to be guaranteed by the principals, as well as other appropriate guarantors, when personal assets are in joint names or a principal’s net worth is not sufficient to support the loan.

Commercial business loans include participations we purchase from a single, board-approved third party in leveraged lending transactions. Leveraged lending transactions are generally used to support a merger- or acquisition-related transaction, to back a recapitalization of a company’s balance sheet or to refinance debt. When considering a participation in the leveraged lending market, we will participate only in first lien senior secured term loans and lines of credit that are more closely aligned to middle market transactions. To further minimize risk, based on our current capital levels and loan portfolio, we have limited the total amount of leveraged loans to $1.5 million with a single obligor while maintaining that the total of all leveraged loans cannot exceed more than 15% of our risk-based capital. We also monitor industry and customer concentrations. As of December 31, 2025, our leverage loans amounted to $1.8 million, all of which were performing in compliance with their contractual terms.

At December 31, 2025, our largest commercial business loan had an outstanding balance of $5.6 million and was secured by equipment. At December 31, 2025, this loan was performing according to its original terms.

Indirect Automobile Loans. We have provided indirect financing of automobile purchases since 1999. At December 31, 2025, indirect automobile loans totaled $213.8 million, or 22.3% of our total loan portfolio. While we still plan to originate indirect automobile loans, over the past four years and for the foreseeable future we have actively decreased our indirect automobile portfolio by decreasing loan originations through increased pricing and more selective underwriting criteria. We plan to continue this strategy to further reduce exposure while focusing on higher-yielding opportunities within our portfolio. We acquire our indirect automobile loans from 51 automobile dealerships located in the Hudson Valley region and 28 dealers located in the Albany area, under an arrangement where the dealer receives a flat fee for referring the loan to us. As of December 31, 2025, 42.7% of the aggregate principal balance of our indirect automobile loan portfolio was for the purchase of new vehicles and 57.3%, was for used vehicles. The weighted average original term to maturity of our indirect automobile loan portfolio at December 31, 2025 was six years.

Each dealer that originates automobile loans makes representations and warranties with respect to our security interests in the related financed vehicles in a separate dealer agreement with us. These representations and warranties do not relate to the creditworthiness of the borrowers or the collectability of the loan. The dealers are also responsible for ensuring that our security interest in the financed vehicles is perfected. Each automobile loan requires the borrower to keep the financed vehicle fully insured against loss or damage by fire, theft and collision. The dealer agreements require the dealers to represent that adequate physical damage insurance (collision and comprehensive) was in effect at the time the related loan was originated and financed by us. In addition, we have the right to “force place” insurance coverage (supplemental insurance taken out by Rhinebeck Bank) if the required physical damage insurance on an automobile is not maintained by the borrower. Nevertheless, there can be no assurance that each borrower will maintain physical damage insurance for a financed vehicle during the entire term of an automobile loan. Vendors Single Interest Insurance, which is included on every automobile loan originated, protects us against losses for physical damage to repossessed automobiles.

Each dealer submits loan applications directly to us, and the borrower’s creditworthiness is the most important criterion we use in determining whether to approve the loan. Each credit application generally requires that the borrower provide current information regarding their employment history, indebtedness, and other factors that bear on creditworthiness. We also obtain a credit report from a major credit reporting agency summarizing the borrower’s credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments.

Each borrower’s credit score is the principal factor we use in determining the appropriate interest rate on a loan. Our underwriting procedures evaluate the credit information relative to the value of the vehicle to be financed. Our underwriters may also verify a borrower’s employment income and/or residency and, where appropriate, verify a borrower’s payment history directly with the borrower’s creditors. Based on these procedures, a credit decision is considered. We generally follow the same underwriting guidelines in originating direct (non-dealer) automobile loans.

We generally finance up to the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts (amounts in addition to the sales price are collectively referred to as the “additional vehicle costs”). In addition, we also may finance the negative equity related to vehicles traded in with a prior financing. Accordingly, the amount we finance may exceed, depending on the borrower’s credit score, in the case of new vehicles, the aggregate of the dealer’s invoice price of the financed vehicle and the additional vehicle costs, or in the case of a used vehicle, the aggregate of the vehicle’s value and the additional vehicle costs. The maximum amount that can be borrowed for an automobile loan by borrowers with our lowest risk rating generally may not exceed 135% of the full sales price of a new vehicle, or the vehicle’s “wholesale” value in the case of a used vehicle. The vehicle’s value is determined by using one of the standard reference sources for dealers of used cars. We regularly review the quality of the loans we purchase from the dealers and periodically conduct quality control audits to ensure compliance with our established policies and procedures.

At December 31, 2025, our automobile loans to borrowers with credit scores of 639 or less at origination (the level at which a consumer’s credit rating is considered subprime) totaled $16.4 million, or 7.7% of our total indirect automobile loan portfolio. We typically do not originate these types of loans with loan-to-value ratios greater than 100% of the sales price of the automobile or debt-to-income ratios greater than 40%.

Residential Mortgage and Residential Construction Loans. Our one- to four-family residential loan portfolio consists of mortgage loans that enable borrowers to purchase or refinance existing homes, primarily owner-occupied primary residences. At December 31, 2025, one- to four-family residential real estate loans totaled $100.1 million, representing 10.5% of total loans, and consisted of $61.2 million of fixed-rate loans and $38.8 million of adjustable-rate loans. The majority of these loans are secured by properties located within our primary market area. Loans secured by properties located outside of our normal lending area may be considered on a case-by-case basis, primarily for established customers with a relationship of at least one year, provided the property is located in New York State.

Historically, we originated fixed-rate and adjustable-rate residential mortgage loans with maturities of up to 30 years. These loans were generally underwritten in accordance with Freddie Mac guidelines and, when conforming to such standards, were referred to as “conforming loans.” Loans originated for sale to approved investors or secondary market participants were underwritten in accordance with their specific requirements. We originated both conforming and, to a lesser extent, non-conforming “jumbo” loans, which were generally underwritten using standards similar to those applied to conforming loans.

Historically, we sold a significant portion of our fixed-rate residential mortgage originations to manage interest rate risk and generate fee income. Most such loans were sold to Freddie Mac on a servicing-retained basis, while certain State of New York Mortgage Agency loans were sold on a servicing-released basis. In more recent years, we have retained a greater volume of high-quality fixed-rate residential mortgages with maturities of up to 30 years. During the years ended December 31, 2025 and 2024, we sold $7.6 million and $7.8 million, respectively, of fixed-rate residential mortgage loans. At December 31, 2025 and 2024, we serviced $250.3 million and $266.5 million of one- to four-family residential mortgage loans for others and recognized loan servicing fee income of $657,000 and $684,000 during the years ended December 31, 2025 and 2024, respectively.

However, in response to evolving industry dynamics, including increased competition from non-bank lenders and the growing use of digital and online mortgage origination platforms, in the fourth quarter of 2025, we discontinued originating residential mortgage loans directly. Instead, we entered into a strategic correspondent lending relationship with a third-party non-bank mortgage lender, pursuant to which customers seeking residential mortgage financing are referred to such third party for loan origination. Following origination, we will purchase and service loans for customers who objectively select our loan products offered through such third party. Neither Rhinebeck Bank nor such third party receives any referral fees in connection with the correspondent lending relationship. All loans purchased from such third party are secured by first lien mortgages on residential real estate, comply with our underwriting standards, and are transferred to us with full ownership and servicing rights.

Under this relationship, we generally purchase residential mortgage loans with loan-to-value ratios of up to 80% of the appraised value of the property. Conforming loans with loan-to-value ratios of up to 97% are permitted when supported by private mortgage insurance. Mortgage insurance is required for loans with loan-to-value ratios greater than 80%, with coverage levels varying based on loan characteristics. Mortgage insurance is obtained only from insurers approved by Freddie Mac or Fannie Mae.

We will not purchase “interest only” mortgage loans on one- to four-family residential properties or loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. Additionally, we will not purchase “subprime loans” (loans that are made with low down-payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (defined as loans having less than full documentation).

We also previously originated loans to finance the construction of one- to four-family residential properties. We also originated rehabilitation loans that enabled borrowers to partially or totally refurbish existing structures. These rehabilitation loans were structured as construction loans and monitored in the same manner. As of December 31, 2025, we no longer offer construction or rehabilitation loan products. At December 31, 2025, residential construction loans totaled $2.7 million, or 2.7% of our residential mortgage loan portfolio. Most of these loans are secured by properties located in our primary market area. Upon satisfactory completion of construction, these loans are being converted to permanent mortgage financing or sold into the secondary market, consistent with the original loan terms.

Consumer Loans. We offer consumer loans to customers residing in our primary market area. Our consumer loans consist primarily of indirect automobile loans as discussed above. Other consumer loans consist mostly of home equity loans, lines of credit and direct automobile loans. At December 31, 2025, $12.3 million of our consumer loans were home equity loans and lines of credit, and $4.6 million of our consumer loans were direct automobile loans.

Home equity loans and lines of credit are multi-purpose loans used to finance various home or personal needs, where a one- to four-family primary or secondary residence serves as collateral. We generally originate home equity loans and lines of credit of up to $150,000, with a maximum loan-to-value ratio of 80% (including any first lien position) and terms of up to 20 years. Home equity lines of credit have adjustable rates of interest that are based on the prime interest rate published in The Wall Street Journal, plus a margin, and reset monthly. Home equity lines of credit are secured by residential real estate in a first or second lien position.

The procedures for underwriting consumer loans include assessing the applicant’s payment history on other indebtedness, the applicant’s ability to meet existing obligations and payments on the proposed loan, and the loan-to-value ratio. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

Loan Underwriting Risks

Commercial and Multi-Family Real Estate Loans. Loans secured by commercial and multi-family real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in commercial and multi-family real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of a project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. If we foreclose on a commercial or multi-family real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Direct costs may be required to rehabilitate or prepare the property to be marketed. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial or multi-family real estate loans can be unpredictable and substantial.

To monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide financial statements on the business operations underlying the commercial and multi-family real estate loans on an ongoing basis. In reaching a decision whether to make a commercial or multi-family real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income and profitability of the property, the borrower’s expertise, credit history and the value of the underlying property. We generally require properties securing these real estate loans to have debt service coverage ratios (the ratio of earnings before interest, taxes, depreciation, and amortization before debt service to debt service) of at least 1.20x. We obtain an environmental report on all commercial real estate properties. We obtain an environmental Phase 1 report for all loans over $1.0 million or when hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials. We will also obtain a Phase 1 report if the initial environmental reports indicate that there may be an environmental issue on a property. We require indemnification from our commercial real estate borrowers and/or guarantors for potential exposure to environmental issues.

Our Credit Administration Department is responsible for monitoring industry concentrations among commercial real estate borrowers and for reporting the industries represented by commercial real estate borrowers to senior management on at least an annual basis.

Commercial Business Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans have higher risk because they are made typically on the basis of the borrower’s ability to repay a loan from the cash flows of the borrower’s business and the collateral securing these loans may fluctuate in value. Our commercial business loans are underwritten and evaluated primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral consists of accounts receivable, inventory or equipment, or real estate. Commercial business loans to closely held businesses are also required to be personally guaranteed by the principal(s), as well as by other appropriate guarantors when personal assets are in joint names or if the principal’s net worth is insufficient by itself to support the loan. The availability of funds to repay commercial business loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Our Credit Administration Department is responsible for monitoring industry concentrations among commercial borrowers and for reporting the industries represented by commercial borrowers to senior management on at least an annual basis.

Adjustable-Rate Loans. Rising interest rates may require adjustable-rate loan borrowers to make higher monthly payments that could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate loans make our assets more responsive to changes in market interest rates, the extent of this interest rate sensitivity may be somewhat limited by the annual and lifetime interest rate adjustment limits on residential mortgage loans.

Construction Loans. Construction lending involves additional risks when compared to permanent lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction timing and costs, as well as the market value of the completed project and the effects of governmental regulation on real property, it is relatively difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the lender or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss.

Our ability to originate construction loans is dependent on the strength of the housing and commercial markets in our region. We focus our loan underwriting on the borrower’s financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations. Before making a commitment to fund a construction loan, we generally require an appraisal of the property by an independent licensed appraiser. The construction phase is carefully monitored to minimize our risk. All construction projects must be completed in accordance with approved plans and approved by the municipality in which they are located. Loan proceeds are disbursed periodically in increments as construction progresses and as inspections by our approved inspectors warrant.

Indirect Automobile and Other Consumer Loans. Indirect automobile and other consumer loans entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as motor vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and any small remaining deficiency often does not warrant further substantial collection efforts against a borrower. Indirect automobile and consumer loan collections depend on a borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount we can recover on such loans.

Additional risk elements associated with indirect lending include the limited personal contact with the borrower as a result of indirect lending through non-bank channels, namely automobile dealers.

Loan Originations, Purchases and Sales. Loan originations come from a variety of sources. The primary sources of loan originations are current customers, business development by our relationship managers, walk-in traffic, automobile dealerships, referrals from customers, and brokers.

From time to time, we may originate a commercial real estate loan or commercial business loan that exceeds our internal lending or concentration limits and sell a portion of such loan to another financial institution. The financial institution is typically a community bank located in New York State and its lending team is known by our commercial lenders. This allows us to meet the needs of our customers and comply with our internal lending limits. In certain instances, including our leveraged lending transactions, we may purchase participation interests in loans where we are not the lead lender. In both of these circumstances, we follow our customary loan underwriting and approval policies. We have strong relationships with other community banks in our primary market area that may desire to purchase participations, and we may increase our sales of participations in the future, if deemed appropriate. At December 31, 2025, our sold participations in commercial real estate loans totaled $52.2 million, all of which were collateralized by properties or business assets within our primary market area. At December 31, 2025, our purchased participations where we are not the lead lender in commercial real estate and commercial business loans totaled $34.8 million and $12,000, respectively. Our purchased loan participations are collateralized by properties or business assets within or contiguous to our primary market area and governed by a loan participation agreement.

Additionally, we have a strategic correspondent lending relationship with a third-party non-bank mortgage lender, pursuant to which customers seeking residential mortgage financing are referred to such third party for loan origination. Following origination, we purchase and service loans for customers who select our loan products offered through such third party. Neither Rhinebeck Bank nor such third party receives any referral fees in connection with the correspondent lending relationship. All loans purchased from such third party are secured by first lien mortgages on residential real estate, comply with our underwriting standards, and are transferred to us with full ownership and servicing rights.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our board of directors and management. The board of directors has granted loan approval authority to certain officers up to prescribed limits, depending on the officer’s experience and the type of loan. Our policies also limit the aggregate loans to one entity that an individual officer may approve, up to prescribed limits, depending on the officer’s experience. Loan officers are not allowed to approve loans they have originated.

Loans in excess of individual officers’ lending limits require approval of our Credit Committee, which is comprised of our President and Chief Executive Officer (the “CEO”), Chief Credit Officer, Chief Lending Officer, Senior Vice President-Commercial Lending Team Leader, Vice President-Credit Administration, and other lending officers appointed from time to time. The Credit Committee can approve individual loans of up to prescribed limits, depending on the type of loan. Officers that sit on the Credit Committee must abstain from voting on loans they have originated.

Loans in excess of the Credit Committee’s loan approval authority require the approval of the board of directors. Loans in excess of our internal loans-to-one borrower limitation and certain loans that involve policy exceptions also must be approved by the board of directors.

Loans-to-One Borrower. Under New York banking law, our total loans or extensions of credit to a single borrower or group of related borrowers (“loans-to-one borrower”) cannot exceed, with specified exceptions, 15% of our capital stock, surplus fund and undivided profits. We may lend additional amounts up to 10% of our capital stock, surplus and undivided profits if the loans or extensions of credit are fully secured by real estate or other readily marketable collateral.

Pursuant to our internal policies, our internal loans-to-one borrower limitation is limited to 80% of the amount equal to 25% of our capital stock, surplus fund and undivided profits, of which no more than 7.5% can be lent on an unsecured basis. This general standard is further restricted as follows:

•	Commercial or Multi-Family Real Estate Loans: We will not lend more than 80% of the amount equal to 15% of our capital stock, surplus fund and undivided profits to any one project or property. We may selectively consider exceptions to this limitation for loans to any one project/property, but in no event will we make a commercial or multi-family real estate loan in excess of 80% of the amount equal to 17.5% of our capital stock, surplus fund and undivided profits.

•	Commercial Business Loans: We will not lend more than 80% of the amount equal to 15% of our capital stock, surplus fund and undivided profits, with only 5% of this limit lent on an unsecured basis under normal policy. Our board of directors may make exceptions of up to 10% of this limit for unsecured credit to borrowers with very strong credit profiles.

At December 31, 2025, our regulatory limit on loans-to-one borrower and our internal loans-to-one borrower limit were $37.5 million and $30.0 million, respectively. We currently have one borrower exceeding the internal limit by approximately $600,000; however, we expect to bring this exposure within established limits by reducing availability on existing credit and increasing capital through future earnings and the offering. The dollar value of our loans-to-one borrower limitation will increase following the completion of the offering due to the additional capital we will receive.

At December 31, 2025, our largest lending relationship consisted of 37 loans aggregating $30.6 million, which consisted of $29.1 million secured by multiple commercial real estate properties and $1.5 million secured by equipment, inventory and receivables. At December 31, 2025, each loan in this relationship was performing according to its original repayment terms.

Non-Performing Loans and Problem Assets

Performance of the loan portfolio is reviewed on a regular basis by management. A number of factors regarding the borrower and loan, such as overall financial strength, collateral values and repayment ability, are considered in deciding what actions should be taken when determining the collectability of interest for accrual purposes.

When a loan is classified as non-accrual, the accrual of interest on such a loan is discontinued. A loan is typically classified as non-accrual when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about the further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on non-accrual status, unpaid accrued interest is fully reversed. Interest payments received on non-accrual loans are applied against principal.

Loans are usually restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

We use the accrual method of accounting for all performing loans. The accrual of interest income is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. When a loan is placed on non-accrual status, unpaid interest previously credited to income is reversed. Interest received on non-accrual loans is applied against principal. Generally, loans are restored to accrual status when the obligation is brought current in accordance with the contractual terms for a reasonable period of time and ultimate collectability of total contractual principal and interest is no longer in doubt.

In our collection efforts, we will first attempt to cure any delinquent loan. If a real estate secured loan is placed on non-accrual status, it could be subject to transfer to other real estate owned (“OREO”) (comprised of properties acquired by or in lieu of foreclosure), of which our credit administration department will pursue the sale of the real estate. Prior to this transfer, the loan balance will be adjusted, if necessary, to reflect its current market value less estimated costs to sell. Write downs of OREO that occur after the initial transfer from the loan portfolio and costs of holding the property are recorded within other operating expenses, except for significant improvements, which are capitalized to the extent that the carrying value does not exceed estimated net realizable value.

Fair values for determining the value of collateral are estimated from various sources, such as real estate appraisals, financial statements and from any other reliable sources of available verifiable information. For loans individually evaluated, collateral value is reduced for the estimated costs to sell. Reductions of collateral value are based on historical loss experience, current market data, and any other verifiable source of reliable information specific to the collateral.

This analysis is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available.

Non-Performing Loans.  At December 31, 2025, $3.7 million, or 0.4% of our total loans, were non-performing loans, which included $1.7 million of commercial real estate loans, $1.3 million of residential real estate loans, $740,000 of indirect automobile loans, $22,000 of commercial loans and $15,000 of other consumer loans.

Other Real Estate Owned.  Other real estate owned represents property acquired through foreclosure in partial or full satisfaction of loans. We had no other real estate owned at December 31, 2025 or 2024.

Asset Quality.  The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. We did not have any accruing loans past due 90 days or more at the dates presented.

	At December 31,
	2025	2024
	(Dollars in thousands)
Non-accrual loans:
Commercial real estate loans
Non-residential	$1,668	$1,869
Commercial loans	22	319
Residential real estate loans	1,255	1,182
Consumer loans:
Indirect automobile	740	590
Home equity	—	174
Other consumer	15	—
Total	$3,700	$4,134

Real estate owned	—	—

Total non-performing assets	$3,700	$4,134

Total non-performing loans to total loans	0.39%	0.42%
Total non-performing loans to total assets	0.28%	0.33%
Total non-performing assets to total assets	0.28%	0.33%

Classified Assets.  Banking regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality should be classified as “Substandard,” “Doubtful” or “Loss” assets. An asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all of the weaknesses inherent in those classified Substandard, with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute non-performing assets.

The following table sets forth our amounts of classified assets and assets designated as Special Mention as of December 31, 2025 and 2024:

	At December 31,
	2025	2024
	(Dollars in thousands)
Substandard	$6,470	$8,852
Doubtful	—	159
Loss	—	—
Total classified assets	$6,470	$9,011
Special mention	$23,626	$10,750

At December 31, 2025, we classified $6.5 million of loans as Substandard, Doubtful or Non-performing, of which $4.4 million were commercial real estate loans, $1.3 million were residential loans, $61,000 were commercial and industrial loans, $740,000 were indirect automobile loans, and $15,000 were other consumer loans. At December 31, 2024, we classified $9.0 million of loans as Substandard, Doubtful or Non-performing, of which $6.8 million were commercial real estate loans, $1.2 million were residential loans, $300,000 were commercial and industrial loans, $590,000 were indirect automobile loans, and $174,000 were home equity loans.

Allowance for Credit Losses

The allowance for credit losses is an estimate at the balance sheet date of current expected credit losses based on available information relevant to assessing collectability of cash flows over the contractual term of the financial assets. Our methodology to estimate the allowance for credit losses has two components: (i) a collective reserve for estimated lifetime expected credit losses for pools of loans that share common risk characteristics and (ii) an individual reserve for loans that do not share common risk characteristics. The measurement of expected credit losses is applicable to loans receivable and investment securities measured at amortized cost. It also applies to off-balance sheet credit exposures such as loan commitments and unused lines of credit. Loan losses are charged against the allowance for credit losses when we believe the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance for credit losses. The allowance is established through a provision for credit losses that is charged against income. The expected credit loss for unfunded loan commitments is reported on the consolidated statement of financial condition in other liabilities. For more information on the allowance for credit losses methodology, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Allowance for Credit Losses.”

Although we believe that we have established the allowance at appropriate levels, future additions may be necessary if economic or other conditions in the future differ from the current environment. In addition, the FDIC and the NYSDFS, as an integral part of their examination processes, periodically review our allowance for credit losses. The banking regulators may require that we recognize additions to the allowance based on their analysis and review of information available to them at the time of their examination.

The following table sets forth activity in our allowance for credit losses on loans for the periods indicated.

	Year Ended December 31,
	2025	2024
	(Dollars in thousands)
Allowance for credit losses at beginning of period	$8,539	$8,124
Provision for loan losses	1,750	2,813
Charge-offs:
Commercial real estate loans:
Non-residential	(629)	(291)
Commercial loans	(335)	(608)
Consumer loans:
Indirect automobile	(2,632)	(3,626)
Other consumer	(90)	(201)
Total charge-offs	(3,686)	(4,726)
Recoveries:
Commercial loans	4	2
Consumer loans:
Indirect automobile	1,702	2,233
Other consumer	44	93
Total recoveries	1,750	2,328
Net charge-offs	(1,936)	(2,398)
Allowance for credit losses at end of period	$8,353	$8,539
Allowance for credit losses to non-performing loans at end of period	225.76%	206.56%
Allowance for credit losses to total loans outstanding at end of period	0.87%	0.88%
Non-performing loans to total loans	0.39%	0.42%
Net charge-offs to average loans outstanding during period	0.20%	0.24%

During the year, our allowance for credit losses on loans decreased by $186,000, or 2.2%, primarily due to updates in prepayment assumptions and adjustments to qualitative and quantitative factors. These updates were made to reflect fewer delinquencies and decreased charge-offs in our expected credit loss analysis.

The following table sets forth the ratios of net charge-offs to average loans by loan category.

	Year Ended December 31,
	2025	2024
Net charge-offs to average loans outstanding:
Commercial real estate loans:
Non-residential	(0.16)%	(0.09)%
Commercial loans	(0.36)%	(0.68)%
Consumer loans:
Indirect automobile	(0.36)%	(0.40)%
Other consumer	(0.66)%	(1.30)%

Net charge-offs decreased $462,000, or 19.3%, to $1.9 million for the year ended December 31, 2025, compared to $2.4 million for the year ended December 31, 2024. The decline was primarily driven by lower net charge-offs in the indirect automobile, commercial, and other consumer loan portfolios, partially offset by higher net charge-offs in commercial real estate loans. Indirect automobile net charge-offs declined modestly as a percentage of average loans, reflecting lower charge-offs that were generally consistent with the reduction in average loan balances. Net charge-offs in the commercial loan portfolio declined as a percentage of average loans, primarily due to a large $524,000 commercial loan charge-off that occurred in 2024. Other consumer loans also experienced a decline in net charge-offs as a percentage of average loans, reflecting improved credit performance compared to the prior year.

Allocation of Allowance for Credit Losses.  The following table sets forth the allowance for credit losses allocated by loan category, the allocation of the allowance for credit losses by loan segment and the percent of loan balances by category at the dates indicated. The allowance for credit losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31,
	2025			2024
		Percent of	Percent of		Percent of	Percent of
		Allowance	Loans in		Allowance	Loans in
		to Total	Category to		to Total	Category to
	Amount	Allowance	Total Loans	Amount	Allowance	Total Loans
	(Dollars in thousands)
Commercial real estate loans:
Non-residential	$3,142	37.61%	43.61%	$2,675	31.33%	36.00%
Multi-family	490	5.87	11.26	313	3.67	10.77
Construction	—	—	0.94	—	—	2.73
Commercial loans	762	9.12	9.55	684	8.01	9.39
Residential real estate loans	739	8.85	10.45	575	6.73	8.89
Consumer loans:
Indirect automobile	3,050	36.51	22.31	4,133	48.40	30.33
Home equity	90	1.08	1.28	84	0.98	1.19
Other consumer	80	0.96	0.60	75	0.88	0.70
Total allowance	$8,353	100.00%	100.00%	$8,539	100.00%	100.00%

Investment Activities

We have legal authority to invest in various types of investment securities and liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises, residential mortgage-backed securities, municipal securities, deposits at the FHLB of New York, certificates of deposit of federally insured institutions, investment grade corporate bonds, equity securities and Small Business Investment Companies. At December 31, 2025, our investment portfolio had a fair value of $162.2 million and consisted primarily of U.S. Government securities, U.S. Government agency securities, including residential and collateralized mortgage-backed securities, municipal securities and corporate bonds in the form of subordinated bank debt.

Our investment objectives are to maximize portfolio yield over the long term and manage our risk profile in a manner consistent with liquidity needs, pledging requirements, asset/liability strategies and safety and soundness concerns. Our board of directors has overall responsibility for the investment portfolio, including reviewing and evaluating our investment policy on an annual basis. The Investment Committee of the board of directors, consisting of three directors, meets at least three times annually to review our portfolio’s performance, quality and composition, and provides reports to the full board of directors at the next monthly meeting of the full board following the meeting of the Investment Committee. The Investment Committee also reviews and discusses policy changes prior to their presentation to the full board. Management has the overall responsibility for implementing the investment policy and supervising our investment activities and performance. Management is also responsible for providing regular reports to the Investment Committee. The President and CEO is responsible for the overall supervision of the investment activity. The Chief Financial Officer is responsible for the implementation of our investment policy and strategy. The Controller is responsible for the accounting and reporting requirements of the policy.

There are no limits on security purchases or sales executed for cash management or the liquidity needs of Rhinebeck Bank. Transactions require the approval of both the President and CEO and the Chief Financial Officer and must be reported to the Investment Committee, which reports them to the board of directors.

Our policy is that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent. Securities that are available-for-sale or held for trading are reported at fair value, while securities held to maturity are reported at amortized cost. Currently, all securities we hold are classified as available-for-sale.

Federal Home Loan Bank Securities.  In addition, we hold FHLB common stock to qualify for membership in the FHLB system and to be eligible to borrow funds under the FHLB advance program. There is no market for the FHLB common stock.

The aggregate fair value of our FHLB common stock as of December 31, 2025 was $2.0 million based on its par value. No unrealized gains or losses have been recorded because we have determined that the par value of the common stock represents its fair value. We owned shares of FHLB common stock at December 31, 2025 equal to what we were required to own to maintain our membership in the FHLB system and was necessary to support the balance of our advances. We are required to purchase stock as our outstanding advances increase and sell stock as the size of borrowings decrease. Our stock position is reviewed and adjusted weekly by the FHLB.

Evaluation of Securities Portfolio.   We evaluate securities in an unrealized loss position for impairment related to credit losses on at least a quarterly basis. Securities in unrealized loss positions are first assessed as to whether we intend to sell, or if it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. If one of the criteria is met, the security’s amortized cost basis is written down to fair value through current earnings. For securities that do not meet these criteria, we evaluate whether the decline in fair value resulted from credit losses or other factors. If this assessment indicates that a credit loss exists, we compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis for the security, a credit loss exists and an allowance for credit losses is recorded, limited to the amount that the fair value of the security is less than its amortized cost basis. No allowance for credit losses for available-for-sale securities was recorded as of December 31, 2025.

Portfolio Maturities and Yields.  The following table sets forth the stated maturities and weighted average yields of investment securities at December 31, 2025. Weighted average yields are calculated by dividing the income by amortized cost. No tax equivalent adjustments were made in calculating the weighted average yield. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. Weighted average yield calculations on investment securities available for sale do not give effect to changes in fair value that are reflected as a component of equity.

			More than One Year		More than Five Years
	One Year or Less		to Five Years		to Ten Years		More than Ten Years		Total
		Weighted		Weighted		Weighted		Weighted			Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Fair	Average
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Value	Yield
	(Dollars in thousands)
Securities available-for-sale:
U.S. Treasury securities	$2,007	3.72%	$33,685	3.68%	$—	—%	$—	—%	$35,692	$35,828	3.68%
Mortgage-backed securities – residential	7	3.43%	2,008	2.70%	5,250	2.67%	88,522	2.94%	95,787	88,980	2.92%
U.S. government agency securities	11,932	2.15%	6,609	3.14%	—	—%	—	—%	18,541	18,352	2.50%
Municipal securities	—	—%	1,622	1.91%	583	2.10%	—	—%	2,205	2,082	1.96%
Corporate bonds	—	—%	3,509	7.04%	13,800	4.69%	—	—%	17,309	16,589	5.17%
Other	—	—%	587	4.92%	—	—%	—	—%	587	372	4.92%
Total	$13,946	2.38%	$48,020	3.77%	$19,633	4.07%	$88,522	2.94%	$170,121	$162,203	3.26%

Sources of Funds

General.  Deposits have traditionally been our primary source of funds for our lending and investment activities. We also use borrowings, primarily FHLB advances, and may use brokered certificates of deposit, depending on market conditions, to supplement cash flows as needed. In addition, funds are derived from scheduled loan and investment payments, investment maturities, loan sales, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments, investment maturities and income on earning assets are relatively stable sources of funds, deposit inflows and outflows, loan prepayments and loan sales can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposit Accounts.  The substantial majority of our deposits are from depositors who reside in our primary market area. At December 31, 2025, our deposits totaled $1.10 billion. Brokered deposits are obtained when needed to build liquidity at favorable rates. We had no brokered deposits at December 31, 2025 or 2024.

In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, effects on profitability, and customer preferences and concerns. We generally review our deposit pricing on a monthly basis and continually review our deposit mix. Our deposit pricing strategy has generally been to offer competitive rates, while generally not providing the highest rates in the market, and to periodically offer special rates to attract deposits of a specific type or term.

The following table sets forth the distribution of average deposit accounts, by account type, at the dates indicated.

	For the Years Ended December 31,
	2025			2024
	Average		Average	Average		Average
	Balance	Percent	Rate Paid	Balance	Percent	Rate Paid
	(Dollars in thousands)
Non-interest-bearing demand accounts	$236,431	22.16%	—%	$242,603	23.45%	—%
Interest-bearing demand accounts	120,816	11.32%	0.20%	124,061	11.99%	0.14%
Money market accounts	222,719	20.87%	2.62%	187,615	18.13%	2.65%
Savings accounts	132,153	12.38%	0.39%	141,189	13.65%	0.36%
Certificates of deposit	355,027	33.27%	3.89%	339,133	32.78%	4.58%
Total	$1,067,146	100.00%	1.91%	$1,034,601	100.00%	2.05%

As of December 31, 2025 and 2024, approximately $310.0 million and $278.3 million, respectively, of our deposit portfolio was uninsured. The uninsured amounts are estimates based on the methodologies and assumptions used for regulatory reporting requirements, which includes affiliate deposits and collateralized deposits.

The following table summarizes total uninsured deposits based on the same methodologies and assumptions used for Rhinebeck Bank’s regulatory reporting:

	Years Ended December 31,
	2025	2024
	(Dollars in thousands)
Uninsured deposits, per regulatory requirements	$310,010	$278,329
Less affiliate deposits	(7,939)	(8,728)
Collateralized deposits	—	—
Uninsured deposits, after exclusions	$302,071	$269,601

Available liquidity(1)	$714,214	$613,696
Uninsured deposits coverage	236.4%	227.6%
Uninsured deposits after exclusions as a percent of total deposits	27.5%	26.4%

(1)	Includes cash and cash equivalents, unencumbered securities, lines of credit and remaining borrowing capacity from the FHLB and Federal Reserve Board.

As of December 31, 2025, the aggregate amount of certificates of deposits in denominations greater than $250,000 was $99.7 million. In addition, as of December 31, 2025, the portion of certificates of deposit in excess of the FDIC insurance limit of $250,000 was $45.9 million. The following table sets forth the maturity of those certificates as of December 31, 2025.

Maturity Period	Amount
(In thousands)
Three months or less	$8,008
Over three through six months	12,775
Over six through twelve months	19,901
Over twelve months	5,225
Total	$45,909

At December 31, 2025, $335.8 million of our certificates of deposit will mature during 2026. We monitor activity on these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a significant portion of these accounts upon maturity. However, if a substantial portion of these deposits is not retained, we may utilize FHLB advances, brokered deposits or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Borrowings.  We primarily borrow from the Federal Home Loan Bank of New York to supplement our supply of investable funds. The FHLB functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the FHLB and are authorized to apply for advances or loans on the security of such stock and first mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the United States), provided we meet certain creditworthiness standards. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the total amount of advances are based either on a fixed percentage of an institution’s net worth or on the FHLB’s assessment of the institution’s creditworthiness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity Management” and Note 7 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this proxy statement/prospectus for further discussion of borrowings.

Rhinebeck Asset Management

Rhinebeck Asset Management, a division of Rhinebeck Bank, offers access to brokerage and retirement and financial planning services and life insurance and investment products to individuals and businesses throughout Rhinebeck Bank’s market area. Non-FDIC insured products include stocks, bonds, exchange-traded funds, mutual funds and professionally managed money advisory services. Investment and insurance products and services are offered through Osaic Institutions, Inc., a registered broker-dealer and investment advisor. Rhinebeck Asset Management receives both commissions and fees based on individual investments and/or advisory services purchased by clients. At December 31, 2025, Rhinebeck Asset Management had approximately $243.0 million in assets under management. We recorded non-interest income of $1.5 million for the division in 2025.

Subsidiaries

In addition to Rhinebeck Bank, we have one other wholly-owned subsidiary, RSB Capital Trust I (the “Trust”). In 2005, the Trust issued $5.0 million of pooled trust preferred securities in a private placement and issued 155 shares of common stock at $1,000 par value per share to Rhinebeck Bancorp, MHC. The Trust has no independent assets or operations and was formed to issue trust preferred securities and invest the proceeds in an equivalent amount of junior subordinated debentures issued by Rhinebeck Bancorp, MHC. All of the cash proceeds from the issuance of the junior subordinated debentures by Rhinebeck Bancorp, MHC were contributed as capital to Rhinebeck Bank. In connection with our reorganization in January 2019, all of the common stock of the Trust and the corresponding subordinated debentures issued by Rhinebeck Bancorp, MHC to the Trust were transferred to Rhinebeck Bancorp, Inc. At that time, the Trust became wholly-owned by, and the debt became an obligation of, Rhinebeck Bancorp, Inc. The trust preferred securities mature 30 years from the date of issuance and bear interest at a rate equal to the three-month CME term Secured Overnight Financing Rate plus 2% and a relative spread adjustment of 0.26%. The interest rate on these securities at December 31, 2025 was 6.14%.

Personnel and Human Capital Resources

Our success is dependent on a workforce that embrace and are dedicated to our mission and culture. Our culture is grounded in a set of core values – “ICARE,” which stands for “Integrity, Community, Accountability, Respect, and Empathy.” To continue to deliver on our mission and maintain our culture, it is crucial that we attract and retain talent who desire and have the experience to provide creative and innovative financial solutions and options for the diverse communities we serve. Through our hiring and retention programs we aim to create an inclusive workforce with diversified backgrounds and experiences. We strive to maintain a safe and healthy workplace, with opportunities for our employees to grow and develop in their careers, supported by advantageous compensation, benefits, health, and welfare programs.

As part of our compensation philosophy, we offer market competitive total rewards programs for our employees to attract and retain superior talent. These programs include annual bonus opportunities, an Employee Stock Ownership Plan, an equity incentive plan, a matched 401(k) Plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, family care resources, flexible work schedules, adoption assistance, education reimbursement program, and employee assistance programs.

We encourage and support the growth and development of our employees and, wherever possible, seek to fill positions by promotion and transfer from within the organization. Additionally, all our employees are expected to display and encourage honest, ethical, and respectful conduct in the workplace. Our employees must adhere to our Code of Business Conduct and Ethics that sets standards for appropriate behavior and includes periodic training on preventing, identifying, reporting, and stopping discrimination of any kind.

Continual learning and career development is advanced through ongoing performance and development conversations with employees, internally developed training programs, customized corporate training engagements and educational reimbursement programs. Reimbursement is available to employees enrolled in pre-approved degree or certification programs at accredited institutions that teach skills or knowledge relevant to our business, in compliance with Section 127 of the Internal Revenue Code, and for seminars, conferences, and other training events employees attend in connection with their job duties.

Employee retention helps us operate efficiently and achieve our business objectives. We believe our commitment to demonstrating our core values, actively prioritizing concern for our employees’ well-being, supporting our employees’ career goals, offering competitive wages and providing valuable fringe benefits aids in retention of our top-performing employees.

As of December 31, 2025, we had 158 full-time employees and seven part-time employees. Approximately 44% of our employees are employed at our banking center and loan production offices, and another 56% are employed at our corporate headquarters. We believe our relationship with our employees to be generally good. None of our employees are represented by a collective bargaining agreement.

As of December 31, 2025, approximately 57% of our current workforce was female and 43% male. Our average tenure is seven years and six months.

The safety, health and wellness of our employees is a top priority. We promote the health and wellness of our employees by strongly encouraging work-life balance, offering flexible work schedules, allowing remote work options, keeping the employee portion of health care premiums to a minimum and sponsoring various wellness programs.

Properties

At December 31, 2025, we conducted business through 12 retail banking offices located in Rhinebeck, Fishkill, Goshen, Hopewell Junction, Hyde Park, Kingston, Newburgh, Poughkeepsie (three branch offices), Red Hook and Warwick, one representative office in Albany to originate commercial and indirect automobile loans, and one representative office in Poughkeepsie for financial services. We own six and lease nine properties, and own three other buildings situated on land controlled under long-term leases. At December 31, 2025, the net book value of our land, buildings, furniture, fixtures and equipment was $13.6 million.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. At December 31, 2025, we were not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

SUPERVISION AND REGULATION

General

As a New York-chartered savings bank, Rhinebeck Bank is subject to comprehensive regulation by the NYSDFS, as its chartering agency, and by the FDIC, as its primary federal regulator and its deposit insurer. Rhinebeck Bank is a member of the FHLB of New York and its deposits are insured up to applicable limits by the FDIC. Rhinebeck Bank is required to file reports with, and is periodically examined by, the FDIC and the NYSDFS concerning its activities and financial condition and must obtain regulatory approvals before entering into certain transactions, including mergers with or acquisitions of other financial institutions. This regulatory structure is intended primarily for the protection of the Deposit Insurance Fund (“DIF”) and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classifying of assets and establishing an adequate allowance for credit losses for regulatory purposes.

As a bank holding company, Rhinebeck Bancorp is required to comply with the rules and regulations of the Federal Reserve Board and the NYSDFS. Rhinebeck Bancorp is required to file certain reports with the Federal Reserve Board and is subject to examination by and the enforcement authority of the Federal Reserve Board and the NYSDFS. Rhinebeck Bancorp is also subject to the rules and regulations of the SEC under the federal securities laws.

Set forth below is a brief description of material regulatory requirements that are applicable to Rhinebeck Bancorp and Rhinebeck Bank. The description is limited to certain material aspects of certain statutes and regulations that are addressed, and is not intended to be a complete list or description of such statutes and regulations and their effects on Rhinebeck Bancorp and Rhinebeck Bank.

New York Banking Regulation

Supervision and Enforcement Authority.  Rhinebeck Bank, as a New York savings bank, is regulated and supervised by the NYSDFS. The NYSDFS is required to regularly examine each state-chartered bank. The approval of the NYSDFS is required to establish or close branches, to merge with another bank, to issue stock and to undertake many other activities. Any New York savings bank that does not operate according to the regulations, policies and directives of the NYSDFS may be subject to enforcement action for non-compliance, including seizure of the property and business of the savings bank and suspension or revocation of its charter. NYSDFS may take a variety of enforcement actions to address non-compliance with applicable law or engagement in prohibited practices.

The powers that New York-chartered savings banks can exercise under these laws include the following:

Lending Activities.  A New York-chartered savings bank may make a wide variety of mortgage loans including fixed-rate loans, adjustable-rate loans, participation loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans that may be made according to applicable regulations. Commercial loans may be made to corporations and other commercial enterprises with or without security. Consumer and personal loans may also be made with or without security.

Investment Activities.  In general, Rhinebeck Bank may invest in certain types of debt securities (including certain corporate debt securities, and obligations of federal, state, and local governments and agencies thereof), certain types of corporate equity securities, and certain other assets. However, this investment authority is subject to restrictions under federal law. See “— Federal Bank Regulation — Investment Activities” for such federal restrictions.

Dividends.  Under New York banking law, Rhinebeck Bank may declare and pay dividends from its net profits, unless there is an impairment of capital. Additionally, the approval of the NYSDFS is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years. The term “net profits” is generally defined to mean earnings from current operations, subject to certain adjustments provided for under applicable law.

Loans to Directors and Executive Officers.   Under applicable NYSDFS regulations (which are substantially similar to applicable federal banking regulations), Rhinebeck Bank generally may not make a loan or other extension of credit to any of its executive officers or directors unless the loan or other extension of credit (1) is made on terms, including interest rate and collateral, that are not more favorable to the executive officer or director than those customarily offered by Rhinebeck Bank to persons who are not executive officers or directors and who are not employed by Rhinebeck Bank, and (2) does not involve more than the normal risk of repayment or present other unfavorable features. Depending on the size of the loan or other extension of credit, prior approval of Rhinebeck Bank’s board of directors (with the interested party, if a director, abstaining from participating directly or indirectly in the voting) may be required.

Federal Banking Regulation

Supervision and Enforcement Authority.   Rhinebeck Bank is subject to extensive regulation, examination and supervision by the FDIC as its primary federal regulator and the insurer of its deposits.

Rhinebeck Bank must file reports with the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the FDIC to evaluate Rhinebeck Bank’s safety and soundness and compliance with various regulatory requirements.

The regulatory structure also gives the FDIC extensive discretion in connection with its supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for credit losses for regulatory purposes. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices. The FDIC may also appoint itself as conservator or receiver for an insured bank under specified circumstances, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; (4) insufficient capital; or (5) the incurrence of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Capital Requirements.  Under FDIC regulations, Rhinebeck Bank is subject to a comprehensive capital framework for U.S. banking organizations that was effective January 2015 (the Basel III capital rules), subject to phase-in periods for certain components and other provisions.

The capital standards require the maintenance of common equity Tier 1 capital, Tier 1 capital and total capital to risk-weighted assets of at least 4.5%, 6% and 8%, respectively, and a leverage ratio of at least 4% Tier 1 capital.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

Regulatory relief legislation enacted in May 2018 required the federal banking agencies, including the FDIC, to establish for institutions with assets of less than $10 billion an elective “community bank leverage ratio” (the ratio of a bank’s tangible equity capital to average total consolidated assets) of between 8 to 10%. A “qualifying community bank” with capital exceeding the specified requirement that opts into the alternative framework is considered compliant with all applicable regulatory capital and leverage requirements and deemed “well capitalized” for prompt corrective action purposes, discussed below. A final rule was issued in November 2019 establishing the community bank leverage ratio at 9% Tier 1 capital to average total consolidated assets. The community bank leverage ratio option became effective January 1, 2020. In November 2025, the federal banking agencies issued a proposed rule to lower the community bank leverage ratio to 8%. Management has chosen not to utilize the community bank leverage ratio.

At December 31, 2025, Rhinebeck Bank exceeded all of its capital requirements.

The FDIC also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

Standards for Safety and Soundness.  As required by statute, the federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities.  All state-chartered savings banks insured by the FDIC are generally limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. For example, state-chartered banks may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq Global Market and to invest in the shares of an investment company registered under the Investment Company Act of 1940. The maximum permissible investment is 100% of Tier 1 capital, as specified by the FDIC’s regulations, or the maximum amount permitted by New York law, whichever is less.

In addition, the FDIC is authorized to permit state-chartered banks and savings banks to engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if they meet all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the DIF. The FDIC has adopted procedures for institutions seeking approval to engage in such activities or investments. In addition, a state nonmember bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if the bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Prompt Corrective Regulatory Action.  Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, federal law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The FDIC has adopted regulations to implement the prompt corrective action legislation. An institution is considered “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater, and a common equity Tier 1 capital ratio of 6.5% or greater. An institution is considered “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater, and a common equity Tier 1 capital ratio of 4.5% or greater. An institution is considered “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0%, or a common equity Tier 1 capital ratio of less than 4.5%. An institution is considered “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0%, or a common equity Tier 1 capital ratio of less than 3.0%. An institution is considered “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. At December 31, 2025, Rhinebeck Bank was classified as a “well capitalized” institution.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, interest rates paid on deposits, payment of dividends, and acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the institution’s holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable capital restoration plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates. Transactions between banks and their affiliates are governed by federal law. Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W, as made applicable to Rhinebeck Bank by the Federal Deposit Insurance Act, limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of the bank’s capital stock and surplus, and with all transactions with all affiliates to an amount equal to 20.0% of the bank’s capital stock and surplus. The term “covered transaction” includes making loans to, purchasing assets from, and issuing guarantees to, an affiliate, and other similar transactions. Loans or other extensions of credit by a bank to an affiliate are required to be collateralized according to the requirements set forth in Section 23A of the Federal Reserve Act and Regulation W. Section 23B of the Federal Reserve Act and Regulation W apply to “covered transactions” as well as to certain other transactions with affiliates, including a bank’s provision of services and selling of assets to affiliates, and require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate.

Loans to Insiders. Sections 22(h) and (g) of the Federal Reserve Act and the Federal Reserve Board’s Regulation O, as made applicable to Rhinebeck Bank by the Federal Deposit Insurance Act and FDIC regulation, place restrictions on loans to a bank’s and its affiliates’ insiders, i.e., executive officers, directors and principal stockholders, and those persons’ related interests. Under Section 22(h) of the Federal Reserve Act and Regulation O, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and their related interests, together with all other outstanding loans to such persons and their related interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other unaffiliated persons, and also requires prior approval by a majority of the board of directors for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and unimpaired surplus. Section 22(g) of the Federal Reserve Act and Regulation O place additional restrictions on loans to executive officers.

Insurance of Accounts and Regulation by the Federal Deposit Insurance Corporation. Deposit accounts in Rhinebeck Bank are insured by the FDIC’s DIF, generally up to a maximum of $250,000 per separately insured depositor per account ownership category.

The FDIC imposes an assessment for deposit insurance on all depository institutions. Under the FDIC’s risk-based assessment system, insured institutions deemed less risky of failure pay lower assessments. Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets are based on a formula using financial data and supervisory ratings, and currently range from 2.5 to 32 basis points of each institution’s total assets less tangible capital.

The FDIC may adjust its risk-based assessment system in the future, except that no adjustment can be made without notice and comment rulemaking. No institution may pay a dividend if in default of the federal deposit insurance assessment.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or condition imposed by the FDIC. Rhinebeck Bank does not believe that it is taking or is subject to any action, condition or violation that could lead to termination of its deposit insurance.

The Bank Secrecy Act and the USA PATRIOT Act. Rhinebeck Bank must comply with the anti-money laundering and countering the financing of terrorism provisions of the Bank Secrecy Act (the “BSA”) as amended by the USA PATRIOT Act of 2001, and implementing regulations issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury and the FDIC. Together, the BSA and the USA PATRIOT Act require Rhinebeck Bank to implement a compliance program to detect and prevent money laundering, terrorist financing, and illicit crime, to establish a customer identification program and other internal controls, conduct customer due diligence, administer training, maintain specified records, and report suspicious activity, among other things. The USA PATRIOT Act of 2001 gave the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA PATRIOT Act also required the federal banking agencies to take into consideration the effectiveness of controls designed to combat money laundering activities in determining whether to approve a merger or other acquisition application. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with the BSA, USA PATRIOT Act, and other anti-money laundering and anti-terrorist financing statutes and their implementing regulations.

Regulation of Brokered Deposits. Section 29 of the Federal Deposit Insurance Act establishes, among other things, a general prohibition on the acceptance by any insured depository institution that is not well capitalized of any deposit obtained, directly or indirectly, by or through any deposit broker. This statutory prohibition is further implemented through the regulations of the FDIC and, historically, numerous published and unpublished FDIC staff interpretations of the statute and the FDIC’s regulation.

On December 15, 2020, the FDIC adopted a final rule substantially amending its brokered deposits regulation. The final rule sought to clarify and modernize the FDIC’s existing regulatory framework for brokered deposits. Notable aspects of the rule include: (1) the establishment of bright-line standards for determining whether an entity meets the statutory definition of deposit broker; (2) the identification of a number of business relationships in which the agent or nominee of the depositor is not deemed to be a “deposit broker” because the primary purpose of the agent or nominee is not the placement of funds with depository institutions; (3) the establishment of a more transparent application process for entities that seek to rely upon a “primary purpose” exception, but do not qualify as one of the enumerated business relationships to which the exception is deemed to apply; and (4) the clarification that third parties that have an exclusive deposit-placement arrangement with only one bank is not considered a deposit broker.

The final rule took effect on April 1, 2021; however, full compliance with the final rule was not required until January 1, 2022. Under the amended brokered deposits regulation, the range of activities viewed as deposit brokerage has been modified, which could have an impact on Rhinebeck Bank’s deposit premiums, capital and liquidity risk management planning and regulatory monitoring and reporting obligations.

FDIC Improvement Act (“FDICIA”).  Under FDICIA, banks that meet certain asset thresholds are subject to more vigorous audit requirements. Part 363 of the FDIC’s regulations, which implement FDICIA, requires an internal control over financial reporting integrated audit by independent auditors for banks that meet the requisite asset thresholds. Rhinebeck Bank complied with all applicable Part 363 requirements in 2024 and 2025. In November 2025, the FDIC issued a final rule that modified certain of the asset thresholds in Part 363. Effective January 1, 2026, the thresholds to trigger Part 363’s requirement for a management report that includes an assessment of the effectiveness of internal controls over financial reporting, and for an independent public accountant’s attestation report on those controls, increased from $1 billion to $5 billion. Further, the threshold to trigger Part 363’s requirement to have an independent audit committee increased from $1 billion to $5 billion.

Privacy Regulations.  Cybersecurity is a focus of federal and state regulators. The federal banking agencies have adopted regulations for consumer privacy protection that require financial institutions to adopt procedures to protect customers and their “non-public personal information.” Federal law and regulations generally require that Rhinebeck Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and, subject to certain exceptions, annually thereafter. In addition, Rhinebeck Bank is required to provide its customers with the ability to “opt-out” of having their non-public personal information shared with unaffiliated third parties and to not disclose account numbers or access codes to non-affiliated third parties for marketing purposes.

Effective March 1, 2017, NYSDFS regulations required financial institutions including Rhinebeck Bank, to, among other things: (i) establish and maintain a cybersecurity program designed to ensure the confidentiality, integrity and availability of their information systems; (ii) implement and maintain a written cybersecurity policy setting forth policies and procedures for the protection of their information systems and non-public information; and (iii) designate a Chief Information Security Officer. In November 2023, NYSDFS amended these regulations to include heightened governance requirements and to expand the breadth and depth of required policies and procedures, among other things.

Community Reinvestment Act.   Under the Community Reinvestment Act (“CRA”), as implemented by the FDIC, a state nonmember bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of each state nonmember bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution, including applications to establish branches and acquire other financial institutions. The CRA and the implementing regulations currently utilized by the FDIC require the FDIC to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Rhinebeck Bank’s latest FDIC CRA rating was “Satisfactory.”

New York has its own statutory counterpart to the CRA, which is applicable to Rhinebeck Bank. New York law requires the NYSDFS to consider a bank’s record of performance under New York law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Rhinebeck Bank’s most recent rating under New York’s community reinvestment law was “Satisfactory.”

Consumer Protection and Fair Lending Regulations.  Rhinebeck Bank is subject to a variety of federal and New York statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of enforcement actions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations. New York’s Attorney General and NYSDFS have vigorously enforced fair lending and other consumer protection laws. Federal laws also prohibit unfair, deceptive or abusive acts practices against consumers, which can be enforced against Rhinebeck Bank by the FDIC and state Attorneys General.

Holding Company Regulation

Federal Holding Company Regulation.   Rhinebeck Bancorp is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, and is subject to its regulations, examinations, supervision and reporting requirements applicable to bank holding companies. In addition, the Federal Reserve Board has enforcement authority over Rhinebeck Bancorp and its non-savings bank subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings bank.

A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (1) making or servicing loans; (2) performing certain data processing services; (3) providing discount brokerage services; (4) acting as fiduciary, investment or financial advisor; (5) leasing personal or real property; (6) making investments in corporations or projects designed primarily to promote community welfare; and (7) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies. A bank holding company that meets certain specified criteria may elect to be regulated as a “financial holding company” and thereby engage in a broader array of nonbank financial activities than those generally permitted for bank holding companies. Rhinebeck Bancorp has not elected financial holding company status.

Capital.  Federal law required the Federal Reserve Board to establish for all bank holding companies minimum consolidated capital requirements that are as stringent as those required for the insured depository subsidiaries. Pursuant to recent federal regulatory relief legislation, bank holding companies with less than $3.0 billion in consolidated assets, including Rhinebeck Bancorp, are not subject to the holding company capital requirements unless otherwise advised by the Federal Reserve Board.

Dividends and Stock Repurchases.  A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the holding company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity, and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Additionally, under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. Federal Reserve Board supervisory guidance indicates that bank holding companies should provide prior notice of proposed dividends or stock repurchases under certain specified circumstances. The purpose of such notice is to provide the Federal Reserve Board with an opportunity for supervisory review of, and possible objection to, the proposal. These regulatory policies could affect the ability of Rhinebeck Bancorp, Inc. to pay dividends, engage in stock repurchases, or otherwise engage in capital distributions.

Acquisition.  The Change in Bank Control Act and its implementing regulations provide that no person or entity may acquire control of a bank holding company, such as Rhinebeck Bancorp, without the prior non-objection or approval of the Federal Reserve Board. Control, as defined under the Change in Bank Control Act and its implementing regulations, means the power, directly or indirectly, to direct the management or policies of the company or the ownership, control, or power to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as is the case with Rhinebeck Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Separately, any company that acquires control of a bank holding company, as “control” is defined in the federal Bank Holding Company Act and the Federal Reserve Board’s regulations, must receive the prior approval of the Federal Reserve Board and becomes a “bank holding company” subject to examination and regulation by the Federal Reserve Board.

New York Holding Company Regulation.   Rhinebeck Bancorp is also subject to regulation under New York banking law. Among other requirements, Rhinebeck Bancorp must receive the approval of the NYSDFS before acquiring 10% or more of the voting stock of another banking institution, or to otherwise acquire a banking institution by merger or purchase.

Federal Securities Laws

Rhinebeck Bancorp’s common stock was registered with the Securities and Exchange Commission after its offering. Rhinebeck Bancorp is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. Rhinebeck Bancorp has policies, procedures and systems designed to comply with this Act and its implementing regulations, and we review and document such policies, procedures and systems to ensure continued compliance with this Act and its implementing regulations.

TAXATION

Federal Taxation

General.  Rhinebeck Bancorp and Rhinebeck Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Rhinebeck Bancorp and Rhinebeck Bank.

Method of Accounting. For federal income tax purposes, Rhinebeck Bancorp currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns.

Net Operating Loss Carryovers.  Generally, a financial institution may carry forward net operating losses indefinitely and are subject to a limitation of 80% of taxable income. See Note 8 to the consolidated financial statements and related notes of Rhinebeck Bancorp beginning on page F-1 of this proxy statement/prospectus for additional information.

Capital Loss Carryovers.  Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any un-deducted loss remaining after the five-year carryover period is not deductible. At December 31, 2025, Rhinebeck Bank had no capital loss carryovers.

Corporate Dividends.  We may generally exclude from our income 100% of dividends received from Rhinebeck Bank as a member of the same affiliated group of corporations. As of December 31, 2025, no dividends had been paid by Rhinebeck Bank.

Audit of Tax Returns.  Rhinebeck Bank’s federal income tax returns have not been audited in the most recent three-year period.

State Taxation

New York State Taxation. Rhinebeck Bancorp and Rhinebeck Bank report income on a combined fiscal year basis to New York State. The statutory tax rate is currently 6.5% for general business taxpayers, and 7.25% for general business taxpayers with a business income base of more than $5.0 million. An alternative tax of 0.1875% on apportioned capital is imposed to the extent that it exceeds the tax on apportioned income. The New York State alternative tax is capped at $5 million for a tax year and is not applicable for tax years beginning January 1, 2027. Thrift institutions that maintain a qualified residential loan portfolio are entitled to a specially computed modification that reduces the income taxable to New York State; this is the case for Rhinebeck Bank.

Maryland State Taxation. As a Maryland business corporation, Rhinebeck Bancorp is required to file an annual report with and pay franchise taxes to the State of Maryland.

MANAGEMENT

Our Directors and Executive Officers

Our board of directors is comprised of nine members. Directors of Rhinebeck Bancorp serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The executive officers of Rhinebeck Bancorp are elected annually by the board of directors. The following table sets forth certain information about our directors and executive officers at December 31, 2025:

Name	Position(s) Held With Rhinebeck Bancorp and/or Rhinebeck Bank	Age	Director Since(1)	Current Term Expires
Directors:
Donald E. Beeler, Jr.	Director	65	2019	2028
Christopher W. Chestney	Director	61	2015	2027
Freddimir Garcia	Director	38	2017	2028
Steven Howell	Director	65	2020	2026
William C. Irwin	Chairman of the Board	67	1996	2026
Shannon Martin LaFrance	Director	59	2007	2027
Sharon McGinnis	Director	56	2025	2026
Nancy K. Patzwahl	Director	59	2025	2027
Matthew J. Smith	President, Chief Executive Officer and Director	42	2025	2026

Executive Officers Who are Not Directors:
Jamie Bloom	Chief Operating Officer	59	N/A	N/A
Philip Bronzi	First Senior Vice President, Commercial Market President and Head of Sales Innovation	50	N/A	N/A
James McCardle	Chief Credit and Risk Officer	60	N/A	N/A
Kevin Nihill	Chief Financial Officer and Treasurer	50	N/A	N/A
Michael Vitale	Executive Vice President, Head of Commercial Banking	40	N/A	N/A

(1)	Includes prior service with Rhinebeck Bank.

Directors

Donald E. Beeler, Jr. is the founder and Chief Executive Officer of TDR Technology Solutions Inc., which is headquartered in Orange County, New York and specializes in voice security and bomb threat remediation. He has been the recipient of numerous industry awards, including being named as one of Ethisphere’s “World’s Most Ethical Companies.” He holds patents in over 21 technologies, including in the areas of real-time backup and disaster recovery. Mr. Beeler taught marketing as an adjunct professor at the University of Pennsylvania Wharton School of Business in Philadelphia. Mr. Beeler currently serves on the RoboCall task forces shaken/stir committee and previously served on the Congressional Homeland Security Advisory Committee for Cybersecurity. He previously served as Chairman of the Board of Orange Regional Medical Center and Chairman of Garnet Medical, in addition to being a past Board Member of the Monroe Woodbury Central School District. His commitment to the community and proven leadership skills are valuable resources to Rhinebeck Bancorp.

Christopher W. Chestney is a funeral director for Dapson-Chestney Funeral Home, Inc., located in Rhinebeck, New York, and Peck & Peck Funeral Homes, Inc., located in Pine Plains and Copake, New York. Mr. Chestney’s business experience gives us valuable insight into the local community.

Freddimir Garcia has served as Chief of Staff at RUPCO, Inc. since the fall of 2025. Mr. Garcia’s professional career began and continues in the Hudson Valley, where he previously served in leadership positions at the Hudson Gateway Association of REALTORS, Westchester Medical Center Health Network, and Marist University. Through his work and service on several nonprofit boards, Mr. Garcia’s extensive community involvement provides us with valuable insight into the needs of the local community.

Steven E. Howell is a certified public accountant and, since 2023, has been a director with RBT CPAs, LLP, the largest CPA firm in the New York Hudson Valley. Prior, he was a partner in the firm since 1987. Mr. Howell served as a director of Hometown Bank, Hometown Bancorp MHC and Hometown Bancorp, Walden New York, from 2008 and as Chairman of the Board from 2012 until their acquisition by Wallkill Valley Federal Savings and Loan Association in 2017. He is active in numerous civic groups including the Past Chairman of the Orange County United Way. Mr. Howell’s experience qualifies him as an “audit committee financial expert” under the rules and regulations of the SEC. He works extensively with companies within the region in which we conduct business. As a former principal of a certified public accounting firm, Mr. Howell provides the board of directors with critical experience regarding accounting and financial matters, as well as governance experience.

William C. Irwin is a principal for Schectman Pharmacy Brokers, a business specializing in the sale of independent pharmacies and drug stores concentrated in the New York tri-state area. Mr. Irwin was the owner of Molloy Pharmacy in Hyde Park and President of Molloy’s Medical Arts Pharmacy in Poughkeepsie for over 30 years and most recently was the Chief Operating Officer for DocFinancial. Mr. Irwin has also served as President of Northern Dutchess Hospital Board, served on the Hyde Park Chamber of Commerce Economic Development Committee and served on the McKesson Corporation National Independent Advisory Board. He is a retired member and previous President of the Hudson Valley Pharmacists Society and serves as a volunteer for the Dutchess County Medical Reserve Corps and other local volunteer organizations. Mr. Irwin’s experience as a small business owner brings valuable business ownership and leadership skills to the board of directors along with extensive insight into the customers who live in our market area and economic developments affecting our market area.

Shannon Martin LaFrance is a practicing lawyer and owner of law firms in Florida and New York. Her practice includes civil litigation and administrative law with a focus on land use, municipal and environmental matters, in addition to dependency and family law. Additionally, Ms. LaFrance has served as a hearing officer for the Hillsborough Environmental Protection Commission since her appointment in 2019, and previously served as town attorney and a zoning board of appeals and planning board attorney from 1994 through 2012 for the towns of Dover, Rosendale and Marbletown, New York. Ms. LaFrance was a Dutchess County Legislator from 2002 through 2007 for Fishkill, New York and served as Chair of the Legislature’s Environment Committee as well as the Groundwater Protection Subcommittee. Ms. LaFrance also served as the Legislature’s liaison to the Dutchess County Water and Wastewater Authority prior to her election. Ms. LaFrance’s general legal knowledge as well as her expertise in land, municipal and environmental issues are significant resources for the board of directors.

Sharon McGinnis has served as Chief Human Resources Officer at Central Hudson Gas and Electric Corporation since 2025. Ms. McGinnis joined Central Hudson Gas and Electric Corporation in 2009 and has also held the positions of Senior Vice President of Human Resources and Vice President of Human Resources & Safety. Prior to that, she held the positions of Vice President of Human Resources at Dow Jones Local Media Group in Campbell Hall, New York, where she served from 2001 to 2009, and Assistant Vice President of Human Resources at Frontier Insurance Group in Rock Hill, New York, from 1999 to 2001. She also has served as a board member of United Way of the Dutchess & Orange Region since 2016, a member of the Fortis Executive DEI Council since 2022, and a founding member of the Fortis Women Executive Leadership Council since 2017. Ms. McGinnis was a member of the Compensation and Benefits Committee of the Hudson Valley Credit Union from 2016 to 2021. Ms. McGinnis’s extensive experience in human resources and corporate governance are significant resources for the board of directors.

Nancy K. Patzwahl is a certified public accountant and has been a principal at UHY Advisors Northeast, Inc., providing personal, corporate and partnership tax services, since 2020. From 1997 through 2019, she was a partner and shareholder at Pattison, Koskey, Howe & Bucci, CPAs P.C. Previously, she worked as a senior manager at KPMG Peat Marwick. She has served as treasurer and trustee of Home for the Aged in Hudson, New York, since 2019. Since 2014, she has served as treasurer and trustee of Rheinstrom Hill Community Foundation in Hudson, New York and is currently its president and treasurer. Ms. Patzwahl previously served as a director of the National Union Bank of Kinderhook, where she was a member of the Audit Committee, from 2014 until its sale to Community Bank, N.A. in 2019. Ms. Patzwahl’s experience as a certified public accountant and bank director provide the board of directors with critical experience regarding accounting and financial matters, as well as governance experience. Ms. Patzwahl’s experience qualifies her as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission.

Matthew J. Smith was appointed President and Chief Executive Officer of Rhinebeck Bancorp, MHC, Rhinebeck Bancorp and Rhinebeck Bank in October 2025 and also serves on their boards of trustees/directors. Mr. Smith has served in senior leadership roles in the financial services industry for more than a decade. Most recently, from November 2024 to October 2025, he served as Senior Executive Vice President and Chief Operating Officer of Columbia Financial, Inc. and Columbia Bank. From February 2022 to November 2024, Mr. Smith served as Chief Digital Banking Officer and Head of Enterprise Product, Marketing and Transformation at Webster Bank, following Webster Bank’s acquisition of Sterling National Bank. Prior to that, he served as Head of Digital Banking and Banking-as-a-Service at Sterling National Bank from January 2020 to February 2022 and as Chief Product and Marketing Strategy Officer of Sterling National Bank from October 2017 to January 2020.

Executive Officers Who Are Not Directors

Jamie J. Bloom is the Chief Operating Officer at Rhinebeck Bank. She has over 30 years of financial services experience. She began her banking career at Rhinebeck Bank in 1994 as the Vice President of Sales.

Philip Bronzi joined Rhinebeck Bank in 2012 as the Vice President of Lending. He became the Senior Vice President of Lending in 2018, Chief Lending Officer in 2021, and was named First Senior Vice President, Commercial Market President and Head of Sales Innovation in April 2026. His career spans over 20 years in commercial lending with various banks in the Hudson Valley.

Kevin Nihill became the Chief Financial Officer of Rhinebeck Bank in July 2024. Prior to joining Rhinebeck Bank, Mr. Nihill served as Executive Vice President and Chief Financial Officer of St. Mary’s Bank, Manchester, New Hampshire beginning in 2021. Prior to joining St. Mary’s Bank, Mr. Nihill served as Senior Vice President, Treasurer of Berkshire Bank, Pittsfield, Massachusetts. Mr. Nihill is a Chartered Financial Analyst.

James T. McCardle III joined Rhinebeck Bank in 2001 and was appointed Chief Credit and Risk Officer in January 2026, having served as our Chief Credit Officer since 2018. Prior, Mr. McCardle was our Chief Lending Officer for seven years and held various titles since joining Rhinebeck Bank including Vice President, Commercial Lending, Senior Vice President, Commercial Lending, and Senior Vice President and Senior Lending Officer.

Michael Vitale joined Rhinebeck Bank in April 2026 as Executive Vice President, Head of Commercial Banking. Prior to joining Rhinebeck Bank, he served as Senior Managing Director at Webster Bank from February 2022 to April 2026 and as Senior Managing Director at Sterling National Bank from November 2016 to February 2022. Mr. Vitale also previously held positions at The Westchester Bank and JPMorgan Chase, building extensive experience in commercial lending, relationship management, and credit analysis.

Board Independence

Our board of directors currently consists of nine members, all of whom are considered independent under the listing standards of the Nasdaq Stock Market, except for Matthew J. Smith, who serves as our President and Chief Executive Officer. In determining the independence of directors, the board of directors has considered transactions, relationships and other arrangements between Rhinebeck Bancorp and its directors that are not required to be reported under “—Transactions With Certain Related Persons,” including business services performed by Director Christopher Chestney’s brother-in-law.

Committees of the Board of Directors

The following table identifies Rhinebeck Bancorp’s standing committees and their members as of the date of this proxy statement. All members of each committee are independent in accordance with the listing requirements of the SEC and the Nasdaq Stock Market. Each committee operates under a written charter that is approved by the board of directors that governs its composition, responsibilities and operation.

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Donald E. Beeler Jr.	X	X
Christopher W. Chestney	X		X*
Freddimir Garcia		X*	X
Steven E. Howell	X*	X
William C. Irwin**			X
Shannon Martin LaFrance	X		X
Sharon McGinnis		X	X
Nancy K. Patzwahl	X
Matthew J. Smith

*	Chairperson of the committee.
**	Chairman of the board.

Transactions with Certain Related Persons

Federal securities laws generally prohibit publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Rhinebeck Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

At December 31, 2025, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Rhinebeck Bancorp or Rhinebeck Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2025, and were made in compliance with federal banking regulations.

Executive Compensation

Summary Compensation Table. The following information is furnished for each of the individuals who served as our principal executive officer during 2025 and our two next most highly compensated officers for the year ended December 31, 2025. These individuals are sometimes referred to in this proxy statement as the “named executive officers” or the “NEOs.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation(4)	Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Matthew J. Smith	2025	$105,374	$100,000	$—	$—	$—	$7	$205,381
President and Chief Executive Officer(1)

Michael J. Quinn	2025	$565,008	$—	$—	$159,332	$58,401	$52,335	$835,076
Former President and Chief Executive Officer(2)	2024	565,008	—	—	22,600	55,936	45,076	688,620
	2023	543,277	—	—	21,731	53,575	42,621	661,204

Jamie J. Bloom	2025	403,741	—	—	139,194	—	34,216	577,151
Chief Operating Officer	2024	391,981	—	—	11,759	—	27,975	431,715
	2023	376,905	—	—	11,307	—	23,856	412,068

Kevin Nihill	2025	370,800	—	—	127,837	—	18,135	516,772
Chief Financial Officer(3)	2024	173,207	100,000	119,100	—	—	3,462	395,769

(1)	Mr. Smith was appointed the President and Chief Executive Officer of Rhinebeck Bancorp and Rhinebeck Bank on October 20, 2025.

(2)	Mr. Quinn retired from serving as President and Chief Executive Officer of Rhinebeck Bancorp and Rhinebeck Bank on October 20, 2025 and continued to serve as Interim Executive Advisor through December 31, 2025.

(3)	Mr. Nihill was appointed as the Chief Financial Officer of Rhinebeck Bancorp and Rhinebeck Bank on June 18, 2024.

(4)	Payments were earned pursuant to the Rhinebeck Bank Executive Short-Term Incentive and Retention Plan, which includes any deferred bonus credited to the Rhinebeck Bank Executive Long-Term Incentive and Retention Plan.

(5)	Consists of the following payments for 2025:

Officer	Perquisites		ESOP and 401(k) Plan Match	Split Dollar(c)	Total
Matthew J. Smith	$—	(a)	$—	$7	$7
Michael J. Quinn	16,417	(b)	33,909	2,009	52,335
Jamie J. Bloom	—	(a)	33,380	836	34,216
Kevin Nihill	—	(a)	17,928	207	18,135

(a)	Did not exceed $10,000.

(b)	Includes the value of the executive’s club membership dues and the reimbursement of the cost of use of an automobile.

(c)	Represents the taxable income associated with the named executive officer’s split dollar life insurance benefit as described below.

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2025 for our named executive officers. Neither Mr. Smith nor Mr. Quinn had any equity awards outstanding at December 31, 2025.

		Outstanding Equity Awards at Fiscal Year End December 31, 2025
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Option exercise price	Option expiration date	Number of shares of stock that have not vested		Market value of shares of stock that have not vested
Jamie J. Bloom	8/25/2020	28,000	—	6.57	8/25/2030	—		—

Kevin Nihill	7/9/2024	—	—	—	—	10,000	(1)	120,200	(2)

(1)	Restricted stock awards vest in three approximately equal installments, beginning on July 9, 2025, the first anniversary of the date of grant.

(2)	Based on the closing stock price of $12.02 on December 31, 2025.

Employment Agreements

Matthew J. Smith. Rhinebeck Bancorp and Rhinebeck Bank maintain an employment agreement with Mr. Smith, which became effective on October 20, 2025. The agreement provides for an initial term ending on December 31, 2026. Beginning on January 1, 2026, the term will automatically renew for additional one-year periods unless either party gives notice of non-renewal at least 60 days before the renewal date.  The Boards of Directors of Rhinebeck Bank and Rhinebeck Bancorp must conduct or review a performance evaluation of Mr. Smith at least annually before the time that the notice of non-renewal would be required to be given. The agreement specifies Mr. Smith’s base salary of $525,000, which will be reviewed at least annually, and may be increased in the discretion of the board of directors but not decreased (other than as part of a general reduction in base salary that affects all senior executives in substantially the same proportion). In connection with entering into the agreement, Mr. Smith received a one-time sign-on bonus of $100,000, which is subject to repayment if his employment terminates before the first anniversary of his employment other than due to death, disability, termination without cause or resignation for good reason.

In addition, the agreement provides that Mr. Smith is eligible to participate in the short-term and long-term incentive compensation programs of Rhinebeck Bank and Rhinebeck Bancorp. Beginning in 2026, his target bonus opportunity under the Executive Management (C-Level) Incentive Compensation Program may range from 25% to 50% of base salary, as determined annually by the Compensation Committee. Mr. Smith is also eligible to receive equity awards under the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan with a target value ranging from 25% to 50% of base salary, subject to performance and vesting requirements.

Mr. Smith is entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Rhinebeck Bank and to reimbursement of reasonable travel and other business expenses incurred in the performance of his duties. Mr. Smith is provided the use of Rhinebeck Bank-owned automobile in accordance with the terms of the agreement.

Rhinebeck Bank may terminate Mr. Smith’s employment or Mr. Smith may resign at any time with or without “good reason” (as defined in the agreement). In the event of Mr. Smith’s termination of employment without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination event”), subject to Mr. Smith signing and not revoking a release of claims, Rhinebeck Bank would provide continued base salary payments for 12 months. In addition, provided that Mr. Smith timely elected continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Rhinebeck Bank would pay Mr. Smith’s COBRA premiums for up to 12 months. Mr. Smith would also be entitled to receive any earned but unpaid annual incentive compensation for the immediately preceding performance year, payable at the time such awards are paid to other executives.

In the event of Mr. Smith’s qualifying termination event on or within two years after a change in control of Rhinebeck Bancorp or Rhinebeck Bank, Mr. Smith would be entitled (in lieu of the payments described in the preceding paragraph) to a lump sum severance payment equal to two times his base salary. Mr. Smith would also be entitled to receive any earned but unpaid incentive compensation for the preceding performance year and a prorated annual incentive award for the year of termination based on his target bonus opportunity. In addition, provided that Mr. Smith timely elected continuation coverage under COBRA, Rhinebeck Back would pay Mr. Smith’s COBRA premiums for up to 18 months following termination.

The employment agreement would immediately terminate upon Mr. Smith’s death or disability. In the event of disability, Rhinebeck Bank would provide continued base salary payments for up to 12 months, reduced by the amount of any disability insurance benefits payable under Rhinebeck Bank’s disability insurance program.

The agreement further provides that upon termination of employment (other than in connection with a change in control), Mr. Smith will be subject to one-year non-competition and non-solicitation restrictions, as well as customary confidentiality provisions.

Jamie J. Bloom. Rhinebeck Bank maintains an employment agreement with Ms. Bloom the terms of which expire on December 31, 2026 and will not be renewed. The agreement specifies Ms. Bloom’s base salary. In addition to the base salary, Ms. Bloom is eligible to participate in the short-term and long-term incentive compensation programs of Rhinebeck Bank and Rhinebeck Bancorp. The agreement specifies the target bonus opportunity under the Rhinebeck Bank Executive Short-Term Incentive and Retention Plan (the “STIP”), which is 20% of base salary for Ms. Bloom. Ms. Bloom is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Rhinebeck Bank and to reimbursement of reasonable travel and other business expenses incurred in the performance of her duties with Rhinebeck Bank, including appropriate memberships. Ms. Bloom is entitled to be reimbursed for use of an automobile, up to a dollar amount that is mutually agreeable to Rhinebeck Bank and Ms. Bloom.

Rhinebeck Bank may terminate Ms. Bloom’s employment or Ms. Bloom may resign at any time with or without “good reason” (as defined in the agreement). In the event of Ms. Bloom’s termination without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination event”), Rhinebeck Bank would pay a monthly severance payment equal to the sum of Ms. Bloom’s base salary and average annual cash incentive compensation awarded under the STIP (or any other comparable cash incentive plan), which would include any portion of the award that is tax-deferred and payable pursuant to the Rhinebeck Executive Long-Term Incentive and Retention Plan (the “LTIP”), for the three most recent annual performance periods immediately before Ms. Bloom’s date of termination, divided by 12. Such monthly severance payment would be paid for 24 months to Ms. Bloom. In addition, Ms. Bloom would receive non-taxable medical and dental insurance coverage under Rhinebeck Bank’s group health plan at the same cost-sharing arrangement in effect as of the date of termination for the earlier of 24 months, or, until the date Ms. Bloom receives substantially comparable coverage from another employer. Ms. Bloom would also be reimbursed for the reasonable cost of outplacement services, up to $5,000. “Good reason” for purposes of the agreement means: a material reduction in base salary and/or incentive compensation opportunities; a material reduction in authority, duties or responsibilities associated with Ms. Bloom’s position with Rhinebeck Bank; a relocation of Ms. Bloom’s principal place of employment by more than 35 miles from Rhinebeck Bank’s main office; or a material breach of the agreement by Rhinebeck Bank.

In the event of Ms. Bloom’s qualifying termination event on or within two years after a change in control of Rhinebeck Bancorp or Rhinebeck Bank, Ms. Bloom would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two times the sum of Ms. Bloom’s (1) annual base salary and (2) average bonus awarded under the STIP (or any other comparable cash incentive plan), which would include any portion of the award that is tax-deferred and payable pursuant to the LTIP, for the three most recent annual performance periods immediately prior to the change in control. Such payment will be payable in a lump sum within 30 days following Ms. Bloom’s date of termination.

In addition, Rhinebeck Bank (or its successor) will continue to provide Ms. Bloom with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to Ms. Bloom immediately before her date of termination at no cost to Ms. Bloom. Such continued coverage will cease upon the earlier of: (1) two years after the date of termination; (2) the date on which Ms. Bloom becomes a full-time employee of another employer and receives comparable health and welfare benefits; or (3) Ms. Bloom’s death.

The agreement would immediately terminate upon Ms. Bloom’s death or disability. In the event of death, Rhinebeck Bank has no obligation to pay any additional severance benefits under the agreement. In the event of Ms. Bloom’s disability, Rhinebeck Bank would provide continued base salary payments to Ms. Bloom for 24 months, provided that such payment would be reduced by the amount of any disability insurance benefits payable to Ms. Bloom during such period under Rhinebeck Bank’s disability insurance plan or program.

The agreement further provide that upon termination of employment (other than a termination in connection with a change in control), Ms. Bloom will be required to adhere to one-year non-competition and non-solicitation restrictions.

Retirement Separation Agreement. In connection with his retirement, Mr. Quinn, Rhinebeck Bancorp and Rhinebeck Bank entered into a Retirement Separation Agreement (the “Retirement Agreement”), dated effective as of March 21, 2025, which superseded and replaced Mr. Quinn’s employment agreement with Rhinebeck Bank. Under the Retirement Agreement, Mr. Quinn agreed to continue to serve as President and Chief Executive Officer of Rhinebeck Bancorp, Rhinebeck Bank, and Rhinebeck Bancorp, MHC and as a director on the boards of directors/trustees of the Rhinebeck Bancorp, Rhinebeck Bank, and Rhinebeck Bancorp, MHC through December 31, 2025, or such earlier time as mutually agreed among the parties. Pursuant to the Retirement Agreement, (1) Mr. Quinn received his regular base salary through December 31, 2025, paid in accordance with Rhinebeck Bank’s regularly scheduled payroll, (2) Mr. Quinn received his bonus earned for 2025 determined in accordance with Rhinebeck Bank’s Short-Term Incentive and Retention Plan, paid in accordance with Rhinebeck Bank’s regular practice but no later than March 15, 2026, and (3) Rhinebeck Bank will pay the applicable COBRA premiums until Mr. Quinn becomes eligible for Medicare or until Mr. Quinn attains age 65, whichever date is earlier. In addition, Rhinebeck Bank will continue to provide Mr. Quinn with a golf club, country club, and gym membership and use of a company car at the same level currently provided by Rhinebeck Bank through his retirement date. The payments and benefits provided under the Retirement Agreement were subject to and contingent on Mr. Quinn signing and not revoking a general release of claims against Rhinebeck Bank and Rhinebeck Bancorp and Mr. Quinn’s agreement to, and continued compliance with, one-year non-competition and non-solicitation covenants, and non-disparagement, cooperation, and non-disclosure provisions.

Change in Control Agreement. Rhinebeck Bank maintains a change in control agreement with Mr. Nihill. The current term of the agreement is through December 31, 2027. On each January 1, the term will automatically extend for an additional year so that the remaining term will be two years from the prior renewal date, unless either party provides written notice of non-renewal at least 90 days before the renewal date. If, during the term of the agreement, Mr. Nihill’s employment is terminated by Rhinebeck Bank without cause other than due to death or disability or Mr. Nihill voluntarily resigns for good reason (as defined in the agreement) on or following a change in control of Rhinebeck Bank and/or the Rhinebeck Bancorp, Rhinebeck Bank will make a payment to Mr. Nihill equal to two times the sum of the his annual base salary and the average annual cash incentive compensation awarded over the three most recent annual performance periods before the change in control, payable in a cash lump sum within 30 days of Mr. Nihill’s termination of employment. In addition, Rhinebeck Bank will reimburse Mr. Nihill for the cost of continuing medical and dental insurance coverage for a period of up to 18 months. Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Sections 280G and 4999 of the Internal Revenue Code.

Executive Short-Term Incentive and Retention Plan. Rhinebeck Bank adopted the STIP for its executive officers, including the named executive officers. Mr. Smith was not a participant in the STIP in 2025. The STIP is designed to: (1) support a culture change to pay-for-performance; (2) focus the executive team on annual goals to meet long-term goals; (3) reward executives for their contributions; and (4) align compensation with the goals of the organization and marketplace practices. The plan provides annual incentive awards to participants based on bank-wide, department and/or individual performance goals as established annually by the Compensation Committee, with input from the Chief Executive Officer, which is determined by using performance history, peer data, market data and the Compensation Committee’s judgment based on previous experience and projected market conditions.

The NEOs can achieve annual incentive awards based on a percentage of salary, depending on whether the performance goals are achieved at minimum, target or maximum levels, and each goal is weighted between bank-level goals and individual goals. The annual performance period under the STIP is measured over a calendar year (the “plan year”). For the 2025 plan year, the performance goals established were based on Rhinebeck Bank’s business plan. Furthermore, any annual incentive award payable under the STIP was contingent upon Rhinebeck Bank achieving NEO’s annual incentive award opportunities for the 2025 plan year, as a percentage of base salary, were as follows:

Officer	Minimum	Maximum
Michael J. Quinn	0%	60%
Jamie J. Bloom	0%	50%
Kevin Nihill	0%	50%

Unless otherwise deferred as described below, the executive’s annual incentive award is payable in a cash lump sum as soon as practicable following the completion of the plan year, provided, however, that such payment will be made no later than two and one-half months following the end of the plan year.

The STIP provides that the Compensation Committee may elect for a percentage of the executive’s annual incentive award to be deferred and paid on a later date (the “deferred bonus”), provided that such election is made prior to the applicable plan year associated with the annual incentive award. Any deferred bonus amount would be credited to an incentive benefit account established for the executive under the LTIP, and the time and manner of payment of the deferred bonus would be determined in accordance with the LTIP. For 2025, 40% of the annual incentive awards payable to Mr. Quinn and Ms. Bloom was designated as a deferred bonus and was credited to their incentive benefit accounts. Based on the foregoing, Mr. Quinn and Ms. Bloom earned the following annual incentive awards under the STIP for 2025:

Officer	Annual Incentive Award Paid Immediately	Deferred Bonus Credited to LTIP	Total Annual Incentive Award Earned
Michael J. Quinn	$95,599	$63,733	$159,332
Jamie J. Bloom	83,516	55,678	139,194
Kevin Nihill	76,702	51,135	127,837

Executive Long-Term Incentive and Retention Plan. Rhinebeck Bank adopted the LTIP as a companion benefit plan with the STIP. Any executive participating in the STIP who receives a deferred bonus is a participant in the LTIP. Rhinebeck Bank maintains an incentive benefit account, which is a bookkeeping account established on behalf of each participant in the LTIP. Each participant’s deferred bonus payable pursuant to the STIP is credited to his or her incentive benefit account as of the date on which the participant’s annual incentive award is payable under the STIP. As of the last day of each plan year, Rhinebeck Bank will credit to each participant’s incentive benefit account interest earned on the account balance, based on a percentage equal to Rhinebeck Bancorp’s return on equity (on a consolidated basis) for its fiscal year immediately preceding the applicable plan year.

The participant will vest in each deferred bonus credited to his or her incentive benefit account at a rate of 20% per year for each year of service with Rhinebeck Bank, commencing on January 1st of the year immediately following the plan year. Notwithstanding the foregoing, the participant becomes 100% vested in the deferred bonus upon the earlier of: (1) the participant’s death, disability or involuntary termination without “cause;” (2) the participant’s attainment of either age 65 or age 55 with 15 years of service while employed with Rhinebeck Bank; or (3) a change in control of Rhinebeck Bancorp or Rhinebeck Bank.

Upon the participant’s termination of employment for any reason other than for cause, the vested portion of the participant’s incentive benefit account balance would be payable in a cash lump sum within 30 days following the participant’s date of termination.

Split Dollar Insurance Plan. Rhinebeck Bank maintains the Rhinebeck Bank Split Dollar Insurance Plan. Employees selected by the board of directors of Rhinebeck Bank are eligible to participate in the plan. Each named executive officer is participating in the plan. The plan provides that each participant is entitled to share in the proceeds under a life insurance policy owned by Rhinebeck Bank if a participant dies while employed with Rhinebeck Bank. The death benefit payable to the participant’s designated beneficiary is equal to the lesser of: (1) two times executive’s base salary less any benefits paid to the participant pursuant to Rhinebeck Bank’s group life insurance plan; or (2) the net death proceeds, which is the total death proceeds of the participant’s life insurance policy under the plan minus the greater of: (x) the cash surrender value or (y) aggregate premiums paid with respect to the policy. Upon the participant’s termination of employment, the participant’s designated beneficiary will not be entitled to any death benefit under the plan.

2025 Equity Plan. On May 21, 2025, Rhinebeck Bancorp’s stockholders approved the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan (the “2025 Equity Plan”), which became effective after receiving approval from the Board of Governors of the Federal Reserve System on December 3, 2025. The 2025 Equity Plan provides for the grant of stock-based awards to our directors and employees. The 2025 Equity Plan authorizes the issuance participants of up to 600,000 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. All grants will be subject to conditions established by the board of directors that are set forth in the applicable award agreement, including vesting conditions. The exercise price of stock options granted under the 2025 Equity Plan may not be less than the fair market value on the date the stock option is granted. At the completion of the conversion and offering, all outstanding awards and all shares remaining available for grant under the 2025 Equity Plan will be adjusted to reflect the exchange ratio utilized in connection with the conversion and offering.  As of April 20, 2026, no restricted stock awards or stock options have been granted under the 2025 Equity Plan. If Rhinebeck Bancorp adopts a new equity plan following the completion of the conversion and offering, the new equity plan would provide that no further grants of equity awards will be made under the 2025 Equity Plan as of the effective date of the new plan, and any shares remaining available for grant under the 2025 Equity Plan would be rolled into and made available for grant under the new plan.

2020 Equity Plan. On May 26, 2020, Rhinebeck Bancorp’s stockholders approved the Rhinebeck Bancorp, Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”), which provided for the grant of stock-based awards to our directors and employees. The 2020 Equity Plan authorized the issuance of up to 763,743 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of Rhinebeck Bancorp common stock that were eligible to be issued under the 2020 Equity Plan pursuant to the exercise of stock options is 545,531, and the maximum number of shares of Rhinebeck Bancorp common stock that were eligible to be issued as restricted stock awards or restricted stock units is 218,212. Since the effective date of the 2025 Equity Plan, no further grants of equity awards are permitted under the 2020 Equity Plan.

Employee Stock Ownership Plan. The ESOP is a tax-qualified plan that covers substantially all employees who have at least one year of service with Rhinebeck Bank and have attained age 21. Rhinebeck Bancorp loaned the ESOP trust sufficient funds to purchase 436,425 shares in connection with Rhinebeck Bancorp’s initial public offering. At the completion of the conversion and offering, the existing shares held in the ESOP will be adjusted to reflect the exchange ratio utilized in connection with the conversion and offering.

Although contributions to the ESOP are discretionary, Rhinebeck Bank intends to contribute enough money each year to make the required principal and interest payments on the loan from Rhinebeck Bancorp. The original loan was for a term of 20 years and calls for annual payments of principal and interest. The ESOP has pledged the shares it purchases as collateral for the loan and holds them in a suspense account. Shares are released from collateral as payments on the loan are made.

Assuming the ESOP repays its loan as scheduled over a 20-year term, as expected, 1/20th of the shares are released annually. Although the repayment period of the loan is scheduled over a 20-year term, Rhinebeck Bank may prepay a portion of the principal which would trigger the release of additional shares. The ESOP allocates the shares released each year among the accounts of participants in proportion to their compensation for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account and allocated shares for which no voting instructions are received will be voted in a way that mirrors the votes which participants cast.

In connection with the conversion and offering, we expect: (i) the ESOP to purchase up to 4% of the shares of common stock we sell in the offering, and (ii) the existing loan obligation of the ESOP will be combined with a new ESOP loan so that there is only one ESOP loan after the conversion and offering. The new ESOP loan will be repaid in substantially equal payments of principal and interest for up to 20 years. The new ESOP loan will have a fixed interest rate equal to the prime rate, as published in The Wall Street Journal, as of the close of the conversion and offering. If the ESOP’s subscription order will not be filled, and if market conditions warrant, in the judgment of its trustees, the ESOP may elect to purchase shares in the open market following the completion of the conversion and offering, subject to the approval of the Federal Reserve Board.

401(k) Plan. The Rhinebeck Bank tax-qualified 401(k) plan is maintained for employees who are employed on the first payroll date following the date the employee has both attained age 21 and completed 90 days of service. Eligible employees may make pre-tax and Roth contributions to the 401(k) Plan in the form of salary deferrals of up to 100% of their total annual compensation subject to certain IRS limitations. Rhinebeck Bank has established an employer stock fund in the 401(k) Plan so that participants can acquire an interest in the common stock of Rhinebeck Bancorp through their accounts in the 401(k) Plan.

In connection with the conversion and offering, participants in the 401(k) plan will have the opportunity to purchase common stock of Rhinebeck Bancorp in the offering through their accounts in the 401(k) plan, and following, the conversion and offering, participants will have the ability to elect to invest a portion of the 401(k) account balances in Rhinebeck Bancorp common stock.

Directors’ Compensation. The following table provides the compensation received by the individuals who served as non-employee directors during the year ended December 31, 2025. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

	Fees Earned or Paid in Cash	Option Awards(1)	Total
Donald E. Beeler Jr.	$69,500	$-	$69,500
Christopher W. Chestney	71,375	-	71,375
Freddimir Garcia	70,250	-	70,250
Steven Howell	77,250	-	77,250
William C. Irwin	88,125	-	88,125
Shannon Martin LaFrance	72,183	-	72,183
Suzanne Rhulen Loughlin(2)	66,750	-	66,750
Sharon McGinnis(3)	48,938	-	48,938
Nancy Patzwahl(3)	50,250	-	50,250

(1)	As of December 31, 2025, each of the directors had 16,365 stock options outstanding, except for Mr. Irwin who had 10,910 stock options outstanding and Ms. McGinnis and Ms. Patzwahl who had no options outstanding.

(2)	Effective on December 17, 2025, Ms. Loughlin resigned from the board of trustees of Rhinebeck Bancorp, MHC and the board of directors of Rhinebeck Bancorp. Ms. Loughlin remains a director of Rhinebeck Bank.

(3)	Each was appointed to the Board on April 15, 2025.

Director Fees. Directors earn an annual retainer of $60,000. The chairman receives an additional retainer of $20,000 per year; the audit committee chairman receives an annual retainer of $8,000 per year; the compensation committee and loan review committee chairs each receive an additional retainer of $5,000; the governance and nominating committee chairman receives an additional retainer of $4,000; and the investment committee chairman receives an additional retainer of $2,000. Each member of the audit committee receives an additional retainer of $4,000; each member of the compensation committee and each member of the loan review committee receives an additional retainer of $3,000; each member of the governance and nominating committee receives an additional retainer of $2,250; and each member of the investment committee receives an additional retainer of $1,500.

Each person who will also serve as a director of Rhinebeck Bancorp or as a trustee of Rhinebeck Bancorp, MHC also serves as a director of Rhinebeck Bank and earns director fees only in his or her capacity as a board or committee member of Rhinebeck Bank.

Deferred Compensation Plan for Fees of Directors. Rhinebeck Bank maintains the Rhinebeck Savings Bank Deferred Compensation Plan for Fees of Directors. Each member of the board of directors of Rhinebeck Bank is eligible to participate in the plan and has the right to elect to defer the receipt of all or any part of the director fees earned, which are credited to a bookkeeping account established on behalf of each participant. Compensation credited to the participant’s bookkeeping account, including any interest earned thereon (which is credited on the last day of each plan year at rate determined by a resolution of the board of directors, which for 2025 was 3.62%) is payable upon the earlier of the participant’s death or separation from service from the board. Such deferred compensation will be payable in a lump sum, unless the participant has elected to be paid in monthly installments over a period of up to five years. As of December 31, 2025, there were four directors participating in the plan.

Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards (including restricted stock units). The stock-based benefit plans will not be adopted sooner than six months after the offering, and, if adopted within 12 months after the offering, stockholders must approve the plans by a majority of the votes eligible to be cast. If the stock-based benefit plans are adopted more than 12 months after the offering, stockholders must approve the plans by a majority of votes cast on the proposal. Also, if adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the offering.

The following additional restrictions would apply to our stock-based benefit plans if we adopt such plans within 12 months after the offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Rhinebeck Bancorp or Rhinebeck Bank; and

•	our executive officers or directors must exercise or forfeit their options if Rhinebeck Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or after 12 months after the completion of the conversion.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of Rhinebeck Bancorp’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	263,500 Shares Awarded at Minimum of Offering Range	310,000 Shares Awarded at Midpoint of Offering Range	356,500 Shares Awarded at Maximum of Offering Range
$8.00	$2,108,000	$2,480,000	$2,852,000
10.00	2,635,000	3,100,000	3,565,000
12.00	3,162,000	3,720,000	4,278,000
14.00	3,689,000	4,340,000	4,991,000

The grant-date fair value of the options granted under the new stock-based benefit plans will be based in part on the price of shares of common stock of Rhinebeck Bancorp at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	658,750 Options at Minimum of Offering Range	775,000 Options at Midpoint of Offering Range	891,250 Options at Maximum of Offering Range
$8.00	$2.69	$1,772,038	$2,084,750	$2,397,463
10.00	3.36	2,213,400	2,604,000	2,994,600
12.00	4.03	2,654,763	3,123,250	3,591,738
14.00	4.70	3,096,125	3,642,500	4,188,875

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this proxy statement/prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 18.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Rhinebeck Bancorp held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of April 20, 2026. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which he has, or shares, directly or indirectly, voting or investment power or as to which they have the right to acquire beneficial ownership at any time within 60 days after April 20, 2026.

	Number of Shares(1)		Percent Outstanding(2)
5% Beneficial Owners:
Rhinebeck Bancorp, MHC	6,345,975		56.9%
2 Jefferson Plaza Poughkeepsie, New York 12601

M3 Partners, LP (3)	1,053,369		9.4%
2070 E 2100 S, Suite 250 Salt Lake City, UT 84109

Directors:
Donald E. Beeler, Jr.	17,952	(4)	*
Christopher W. Chestney	39,876	(5)	*
Freddimir Garcia	19,539	(4)	*
Steven Howell	26,365	(4)	*
William C. Irwin	38,573	(6)	*
Shannon Martin LaFrance	38,093	(4)	*
Sharon McGinnis	—		*
Nancy K. Patzwahl	—		*
Matthew J. Smith	105		*

Executive Officers Who Are Not Directors:
Jamie J. Bloom	33,444	(7)	*
Kevin Nihill	15,532	(8)	*
All directors and executive officers as a group (16 persons)	344,772	(9)	3.0%

*	Less than 1%.

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Rhinebeck Bancorp common stock if they have or share voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from April 20, 2026. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Rhinebeck Bancorp common stock.

(2)	Based on a total of 11,152,973 shares of common stock outstanding as of April 20, 2026.

(3)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024.

(4)	Includes 16,365 shares issuable pursuant to vested stock options.

(5)	Includes 16,365 shares issuable pursuant to vested stock options, 1,000 shares held by his spouse and 1,000 shares held by each of his two children.

(6)	Includes 10,910 shares issuable pursuant to vested stock options. Director Irwin has pledged 20,183 shares as collateral for a loan.

(7)	Includes 28,000 shares issuable pursuant to vested stock options and 3,357 shares held in the ESOP.

(8)	Includes 10,000 shares of unvested restricted stock.
(9)	Includes 174,102 shares issuable pursuant to vested stock options and 13,105 shares held in the ESOP.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of Rhinebeck Bancorp’s directors and executive officers, and for all of these individuals as a group, the following information:

(1)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Rhinebeck Bancorp common stock at [VRD], as set forth in “Beneficial Ownership of Common Stock;”

(2)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(3)	the total shares of common stock to be held upon completion of the conversion.

 In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “Proposal 1—Approval of the Plan of Conversion and Reorganization Additional Limitations on Common Stock Purchases.” Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

		Proposed Purchases of Stock in the Offering(2)		Total Common Stock to be Held at Minimum of Offering Range(1)(3)
Name of Beneficial Owner	Number of Exchange Shares to Be Held(1)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Donald E. Beeler, Jr.	18,610	500	$5,000	19,110	*
Christopher W. Chestney	41,339	5,000	50,000	46,339	*
Freddimir Garcia	20,256	500	5,000	20,756	*
Steven Howell	27,332	15,000	150,000	42,332	*
William C. Irwin	39,988	10,000	100,000	49,988	*
Shannon Martin LaFrance	39,491	3,000	30,000	42,491	*
Sharon McGinnis	—	1,000	10,000	1,000	*
Nancy K. Patzwahl	—	10,000	100,000	10,000	*
Matthew J. Smith	108	12,500	125,000	12,500	*
Jamie J. Bloom	34,672	1,000	10,000	35,672	*
Kevin Nihill	16,102	10,000	100,000	26,102	*
All officers and directors as a group (16 persons)	357,420	92,500	$925,000	449,920	3.83%

*	Less than 1%.

(1)	Based on information presented under “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 1.0367 at the minimum of the offering range.

(2)	Includes proposed subscriptions, if any, by associates.

(3)	Assuming an exchange ratio of 1.4026 at the maximum of the offering range, directors and executive officers would beneficially own 575,529 shares, or 3.62% of our outstanding shares of common stock.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR STOCKHOLDERS OF RHINEBECK BANCORP BEFORE AND AFTER THE CONVERSION

General. Except as noted below, the rights of stockholders of Rhinebeck Bancorp will not change as a result of the consummation of the conversion. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Rhinebeck Bancorp’s articles of incorporation and bylaws.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Rhinebeck Bancorp, MHC is required to own not less than a majority of the outstanding shares of Rhinebeck Bancorp common stock. Rhinebeck Bancorp, MHC will no longer exist following consummation of the conversion.

Liquidation Account. Upon the completion of the conversion and offering, Rhinebeck Bancorp and Rhinebeck Bank must establish liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Rhinebeck Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Rhinebeck Bank a liquidation interest in the residual net worth, if any, of Rhinebeck Bancorp or Rhinebeck Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Rhinebeck Bancorp and Rhinebeck Bank or (b) Rhinebeck Bank. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights.”

The payment of dividends by Rhinebeck Bancorp is subject to restrictions on payments of dividends that would reduce Rhinebeck Bancorp’s assets below the then-adjusted balance of its liquidation account. Additionally, in the unlikely event of liquidation, dissolution or winding up of Rhinebeck Bancorp, the holders of its common stock would only be entitled to receive remaining assets of Rhinebeck Bancorp available for distribution after payment or provision for payment of all its debts and liabilities, including payments with respect to the liquidation account.

RESTRICTIONS ON ACQUISITION OF RHINEBECK BANCORP

Although the board of directors of Rhinebeck Bancorp is unaware of any effort that might be made to obtain control of Rhinebeck Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Rhinebeck Bancorp’s articles of incorporation to protect the interests of Rhinebeck Bancorp and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Rhinebeck Bancorp or its stockholders.

The following discussion is a general summary of the material provisions of Maryland law, Rhinebeck Bancorp’s articles of incorporation and bylaws, Rhinebeck Bank’s organization certificate and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. Rhinebeck Bancorp’s articles of incorporation and bylaws are included as part of Rhinebeck Bancorp, MHC’s application for conversion filed with the Federal Reserve Board and Rhinebeck Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of Rhinebeck Bancorp

Maryland law, as well as Rhinebeck Bancorp’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions also render the removal of the board of directors or management of Rhinebeck Bancorp more difficult.

Directors. The board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of Rhinebeck Bank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the chairperson of the board of directors or a majority of the total number of directors that Rhinebeck Bancorp would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit without prior board approval. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above), voting together as a single class.

Forum Selection for Certain Stockholder Lawsuits. The Articles of Incorporation of Rhinebeck Bancorp provide that, unless Rhinebeck Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Rhinebeck Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Rhinebeck Bancorp to Rhinebeck Bancorp or Rhinebeck Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the state of Maryland, this provision would apply to a claim made under the U.S. federal securities laws where there is exclusive federal jurisdiction for such a claim.

Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Rhinebeck Bancorp shall be deemed to have notice of and consented to the exclusive forum provisions of the articles of incorporation. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Authorized but Unissued Shares. Rhinebeck Bancorp has authorized but unissued shares of common and preferred stock. The articles of incorporation currently authorize 25,000,000 shares of common stock and 5,000,000 shares of serial preferred stock. Following the conversion, Rhinebeck Bancorp expects to have 35,000,000 authorized shares of common stock, $0.01 par value per share, and 5,000,000 authorized shares of serial preferred stock, $0.01 par value per share. Rhinebeck Bancorp is authorized to issue preferred stock from time to time in one or more series, subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Rhinebeck Bancorp would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Rhinebeck Bancorp has the authority to issue. If there is a proposed merger, tender offer or other attempt to gain control of Rhinebeck Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Rhinebeck Bancorp.

Amendments to Articles of Incorporation and Bylaws. Any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock,  or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

•	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

•	The management of Rhinebeck Bancorp by the board of directors and division of the board of directors into three staggered classes;

•	The ability of the board of directors to fill vacancies on the board;

•	The prohibition of cumulative voting;

•	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

•	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Rhinebeck Bancorp;

•	The authority of the board of directors to provide for the issuance of preferred stock;

•	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

•	The number of stockholders constituting a quorum or required for stockholder consent;

•	The provision regarding stockholder proposals and nominations;

•	The indemnification of current and former directors and officers, as well as employees and other agents, by Rhinebeck Bancorp;

•	The limitation of liability of officers and directors to Rhinebeck Bancorp for money damages; and

•	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (1) through (13) of this list and the provisions related to amendment of the articles of incorporation and bylaws.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Rhinebeck Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above).

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Rhinebeck Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Rhinebeck Bancorp’s voting stock after the date on which Rhinebeck Bancorp had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Rhinebeck Bancorp at any time after the date on which Rhinebeck Bancorp had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Rhinebeck Bancorp. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Rhinebeck Bancorp and an interested stockholder generally must be recommended by the board of directors of Rhinebeck Bancorp and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Rhinebeck Bancorp, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Rhinebeck Bancorp other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Rhinebeck Bancorp’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Mergers, Consolidations and Sales of Assets. As a result of an election made in Rhinebeck Bancorp’s articles of incorporation, a merger or consolidation of Rhinebeck Bancorp requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of Rhinebeck Bancorp.

Under Maryland law, a sale of all or substantially all of Rhinebeck Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of Rhinebeck Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Evaluation of Offers. The articles of incorporation of Rhinebeck Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Rhinebeck Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Rhinebeck Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Rhinebeck Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Rhinebeck Bancorp and its subsidiaries and on the communities in which Rhinebeck Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Rhinebeck Bancorp;

•	whether a more favorable price could be obtained for Rhinebeck Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Rhinebeck Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of Rhinebeck Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Rhinebeck Bancorp to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Purpose and Anti-Takeover Effects of Rhinebeck Bancorp’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the offering. We believe these provisions are in the best interests of Rhinebeck Bancorp and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Rhinebeck Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Rhinebeck Bancorp and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Rhinebeck Bancorp and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Rhinebeck Bancorp’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. We believe, however, that the potential benefits outweigh the possible disadvantages.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

New York State Conversion Regulations

NYSDFS regulations provide that, before the completion of the conversion, no person shall make any offer, or any announcement of an offer, to purchase or acquire Rhinebeck Bancorp stock in excess of the maximum purchase limitations contained in the plan of reorganization. The NYSDFS has defined “person” to include any corporation, partnership, trust, unincorporated association, any other entity or natural person.

Change in Control Law and Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as is the case with Rhinebeck Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control (as defined in the Bank Holding Company Act) of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

DESCRIPTION OF CAPITAL STOCK OF RHINEBECK BANCORP

General

Rhinebeck Bancorp is authorized to issue 25,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Following the conversion, Rhinebeck Bancorp expects have 35,000,000 authorized shares of common stock, $0.01 par value per share, and 5,000,000 authorized shares of preferred stock, $0.01 par value per share. Rhinebeck Bancorp currently expects to issue in the offering and exchange up to 15,638,238 shares of common stock. Rhinebeck Bancorp will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Rhinebeck Bancorp may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if Rhinebeck Bancorp’s assets are less than the amount necessary to satisfy the requirement set forth above, Rhinebeck Bancorp may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by Rhinebeck Bancorp is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce Rhinebeck Bancorp’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of Rhinebeck Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Rhinebeck Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of Rhinebeck Bancorp have exclusive voting rights in Rhinebeck Bancorp. They elect Rhinebeck Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock is entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Rhinebeck Bancorp’s common stock, however, is not entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Rhinebeck Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a New York-chartered stock savings bank, corporate powers and control of Rhinebeck Bank following the conversion will be, as they are now, vested in its board of directors, who elect the officers of Rhinebeck Bank and who fill any vacancies on the board of directors. Voting rights of Rhinebeck Bank will be, as they are now, vested exclusively in the owners of the shares of capital stock of Rhinebeck Bank, which will be Rhinebeck Bancorp, and voted at the direction of Rhinebeck Bancorp’s board of directors. Consequently, the holders of the common stock of Rhinebeck Bancorp will not have direct control of Rhinebeck Bank.

Liquidation. In the unlikely event of any liquidation, dissolution or winding up of Rhinebeck Bank, Rhinebeck Bancorp, as the holder of 100% of Rhinebeck Bank’s capital stock, would be entitled to receive all assets of Rhinebeck Bank available for distribution, after payment or provision for payment of all debts and liabilities of Rhinebeck Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the unlikely event of liquidation, dissolution or winding up of Rhinebeck Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Rhinebeck Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Rhinebeck Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of Rhinebeck Bancorp’s authorized shares of preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Rhinebeck Bancorp has no present plans to issue preferred stock.

TRANSFER AGENT

The transfer agent and registrar for Rhinebeck Bancorp’s common stock is Continental Stock Transfer & Trust Company, New York, New York.

EXPERTS

The financial statements of Rhinebeck Bancorp as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report thereon and included in this proxy statement/prospectus and registration statement in reliance upon such report of such firm as experts in accounting and auditing.

RP Financial has consented to the publication in this proxy statement/prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of Rhinebeck Bancorp upon completion of the conversion and offering and of its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Rhinebeck Bancorp, Rhinebeck Bancorp, MHC and Rhinebeck Bank, has issued to Rhinebeck Bancorp its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion. Wolf & Company, P.C., Boston, Massachusetts, has provided an opinion to us regarding the New York income tax consequences of the conversion. Certain legal matters will be passed upon for KBW and, in the event of a syndicated community offering, for any other co-managers, by Vedder Price P.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Rhinebeck Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge through the Securities and Exchange Commission’s website (www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Rhinebeck Bancorp. The statements contained in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Rhinebeck Bancorp, MHC has filed an application for conversion with the NYSDFS. The conversion application may be inspected, without charge, at the offices of the NYSDFS, One State Street, New York, New York. Rhinebeck Bancorp, MHC has also filed an application for conversion with the Federal Reserve Bank of New York. To obtain a copy of the application filed with the Federal Reserve Bank of New York, you may contact Mr. Keith Goodwin, Head of Bank Applications of the Federal Reserve Bank of New York, at (212) 720-5225. The plan of conversion is available for inspection, upon request, at each of Rhinebeck Bank’s offices.

Rhinebeck Bancorp’s common stock is registered under Section 12 of the Securities Exchange Act of 1934 and Rhinebeck Bancorp and the holders of its common stock are subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, interim, annual and quarterly reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Rhinebeck Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the completion of the offering.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, under Securities and Exchange Commission Rule 14a-8, any stockholder proposal to take action at such meeting must be received at the Company’s corporate office, 2 Jefferson Plaza, Poughkeepsie, New York 12601, Attn: Corporate Secretary, no later than December 16, 2026. Any such proposals will be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Advance Notice of Business to be Conducted at an Annual Meeting

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to next year’s Annual Meeting of Stockholders must give Rhinebeck Bancorp notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 22, 2027.

Provisions of Rhinebeck Bancorp’s Bylaws. Rhinebeck Bancorp’s Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, Rhinebeck Bancorp’s Secretary must receive written notice not less than 90 days nor more than 120 days before the date of the annual meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders and the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice will be timely only if delivered or mailed to and received by Rhinebeck Bancorp not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of such stockholder as they appear on the Rhinebeck Bancorp’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the class or series and number of shares of capital stock of the Rhinebeck Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that would indicate such person’s qualification to serve on the board of directors of Rhinebeck Bancorp; (2) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of Rhinebeck Bancorp’s Bylaws; (3) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (4) a written consent of each proposed nominee to be named as a nominee, including in proxy materials relating to the meeting to nominate the nominee(s), and to serve as a director if elected; and (b) as to the stockholder giving the notice: (1) the name and address of such stockholder as they appear on Rhinebeck Bancorp’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (2) the class or series and number of shares of capital stock of Rhinebeck Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2027 annual meeting of stockholders is expected to be held on ________. Advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be given to us no earlier than _______ and no later than _______. If notice is received before _______ or after _______, it will be considered untimely, and we will not be required to present the matter at the annual meeting of stockholders.

Nothing in this proxy statement/prospectus will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus, and Proxy Card are available at ________________.

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Rhinebeck Bancorp, Inc. and Subsidiary

Table of Contents

December 31, 2025 and 2024

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors

Rhinebeck Bancorp, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition of Rhinebeck Bancorp, Inc. and subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Allowance for Credit Losses – Loans Evaluated on a Pooled Basis

Critical Audit Matter Description

As described in Notes 1 and 3 to the financial statements, the Company has recorded an allowance for credit losses (ACL) for its loan portfolio in the amount of $8.4 million as of December 31, 2025, representing management’s estimate of credit losses over the remaining expected life of the Company’s loan portfolio as of that date. Management determined the amounts, and corresponding provision for credit loss expense for the year, pursuant to the application of Accounting Standards Codification Topic 326, Financial Instruments – Credit Losses.

The Company incorporates the use of third-party software to arrive at an expected life-of-loan loss amount based on a discounted cash flow estimate at the loan level. The amount and timing of cash flows is determined using assumptions for probability of default and loss given default (PD/LGD); expected term; and forecasted economic factors. The results of these calculations are then qualitatively adjusted by management based on pool-specific attributes. We determined that performing procedures relating to these components of the Company’s methodology is a critical audit matter.

The principal considerations for our determination are (i) the application of significant judgment and estimation on the part of management, which in turn led to a high degree of auditor judgment and subjectivity in performing procedures and evaluating audit evidence obtained, and (ii) significant audit effort was necessary in evaluating management’s methodology, significant assumptions and calculations.

How the Critical Audit Matter Was Addressed in the Audit

Addressing the above matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements.  These procedures included, among others, the following:

•	Evaluating the segmentation of loans into pools with similar risk characteristics.

•	Testing assumptions used in the calculation of discounted cash flows, including prepayment speeds and expected loan terms.

•	Testing management’s process for determining the qualitative reserve components.

•	Testing the completeness and accuracy of data used in the model.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 13, 2026

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

(In thousands, except share and per share data)

	December 31,
	2025	2024
Assets
Cash and due from banks	$16,918	$18,561
Federal funds sold	83,157	18,309
Interest-bearing depository accounts	1,911	614
Total cash and cash equivalents	101,986	37,484

Available-for-sale securities (at fair value)	162,203	159,947
Loans receivable (net of allowance for credit losses of $8,353 and $8,539, respectively)	953,385	971,779
Federal Home Loan Bank stock	1,957	3,960
Accrued interest receivable	4,882	4,435
Cash surrender value of life insurance	30,996	30,193
Deferred tax assets (net of valuation allowance of $809 and $1,336, respectively)	4,941	8,114
Premises and equipment, net	13,621	14,105
Goodwill	2,235	2,235
Intangible assets, net	106	166
Other assets	25,454	23,347
Total assets	$1,301,766	$1,255,765
Liabilities and Stockholders’ Equity
Liabilities
Deposits
Non-interest bearing	$227,272	$238,126
Interest bearing	870,068	782,657
Total deposits	1,097,340	1,020,783

Mortgagors’ escrow accounts	9,399	9,425
Advances from the Federal Home Loan Bank	25,153	69,773
Subordinated debt	5,155	5,155
Accrued expenses and other liabilities	27,867	28,796
Total liabilities	1,164,914	1,133,932

Stockholders’ Equity
Preferred stock (par value $0.01 per share; 5,000,000 authorized, no shares issued)	—	—
Common stock (par value $0.01; authorized 25,000,000; issued and outstanding 11,141,033 and 11,094,828 at December 31,2025 and 2024, respectively)	112	111
Additional paid-in capital	45,710	45,946
Unearned common stock held by the employee stock ownership plan	(2,837)	(3,055)
Retained earnings	101,797	91,766
Accumulated other comprehensive loss:
Net unrealized loss on available-for-sale securities, net of taxes	(6,255)	(10,480)
Defined benefit pension plan, net of taxes	(1,675)	(2,455)
Total accumulated other comprehensive loss	(7,930)	(12,935)
Total stockholders’ equity	136,852	121,833
Total liabilities and stockholders’ equity	$1,301,766	$1,255,765

See accompanying notes to consolidated financial statements

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

(In thousands, except share and per share data)

	Years Ended December 31,
	2025	2024
Interest and Dividend Income
Interest and fees on loans	$61,157	$57,835
Interest and dividends on securities	5,110	4,274
Other interest income	2,606	1,113
Total interest and dividend income	68,873	63,222
Interest Expense
Interest expense on deposits	20,517	21,294
Interest expense on borrowings	1,963	4,233
Total interest expense	22,480	25,527
Net interest income	46,393	37,695
Provision for Credit Losses	1,659	2,800
Net interest income after provision for credit losses	44,734	34,895
Non-interest Income (Loss)
Service charges on deposit accounts	2,984	3,002
Net realized loss on sales of securities	—	(16,041)
Net gain on sales of loans	252	160
Increase in cash surrender value of life insurance	780	751
Net gain from sale of other real estate owned	—	4
Net gain (loss) on disposal of premises and equipment	9	(18)
Gain on life insurance	—	413
Investment advisory income	1,510	1,532
Other	1,436	1,213
Total non-interest income (loss)	6,971	(8,984)
Non-interest Expense
Salaries and employee benefits	21,614	20,372
Occupancy	4,357	4,266
Data processing	2,186	2,041
Professional fees	1,807	1,930
Marketing	859	588
FDIC deposit insurance and other insurance	1,042	1,105
Amortization of intangible assets	60	80
Other	7,095	6,466
Total non-interest expense	39,020	36,848
Net income (loss) before income taxes	12,685	(10,937)
Net Provision (Benefit) for Income Taxes	2,640	(2,317)
Net income (loss)	$10,045	$(8,620)

Earnings (loss) per common share:
Basic	$0.93	$(0.80)
Diluted	$0.92	$(0.80)

Weighted average shares outstanding, basic	10,806,021	10,757,750
Weighted average shares outstanding, diluted	10,957,428	10,757,750

See accompanying notes to consolidated financial statements

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Years Ended December 31,
	2025	2024
Net Income (Loss)	$10,045	$(8,620)
Other Comprehensive Income
Unrealized holding gains arising during the period	5,348	3,702
Reclassification adjustment for (gains) or losses included in net realized gains or losses on sales of securities on the consolidated statements of income	—	16,041
Net unrealized gains on available for sale securities	5,348	19,743
Tax effect	(1,123)	(4,146)
Unrealized gains on available for sale securities, net of tax	4,225	15,597
Defined benefit pension plan:
Actuarial gains arising during the period	840	925
Reclassification adjustment for amortization of net actuarial loss	147	298
Total	987	1,223
Tax effect	(207)	(257)
Defined benefit pension plan gains, net of tax	780	966
Other comprehensive income:	5,005	16,563
Total Comprehensive Income	$15,050	$7,943

See accompanying notes to consolidated financial statements

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

(Dollars in thousands)

			Unearned		Accumulated
		Additional	Common		Other
	Common	Paid-in	Stock Held	Retained	Comprehensive
	Stock	Capital	by the ESOP	Earnings	Loss	Total
Balance at December 31, 2023	$111	$45,959	$(3,273)	$100,386	$(29,498)	$113,685

Net loss	—	—	—	(8,620)	—	(8,620)
Other comprehensive income	—	—	—	—	16,563	16,563
ESOP shares committed to be allocated	—	(32)	218	—	—	186
Share-based compensation expense	—	19	—	—	—	19

Balance at December 31, 2024	$111	$45,946	$(3,055)	$91,766	$(12,935)	$121,833

Net income	—	—	—	10,045	—	10,045
Other comprehensive income	—	—	—	—	5,005	5,005
ESOP shares committed to be allocated	—	25	218	—	—	243
Share-based compensation expense	—	39	—	—	—	39
Exercise of options (154,100 shares)	1	(1)	—	—	—	—
Share redemption for tax withholding (99,787 shares)	—	(218)	—	—	—	(218)
Repurchase of common stock (8,108 shares)	—	(81)	—	(14)	—	(95)

Balance at December 31, 2025	$112	$45,710	$(2,837)	$101,797	$(7,930)	$136,852

See accompanying notes to consolidated financial statements

Rhinebeck Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(Dollars in thousands, except share and per share data)

	Years Ended December 31,
	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$10,045	$(8,620)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and accretion of premiums and discounts on investments, net	(158)	45
Net realized loss on sales of securities	—	16,041
Net realized gain on sale of other real estate owned	—	(4)
Provision for credit losses	1,659	2,800
Loans originated for sale	(7,562)	(6,757)
Proceeds from sale of loans	7,814	7,825
Net gain on sale of loans	(252)	(160)
Amortization of intangible assets	60	80
Depreciation and amortization	1,298	1,343
Net (gain) loss from disposal of premises and equipment	(9)	18
Deferred income tax expense (benefit)	1,842	(2,581)
Increase in cash surrender value of insurance	(780)	(751)
Gain on life insurance	—	(413)
Net (increase) decrease in accrued interest receivable	(447)	181
Expense of earned ESOP shares	243	186
Share-based compensation expense	39	19
Net increase in other assets	(2,107)	(4,280)
Net increase in accrued expenses and other liabilities	58	3,498
Net cash provided by operating activities	11,743	8,470
Cash Flows from Investing Activities
Proceeds from sales and calls of securities	500	74,987
Proceeds from maturities and principal repayments of securities	51,744	32,137
Purchases of securities	(48,994)	(71,429)
Net purchases of FHLB Stock	2,003	2,554
Net decrease in loans	16,736	33,364
Purchases of bank owned life insurance	(23)	(23)
Purchases of bank premises and equipment	(850)	(791)
Proceeds from disposal of premises and equipment	45	2,892
Net proceeds from life insurance	—	1,025
Proceeds from sale of other real estate owned	—	29
Net cash provided by investing activities	21,161	74,745
Cash Flows from Financing Activities
Net increase (decrease) in demand deposits, NOW, money market and savings accounts	37,256	(29,313)
Net increase in time deposits	39,301	19,593
Net (decrease) increase in mortgagors’ escrow accounts	(26)	151
Net decrease in short-term debt	(44,836)	(33,550)
Net increase (decrease) in long-term debt	216	(24,741)
Share redemption for tax withholding	(218)	—
Stock repurchase	(95)	—
Net cash provided by (used in) financing activities	31,598	(67,860)
Net increase in cash and cash equivalents	64,502	15,355
Cash and Cash Equivalents
Beginning balance	37,484	22,129
Ending balance	$101,986	$37,484
Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$22,349	$26,078
Income taxes	$603	$874

See accompanying notes to consolidated financial statements

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

1.    Nature of Business and Significant Accounting Policies

The consolidated financial statements include accounts of Rhinebeck Bancorp, Inc. (the “Company”), a stock holding company, and its wholly-owned subsidiary, Rhinebeck Bank (the “Bank”), a New York chartered stock savings bank and its wholly-owned subsidiaries. The primary purpose of the Company is to act as a holding company for the Bank. The Bank provides a full range of banking and financial services to consumer and commercial customers through its thirteen branches and two representative offices located in Dutchess, Ulster, Orange, and Albany counties. Certain financial services including investment advisory and financial product sales are offered through a division of the Bank doing business as Rhinebeck Asset Management (“RAM”).

A description of the Company’s significant accounting policies are presented below.

Basis of Financial Statements Presentation

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and general practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, as of the date of the consolidated statements of financial condition and reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses on loans.

The Company has evaluated subsequent events for potential recognition and/or disclosure through the date these financial statements were issued.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with customers located in the New York State counties of Dutchess, Ulster, Orange, and Albany. The Company does not have any significant concentrations to any one industry or customer. Although the Company has a diversified loan portfolio, the ability of its customers to repay their loans is substantially dependent on the economic conditions in the market areas in which the Company operates.

Cash and Cash Equivalents

Cash and due from banks and federal funds sold are recognized as cash equivalents in the consolidated statements of financial condition and cash flows. Federal funds sold generally mature in one day. The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Investment in Debt Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and are recorded at amortized cost. “Trading” securities, if any, are carried at fair value, with unrealized gains and losses recognized in earnings. Securities not classified as held to maturity or trading are classified as “available for sale” and are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive loss, net of taxes. Purchase discounts are recognized in interest income using the interest method over the contractual terms of the security. Purchase premiums are recognized in interest income using the interest method to the instrument’s earliest call date. Realized gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company evaluates securities in an unrealized loss position for impairment related to credit losses on at least a quarterly basis. Securities in unrealized loss positions are first assessed as to whether we intend to sell, or if it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. If one of the criteria is met, the security’s amortized cost basis is written down to fair value through current earnings. For securities that do not meet these criteria, the Company evaluates whether the decline in fair value resulted from credit losses or other factors. If this assessment indicates that a credit loss exists, we compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis for the security, a credit loss exists and an allowance for credit losses is recorded, limited to the amount that the fair value of the security is less than its amortized cost basis.

Investment in FHLB Stock

The Company is required to maintain an investment in FHLB capital stock, as collateral, in an amount equal to a certain percentage of its outstanding debt. FHLB stock is considered restricted stock and is carried at cost.

Loans Receivable

Loans that the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for unearned income, including any allowance for credit losses and any unamortized deferred fees or costs.

Interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and amortized using the interest method over the respective term of the loan.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due. Consumer, automobile and installment loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on non-accrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued, but not collected, for loans that are placed on non-accrual status or charged off, is reversed against interest income. The interest on these loans is not recognized until the loan returns to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Allowance for Credit Losses

The Allowance for Credit Losses (“ACL”) on loans is management’s estimate of expected credit losses over the expected life of the loans at the reporting date. The ACL on loans is increased through a provision for credit losses recognized in the consolidated statements of income and by recoveries of amounts previously charged off. The ACL on loans is reduced by charge-offs on loans. Loan charge-offs are recognized when management believes the collectability of the principal balance outstanding is unlikely. Full or partial charge-offs on loans are generally recognized when the collateral or future cash flows are deemed to be insufficient to support the carrying value of the loan.

The level of the ACL for loans is based on management’s ongoing review of relevant information, from internal and external sources, relating to past events, current conditions and reasonable and supportable economic forecasts. Historical credit loss experience provides the basis for the calculation of loss given default and the estimation of expected credit losses. As discussed further below, adjustments to historical information are made for differences in specific risk characteristics, such as differences in underwriting standards, portfolio mix, delinquency levels, or terms, as well as for changes in economic conditions, that may not be reflected in historical loss rates.

Management estimates the ACL for loans using both quantitative and qualitative factors. The methodology for evaluating quantitative factors consists of two basic components. The first component involves pooling loans into portfolio segments for loans that share similar risk characteristics. Pooled loan portfolio segments include commercial construction, commercial real estate, multi-family, commercial and industrial, residential real estate (including homeowner construction), home equity, indirect automobile and other consumer loans. The second component involves individually analyzed loans that do not share similar risk characteristics with loans that are pooled into portfolio segments or are determined for foreclosure.

Loans not included in the pooled loans and that are on a non-accrual status are individually analyzed loans for which the ACL is measured using a discounted cash flow (“DCF”) methodology based upon the loan’s contractual effective interest rate, or, if the loan is collateral-dependent, at the fair value of the collateral. Factors management considers when measuring the extent of expected credit loss include payment status, collateral value, borrower financial condition, guarantor support and the probability of collecting scheduled principal and interest payments when due. For collateral-dependent loans for which repayment is to be provided substantially through the sale of the collateral, management adjusts the fair value for estimated costs to sell. Management may also adjust appraised values to reflect estimated market value declines or apply other discounts to appraised values for unobservable factors resulting from its knowledge of circumstances associated with the collateral.

For pooled loans, the Company utilizes a DCF methodology to estimate credit losses over the expected life of the loans. The life of the loan excludes expected extensions, renewals and modifications. Management utilizes the national unemployment rate as an econometric factor with a one-year forecast period and one-year straight-line reversion period to the historical mean of its macroeconomic assumption in order to estimate the probability of default for each loan portfolio segment. The DCF methodology combines the probability of default, the loss given default, maturity date and prepayment speeds to estimate a reserve for each loan. The sum of all the loan level reserves is aggregated for each portfolio segment and a loss rate factor is derived.

Because the methodology is based upon historical experience and trends, current economic data, reasonable and supportable economic forecasts, as well as management’s judgment, factors may arise that result in different estimations. Deteriorating conditions or assumptions could lead to further increases in the ACL on loans. In addition, various regulatory agencies periodically review the ACL on loans. Such agencies may require additions to the allowance based on their judgments about information available to them at the time of their examination. The ACL on loans is an estimate, and ultimate losses may vary from management’s estimate.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The Company made an accounting policy election to exclude accrued interest from the amortized cost basis of loans. In addition, the Company elected not to measure an allowance for credit losses for accrued interest receivable, because a timely write-off policy exists. The policy generally requires loans to be placed on non-accrual status when principal or interest is 90 days or more past due unless the loan is well-secured and in the process of collection. When a loan is placed on non-accrual status, accrued interest is reversed against interest income.

The ACL for unfunded commitments is management’s estimate of expected credit losses over the expected contractual term (or life) in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Company. For each portfolio, estimated loss rates and funding factors are applied to the corresponding balance of unfunded commitments. For each portfolio, the estimated loss rates applied to unfunded commitments are the same quantitative and qualitative loss rates applied to the corresponding on-balance sheet amounts in determining the ACL on loans. The estimated funding factor applied to unfunded commitments represents the likelihood that the funding will occur and is based upon the Company’s average historical utilization rate for each portfolio.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Commercial non-residential real estate. Loans in this segment are primarily income-producing properties throughout the Hudson Valley. We evaluate the qualifications, income level and financial condition of the borrower, including cash flows, credit history, management expertise, as well as the value and condition of the property securing the loan. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, can have an effect on the credit quality in this segment. Management periodically obtains rent rolls and continually monitors the cash flows of these loans.

Multi-family. This segment consists of real estate loans secured by properties of five or more rental units within our market area. We consider a number of factors in originating multi-family loans. We evaluate the qualifications, income level and financial condition of the borrower, including cash flows, credit history, management expertise, as well as the value and condition of the property securing the loan. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy due to increased vacancy rates or diminished cash flows, which in turn, would have an effect on the credit quality of this segment. Management obtains financial information and continually monitors the cash flows of these loans.

Construction and land development. Loans in this segment primarily include real estate development loans for which payment is derived from sale of the property or long-term financing at completion. Credit risk is affected by cost overruns, completion delays, time to sell at an adequate price, inaccurate estimates of the value of the completed project and market conditions.

Residential real estate. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment. Generally we will originate loans with a loan-to-value ratio of up to 80% of the appraised value. Loans with loan-to-value ratios greater than 80% require the purchase of private mortgage insurance.

Commercial. Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Indirect Automobile. All loans in this segment are secured by motor vehicles, which can depreciate rapidly. Loan collectability is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates, will have an effect on the credit quality of this segment.

Home Equity Loans and Lines of Credit. All loans in this segment are typically collateralized by a subordinate lien position on owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality of this segment.

Consumer. Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

Derivative Financial Instruments

Derivative financial instruments are recognized as assets and liabilities on the consolidated statements of financial condition and measured at fair value.

Loan Level Interest Rate Swaps — The Company enters into interest rate swaps with commercial loan customers to synthetically convert the customer’s loan from a variable rate to a fixed rate. These swaps are matched in offsetting terms to swaps that the Company enters into with an outside third party. The swaps are reported at fair value in other assets and other liabilities. The Company’s swaps qualify as derivatives, but are not designated as hedging instruments, thus any net gain or loss resulting from changes in the fair value is recognized in other non-interest income.

Loans Held for Sale

Loans held for sale are those mortgage loans the Company has the intent to sell in the foreseeable future and are carried at the lower of aggregate cost or market value, with valuation changes recorded in non-interest income. Gains and losses on sales of loans are recognized at the trade dates and are determined by the difference between the sales proceeds and the carrying value of the loans.

Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Company.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company — put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the transferor does not maintain effective control over the transferred assets through either (a) an agreement that both entitles and obligates the transferor to repurchase or redeem the assets before maturity or (b) the ability to unilaterally cause the holder to return specific assets, other than through a clean-up call.

During the normal course of business, the Company may transfer a portion of a financial asset, for example, a participation loan or the government guaranteed portion of a loan. In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Servicing

Servicing assets are recognized as separate assets developed through the sale of residential mortgages. Servicing rights are initially recorded at fair value with the income statement effect recorded in gain or loss on sales of loans. Fair value is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. Capitalized servicing rights are reported in other assets and are amortized into non-interest income in proportion to and over the period of the estimated future net servicing income of the underlying financial assets.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant risk characteristics, such as interest rates and terms. Impairment is recognized through a valuation allowance and charged to non-interest income, to the extent that fair value is less than the capitalized amount. If the Company later determines that all or a portion of the impairment no longer exists, a reduction of the allowance may be recorded as an increase to income.

Revenue Recognition

The Company recognizes revenue from contracts with customers when it satisfies its performance obligations pursuant to the guidance in Accounting Standards Codification (“ASC”) Topic 606, Revenue Recognition (Topic 606). The majority of the Company’s revenue-generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as loans, derivatives and investment securities, and revenue related to mortgage servicing activities, as these activities are subject to other GAAP. For those that are subject to Revenue Recognition (Topic 606), the Company generally fully satisfies its performance obligations as services are rendered and the transaction prices are typically fixed; charged either on a periodic basis or based on activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying Topic 606 that significantly affects the determination of the amount and timing of revenue from contracts with customers. The main types of revenue contracts included in non-interest income within the consolidated statements of income are as follows:

•	Fees for services to customers include service charges on deposits which are included in non-interest income in the consolidated statements of income and consist of transaction-based fees: stop payment fees, Automated Clearing House (ACH) fees, account maintenance fees, wire fees, official check fees and overdraft services fees for various retail and business checking customers. These fees are earned on the day of the transaction or within the month of the service. Service charges on deposits are withdrawn directly from the customer’s account balance. ATM and debit card fees are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Sales of checks to depositors earn fees as a contractual discount to the retail price of the sale from a third-party provider. These fees earned are remitted by the third-party to the Company quarterly.

•	The Company earns interchange fee income from credit/debit cardholder transactions conducted through MasterCard payment networks. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized monthly, concurrently with the transaction processing services provided to the cardholder within the month.

•	The Company records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed; at such time, the OREO asset is derecognized and the gain or loss on the sale is recorded. Rental income received from leased OREO property is recognized during the month it is earned.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

•	Retail brokerage fee income is accrued monthly to properly record the revenues in the month they are earned. Advisory fees are collected in advance on a quarterly basis. These advisory fees are recorded in the first month of the quarter for which the service is being performed. Investments into mutual funds and annuities generate fees that are recorded as revenue at the time of the initial sale. In subsequent years the mutual funds and variable annuities generate recurring fees (referred to as 12B-1 fees) that are paid in advance on the anniversary of the original transaction. Fees that are transaction based are recognized at the point in time that the transaction is executed (i.e., trade date). Life insurance products are sold on a commission basis that generates a fee that is recorded as revenue within the month of the approved transaction.

Other income includes rental income, mortgage origination and service fees and late fees on serviced mortgages. All items are recorded as revenue within the month that the service is provided.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in operations. Costs relating to the development and improvement of the property are capitalized, subject to the resulting limit of fair value of the collateral. Gains or losses from disposal are recorded when control of the property transfers to the buyer.

Premises and Equipment

Premises and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is charged to operations using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the improvements’ estimated economic lives or the related lease terms. Gains and losses on dispositions are recognized upon realization. Maintenance and repairs are expensed as incurred and improvements are capitalized. Rent expense is charged to operations over the expected lease term using the straight-line method.

Bank-Owned Life Insurance

The Company purchased bank owned life insurance (“BOLI”) on a chosen group of employees. The Company is the owner and sole beneficiary of the policies. Earnings from BOLI are recognized as part of non-interest income. BOLI is carried at cash surrender value. Death benefit proceeds received in excess of the policies cash surrender values are recognized in income upon receipt. The Company does not intend to surrender these policies and, accordingly, no deferred taxes have been provided.

Goodwill and Amortizable Intangible Assets

The excess of the purchase price of an acquisition over the net fair value of the identifiable tangible and intangible assets and liabilities is assigned to goodwill. Goodwill is not amortizable, but is subject to at least an annual assessment, or more frequently in the presence of certain circumstances, for impairment.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Other intangible assets are stated at cost, less accumulated amortization and consist of purchased customer accounts and core deposit intangibles. Purchased customer accounts primarily consist of records and files that contain information about investment holdings. Core deposit intangibles represent the estimated fair value of acquired customer deposit relationships. The value of these assets are amortized over their estimated lives of 13 years. In the presence of certain circumstances, intangible assets may be assessed for impairment. Impairment exists when the carrying value exceeds its fair value. In such circumstances a charge for the relevant impairment is recognized and the net book value is reduced to the appropriate value.

Employee Benefit Plans

The Bank maintains the Rhinebeck Bank 401(k) Plan (the “401(k) Plan”) for substantially all of its employees, a defined benefit pension plan (frozen as of June 30, 2012), as well as Supplemental Executive Retirement Plans (the “SERPs”), all of which are tax qualified under the Internal Revenue Code.

Employee 401(k) plan expense is the amount of matching contributions. Pension expense is the net of service and interest cost, return on plan assets and amortization of gains and losses not immediately recognized. SERP expense is the net of interest cost and service cost, which allocates the benefits over years of service.

We account for benefits under the defined benefit plan in accordance with ASC Topic 715 “Pension and Other Postretirement Benefits.” The guidance requires an employer to: (1) recognize in its statement of financial condition the over funded or underfunded status of a defined benefit postretirement plan measured as the difference between the fair value of plan assets and the benefit obligation; (2) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year (with limited exceptions); and (3) recognize as a component of other comprehensive income, net of tax, the actuarial gains and losses and the prior service costs and credits that arise during the period.

The Bank maintains an employee stock ownership plan (the “ESOP”) for the benefit of employees who meet certain eligibility requirements. Compensation expense for the ESOP is recorded at an amount equal to the shares allocated by the ESOP annually multiplied by the average fair market value of the shares during the period. The Company recognizes compensation expense ratably over the year based upon the Company’s estimate of the number of shares expected to be allocated by the ESOP. Unearned compensation applicable to the ESOP is reflected as a reduction of stockholders’ equity in the consolidated statements of financial condition. The difference between the average fair market value and the cost of the shares allocated by the ESOP is recorded as an adjustment to additional paid-in capital.

The Company maintains equity incentive plans to grant stock options or restricted stock. The Company has recorded stock-based employee compensation cost using the fair value method as allowed under generally accepted accounting principles. Management estimated the fair values of all option grants using the Black-Scholes option-pricing model. Management estimated the expected life of the options using the simplified method as allowed under generally accepted accounting principles. The risk-free rate was determined utilizing the treasury yield for the expected life of the option contract.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Income Taxes

The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or some portion of the deferred tax assets will not be realized.

Income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the relative federal or state tax law to the taxable income determined. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases at the currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. Deferred income tax expense or benefit results from changes in deferred tax assets (“DTAs”) and liabilities between periods. DTAs are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. As of December 31, 2025 and 2024, the Company has no unrecognized tax benefits and does not anticipate any significant changes to uncertain tax positions over the next 12 months.

When tax returns are filed, it is highly expected that most positions taken would be sustained upon examination by the taxing authorities, while others may be subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company had no liabilities for uncertain tax positions at December 31, 2025 or 2024.

Interest and penalties associated with unrecognized tax benefits, if any, would be classified in other non-interest expense in the consolidated statements of income.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Operating Segments

The Company operates as a single business segment, with financial performance reviewed on an aggregate basis by the chief operating decision maker (CODM). The Company’s sole operating segment, Banking Operations, consists of raising funds through deposits and borrowings, providing lending products, making investments and providing financial advisory services to customers. Loan offerings include real estate, commercial, and consumer loans to a diverse customer base.

Accounting standards require disclosure of reportable segments that meet certain financial thresholds, including information about products and services, geographic areas, and major customers. However, as the Company operates entirely within a single banking segment, the financial statements presented reflect the combined results of all operations within that segment. The Company has no foreign operations or customers.

Earnings Per Share (“EPS”)

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted earnings per share is computed in a manner similar to that of basic earnings per share except that the weighted-average number of common shares outstanding is increased to include the number of incremental common shares that would have been outstanding under the treasury stock method if all potentially dilutive common shares (such as stock options) issued became vested during the period.  Unallocated common shares held by the ESOP are not included in the weighted-average number of common shares outstanding for either the basic or diluted EPS calculations.

Comprehensive Income

GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities and the net actuarial gain (loss) of the defined benefit pension plan, are reported as a separate component of the stockholders’ equity section of the consolidated statements of financial condition, such items, along with net income, are components of comprehensive income.

Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in certain instances, there are no quoted market prices for certain assets or liabilities. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the asset or liability.

Fair value measurements focus on exit prices in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The Company’s fair value measurements are classified into a fair value hierarchy based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The three categories within the hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets and liabilities.

Level 2	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active; and model-based valuation techniques for which all significant inputs are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Reclassifications

Certain amounts in the prior year consolidated financial statements may be reclassified as required to conform to the current year’s presentation. These reclassifications have no effect on our previously reported net income or shareholders’ equity.

Recent Accounting Pronouncements

Adoption of New Accounting Standards in 2025

Effective January 1, 2025, the Company adopted Accounting Standards Update (“ASU”) ASU 2023-09, “Income Taxes (Topic 740), Improvements to Income Tax Disclosures.” The ASU enhances income tax disclosures by requiring greater disaggregation within the effective tax rate reconciliation and in disclosures of income taxes paid. The guidance is to be applied prospectively, with an option for retrospective application. As a Maryland business corporation, Rhinebeck Bancorp is required to file an annual report with and pay franchise taxes to the State of Maryland. Because the Company is subject only to federal and New York State income taxes, the adoption of ASU 2023-09 did not have a material impact on the Company’s consolidated financial statements.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Recent Accounting Standards

In October 2023, the FASB issued ASU 2023-06, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification. In annual periods, this requires disclosure of an entity’s accounting policy related to where in the statement of cash flows the entity presents cash flows associated with derivative instruments and the related gains and losses. This also requires disclosure of the methods used in the diluted earnings per share computation for each dilutive security and clarifies that certain disclosures should be made during interim periods. The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure requirement from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. The Company is evaluating the impact of this ASU but does not expect it to have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures,” which requires disaggregated disclosure of income statement expenses for public business entities. The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the financial statements. The ASU requires new financial statement disclosures in tabular format, disaggregating information about prescribed categories underlying any relevant income statement expense captions. The guidance will be effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. Upon adoption, ASU 2024-03 may be applied prospectively or retrospectively. The Company is evaluating the impact of this ASU but does not expect it to have a material impact on the Company’s consolidated financial statements.

In November 2025, the FASB issued ASU 2025-08, “Financial Instruments—Credit Losses (Topic 326): Purchased Loans,” which amends the accounting for acquired loans by introducing a category of purchased seasoned loans and expanding the use of the gross-up approach, requiring qualifying acquired loans to be recorded at purchase price plus an allowance for expected credit losses rather than recognizing a Day-1 provision through earnings. ASU 2025-08 is effective for annual reporting periods beginning after December 15, 2026, including interim periods within those annual periods, and is to be applied prospectively, with early adoption permitted. The Company is evaluating the impact of this ASU but does not expect it to have a material impact on the Company’s consolidated financial statements.

In November 2025, the FASB issued ASU 2025-09, “Derivatives and Hedging (Topic 815): Hedge Accounting Improvements,” which updates the hedge accounting guidance to improve alignment between hedge accounting and an entity’s risk management activities and to clarify and simplify the application of certain hedge accounting requirements. ASU 2025-09 is effective for annual reporting periods beginning after December 15, 2026, including interim periods within those annual reporting periods, with early adoption permitted. The Company is evaluating the impact of this ASU but does not expect it to have a material impact on the Company’s consolidated financial statements.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

2.	Available for Sale Securities

The amortized cost, gross unrealized gains and losses and fair values of available for sale securities are as follows:

	December 31, 2025
		Gross	Gross
		Unrealized	Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. Treasury securities	$35,692	$147	$(11)	$35,828
U.S. government agency mortgage-backed securities–residential	95,787	80	(6,887)	88,980
U.S. government agency securities	18,541	9	(198)	18,352
Municipal securities(1)	2,205	—	(123)	2,082
Corporate bonds	17,309	38	(758)	16,589
Other	587	—	(215)	372
Total	$170,121	$274	$(8,192)	$162,203

	December 31, 2024
		Gross	Gross
		Unrealized	Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. Treasury securities	$29,841	$6	$(154)	$29,693
U.S. government agency mortgage-backed securities–residential	103,948	—	(10,456)	93,492
U.S. government agency securities	22,010	—	(844)	21,166
Municipal securities(1)	2,717	—	(224)	2,493
Corporate bonds	14,054	—	(1,471)	12,583
Other	642	—	(122)	520
Total	$173,212	$6	$(13,271)	$159,947

(1)    The issuers of municipal securities are all within New York State.

The following tables present the fair value and unrealized losses of the Company’s available for sale securities with gross unrealized losses aggregated by the length of time the individual securities have been in a continuous unrealized loss position:

	December 31, 2025
	Less Than 12 Months		12 Months or Longer		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
U.S. Treasury securities	$12,909	$(11)	$—	$—	$12,909	$(11)
U.S. government agency mortgage-backed securities-residential	9,846	(24)	64,740	(6,863)	74,586	(6,887)
U.S. government agency securities	—	—	11,803	(198)	11,803	(198)
Municipal securities	—	—	1,997	(123)	1,997	(123)
Corporate bonds	1,235	(14)	12,570	(744)	13,805	(758)
Other	352	(215)	—	—	352	(215)
Total	$24,342	$(264)	$91,110	$(7,928)	$115,452	$(8,192)

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

	December 31, 2024
	Less Than 12 Months		12 Months or Longer		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
U.S. Treasury securities	$9,957	$(22)	$4,866	$(132)	$14,823	$(154)
U.S. government agency mortgage-backed securities-residential	44,577	(1,074)	48,915	(9,382)	93,492	(10,456)
U.S. government agency securities	—	—	21,166	(844)	21,166	(844)
Municipal securities	—	—	2,493	(224)	2,493	(224)
Corporate bonds	—	—	12,583	(1,471)	12,583	(1,471)
Other	—	—	497	(122)	497	(122)
Total	$54,534	$(1,096)	$90,520	$(12,175)	$145,054	$(13,271)

At December 31, 2025 and 2024, the Company had 162 and 172 individual available-for-sale securities with unrealized losses totaling $8,192 and $13,271, respectively, with an aggregate depreciation of 4.82% and 7.66%, respectively, from the Company’s amortized cost.

Unrealized losses on asset backed securities, state and municipal securities, and corporate bonds have not been recognized into income because the issuers are of high credit quality and we do not intend to sell and it is likely that we will not be required to sell the securities prior to their anticipated recovery. The decline in fair value is largely due to changes in interest rates and other market conditions. The issuers continue to make timely principal and interest payments on the securities. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income, net of applicable taxes. No allowance for credit losses for available-for-sale securities was recorded for the year ended December 31, 2025.

Treasury securities, federal agency obligations, residential mortgage backed pass-through securities and commercial mortgage backed pass-through securities are issued by U.S. Government agencies and U.S. Government sponsored enterprises. Although a government guarantee exists on these investments, these entities are not legally backed by the full faith and credit of the federal government. Nonetheless, at this time we do not foresee any set of circumstances in which the government would not fund its commitments on these investments.

The Company elected not to measure an allowance for credit losses for accrued interest receivable, because a timely write-off policy exists. A security is placed on non-accrual status at the time any principal or interest payments become more than 90 days delinquent or if full collection of interest or principal becomes uncertain. Accrued interest for a security placed on non-accrual status is reversed against interest income. There were no securities on non-accrual status, and therefore there was no accrued interest related to securities reversed against interest income, for the years ended December 31, 2025 or 2024. Total accrued interest receivable on available for sale securities totaled $714 and $498 at December 31, 2025 and 2024, respectively, and was reported in accrued interest receivable on the consolidated statements of financial condition.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The amortized cost and fair value of available for sale debt securities at December 31, 2025 and 2024, by contractual maturities, are presented below. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or repaid without any penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary:

	December 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Maturity:
Within 1 year	$13,939	$13,850	$34,394	$34,056
After 1 but within 5 years	45,425	45,358	20,901	20,113
After 5 but within 10 years	14,383	13,643	13,327	11,766
After 10 years	—	—	—	—
Total Maturities	73,747	72,851	68,622	65,935
Mortgage-backed securities	95,787	88,980	103,948	93,492
Other	587	372	642	520
Total	$170,121	$162,203	$173,212	$159,947

At December 31, 2025 and 2024, available for sale securities with a carrying value of $106,500 and $101,395, respectively, were pledged to secure Federal Home Loan Bank of New York borrowings. In addition, $978 and $937 of available for sale securities, respectively, were pledged to secure borrowings at the Federal Reserve Bank of New York (“FRBNY”).

Proceeds from the sale of available for sale securities aggregated $0 and $74,987 for the years ended December 31, 2025 and 2024, respectively. There were no gross gains during the periods ended December 31, 2025 and December 31, 2024. During the years ended December 31, 2025 and 2024, there were gross losses of $0 and $16,041, respectively, realized on the sales of securities.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

3.	Loans and Allowance for credit losses

A summary of the Company’s loan portfolio is as follows:

	At December 31,
	2025	2024
Commercial real estate loans:
Non-residential	$417,808	$350,962
Multi-family	107,938	105,030
Construction	8,982	26,611
Commercial and industrial loans	91,526	91,517
Residential real estate loans	100,086	86,651
Consumer loans:
Indirect automobile	213,802	295,669
Home equity	12,290	11,656
Other consumer	5,733	6,830
Total gross loans	958,165	974,926
Dealer reserves	3,573	5,392
Allowance for credit losses	(8,353)	(8,539)
Total net loans	$953,385	$971,779

There were no unpaid principal balances of loans held for sale, included in the residential real estate category above, at either December 31, 2025 or 2024.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

On an annual basis, or more often if needed, the Company reviews the ratings on all commercial real estate, multifamily, construction and commercial loans. To assist in the review process, the Company engages an independent third party to review a significant portion of loans within these segments. Consumer and residential loans are rated as performing or non-performing based on payment status in accordance with regulatory retail credit guidance. Management uses the results of these reviews as part of its annual review process. In addition, management utilizes delinquency reports, the watch list and other loan reports to monitor credit quality of other loan segments.

Credit Quality Indicators. The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on all loans at origination and is updated on a quarterly basis for loans risk rated Watch, Special Mention, Substandard, or Doubtful.

The Company uses the following definitions for risk ratings:

Watch – Loans classified as watch exhibit weaknesses that require more than usual monitoring. Issues may include deteriorating financial condition, payments made after due date but within 30 days, adverse industry conditions or management problems.

Special Mention – Loans classified as special mention exhibit signs of further deterioration but still generally make payments within 30 days. This is a transitional rating and loans should typically not be rated Special Mention for more than 12 months.

Substandard – Loans classified as substandard possess weaknesses that jeopardize the ultimate collection of the principal and interest outstanding. These loans exhibit continued financial losses, ongoing delinquency, overall poor financial condition, and/or insufficient collateral. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – Loans classified as non-performing have all the weaknesses of substandard loans, and have deteriorated to the level that there is a high probability of substantial loss.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered Pass rated loans.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following table presents the credit risk profile of the Company’s loan portfolio (excluding loans in process and deferred loan fees) based on rating category, as well as gross write-offs for the year ended December 31, 2025, and by fiscal year of origination as of December 31, 2025.

							Revolving
	Loans by Origination Year						Loans
	2025	2024	2023	2022	2021	Prior	Amortized Cost	Total
Commercial construction
Pass	$2,037	$-	$-	$-	$-	$-	$-	$2,037
Watch	775	6,170	-	-	-	-	-	6,945
Total commercial construction	2,812	6,170	-	-	-	-	-	8,982

Commercial non-residential
Pass	$63,489	$44,835	$36,178	$34,652	$25,438	$74,392	$-	$278,984
Watch	16,602	11,894	10,164	23,344	3,343	46,157	-	111,504
Special mention	-	-	22,921	-	-	-	-	22,921
Substandard	-	-	-	2,315	-	2,084	-	4,399
Total commercial non-residential	80,091	56,729	69,263	60,311	28,781	122,633	-	417,808
Current-period gross write-offs	-	-	-	629	-	-	-	629

Multifamily
Pass	$10,986	$738	$590	$18,086	$27,949	$7,063	$-	$65,412
Watch	996	5,627	10,210	10,756	5,514	9,423	-	42,526
Total multifamily	11,982	6,365	10,800	28,842	33,463	16,486	-	107,938

Residential
Performing	$21,114	$14,402	$25,795	$20,184	$1,720	$15,616	$-	$98,831
Non-performing	-	-	-	292	-	963	-	1,255
Total residential	21,114	14,402	25,795	20,476	1,720	16,579	-	100,086

Commercial and industrial
Pass	$8,011	$6,937	$6,533	$14,284	$5,559	$512	$18,818	$60,654
Watch	6,305	3,014	783	4,689	190	939	14,186	30,106
Special mention	-	-	-	455	-	-	250	705
Substandard	-	-	-	-	22	-	39	61
Total commercial and industrial	14,316	9,951	7,316	19,428	5,771	1,451	33,293	91,526
Current-period gross write-offs		11	151	8	-	165	-	335

Indirect automobile
Performing	$44,776	$38,583	$47,088	$58,044	$19,391	$5,180	$-	$213,062
Non-performing	41	104	120	320	87	68	-	740
Total indirect automobile	44,817	38,687	47,208	58,364	19,478	5,248	-	213,802
Current-period gross write-offs	86	428	500	1,026	463	129	-	2,632

Home equity
Performing	$680	$206	$-	$-	$-	$3,213	$8,191	$12,290
Total home equity	680	206	-	-	-	3,213	8,191	12,290

Other consumer
Performing	$1,987	$1,483	$975	$907	$139	$7	$220	$5,718
Non-performing	-	5	10	-	-	-	-	15
Total other consumer	1,987	1,488	985	907	139	7	220	5,733
Current-period gross write-offs	33	18	15	24	-	-	-	90

Total Loans
Pass/performing	$153,080	$107,184	$117,159	$146,157	$80,196	$105,983	$27,229	$736,988
Watch	24,678	26,705	21,157	38,789	9,047	56,519	14,186	191,081
Special mention	0	-	22,921	455	0	0	250	23,626
Substandard	-	-	-	2,315	22	2,084	39	4,460
Non-performing	41	109	130	612	87	1,031	-	2,010
Total Loans	$177,799	$133,998	$161,367	$188,328	$89,352	$165,617	$41,704	$958,165
Total Current-period gross write-offs	$119	$457	$666	$1,687	$463	$294	$-	$3,686

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following table presents the credit risk profile of the Company’s loan portfolio (excluding loans in process and deferred loan fees) based on rating category, as well as gross write-offs for the year ended December 31, 2024, and by fiscal year of origination as of December 31, 2024.

							Revolving
	Loans by Origination Year						Loans
	2024	2023	2022	2021	2020	Prior	Amortized Cost	Total
Commercial construction
Watch	$6,509	$17,261	$2,841	$-	$-	$-	$-	$26,611
Total commercial construction	6,509	17,261	2,841	-	-	-	-	26,611

Commercial non-residential
Pass	$46,429	$36,900	$47,082	$27,329	$16,104	$69,260	$-	$243,104
Watch	8,515	14,336	16,201	7,341	10,952	33,799	-	91,144
Special mention	-	-	3,009	873	322	5,745	-	9,949
Substandard	-	-	2,834	-	-	3,931	-	6,765
Total commercial non-residential	54,944	51,236	69,126	35,543	27,378	112,735	-	350,962
Current-period gross write-offs	-	-	-	-	-	291	-	291

Multifamily
Pass	$-	$1,398	$18,410	$28,939	$2,034	$5,296	$-	$56,077
Watch	5,673	10,235	11,027	11,863	-	10,155	-	48,953
Total multifamily	5,673	11,633	29,437	40,802	2,034	15,451	-	105,030

Residential
Performing	$15,456	$26,755	$23,922	$2,032	$2,638	$14,666	$-	$85,469
Non-performing	-	-	-	-	-	1,182	-	1,182
Total residential	15,456	26,755	23,922	2,032	2,638	15,848	-	86,651

Commercial and industrial
Pass	$13,386	$9,810	$19,044	$7,944	$650	$957	$17,303	$69,094
Watch	3,269	745	5,667	191	365	1,081	10,004	21,322
Special mention	-	-	506	191	98	6	-	801
Substandard	-	-	-	-	-	103	38	141
Doubtful	-	-	-	-	-	159	-	159
Total commercial and industrial	16,655	10,555	25,217	8,326	1,113	2,306	27,345	91,517
Current-period gross write-offs	-	40	-	7	-	561	-	608

Indirect automobile
Performing	$54,048	$72,083	$104,879	$42,286	$15,440	$6,343	$-	$295,079
Non-performing	46	78	182	187	62	35	-	590
Total indirect automobile	54,094	72,161	105,061	42,473	15,502	6,378	-	295,669
Current-period gross write-offs	171	812	1,533	665	256	189	-	3,626

Home equity
Performing	$341	$-	$-	$-	$-	$3,684	$7,457	$11,482
Non-performing	-	-	-	-	-	174	-	174
Total home equity	341	-	-	-	-	3,858	7,457	11,656

Other consumer
Performing	$2,581	$1,703	$1,829	$400	$89	$11	$217	$6,830
Total other consumer	2,581	1,703	1,829	400	89	11	217	6,830
Current-period gross write-offs	12	82	73	6	24	4	-	201

Total Loans
Pass/performing	$132,241	$148,649	$215,166	$108,930	$36,955	$100,217	$24,977	$767,135
Watch	23,966	42,577	35,736	19,395	11,317	45,035	10,004	188,030
Special mention	0	-	3,515	1,064	420	5,751	-	10,750
Substandard	-	-	2,834	-	0	4,034	38	6,906
Doubtful	-	-	-	-	-	159	-	159
Non-performing	46	78	182	187	62	1,391	-	1,946
Total Loans	$156,253	$191,304	$257,433	$129,576	$48,754	$156,587	$35,019	$974,926
Total Current-period gross write-offs	$183	$934	$1,606	$678	$280	$1,045	$-	$4,726

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due. The past due status of all classes of loans is determined based on contractual due dates for loan payments.

The following tables present the classes of the loan portfolio summarized by the aging categories of performing loans and non-accrual loans:

	December 31, 2025
				Greater Than
		30-59 Days	60-89 Days	90 Days Past	Total Loans
	Current	Past Due	Past Due	Due	Receivable	Non-accrual
Commercial real estate:
Construction	$8,982	$—	$—	$—	$8,982	$—
Non-residential	415,286	837	17	1,668	417,808	1,668
Multifamily	107,938	—	—	—	107,938	—
Commercial and industrial	91,241	263	—	22	91,526	22
Residential real estate	98,355	1,157	184	390	100,086	1,255
Consumer:
Indirect automobile	204,192	7,831	1,072	707	213,802	740
Home equity	12,075	170	45	—	12,290	—
Other consumer	5,561	134	23	15	5,733	15
Total	$943,630	$10,392	$1,341	$2,802	$958,165	$3,700

	December 31, 2024
				Greater Than
		30-59 Days	60-89 Days	90 Days Past	Total Loans
	Current	Past Due	Past Due	Due	Receivable	Non-accrual
Commercial real estate:
Construction	$26,611	$—	$—	$—	$26,611	$—
Non-residential	348,220	873	—	1,869	350,962	1,869
Multifamily	105,008	22	—	—	105,030	—
Commercial and industrial	91,090	57	159	211	91,517	319
Residential real estate	85,961	604	—	86	86,651	1,182
Consumer:
Indirect automobile	283,458	10,062	1,593	556	295,669	590
Home equity	11,173	153	156	174	11,656	174
Other consumer	6,689	121	20	—	6,830	—
Total	$958,210	$11,892	$1,928	$2,896	$974,926	$4,134

All of our non-accrual loans are individually analyzed. The Company had one individually analyzed home equity loan of $98 that was accruing interest at December 31, 2025.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following table presents the Company’s amortized cost basis of non-accrual loans for which there is no related ACL:

	December 31, 2025	December 31, 2024
Commercial real estate:
Non-residential	$1,668	$1,869
Multifamily	—	—
Commercial and industrial	22	299
Residential real estate	1,255	1,182
Consumer:
Indirect automobile	110	131
Home equity	—	174
Total	$3,055	$3,655

The following table presents the Company’s amortized cost basis of only those non-accrual loans with a related ACL:

	December 31, 2025		December 31, 2024
	Non-accrual loans	Related ACL	Non-accrual loans	Related ACL
Commercial and industrial	$—	$—	$20	$20
Consumer:
Indirect automobile	630	226	459	139
Other consumer	15	14	—	—
Total	$645	$240	$479	$159

For the year ended December 31, 2025, $117 in accrued interest was reversed for non-accrual loans. Total accrued interest receivable associated with loans totaled $4,168 and $3,937, at December 31, 2025 and December 31, 2024, respectively, and is reported in accrued interest receivable on the consolidated statements of financial condition.

The Company has transferred a portion of its originated commercial real estate loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company’s accompanying statements of financial condition. The Company and participating lenders share ratably in any gains or losses that may result from a borrower’s lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments to participating lenders and disburses required escrow funds to relevant parties. At December 31, 2025 and 2024, the Company was servicing loans for participants aggregating $52,240 and $54,390, respectively.

The Company services certain loans that it has sold to third parties. The aggregate balances of loans serviced for others were $250,311 and $266,547 as of December 31, 2025 and 2024, respectively. Included in these loans serviced for others are loans serviced for the Federal Home Loan Mortgage Corporation with a recourse provision whereby the Company is obligated to bear all costs when a default, including foreclosure, occurs. At December 31, 2025 and 2024, the maximum contingent liability associated with loans sold with recourse was $473 and $805, respectively, which is not recorded in the consolidated financial statements. Losses are borne in priority order by the borrower, private mortgage insurance and the Company. The Company has never repurchased any loans or incurred any losses under these recourse provisions.

The balance of capitalized servicing rights, included in other assets at December 31, 2025 and 2024 were $1,262 and $1,592, respectively. Fair value exceeds carrying value. No impairment charges related to servicing rights were recognized during the years ended December 31, 2025 or 2024.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Residential mortgage and consumer loans secured by residential real estate properties for which formal foreclosure proceedings are in process totaled $0 and $37 at December 31, 2025 and 2024, respectively.

In the normal course of business, the Company grants loans to officers, directors and other related parties. Balances and activity of such loans during the years presented were not material.

Activity in the Company’s ACL for loans for the year ended December 31, 2025 is summarized in the table below.

	December 31, 2025
	Balance at			Provision for	Balance at
	beginning of			(reversal of)	end of
	period	Charge-offs	Recoveries	credit losses	period
Commercial real estate:
Non-residential	$2,675	$(629)	$—	$1,096	$3,142
Multifamily	313	—	—	177	490
Commercial and industrial	684	(335)	4	409	762
Residential real estate	575	—	—	164	739
Consumer:
Indirect automobile	4,133	(2,632)	1,702	(153)	3,050
Home equity	84	—	—	6	90
Other consumer	75	(90)	44	51	80
Total	$8,539	$(3,686)	$1,750	$1,750	$8,353

Activity in the Company’s allowance for loan losses for the year ended December 31, 2024 is summarized in the table below.

	December 31, 2024
	Balance at			Provision for	Balance at
	beginning of			(reversal of)	end of
	period	Charge-offs	Recoveries	credit losses	period
Commercial real estate:
Non-residential	$2,329	$(291)	$—	$637	$2,675
Multifamily	387	—	—	(74)	313
Commercial and industrial	606	(608)	2	684	684
Residential real estate	346	—	—	229	575
Consumer:
Indirect automobile	4,348	(3,626)	2,233	1,178	4,133
Home equity	49	—	—	35	84
Other consumer	59	(201)	93	124	75
Total	$8,124	$(4,726)	$2,328	$2,813	$8,539

The Company’s allowance for credit losses for loans totaled $8,353 and $8,539 as of December 31, 2025 and December 31, 2024, respectively. The $186 decrease in our allowance for credit losses for loans was primarily driven by a decrease in our collectively evaluated loans due to the decrease in loans, partially offset by an increase in the allowance for credit losses on individually analyzed loans primarily due to the increase in commercial and industrial loans.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Activity in the Company’s ACL for unfunded commitments for the years ended December 31, 2025 and 2024 is summarized in the tables below and included in accrued expenses and other liabilities.

	Commercial		Commercial
Allowance for credit losses:	Real Estate	Residential	and Industrial	Indirect	Consumer	Totals
Balance at December 31, 2023	$172	$—	$72	$—	$13	$257
(Reversal of) provision for credit losses	(53)	1	32	—	7	(13)
Balance at December 31, 2024	$119	$1	$104	$—	$20	$244
(Reversal of) provision for credit losses	(100)	2	8	—	(1)	(91)
Balance at December 31, 2025	$19	$3	$112	$—	$19	$153

The following table summarizes the provision for credit losses for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Provision for credit losses - loans	$1,750	$2,813
(Reversal of) provision for credit losses - unfunded commitments	(91)	(13)
Provision for credit losses	$1,659	$2,800

The Company had no loans identified as collateral dependent as of December 31, 2025 or 2024.

There were no loans modified for borrowers experiencing financial difficulty during the years ended December 31, 2025 or 2024.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

4.     Goodwill and Intangible Assets

The changes in the carrying value of goodwill are as follows:

	Year Ended
	December 31,
	2025	2024
Beginning balance	$2,235	$2,235
Activity during the period	—	—

Ending balance	$2,235	$2,235

The Company performs its annual goodwill impairment test during the fourth quarter. The results of the Company’s impairment test indicated that the reporting unit’s fair value was greater than its carrying value and therefore no impairment of goodwill existed at either December 31, 2025 or 2024.

The carrying value of the customer list and core deposit intangibles are:

	Years Ended
	December 31,
	2025	2024
Beginning balance	$166	$246
Amortization	(60)	(80)

Ending balance	$106	$166

Core deposit intangibles represent the estimated fair value of acquired customer deposit relationships on the date of acquisition and are amortized over their estimated useful lives. Purchased customer accounts primarily consist of records and files that contain information about investment holdings. The values assigned to customer lists and core deposit intangibles is based upon the application of the income approach. At December 31, 2025, based upon a review of the intangibles, the Company determined that the fair value of the amortizable intangible assets exceeded their carrying values.

As of December 31, 2025, the future amortization expense for amortizable intangible assets for the respective years is as follows:

2026	$29
2027	21
2028	16
2029	13
2030	11
Thereafter	16
Total	$106

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

5.	Premises and Equipment

Premises and equipment are summarized as follows:

	December 31,
	2025	2024
Land	$2,025	$2,025
Buildings and improvements	26,515	26,377
Furniture, fixtures and equipment	15,392	14,929
Construction in process	354	141
Total	44,286	43,472
Less accumulated depreciation	(30,665)	(29,367)
Net	$13,621	$14,105

Depreciation expense totaled $1,298 and $1,343 for the years ended December 31, 2025 and 2024, respectively.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

6.	Deposits

Deposits balances are summarized as follows:

	December 31,	December 31,
	2025	2024
Non-interest bearing demand deposits	$227,272	$238,126
Interest bearing accounts:
NOW(1)	123,576	123,466
Savings	127,219	132,648
Money market	242,333	188,904
Time certificates of deposit	376,940	337,639
Total interest bearing accounts	870,068	782,657
Total deposits	$1,097,340	$1,020,783

(1)	Negotiable order of withdrawal

The Company has established a relationship to participate in a reciprocal deposit program with other financial institutions. The reciprocal deposit program provides access to FDIC-insured deposit products in aggregate amounts exceeding the current limits for depositors. At December 31, 2025 and 2024, total reciprocal deposits were $35,638 and $38,909, respectively. Included in time certificates of deposit at December 31, 2025 and 2024 were reciprocal deposits totaling $21,854 and $25,427, respectively, with original maturities of one to three years. Reciprocal deposits included in money market accounts totaled $13,784 and $13,482 at December 31, 2025 and 2024, respectively.

The Company did not have any brokered deposits at December 31, 2025 or 2024. Time certificates of deposit in denominations of $250 or greater were $99,659 and $95,591 as of December 31, 2025 and 2024, respectively.

Contractual maturities of time certificates of deposit at December 31, 2025 are summarized below:

December 31,
2025
Within 1 year	$335,787
1 – 2 years	37,124
2 – 3 years	1,622
3 – 4 years	1,507
4 – 5 years	900
Total	$376,940

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

7.	Debt and FHLB Stock

FHLB Borrowings and Stock

The Company is a member of the FHLB. At December 31, 2025 and 2024, the Company had access to a preapproved secured line of credit with the FHLB of $650,791 and $627,265, respectively. Borrowings under this line require collateralization through the pledge of specific loans and securities. At December 31, 2025, the Bank had pledged $514,823 of assets to the FHLB, which resulted in a secured line of credit of $362,311. At December 31, 2024, the Bank had pledged $447,534 of assets to the FHLB, which resulted in a secured line of credit of credit of $306,410. The Company had no outstanding overnight line of credit balances with the FHLB at either December 31, 2025 or 2024. These borrowings would mature the following business day. At December 31, 2025, the Company had borrowings in the amount of $25,153. The outstanding principal amounts and the related terms and rates at December 31, 2025 were as follows:

Term	Principal	Maturity	Rate	Due in one year	Long term
Fixed medium-term	$1,233	September 21, 2026	5.20%	$1,233	$—
Fixed medium-term	381	November 9, 2026	5.04%	381	—
Fixed medium-term	969	May 3, 2027	4.99%	—	969
Fixed medium-term	740	June 21, 2027	4.73%	—	740
Fixed medium-term	20,000	May 2, 2028	3.88%	—	20,000
Fixed medium-term	1,830	June 27, 2028	3.91%	—	1,830
Total	$25,153	Weighted Average Rate	4.03%	$1,614	$23,539

The Company is required to maintain an investment in capital stock of the FHLB, as collateral, in an amount equal to a certain percentage of its outstanding debt. FHLB stock is considered restricted stock and is carried at cost. The Company evaluates for impairment based on the ultimate recovery ability of the cost. No impairment was recognized at either December 31, 2025 or 2024.

Subordinated Debt

In addition to the Bank, the Company has one other wholly-owned subsidiary, RSB Capital Trust I (the “Trust”). In 2005, the Trust issued $5,000 of pooled trust preferred securities in a private placement and issued 155 shares of common stock at $1 par value per share, now owned by the Company. The Trust, which has no independent assets or operations, was formed in 2005 for the sole purpose of issuing trust preferred securities and investing the proceeds thereof in an equivalent amount of junior subordinated debentures. The proceeds from the issuance of the trust preferred securities were down-streamed to the Bank and are currently considered Tier 1 capital for purposes of determining the Bank’s capital ratios. The duration of the Trust is 30 years.

The subordinated debt securities of $5,155 are unsecured obligations of the Company and are subordinate and junior in right of payment to all present and future senior indebtedness of the Company. The Company has entered into a guarantee, which together with its obligations under the subordinated debt securities and the declaration of trust governing the Trust, including its obligations to pay costs, expenses, debts and liabilities, other than trust securities, provides a full and unconditional guarantee of amounts on the capital securities. The subordinated debentures, which bear interest at three-month Secured Overnight Financing Rate (“SOFR”) plus 2% and a relative spread adjustment of 0.26% was 6.14% and 7.78% at December 31, 2025 and 2024, respectively. The subordinated debentures mature on May 23, 2035.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Other Borrowings

The Bank has an unsecured, uncommitted $10,000 line of credit with Zions Bank. There were no advances outstanding under this line of credit at December 31, 2025 or 2024.

The Bank also has an unsecured, uncommitted $50,000 line of credit with Pacific Community Bankers Bank. There were no advances outstanding under this line of credit at December 31, 2025 or 2024.

Additionally, at December 31, 2025 and 2024, the Bank had available funds of $155,646 and $215,572, respectively, under the Federal Reserve Bank's discount window. There were no advances outstanding under this line of credit at December 31, 2025 or 2024.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

8.	Income Taxes

The components of the provision for income taxes are as follows:

	Years Ended December 31,
	2025	2024
Current expense:
Federal	$433	$(1)
State	365	265
Total current expense	798	264
Deferred expense:
Federal	1,842	(2,581)
State	527	(738)
Change in valuation allowance	(527)	738
Total deferred expense	1,842	(2,581)
Total provision for income taxes	$2,640	$(2,317)

The following is a reconciliation between the expected federal statutory income tax rate of 21% and the Company’s actual income tax expense and rate:

	Years ended December 31,
	2025		2024
Provision (benefit) at U.S. federal statutory tax rate	$2,664	21.00%	$(2,297)	21.00%
State and local income taxes, net of federal income tax effect(1)	799	6.30%	(523)	4.78%
Changes in valuation allowances	(527)	(4.15)%	737	(6.74)%
Nontaxable or nondeductible Items
Tax exempt income	(165)	(1.30)%	(248)	2.27%
Equity based	(163)	(1.28)%	—	0.00%
Other	32	0.25%	12	(0.11)%
Effective income tax and rate	$2,640	20.81%	$(2,317)	21.18%

(1)	State taxes in New York made up the majority (greater than 50 percent) of the tax effect in this category

Provision for income taxes directly reflects the expected tax associated with the pre-tax income generated for the given year and certain regulatory requirements.  The statutory tax rate is impacted by the benefits derived mainly from tax-exempt bond income and income received on the bank owned life insurance to arrive at the effective tax rate.

The following table presents cash paid for federal and state income taxes for the years ended December 31, 2025 and 2024.

	Years Ended December 31,
	2025	2024
Cash paid for federal income taxes	$257	$599
Cash paid for New York State income taxes	346	275
Total cash paid for income taxes	$603	$874

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The tax effects of temporary differences that give rise to significant components of the deferred tax assets and deferred tax liabilities at December 31, 2025 and 2024 are presented below:

	December 31,
	2025	2024
Deferred tax assets:
Allowance for credit losses	$2,296	$2,371
Deferred expenses	27	21
Deferred compensation	1,860	1,773
Unrecognized pension liability	446	653
Postretirement liability	1,057	1,032
Deferred loan fees	5	—
Unrealized loss on securities	1,663	2,786
Federal tax net operating loss carryforward	354	2,538
Other	670	889
Gross deferred tax assets	8,378	12,063
Deferred tax liabilities:
Prepaid expenses	(623)	(578)
Prepaid pension	(1,165)	(1,180)
Deferred loan fees	—	(51)
Depreciation and amortization	(482)	(374)
Mortgage servicing rights	(341)	(430)
Other	(17)	—
Gross deferred tax liabilities	(2,628)	(2,613)
Net deferred tax asset	5,750	9,450
Deferred tax valuation allowance	(809)	(1,336)
Deferred tax assets, net of allowance	$4,941	$8,114

As of December 31, 2025, the Company has a federal net operating loss (“NOL”) carryforward of $1,311, which carries forward indefinitely under current tax regulations. This NOL resulted in a deferred tax asset of $354, representing a temporary difference in the Company’s financial statements. The realization of this deferred tax asset depends on the Company’s ability to generate sufficient future taxable income.

New York State (“NYS”) tax law provides for a permanent deduction of income from “qualified” loans for community banks. Accordingly, the Company has generally incurred NYS taxable losses and incurred minimal NYS income tax liability. As the Company has not established a history of strong NYS taxable income, the Company has established a full valuation allowance against the NYS deferred tax asset. Based on management’s assessment of projected earnings and other relevant factors, the Company has recorded a deferred tax valuation allowance of $809 as of December 31, 2025, compared to $1,336 of December 31, 2024. The decrease in the valuation allowance reflects management’s evaluation of the likelihood of utilizing certain deferred tax assets in future periods.

Retained earnings at December 31, 2025 and 2024 include a contingency reserve for loan losses of $1,534, which represents the tax reserve balance existing at December 31, 1987 and is maintained in accordance with provisions of the Internal Revenue Code applicable to mutual savings banks. Amounts transferred to the reserve have been claimed as deductions from taxable income and, if the reserve is used for purposes other than to absorb losses on loans, a federal income tax liability could be incurred. It is not anticipated that the Company will incur a federal income tax liability relating to this reserve balance and accordingly, deferred income taxes of $414 at December 31, 2025 and December 31, 2024 have not been recognized.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The Company’s income tax returns are subject to review and examination by federal and state taxing authorities. The Company is currently open to audit under the applicable statutes of limitations by the Internal Revenue Service for the years ended December 31, 2022 through 2025. The years open to examination by state taxing authorities vary by jurisdiction; no years prior to 2022 are open.

As of December 31, 2025, the Company has no unrecognized tax benefits.

9.	Employee Benefits

Employee Stock Ownership Plan

On January 1, 2019, the Bank established an ESOP to provide eligible employees the opportunity to own Company stock. The plan is a tax-qualified retirement plan for the benefit of Bank employees. On January 16, 2019, the Company granted a loan to the ESOP to purchase 436,425 shares of the Company’s common stock at a price of $10.00 per share. The loan is payable annually over 20 years at a rate per annum equal to the Prime Rate, reset annually on January 1st (7.50% at January 1, 2025 and 6.75% at January 1, 2026). Loan payments are principally funded by cash contributions from the Bank. The loan is secured by the shares purchased, which are held in a suspense account for allocation among participants as the loan is repaid. The balance of the ESOP loan was $3,335 and $3,484 at December 31, 2025 and 2024, respectively. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The number of shares committed to be released annually is 21,821 through 2039.

Shares held by the ESOP include the following:

	December 31,	December 31,
	2025	2024
Allocated	130,926	109,105
Committed to be allocated	21,821	21,821
Unallocated	283,678	305,499
Paid out to participants	(28,945)	(23,622)
Total shares	407,480	412,803

The fair value of unallocated shares was $3,410 and $2,954 at December 31, 2025 and 2024, respectively.

Total compensation expense recognized in connection with the ESOP for the years ended December 31, 2025 and 2024 was $243 and $186, respectively.

Share-Based Compensation Plan

On May 26, 2020, stockholders of the Company approved the 2020 Equity Incentive Plan (the “EIP”).  The EIP authorizes the issuance to participants of up to 763,743 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units.  Of this number, the maximum number of shares of Rhinebeck Bancorp common stock that may be issued under the EIP pursuant to the exercise of stock options is 545,531 shares, and the maximum number of shares of Rhinebeck Bancorp common stock that may be issued as restricted stock awards or restricted stock units is 218,212 shares. These amounts represented 4.90% and 1.96%, respectively, of the number of shares of common stock issued in the stock offering of Rhinebeck Bancorp, including the shares issued to Rhinebeck Bancorp, MHC.

On May 21, 2025, stockholders of the Company approved the 2025 Equity Incentive Plan (the “2025 EIP”).  The 2025 EIP authorizes the issuance to participants of up to 600,000 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. As of December 31, 2025, there have been no awards issued under this plan

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Pursuant to terms of the EIP, on August 25, 2020, the Board of Directors granted restricted stock and stock options to employees and directors. All of the awards granted vest annually over a three-year period from the date of the grant and the term of each option is ten years. As of December 31, 2025, there were 105,146 stock options and 34,778 restricted stock awards that remain available for future grants.

The fair value of each option granted under the EIP is estimated on the date of grant using the Black-Scholes Option-Pricing Model. The expected term of the options is estimated using the simplified method, which assumes an expected term equal to the midpoint between the vesting date and the contractual expiration date. The dividend yield assumption is based on the Company’s expectation that it will not pay dividends. The expected volatility is based on the historical volatility of a peer group of comparable SEC-reporting bank holding companies. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the date of grant. The Company has elected to recognize forfeitures as they occur.

A summary of options under the EIP as of December 31, 2025 is presented below:

		Weighted -	Weighted-Average
	Number of	Average	Remaining Contractual
	Shares	Exercise Price	Term (in Years)
Options outstanding at beginning of year	412,930	$6.62	5.23
Exercised	(154,100)	6.70	-
Options outstanding at December 31, 2025	258,830	$6.57	4.15
Options exercisable at December 31, 2025	258,830	$6.57	4.15

The aggregate intrinsic value of the options outstanding and exercisable, which fluctuates based on changes in the fair market value of the Company’s stock, at December 31, 2025, was $1,411. The aggregate intrinsic value of the options exercised during 2025 was $908. The aggregate intrinsic value represents the total pre-tax intrinsic value (i.e., the difference between the Company’s closing stock price on the last trading day of period and the weighted-average exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2025.

As of December 31, 2025, there was no unrecognized compensation cost related to the nonvested stock options granted under the EIP, as all options were fully vested at December 31, 2025.

The following table summarizes the Company’s restricted stock activity for the year ended December 31, 2025:

		Weighted-Average
	Number	Grant Date
	of Shares	Fair Value per Share
Non-vested restricted stock at beginning of year	15,000	$7.94
Vested	(5,000)	7.94
Non-vested restricted stock at December 31, 2025	10,000	$7.94

As of December 31, 2025, there was $60 of unrecognized compensation cost related to the non-vested restricted stock awards granted under the EIP. The cost is expected to be recognized over the remaining period of 1.52 years.

The aggregate fair value of restricted stock awards that vested during the year ended December 31, 2025 was $60.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

For the years ended December 31, 2025 and 2024, share-based compensation expense under the plan was $40 and $19, respectively.

Pension Plan

The Bank maintains a non-contributory defined benefit pension plan covering substantially all of its employees 21 years of age or older who have completed at least one year of service. The Bank’s defined benefit plan was frozen as of June 30, 2012.

The following table sets forth the plan’s funded status and amounts recognized in the Company’s consolidated statements of financial condition:

	December 31,
	2025	2024
Projected and accumulated benefit obligation	$(16,707)	$(16,652)
Plan assets at fair value	18,902	17,916
Funded status included in accrued expenses and other liabilities	$2,195	$1,264

The following table details the plan’s funded status:

	2025	2024
Change in benefit projected obligation:
Projected benefit obligation at beginning of year	$16,652	$17,868
Service cost	-	-
Interest cost	890	853
Actuarial loss (gain)	20	(1,301)
Benefits paid	(855)	(768)
Projected benefit obligation at end of year	16,707	16,652
Change in plan assets:
Fair value of plan assets at beginning of year	17,916	18,062
Actual return on plan assets	1,841	622
Contributions	-	-
Benefits paid	(855)	(768)
Fair value of plan assets at end of year	18,902	17,916
Funded status	$2,195	$1,264

In 2025, the net actuarial loss in the projected benefit obligation resulted primarily from a decrease in the discount rate. The gain on plan assets during the fiscal year ended December 31, 2025 of $1,841 was due to favorable asset market performance.

The weighted-average assumptions used by the Company to determine the pension benefit obligation consisted of the following:

	Years ended December 31,
	2025	2024
Discount rate	5.45%	5.50%
Rate of compensation increase	N/A	N/A

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Amounts recognized in accumulated other comprehensive loss consisted of the following:

	Years ended December 31,
	2025	2024
Net actuarial loss	$2,121	$3,108

The net periodic pension cost and amounts recognized in other comprehensive income are as follows:

	Years ended December 31,
	2025	2024
Interest cost	$890	$853
Expected return on plan assets	(981)	(998)
Amortization of unrecognized loss	147	298
Net periodic cost	$56	$153

Weighted-average assumptions used by the Company to determine the net periodic pension cost consisted of the following:

	Years ended December 31,
	2025	2024
Discount rate	5.50%	4.90%
Expected long-term return on plan assets	6.00%	6.00%
Rate of compensation increase	N/A	N/A

The expected long-term return on plan assets assumption was developed as a weighted average rate based on the target asset allocation of the plan and the Long-Term Capital Market Assumptions for the corresponding fiscal year end. Plan assets are invested in pooled separate accounts consisting of underlying investments in eight diversified investment funds.

As of December 31, 2025 and 2024, the investment funds included five equity funds and three bond funds. Each fund has its own investment objectives, investment strategies and risks, as detailed in the Plan’s investment policy statement. The Company determines the appropriate strategic asset allocation versus plan liabilities, as governed by the investment policy statement.

The assets of the plan are invested under the supervision of the Company’s investment committee in accordance with the investment policy statement. The investment options of the plan are chosen in a manner consistent with generally accepted standards of fiduciary responsibility. The investment performance of the Company’s individual investment managers, with the assistance of the Company’s investment consultant, is monitored on a quarterly basis and is reviewed at least annually relative to the objectives and guidelines as stated in the Company’s investment policy statement.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The fair value of the Company’s pension plan assets, by fair value hierarchy, are as follows:

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Investment in separate accounts
Fixed income	$12,732	$—	$—	$12,732
Equity	6,170	—	—	6,170
Total assets at fair value	$18,902	$—	$—	$18,902

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Investment in separate accounts
Fixed income	$12,489	$—	$—	$12,489
Equity	5,427	—	—	5,427
Total assets at fair value	$17,916	$—	$—	$17,916

The pooled separate accounts are valued at the net asset per unit based on either the observable net asset value of the underlying investment or the net asset value of the underlying pool of securities. Net asset value is based on the value of the underlying assets owned by the fund, minus its liabilities and then divided by the number of shares outstanding.

As of December 31, 2025, the following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Fiscal Year Ending	Pension Benefits
2026	$930
2027	1,000
2028	1,050
2029	1,130
2030	1,180
2031 – 2035	6,100

The Company made no contributions to the plan in either 2025 or 2024.

Defined Contribution Plan

The Company sponsors a 401(k) defined contribution plan. Participants are permitted, in accordance with the provisions of Section 401(k) of the Internal Revenue Code, to contribute up to 25% of their earnings (as defined) into the plan with the Company matching up to 6%, subject to Internal Revenue Service limitations. The Company’s contributions charged to operations amounted to $1,155 and $1,056 for the years ended December 31, 2025 and 2024, respectively.

Bank Owned Life Insurance

The Company has an investment in and is the beneficiary of life insurance policies on the lives of certain officers and directors. The purpose of these life insurance policies is to provide income through the appreciation in cash surrender value of the policies, which is expected to offset the cost of the deferred compensation plans. These policies had aggregate cash surrender values of $30,996 and $30,193 at December 31, 2025 and 2024, respectively. Net earnings on these policies aggregated $780 and $751 for the years ended December 31, 2025 and 2024, respectively, which are included in non-interest income in the consolidated statements of income.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Deferred Compensation Arrangements

Directors’ Plan, (formerly the “Trustees Plan”)

The Company’s 1991 Plan (the “Directors’ Plan”) covers directors who elect to defer fees earned. Under the terms of the Directors’ Plan, each participant may elect to defer all or part of their annual director’s fees. Upon resignation, retirement, or death, the participants’ total deferred compensation, including earnings thereon, will be paid. At December 31, 2025 and 2024, $3,429 and $3,804, respectively, are included in accrued expenses and other liabilities, which represents cumulative amounts deferred and earnings thereon. Total expense related to the Directors’ Plan years ended December 31, 2025 and 2024 were $358 and $255, respectively, which are included in non-interest expense in the consolidated statements of income.

Executive Long-Term Incentive and Retention Plan

The Company maintains an Executive Long-Term Incentive and Retention Plan (the “Executive Plan”). Participation in the Executive Plan is limited to officers of the Company designated as participants by the Board of Directors and who filed a properly completed and executed participation agreement in accordance with the terms of the Executive Plan. Under the Executive Plan, the Board of Directors may grant annual cash incentive awards equal to a percentage of a participant’s base salary at the rate in effect on the last day of the Plan year, as determined by the Board of Directors based on the attainment of criteria established annually by the Board of Directors. Incentive awards under the Executive Plan are credited to the participant’s incentive benefit account as of the last day of the Executive Plan year to which the award relates and earn interest at a rate determined annually by the Board of Directors. Participants vest in their benefit accounts in accordance with the vesting schedule approved by the Board of Directors, which ranges from one to five years of service. At December 31, 2025 and 2024, $1,630 and $1,653, respectively, is included in accrued expenses and other liabilities, which represents the cumulative amounts deferred and earnings thereon. The Company recognized expenses of $1,205 and $238 for the years ended December 31, 2025 and 2024, respectively, related to this plan and which are included in salaries and employee benefits expense in the consolidated statements of income.

Group Term Replacement Plan

Under the terms of the “Group Term Replacement Plan,” the Company provides postretirement life insurance benefits to certain officers. The liability related to these postretirement benefits is being accrued over the individual participants’ service period and aggregated $1,761 and $1,711 at December 31, 2025 and 2024, respectively. The Company recognized expenses of $50 and $69 for the years ended December 31, 2025 and 2024, respectively, related to this plan which are included in salaries and employee benefits expense in the consolidated statements of income.

Other Director and Officer Postretirement Benefits

The Company has individual fee continuation agreements with certain directors and a supplemental retirement agreement with an executive officer which provide for fixed postretirement benefits to be paid to the directors and the officer, or their beneficiaries, for periods ranging from 15 to 20 years. In addition, the Company has agreements with certain directors which provide for certain postretirement life insurance benefits. The liability related to these postretirement benefits is being accrued over the individual participants’ service period and aggregated $2,154 and $2,113, respectively, at December 31, 2025 and 2024. The Company recognized expenses of $155 and $86 for the years ended December 31, 2025 and 2024, respectively, related to these benefits which are included in other non-interest expenses in the consolidated statements of income.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

10.	Leases

As of December 31, 2025, the Company leases real estate for seven branch offices and two administrative offices under various lease agreements. All of our leases are classified as operating leases.

The Bank closed its Middletown branch, effective January 27, 2026, as part of its ongoing strategy to enhance operational efficiency and position the Bank for long-term growth.

The calculated amount of the right-of-use (“ROU”) assets and lease liabilities are impacted by the length of the lease term and the discount rate used to present value the minimum lease payments. The Company’s leases have maturities which range from 2024 to 2048, some of which include lessee options to extend the lease term. If the Company considers the exercising of a renewal option to be reasonably certain, the Company will include the extended term in the calculation of the ROU asset and lease liability. The weighted average remaining life of the lease terms for these leases was 15.2 and 15.7 years as of December 31, 2025 and 2024, respectively. As most of our leases do not provide an implicit rate, the Company used its incremental borrowing rate, which is the rate of interest to borrow on a collateralized basis for a similar term, at the lease commencement date. The Company calculated a weighted average discount rate of 4.12% and 3.91% in determining the lease liability as of December 31, 2025 and 2024, respectively.

For the years ended December 31, 2025 and 2024, total operating lease costs were $797 and $782, respectively, and were included in occupancy and other expense. The ROU asset, included in other assets, was $6,045 and $7,307 as of December 31, 2025 and 2024, respectively. The corresponding lease liability, included in accrued expenses and other liabilities was $6,144 and $7,386 as of December 31, 2025 and 2024, respectively.

Future minimum payments for operating leases with initial terms of one year or more as of December 31, 2025 were as follows:

Years ending December 31:
2026	$692
2027	644
2028	648
2029	654
2030	604
Thereafter	5,497
Total future minimum lease payments	8,739
Amounts representing interest	(2,595)
Present Value of Net Future Minimum Lease Payments	$6,144

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

11.	Commitments and Contingencies

Legal Matters

The Company is involved in various legal proceedings which have arisen in the normal course of business. Management believes that resolution of these matters will not have a material effect on the Company’s financial condition or results of operations.

Employment Agreements

The Company has entered into employment agreements with certain officers. The agreements provide for base salaries and incentive compensation based on performance criteria outlined in the agreements. The agreements also provide for insurance, various other benefits and addresses other contractual issues, such as a change of control.

Financial Instruments with Off-Balance-Sheet Risk

In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include standby letters of credit and commitments to extend credit, which include new loan commitments and undisbursed portions of construction loans and other lines of credit. These financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The contractual amounts of commitments to extend credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer defaults and the value of any existing collateral become worthless. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Financial instruments whose contract amounts represent off-balance sheet credit risk are as follows:

	Years ended December 31,
	2025	2024
Commitments to extend credit summarized as follows:
Future loan commitments	$1,688	$5,556
Undisbursed construction loans	3,946	23,617
Undisbursed home equity lines of credit	9,735	10,357
Undisbursed commercial and other line of credit	74,207	79,107
Standby letters of credit	5,014	3,022
Credit card lines	10,697	2,701
Loans sold with recourse	473	805
Total	$105,760	$125,165

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Since these commitments could expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include residential and commercial property, deposits and securities.

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

12.   Derivatives

Interest Rate Swaps

The Company enters into interest rate swaps that allow commercial loan customers to effectively convert a variable-rate loan agreement to a fixed-rate loan agreement. Under these agreements, the Company simultaneously enters into a variable-rate loan and interest rate swap agreements with a customer. The Company then enters into a corresponding and offsetting swap agreement with a third party to hedge its exposure created by the customer agreements. The interest rate swaps with both the customers and third parties are not designated as hedges under FASB ASC Topic 815, Derivatives and Hedging, and are marked to market through earnings. The fair values of the swaps are recorded as both an asset and a liability, in other assets and other liabilities, respectively, in equal offsetting amounts for these transactions.  Accrued interest receivable and payable of $115 and $152 related to these swaps is recorded in other assets and other liabilities as of December 31, 2025 and 2024, respectively.

Summary information regarding these derivatives is presented below:

	December 31,
	2025	2024
Notational amount	$240,092	$151,867
Fair value	$7,204	$6,458
Weighted average pay rates	5.77%	5.48%
Weighted average receive rates	6.03%	6.67%
Weighted average maturity (in years)	5.41	7.45

Number of Contracts	42	24

As of December 31, 2024, there were three contracted forward rate swaps with a notional value of $19,161 and a fair value of $285 with effective dates at various points in 2025. These forward swaps had a fixed weighted average pay rate of 6.28% and the related weighted average adjustable receive rates were determined at the time the forward swaps became effective. There were no contracted forward rate swaps at December 31, 2025.

F-47

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

13.   Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the tables below) of total, common equity Tier 1 and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2025 and 2024, that the Bank met all capital adequacy requirements to which they are subject.

The most recent notification from the FDIC categorized the Bank as “well capitalized” under the regulatory framework. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, common equity Tier 1, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since then, which management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios were:

					To be Well Capitalized under
			For Capital Adequacy		Prompt Corrective Action
	Actual		Purposes		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	December 31, 2025
Rhinebeck Bank
Total capital (to risk-weighted assets)	$147,671	14.40%	$82,039	8.00%	$102,549	10.00%
Tier 1 capital (to risk-weighted assets)	139,166	13.57%	61,529	6.00%	82,039	8.00%
Common equity tier one capital (to risk weighted assets)	139,166	13.57%	46,147	4.50%	66,657	6.50%
Tier 1 capital (to average assets)	139,166	10.62%	52,423	4.00%	65,529	5.00%

	December 31, 2024
Rhinebeck Bank
Total capital (to risk-weighted assets)	$135,450	12.63%	$85,821	8.00%	$107,276	10.00%
Tier 1 capital (to risk-weighted assets)	126,668	11.81%	64,366	6.00%	85,821	8.00%
Common equity tier one capital (to risk weighted assets)	126,668	11.81%	48,274	4.50%	69,729	6.50%
Tier 1 capital (to average assets)	126,668	10.07%	50,292	4.00%	62,865	5.00%

F-48

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

14.    Fair Value

As described in Note 1, the Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. A description of the valuation methodologies used for assets and liabilities recorded at fair value and for estimating fair value for financial and non-financial instruments not recorded at fair value, is set forth below.

Cash and Cash Equivalents

The carrying amount is a reasonable estimate of fair value.

Available for Sale Securities

Where quoted prices are available in an active market for identical securities, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include marketable equity securities and U.S. Treasury obligations. If quoted prices are not available, then fair values are estimated by using pricing models (i.e., matrix pricing) or quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy. Examples of such instruments include government agency bonds, mortgage-backed securities and municipal bonds. Level 3 securities include securities for which significant unobservable inputs are utilized. Available for sale securities are recorded at fair value on a recurring basis.

FHLB Stock

The carrying value of FHLB stock approximates fair value based on the redemption provisions of the FHLB.

Loans

Loans receivable are carried at cost. For variable rate loans which reprice frequently carrying values are a reasonable estimate of fair values, adjusted for credit losses inherent in the portfolios. The fair value of fixed rate loans is estimated by discounting the future cash flows using the year end rates, estimated using local market data, at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, adjusted for credit losses inherent in the portfolios. The Company does not record loans at fair value on a recurring basis. However, from time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.

Other Real Estate Owned

Other real estate owned represents real estate acquired through foreclosure and is carried at the lower of cost or fair value less estimated selling costs. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. These assets are included as Level 3 fair values, based upon the lowest level of input that is utilized in the fair value measurements.

Accrued Interest

The carrying amounts of accrued interest approximate fair value.

F-49

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

Mortgage Servicing Rights

The fair value of mortgage servicing rights is based on a valuation model that calculates the present value of estimated future net servicing income. Mortgage servicing rights are carried at the lower of amortized cost or estimated fair value and are included in other assets on the consolidated statements of financial condition.

Deposits

Deposit liabilities are carried at cost. The fair value of NOW, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of time certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities estimated using local market data to a schedule of aggregated expected maturities on such deposits.

Mortgagors’ escrow account

The carrying amount is a reasonable estimate of fair value.

Advances from the FHLB

The fair value of the advances is estimated using a discounted cash flow calculation that applies current FHLB interest rates for advances of similar maturity to a schedule of maturities of such advances.

Subordinated Debt

Based on the floating rate characteristic of these instruments, the carrying value is considered to approximate fair value.

Off-Balance-Sheet Instruments

Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. Such amounts are not significant.

Loan Level Interest Rate Swaps

The fair value is based on settlement values adjusted for credit risks associated with the counterparties and the Company and observable market interest rate curves.

F-50

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following tables detail the assets that are carried at fair value on a recurring basis as of the periods shown and indicate the fair value hierarchy of the valuation techniques utilized by the Company to determine the fair value:

		Quoted Prices in
		Active Markets	Significant	Significant
		for Identical	Observable	Unobservable
	Balance	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)
	December 31, 2025
Assets:
U.S. Treasury securities	$35,828	$35,828	$—	$—
U.S. government agency mortgage-backed securities-residential	88,980	—	88,980	—
U.S. government agency securities	18,352	—	18,352	—
Municipal securities	2,082	—	1,997	85
Corporate bonds	16,589	—	16,589	—
Other	372	—	372	—
Total available for sale securities	162,203	35,828	126,290	85
Loan level interest rate swaps	7,204	—	7,204	—
Total assets	$169,407	$35,828	$133,494	$85
Liabilities:
Loan level interest rate swaps	$7,204	$—	$7,204	$—
Total liabilities	$7,204	$—	$7,204	$—

	December 31, 2024
Assets:
U.S. Treasury securities	$29,693	$29,693	$—	$—
U.S. government agency mortgage-backed securities – residential	93,492	—	93,492	—
U.S. government agency securities	21,166	—	21,166	—
Municipal securities	2,493	—	2,393	100
Corporate bonds	12,583	—	12,583	—
Other	520	—	520	—
Total available for sale securities	159,947	29,693	130,154	100
Loan level interest rate swaps	6,743	—	6,743	—
Total assets	$166,690	$29,693	$136,897	$100
Liabilities:
Loan level interest rate swaps	$6,743	$—	$6,743	$—
Total liabilities	$6,743	$—	$6,743	$—

F-51

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following tables detail the assets carried at fair value and measured at fair value on a nonrecurring basis as of December 31, 2025 and 2024 and indicate the fair value hierarchy of the valuation techniques utilized by the Company to determine the fair value:

		Quoted Prices in
		Active Markets	Significant	Significant
		for Identical	Observable	Unobservable
	Balance	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)
	December 31, 2025
Individually analyzed loans, with specific reserves	$405	$—	$—	$405
Total	$405	$—	$—	$405

	December 31, 2024
Individually analyzed loans, with specific reserves	$320	$—	$—	$320
Total	$320	$—	$—	$320

The Company may record adjustments to the carrying value of loans based on fair value measurements, either as specific reserves or as partial charge-offs of the uncollectible portions of these loans. For collateral dependent loans, fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. The fair value of these individually analyzed loans is based on the fair value of the collateral. Loans with specific reserves that were determined to be collateral dependent are categorized as Level 3 due to ongoing real estate market conditions resulting in inactive market data, which in turn required the use of unobservable inputs and assumptions in fair value measurements. Individually analyzed loans evaluated under the discounted cash flow method are excluded from the table above. The discounted cash flow method as prescribed by ASC 310 is not a fair value measurement since the discount rate utilized is the loan’s effective interest rate which is not a market rate. There were no changes in valuation techniques used during the year ended December 31, 2025.

Appraisals for collateral-dependent impaired loans are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value is compared with independent data sources such as recent market data or industry-wide statistics.

Loans that were individually analyzed using the fair value of the collateral had recorded investments of $645 and $479 with valuation allowances of $240 and $159 resulting in fair values of $405 and $320 at December 31, 2025 and 2024, respectively. The valuation allowance represents specific allocations to the allowance for credit losses.

F-52

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value:

	Quantitative Information About Level 3 Fair Value Measurements
	Fair Value	Valuation		Unobservable		Range
	Estimate	Techniques		Input		(Weighted Average)
	December 31, 2025
Individually analyzed loans, with specific reserves	$405	Appraisal of collateral	(1)	Liquidation expenses	(3)	0% to 8%
				Appraisal adjustments	(2)	0% to 20%

	December 31, 2024
Individually analyzed loans, with specific reserves	$320	Appraisal of collateral	(1)	Liquidation expenses	(3)	0% to 8%
				Appraisal adjustments	(2)	0% to 20%

(1)	Fair value is generally through independent appraisals of the underlying collateral that generally include various level 3 inputs which are not identifiable.

(2)	Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraised value.

(3)	Estimated costs to sell.

The Company discloses fair value information about financial instruments, whether or not recognized in the statements of financial condition, for which it is practicable to estimate that value. Certain financial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The estimated fair value amounts for 2025 and 2024 have been measured as of their respective reporting dates and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than amounts reported at each year-end.

The fair value estimates presented and discussed are based on pertinent information available to management as of the dates specified. The estimated fair value amounts are based on the exit price notion set forth by ASC 820. Although management is not aware of any factors that would significantly affect the estimated fair values, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since the balance sheet dates. Therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The information presented should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only required for a limited portion of the Company’s assets and liabilities. Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful.

F-53

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

As of the following dates, the carrying value and fair values of the Company’s financial instruments were:

		Fair Value Measurements at
		December 31, 2025 Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Financial Assets:
Cash and cash equivalents	$101,986	$101,986	$—	$—	$101,986
Available for sale securities	162,203	35,828	126,290	85	162,203
Loan level interest rate swaps	7,204	—	7,204	—	7,204
FHLB stock	1,957	—	1,957	—	1,957
Loans, net	953,385	—	—	944,816	944,816
Accrued interest receivable	4,882	—	4,882	—	4,882
Mortgage servicing rights	1,262	—	—	3,926	3,926
Financial Liabilities:
Deposits	$1,097,340	$—	$1,053,275	$—	$1,053,275
Mortgagors' escrow accounts	9,399	—	9,399	—	9,399
FHLB advances	25,153	—	26,982	—	26,982
Subordinated debt	5,155	—	5,155	—	5,155
Loan level interest rate swaps	7,204	—	7,204	—	7,204
Accrued interest payable	918	—	918	—	918

		Fair Value Measurements at
		December 31, 2024 Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Financial Assets:
Cash and cash equivalents	$37,484	$37,484	$—	$—	$37,484
Available for sale securities	159,947	29,693	130,154	100	159,947
Loan level interest rate swaps	6,743	—	6,743	—	6,743
FHLB stock	3,960	—	3,960	—	3,960
Loans, net	971,779	—	—	955,123	955,123
Accrued interest receivable	4,435	—	4,435	—	4,435
Mortgage servicing rights	1,592	—	—	4,370	4,370
Financial Liabilities:
Deposits	$1,020,783	$—	$968,878	$—	$968,878
Mortgagors' escrow accounts	9,425	—	9,425	—	9,425
FHLB advances	69,773	—	69,071	—	69,071
Subordinated debt	5,155	—	5,155	—	5,155
Loan level interest rate swaps	6,743	—	6,743	—	6,743
Accrued interest payable	943	—	943	—	943

F-54

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

15.   Accumulated Other Comprehensive Loss

The activity in accumulated other comprehensive loss for the years ended December 31, 2025 and 2024, is as follows:

	Accumulated Other Comprehensive Loss(1)
		Unrealized (losses)
		gains on
	Defined Benefit	available for sale
	Pension Plan	securities	Total
Balance at December 31, 2024	$(2,455)	$(10,480)	$(12,935)
Other comprehensive gain before reclassifications	664	4,225	4,889
Amounts reclassified from accumulated other comprehensive loss	116	—	116
Period change	780	4,225	5,005
Balance at December 31, 2025	$(1,675)	$(6,255)	$(7,930)

Balance at December 31, 2023	$(3,421)	$(26,077)	$(29,498)
Other comprehensive gain before reclassifications	730	2,924	3,654
Amounts reclassified from accumulated other comprehensive loss	236	12,673	12,909
Period change	966	15,597	16,563
Balance at December 31, 2024	$(2,455)	$(10,480)	$(12,935)

(1)	All amounts are net of tax. Related income tax expense or benefit is calculated using an income tax rate of 21.0%.

Details about accumulated other comprehensive loss components are as follows:

	Amount Reclassified from
	Accumulated Other Comprehensive
	Income for the Year Ended		Affected Line Item in the Consolidated
	December 31,		Statement of Income
	2025	2024
Securities available for sale(1):
Net securities losses reclassified into earnings	$—	$(16,041)	Net realized loss on sales of securities
Related income tax expense	—	3,368	Provision for income taxes
Net effect on accumulated other comprehensive loss for the period	—	(12,673)
Defined benefit pension plan(2):
Amortization of net loss and prior service costs	(147)	(298)	Other non-interest expense
Related income tax expense	31	62	Provision for income taxes
Net effect on accumulated other comprehensive gain or loss for the period	(116)	(236)
Total reclassifications for the period	$(116)	$(12,909)

(1)	For additional details related to unrealized gains and losses on securities and related amounts reclassified from accumulated other comprehensive loss see Note 2, “Available for Sale Securities.”

(2)	Included in the computation of net periodic pension cost. See Note 9, “Employee Benefits” for additional details.

F-55

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(In thousands, except share and per share data)

16.   Segment Reporting

The Company is a bank holding company, whose principal activity is the ownership and management of its wholly-owned subsidiary, Rhinebeck Bank. As a community-focused financial institution, the Company’s operations primarily involve offering loans and deposit products and providing financial advisory services to customers. Since management evaluates performance and makes strategic decisions based on a single, integrated banking operation, the Company is considered to have one reportable segment for financial reporting purposes.

Management makes operating decisions and assesses performance based on an ongoing review of these banking operations, The accounting policies of the banking operations segment are the same as those described in the summary of significant accounting policies. The Company's reportable segment is determined by the Chief Executive Officer, who serves as the chief operating decision maker (“CODM”). The CODM assesses the Company's products and services, which primarily consist of banking operations, and evaluates performance based on financial data provided.

Interest income from loans and other earning assets, and income from fee-based businesses provide banking operation revenue. Interest expense on deposits and other sources of funding, provisions for credit losses, and operating expenses, primarily salaries and employee benefits, occupancy, furniture and equipment, and data processing and communications, provide the significant expenses of banking operations. The Company currently operates as a single-segment and all operations are domestic

F-56

Rhinebeck Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

In thousands, except share and per share data)

17.   Earnings Per Share

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed in a manner similar to that of basic earnings per share except that the weighted-average number of common shares outstanding is increased to include the number of incremental shares (computed using the treasury method) that would have been outstanding if all potentially dilutive common stock equivalents (such as options) were issued during the period. Unearned ESOP shares are not deemed outstanding for earnings per share calculations.

	Year Ended December 31,
	2025	2024
Net income (loss) applicable to common stock	$10,045	$(8,620)

Average number of common shares outstanding	11,100,624	11,074,170
Less: Average unearned ESOP shares	294,603	316,420
Average number of common shares outstanding used to calculate basic earnings per common share	10,806,021	10,757,750
Additional common stock equivalents (nonvested stock) used to calculate diluted earnings per share	5,423	—
Additional common stock equivalents (stock options) used to calculate diluted earnings per share	145,984	—
Weighted-average common shares and common stock equivalents used to calculate diluted earnings per share	10,957,428	10,757,750

Earnings (loss) per common share:
Basic	$0.93	$(0.80)
Diluted (1)	$0.92	$(0.80)

(1)    Because the Company was in a net loss position for the year ended December 31, 2024, diluted net loss per share is the same as basic net loss per share, as the inclusion of potentially dilutive common shares would have been anti-dilutive. The weighted average anti-dilutive common shares not included in the calculation of diluted earnings per share were 97,954.

18.   Subsequent Events

On February 10, 2026, Rhinebeck Bancorp, MHC adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which Rhinebeck Bancorp, MHC will undertake a “second-step” conversion and the Bank, the Company’s wholly owned subsidiary, will reorganize from the two-tier mutual holding company structure to the fully-public stock holding company structure. Pursuant to the Plan, (i) the shares of the Company’s common stock held by persons other than Rhinebeck Bancorp, MHC will be converted into new shares of the Company’s common stock based on an exchange ratio designed to preserve the percentage ownership interests of such persons (excluding shares of Company common stock purchased in the stock offering described below and cash received in lieu of issuance of fractional shares of Company common stock, and as adjusted to reflect certain assets held by Rhinebeck Bancorp, MHC), and the shares held by Rhinebeck Bancorp, MHC will be canceled, and (ii) the Company will offer and sell shares of common stock, representing the ownership interest of Rhinebeck Bancorp, MHC in the Company, in a subscription offering and, if necessary, in a community offering and a syndicated community offering and/or firm commitment underwritten offering. The number and price of shares of Company common stock to be sold in the offering and the exchange ratio will be based on the Company’s pro forma market value on a fully converted basis, as determined by an independent appraisal. The Plan is subject to regulatory approval as well as approval by the depositors of the Bank and by the Company’s stockholders.

F-57

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of shares of common stock being registered.

*	Registrant’s Legal Fees and Expenses	$1,100,000
*	Registrant’s Accounting Fees and Expenses, Including Tax Opinion Fees	160,000
*	Marketing Agent Fees and Expenses	185,000
*	Data Conversion Fees and Expense	60,000
*	Appraisal Fees and Expenses	137,500
*	Printing, Postage, Mailing and EDGAR Fees	400,000
*	Filing Fees (Nasdaq, FINRA, SEC, NYSDFS)	57,728
*	Transfer Agent Fees and Expenses	35,000
*	Business Plan Fees and Expenses	80,000
*	Proxy Solicitation Fees and Expenses	40,000
*	Other	44,772
*	Total	$2,300,000

*	Estimated.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Rhinebeck Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such. References to the MGCL refer to Maryland General Corporation Law:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.            Indemnification. The Corporation shall indemnify (i) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.            Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

C.            Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.            Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.            Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.            Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 by the stockholders of the Corporation or the Board of Directors shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability.

An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officer and directors, then the personal liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letters between Rhinebeck Bank and Keefe, Bruyette & Woods*
1.2	Form of Agency Agreement between Rhinebeck Bank, Rhinebeck Bancorp, Inc., Rhinebeck Bancorp, MHC and Keefe, Bruyette & Woods
2	Amended and Restated Plan of Conversion and Reorganization of Rhinebeck Bancorp, Inc.
3.1	Articles of Incorporation of Rhinebeck Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Rhinebeck Bancorp, Inc. (File No. 333-227266), originally filed with the Securities and Exchange Commission on September 10, 2018)
3.2	Amended and Restated Bylaws of Rhinebeck Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Rhinebeck Bancorp, Inc. (File No. 001-38779), filed with the Securities and Exchange Commission on September 27, 2019)
4	Form of Common Stock Certificate of Rhinebeck Bancorp, Inc.*
5	Opinion of Luse Gorman, PC regarding legality of securities being registered*
8.1	Federal Tax Opinion*
8.2	State Tax Opinion*
10.1	Employment Agreement by and among Rhinebeck Bancorp, Inc., Rhinebeck Bank and Matthew J. Smith, dated as of September 16, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Rhinebeck Bancorp, Inc. (File No. 001-38779), filed with the Securities and Exchange Commission on September 16, 2025) †
10.2	Employment Agreement between Rhinebeck Bank and Jamie J. Bloom, dated as of September 6, 2018 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 of Rhinebeck Bancorp, Inc. (File No. 333-227266), originally filed with the Securities and Exchange Commission on September 10, 2018) †
10.3	Change in Control Agreement between Rhinebeck Bank and Kevin Nihill, dated July 8, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Rhinebeck Bancorp, Inc. (File No. 001-38779), filed with the Securities and Exchange Commission on June 25, 2024). †
10.4	Retirement Separation Agreement, dated as of March 21, 2025, by and among Rhinebeck Bancorp, Inc., Rhinebeck Bank and Michael J. Quinn (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Rhinebeck Bancorp, Inc. (File No. 001-38779), filed with the Securities and Exchange Commission on March 21, 2025). †
10.5	Supplemental Executive Retirement Agreement between Rhinebeck Bank and Michael J. Quinn, dated January 1, 2008 (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 of Rhinebeck Bancorp, Inc. (File No. 333-227266), originally filed with the Securities and Exchange Commission on September 10, 2018) †
10.6	Rhinebeck Bank Split Dollar Life Insurance Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 of Rhinebeck Bancorp, Inc. (File No. 333-227266), originally filed with the Securities and Exchange Commission on September 10, 2018) †
10.7	Rhinebeck Bank Executive Short-Term Incentive and Retention Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 of Rhinebeck Bancorp, Inc. (File No. 333-227266), originally filed with the Securities and Exchange Commission on September 10, 2018) †
10.8	Rhinebeck Bank Executive Long-Term Incentive and Retention Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 of Rhinebeck Bancorp, Inc. (File No. 333-227266), originally filed with the Securities and Exchange Commission on September 10, 2018) †
10.9	New Director Fee Continuation Agreement between Rhinebeck Bank and William C. Irwin, dated January 1, 2008 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 of Rhinebeck Bancorp, Inc. (File No. 333-227266), originally filed with the Securities and Exchange Commission on September 10, 2018) †

10.10	Rhinebeck Bancorp, Inc. 2020 Equity Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the 2020 Annual Meeting of Stockholders (File No. 001-38779), filed with the Securities and Exchange Commission on April 21, 2020). †
10.11	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (File No. 333-239811), filed with the Securities and Exchange Commission on July 10, 2020). †
10.12	Form of Incentive Stock Award Agreement (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-8 (File No. 333-239811), filed with the Securities and Exchange Commission on July 10, 2020). †
10.13	Form of Non-Qualified Stock Award Agreement (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8 (File No. 333-239811), filed with the Securities and Exchange Commission on July 10, 2020). †
10.14	Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the Annual Meeting of Stockholders (File No. 001-38779), filed with the Securities and Exchange Commission on April 15, 2025). †
10.15	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (File No. 333-292212), filed with the Securities and Exchange Commission on December 17, 2025). †
10.16	Form of Incentive Stock Award Agreement (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-8 (File No. 333-292212), filed with the Securities and Exchange Commission on December 17, 2025). †
10.17	Form of Non-Qualified Stock Award Agreement (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8 (File No. 333-292212), filed with the Securities and Exchange Commission on December 17, 2025). †
21	Subsidiaries of Rhinebeck Bancorp, Inc.*
23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5 and 8.1)*
23.2	Consent of Wolf & Co., LLP
23.3	Consent of Wolf & Co., LLP with respect to state tax opinion (set forth in Exhibit 8.2)*
23.4	Consent of RP Financial, LC.*
24	Power of Attorney (set forth on the signature page to this Registration Statement)*
99.1	Engagement Letter with RP Financial, LC. to serve as appraiser*
99.2	Letter of RP Financial, LC. with respect to subscription rights*
99.3	Appraisal Report of RP Financial, LC.*
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Letter of RP Financial, LC. with respect to liquidation rights*
99.7	Form of Rhinebeck Bancorp, Inc. Stockholder Proxy Card
107	Filing Fee Table*

†	Management contract or compensation plan or arrangement.
*	Previously filed.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Poughkeepsie, State of New York, on April 24, 2026.

Rhinebeck Bancorp, Inc.

By:	/s/ Matthew J. Smith
Matthew J. Smith
President, Chief Executive Officer and Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Matthew J. Smith	President, Chief Executive Officer and Director	April 24, 2026
Matthew J. Smith	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	April 24, 2026
Kevin Nihill	(Principal Financial Officer)

*	Senior Vice President, Chief Accounting Officer	April 24, 2026
Phillip Lekanides	(Principal Accounting Officer)

*	Chairman of the Board	April 24, 2026
William C. Irwin

*	Director	April 24, 2026
Donald E. Beeler, Jr.

*	Director	April 24, 2026
Christopher W. Chestney

Signatures	Title	Date

*	Director	April 24, 2026
Freddimir Garcia

*	Director	April 24, 2026
Steven E. Howell

*	Director	April 24, 2026
Shannon Martin LaFrance

*	Director	April 24, 2026
Sharon A. McGinnis

*	Director	April 24, 2026
Nancy K. Patzwahl

*Pursuant to Power of Attorney dated March 13, 2026.